      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 1999

                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                Futech Interactive Products                                      Futech Toys & Games, Inc.
                      (Delaware), Inc.                             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
   (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                                                                           Nevada
                          Delaware                                    (STATE OR OTHER JURISDICTION OF INCORPORATION OR
      (STATE OR OTHER JURISDICTION OF INCORPORATION OR                                 ORGANIZATION)
                        ORGANIZATION)
                                                                                            3944
                            3944                                  (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)
  (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)
                                                                                        APPLIED FOR
                        APPLIED FOR                                         (I.R.S. EMPLOYER IDENTIFICATION NO.)
            (I.R.S. EMPLOYER IDENTIFICATION NO.)
                                                                                 Futech Toys & Games, Inc.
             Futech Interactive Products, Inc.                                     c/o Fundex Games, Ltd.
             2999 North 44th Street, Suite 225                                       2257 Directors Row
                Phoenix, Arizona 85018-7247                                     Indianapolis, Indiana 46241
                       (602) 808-8765                                                  (317) 248-1080
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,             (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                     INCLUDING AREA CODE,                                           INCLUDING AREA CODE,
        OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)                     OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                            ------------------------

                           FREDERICK B. GRETSCH, SR.

                                   Secretary
                       Futech Interactive Products, Inc.
                       2999 North 44th Street, Suite 225
                          Phoenix, Arizona 85018-7247
                                 (602) 808-8765
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                              P. ROBERT MOYA, ESQ.
                                QUARLES & BRADY
                       ONE EAST CAMELBACK ROAD, SUITE 400
                          PHOENIX, ARIZONA 85012-1649
                           TELEPHONE: (602) 230-5500
                           FACSIMILE: (602) 230-5598
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G. check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

                        CALCULATION OF REGISTRATION FEE
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      TITLE OF EACH CLASS OF            AMOUNT TO BE         PROPOSED MAXIMUM          PROPOSED MAXIMUM           AMOUNT OF
   SECURITIES TO BE REGISTERED         REGISTERED(1)      OFFERING PRICE PER UNIT  AGGREGATE OFFERING PRICE    REGISTRATION FEE
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Futech Interactive Products
  (Delaware) Inc. Common Stock,
  $.0001 par value................    6,500,000 shares             (2)                 $14,269,669(2)             $3,967(3)
Futech Interactive Products
  (Delaware) Inc. Promissory
  Notes...........................       $2,600,000
Futech Interactive Products
  (Delaware) Inc. Conditional
  Rights..........................          (4)
Futech Toys & Games, Inc.
  Promissory Notes................       $4,250,000
Guarantee or Promissory Notes of
  Futech Toys & Games, Inc. by
  Futech Interactive Products
  (Delaware) Inc..................          (4)
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(1) The specified maximum amounts of each class of securities being registered is estimated based on the number of outstanding shares of each of the merging companies and the terms of the Merger Agreement.

(2) Estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(f), based on the market value as of June 4, 1999, of the Janex stock to be canceled in the mergers (i.e., $.23 per share) and one third of the par value or stated value of the Futech stock to be canceled in the mergers, which had an accumulated deficit as of March 31, 1999, and book value of the other securities to be canceled in the mergers, all of which did not have a market value as of March 31, 1999.
(3) Calculated pursuant to Rule 457 (at the statutory rate of .000278 of the maximum aggregate offering price) and paid with this filing of the Registration Statement.
(4) The Conditional Rights consist of the promise of Futech Interactive Products (Delaware) Inc. to issue additional stock to the former Trudy stockholders or to exchange their stock received in the mergers for unsecured debentures in the future under certain circumstances. Futech Interactive Products (Delaware) Inc. is also registering under this Registration Statement its Guarantee and all other obligations that it may have with respect to the promissory notes to be issued by Futech Toys & Games, Inc. No separate consideration will be received for the Conditional Rights, the Guarantee, or any other obligations.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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                   Subject to Completion, dated June 7, 1999

                  FUTECH INTERACTIVE PRODUCTS (DELAWARE) INC.
                       FUTECH INTERACTIVE PRODUCTS, INC.
                           JANEX INTERNATIONAL, INC.
                               TRUDY CORPORATION
                               FUNDEX GAMES, LTD.
                                 DAMERT COMPANY

                           PROSPECTUS/PROXY STATEMENT

     This prospectus/proxy statement, together with the related prospectus/proxy statement supplement for each of the merging companies identified below, constitutes the prospectus of Futech Interactive Products (Delaware) Inc. ("New Futech") and Futech Toys & Games, Inc., ("New Sub") in connection with the offer and issuance of their securities pursuant to the Merger Agreement dated as of June 7, 1999, by and among Janex International, Inc., Futech Interactive Products, Inc., Trudy Corporation, Fundex Games, Ltd., DaMert Company, New Futech and New Sub. Under the Merger Agreement, first Futech and then Janex, Trudy, and DaMert will merge with and into New Futech, which will survive the mergers, and Fundex will merge into New Sub, which will survive as a wholly-owned subsidiary of New Futech. Each share of outstanding stock of any of the merging companies immediately prior to the mergers (other than dissenting shares) will be converted into the right to receive a combination of cash, shares of New Futech stock and promissory notes of New Futech or New Sub, each in specified amounts for each merging company. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT" beginning at page 14. Outstanding options for shares of Futech, Janex, Trudy and Fundex will also be converted into options for shares of common stock of New Futech, and employment agreements with key executives (including affiliates of the merging companies) will provide for additional options for New Futech common stock. Excluding any additional shares that may be issued to Trudy stockholders if a public market develops for New Futech stock at an initial price of less than $7.50 per share and assuming no outstanding options or warrants are exercised prior to the mergers, a minimum aggregate of 5,867,628 shares and a maximum aggregate of 5,955,297 shares of New Futech common stock, a minimum aggregate of $1,018,330 and a maximum aggregate of up to $2,116,830 in cash and a minimum aggregate of $5,751,500 and a maximum aggregate of $6,850,000 in promissory notes of New Futech or New Sub, will be issued to the stockholders of Janex, Futech, Trudy, Fundex and DaMert in the mergers. In addition, certain outstanding indebtedness in the amount of $10,000,000 is expected to be exchanged for 2,222,222 shares of New Futech preferred stock shortly after the mergers. Former stockholders of Fundex may exchange their New Futech common stock for the license rights in the "Phase 10" family of games and former stockholders of Trudy may become entitled to receive additional shares of New Futech common stock or to exchange the New Futech shares or debentures in the future under certain circumstances.

     This prospectus/proxy statement and the related prospectus/proxy statement supplement for the applicable merging company also are being furnished to you and the other stockholders of each merging company in connection with the solicitation of proxies by your board of directors for use at the Special Meeting of Stockholders at which your directors will ask you to consider and vote upon a proposal to approve and adopt the Merger Agreement.

     The mergers cannot be consummated unless: (a) stockholders of Futech, Janex, Trudy, Fundex and DaMert, voting separately at their respective meetings of stockholders, each approve the mergers, and (b) other conditions included in the Merger Agreement are either satisfied or waived. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT."

     This prospectus/proxy statement and the related prospectus/proxy statement supplement are first being mailed to stockholders of Futech, Janex, Trudy,
Fundex and DaMert on or about              , 1999.

     THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROSPECTUS/PROXY STATEMENT AND THE RELATED PROSPECTUS/PROXY STATEMENT SUPPLEMENT. THE PROPOSED MERGERS ARE COMPLEX TRANSACTIONS. WE STRONGLY URGE YOU TO READ AND CONSIDER CAREFULLY THIS PROSPECTUS/PROXY STATEMENT AND THE RELATED PROSPECTUS/PROXY STATEMENT SUPPLEMENT IN THEIR ENTIRETY, PARTICULARLY THE MATTERS REFERRED TO UNDER "RISK FACTORS" BEGINNING ON PAGE 8.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus/proxy statement or the accompanying prospectus/proxy statement supplement is truthful or complete. Any representation to the contrary is a criminal offense.

         The date of this prospectus/proxy statement is              , 1999.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS/PROXY STATEMENT AND THE ACCOMPANYING PROSPECTUS/PROXY STATEMENT SUPPLEMENT. NEITHER NEW FUTECH NOR ANY OF THE MERGING COMPANIES HAS AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. NEW FUTECH AND NEW SUB ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS PROXY/ STATEMENT AND THE ACCOMPANYING PROSPECTUS/PROXY STATEMENT SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE ON THE FRONT OF THESE DOCUMENTS. THE BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS OF NEW FUTECH OR OF ANY OF THE MERGING COMPANIES MAY HAVE CHANGED SINCE THAT DATE.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY.....................................................   1
  Brief Description of Parties..............................   1
  New Futech's Business Strategy............................   2
  Summary Description of Merger and Merger Agreement........   3
  Conditions to the Mergers.................................   4
  Dissenters' Rights; Comparison of Stockholders' Rights....   4
  Procedures for Exchange of Certificates...................   4
  Phase 10 Rights of Fundex Stockholders; Conditional Rights
     of Trudy Stockholders..................................   5
  Other Interests of Certain Persons in the Mergers;
     Conflicts of Interest..................................   5
  Certain Federal Income Tax Consequences...................   5
  Comparative Market Price and Dividend Information.........   5
  Comparative Historical and Pro Forma Per Share Data.......   6
  Restrictions on Resales by Affiliates of the Merging
     Companies..............................................   7
RISK FACTORS................................................   8
DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT.........  14
  Effective Time and Consequences...........................  14
  Basic Terms of Merger Agreement...........................  14
  Exchange of Shares........................................  17
  Background of the Mergers.................................  17
  Special Arrangements Relating to New Sub and "Phase 10"
     Assets.................................................  20
  Employment Agreements with Affiliates.....................  21
  Other Aspects of the Merger Agreement; Certain Covenants
     of the Merging Companies...............................  21
  Indemnification by New Futech and by Certain
     Stockholders...........................................  23
  Regulatory Matters........................................  23
  Conditions to Closing.....................................  23
  Dissenters' Rights........................................  24
  Termination of the Merger Agreement.......................  24

                                                              PAGE
                                                              ----
UNAUDITED PRO FORMA FINANCIAL DATA..........................  25
NEW FUTECH'S BUSINESS.......................................  33
  Company Overview..........................................  33
  Competitive Advantages....................................  34
  Business Strategy.........................................  34
  Sales Strategy............................................  35
  Marketing Strategy........................................  36
  Public Relations Strategy.................................  36
  Growth Strategy...........................................  36
  Overview of Operating Units and Their Industries..........  39
  Licensing Technology and Other Rights to Other
     Companies..............................................  44
  Recent Acquisitions.......................................  45
  Reasons for Mergers.......................................  46
  Specific Reasons for Previous Acquisitions and Proposed
     Mergers................................................  46
  Integration of Merging Companies' Facilities..............  48
  Integration of Management of Managing Companies...........  48
  Strategy for Future Acquisitions..........................  49
  Product Design............................................  49
  Proprietary Product Lines.................................  50
  Strategy for Licensing Characters.........................  54
  Proprietary Technology and Patented Technology............  55
  Manufacturing.............................................  56
  Customer Base.............................................  56
  Markets...................................................  56
  Competition...............................................  57
  Research and Development..................................  58
  Distribution and Logistics................................  58
  Employees.................................................  58
  Properties................................................  58
  Government Regulations....................................  59
  Legal Proceedings.........................................  59
NEW FUTECH'S MANAGEMENT.....................................  60
  Directors and Executive Officers..........................  60
  Management Team...........................................  61
  Employment Agreements.....................................  62
  Executive Compensation....................................  63
  Compensation of Directors.................................  64
  1999 Stock Option Plan....................................  66
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............  69
NEW FUTECH'S STOCKHOLDERS...................................  72

                                                              PAGE
                                                              ----
DESCRIPTION OF NEW FUTECH CAPITAL STOCK.....................  74
EXPERTS.....................................................  74
LEGAL MATTERS...............................................  74
WHERE YOU CAN FIND MORE INFORMATION.........................  75
INDEX TO FINANCIAL STATEMENTS...............................  F-1
APPENDICES
  Appendix A -- Merger Agreement............................  A-1
  Appendix B -- Certificate of Futech Interactive Products
     (Delaware) Inc. .......................................  B-1

                                    SUMMARY

     This summary should be read in conjunction with the more detailed information appearing elsewhere in this prospectus/proxy statement and the related prospectus/proxy statement supplement for each of the merging companies.

BRIEF DESCRIPTION OF PARTIES

     NEW FUTECH. New Futech is a newly-organized Delaware corporation that has been formed to be the surviving parent corporation under the Merger Agreement. New Futech has had no operations prior to the date of this prospectus/proxy statement. Under the Merger Agreement, first Futech and then Janex, Trudy and DaMert will merge with and into New Futech, which will survive the mergers. As a part of the mergers, New Futech will change its name to "Futech Interactive Products, Inc." New Futech's address is:

     Futech Interactive Products, Inc.
     2999 North 44th Street, Suite 225
     Phoenix, Arizona 85018-7247
     (602) 808-8765

     NEW SUB. New Sub is a newly-organized Nevada corporation that has been formed to be the surviving subsidiary corporation of New Futech under the Merger Agreement. New Sub has had no operations prior to the date of this prospectus/proxy statement. Under the Merger Agreement, Fundex will merge with and into New Sub, which will survive that merger as a wholly-owed subsidiary of New Futech. The stock of New Sub will be pledged to the former stockholders of Fundex to secure the promissory notes of New Sub issued to them in connection with the mergers. In addition, the former stockholders of Fundex who do not elect the All Cash Alternative will receive a conditional option to purchase New Sub's license to market the "Phase 10" family of games in 2002 in exchange for the New Futech stock they receive in the mergers (but not the cash or promissory notes), exercisable only if either (a) the promissory notes of New Sub are not paid when done or (b) the stock has not achieved targeted liquidity and a valuation of at least $7.50 per share ($4,500,000 in the aggregate, if no stockholders elect the All Cash Alternative) within three years after the completion of the mergers. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT." New Sub's address is:

     Futech Toys & Games, Inc.
     c/o Fundex Games, Ltd.
     2257 Directors Row
     Indianapolis, Indiana 46241
     (317) 248-1080

     FUTECH. Futech designs, publishes, hires subcontractors to manufacture and markets interactive, educational, promotional and entertainment products (i.e., books, game boards with sound capabilities and specialty post cards) targeted primarily towards children. Futech's patented technology utilizes specialized conductive ink to print interactive touch points. These touch points trigger speech, music and sound effects. Futech also distributes proprietary products, as well as those of third party publishers, to warehouse clubs, mass market retailers, national book chains, specialty and independent retailers and major toy chains. Futech's address is:

     Futech Interactive Products, Inc.
     2999 North 44th Street, Suite 225
     Phoenix, Arizona 85018-7247
     (602) 808-8765

     JANEX. Janex was incorporated in Colorado in 1986. Janex designs, hires subcontractors to manufacture and markets children's toys, banks, flashlights and battery operated toothbrushes marketed under the brand name Janex. Janex incorporates licensed characters into many of its products, and sells its products to United States mass merchant retailers, toy specialty stores and department stores. Janex's address is:

     Janex International, Inc.
     c/o Futech Interactive Products, Inc.
     2999 North 44th Street, Suite 225
     Phoenix, Arizona 85018-7247
     (602) 808-8765

     TRUDY. Trudy Corporation was initially organized as a Connecticut corporation under the name "Norwest Manufacturing Corporation" in 1979. Trudy, which does business under the name Soundprints, publishes juvenile story books and audio-cassettes which are sold in conjunction with contract manufactured educational toys to the retail and mail order markets. Trudy's address is:

     Trudy Corporation
     353 Main Avenue
     Norwalk, CT 06851-1552
     (203) 846-2274

     FUNDEX. Fundex Games, Ltd. was originally incorporated in the State of Indiana as "Third Quarter, Inc." in 1991. Fundex develops, markets, and distributes a variety of games and toys for both children and adults, including:

     - card games, puzzles and board games, including the Phase 10 card game and its sister products;

     - skill and action games for children;

     - games, puzzles and toys featuring characters licensed from third parties; and

     - spring and summer toys for children, including jump ropes, water toys and water games.

     Fundex's address is:

     Fundex Games, Ltd.
     2237 Directors Row
     Indianapolis, Indiana 46241
     (317) 248-1080

     DAMERT. DaMert Company was founded in 1973 and incorporated in 1979. DaMert creates and produces toy and gift products targeted primarily to children ages 6-12 with nature and science themes. Presently, the product base includes over 200 toys, gifts and puzzles selling through catalogs, museums, department stores, specialty stores and toy stores nationwide. DaMert's address is:

     DaMert Company
     1609 Fourth Street
     Berkeley, California 94710
     (510) 524-7400

NEW FUTECH'S BUSINESS STRATEGY

     Through the mergers, New Futech will become a diversified children's product company that designs, develops and distributes proprietary children's products such as books, games, toys and stationary. Many of New Futech's products will incorporate its proprietary interactive technologies, which we expect to provide significant competitive advantages when combined with the synergy of the five merging companies.

     We expect to operate using an entrepreneurial style of management with five separate business operating units. Each unit will have a vice president responsible for its performance, including day-to-day operations, products and sales. Corporate management and staff will be responsible for support and coordination of the five business units.

     New Futech's objective is to become a significant designer, developer and distributor of affordable children's products. While the mergers are a major step toward achieving this objective, New Futech intends to expand product lines, enhance product brand awareness, enhance operational efficiencies, expand distribution, strengthen and accelerate research and development, penetrate international markets, raise additional capital, capitalize on proprietary brand names and pursue additional, big name licenses, enhance gross profit margins, enter supplementary education channels of distribution, and take advantage of expected public relations opportunities.

     New Futech will begin with a diversified base of established retail customers (representing over 26,000 retail locations) that we believe will allow us to significantly expand sales, especially the distribution of our proprietary products. With our experienced management team, we believe the mergers will provide the opportunity to sustain profitable growth into the future.

SUMMARY DESCRIPTION OF MERGER AND MERGER AGREEMENT

     Under the Merger Agreement, first Futech and then Janex, Trudy, and DaMert will merge with and into New Futech, which will survive the mergers, and Fundex will merge into New Sub, which will survive as a wholly-owned subsidiary of New Futech. Each share of outstanding stock of any of the merging companies immediately prior to the mergers (other than dissenting shares) will be converted into the right to receive a combination of cash, shares of New Futech stock, and promissory notes of New Futech or New Sub, each in specified amounts for each merging company. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT." Outstanding options for shares of Futech, Janex Trudy and Fundex will also be converted into options for shares of common stock of New Futech, and employment agreements with key executives (including affiliates of the merging companies) will provide for additional options for New Futech Common Stock. Assuming no outstanding options or warrants are exercised prior to the mergers, a minimum aggregate of 5,865,297 and a maximum aggregate of up to 5,955,297 shares of New Futech common stock, a minimum aggregate of $1,018,330 and a maximum aggregate of up to $2,116,830 in cash and a minimum aggregate of $5,751,500 a maximum aggregate up to $6,850,000 in promissory notes of New Futech or New Sub will be issued to the shareholders of Janex, Futech, Trudy, Fundex and DaMert in the mergers, not counting conversions of outstanding options or new options granted in connection with employment agreements. Certain outstanding indebtedness in the amount of $10,000,000 is expected to be exchanged for 2,222,222 shares of New Futech preferred stock shortly after the mergers. In addition, unless the New Futech stock becomes publicly traded at a value of at least $7.50 per share by the fifth anniversary of the closing, Trudy shareholders will receive additional shares or a right to exchange their shares for five year debentures under certain circumstances. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT."

     Fundex will merge with and into New Sub, which will survive that merger as a wholly-owed subsidiary of New Futech. The stock and assets of New Sub will be pledged to the former stockholders of Fundex to secure the promissory notes issued to them in connection with the mergers. In addition, the former stockholders of Fundex will receive a conditional option to purchase New Sub's license to market the "Phase 10" family of games in 2002 in exchange for the New Futech stock they receive in the mergers (but not the cash or promissory notes), exercisable only if the promissory notes have not been repaid or the New Futech stock received by the former Fundex stockholders in the mergers has not achieved targeted liquidity and a valuation of at least $7.50 per share (an aggregate of $4,500,000 if no Fundex stockholders elect the All Cash Alternative in the mergers) within three years after the completion of the mergers. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT."

CONDITIONS TO THE MERGERS

     The mergers cannot occur unless each class of outstanding voting stock of each of the merging companies, by the affirmative vote of a majority of the outstanding shares, votes to approve the mergers. Futech has the right to terminate the Merger Agreement if holders who are otherwise entitled to receive 5% or more of the aggregate merger consideration to stockholders of all of the merging companies combined (based on an assumed value of $7.50 per share of New Futech common stock) exercise their dissenters' rights with respect to the mergers. The mergers are also subject to a number of conditions of the type that are customary in business combination transactions. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT."

DISSENTERS' RIGHTS; COMPARISON OF STOCKHOLDER RIGHTS

     Each stockholder of each of the merging companies will have the right to dissent from the mergers and receive the fair value of his or her stock instead of receiving the merger consideration described in the Merger Agreement. The particular requirements applicable to the stockholders of each merging company who may wish to dissent are described in the prospectus/proxy statement supplement for that merging company. The prospectus/proxy statement supplement also compares the rights of stockholders of the merging company under its articles or certificate of incorporation, bylaws and applicable state law with the rights of stockholders of New Futech under its certificate of incorporation, bylaws and Delaware law. Copies of the supplements provided to the stockholders of any merging company will be provided without charge upon request to New Futech by any stockholder of another merging company.

PROCEDURES FOR EXCHANGE OF CERTIFICATES

     Promptly after the effective time of the mergers, the exchange agent under the Merger Agreement will mail to each record holder of an outstanding share of stock of any of the merging companies, other than stockholders who perfect their dissenters' rights under applicable law, a form of letter of transmittal and instructions for use in surrendering their old stock certificates for certificates representing shares of New Futech stock, promissory notes and cash. Until surrendered as contemplated in the merger agreements, and except for stockholders who dissent, after the mergers the old stock certificates will represent only the right to receive the applicable consideration under the Merger Agreement, without interest. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT -- Exchange of Shares."

PHASE 10 RIGHTS OF FUNDEX STOCKHOLDERS; CONDITIONAL RIGHTS OF TRUDY STOCKHOLDERS

     If the mergers occur, the former stockholders of Fundex will receive, in addition to the cash, promissory notes of New Sub and stock of New Futech described herein, the right, during a 60 day period beginning three years after the mergers occur, to exchange all of the New Futech stock they received in the mergers (but not stock received pursuant to stock options) for the "Phase 10" license rights acquired by New Sub from Fundex in the mergers. Also, New Sub has pledged its assets (subordinated to certain indebtedness) and New Futech has pledged all of the stock of New Sub to secure payment of the one year promissory notes issued to the former Fundex stockholders and has made certain other promises related to the capitalization and operation of the Phase 10 assets. See "CERTAIN TRANSACTIONS." Unless the New Futech becomes publicly traded at a value of at least $7.50 per share by the fifth anniversary of the mergers, Trudy stockholders will receive additional shares or a right to exchange their shares for five year debentures. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT."

OTHER INTERESTS OF CERTAIN PERSONS IN THE MERGERS; CONFLICTS OF INTEREST

     Some of the current officers and directors of the merging companies will become officers, directors and employees of New Futech after the merger, and some of them or their affiliates will receive employment contracts or other long term service contracts with New Futech. In addition, New Futech has promised to repay certain indebtedness of the merging companies to those persons and has promised to secure the release of their outstanding personal guarantees and collateral pledges with respect to outstanding obligations of certain of the merging companies. See "CERTAIN TRANSACTIONS." These agreements could create a conflict of interest for the affected officers and directors of the merging companies. The board of directors of each merging company was aware of these conflicts and considered them and other matters in determining that they should recommend approval of the mergers. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT -- Background of the Mergers" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The mergers are intended to be "tax free reorganizations" so that no gain or loss will be recognized by either the merging companies or their stockholders with respect to the portion of the merger consideration that consists of common stock of New Futech, except that a gain or loss will be recognized by the minority shareholders of Janex in connection with its merger into New Futech. Gain or loss also will be recognized by the other stockholders with respect to the portion of the merger consideration to them that consists of cash (including cash in lieu of fractional shares), or promissory notes, or certain other property of New Futech or New Sub. However, no request has been or will be made for a ruling from the Internal Revenue Service. We urge the stockholders of each of the merging companies to consult their own tax advisors regarding all tax consequences of the mergers. See "THE MERGERS AND RELATED
TRANSACTIONS -- Certain Federal Tax Matters" in the prospectus/proxy statement supplement applicable to each merging company.

COMPARATIVE MARKET PRICE AND DIVIDEND INFORMATION

     There is no public trading market for the securities of New Futech or of Futech, Fundex or DaMert. For purposes of the merger negotiations, the parties valued New

Futech stock at about $7.50 per share, though no appraisal or other independent valuation was obtained. Janex common stock is traded on the OTC Bulletin Board under the symbol "JANX." Janex Preferred Stock is not traded. There is no established public trading market for Trudy common stock, although it is traded sporadically on the OTC Bulletin Board under the symbol "TRDY." The following table sets forth the high and low bid prices per share for the Janex common stock for each fiscal quarter from January 1, 1997, through May 29, 1999, as reported by the National Association of Securities Dealers and the OTC Bulletin Board and as adjusted to reflect the conversion of shares of Janex stock not held by Futech into shares of common stock of New Futech in the mergers. The historical quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and do not necessarily represent actual transactions. On June 4, 1999 (the business day before the Merger Agreement was signed), the closing price of the Janex common stock was $0.23 per share.

                                                                    PRICE PER
                                                                    NEW FUTECH
                                                                SHARE RECEIVED IN
                                        HISTORICAL PRICES            MERGERS
                                        ------------------      ------------------
JANEX COMMON STOCK                       HIGH        LOW         HIGH        LOW
------------------                      ------      ------      ------      ------
Year Ended December 31, 1997
  1st Quarter.....................      $1.44       $ .56       $43.20      $16.80
  2nd Quarter.....................        .75         .31        22.50        9.30
  3rd Quarter.....................        .67         .05        20.10        1.50
  4th Quarter.....................        .55         .13        16.50        3.90
Year Ended December 31, 1998
  1st Quarter.....................       0.50        0.19        15.00        5.70
  2nd Quarter.....................       0.48        0.19        14.40        5.70
  3rd Quarter.....................       0.24        0.07         7.20        2.10
  4th Quarter.....................       0.39        0.12        11.70        3.60
Year Ending December 31, 1999
  1st Quarter.....................       0.35        0.17        10.50        5.10
  2nd Quarter (through May 29,
     1999)........................       0.27        0.20         8.10        6.00

     As of March 31, 1999, there were approximately 781 and one stockholder(s) of record of Janex common and preferred stock, respectively, as shown on the records of its transfer agent. On the same date, there were 61 record holders of Fundex common stock, 126 record holders of Futech common stock, three record holders of Futech preferred stock, one record holder of DaMert common stock and 1,484 holders of Trudy common stock.

     None of the merging companies has paid dividends on its common stock and none of them anticipates paying dividends in the foreseeable future.

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

     New Futech is a newly organized corporation with no historical operations. For information about the pro forma net income and book value per share of New Futech and the historical and equivalent pro forma per share data of each of the merging companies, see "COMPARATIVE PER SHARE DATA."

RESTRICTIONS ON RESALES BY AFFILIATES OF THE MERGING COMPANIES

     In connection with the mergers, we expect each affiliate of any of the merging companies will not be permitted to sell shares of New Futech Common Stock received in the mergers except in compliance with Rule 145 or otherwise in compliance with the Securities Act.

                                  RISK FACTORS

     In addition to the other information included in this prospectus/proxy statement and in the prospectus/proxy statement supplement applicable to you, you should carefully consider the risks described below in determining whether to approve the Merger Agreement.

NEW FUTECH WILL INITIALLY DEPEND HEAVILY ON BORROWINGS.

     Based on the most recently available balance sheets of each of the merging companies and the terms of the Merger Agreement (including the required payments of cash and promissory notes to stockholders of the merging companies), after the mergers New Futech's consolidated current assets will be about $15,000,000, its consolidated current liabilities will be about $38,000,000, its total consolidated liabilities will be about $52,700,000, and its consolidated tangible net worth will be about $2,900,000. Thus, about 95% of New Futech's total consolidated capital will be from borrowings. Of this amount, $3,500,000 is under loan agreements that are currently in default and will need to be replaced or renegotiated shortly after the mergers. The high level of borrowing poses substantial risks to New Futech and its stockholders, which may include:

     - New Futech may be unable to obtain necessary funding or to replace existing loan agreements that are in default;

     - New Futech will incur additional borrowing costs if interest rates rise; and

     - New Futech will be more vulnerable to competition, downturns in its business and general economic factors.

     Also, New Futech may not be able to further expand or replace current sources of borrowing with ones equally or more favorable to New Futech, which may limit its ability to expand or may force it to discontinue some of its operations.

NEW FUTECH WILL NEED ADDITIONAL EQUITY WITHIN THE NEXT SEVERAL MONTHS.

     Our high initial debt and the capital needed to grow its business as planned will require it to raise additional capital in the public or private debt or equity markets soon after the mergers. If we are unable to obtain the needed capital, we may be required to sell some or all of our assets, and we may be unable to continue as a going concern.

THE MERGERS AND OTHER RECENT GROWTH PLACE NEW DEMANDS ON NEW FUTECH'S
MANAGEMENT.

     Substantial risks are presented by the merger of the five companies and by the recent acquisitions and other structural changes by several of those companies. These risks include:

     - potential losses or inefficiencies from integrating new people and operations;

     - extra costs of making technical, operational and administrative changes;

     - extra efforts required for creating and preserving relationships with new suppliers and customers;

     - potential losses from management's focus on other challenges; and

     - higher costs from reliance on outside sources for working capital.

     We cannot be certain we will be successful in managing these risks and minimizing these additional costs. Indeed, Janex's revenues and operating results declined significantly in the first quarter following Futech's acquisition of a controlling interest in Janex, partly for these reasons.

NEW FUTECH AND THE MERGING COMPANIES HAVE NO COMBINED OPERATING HISTORY.

     Although this prospectus/proxy statement includes certain pro forma operating and balance sheet information for the combined enterprise after the mergers occur, all of the merging companies are still operating more or less independently. Stockholders should not assume its historical operations would have matched that information had the mergers occurred at the beginning of 1998, or that its future operations will do so. Combining the operations could increase costs or reduce revenues or both.

NEW FUTECH COULD LOSE KEY PERSONNEL.

     New Futech's success for the foreseeable future will depend upon the efforts of all of its executive officers, many of whom are entrepreneurs who have little experience working cooperatively within a management structure and who have not had occasion to work cooperatively with each other in the past. Strains from these new relationships, as well as normal attrition, could cause the loss of key personnel, which could lead to less effective management and unfavorable operating results. New Futech will not maintain key person life insurance on the lives of any of its executive officers, and it might be unable to prevent key people from leaving to work in other enterprises, even competitive ones.

NEW FUTECH COULD LOSE KEY RELATIONSHIPS WITH THIRD PARTIES.

     New Futech is highly dependent upon preserving mutually beneficial relationships with a variety of third parties, including:

     - contract manufacturers for each of its product lines, some of whom would be difficult or impossible to replace on short notice;

     - large retail chains that purchase substantial portions of some product lines;

     - key licensing relationships with inventors, authors, publishers and others; and

     - key relationships with banks and other sources of debt and equity financing.

     Although the mergers may reduce these risks somewhat compared with the individual merging companies by increasing the number of product lines and distribution channels, the disruption of any of these key relationships for any reason would materially and adversely affect our financial condition and results of operations.

NEW FUTECH'S INTERACTIVE TALKING PAGES TECHNOLOGY USES A SPECIALIZED MANUFACTURING PROCESS.

     The manufacturing process of New Futech's interactive talking Pages technology utilizes a specialized process and specialized equipment to print and cure conductive ink and dielectric material to the structure of the pages in the book or gameboard. A major printing company in Hong Kong and China is currently the Company's sole manufacturer to perform the printing and binding process for books that incorporate this technology. If Futech is forced to use another printer, New Futech could experience serious delays and/or possible cost over-runs during the transition.

NEW FUTECH COULD BE HARMED BY UNKNOWN OR UNDISCLOSED LIABILITIES OR OTHER PROBLEMS OF THE MERGING COMPANIES.

     As the surviving corporations in the mergers, New Futech and New Sub will be responsible for all liabilities and obligations of all of the merging companies, whether or not they were known or disclosed to the other parties prior to the mergers, and they may have no recourse or only limited recourse against the former stockholders of a merging company with unanticipated liabilities or other problems.

NEW FUTECH COULD OWE ADDITIONAL STOCK OR NOTES IN THE MERGERS OR COULD LOSE THE RIGHTS TO THE PHASE 10 LICENSE OR OTHER ASSETS.

     If New Sub fails to pay the promissory notes issued to the former shareholders of Fundex when due, they could foreclose on the stock of New Sub and effectively take back the business of Fundex and any profits from Janex's toy business. Also, unless either (a) Futech or another party offers to buy for at least $7.50 per share the Futech stock acquired in the mergers by those Fundex stockholders who do not elect the All Cash Alternative or (b) by the third anniversary of the mergers the New Futech stock develops an active trading market at an average price of $7.50 per share, those former Fundex stockholders will have the right to exchange their New Futech stock for the license rights to the "Phase 10" family of games. Similarly, the former Trudy stockholders will receive additional New Futech common stock if and to the extent New Futech's initial public trading price is less than $7.50 per share, and they also will have the right to exchange their New Futech stock for promissory notes if the New Futech stock is not publicly traded within five years after the mergers. Thus, if New Futech's business or stock price performs more poorly than the parties hope and expect, or if New Futech is unable to create a public market for its stock, New Futech could lose a valuable portion of its toys and games operations, or it could be required to issue additional stock or promissory notes. We cannot accurately predict these matters.

FUTURE ACQUISITIONS MAY CREATE TRANSITIONAL CHALLENGES.

     New Futech's business strategy includes further growth through strategic acquisitions, though we have not yet committed to any further business combinations or acquisitions. This business strategy depends upon the availability of suitable merger or acquisition candidates at reasonable valuations, upon New Futech's ability to obtain capital for those transactions and upon New Futech's ability to quickly resolve transitional challenges. These transitional challenges include:

     - integration of product lines, sales forces and contract manufacturers;

     - decisions regarding divestitures and other charges;

     - extra costs associated with employee turnover or layoffs;

     - risks of disruption in production or delivery cycles; and

     - loss of sales momentum, among others.

     We have only limited experience in managing these challenges, and we cannot assure you that we will be able to do so successfully.

NEW FUTECH'S INTERNATIONAL OPERATIONS POSE SPECIAL POLITICAL AND ECONOMIC RISKS.

     Some of New Futech's manufacturing and product sourcing operations are based in China and elsewhere in the Pacific Rim. See "DESCRIPTION OF NEW FUTECH'S

BUSINESS." These international operations present New Futech with special risks, including those associated with:

     - new regulatory requirements;

     - foreign currency fluctuations;

     - trade or foreign currency exchange restrictions;

     - potential political or economic instability; and

     - cultural differences.

     We cannot assure you that we will be successful in managing all of these risks.

NEW FUTECH'S PRODUCTS COULD BECOME OBSOLETE OR COULD LOSE FAVOR WITH CONSUMERS.

     Consumer tastes and preferences can change rapidly in our markets, and competing products or new technologies for responding to consumer needs and wishes can be introduced at any time. Our success will depend upon our ability to deliver products which consumers desire at acceptable prices. The success of our products depends upon a number of factors, including:

     - creating or obtaining the successful product ideas;

     - completing an attractive and appropriate product design in a timely and efficient fashion;

     - arranging for the manufacture and assembly of the products in a timely and efficient manner;

     - designing and implementing effective sales and marketing strategies; and

     - delivering the product on time, on budget, and in high quality.

     We cannot assure you that we will succeed in designing and producing products which consumers desire at the times they want those products and at prices they are willing to pay. If we do not consistently succeed in these respects, that failure will have adverse effects on our results of operations and financial condition.

MARKET DEMAND FOR NEW FUTECH'S PRODUCTS MAY DECLINE.

     The demand for New Futech's products depends upon economic and competitive conditions and consumer preferences in the markets and product lines in which it competes or may compete in the future. A portion of the merging companies' product lines have experienced recent sales declines, are always subject to sales fluctuations, and we cannot be sure there will not be further declines, or declines for other of our product lines, in the future.

NEW FUTECH'S PRODUCTS ARE IN HIGHLY COMPETITIVE MARKETS.

     Many companies compete with New Futech with respect to one or more of its products, and some of those companies have greater financial and other resources than we do. Our anticipated product lines are also in highly competitive industries. Raw material and contract manufacturing costs fluctuate and we cannot always match cost increases with increases in the prices of our products. To compete successfully, our products must excel in terms of technology, design, quality, price competitiveness, durability and safety, and they must reach the consumer quickly and through convenient and efficient distribution channels. We cannot assure you that we will be able to meet each of these requirements better than our competitors.

OUR GEOGRAPHICALLY DISBURSED OPERATIONS PRESENT MANAGEMENT AND LOGISTICAL CHALLENGES.

     We will initially have operations in California, Wisconsin, Indiana, Illinois, New Jersey and Connecticut, as well as in China through its Hong Kong subsidiaries. Most of our vendor manufacturers for its products are in Asia. Our expected substantial number of diverse and geographically disbursed operations may make it more difficult to quickly identify both opportunities and operational difficulties and to respond to them appropriately. They also create logistical difficulties in assuring the timely and efficient delivery of raw materials and components to the manufacturing locations and finished products to our customers.

OUR REVENUES AND FINANCIAL RESULTS VARY FROM QUARTER TO QUARTER.

     Most of our products are often purchased as gifts, so a substantial portion of our production must occur in advance of, and a substantial portion of our sales generally occur during, the holiday selling seasons. This and other factors are likely to cause our operating results to vary significantly from quarter to quarter.

NEW FUTECH MUST CONTEND WITH THE YEAR 2000 ISSUE.

     The Year 2000 issue concerns the potential exposure related to the erroneous generation of business and financial information resulting from the fact that certain computer systems and programs use two digits, rather than four, to define the applicable year of business transactions and other matters involving time or date functions. These programs may process data incorrectly or stop processing data altogether. We rely heavily on vendor supplied technology and recognize the potential business risks if either our systems or those of our suppliers, customers, shippers, sales agents or others experience substantial disruptions.

STOCKHOLDERS WILL NOT RECEIVE DIVIDENDS FOR THE FORESEEABLE FUTURE.

     Our highly leveraged financial structure, together with the substantial capital requirements we will need to expand our current product lines and distribution channels and to make strategic acquisitions, make it unlikely that dividends will be paid on our common stock for the foreseeable future.

STOCKHOLDERS MAY BE UNABLE TO TRADE THE NEW FUTECH STOCK.

     There is currently no public market for our common stock and other securities that stockholders will receive in the mergers. Although we have promised to use our best efforts to obtain a listing of the common stock on a nationally recognized exchange or market at the earliest practical opportunity, it cannot predict whether our common stock will trade actively. The promissory notes that we will issue in the mergers will not trade on any market.

THERE HAS BEEN NO INDEPENDENT VALUATION OF THE NEW FUTECH STOCK.

     None of the companies participating in the mergers engaged an independent financial advisor to provide an estimate of value of any of the merging companies or of New Futech or an opinion concerning the fairness of the merger consideration to be received by the stockholders. Even if an active trading market develops for the New Futech common stock, we have no independent basis for any prediction about the price levels at which it might be expected to trade.

NEW FUTECH'S CHARTER PROVISIONS MAY DISCOURAGE TAKE-OVER OFFERS.

     Our directors are elected for three year terms and can be removed from office during their terms only for "cause." In addition, as a Delaware corporation, we are subject to certain restrictions on "business combinations" with "interested stockholders." These provisions may tend to discourage take-over offers that are not supported by our current management, even if those offers may be in the best interests of the stockholders.

NEW FUTECH HAS AN UNRESOLVED DISPUTE ARISING FROM A PRIOR ACQUISITION.

     We have an unresolved dispute with Gary R. "Joe" Billings arising from Futech's acquisition of XYZ in 1998 and termination of his contract for cause. New Futech could be required to pay Mr. Billings alleged damages of $1,150,000 plus costs and attorneys' fees, resulting from an alleged wrongful termination. New Futech admits it owes Mr. Billings certain other amounts in connection with the acquisition. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

SAFE HARBOR DISCLOSURE: FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

     This prospectus/proxy statement and each related prospectus/proxy statement supplement contains or incorporates by reference forward-looking statements. The factors identified above in this section are important factors (but not necessarily all important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, New Futech or any of the merging companies.

     Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that, while such assumptions or bases are believed to be reasonable and are made in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending upon the circumstances. We cannot promise that statements of expectation or belief will be achieved or accomplished. The words "believe," "expect," and "anticipate" and similar expressions identify forward-looking statements throughout these materials.

              DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT

EFFECTIVE TIME AND CONSEQUENCES

     Provided that all conditions to the consummation of the mergers contained in the Merger Agreement have been satisfied or waived, the mergers will become effective at 11:59 p.m. on the date that the certificate of merger or other appropriate documents are filed with the applicable government officer or agencies in the states in which each of the merging companies is incorporated (the "Effective Time"). It is anticipated that the Effective Time will occur on the date of closing of the Merger Agreement ("Closing"). Assuming the stockholders of each of the merging companies have approved the mergers at their respective stockholders' meetings, the Closing is expected to take place on or about September 6, 1999 ("Closing Date"), although no assurance can be given in this regard and the parties have the discretion to agree upon a different date.

     As of the Effective Time, (a) first Futech and then Trudy, Janex and DaMert will merge with and into New Futech, with New Futech continuing in existence as the surviving corporation and changing its name to "Futech Interactive Products, Inc." and (b) Fundex will merge with and into New Sub, which will be the surviving corporation and a wholly-owned subsidiary of New Futech. New Futech will possess all the properties, assets and rights of Futech, Trudy, Janex and DaMert and will similarly become liable for all debts, liabilities and other obligations of Futech, Trudy, Janex and DaMert. Similarly, New Sub will possess all the properties, assets and rights of Fundex and will similarly become liable for all debts, liabilities and other obligations of Fundex. The Board of Directors and the executive officers of New Futech and New Sub will be the persons described under the heading "NEW FUTECH'S MANAGEMENT." Some executive officers of the merging companies will become employees of the surviving corporation under revised job titles. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." The Certificate of Incorporation and Bylaws of New Futech that are attached as Appendix B will be the Certificate of Incorporation and Bylaws of New Futech without any amendment except the name change mentioned above.

BASIC TERMS OF MERGER AGREEMENT

CONVERSION OF OUTSTANDING STOCK INTO CASH, STOCK AND PROMISSORY NOTES OF NEW FUTECH OR NEW SUB

     At the Effective Time of the Mergers, and on the terms described in the Merger Agreement, all of the issued and outstanding shares of common stock of each of the merging companies (other than any shares held by another merging company or by New Futech or New Sub, all of which shall be canceled, and dissenting shares (see "Dissenters' Rights")), will be converted into the right to receive the consideration described in the table below.

     However, the Merger Agreement provides that the holders of up to approximately 29% of the outstanding stock of Fundex (i.e. all Fundex stockholders except Carl E. Voigt, III and Carl E. Voigt, IV, who have agreed not to receive this right) may elect instead to receive cash at the rate of $2.84 per Fundex share (the "All Cash Alternative"). In that case the remaining Fundex stockholders will receive:

     - a one year promissory note in an aggregate amount equal to $4,500,000 minus the amount paid to stockholders who elect the All Cash Alternative; plus

     - approximately .3693 shares of New Futech common stock per Fundex share; plus

     - their pro rata proportion (shared among all Fundex stockholders who do not elect the All Cash Alternative) of .184635 shares of New Futech for each of the Fundex shares as to which the All Cash Alternative is selected.

     In addition, if at the time the New Futech common stock is first traded and listed on a U.S. registered securities exchange, its average closing price over a specified 15 day period is less than $7.50 per share, the former Trudy stockholders will receive additional shares of New Futech common stock in an amount sufficient to cause the value of all such stock issued to them to equal $3,000,000. If by the fifth anniversary of the closing the New Futech common stock is still not publicly traded as described above, each former Trudy stockholder will have the right to exchange New Futech stock for unsecured five year debentures bearing interest at prime and with a principal amount equal to $7.50 per share exchanged.

     An aggregate of $10,000,000 of Futech indebtedness to three of its stockholders will become indebtedness of New Futech after the mergers that will thereafter be exchanged for 2,222,222 shares of New Futech Series A convertible preferred stock with substantially similar terms and conditions as the Futech preferred stock except that the new preferred stock will bear a dividend equal to 10% of the related investment amount per annum.

     The table below does not include options issued in connection with employment agreements or options issued in exchange for outstanding options of the merging companies. It assumes that no currently outstanding options or warrants are exercised prior to the mergers except that it assumes that all outstanding options for Trudy common stock will be exercised prior to or in connection with the mergers. If any outstanding options for Trudy common stock are not exercised, the portion of the merger consideration allocable to those shares will be reserved by New Futech pending their later exercise. The consideration payable with respect to outstanding shares will not be affected. Options and warrants for common stock of Futech or Janex will be converted into options for New Futech stock in the ratio of one New Futech share for every 30 Janex or Futech shares.

     The table has been adjusted to reflect the fact that approximately 79% of the stock of Janex is owned by Futech, so 607,728 shares (the applicable proportion) of the stock of New Futech that otherwise would be issued to stockholders of Janex is included in the valuation of Futech and therefore is being issued directly to stockholders of Futech as though they owned the Janex stock directly. This does not effect the per share consideration to be received by Janex stockholders.

     The table below also assumes that options for 52.63 shares of DaMert common stock will be exercised immediately before the mergers and 42.10 shares of DaMert common stock will be issued in exchange for outstanding stock appreciation rights. A total of $200,000 in cash and 21,333 shares of New Futech common stock will be paid by New Futech to the business broker for DaMert.

                                                                    APPROXIMATE PER SHARE
                               AGGREGATE CONSIDERATION                  CONSIDERATION
                       ---------------------------------------   ----------------------------
                                                    COMMON                             COMMON
MERGING COMPANY           CASH        NOTES         SHARES        CASH       NOTES     SHARES
---------------        ----------   ----------   -------------   -------   ---------   ------
Futech...............  $        0   $        0     4,121,920     $     0   $       0    .0391
Janex................           0            0       162,230           0           0    .0333
Fundex(1)............     250,000    4,250,000       600,000       .1539      2.6157    .3693
Trudy(2).............     456,330            0       400,000       .0012           0    .0011
DaMert(3)............     312,000    2,600,000       671,147      285.00    2,375.00   613.07
                       ----------   ----------     ---------
Totals...............  $1,018,330   $6,850,000     5,955,297

-------------------------

(1) The notes to the former Fundex stockholders, which will be due one year after closing and bear interest at the rate of 10% per annum until due, will be issued by New Sub and secured by a subordinated pledge of its assets and a pledge of the New Sub stock. The notes will also be fully and unconditionally guaranteed by New Futech. The notes will also be fully and unconditionally guaranteed by New Futech. The amounts shown assume that no Fundex stockholders elect the All Cash Alternative described above. If stockholders elect the All Cash Alternative with respect to approximately 29% of Fundex's outstanding shares (the maximum possible amount under the Merger Agreement), they would receive $1,348,500 in cash. The remaining Fundex stockholders would receive an aggregate of $3,151,500 in Notes of New Sub (approximately $2.7404 per remaining Fundex share) and an aggregate of 512,331 common shares of New Futech (approximately .4455 New Futech shares per Fundex share). Substantial penalties will apply should New Futech default on its payment obligations on the promissory notes.

(2) The amounts shown in the "Aggregate Consideration" columns assume that all outstanding options for Trudy common stock are exercised prior to or in connection with the mergers. If any options are not exercised prior to the mergers the aggregate merger consideration will be proportionately reduced, but the consideration per outstanding Trudy share will not be affected. Trudy stockholders may in the future receive additional shares of New Futech common stock, or may obtain the right to exchange their New Futech common stock for a five-year debenture, all as described above.

(3) The notes of New Futech that are issued to the DaMert stockholders will be secured by a lien on the DaMert assets that is subordinated to DaMert's existing or refinanced bank debt. The Notes are payable, without interest, $520,000 within 30 days after the closing and the remaining $2,080,000 within seven months after the closing. Substantial penalties will apply should New Futech default on its payment obligations on the promissory notes, including the issuance of additional New Futech stock.

EXCHANGE OF SHARES

     At or before the Effective Time, New Futech will deposit with American Securities Transfer & Trust, Inc. (or another bank or trust company selected by Futech), in its capacity as exchange agent under the Merger Agreement (the "Agent"), the cash, promissory notes, options and stock of New Futech payable pursuant to the terms of the Merger Agreement.

     Promptly after the Effective Time, the Agent will mail to each record holder of an outstanding certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of any of the merging companies (the "Certificates"), a form letter of transmittal (the "Transmittal Form") and instructions for use in effecting the surrender of Certificates in exchange for the corresponding portion of the merger consideration. Stockholders should not surrender their Certificates with their proxy cards. Upon surrender to the Agent of a Certificate, together with the Transmittal Form duly executed and any other required documents, the holder of the Certificate will be entitled to receive in exchange therefor the corresponding portion of the merger consideration and such Certificate will then be canceled. No interest will be paid or accrued on the merger consideration payable upon the surrender of the Certificate. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it will be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Agent that such tax has been paid or is not applicable. Until so surrendered, each Certificate (other than Certificates representing Dissenting Shares) shall represent for all purposes solely the right to receive the corresponding portion of the merger consideration, without any interest thereon. Any funds remaining with the Agent six months following the Effective Time shall be delivered to New Futech, after which time former stockholders of and of the merging companies, subject to applicable law, shall look only to New Futech for payment of their claims for the merger consideration for their shares, without interest.

     After the close of business on the day prior to the Effective Time, there no stock transfers will be permitted on the stock transfer books of any of the merging companies. If, after the Effective Time, Certificates are presented to the surviving corporation, they will be canceled and exchanged as provided above.

BACKGROUND OF THE MERGERS

APRIL, 1998

     Mr. Vincent W. Goett, Chairman and CEO of Futech, telephoned Les Friedland, President of Janex, to express interest in Janex and a possible merger of the two companies.

AUGUST, 1998

     Mr. Goett arranged for Janex's executives and counsel to visit Futech's Phoenix, Arizona offices. During the meeting, the possibilities of a merger between the two companies were discussed as well as a review of the products and financial condition of Janex. At the end of the meeting, a tentative agreement was reached resulting in a proposed term sheet drafted by Futech's counsel. Subsequent to the visit, negotiations continued regarding Futech's acquisition of shares and debt from certain stockholders of

Janex holding a majority of Janex's common stock. The negotiations culminated in a Letter of Intent between Futech and those Janex stockholders dated August 24, 1998. Beginning August 30, 1998 and lasting for approximately a week, members of Futech management and counsel visited the offices of Janex to perform due diligence procedures.

SEPTEMBER, 1998

     On September 3, 1998, Mr. Goett telephoned Chip Voigt, President of Fundex, to express interest in working together on the development, marketing and production of certain game products utilizing Futech's proprietary technology and exploring additional business synergies between the companies. On September 11, 1998, Mr. Goett arranged for Fundex executives to visit the Futech offices in Phoenix. During the meeting, they toured the Futech facilities and discussed Futech's proprietary technologies, Fundex' proprietary products, Fundex's distribution facility, Fundex's sales network, and the possibilities for a merger between the two companies.

     On September 30, 1998, the Stock Purchase and Sale Agreement between certain majority Janex stockholders and Futech was signed. Pursuant to that agreement, Futech acquired a controlling interest in Janex on December 11, 1998.

NOVEMBER, 1998

     In early November, 1998, Mr. Goett, having become aware of Trudy's interest in acquisition candidates, placed a telephone call to William W. Burnham, Trudy's CEO. Trudy's CFO, William Carney, returned the call to Mr. Goett. After reviewing Futech's recent history and acquisition strategy, Mr. Goett expressed interest in learning more about Trudy. A confidentiality agreement between the two companies was signed on November 11, 1998. On November 16 and 17, 1998 at an annual strategic planning retreat, Trudy management decided to continue merger negotiations with Futech. On November 23 and 24, 1999, a meeting was held at Futech's Phoenix offices with Futech management and Trudy management and principal advisor. Basic terms of an agreement for Futech to acquire Trudy were agreed to at these meetings.

DECEMBER, 1998

     On December 11, 1998, details of the terms pursuant to which Futech would acquire Trudy were discussed at a special Trudy Board of Directors meeting. The terms were unanimously approved. On December 18, 1998, a Letter of Intent was signed by both Trudy and Futech.

     On December 11, 1998, the basic terms of a merger of Futech with and into Janex were approved by the Board of Directors of Janex, subject to approval of the stockholders of both companies. The parties later agreed to revise their agreement to include all of the merging companies.

JANUARY, 1999

     On January 7, 1999, Fundex's President, Chip Voigt, and Fundex's counsel met with Mr. Goett and Mr. Melvin J. Sauder, Futech's President, to further discuss the structure of a possible merger of Futech and Janex.

     On January 16, 1999, DaMert's consultant was informed by a Futech consultant that Futech was a prospective strategic buyer for DaMert. Futech's consultant introduced

DaMert to Mr. Goett, in a January 25, 1999 meeting, where Mr. Goett was provided a detailed written information book about DaMert.

FEBRUARY, 1999

     Mr. Sauder visited the DaMert booth at the New York Toy Fair in early February, 1999. On February 18, 1999, Mr. Goett discussed Futech's serious interest in a business combination that would include DaMert. Shortly thereafter, DaMert sent product samples and financial information to Mr. Goett.

MARCH, 1999

     On March 1, 1999, Trudy's Board of Directors held a special meeting to review the proposed merger with Futech and, after discussion and consideration, approved and authorized the execution of a merger agreement. Each of Trudy and Futech signed and delivered this original merger agreement on March 3, 1999, subject to the approval of the stockholders of both companies. The parties later agreed to reverse their merger agreement to include all of the merging companies.

     Over the two months beginning with the January 7, 1999, lengthy negotiations continued between Fundex and Futech. The negotiations culminated in a letter of intent between Futech and Fundex dated March 5, 1999. Since that time, both parties continued to engage in extensive discussions to negotiate the final terms of the Merger Agreement and have conducted extensive due diligence with regard to each other's business.

     DaMert's Chairman, Fred DaMert, along with an advisor, visited Futech in Phoenix on March 4, 1999 and engaged in detailed negotiations with Mr. Goett and other Futech executives. At this time, basic terms of an acquisition of DaMert by Futech or its affiliate were agreed upon, subject to stockholder approval. Fred DaMert and Gail DaMert, DaMert's CEO, visited Futech's offices the following week. A letter of intent was signed on March 24, 1999. Thereafter ensued a period of due diligence, strategic planning, structural decisions, personnel assignments and merger documentation.

APRIL, 1999

     During the months of April and May, all five companies involved in the mergers continued due diligence procedures on all the companies involved in the mergers and continued negotiations toward mutually acceptable terms for the mergers. The parties determined, for a variety of reasons, that creating New Futech and New Sub for the purposes of effecting the mergers, was desirable.

MAY, 1999

     On May 24, 1999, the principals from all five companies involved in the mergers met at the Futech offices in Phoenix, Arizona to negotiate remaining issues in anticipation of signing the Merger Agreement.

     During the week of May 24, 1999, the respective Boards of Directors of Futech, Janex, Trudy and DaMert approved the mergers and Merger Agreement.

JUNE, 1999

     On June 7, 1999, Fundex's Board of Directors approved the mergers and Merger Agreement and thereupon the Merger Agreement was signed and delivered by all of the merging companies, subject to approval of their respective stockholders and the other conditions specified in the Merger Agreement.

REASONS FOR MERGERS

     For a complete discussion on the reasons for the mergers, see "Reasons for the Mergers" and "Specific Reasons for Previous Acquisitions and Proposed Merger Partners" beginning on page 45 of the prospectus/proxy statement.

SPECIAL ARRANGEMENTS RELATING TO NEW SUB AND "PHASE 10" ASSETS

     While the other merging companies combine directly with New Futech, Fundex will merge with and into New Sub, which also is expected to manage Janex's operations after the mergers.

     The one-year promissory notes issued by New Sub to the Fundex stockholders who do not elect the All Cash Alternative in the mergers will be fully and unconditionally guaranteed by New Futech and secured by a subordinated pledge of New Sub's assets and by a pledge of all of the issued and outstanding stock of New Sub. Since New Sub will manage the operations of Janex after the mergers, any profits from those operations will also effectively secure the promissory notes. In addition, Fundex and Futech are parties to a loan and license agreement permitting Fundex (and New Sub) to borrow up to $1,500,000 from Futech. Up to $750,000 of those loans may be forfeited as a penalty if New Futech defaults on its notes to the former Fundex stockholders and as a result they foreclose on the stock of New Sub.

     In addition to receiving collateral for their promissory notes, the stockholders of Fundex who do not elect the All Cash Alternative will receive a limited form of price protection for the New Futech stock that they receive in the mergers. For a 60 day period beginning on the third anniversary of the mergers, and assuming that the conditions described in the next paragraph have not occurred, the Fundex shareholders acting together can elect to exchange the shares of New Futech common stock that they receive in the mergers for all of New Sub's license rights in the "Phase 10" family of games currently being sold by Fundex. The Merger Agreement requires New Futech to preserve those license rights and to cause the Phase 10 licenses to be free of any liens by the second anniversary of the mergers unless this right has been previously terminated as described in the next paragraph.

     The right of the former Fundex stockholders to reacquire the Phase 10 licenses will expire early, and therefore cannot be exercised, if the promissory notes issued in the mergers to the Fundex stockholders are repaid in accordance with their terms and thereafter either of the following two conditions is satisfied at any time before the former Fundex stockholders require the Phase 10 licenses:

     - after the expiration of any lockup agreement with underwriters that applies to the former Fundex stockholders, the average daily closing price of New Futech common stock on its principle trading market for any 15 consecutive trading days equals or exceeds $7.50 per share (after adjustment for any stock splits, stock dividends or similar transactions) and a trading volume of at least 40,000 shares per trading day; or

     - New Futech offers to buy, or presents a bona fide third party offer to buy, all of the New Futech stock owned by the former Fundex stockholders (after adjustment for any stock splits, stock dividends or similar transactions) at a price of at least $7.50 per share, with a closing date not more than 60 days after the offer is made, whether or not the offer is accepted.

     The Merger Agreement provides that Carl E. ("Chip") Voigt, IV, who is currently the CEO of Fundex, will be a director and vice president of the toys/games division of New Futech as well as a director and president of New Sub. Carl E. ("Pete") Voigt, III will be the vice president of New Sub. In connection with these positions each of them will receive three year employment contracts providing for a base salary of $150,000 per year and options for 33,333 shares of New Futech stock (vesting in three annual installments) with an exercise price of $4.50 per share.

EMPLOYMENT AGREEMENTS WITH AFFILIATES

     The employment agreements with Carl E. Voigt, III and Carl E. Voigt, IV, are described in the preceding paragraph.

     Fred DaMert and Gail Patton DaMert, who are currently the owners and principal executives of DaMert, will be employed by New Futech after the mergers. Each will receive a three year employment agreement providing for a base salary of $120,000 per year, without stock options.

     William W. Burnham, who is presently one of the principal stockholders and executive officers of Trudy, will be employed as the Vice President -- Specialty Items of New Futech. Mr. Burnham will also be a director of New Futech and will receive a three year employment agreement providing for a base salary of $100,000 per year and stock options for a total of 20,000 shares of New Futech stock, vesting in equal, annual installments and with an exercise price of $7.50 per share. His employment contract includes a one-time signing bonus of $10,000.

     See "NEW FUTECH'S MANAGEMENT" for a description of the employment agreements of New Futech's other executive officers.

OTHER ASPECTS OF THE MERGER AGREEMENT; CERTAIN COVENANTS OF THE MERGING
COMPANIES

     Each merging company has agreed that, during the period prior to the Effective Time (except as expressly permitted by the Merger Agreement), it will use its best efforts to preserve its present relationships with employees, customers and others with which it has business relationships, will not take actions other than in the ordinary course of business which would or might have a material adverse effect upon its financial condition, and will not pay or incur benefits to stockholders, officers or directors other than as is consistent with past activities and practices.

     In addition, each merging company has agreed that, during the period prior to the Effective Time, it will not (except as expressly permitted by all of the merging companies in writing):

     - change its Articles or Certificate of Incorporation or Bylaws;

     - change the number of shares of stock issued and outstanding (other than to cause its equity securities, including options and equity participation interests, to conform to the capitalization described in
       Section 3.02 of the merging company's Disclosure Schedule);

     - merge or consolidate with or into any other corporation or other entity;

     - declare or pay any dividend or repurchase or otherwise acquire any shares of stock; or

     - increase the compensation payable to or to become payable to any shareholder, director, officer, employee or agent, or to pay any bonus, severance payment or other compensation to any shareholder, director, officer, employee or agent, or enter into any agreement of any type which is not terminable by the merging company on no more than 30 days notice.

     Fred DaMert and Gail Patton DaMert have, as part of the Merger Agreement, satisfied certain bonus, change of control and stock appreciation right obligations of DaMert that would otherwise be due in connection with the mergers. However, stock appreciation rights equal to 4% of the aggregate consideration received by the DaMert stockholders in the mergers will continue to be outstanding and will be exchanged for 42.10 shares of DaMert common stock prior to and in connection with the mergers.

     In the Merger Agreement, New Futech promises to obtain releases of affiliates of the merging companies from certain personal guarantees of business-related loans, as described in the following table. New Futech may be required to refinance the related loans in order to obtain the required releases.

                                                                                     APPROXIMATE
GUARANTOR                             LENDER                 LOAN DESCRIPTION        LOAN BALANCE
---------                             ------                 ----------------        ------------
Fred DaMert & Gail Patton     Wells Fargo Bank          Line of Credit Facility       $2,824,000
DaMert
Carl E. Voigt IV & Carl E.    Norwest Business Credit   Revolving Credit Facility      2,500,000
Voigt III, and spouses
Carl E. Voigt IV & Carl E.    Liberty Bidco             Term Loan                      1,000,000
Voigt III, and spouses        Investment Corporation
Les Friedland, Dan Lesnick &  Tinton Falls State Bank   Line of Credit Facility          257,000
Howard Moore
William W. Burnham            First Union Bank          Revolving Credit Agreement       795,000
William W. Burnham            First Union Bank          Term Note                        195,650

     New Futech has also agreed, as part of the Merger Agreement, to repay certain loans owing by Trudy to William W. Burnham and two of his family members in the aggregate amount (including accrued interest through January 31, 1999) of $800,000. Interest will continue to accrue on the portion of the debt owing to the two family members ($172,253 as of April 30, 1999). Beginning on the closing date of the mergers, interest will accrue on the outstanding balance at the rate of 4% per annum. At the closing, New Futech will repay 25% of the outstanding balance, and thereafter will repay three equal amounts of principal plus all accrued interest at six month intervals.

     New Futech has also agreed, as a part of the Merger Agreement, to repay certain promissory notes owing by Futech to certain former stockholders of Janex. The promissory notes, which were issued on September 30, 1998, in connection with Futech's purchase of certain Janex securities, have an aggregate outstanding principal amount of $750,000.

     New Futech has also agreed to assume repayment of loans owing by DaMert to Fred DaMert in the aggregate principal amount of $128,849.

     The Merger Agreement also contains numerous representations and warranties on the part of each merging company and certain of controlling shareholders that are customary in merger transactions.

INDEMNIFICATION BY NEW FUTECH AND BY CERTAIN STOCKHOLDERS

     The Merger Agreement provides that New Futech will indemnify each merging company and its officers, directors and employees against liabilities and expenses reasonably incurred by them in connections with claims by their stockholders with respect to the mergers or related matters.

     In addition, each merging company and the stockholders identified below have agreed to indemnify New Futech and its officers, directors and controlling persons against liabilities or expenses they incur in connection with a material breach of the representations, warranties and covenants of that merging company and those stockholders, respectively, in the Merger Agreement. This indemnity will expire 18 months after the Closing. It applies only if the amounts involved exceed $100,000 and is subject to the maximum amount of $2,000,000 with respect to matters that the merging company and its stockholders are not aware of at the time of Closing, specified in the following table:

                                    THRESHOLD       MAXIMUM
COMPANY        STOCKHOLDERS          AMOUNT     INDEMNIFICATION
-------        ------------         ---------   ---------------
Futech   Vincent W. Goett           $100,000      $2,000,000
Janex    None                        100,000       2,000,000
Trudy    William W. Burnham          100,000       2,000,000
Fundex   Carl E. (Chip) Voigt IV     100,000       2,000,000
         Carl E. (Pete) Voigt III
DaMert   Fred DaMert                 100,000       2,000,000
         Gail Patton DaMert

REGULATORY MATTERS

     The mergers are not subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act, or any other regulatory approvals.

CONDITIONS TO CLOSING

     The obligation of each of the merging companies to consummate the mergers is subject to the satisfaction of certain conditions, which the other parties may waive in whole or in part, including the following (among others):

     - The Merger Agreement must have been approved by the stockholders of each merging company.

     - No court or governmental authority can have done anything that restricts or prohibits the mergers and related transactions.

     - No court or administrative action or investigation can be pending challenging or seeking material damages in connection with the mergers or related transactions, or seeking to limit New Futech's full rights of ownership or operation which is reasonably likely to have a material adverse effect on any party to the Merger Agreement.

     - The representations and warranties of each merging company and its signing shareholders in the Merger Agreement must be true in all material respects on the Effective Time with the same force and effect as though made on and as of the Effective Time, and the merging company and its signing stockholders must have complied in all material respects with their agreements and covenants under the Merger Agreement.

     - Any material consents and assignments, and all filings required to be made by any merging company in connection with the Merger Agreement must have been obtained and made.

     - There must have been no material adverse change in the operations, assets and financial condition of any merging company, its assets must have been maintained, and it must have conducted its business diligently and substantially in the same manner (with no material contracts or commitments outside the ordinary course of business) since the date of the Merger Agreement.

     - New Futech must have entered into/executed and delivered to the other parties thereto employment agreements as described under "Employment Agreements with Affiliates," above.

DISSENTERS' RIGHTS

     Stockholders who do not vote in favor of the mergers and who comply with the requirements of the state laws applicable to the company in which they own stock will be able to exercise dissenters' rights and, if the mergers actually occur, will receive the fair value of their shares in cash rather than the merger consideration described in the Merger Agreement. The requirements that apply to the stockholders of each merging company are set forth in the prospectus/proxy statement supplement for that merging company.

TERMINATION OF THE MERGER AGREEMENT

     The Merger Agreement may be terminated by mutual consent of each merging company and its signing Shareholders. In addition, the Merger Agreement may be terminated by New Futech if dissenters' rights are exercised by stockholders who would otherwise be entitled to receive 5% or more of the total merger consideration to be received by stockholders in all of the merging companies combined, valuing the New Futech common stock at $7.50 per share.

                       UNAUDITED PRO FORMA FINANCIAL DATA

     The following unaudited pro forma financial data of the Company presents the unaudited pro forma consolidated statements of operations for the year ended December 31, 1998, and for the three months ended March 31, 1999, and the unaudited pro forma consolidated balance sheet as of March 31, 1999.

     The unaudited pro forma combined consolidated statement of operations for the year ended December 31, 1998, has been adjusted to give effect to the following transactions as if such transactions had occurred January 1, 1998: 1) the Company's acquisition of substantially all of the assets of Gick Publishing, Inc., completed on March 31, 1998; 2) the Company's acquisition of substantially all of the assets of XYZ Group, Inc., completed April 29, 1998; 3) the Company's acquisition of 52% of the outstanding stock and certain shareholder loans of Janex, completed December 11, 1998; 4) the proposed transactions described in this prospectus/proxy statement and related supplements, including the pending mergers with Janex, Fundex, Trudy and DaMert.

     In addition, the unaudited pro forma as adjusted consolidated statement of operations for the year ended December 31, 1998, gives effect to the conversion of certain acquired shareholder notes of Janex into common and preferred stock of Janex as if such conversion had occurred on January 1, 1998.

     The unaudited pro forma combined consolidated statements of operations for the three months ended March 31, 1999 has been adjusted to give effect to the following transactions as if such transactions had occurred January 1, 1999: 1) the pending acquisition of all the outstanding stock of Fundex; 2) the pending acquisition of all the outstanding stock of Soundprints, and 3) the pending acquisition of DaMert.

     The unaudited pro forma combined consolidated balance sheet at March 31, 1999 gives effect to the pending acquisitions of Fundex, Soundprints, and DaMert as if they had occurred on March 31, 1999.

     The pro forma adjustments represent, in the opinion of management, all adjustments necessary to present fairly the Company's pro forma results of operations and financial position and are based upon available information and certain assumptions considered reasonable under the circumstances. The unaudited pro forma consolidated financial data presented herein does not purport to present what the Company's financial position or results of operations would actually have been have the events leading to the pro forma adjustments in fact occurred on the date or at the beginning of the periods indicated or to project the Company's financial position or results of operations for any future date or period.

     The Unaudited Pro Forma Consolidated Financial Data should be read in conjunction with the consolidated financial statements of the Company and the notes there to and management's discussions thereof elsewhere in this prospectus.

  UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED
                               DECEMBER 31, 1998

                                      HISTORICAL   JANEX      XYZ        GICK      FUNDEX   TRUDY    DAMERT
                                       COMPANY     INT'L     GROUP    PUBLISHING   GAMES    CORP.    CORP.    COMBINED
                                      ----------   ------   -------   ----------   ------   ------   ------   --------
IN THOUSANDS (EXCEPT PER SHARE DATA)                               (DOLLARS IN THOUSANDS)
Net sales..........................    $ 6,033     $3,056   $ 4,812     $1,016     $8,577   $3,617   $6,837   $33,948
Technology licensing fee...........      2,000          0         0          0         0         0       0      2,000
Cost of goods sold.................      4,296      1,957     5,378        825     5,694     2,108   4,292     24,550
                                       -------     ------   -------     ------     ------   ------   ------   --------
  Gross profit.....................      3,737      1,099      (566)       191     2,883     1,509   2,545     11,398
Selling, general & administrative...     5,869      1,258     1,091        307     2,465     2,012   2,482     15,484
Research and development...........        230          0         0          0         0        86     547        863
Depreciation and amortization......      1,343        314        61         27       231        63     182      2,221
                                       -------     ------   -------     ------     ------   ------   ------   --------
  Operating Income (Loss)..........     (3,705)      (473)   (1,718)      (143)      187      (652)   (666)    (7,170)
Interest Expense...................     (1,945)      (210)     (217)       (28)     (246)     (125)   (212)    (2,983)
Other, net.........................       (144)         4         0          0        56        17      (1)       (68)
                                       -------     ------   -------     ------     ------   ------   ------   --------
Net loss before taxes..............    $(5,794)    $ (679)  $(1,935)    $ (171)    $  (3)   $ (760)  $(879)   $(10,221)
                                       =======     ======   =======     ======     ======   ======   ======   ========
Weighted average common shares
  outstanding......................     80,277     10,261         0          0     1,625    324,598      1
Janex acquisitions shares issued...
XYZ acquisition shares issued......
Gick acquisition shares issued.....
Fundex acquisition shares issued...
Trudy acquisition shares issued....
DaMert acquisition shares issued...
Loss per share(5)..................    $ (0.07)    $(0.07)      n/a        n/a     $(0.00)  $(0.00)  $(879)   $

                                      PRO FORMA               TOTAL
                                        ADJ.                PRO FORMA
                                      ---------             ---------
IN THOUSANDS (EXCEPT PER SHARE DATA)      (DOLLARS IN THOUSANDS)
Net sales..........................                         $ 33,948
Technology licensing fee...........                            2,000
Cost of goods sold.................                           24,550
                                      --------    -------   --------
  Gross profit.....................                           11,398
Selling, general & administrative...                          15,484
Research and development...........                              863
Depreciation and amortization......      1,738        (1)      3,959
                                      --------    -------   --------
  Operating Income (Loss)..........                           (8,908)
Interest Expense...................       (516)   (2),(3)     (3,499)
Other, net.........................                              (68)
                                      --------    -------   --------
Net loss before taxes..............                         $(12,475)
                                      ========    =======   ========
Weighted average common shares
  outstanding......................   (413,118)       (4)      3,644
Janex acquisitions shares issued...        162        (4)        162
XYZ acquisition shares issued......        478        (4)        478
Gick acquisition shares issued.....                   (4)          0
Fundex acquisition shares issued...        600        (4)        600
Trudy acquisition shares issued....        400        (4)        400
DaMert acquisition shares issued...        693        (4)        693
                                                            --------
                                                               5,977
                                                            ========
Loss per share(5)..................                         $  (2.09)

     See accompanying Notes to Unaudited Pro Forma Consolidated Statement of Operations.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

(1) Represents the Company's estimate of amortization of goodwill and other acquired intangibles.

(2) Represents the additional interest expense on the additional borrowings incurred by the Company to consummate these acquisitions.

(3) Represents the elimination of interest expense on certain loans to Janex by its former shareholders which were acquired by the Company and converted to equity.

(4) The number of shares outstanding have been adjusted to reflect the 1-for-30 exchange ratio in the mergers.

(5) Loss per share has been determined in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share." Common share equivalents have been excluded from the calculation of loss per share for all columns presented, as their effect is anti-dilutive.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999
                      IN THOUSANDS (EXCEPT PER SHARE DATA)

                                                                                           PRO FORMA         TOTAL
                                     HISTORICAL   FUNDEX   TRUDY     DAMERT    COMBINED   ADJUSTMENTS      PRO FORMA
                                     ----------   ------   ------   --------   --------   -----------      ---------
                                                                 (DOLLARS IN THOUSANDS)
Net Sales..........................   $ 2,518     $  935   $  386   $  1,257   $ 5,096                      $ 5,096
Cost of goods sold.................     2,044        633      241        737     3,655                        3,655
                                      -------     ------   ------   --------   -------     --------         -------
  Gross profit.....................       474        302      145        520     1,441                        1,441
SG&A...............................     1,867        262      403         87     2,619                        2,619
Research and development...........         0          0       29        231       260                          260
Depreciation and amortization......       700         77       22        426     1,225          297(1)        1,522
  Operating loss...................    (2,093)       (37)    (309)      (224)   (2,663)                      (2,960)
Interest Expense...................      (679)       (72)     (25)                (776)        (134)(2)        (910)
                                      -------     ------   ------   --------   -------     --------         -------
Other income (expense) net.........   $    (1)    $        $    2   $     (1)  $           $                $
                                      -------     ------   ------   --------   -------     --------         -------
  Net loss.........................   $(2,773)    $ (109)  $ (332)  $   (224)  $(3,438)                     $(3,870)
                                      =======     ======   ======   ========   =======     ========         =======
Weighted average shares
  outstanding......................    87,339      1,625   331,222     1,000               (417,542)(3)       3,644
Janex acquisitions -- shares
  issued...........................                                                             162(3)          162
XYZ acquisition -- shares issued...                                                             478(3)          478
Gick acquisition -- shares
  issued...........................                                                               0               0
Fundex acquisition -- shares
  issued...........................                                                             600(3)          600
Trudy acquisition -- shares
  issued...........................                                                             400(3)          400
DaMert acquisition -- shares
  issued...........................                                                             693(3)          693
                                                                                                              5,977
Loss per share(4)..................   $ (0.03)    $(0.07)  $(0.00)  $(224.00)                               $ (0.65)

See accompanying Notes to Unaudited Pro Forma Consolidated Statement of Operations.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999

(1) Represents the Company's preliminary estimate of amortization of goodwill and other acquired intangibles.

(2) Represents the additional interest expense on the additional borrowings incurred by the Company to consummate these acquisitions.

(3) The number of shares outstanding have been adjusted to reflect the 1-for-30 exchange ratio in the mergers.

(4) Loss per share has been determined in accordance with statement of financial Accounting Standards No. 128, "Earnings Per Share." Common share equivalents have been excluded from the calculation of loss per share for all columns presented, as their effect is anti-dilutive.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1999
                  DOLLARS IN THOUSANDS (EXCEPT PER SHARE DATA)

                                                                                   PRO FORMA    TOTAL PRO
                               HISTORICAL   FUNDEX   TRUDY    DAMERT   COMBINED   ADJUSTMENTS     FORMA
                               ----------   ------   ------   ------   --------   -----------   ---------
                                                         (DOLLARS IN THOUSANDS)
Cash.........................   $    184    $    5   $    1   $   0    $    190     $           $    190
Accounts receivable..........      1,942       842      246     888       3,918                    3,918
Inventory....................      5,151     2,019    1,658   1,311      10,139                   10,139
Prepaid and other............        306       132      199     143         780                      780
                                --------    ------   ------   ------   --------     -------     --------
Total current assets.........      7,583     2,998    2,104   2,342      15,027                   15,027
Property and equipment.......      1,079       297      114     474       1,964                    1,964
Intangible assets............     16,163       498      390       0      17,051      18,977(1)    36,028
Due from company CEO.........      1,596         0        0       0       1,596                    1,596
Other assets.................         90       584      319      23       1,016                    1,016
                                --------    ------   ------   ------   --------     -------     --------
Total assets.................   $ 26,511    $4,377   $2,927   $2,839   $ 36,654     $18,977     $ 55,631
                                ========    ======   ======   ======   ========     =======     ========
Accounts payable.............   $  5,541    $  725   $  309   $ 198    $  6,773     $           $  6,773
Accrued expenses.............      2,121       303      154     131       2,709                    2,709
Notes payable -- current.....     24,895        97    1,408   2,245      28,645                   28,645
                                --------    ------   ------   ------   --------     -------     --------
Total current liabilities....     32,557     1,125    1,871   2,574      38,127                   38,127
Long-term debt...............      6,545     2,129      290     133       9,097       5,477(2)    14,574
Stockholders' equity.........    (12,591)    1,123      766     132     (10,570)     13,500(3)     2,930
                                --------    ------   ------   ------   --------     -------     --------
                                $ 26,511    $4,377   $2,927   $2,839   $ 36,654     $18,977     $ 55,631
                                ========    ======   ======   ======   ========     =======     ========

See accompanying Notes to Unaudited Pro Forma Consolidated Balance Sheet.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1999

(1) Represents the Company's preliminary estimates of the adjustment needed to record the tangible and intangible assets acquired at fair value.

(2) Represents the additional borrowings incurred by the Company to consummate these acquisitions.

(3) Represents elimination of the equity accounts of the acquired companies and the issuance of the Company's common stock to consummate these acquisitions.

                           COMPARATIVE PER SHARE DATA

     The following table sets forth certain historical per share data of DaMert, Fundex, Futech, Janex and Trudy and combined pro forma per share data of New Futech, and equivalent pro forma per share data of DaMert, Fundex, Futech, Janex and Trudy, all on an unaudited pro forma basis after giving effect to the merger on the purchase basis of accounting, assuming there are no exercises of dissenters' rights. This data should be read in conjunction with the pro forma financial information and the separate historical audited financial statements of DaMert, Fundex, Futech, Janex and Trudy and notes thereto included elsewhere in this prospectus/proxy statement. The pro forma financial data are not necessarily indicative of the operating results that would have been achieved had the mergers been consummated as of the beginning of the periods indicated nor are such data necessarily indicative of future financial conditions or results of operations. None of the merging companies paid dividends on their outstanding capital stock during the periods presented.

                                                                            THREE MONTHS
                                                              FISCAL 1998   ENDED 3/31/99
                                                              -----------   -------------
DAMERT
Historical net income (loss) per common share, fully
  diluted...................................................  $  (878.89)     $(224.00)
Equivalent pro forma combined income (loss) per common
  share.....................................................   (1,446.99)      (448.88)
Historical book value per common share......................      355.32        132.00
Equivalent pro forma combined book value per common share...      554.44        339.85
FUNDEX
Historical net income (loss) per common share, fully
  diluted...................................................      (0.002)       (0.067)
Equivalent pro forma combined income (loss) per common
  share.....................................................       (0.77)        (0.24)
Historical book value per common share......................        0.76          0.69
Equivalent pro forma combined book value per common share...        0.30          0.18
FUTECH
Historical net income (loss) per common share, fully
  diluted...................................................       (0.07)        (0.03)
Equivalent pro forma combined income (loss) per common
  share.....................................................       (0.09)        (0.03)
Historical book value per common share......................       (0.14)        (0.16)
Equivalent pro forma combined book value per common share...        0.04          0.02
JANEX
Historical net income (loss) per common share, fully
  diluted...................................................       (0.07)        (0.01)
Equivalent pro forma combined income (loss) per common
  share.....................................................       (0.09)        (0.03)
Historical book value per common share......................       (0.09)        (0.10)
Equivalent pro forma combined book value per common share...        0.03          0.02
TRUDY
Historical net income (loss) per common share, fully
  diluted...................................................      (0.002)       (0.001)
Equivalent pro forma combined income (loss) per common
  share.....................................................      (0.003)       (0.001)
Historical book value per common share......................       0.002         0.002
Equivalent pro forma combined book value per common share...       0.001         0.001
NEW FUTECH
Historical net income (loss) per common share, fully
  diluted...................................................         n/a           n/a
Pro forma combined income (loss) per common share...........       (2.09)        (0.65)
Historical book value per common share......................         n/a           n/a
Pro forma combined book value per common share..............        0.80          0.49

                             NEW FUTECH'S BUSINESS

COMPANY OVERVIEW

     Following the mergers New Futech will be a diversified children's products company that designs, develops and distributes proprietary children's products such as books, games, toys and stationery. New Futech expects to incorporate Futech's patented Talking Pages(TM) technology and other interactive technologies into strategically selected products in each product line, providing significant competitive advantages through its unique interactive features.

     Subsequent to the integration of the companies included in the mergers, New Futech expects to operate using an entrepreneurial style with five separate business operating units:

     - publishing;

     - toys and games;

     - futechinteractive.com;

     - stationery and novelties; and

     - specialty and educational products.

     Through these operating units, New Futech expects to, among other things:

     - develop and distribute interactive products with patented technology to be strategically included in each of the Company's product lines (i.e. publishing, toys, games, stationery, entertainment, etc.);

     - develop, publish and distribute children's books (i.e. story books, nature books, and self-help/child development books, etc.);

     - develop and distribute toys and games (i.e. board games, family games, card games, science games, etc.);

     - develop and distribute patented, mailable foam-core post cards and other foam-core hobby and craft items (i.e. foam-core picture frames) and specialty products;

     - develop new generations of interactive products including books and games to be played with family and friends through the Internet;

     - continue to develop futechinteractive.com, an interactive web site which, among other things, sells products directly to consumers using state of the art commerce technology and provides purchasing capability and information about products to retail customers;

     - act as a distributor for approximately 65 major publishing companies; and

     - license its patented interactive technology to book and toy manufacturers on a non-exclusive basis.

     Due to its experienced sales force and more than twenty years of experience in the distribution field, New Futech has established nationwide distribution into every major retail channel. The company distributes to over 26,000 retail stores including major retailers such as Wal-Mart, K-Mart, Toys R Us, and Target. New Futech is EDI integrated with major accounts and can respond to orders within forty-eight hours of the placement of orders. Each of the major distribution centers can easily be expanded within sixty days to accommodate new distribution opportunities as they are presented in the future.

COMPETITIVE ADVANTAGES

     New Futech expects to benefit from the synergy created through the mergers and believe competitive advantages will be created by:

     - merging the benefits of its patented interactive technology, "Futech Interactive inside", with its well-established, well-recognized brand names such as Talking Pages, Soundprints, Little Tiger Press, and Joy Berry (in the publishing industry) and Fundex and DaMert (in the toys and games industry);

     - enhancing our research and development of new technologies;

     - developing and launching of successful new proprietary products;

     - continuing to foster the small business mentality of each operating unit through an entrepreneurial style of doing business;

     - taking advantage of new clout with major retailers resulting from merging five companies and an extensive combined list of proprietary products;

     - improving price competitiveness and reducing production costs through shifting manufacturing to overseas and also by taking advantage of the greater economies of scale created through merging the manufacturing of the products of five separate companies;

     - increasing product and brand awareness through working closely with major licensors to create new and successful products utilizing well-recognized licensed characters;

     - increasing revenue through the distribution of each operating unit's products into the sales and distribution venues of the other merging companies; and

     - improving the focus of the business units on strategic and long-term planning.

BUSINESS STRATEGY

     Subsequent to the mergers, we expect to operate five separate business operating units; publishing, toys and games, futechinteractive.com, stationery and novelties, and specialty and educational products. Each business operating unit will have a New Futech vice president responsible for the budget, performance and day-to-day operations of the business unit. Each operating unit will be responsible for product development for the unit and will maintain separate sales forces and sales representative groups to sell their products. However, coordinated sales efforts between operating units are expected to occur for certain major retail customers. Sales people from each operating unit are expected to be encouraged to cross-sell products from other operating units into their customers' stores if the specific products are not previously sold in the same stores.

     Our corporate management and staff will be responsible for support and coordination of the five operating units. Corporate support functions will include accounting and finance (including the raising of necessary capital), business analysis, coordination of contract manufacturing, product research and development (overall direction, new technology, overall image and coordination, final approvals), marketing (including corporate advertising, graphics support, image, research), human resources, information services, and general management direction and coordination.

     Subsequent to the mergers, Futech Interactive Products, Inc. will be the surviving corporate name to be used in operations. Futech Interactive will be the technology inside interactive products ("Futech Interactive inside"). The established goodwill of the names of the merging companies will be retained through using their names as product brand names as follows:

     - The Soundprints, Little Tiger Press and Gold Star Publishing names will continue to be used as publishing imprints, but each will be designated as A Futech Interactive Company to create an umbrella corporate image. Talking Pages will continue to be used for the interactive publishing products with the same designation;

     - The Fundex name will be used as the brand name for mass market toys and games. DaMert will be used as the brand name associated with specialty and science related toys and games. In the same way as the publishing imprints, they will also each be designated in the branding as A Futech Interactive Company;

     - The Gick name has not been used by Futech since 1998. This line of products was changed to Brite Ideas, and will continue to be Brite Ideas, a Futech Interactive Company;

     - The Janex name is expected to be phased out during 1999. The product line name Malibu Fun Stuff will be used for their swimming, bath and beach products (including the Wet Pets line of products). A new name is currently being developed for the product line which includes electric toothbrushes, clocks and flashlights. Both lines will carry the A Futech Interactive Company descriptor; and

     - Futech Interactive Products, Inc. will be used as the corporate name. Futech Interactive will also be used as "Futech Interactive inside", representing the technology inside each of our interactive products.

SALES STRATEGY

     The Company will consist of five business operating units plus corporate offices. As in the managing of the business units, the overall corporate sales strategy is to manage the sales of each business unit through the business unit itself and to coordinate company-wide synergistic sales opportunities at the corporate level. Each business unit operates in separate and unique industry environments and requires different types and mixes of employees and sales representative groups to be successful. The sales groups for the respective business units currently are as follows:

     Publishing -- Ten employees and 42 sales representative groups representing 168 individual commissioned representatives.

     Toys and Games -- Six employees and 26 sales representative groups representing approximately 150 individual commissioned representatives.

     Futechinteractive.com -- No sales group is expected to be required for this business unit.

     Stationery & Novelties -- Two employees and 20 sales representative groups representing 115 individual commissioned representatives.

     Specialty and Educational Products -- Two employees, and is in the process of developing a representative group base and telemarketing staff.

MARKETING STRATEGY

     We intend to implement a major advertising and marketing initiative to promote greater market recognition of our technology, trade names and products. For the balance of 1999 and 2000, we expect to spend at least $1,400,000 in promotion and advertising to achieve our short and long-term advertising and marketing objectives. We plan to achieve our promotion and advertising goals by:

     - increasing product brand awareness through product reviews, articles and media coverage;

     - creating a fund to purchase shelf space with major retailers and increase its exposure in the mass market;

     - creating and strategically placing trade advertisements in industry trade magazines to promote our products to a broad base of retailers including mass market and specialty retailers;

     - mailing our interactive corporate brochures to major Fortune 500 companies, leading media products companies and advertising agencies; and

     - attending a variety of trade shows to promote our image and product brand awareness.

PUBLIC RELATIONS STRATEGY

     Futech has hired Phase Two Strategies, a major national public relations firm, to plan and implement our comprehensive, synergistic public relations strategy. Phase Two is initially focusing its efforts on introducing New Futech and its products to the media through press releases, media pitches, direct mailings and follow-up phone calls in a concerted effort to garner editorials and other positive attention from the media. Phase Two is planning an author tour for Joy Berry during the summer and fall of 1999 in an effort to garner attention for New Futech through the established connections, recognizable name, and the press's interest in her child development books and videos.

GROWTH STRATEGY

     Our objective is to become a significant designer, developer and distributor of affordable proprietary children's products such as books, games, toys and stationery. We also intend to apply our technology to strategically create unique, interactive advertising specialty and promotional materials. We plan to achieve this strategy through the following initiatives:

     - Expand Proprietary Product Lines -- We plan to capitalize on our existing products and its unique technology by expanding its product lines, increasing our licensed products and seeking new applications for our technology. During 1999, we expect to introduce more than 200 new books, games, toys and stationery products (for more detailed information about these products, see "Proprietary Product Lines" in this section). Utilizing newly acquired licenses, additional products are already in initial development and we expect them to be launched in late 1999 and early 2000.

     - Enhance Product Brand Awareness -- We expect to spend at least $1,400,000 during 1999 and 2000 to enhance product brand awareness (for more detailed information, see "Marketing Strategy" in this section). In addition, we have hired Phase Two Strategies, a major national public relations firm, to plan and implement a comprehensive, synergistic public relations strategy (for more detailed informa-tion, see "Public Relations Strategy" in this section). These strategies should allow the Company to differentiate its products and technology from the competition, attract new customers and strategic partners, generate increased consumer sales and position the Company as the industry innovator and category leader.

     - Enhance Operational Efficiencies -- We intend to enhance the operating efficiencies of the merged businesses. We intend to eliminate duplication of efforts and non-essential personnel, improve manufacturing productivity, increase distribution, refine logistics and enhance customer service. More specifically, we intend to:

        - consolidate many of the financial and administrative functions of the merged businesses in Phoenix, Arizona;

        - utilize the East and West coast facilities to save shipping time and money in fulfilling large mass market orders;

        - attempt to increase the average order size to our customers by offering a broader selection of product lines which will allow us to apply its fixed transaction and processing costs to a larger order;

        - utilize its conductive ink/printed circuitry technology to reduce costs and increase margins on certain existing product lines; and

        - relocate additional domestic production capabilities to off shore facilities to reduce manufacturing costs.

     - Expand Distribution -- We plan to increase revenue by expanding the distribution of our products. Strategies to achieve these goals include:

        - marketing our new line of electronic books to mass market retailers and national book chains;

        - expanding the distribution of our post card and electronic post card line to mass market retailers, national drug chains and supermarkets;

        - increasing the distribution and licensing of our trade publishing titles from Soundprints, Little Tiger Press and Gold Star Publishing into the mass market, mass market books, supplementary education and mail order channels of distribution; and

        - increasing the product categories and title selections purchased from publishers and distributed to the warehouse club market and increasing this distribution to additional classes of trade.

     - Strengthen and Accelerate Research and Development -- From Futech's initial patent issued in 1992, we intend to continue developing our technology in electronic audio/visual response interaction utilizing the application of special printed circuitry and electronic components. Through this process, Futech has discovered new innovations and applications which have been patented, thereby increasing its scope of product design. We intend to conduct substantially all of our research and development efforts at our soon to be consolidated research and development facility in Berkeley, California. Our research and development initiatives are to:

        - continue to refine and enhance our patented technology, creating new cutting edge technologies;

        - accelerate the research and development of related applications of the current technology;

        - acquire other synergistic intellectual properties to expand the capabilities of our patented technology for enhanced distribution direct to consumers' homes and schools electronically through the Internet; and

        - develop new products for use on the Internet.

     - Penetrate International Markets -- We intend to expand the distribution of our products in international markets. We will have exclusive distribution of certain product lines in Canada through a publishers representative. We will also utilize a United Kingdom-based publishing company with whom Futech has an agreement to distribute certain New Futech titles in the European market. We intend to concentrate initially on expansion into English speaking countries such as Canada and the United Kingdom while pursuing the translations of its printed publishing products in the future. Through the merger with Trudy (Soundprints) and DaMert, with their international publishing and toy distribution experience, we will be able to better take advantage of potential international publishing and distribution opportunities. DaMert already distributes its products in 48 countries.

       Futech recently signed a European distribution agreement for it's Brite Ideas product line with H&H HandelsGesmbH, an Austrian distributor of stationery products. This distribution agreement provides the opportunity to expand the Brite Ideas product line to approximately 60 new European and Asian countries.

       Additionally, we are in discussions for distribution or licensing agreements with several foreign game and toy manufacturing and distribution companies. These companies range from major international toys and games manufacturing companies to foreign publishing companies. Some discussions are based on potential technology licensing agreements to allow for the production of new toys and games products internationally. Others are conducted along the lines of potential distribution of foreign translations of existing publishing products.

     - Raise Additional Capital -- To expand our business, we expect to raise additional capital in the public or private debt or equity markets soon after the mergers. Vincent W. Goett, our CEO, is currently talking to additional potential investors as well as investment bankers to raise additional capital.

     - Capitalize on Proprietary Brand Names and Pursue Additional "Big Name" Licenses -- We were focused on establishing and supporting brand names and product formats that can be leveraged across multiple distribution channels. We believe many of our existing brands are well recognized, including Talking Pages, Talking Pages Plus, Talking Pages Deluxe, Kinda Like a Card, Better Than a Letter, Little Tiger Press, Soundprints, Gold Star Publishing, Phase 10, Fundex Games, DaMert Company, Brite Ideas, Malibu Fun Stuff, Wet Pets, Musical Mail, and Look, Listen & Learn. We also intend to continue to pursue additional big name licenses to further improve consumer awareness (for more information on licensing, see "Strategy for Licensing Characters" discussion in this section).

     - Enhance Gross Profit Margin -- Proprietary products provide us with much higher margins than third party distribution products. As we sell more proprietary products as a percentage of overall sales, we will further enhance gross profit margin.

     - Enter Supplementary Education Channels of Distribution -- With the addition of Soundprints and Gold Star Publishing book titles and DaMert Company science and nature products and games, we hope to be able to enter the supplementary education channels of distribution. Products sold in these channels of distribution are generally sold at higher gross profit margins and with less seasonal volume fluctuations than products sold in the general retail market.

       With the federal initiative to reduce classroom sizes through an augmentation of certified teaching professionals, significant increases in government and state funds are being allocated to local school boards. The purchasing decisions for library and classroom teaching materials are being made at the teacher level as opposed to the state level. This has stimulated double digit increases in supplementary instructional material spending over the past three years.

     - Take Advantage of Public Relations Opportunities -- We expect to create exciting public relations events to enhance company, product and brand awareness. To assist in these efforts, we have hired Phase Two Strategies, a major national public relations firm, to plan and implement a comprehensive, synergistic public relations strategy (for more detailed information, see "Public Relations Strategy" discussion in this section). Among the opportunities expected are:

        - the introduction of our first interactive board game, in conjunction with NASCAR and five of its best drivers;

        - announcements of additional licensing agreements for interactive publishing and interactive games;

        - publicity resulting from Joy Berry's author tour and potential television deal;

        - the introduction of oKID.com, futechinteractive.com and superstarkidsclub.com;

        - the announcement of the merger agreements; and

        - announcements relating to Generation 2000 Futech technology.

OVERVIEW OF OPERATING UNITS AND THEIR INDUSTRIES

PUBLISHING

     The main office, sales, operations and distribution for the publishing business operating unit are located in Waukesha, Wisconsin. Additional distribution to the mass market will be for the East, through the Norwalk, Connecticut facility, and for the West, through the Berkeley, California facility. Our officer responsible for this business unit is William E. Hermes, Vice President -- Publishing. Within publishing, New Futech will focus on interactive publishing, children's trade publishing and book distribution for third party publishers.

     - INTERACTIVE PUBLISHING. Interactive publishing consists of books and games containing sound, promotional publishing and specialty products. Interactive sound technology did not appear until the early 1980's. Early stage products used electronics more suited for motion than interactivity. Books containing sound first appeared on the market in the early 1980's in the form of a piano keyboard attached to a hard cover book featuring easy-to-play, familiar children's songs. These books were generally low-tech products featuring a single-sound computer chip and a low-quality speaker. With the introduction of low cost microchips and microprocessors, the cost for incorporating speech technology, sound effects and music into products dropped dramatically in the mid-1980's. Improved technology allowed story books to be enhanced by an electronic sound pad.

            New Futech expects to publish interactive electronic books and a series of electronic fold out play boards that incorporate its patented conductive ink technology. These products contain up to 42 touch points or switches that are embedded in the surface of the play boards, covers and pages of the books. When a touch point is pushed, it triggers a switch and a microchip delivers an audible message. Depending on the format, the audible message consists of speech, music and/or sound effects. The ability to embed sound within a book significantly enhances the story line, facilitates the educational process, draws the reader into the pages and enriches the reading experience.

            We expect to publish four formats of electronic books under the brand names of Look, Listen & Learn, Talking Pages, Talking Pages Plus and Talking Pages Deluxe. These formats will feature entertainment, educational and religious titles and will retail for $5 to $15. We believe this price range compares favorably with similar electronic publishing products which typically retail between $10 and $20. Depending on the format, the books contain anywhere from 10 to 250 musical sounds, voices or sound effects, as well as various interactive play options. We intend to sell these books to major mass market retailers, national book chains and independent retailers in the United States and internationally. Futech is also developing numerous new Interactive Publishing product formats incorporating various licensed characters.

            In 1999, Futech brought its own interactive publishing products to market for the first time. The first interactive publishing products (six titles of Talking Pages interactive books) were placed in retail stores during the second quarter and met with favorable consumer response. Initial shipments have sold well, with a one-third sell-through of the products placed in retail stores during the first week. An additional one-third of the products sold during the second week. These preliminary results have exceeded our expectations. In addition to the excellent consumer response, initial retailer response has also been outstanding. The majority of the Company's 1999 interactive publishing product introductions will arrive in retail stores in July and August in preparation for the 1999 holiday selling season. Orders have already been received on these products from many major mass retailers, including Target, Kmart, Sam's Clubs, Costco and Meijer Stores.

     - CHILDREN'S TRADE PUBLISHING. The trade publishing industry is diverse. Thousands of publishers release a wide variety of consumer books into the market, including hard cover best sellers, paperback best sellers, trade paperbacks, audio books, children's books, computer books, religious books, gardening books, travel books, gift books, novelty books, electronic books and others. The dominant players in the area of consumer books are Simon & Schuster, Inc., McGraw-Hill Companies, Inc., Harcourt Brace, Golden Books Family Entertainment, Random House, Inc., Penguin Putnam, Inc., Scholastic, Inc., Andrews & McMeel Publishing, HarperCollins, Avon Books, Inc., and Houghton Mifflin Company, and others.

            Futech has a publishing agreement with Magi Publications, a United Kingdom publisher. The agreement allows Futech to publish and distribute several children's picture book formats in the United States under the brand name Little Tiger Press, which is an established brand name that has been marketed in the United States since 1996. Magi has been operating since 1988 producing an extensive list of new titles each year and has an excellent catalog of back list titles. New Futech will continue to publish and import titles from Magi's United Kingdom-based authors and illustrators. In addition, New Futech will work with Magi to publish and distribute additional titles from the European and Australian markets and develop new formats of Magi books. Futech has licensed certain of Little Tiger Press' United States paperback rights through various book clubs such as Scholastic, Inc., Troll Communications, LLC and Book-of-the-Month Club for United States specialty distribution.

            Futech has also entered a joint venture (Gold Star Publishing, LLC) with renowned author Joy Berry to develop, produce and distribute children's self-improvement products (i.e. Earning an Allowance, Self Esteem, Discipline, Handling Emergencies, etc.). During 1999, Gold Star is publishing 80 new books, kits and videos which are expected to be available during the third quarter. Previously, Joy Berry has sold more than 80 million books through various direct mail and book club catalogs. Through the joint venture, Futech has exclusive distribution rights to all new Gold Star products plus approximately 250 of Joy Berry's 280 previously published titles.

     - BOOK DISTRIBUTION FOR THIRD PARTY PUBLISHERS. Futech currently acts as a non-exclusive distributor for approximately 65 major publishing houses such as Random House, Inc., Simon & Schuster, Inc., Scholastic Inc., Bantam Doubleday Dell, Avon Books, HarperCollins Publishers and others through its distribution facility in Waukesha, Wisconsin. The largest demand for distribution services originates from the warehouse club segment of the retail market (i.e. Sam's Clubs, Costco, BJ's). These customers require various customized services such as collating and shrink wrapping custom packages along with direct shipments to each individual store. During 1999, Futech has been named the exclusive book distributor for two major retail store chains, Imaginarium and Coles Department Stores.

            We plan to dramatically increase our book distribution business. AMS (Advance Marketing Services) is the current overall market leader for book distribution to warehouse clubs (with more than $400 million annual sales to warehouse clubs). Futech has previously focused on children's books, but has begun diversifying into other book segments such as audio books. we plan to continue this diversification into hard and soft cover best sellers, paperbacks, computer books, cook books, gardening books, self-help and religious books.

            We also plan to take advantage of the warehouse clubs' desire to diversify their supplier base to a second supplier. In order to grow this business, We must improve its service through lower prices, offering more extensive programs, improving its inventory management systems, improving its retail customer reporting systems, offering volume discounts on its proprietary lines tied to increased volume from book distribution, and concentrating on services and products not currently addressed by AMS.

TOYS AND GAMES

     The main office for the toys and games business operating unit along with sales, operations and distribution for the mass market will be located in Indianapolis, Indiana. Sales, operations and distribution for the specialty market will be located in Berkeley, California. Additional distribution to the mass market will be for the East, through the Norwalk, Connecticut facility, and for the West, through the Berkeley, California facility. The New Futech officer responsible for this business unit will be Carl (Chip) E. Voigt, IV, Vice President -- Toys and Games. We expect to utilize the Fundex brand name for mass market toys and games, the DaMert Company brand name for specialty toys and games, and the Malibu Fun Stuff brand name for swimming pool, bath, and bathroom toys and games. The Janex line of products will continue to use the Janex brand name for the short-term, but is expected to be changed to a new brand name by the end of 1999.

     Toys, games and interactive games encompass many product categories including: conventional board games, electronic board games and book and toy packages. The market for interactive toys and games has grown in recent years due to parents' interest in combining entertainment with educating their children. We expect to establish a competitive advantage by designing products which provide high quality play processes, interactive capabilities, educational experiences and superior value to the consumer at competitive prices. The interactive board game products are expected to be sold at retail for $15 to $30. We believe this price point compares favorably with similar electronic game and toy products which typically retail between $30 and $100.

     Examples of interactive games that Futech is developing are three NASCAR board games called Racing Legends NASCAR Real Life Racing, which feature board games with sounds. These products include collectible diecast race cars of drivers Dale Earnhardt, Jeff Gordon, Rusty Wallace, Dale Jarrett, or Dale Earnhardt, Jr. As the child plays along by pressing a dice icon on the board game's surface they move the race cars around the track. The track is divided into spaces which feature sound effects and play options that determine the outcome of the game. Sound effects include straight away and curve racing sounds, screeching tires, crashes, and even pit stop sounds with wrenches and air guns. The first racer to circle the track the pre-determined number of laps and cross the finish line wins.

FUTECHINTERACTIVE.COM

     The main office for the futechinteractive.com business operating unit will be located in Phoenix, Arizona. Distribution for futechinteractive.com will be located in Norwalk, Connecticut. The officer responsible for this business unit is Vincent W. Goett, Chief Executive Officer.

     We intend to focus on and make substantial investments into the Internet and continue Futech's web site development activities. Futech launched its interactive Internet web site, www.futechinteractive.com in March, 1999. Following close behind, Futech introduced its commerce addition to the web site on April 30, 1999. Consumer visitors to the web site can now order from a selection of hundreds of products, order replacement batteries, play interactive online games and learn general information about the Company. The web site also provides email links to key personnel, current press releases, a map of Futech locations, catalog order forms, listings of current Futech job opportunities, in a general interactive environment that makes visiting the site fun. Previous online customers can conveniently return and track their orders directly from the web site. Customer contact forms are available to provide easy communication with Futech representatives.

     An Arizona based commerce solution company provides the purchasing capabilities including online credit card processing, shipping options and order tracking. A web site marketing company is diligently working to improve Futech's listing on web based search engines such as Yahoo. We anticipate a gradually increasing number of web site hits and orders as a result of this marketing effort. Custom music has also been written to add to the unique experience of visiting the Futech web site.

     The creation of the Futech web site has required the use of the most up-to-date, high end graphic design software and programming. Web site tracking capabilities allow us to know how many people visit the site, which web browser they use, and what time they visited.

     During 1999, we expect to launch a change to its commerce store name. oKID.com, The Online Kid Site, is expected to debut and include many new features. A virtual town, the oKID Town, is expected to allow web site visitors to explore the web site in a unique, yet familiar fashion. Each section of the site will be created utilizing information from our products. Most sections are expected to promote sales of our products and provide interactive learning experiences for kids. A major location in the oKID town is expected to be the Town Mall. At the mall, virtual stores are expected to be created for each type of New Futech product (i.e. toy store, book store, card store, etc.). We expect to sell store front space to other vendors of children's related products. The oKID Town is expected to include among other things, an on-line arcade, a space station, a religious center, a zoo, a kids' club, a race track, a harbor, a school house, a construction site and a post office. Free e-mail will be made available for teachers. Chat rooms are expected to allow visitors to discuss a number of educational subjects. Children are expected to be able to find e-mail pen pals. Integrated search engines are expected to allow visitors to quickly find any product or page in the site. The site is also expected to have search capabilities for a visitor to find product recommendations by age, gender, product type, or combinations of any of these. Additionally, the web site is expected to recognize previous customers and their orders, thus allowing it to recommend additional products. Gift wrapping is expected to be an option for store customers as well as the ability to send friends personalized messages on Brite Ideas foam cards.

     oKID.com is expected to be hosted at our corporate office on two Alpha servers connected to the Internet backbone by multiple T-1 lines. These servers and lines are expected to deliver extremely fast connections and download times as well as facilitate our increased web site customization.

     A significant portion of our future game development is expected to include Internet game play. We anticipate the oKID web site will not only be an excellent online resource, but an exciting jump into the new millennium for consumers, teachers, students and investors.

STATIONERY AND NOVELTIES

     The main office, sales, operations and distribution for the stationery and novelties business operating unit will be located in Waukesha, Wisconsin. Additional distribution to the mass market will be for the East, through the Norwalk, Connecticut facility, and for the West, through the Berkeley, California facility. The officer responsible for this business unit will be R. Bradford Turner, Vice President -- Stationery and Novelties. One of our short-term strategic acquisition goals is to acquire a company or companies that will provide us with additional brands and lines of products, operations management depth, a separate distribution facility and extensive distribution channels for the Stationery and Novelties business operating unit.

     Among the stationery products, we expect to distribute over 150 foam-based post cards to approximately 3,900 stores, including 2,500 independent, specialty retailers and to chains such as Michael's Stores, Inc., FabriCenter of America and Linens' N Things. The post cards are currently being tested at Eckerd Drugs and an expanded test is expected soon. The post cards are marketed under the Better Than A Letter and Kinda Like A

Card brand names. We intend to utilize our sound technology and produces and markets a complete line of interactive post cards called Musical Mail.

     Another soon to be released line, which will utilize Futech's innovative sound technology, is Fan Mail. Fan Mail is a line of electronic post cards featuring such drivers as Jeff Gordon, Dale Earnhardt, Rusty Wallace, Dale Jarrett and Dale Earnhardt, Jr. Each card features a variety of photos of driver's race cars, and such captured moments as winning big races. Race fans can purchase a card specific to a particular racer that is authentically autographed. These cards contain actual commentary with driver and race statistics. This product line will be sold at actual racing events. This line also could potentially feature a collection of famous movie stars all printed in black and white. Press the printed icon on the card's surface and the recipient would hear a famous quote or song by the featured star.

SPECIALTY AND EDUCATIONAL PRODUCTS

     The main offices, sales, operations and distribution facility for the specialty and educational products business operating unit will be located in Norwalk, Connecticut. The officer responsible for this business unit is William
W. Burnham, Vice President -- Specialty and Educational Products.

     The specialty and educational products operating unit includes direct mail distribution, educational channels of distribution, specialty advertising and other premium incentive channels of distribution of products from all other operating business units. It also is expected to include the production of variations of New Futech products from other operating units to meet the needs of the described channels of distribution. One example of such a product variation is the Aditude corporate advertising version of the Brite Ideas mailable foam-core post cards.

     We expect to utilize our conductive ink and sound technology to produce interactive brochures, interactive mailable foam core advertisements and other interactive promotional materials using the brand name, Aditude. Advertising for the next generation. These innovative products will offer a company a unique way to promote its advertising message by stimulating three of the five human senses; sight, sound and touch. We expect to market these new products to Fortune 500 companies and advertising agencies nationwide. They can be custom designed with full-color art, music, speech and sound effects of the client's choice and can be custom cut in about any shape and size. They are U. S. Post Office approved for direct mailing or can be handed out at events and expos. The recipient simply presses a printed icon on the card's surface to activate up to one minute of promotional messages. The disposable unit is expected to include enough battery power for up to 45 minutes of continuous play.

LICENSING TECHNOLOGY AND OTHER RIGHTS TO OTHER COMPANIES

     We expect to license certain applications of our patented technology to other companies while reserving all applications for its own products and formats. On August 14, 1996, Futech entered into a joint venture with Golden Books Family Entertainment, Inc., the world's largest publisher of children's books. In January, 1998, Futech transformed its agreement with Golden into a five-year, non-exclusive licensing agreement and received a $2 million up-front, non-refundable guarantee for the non-exclusive use of the technology. Golden Books recently filed for bankruptcy protection for reorganizational purposes.

     We also expect to license certain United States paperback publishing rights of its books to various book clubs (i.e. Scholastic, Inc., Troll Communications, LLC and Book-of-the-Month Club) for specialty distribution. When these companies license the paperback rights, we will provide them with films which will allow them to produce their own low cost paperback editions. A substantial royalty guarantee to New Futech will be included in the contract, and an advance on the guarantee will be paid by these companies to New Futech for the rights to produce the books. These companies distribute these special editions to students and schools throughout the United States. They distribute flyers/order blanks directly to children so the product can be ordered via mail order. They also participate in school book fairs at which they set up book displays at schools for a one week period and sell directly to students and teachers. Sales of these editions often average 100,000 copies or more.

     We also expect to license certain foreign publishing rights of our books to various foreign publishers. Procedures similar to those discussed above for book clubs (i.e. contracts and guarantees) are involved with this type of licensing. Trudy brings extensive experience in foreign publishing licenses to New Futech through its licensing of Soundprints products abroad.

RECENT ACQUISITIONS

     In addition to the proposed merger agreements with Janex, Trudy, Fundex and DaMert, Futech has completed several additional acquisition and joint venture agreements during 1998 and 1999:

     - on March 31, 1998, Futech purchased the net assets of Gick, a distributor of foam-based post cards, stationery, specialty crafts and hobby items, based in Irvine, California, for an asset purchase price of $2.2 million plus assuming $1.0 million in liabilities;

     - on May 1, 1998, Futech purchased the net assets of XYZ Distributors, a Midwest distributor of children's books, adult books, audio books, activity games and related educational products, for an asset purchase price of $10.2 million plus assuming $10.4 million in liabilities;

     - on February 1, 1999, Futech entered into a joint venture with renowned author Joy Berry and her company, Responsible Kids, LLC, purchasing 49% of Gold Star Publishing, LLC, to develop and publish children's self-improvement products. The price of the stock was a commitment from Futech to contribute $500,000 in working capital to Gold Star Publishing, LLC and in addition, assume a $200,000 line of credit from Responsible Kids, LLC.; and

     - Futech has agreed in principle to significantly expand the co-publishing/distribution agreement with Magi Publications (London, England), an agreement originally reached between XYZ and Magi. The terms of the new agreement are in negotiation. However, we expect that the agreement will grant New Futech exclusive North American publishing rights for all Little Tiger Press titles, substantially increased gross profit margins on Little Tiger Press titles, and shared future increased market value of the Little Tiger imprint. We also expect New Futech to maintain a right of first refusal in the case of sale of the Little Tiger Press imprint.

REASONS FOR MERGERS

     Most of the industries represented in the mergers, (i.e. publishing, toys and games, and stationery and novelties) have experienced tremendous consolidation. Smaller companies find it very difficult to compete with the larger conglomerates, especially for product placement in the mass retail market. Simply stated, the reason for the mergers is to provide the merging companies the opportunity to better compete in their industries.

     Through the mergers, New Futech expects to provide several advantages to the merging companies that they would otherwise not enjoy on their own:

     - necessary financial resources through the ability to raise public capital;

     - mass and diverse product presentation to allow the opportunity to sell to the mass retail market;

     - current New Futech patented technology to be incorporated into existing and future product lines;

     - new technology provided through ongoing research and development not available to small, individual companies;

     - access to popular key licenses to be incorporated into existing and future product lines;

     - access to more experienced and deeper management; and

     - broader company strength (through a broader product base and expected improved financial strength) to withstand potential aggression from large competitors designed to eliminate smaller competition.

SPECIFIC REASONS FOR PREVIOUS ACQUISITIONS AND PROPOSED MERGERS

UNIVERSAL OPPORTUNITIES IN ALL ACQUISITIONS AND MERGERS:

     - expand product lines;

     - integrate Futech technology into existing proprietary products;

     - improve profitability through reduced costs and enhanced operational efficiencies; and

     - expand domestic and international distribution coverage in the publishing, toys, games, and stationery and industries.

SPECIFIC TO XYZ:

     - long-standing exclusive distribution arrangement with New Futech;

     - excellent facilities for centralized distribution of books from the Midwest;

     - experienced management within the publishing distribution industry;

     - experience with book production in the Orient;

     - complete sales management and rep. groups within retail book industry;
       and

     - experience with New Futech technology in the publishing industry.

SPECIFIC TO GICK:

     - experience within the gift and novelty industries;

     - sales and representative groups in specialty retail industry; and

     - exclusive patents on mailable foam core products.

SPECIFIC TO GOLD STAR PUBLISHING:

     - mass market exclusive for the works of renowned children's author Joy Berry;

     - existing educational library of over 250 titles . . . 80 million copies sold via direct mail and book clubs;

     - partners through Joy Berry's television contract with Glen Larson Kids' Entertainment;

     - Super Star Kids Club web site; and

     - media exposure opportunities through Joy Berry's Fall 1999 author tour.

SPECIFIC TO FUNDEX:

     - facility for centralized distribution of toys and games from the Midwest;

     - experienced management within the toys and games industry;

     - successful designer of award-winning games;

     - experience with toys and games production in Asia;

     - complete sales management and representative network within the retail toys and games industry; and

     - with the country's number three selling card game (Phase 10), enabling nationwide toys and games distribution.

SPECIFIC TO JANEX:

     - good relationship with Toys-R-Us;

     - extensive experience, success and name recognition with licensed products and within the licensing industry; and

     - experience in Letter of Credit/FOB Hong Kong business.

SPECIFIC TO TRUDY:

     - experienced management within the publishing industry;

     - strong publishing back-list including twelve Parents' Choice award winning titles;

     - East coast distribution facility;

     - East coast fulfillment center for mail order and commerce;

     - experience in licensing of educational opportunities such as Smithsonian and The Nature Conservancy; and

     - experience in premium, supplemental education and other specialty industries.

SPECIFIC TO DAMERT:

     - West coast distribution facility;

     - West coast fulfillment center for mail order and commerce;

     - experienced management within the specialty toy retail industry; and

     - product development team and facility to consolidate with existing New Futech's research and development equipment for future New Futech technological advances.

INTEGRATION OF MERGING COMPANIES' FACILITIES

     Subsequent to the mergers, we will be divided into five business operating units: publishing, toys and games, futechinteractive.com, stationery and novelties, and specialty and educational products operated utilizing six facilities:

     - the corporate offices will be located in the Futech facility in Phoenix, Arizona and will include the Internet services business operating unit;

     - the publishing operating unit and stationery and novelties operating unit and major distribution facility for both units will be located in the Futech facility in Waukesha, Wisconsin;

     - the sales office will continue to be located in Chicago, Illinois;

     - the toys and games operating unit and major distribution warehouse for mass market toys and games will be located in the Fundex facility in Indianapolis, Indiana;

     - Internet distribution, direct mail catalog distribution, East coast mass retail distribution for publishing, toys and games and stationery and novelties, the specialty and educational products operating unit, along with New Futech's publisher and related editorial and graphics staff will be located in the Trudy facility in Norwalk, Connecticut; and

     - the major distribution warehouse for the specialty channel of distribution for toys and games and the West coast mass retail distribution for publishing, toys and games and stationery and novelties will be located in the DaMert facility in Berkeley, California, along with all research and development equipment and personnel.

INTEGRATION OF MANAGEMENT OF MERGING COMPANIES

     Integration of the management from each of the companies involved in the mergers are as follows:

     - Futech management will become the management of the surviving parent company and will continue intact with the exception of William Hermes, currently Futech's Vice President of Sales and Brad Turner, currently Futech's Vice President of Marketing. Mr. Hermes will become Vice President of Publishing and will be responsible for the publishing operating unit. Mr. Turner will become Vice President of Stationery and Novelties and will be responsible for the stationery and novelties operating unit.

     - Fundex President, Carl E.(Chip) Voigt, IV, will become Vice President of Toys and Games and will be responsible for the toys and games operating unit. The remainder of Fundex management will become responsible for the mass market portion of the toys and games division, including the products previously in the Janex product line.

     - DaMert Chairman, Frederick A. DaMert, will become the Vice President of Research and Development and will be responsible for the development of New

       Futech technologies. DaMert CEO, Gail DaMert, will become Vice President of Business Integration and Analysis and will be responsible for the operations of the Berkeley, California facility, the specialty stores channel of distribution of the toys and games division and will add responsibilities related to business analysis and integration of acquisitions.

     - Trudy President, William W. Burnham, will become Vice President of Specialty and Educational Products and will be responsible for the specialty and educational products operating unit, the operations of the Connecticut facility, and assist with New Futech business strategy and acquisitions. Trudy Vice President, Elisabeth Prial, will become New Futech's Publisher and will be responsible for the development and marketing of all New Futech publishing products.

     - Janex Vice President and Chief Operating Officer, Daniel Lesnick, will devote his time to developing licensing opportunities for all the New Futech operating units and assist as needed in the future development of the Janex product line and in the contracting of overseas manufacturing.

STRATEGY FOR FUTURE ACQUISITIONS

     New Futech will continue to evaluate acquisition prospects subsequent to the mergers. With the advent of the mergers, the anticipated breadth of New Futech's product line will have been clearly defined (see "Business Strategy" discussion in this section). The strategy for future acquisitions is to provide additional depth to the five previously defined operating units such as additional brands and lines of products within the toys and games unit, additional imprints within the publishing unit, additional educational products within both the toys and games and/or publishing unit, additional stationery brands and lines of products within the stationery and novelties unit, additional operations management depth, distribution facilities and distribution channels as needed in the stationery and novelties unit.

PRODUCT DESIGN

     We expect to conduct our own engineering, research and development, while it continually refines and enhances existing technology. We will have the combined talents of the merging companies, which will provide product development expertise in proprietary publishing (both trade and interactive books), toys and games and stationery and novelty items. We expect to employ a talented team of approximately 15 capable and inventive product designers. This design team takes products from inception to manufacturing, including prototyping, coordinating the required production materials, illustrating, scripting, editing, mold design and technology development for the products. The team also acts as a support service to manufacturers of our products. Combined with a team of outside creative partners of artists, editors, inventors, and excellent resources and talents available through licensing partners, we expect to demonstrate its commitment to innovative new products through our product development and proprietary technology.

     Some of the product lines in the New Futech family of products are based on licensing agreements allowing for the use of popular characters, such as Disney or other popular sports and pop culture figures such as NASCAR Racing drivers and WCW professional wrestlers. Within these product lines, we will continually look for new characters to license. A popular culture character can be used to extend the life of an existing product or create a new book, product or game. When new licenses are acquired, the licensors specify exactly which products into which the licensed characters can be incorporated and the territory in which the products can be sold. Our proprietary technology and diverse product lines will give us an additional advantage when negotiating new licensing agreements.

     New products are initially selected based on what we believe will be successful. However, in order to avoid the expense of producing product that may not sell, we will utilize varying forms of market research and consumer testing. Feedback from this testing is also used in developing packaging and retail pricing strategies.

     Although we have a product design staff, we also expect to work in conjunction with outside inventors and product designers throughout the United States. Generally, outside concepts for new toys and games are reviewed and refined internally and a decision is then made whether to accept and develop the new game, toy or educational product. If the new idea is accepted a royalty will be paid to the inventor ranging from 1% to 10% and a commitment to sell a minimum number of items is usually set.

     We plan to broaden the application of Futech's patented interactive conductive ink technology to new types of interactive books, interactive board games and interactive puzzles. New product designs will focus initially on newly available licenses plus integrating existing proprietary books, toys and games from the merging companies with Futech's proprietary technology to create a broad and deep range of interactive books, toys, games and educational products.

PROPRIETY PRODUCT LINES

     We expect to benefit from an extensive consolidated list of new products, many already existing, more expected to be developed quickly. We anticipate that our product lines will bring increased clout with the major mass-market retailers who generally prefer working with larger vendors offering extensive lists of proprietary products. We expect to be able to offer large retailers like Wal-Mart, K-Mart and Costco, a product line that includes books, toys and games, stationery and crafts, along with new and exciting interactive products. Below is a summary of our anticipated 1999 product lines. Many of these products have projected release dates in the second and third quarter to coincide with the holiday selling season.

PUBLISHING

Interactive publishing for kids

     - Talking Pages Picture Books, four-color, twelve page interactive story books with illustrations, published in four titles.

     - Talking Pages Prayer Books, four-color, twelve page interactive prayer books with illustrations, published in two titles.

     - Talking Pages Plus Books, four-color, twelve page learning books with multi-game playing capabilities, published in two titles.

     - Talking Pages Deluxe Books, four-color, twelve page non-fiction interactive learning books, published in two titles.

     - Look, Listen and Learn, gate-fold style interactive educational play boards, published in four titles.

     - NASCAR Stats and Standings, 4-color, 24 page book and a collectible diecast race car featuring popular NASCAR drivers such as Jeff Gordon, Dale Earnhardt, Rusty Wallace and Dale Jarrett.

     - NASCAR Track Sounds, electronic books featuring full-color photography, speech and sound effects of current season racing moments from a variety of racing legends with the same drivers as above plus Dale Earnhardt, Jr.

     - Talking Pages Plus Bible Stories, similar to the Talking Pages Prayer book line, but featuring eight different religious stories (i.e. Creation Story, Easter Story, Christmas Story, Moses, Gideon, Jonah and the Whale, Noah's Ark, David and Goliath).

     - Additional licensed books are expected to be available in the fourth quarter of 1999 and first quarter of 2000. These books are very early in development, but will be based on the significant newly acquired licenses.

     - Utilizing existing publishing products from New Futech's proprietary imprints (Soundprints, Little Tiger Press and Gold Star Publishing), additional interactive products are expected to be added in early 2000.

Little Tiger Press picture books for kids

     - Nine new hardcover picture books (Another Fine Mess, How to Be a Happy Hippo, Little Bunny Bopkin, Little Tiger's Big Surprise, Love is a Handful of Honey, Nine Naughty Kittys, One, Two, Three, Oops!, Selfish Crocodile, and Smudge).

     - Four new anthologies (Bible Stories for the Young, Counting Leopard's Spots, Not-So-Grizzly Bear Stories, and The Fox and the Rooster).

     - Two new cloth books (Bedtime Little Tiger and Where's Smudge's Ball).

     - Four new seasonal titles (Hurry Santa!, Laura's Christmas Star, Little Bear's Christmas, and Shhh!).

     - Three new board and flap books (Little Tiger Goes to School, I Don't Want to Take a Bath, and I Don't Want to Go to Bed).

     - Three new paperback books (I Don't Want to Take a Bath, and I Don't Want to Go to Bed, and Dora's Eggs).

     - Over fifty backlist titles.

Gold Star Publishing (Joy Berry's) books for kids

     - Six new board books in the Teach Me About Series for kids under four years old (Potty Training, Bathtime, Bedtime, Mealtime, Crying, Separation).

     - Six new kits in the Teach Me About Series (same titles as above) including board books, activity charts and diplomas.

     - Six new paperback books in the A Fun and Easy Way series for kids six to twelve (Clean Your Room, Be a Good Pet Owner, Earn Your Allowance, Be Good, Do Homework and Schoolwork, Get Good Grades).

     - Six new paperback books in the Good Manners series for kids six to twelve (When Eating, When in Public, When Talking, When Telephoning, When Entertaining, When Visiting).

     - Ten new paperback books in the Good Answers to Tough Questions series for parents and children of all ages (About Dependence and Separation, About Change and Moving, About Divorce, About Stepfamilies, About Weight Problems, About Substance Abuse, About Physical Disabilities, About Traumatic Experiences, About Disasters, About Death).

     - Three new paperback books in the Bee Safe Series for children of all ages (Bee Careful, Bee Prepared, Bee a Lifesaver).

     - Six new paperback books in the Six Simplified Steps series for parents and children of all ages (Successful Parent, Relationships, Discipline, Self-Esteem, Good Kids, Happy Kids).

     - Three new paperback books in the Sensational Seasons and Holidays series for all children (Experiencing October, November and December).

     - Six new paperback books in the Get Over It series for adolescents (Criticism and Rejection, Fear, Bad Habits, Rude People, Stress, Tough Situations).

     - Six new paperback books in the Go For It series for adolescents (Be a Winner, Be Liked, Be a Star, Great Future, Be Happy, Be Beautiful).

     - Six new paperback books in the Work It series for adolescents (Goals, Creativity, Intelligence, Control, Organization, Assertiveness).

     - Four new paperback books in the Let's Talk About series for kids six to twelve (Feeling Disappointed, Feeling Frustrated, Feeling Jealous, Being
       Good).

Soundprints

     - Smithsonian Institution Series -- via an exclusive license from the Smithsonian Institution. These products include realistic wildlife plush toys, storybooks and audio cassettes, and are also available in educational kits.

     - Four new board book titles (New Baby Giraffe, Panda's Busy Day, Orang Utan's Playtime, Rhinoceros's Bathtime).

     - One new title in the Backyard series (Coyote at Pinon Place).

     - One new title in the Oceanic series (Survival in the Sea).

     - One new title in the Odyssey series (Run With Me, Nike!).

     - 60 title backlist in four different series (Oceanic, Backyard, Odyssey, Wild Heritage).

     - The Nature Conservancy Series -- via an exclusive license from The Nature Conservancy. The first four titles in the habitat series were introduced in the spring of 1997. These products also include realistic wildlife plush toys, storybooks and audio cassettes, and are also available in educational kits.

     - Two new titles (Along the Luangwa, Mountain Mists); and

     - 10 title backlist.

     - Make Friends Around the World Series (a picture book and doll series about children from foreign lands).

     - Two new titles (The Legend of the Kite for China, Eva's Summer Vacation for the Czech Republic).

     - Two previously published titles.

TOYS AND GAMES

For the mass market utilizing the Fundex brand

     - NASCAR interactive board games. Three NASCAR board games called Racing Legends NASCAR Real Life Racing feature board games with sounds. These products include collectible diecast race cars of drivers Dale Earnhardt, Jeff Gordon, Rusty Wallace, Dale Jarrett, or Dale Earnhardt, Jr. As the child plays along by pressing a dice icon on the board game's surface they move the race cars around the track. The track is divided into spaces which feature sound effects and play options that determine the outcome of the game. Sound effects include straight away and curve racing sounds, screeching tires, crashes, and even pit stop sounds with wrenches and air guns. The first racer to circle the track the pre-determined number of laps and cross the finish line wins.

     - Phase 10. A card game for ages eight to adult. Phase 10 is currently the second best-selling card game in the United States and the world, with over 6 million units sold. Sister products are Phase 10 Dice, Phase 10 UPSETS and Take Five.

     - Wooden Games. These include competitively priced and quality made wood versions of several classic games such as labyrinths, chess, checkers, Chinese checkers and mancala.

     - Basic Board and Mini Games. A comprehensive line of traditional board games such as chess and checkers that retails in the $2.99 to $9.99 price range.

For the mass market utilizing the Malibu Fun Stuff brand

     - A line of swimming, bath and beach toys that include Wee Wet Pets, Wet Pet Babies, and Water Wings.

For the mass market utilizing the Janex brand

     - Most of the Janex products incorporate licensed fantasy characters. The product line currently includes the following: battery operated Power Toothbrush and Stand, battery operated Power Flashlight, Action/Talking Alarm Clock, and Role Play Gear.

For the mass market, book trade market or specialty toy market: books plus audio and plush toys

     - Soundprints titles (for detailed information about Soundprints titles, see the publishing product section).

For the specialty toy market

     - Puzzles/Brainteasers. This product line includes the cardboard Triazzle Puzzle Collection and the plastic 3D Slide Puzzle Collection. Triazzle Puzzles are manufactured under a long-term exclusive agreement with the inventor.

     - Glow-in-the-Dark. A line of items using "Glow-in-the-Dark" plastics and inks including stickers, balls and mobiles.

     - Great Gizmos and Rainbows. A line of science related toys that are educational and fun.

     - Activity Kits. A series of "All about . . ." activity planners that teaches children about topics from Animation to Rainbows to Planets and Stars.

     - Discovery Kits. A series of compact kits to teach kids more about the world around them. Topics include Constellations, Bird Watching and Geology.

     - Out-of-this-World Games. A line of family games incorporating lights and sound, including Alien Autopsy and Impact Zone, winner of the 1998 T.O.Y. award (toy of the year award).

STATIONERY AND NOVELTIES (UTILIZING THE BRITE IDEAS BRAND)

     - Patented mailable foam-core post cards:

        - 12 products in the Musical Mail (interactive) line;

        - 36 products in the Better Than a Letter line; and

        - 55 products in the Kinda Like a Card line.

     - Crafts and novelties:

        - 48 products in the Little Bits line;

        - 12 products in the Bigger Bits line;

        - 6 products in the Banners line;

        - 6 products in the Little Bits Frame Kits line;

        - 4 products in the Little Bits of Cheer line;

        - 12 products in the Make a Memory do-it-yourself frame line.

STRATEGY FOR LICENSING CHARACTERS

     One of our long-term strategies in product development is to create a balance between licensed and non-licensed products. Through the merger with Janex, Futech gained a new level of experience and access into the licensing industry. Janex's long-standing relationships with most key domestic licensors provides the us opportunity to better fulfill this strategy quickly.

     Our strategy involves four levels to the licensing balance:

     - The first level includes licenses familiar to all consumers. Futech currently has a license and distribution agreement with Action Performance and sub-licenses through Action Performance with NASCAR, Jeff Gordon, Dale Earnhardt, Rusty Wallace, Dale Jarrett and Dale Earnhardt, Jr. to produce interactive books, interactive games, Fan Mail, book and car packages, and various other toy products such as toothbrushes and clocks. Futech has also agreed to terms for additional licenses and distribution agreements with three significant licensors for additional interactive books and post cards (definitive agreements for all three are currently in negotiation). In addition, Futech currently has licensing and distribution agreements for various toy products with The Walt Disney Company for Hercules, Warner Brothers Corporation for Looney Tunes, Children's Television Workshop for Sesame Street, Leisure Concepts for World Championship Wrestling, Inc. for

       WCW characters, The Lyons Group for Barney, Saban Merchandising, Inc. for Power Rangers in Space, LLC for Lionel Trains, New Line Cinema Productions, Inc. for Lost in Space, Turner Home Entertainment, Inc. for Jonny Quest, and MCA/Universal Merchandising, Inc. for Lost World. Trudy also has licensing and distribution agreements with the Smithsonian Institution and The Nature Conservancy for Soundprints books, audio cassettes and plush toys. We intend to continue to pursue additional licensing and strategic agreements for publishing, toys, games, stationery and its electronic products.

     - The second level includes potential license agreements with other publishers and manufacturers to develop joint venture products. We are currently working with a major game manufacturer and a major publisher to determine how our interactive book technology can be successfully applied through joint venture products to some of their most successful licenses. We have also initiated discussions with a religious publisher to develop religious books exclusively for the religious markets.

     - The third level includes our exclusive imprints and licenses. Futech has a long-term agreement with Magi Publishers of London, England to exclusively publish and distribute products using the Little Tigers Press imprint and license. Futech has also exclusively licensed best-selling author Joy Berry through its Gold Star Publishing joint venture. Through this agreement, Futech has exclusive rights to Ms. Berry's two hundred-fifty book library of self-help books for kids which have sold eighty million books through direct to consumer venues.

     - The fourth level includes our non-licensed, New Futech branded proprietary products using branding such as Phase 10, Soundprints, Talking Pages, Wet Pets, Gold Star Publishing and Brite Ideas. By maintaining proprietary products not associated to third party licenses, we expect to be able to balance against the risks of being dependent on other companies.

PROPRIETARY TECHNOLOGY AND PATENTED TECHNOLOGY

     The Company's proprietary technology relates to printed audible signals, visual circuitry and associated electrical components such as switches, batteries, speakers and liquid crystal displays (LCD). This technology is applied to produce books and play boards that emit speech, music and sound effects or other visual signals activated by pressing switches embedded in the surface of the product. Upon pressing a designated point on the page or surface of the product a microchip is activated and a speech, music, or sound effect response is emitted. In certain products light emitting diodes (LEDs) or liquid crystal diodes (LCDs) provide visual enhancement.

     The Company holds six United States patents and four foreign patents relating to its conductive ink technology. This technology is applicable to a variety of products and industries including electronic publishing, promotional publishing, interactive advertising, electronic greeting cards and other sound-based consumer products. Futech has acquired four additional patents to strengthen its current technology position. Futech was also recently granted a patent for a game board apparatus for selectively providing sensory game enhancement.

MANUFACTURING

     Futech subcontracts with third parties to manufacture of its own electronic books, including Talking Pages and Talking Pages Plus, in conjunction with one of the largest commercial printers in China. Trudy's and Futech's trade books are manufactured by a variety of printers located in Belgium, Italy, Singapore and China. Futech has a variety of electronic products and learning games that are manufactured by companies throughout Asia. Our specialty products, including promotions and specialty post cards, will be manufactured domestically. The sound module for Futech's electronic greeting cards are manufactured in China. Plush toys are manufactured in China, Bangladesh, and Sri Lanka.

CUSTOMER BASE

     We expect to have a diversified base of well established retail customers. The merged companies have distributed a wide variety of products to the mass market to over 26,000 retail locations and list most of the country's largest retailers as their customers. Current customers include some of the most recognized names in retailing such as Toys 'R' Us, Walmart, Kmart, Target, Baby Superstores, Inc., Kohl's Corporation, Sam's Club, Costco Wholesale Corporation, BJ's Wholesale Corporation, Walden, Barnes & Noble, B. Daltons, Borders Group, Inc., Waldenbooks, Michael's, TJ Max, QVC, Inc., Nordstroms, Inc., Safeway Inc., Eckerd Corporation, Rite-Aid Corporation, Scholastic, The Nature Company, Galyans, The Museum Company and others. We believe these long-standing relationships will allow the Company to significantly expand the distribution of its proprietary products.

MARKETS

     Given the numerous applications of its interactive, patented technology, we believe we are well positioned to be a competitive force in a variety of markets. These markets include interactive games, interactive publishing, trade publishing, promotional publishing, book distribution, games, toys, stationery, novelties, mail order, Internet, advertising and promotion and supplementary education to libraries and classrooms. Specifically, there has been an explosion of super bookstore construction led by Borders and Barnes and Noble. This has led to increased book sales category growth. In addition, on line ordering of books through eCommerce sites such as barnesandnoble.com and amazon.com is growing rapidly such that this distribution channel is now up to a 7% share of all book sales. Accordingly, our interactive web site will offer consumers and retail customers an attractive alternative for purchasing direct along with new technology games to play on the Internet.

     With the federal initiative to reduce classroom sizes through an augmentation of certified teaching professionals, significant increases in government and state funds are being allocated to local school boards. The purchasing decisions for library and classroom teaching materials are being made at the teacher level as opposed to the state level. This has stimulated double digit increases in supplementary instructional material spending over the past three years.

COMPETITION

     We expect to operate in highly competitive markets. Some of our competitors are significantly larger than us and have substantially greater resources available for developing and marketing their products.

     In interactive publishing, one major publisher, Publications International, Inc., currently has a much larger share of the market than we expect to initially have, partly because we have just begun to deliver these products to the market. We believe that we will be able to gain significant market share over the next few years.

     In trade publishing, our competition includes thousands of publishers including Simon & Schuster, Inc., McGraw-Hill Companies, Inc., Harcourt Brace, Golden Books Family

Entertainment, Random House, Inc., Penguin Putnam, Inc., Scholastic, Inc., Andrews & McMeel Publishing, HarperCollins, Avon Books, Inc., and Houghton Mifflin. Subsequent to the mergers, New Futech will attempt to gain additional market share through its three strong trade publishing imprints (Little Tiger, Soundprints, Gold Star Publishing). We are not aware of any significant direct competitors with its licensed, plush toys packaged with an educational book and audio cassette (Soundprints line) or its kids self-help products (Gold Star Publishing line).

     The book distribution market to warehouse clubs is currently controlled by one distributor, Advanced Marketing Services (AMS), which has over 95% of total sales. In 1990, there were ten warehouse club chains in the country and eight book distributors servicing those chains. Due to consolidations and acquisitions, there are only three major chains remaining (Costco, Sam's Club and B.J.'s). As a result of the mergers, we will be able to compliment the scope of its distributed books and will have additional distribution facilities to improve our customer service. We also hope to benefit from the warehouse clubs' desire to maintain an alternative supplier to AMS.

     The toys and games market is highly competitive and includes numerous small manufacturers, but is dominated by two industry giants controlling approximately 50% of the market, Hasbro, Inc. and Mattel, Inc. The industry is sensitive to changing consumer preferences and demands. Competition is based primarily on price, quality and play value. In recent years, the industry has experienced rapid consolidation, driven by the desire of industry leaders to offer a range of products across a broader variety of categories.

     The key competitors in specialty toys can be identified for each product category as follows:

     - puzzles/brainteasers: Binary Arts, Bedazzled

     - Glow-in-the-Dark: Great Explorations, Illuminations

     - Activity Kits: Creativity for Kids, Curiosity Kits

     - Science Toys: Wild Planet

     - Rainbows: White Eagle, Lightrix

     - Games: University Games, Briarpatch.

     All of these competitors are small in size, relative to the toy manufacturers in other segments of the business.

     There are no major competitors in the Brite Ideas (foam-core post cards) line of products. However, Hallmark Cards and Gibson Greetings are fiercely competitive in the stationery line as a whole.

RESEARCH AND DEVELOPMENT

     Futech is in the process of consolidating its research and development resources into its facility in Berkeley, California. In addition, Futech maintains a liaison with individual inventors and companies involved in the development of related technologies that are utilized to enhance and expand Futech's products.

DISTRIBUTION AND LOGISTICS

     We expect to operate state-of-the-art distribution facilities in the East, Midwest and West. We will be EDI (electronic data interface) integrated to receive orders and invoice its major customers. In addition, we will have a custom bar-code-based inventory management system and computerized shipping system in its warehouse. High speed packing machines, labeling machines and conveyors allow for quick processing of customers' orders, allowing us to respond to orders within forty-eight hours of the placement of orders. A computerized rate shopper allows us to determine the most economical and fastest way to ship products to its customers, thereby controlling its overall freight expenses and providing exceptional service. All of the major distribution centers can easily be expanded within thirty to sixty days to accommodate major new distribution opportunities as they are presented in the future. With the addition of its West and East coast distribution facilities, we will be able to service our East and West coast customers in the mass retail market in two days instead of the previous five days.

EMPLOYEES

     No New Futech employee is a member of a union. We consider our relations with its employees to be good. Initially, we expect to employ approximately the following number of full-time employees in its locations:

     - corporate office and futechinteractive.com operating unit, Phoenix, Arizona-17 employees;

     - publishing and stationery and novelties operating units and distribution centers, Waukesha, WI -- 42 employees;

     - toys and games operating unit, mass market sales and distribution center, Indianapolis, IN -- 21 employees;

     - specialty toys and games distribution, West coast distribution center, and research and development facility, Berkeley, CA -- 27 employees;

     - specialty and educational products operating unit, East coast, direct mail and eCommerce distribution center, Norwalk, CT -- 21 employees; and

     - sales office, Highland Park, IL -- 1 employee.

     The merging companies employed a total of 129 employees as of May 1, 1999.

PROPERTIES

     Our facilities will be comprised as listed below. We believe that these facilities are adequate for our current requirements and that suitable additional space is readily available if needed.

     - corporate office and futechinteractive.com operating unit: 9,628 sq. ft. at 2999 North 44th Street, Suite 225, Phoenix, AZ. Lease expires on February 1, 2003;

     - publishing and stationery operating units and distribution centers:
       58,000 sq. ft. of warehouse and office space at N16 W23390 Stoneridge Drive, Waukesha, Wisconsin. The lease expires June 30, 2002;

     - toys and games operating unit, mass market sales and distribution center:
       32,000 sq. ft. at 2237 Directors Row, Indianapolis, IN. The lease expires in five years with a renewal option for three additional years;

     - specialty toys and games distribution, West coast distribution center, and research and development facility: 32,000 sq. ft. of office and warehouse space at 1609 Fourth Street, Berkeley, CA. It is divided into 24,000 sq. ft. of warehouse and 8,000 sq. ft. of office space. The lease expires December 1, 2001 and provides for one six-year extension option at a fair market rental rate for a similar industrial gross lease;

     - specialty and educational products operating unit, East coast, direct mail and commerce distribution center: 27,000 sq. ft. of office and warehouse space at 353 Main Avenue, Norwalk, CT. The lease expires December 31, 2004;

     - sales office: 650 sq. ft. of office space at 580 Roger Williams Avenue, Suite 21, Highland Park, IL. The lease expires June 30, 2002;

     - toys and games showroom and office space: 1,000 sq. ft. at Toy Center South, 200 Fifth Avenue, Room 516, New York, NY. The showroom is used to exhibit products for the International Toy Fair in February each year and is used as an office for the balance of the year. A larger space will be needed as the number of products and product lines continue to grow. The lease expires April 30, 2006;

     - previous office space: 1,000 sq. ft. in Laguna Hills, CA is currently sub-leased. The lease expires June 30, 2000; and

     - previous office space: 4,662 sq. ft. at 21700 Oxnard Street, Woodland Hills, CA is currently sub-leased to a third party for the balance of the lease. The lease expires December 31, 2000.

GOVERNMENT REGULATIONS

     We endeavor to comply with all applicable regulations through a program of quality inspections and product testing. We expect to maintain product liability insurance in the amount of $2,000,000.

LEGAL PROCEEDINGS

     Futech is involved in one material legal proceeding as a defendant in Gary Roy, a/k/a Joe, Billings v. Futech Interactive Products, Inc. This action was initiated on November 20, 1998 in Waukesha County Circuit Court of Wisconsin. Mr. Billings, a Director of Futech, alleges Futech wrongfully terminated his employment and failed to perform according to the terms of the Agreement for Purchase and Sale of Assets of XYZ. Mr. Billings claims damages resulting from the wrongful termination equal approximately $1,150,000 plus costs and attorneys' fees. This suit was dismissed pending arbitration. Futech admits it owes Mr. Billings certain other amounts in connection with the acquisition of XYZ. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

                            NEW FUTECH'S MANAGEMENT

     The following table sets forth information regarding the executive officers and directors of New Futech following the completion of the mergers:

DIRECTORS AND EXECUTIVE OFFICERS

     The following table describes the person who will initially be directors and executive officers of New Futech following the mergers:

NAME                                   AGE                      TITLE
----                                   ---                      -----
Vincent W. Goett.....................  35     Chairman of the Board, Chief Executive
                                              Officer, President and Director
Joseph K. Petter.....................  56     Chief Operating Officer
Frederick B. Gretsch, Sr.............  53     Chief Financial Officer, Treasurer and
                                              Secretary
Carl E. (Chip) Voigt, IV.............  38     Vice President, Games/Toys and Director
William W. Burnham...................  56     Vice President, Specialty Items and
                                              Director
Roderick L. Turner...................  66     Director
Gary A. Oman.........................  50     Director
Robert J. Rosepink...................  48     Director
F. Keith Withycombe..................  54     Director

     VINCENT W. GOETT. Mr. Goett has served as Chairman and Chief Executive Officer and Director of Futech since March 1995. Mr. Goett has served as Chairman of the Board, Chief Executive Officer, President and Director of Janex since December 11, 1998. Mr. Goett joined Futech as its Chief Operating Officer on January 5, 1995. From August 1991 to January 1995, Mr. Goett owned and operated Paradise International, an investment business engaged in acquisition and joint venture activities. From September 1985 to August 1991, Mr. Goett was President of Westplex, Inc. which effected major investments in commercial real estate. Mr. Goett attended Arizona State University. Mr. Goett is the son-in-law of Roderick L. Turner, a director of Futech, and brother-in-law of R. Bradford Turner, who is Vice President, Stationary/Novelties of Futech.

     JOSEPH K. PETTER. Mr. Petter has served as Chief Operating Officer of Futech since February 1997. Mr. Petter has served as Chief Operating Officer of Janex since December 11, 1998. Mr. Petter joined Futech as Vice President of Operations in March 1996. Prior to joining Futech, from July 1989 to December 1995, Mr. Petter was a Division Vice President of ADVO, Inc., a direct mail marketing company. From 1970 to 1989, Mr. Petter was a Group or Senior Manager with several different operating companies of the Dun & Bradstreet Corporation. Mr. Petter completed the Executive Management Program from the University of Chicago and received his B.S. in Industrial Engineering from the Illinois Institute of Technology.

     FREDERICK B. GRETSCH, SR. Mr. Gretsch has served as Chief Financial Officer, Secretary and Treasurer of Futech since September 1997. Mr. Gretsch has been Chief Financial Officer, Treasurer, Secretary and Director of Janex since December 11, 1998. He has served in various financial and marketing positions throughout his career. Prior to joining Futech, from May 1996 to December 1996, Mr. Gretsch was Treasurer of Vail Resorts, Inc., a ski resort company and from November 1995 to May 1996, he was Treasurer of Cable Systems International, a copper wire and cable manufacturing company. From February 1992 to February 1995, Mr. Gretsch was Director of Treasury Operations at

General Dynamics Corporation, a defense contractor. From June 1975 to December 1991, he was Vice President at Citicorp/Citibank, a major bank holding company. From October 1968 to June 1975, Mr. Gretsch was manager of Sales Accounting and Administrator of Finance at RCA, a diversified corporation. Mr. Gretsch received his Masters degree in Business Administration from Columbia University and his B.A. in Economics from Georgetown University.

     CARL E. (CHIP) VOIGT, IV. Mr. Voigt is the President and Chief Executive Officer of Fundex Games, Ltd., and he has held those positions since he co-founded Fundex in 1991. Mr. Voigt has been engaged in the toy and game industry for over 15 years. Prior to his activities on behalf of Fundex, Mr. Voigt spent four years as a manufacture's representative in the toy and game industry. Mr. Voigt received a Bachelor of Science degree in Industrial Management from Purdue University.

     WILLIAM W. BURNHAM. Mr. Burnham has been President of Trudy Corporation since 1979, prior to which he served in marketing and sales positions for Pepsico and Vlasic Foods. Mr. Burnham received a B.S. from Trinity College and an M.B.A. from Columbia University.

     RODERICK L. TURNER. Mr. Turner has served as Director of Futech since July 1995. Mr. Turner retired as Senior Executive Vice President of Colgate Palmolive, Inc. in 1992 with 30 years of service in various executive management positions within Colgate. Since 1992, Mr. Turner has been engaged in entrepreneurial interests along with the management of his personal investments. Mr. Turner is the father-in-law-of Vincent Goett, an officer and director of Futech, and father of R. Bradford Turner, an officer of Futech. Mr. Turner received his BA in Business from Cornell University.

     GARY A. OMAN. Mr. Oman has served as a Director of Futech since January 1996. Mr. Oman has been a Vice President of Coldwell Banker Success Realty since 1991. From 1973 to 1991, Mr. Oman was a real estate investment consultant and entrepreneur. Prior to his business interests in real estate investments, Mr. Oman was in the education profession. Mr. Oman attended Mankato State College where he studied Educational Administration.

     ROBERT J. ROSEPINK. Mr. Rosepink has served as a Director of Futech since January 1998. Mr. Rosepink has been a partner of Rosepink & Estes, a law firm specializing in estate planning, probate and trust law since 1988. Mr. Rosepink was a partner at the law firm of Snell & Wilmer in Phoenix, Arizona from 1985 to 1988 and an associate and shareholder at the law firm of Fennemore, Craig, von Ammon, Udall & Powers in Phoenix, Arizona from 1975 to 1985. Mr. Rosepink received his J.D. degree, with honors, from George Washington University.

     F. KEITH WITHYCOMBE. Mr. Withycombe has served as a Director of Futech since November, 1998. Mr. Withycombe was President and Chief Operating Officer of Evans Withycombe Residential, Inc. from 1994 to 1996, and President of Evans Withycombe Inc. from 1981 to 1994. Mr. Withycombe received a B.S. in Engineering from the United States Air Force Academy and a M.S. in Engineering from Arizona State University.

MANAGEMENT TEAM

     - MELVIN J. SAUDER, SENIOR EXECUTIVE VICE PRESIDENT. Mr. Sauder joined Futech in June, 1998 as Corporate Controller. In September, 1998 he was promoted to Senior Executive Vice President, directly responsible for all sales and marketing functions of the company. He was promoted to President in December, 1998. Over the past decade, he has served as President of subsidiaries of two different Fortune 100 companies, Fuji Photo Film USA and AmeriSource Health, Inc. Most recently, Mr. Sauder served as CEO and President of Enhance Products Marketing, Inc., a Midwest family/children's book and video distributor and rack jobber. Mr. Sauder graduated from Ohio State University with a Bachelor of Science degree in Business Administration. Mr. Sauder is a CPA and has served in various public and private accounting positions.

     - WILLIAM E. HERMES, VICE PRESIDENT -- PUBLISHING. Mr. Hermes joined Futech in October, 1998. Prior to joining Futech, Mr. Hermes was Vice President of Sales with Kidsbooks, Inc. in Chicago. Mr. Hermes was Vice President of Sales and part owner of XYZ Distributors, and prior to that was Manager of National Accounts with Sight & Sound, Inc. Mr. Hermes worked as Military Sales Manager with Western Publishing and also worked in packaged good sales with Kraft Foods. Mr. Hermes graduated in 1982 from the University of Wisconsin.

     - R. BRADFORD TURNER, VICE PRESIDENT -- STATIONERY AND NOVELTIES. Mr. Turner joined Futech in October, 1998. Prior to joining the Company, Mr. Turner served as Group Marketing Manager for the Kellogg's Company, responsible for regional promotions, media and advertising for their Latin American operations. Previously, Mr. Turner served as Regional Account Director for the Leo Burnett Advertising Agency, and in various account management positions in Young & Rubicam and Foote, Cone and Belding. Mr. Turner has a Bachelor of Arts from Tulane University.

     - ELISABETH T. PRIAL, VICE PRESIDENT -- PUBLISHER. Mrs. Prial joined Trudy in 1991 and was appointed Vice President of Sales for Trudy Corporation in 1994. In 1996, Mrs. Prial became Publisher of Trudy. Prior to joining Trudy, she worked in juvenile publishing with Warner Books, Putnam Publishing, Bantam Books, and others. Mrs. Prial attended the Fashion Institute of Technology in New York.

     - FREDERICK A. DAMERT, VICE PRESIDENT -- RESEARCH AND DEVELOPMENT. Mr. DaMert was the founder and Chairman of the Board of DaMert Company. He owned and operated the DaMert for 26 years, and was responsible for creating and sourcing toy and gift products. Mr. DaMert attended San Francisco State University.

     - GAIL PATTON DAMERT, PH. D. VICE PRESIDENT -- BUSINESS INTEGRATION AND ANALYSIS. Mrs. DaMert became a member of the DaMert Board of Directors in 1983. In 1989, she joined DaMert as the Director of Finance. In 1994, she became DaMert's Chief Executive Officer. Prior to 1989, Mrs. DaMert was a systems engineering manager at Lockheed Missiles and Space Company. She holds a B. A. Degree in Mathematics and Astronomy from Smith College, and a Ph. D. in Astronomy from State University of New York at Stony Brook.

EMPLOYMENT AGREEMENTS

     VINCENT W. GOETT, the Chairman of the Board, President and Chief Executive Officer of Futech, entered into an employment agreement with Futech dated December 31, 1997. Under the agreement, Mr. Goett is entitled to an annual base salary of not less than $200,000 in the first year of the agreement and $350,000 in the second year of the agreement, plus a bonus at Futech's discretion. In addition, Futech agreed to grant Mr. Goett options to purchase a total of 7 million shares of Futech's common stock at an exercise price of $0.10 per share, exercisable as follows: 2 million on December 31, 1998; 2 million on December 31, 1999; 1 million on December 31, 2000; 1 million on

December 31, 2001; and the remaining 1 million on December 31, 2002. The agreement terminates on December 31, 2002, unless earlier terminated, and is renewable for additional one year periods. His agreement will remain in full force and will be assumed by New Futech in the mergers.

     JOSEPH K. PETTER, Chief Operating Officer of Futech, entered into an employment agreement with Futech dated February 1, 1997. Under the agreement, Mr. Petter is entitled to $125,000 per year for the first year and $175,000 for the second through fifth years of employment. The agreement terminates January, 2002. Mr. Petter also entered into a confidentiality agreement with Futech dated March 4, 1996. His agreement will remain in full force and will be assumed by New Futech in the mergers.

     FREDERICK B. GRETSCH, SR., Chief Financial Officer, Secretary and Treasurer of Futech, entered into an employment agreement with Futech dated September 2, 1997. Under the agreement, Mr. Gretsch is entitled to an annual base salary of not less than $125,000. The agreement terminates on December 31, 2000. Mr. Gretsch also entered into a confidentiality agreement with Futech in connection with his employment. His agreement will remain in full force and will be assumed by New Futech in the mergers.

     WILLIAM E. HERMES, Executive Vice President -- Sales, entered into an employment agreement with Futech dated April 1, 1999. Under the agreement, Mr. Hermes is entitled to an annual salary of not less than $125,000. The agreement terminates on April 1, 2002. Mr. Hermes also entered into a confidentiality agreement with Futech in connection with his employment. His agreement will remain in full force and will be assumed by New Futech in the mergers.

     The Merger Agreement provides that Carl E. Voigt, IV, who is currently the CEO of Fundex, will be a director and vice president of the toys/games division of New Futech as well as a director and president of New Sub. Carl E. Voigt, III will be the vice president of New Sub. In connection with these positions each of them will receive three year employment contracts providing for a base salary of $150,000 per year and options for 33,333 shares of New Futech stock (vesting in three annual installments) with an exercise price of $4.50 per share.

     FRED DAMERT AND GAIL PATTON DAMERT, who are currently the owners and principal executives of DaMert, will be employed as Vice President -- Research and Development and Vice President -- Business Integration and Analysis, respectively, of New Futech after the mergers. The each will receive a three year employment agreement providing for a base salary of $120,000 per year, without stock options.

     WILLIAM BURNHAM, who is presently one of the principal stockholders and executive officers of Trudy, will be employed as the Vice President -- Specialty Items of New Futech. Mr. Burnham will also be a director of New Futech. Mr. Burnham will receive a three year employment agreement providing for a base salary of $100,000 per year and stock options for a total of 20,000 shares of New Futech stock, vesting in equal, annual installments and with an exercise price of $7.50 per share.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following table sets forth for the year ended December 31, 1998, the compensation awarded to, earned by, or paid to Futech's Chief Executive Officer and the other Futech executive officers who were serving as executive officers at December 31, 1998, and whose aggregate compensation exceeded $100,000. This table does not include information about 1998 compensation of executive officers of the other merging companies. New Futech's employment agreements with its executive officers, including those with executive officers of the other merging companies, are described under the heading "Employment Agreements," above. The stock option awards shown in the table have been adjusted for the conversion ratio into New Futech stock options resulting from the mergers.

                                                           LONG-TERM
                                                      COMPENSATION AWARDS
                              ANNUAL COMPENSATION    ---------------------
                             ---------------------   SECURITIES UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION  SALARY($)    BONUS($)    OPTIONS/SARS(#)(1)      COMPENSATION
---------------------------  ---------    --------   ---------------------    ------------
Vincent W. Goett...........  $200,000       --             1,398,333(2)         $920,000
  Chief Executive Officer
Joseph K. Petter...........  $176,042       --                83,333                  --
  Chief Operating Officer
Frederick B. Gretsch,
  Sr.......................  $129,594       --               116,667                  --
  Chief Financial Officer,
  Secretary and Treasurer

-------------------------
(1) Consists entirely of stock options. The amounts shown has been adjusted for the 1-for-30 exchange ratio in the mergers.

(2) Of the amount shown, 331,667 are owned by Mr. Goett and his spouse and the remainder are owed by Palmilla Management Trust, which they control.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS
                          -----------------------------------------
                             NUMBER
                               OF         PERCENT OF
                           SECURITIES       TOTAL
                           UNDERLYING    OPTIONS/SARS
                          OPTIONS/SARS    GRANTED TO    EXERCISE OF
                            GRANTED      EMPLOYEES IN   BASE PRICE    EXPIRATION      GRANT DATE
          NAME                (#)        FISCAL YEAR      ($/SH)         DATE      PRESENT VALUE(2)
          ----            ------------   ------------   -----------   ----------   ----------------
Vincent W. Goett........     41,667          2.43%         1.50          1/3/04         12,500
                            240,000         14.01%         1.50         3/31/04         72,000
                             50,000          2.92%         1.50          5/5/04         15,000
                             33,333          1.95%         1.50         6/24/04         10,000
                            200,000         11.67%         1.50         8/10/04         60,000
                            700,000         40.86%         1.50         12/3/08        210,000
                            133,333          7.78%         1.50        12/15/04         40,000
Frederick Gretsch.......     83,333          4.86%         4.50         1/29/08         25,000
                             33,333          1.95%         4.50         6/29/08         10,000
Joseph K. Petter........     83,333          4.86%         4.50         1/29/08         25,000

-------------------------
(1) The number of options and the exercise price have been adjusted to reflect the assumed reverse-split ratio of 1:30.

(2) The fair value for these options/warrants was estimated at the date of grant using the minimum value pricing model assuming a risk-free interest rate of 5.38%; dividend yield of 0%; and a weighted average expected life of five years.

COMPENSATION OF DIRECTORS

STANDARD ARRANGEMENTS

     As compensation for their services, non-employee directors are granted options each year to purchase 833.33 shares of common stock of New Futech at a price of $1.50 per share. Additionally, directors are reimbursed for out-of-pocket expenses that are incurred in connection with their duties associated with our business.

OTHER ARRANGEMENTS

     In December 1998, as consideration for a personal guarantee of a line of credit with a bank, the following directors received warrants to purchase common stock of New Futech.

     F. Keith Withycombe received warrants to purchase the equivalent of 700,000 shares of New Futech at an exercise price of $1.50 per share. These warrants are exercisable starting in December 1998 and expire in December 2008. The present value of the warrants at the time of issuance was $210,000.

     Robert J. Rosepink received warrants to purchase the equivalent of 133,333 shares of New Futech at an exercise price of $1.50 per share. These warrants are exercisable starting in December 1998 and expire in December 2008. The present value of the warrants at the time of issuance was $40,000.

     Vincent W. Goett received warrants to purchase the equivalent of 700,000 shares of New Futech at an exercise price of $1.50 per share. These warrants are exercisable starting in December 1998 and expire in December 2008. The present value of the warrants at the time of issuance was $210,000.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL

     During 1997, Futech granted Vincent W. Goett 333,333 options to purchase common stock at an exercise price of $1.50 per share, expiring in 2009.

     Vincent W. Goett, the Chairman of the Board, President and Chief Executive Officer of Futech, entered into an employment agreement with Futech dated December 31, 1997. Under the agreement, Mr. Goett is entitled to an annual base salary of not less than $200,000 in the first year of the agreement and $350,000 in subsequent years of the agreement, plus a bonus at our discretion. In addition, Futech agreed to grant Mr. Goett options to purchase 233,333 shares of New Futech's Common Stock at an exercise price of $3.00 per share, which options are exercisable as follows: 66,667 on December 31, 1998; 66,667 on December 31, 1999; 33,333 on December 31, 2000; 33,333 on December 31, 2001; and the
remaining 33,333 on December 31, 2002. The agreement terminates on December 31, 2002, unless earlier terminated, and is renewable for additional one-year periods. As a result of the mergers these options will cover an aggregate of 233,333 New Futech shares at an exercise price of $3.00 per share.

     Joseph K. Petter, Chief Operating Officer of Futech, entered into an employment agreement with Futech dated February 1, 1997. Under the agreement, Mr. Petter will receive $125,000 per year for the first year and $175,000 for the second through fifth years of employment. The agreement terminates in January, 2002. Mr. Petter also entered into a confidentiality agreement with Futech dated March 4, 1996.

     Frederick B. Gretsch, Sr., Chief Financial Officer, Secretary and Treasurer of Futech, entered into an employment agreement with Futech dated September 2, 1997. Under the agreement, he is entitled to an annual base salary of not less than $125,000. The agreement terminates on December 31, 2000. Mr. Gretsch also entered into a confidentiality agreement with Futech in connection with his employment.

     Board Compensation Committee Report on Executive Compensation. In the absence of a separate compensation committee, the Futech Board of Directors reviewed the compensation payable to the persons mentioned below. The Board believed that the salary payable and stock options awarded to the President and Chief Executive Officer reflected his contributions to us, demonstrated by his vision and leadership with respect to our financing and acquisitions strategies. The Board felt that the salary payable and stock options awarded to the Chief Operating Officer appropriately compensated him for overseeing all of our manufacturing operations, both domestic and international. The Board demonstrated that the salary payable and stock options awarded to the Chief Financial Officer, Treasurer, and Secretary reflected his contributions to our progress in improving its financial position and instituting more extensive financial controls consistent with the company's growth.

1999 STOCK OPTION PLAN

     The 1999 Stock Option Plan (the "1999 Plan") will be adopted by the Board of Directors of New Futech and approved by New Futech's stockholders. A total of 1,000,000 shares of New Futech Common Stock will be reserved for issuance under the 1999 Plan. The 1999 Plan will survive the merger.

     Purposes. The purpose of the 1999 Plan is to attract and retain the best available directors and employees of the Company or any parent or subsidiary or affiliate of New Futech which now exists or hereafter is organized or acquired by or acquires New Futech, as well as appropriate third parties who can provide valuable services to New Futech, to provide additional incentive to such persons and to promote the success of the business of the Company.

     Administration. The 1999 Plan is administered by the Board of Directors or a Committee of the Board of Directors appointed by the Board and constituted so as to permit the 1999 Plan to comply with Rule 16b-3. The administering body is referred to herein as the "Committee." The Committee determines the persons to whom stock options will be granted, the terms of such grants and the number of shares subject to options. The 1998 Plan provides for the grant of options which qualify as "Incentive Stock Options" (sometimes referred to herein as "ISOs") under Section 422 of the Code and non-statutory stock options which do not specifically qualify for favorable income tax treatment under the Code (sometimes referred to herein as "NSOs").

     Eligibility and Participation. Any employee of New Futech or any of its subsidiaries is eligible to receive options under the 1999 Plan. Non-employee directors are eligible to receive only NSOs under the 1999 Plan while employee directors are eligible for both ISOs and NSOs. In addition, any other individual whose participation the Committee determines is in the best interests of the Company is eligible to receive only NSOs under the 1999 Plan. The Committee has complete discretion to determine which eligible individuals are to receive option grants. In general, the only consideration received by New Futech for the grant of an award will be past services or the expectation of future services, or both. The 1999 Plan does not confer on any participant in the 1999 Plan (a "Participant") any right with respect to continued employment or other services to New Futech and will not interfere in any manner with the right of New Futech to terminate a Participant's employment or other services

     Stock Subject to the 1999 Plan. The aggregate number of shares which may be issued pursuant to the exercise of options granted under the 1999 Plan is 1,000,000 shares of New Futech's Common Stock, subject to adjustments in certain circumstances, including reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends and the like. If any outstanding option grant under the 1999 Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of the option grant shall again be available for options under the 1999 Plan as if no options had been granted with respect to those shares.

     Limitations on Awards. No grants are required to be made during any calendar year. No ISO may be exercised more than ten years from the date of grant (five years in the case of a grant to a Participant owning more than 10% or more of the total combined voting power of all classes of stock of the Company or any ISO Group member), immediately after the date the Participant ceases to perform services for the Company or any ISO Group member (for reasons other than death or disability), one year after the date the Participant ceases to perform services for the Company or any ISO Group member if cessation is due to death or disability, or the date the Participant ceases to perform services for the Company or any ISO Group member if cessation is for cause. No NSO may be exercised more than ten years from the date of grant, one year after the date the Participant ceases to perform services for the Company or any Affiliated Group member (for reasons other than death, disability, retirement or cause), two years after the date the Participant cease to perform services for the Company or any Affiliated Group member if cessation is due to death, disability or retirement, or the date the Participant ceases to perform services for the Company or any Affiliated Group member if cessation is for cause.

     Pricing and Payment of Options. The per share exercise price of each stock option granted under the 1999 Plan will be established by the Committee at the time of grant. Subject to the provisions of the Internal Revenue Code of 1986, as amended, grants to Participants may be either ISOs or NSOs. In the case of an ISO, the per share exercise price may be no less than 100% of the fair market value of a share of Common Stock on the date of grant (110% in the case of a Participant who owns, directly or indirectly, 10% or more of the outstanding voting power of all classes of stock of the Company). The per share exercise price of a Non-qualified Stock Option may be any amount determined in good faith by the Committee. With respect to ISOs, the aggregate fair market value of the Common Stock for which one or more options granted to a Participant may become exercisable during any one calendar year may not exceed $1,000,000. The fair market value of the Common Stock equals the closing price on the date in question on the principal exchange or other market on which the stock is then traded.

     Under the 1999 Plan, the purchase price of an option is payable upon exercise: (i) in cash; (ii) by check; (iii) to the extent permitted by the particular option grant, by transferring to the Company shares of Common Stock of the Company at their fair market value as of the option exercise date (provided that the Participant held the shares of stock for at least six months); or (iv) through a sale and remittance procedure by which a Participant delivers concurrent written instructions to a Company-designated brokerage firm to sell immediately the purchased Common Stock and remit to the Company sufficient funds to pay for the options exercised and by which the certificates for the purchased Common Stock are delivered directly to the brokerage firm. The Company may also extend and maintain, or arrange for the extension and maintenance of, credit to a Participant to finance the purchase of shares pursuant to the exercise of options, on such terms as may be approved by the Board of Directors or the Committee, subject to applicable regulations of the Federal Reserve Board and any other applicable laws or regulations in effect at the time such credit is extended.

     The Committee may require, as a condition to exercise of an option, that the Participant pay to the Company, in cash or in shares of the Common Stock of the

Company, the entire amount of taxes which the Company is required to withhold by reason of such exercise, in such amount as the Committee or the Board of Directors may determine. Alternatively, the Participant may elect, subject to rules adopted by the Committee or the Board of Directors, or New Futech may require that New Futech withhold from the shares to be issued that number of shares having a fair market value equal to the amount which the New Futech is required to withhold.

     Exercise. As described above, the Committee has the authority to determine the vesting and exercise provisions of all grants under the 1999 Plan. In general under the 1999 Plan, no option shall be exercisable during the lifetime of a Participant by any person other than the Participant, his or her guardian or legal representative.

     Accelerating Events. The options granted under the 1999 Plan become fully exercisable if New Futech is dissolved or liquidated, subject to certain reorganizations, mergers, or consolidations, is acquired or subject to a hostile takeover attempt, undergoes a change in control or if there is an announcement or proxy solicitation relating to such events.

     Termination or Amendment of the 1999 Plan. The Board of Directors may amend or modify the 1999 Plan at any time; provided, that stockholder approval shall be obtained for any action for which stockholders approval is required in order to comply with Rule 16b-3, the Code, or other applicable laws or regulatory requirements within such time periods prescribed. The 1999 Plan will terminate on January 29, 2008, unless sooner terminated by the Board of Directors.

     Option Grants.  No options have been granted under the 1999 Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On October 17, 1997, Futech entered into an Agreement for Purchase and Sale of Assets with XYZ, pursuant to which Futech has purchased substantially all of the assets of XYZ at the closing on May 1, 1998. Mr. Billings, a Director of Futech, was the sole shareholder of XYZ. The agreement requires Futech to pay the following consideration: (i) $1 million in cash; (ii) $4 million in a 12-month, no interest note; (iii) $2,867,334 in cash or in shares of common stock at $.20 a share ($6.00 for New Futech shares); and (iv) an additional $1,000,000 to be added to the total amount, if the $4,000,000 is not paid by April 30, 1999. This additional $1,000,000 is now due and both the $4,000,000 and the additional $1,000,000 bear interest at 10%. Futech has previously paid $1 million in cash. As the sole shareholder of XYZ, a subchapter S corporation, Mr. Billings received the cash and shares of common stock constituting the purchase price for XYZ.

     Pursuant to the Agreement for Purchase and Sale of Assets with XYZ, Futech assumed a $7 million line of credit from Republic Acceptance Corporation made by XYZ. The line of credit generally bears interest at prime plus 2.5%. Mr. Billings personally guaranteed the loan. Additionally, the loan is secured with the inventory and accounts receivable of XYZ.

     On January 1, 1997, Futech entered into an agreement which allows the chief executive officer to borrow funds from time to time. The outstanding balance bears interest at prime plus 1% and is due on December 31, 2001 on the amounts outstanding. There is an option to renew the agreement for an additional 3 years. As of December 31, 1998 the balance due to Futech was $1,440,270.

     In April 1997, Roderick L. Turner, a director and stockholder loaned Futech $350,000, with interest at 10%, due July 2, 1999. In lieu of payment, Mr. Turner could receive 840,000 common shares at $0.50 per share. On March 1, 1999, the lender and Futech agreed to amend the loan agreement, whereby the loan plus interest (totaling $417,083.33) was converted to 2,780,555.533 shares of common stock at $0.15 per share (92,685 shares or $4.50 per share for New Futech shares). In connection with the original loan, Futech paid Mr. Goett $35,000 and issued 1,000,000 shares of common stock (33,333 in New Futech shares) as a loan origination fee.

     On October 29, 1997 Roderick L. Turner and Vincent W. Goett loaned Futech $245,000, with interest at 10%, due December 31, 1997. This loan was repaid January 14, 1998. In connection with this loan, Futech issued Mr. Goett 500,000 shares of common stock (16,667 in New Futech shares) as a loan origination fee.

     At various times in 1997, Mr. Turner and Mr. Goett loaned Futech $3,000,000, with interest at 10%, due in 1998 and 1999. In connection with the loans, Futech paid Mr. Goett $300,000 and issued 7,000,000 shares of common stock (233,333 in New Futech shares) as a loan origination fee.

     On January 2, 1998, Mr. Turner and Mr. Goett loaned Futech $2,500,000, with interest at 10% due April 30, 1998. In connection with this loan, Futech paid Mr. Goett $250,000 and issued 2,500,000 shares of common stock (83,333 in New Futech shares) as a loan origination fee. Later in the year the loan fee and stock were re-characterized as a loan and stock options.

     On March 31, 1999, Mr. Goett personally guaranteed $3.6 million of a $4 million line of credit newly established with Republic Bank. In connection with this guarantee, Futech paid Mr. Goett $360,000 and issued 7,200,000 shares of common stock (240,000 in New

Futech shares) as a loan origination fee. Later in the year, the loan fee and stock were re-characterized as a loan and stock options.

     On May 5, 1998, Mr. Turner and Mr. Goett loaned Futech $1,500,000 with interest at 10% due May 5, 2000. At the same time, Mr. Turner and Mr. Goett signed a subordination agreement with Republic Bank to subordinate all of their debt to Republic. In connection with the loan and the subordination fee, Futech paid Mr. Goett $500,000 and issued 3,000,000 shares of common stock (100,000 in New Futech shares) as a loan origination fee. Later in the year, the loan fee and stock were re-characterized as a loan and stock options.

     On June 1, 1998, Futech entered a Patent Licensing and Purchase Agreement with Grand Slam Investments, L.L.C., which is controlled by Vincent W. Goett. Under the agreement, Grand Slam grants Futech exclusive, world-wide rights to use two patents owned by Grand Slam. Under the agreement, Futech will make 12 monthly royalty payments of $10,000 beginning June 1, 1998. On June 30, 1999, Futech will purchase the patents for $1,500,000. Alternatively, Futech had the right to purchase the patents at an earlier date of December 30, 1998 for a reduced cost of $1,000,000. This agreement was amended on December 9, 1998 whereby Futech agreed to pay $650,000 on December 9, 1998 and $850,000 on or before June 1, 1999. Additionally the monthly royalty payments of $10,000 were suspended as of December 31, 1998.

     On June 24, 1998, Mr. Turner and Mr. Goett loaned Futech $1,000,000, with interest at 10%, due December 24, 1998. In connection with the loan, Futech paid Mr. Goett $100,000 and issued 2,000,000 shares of common stock (66,667 in New Futech shares) as a loan origination fee. Later in the year, the loan fee and stock were re-characterized as a loan and stock options.

     On August 3, 1998, Mr. Turner loaned Futech $300,000, with no interest, due upon receipt of the $2,000,000 listed below. No repayment was made and on March 1, 1999, the lender and Futech agreed to amend the loan agreement, whereby interest was added to the loan at 10% per annum. Additionally, on March 1, 1999, the loan plus interest (totaling $314,604.37) was converted to 2,097,342.47 shares of common stock 69,911 and $4.50 per share in New Futech shares respectively as $0.15 per share.

     On August 10, 1998, Vincent and Melissa Goett loaned Futech $2,000,000, with interest at 10%, due on September 1, 1999. In connection with the loan, Futech paid Mr. Goett $200,000 and issued 8,000,000 shares of common stock (266,667 in New Futech shares) as a loan origination fee. Later in the year, the loan fee and stock were re-characterized as a loan and stock options.

     On December 3, 1998, F. Keith Withycombe, a director, and Vincent W. Goett personally guaranteed a $7 million line of credit newly established with Bank of America. In return for their personal guarantees, Mr. Withycombe and Mr. Goett each received warrants for 21,000,000 common stock shares (700,000 in New Futech shares) exercisable at $0.05 per share ($1.50 per share in New Futech shares). In connection with this transaction, Robert J. Rosepink, a director, received warrants for 4,000,000 shares of common stock (133,333 in New Futech shares) exercisable at $0.05 per share ($1.50 per share in New Futech shares). Additionally, as part of this agreement, Mr. Goett may take a loan advance of $300,000.

     On December 15, 1998, Mr. Turner and Mr. Goett agreed to extend the due date of their combined $8,000,000 loans, and Vince and Melissa Goett agreed to extend the due date of the $2,000,000 loan to December 15, 1999. In connection with this extension,

Mr. Turner and the Goetts received options for a combined 8,000,000 shares of common stock (266,667 in New Futech shares) exercisable at $0.05 per share ($1.50 per share in New Futech shares).

     On June 7, 1999, Fundex and Futech entered into a loan and licensing agreement pursuant to which (a) Futech agreed to loan Fundex $250,000 upon signing the Merger Agreement, an initial $500,000 prior to the closing of the merger, and an additional $750,000 loan or other financial assistance as required pending the mergers, and (b) a nonexclusive license to use Futech's game board technology pending the mergers in exchange for a royalty equal to 50% of net operating profits on the associated products. The debt must be repaid with interest at the rate of 10% per annum two years after the date of the agreement. If New Futech defaults on the promissory notes issued to the Fundex stockholders and as a result they foreclose on the stock of New Sub, $750,000 of the balance due under these loans will be forfeited by New Futech as a penalty.

                            NEW FUTECH STOCKHOLDERS

PRO FORMA SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Information regarding the stock ownership as of a recent date for each of the merging companies is included in the prospectus/proxy statement supplement for the particular merging company. The following table sets forth pro forma information with respect to the beneficial ownership of New Futech's common stock by each of New Futech's directors, by the executive officers named in the summary Compensation Table, by the executive officers and directors of New Futech as a group and by each person known to New Futech that will be the beneficial owner of more than five percent of the outstanding common stock upon completion of the mergers, based on their stock ownership in the respective merging companies as of May 1, 1999. The percentages assume that none of the eligible Fundex stockholders elects the All Cash Alternative and that no additional shares are issued to the Trudy stockholders as described above in "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT -- Basic Terms of the Merger Agreement."

                                                              SHARES BENEFICIALLY
                                                                OWNED PRIOR TO
                                                                 MERGER(1)(2)
                                                              -------------------
IDENTITY OF STOCKHOLDER OR GROUP                               NUMBER     PERCENT
--------------------------------                              ---------   -------
Vincent W. and Melissa Turner Goett(3)......................  2,734,297    34.6%
Debra McTaggart(4)..........................................    508,576     8.5%
Roderick L. Turner(5).......................................    703,886    11.5%
Gary A. Oman(6).............................................     95,854     1.6%
Robert J. Rosepink(7).......................................    220,146     3.6%
Joseph K. Petter(8).........................................     47,924     0.8%
Gary R. "Joe" Billings(9)...................................    477,889     7.4%
Frederick B. Gretsch, Sr.(10)...............................     38,889     0.6%
F. Keith Withycombe(11).....................................  1,000,000    14.3%
DaMert Trust UDT 9/28/98(12)................................    613,070    10.3%
Carl E. Voigt IV(13)........................................    231,264     3.9%
William W. Burnham(14)......................................    133,157     2.2%
All Directors and Executive Officers as a Group (9
  persons)..................................................  5,225,706    55.9%

-------------------------

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionee. Except as indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

 (2) Includes shares issuable upon the exercise of options which are currently exercisable or become exercisable within 60 days of May 1, 1999 as applicable for each of the following individuals: Vincent W. & Melissa Turner Goett, Roderick L. Turner, Robert J. Rosepink, Joseph K. Petter, Frederick B. Gretsch, Sr., F. Keith Withycombe and Patricia A. Withycombe (H&W).

 (3) 700,000 share options are currently exercisable by Vincent W. Goett, 331,666 options are currently exercisable jointly by Vincent and Melissa Goett and 33,333 warrants as well as 866,667 warrants are currently exercisable by Palmilla Management Trust (Goett Family Trust). 71,600 shares are owned of record by Vincent Goett; 61,667 shares are owned of record by Mr. Goett's spouse, Melissa Goett; 520,475 shares are owned of record jointly by Vincent and Melissa Goett; and 10,000 are owned of record by three minor children of the Goetts. 333 shares are owned by purchase of Janex stock from broker.

 (4) 133,333 shares are owned of record by Newtech Consulting, Inc., which is controlled by Stephen McTaggart; 183,412 shares are owned of record by Mr. McTaggart's spouse, Debra McTaggart; 100,000 shares owned of record by Pacific Ranch, LP, which is controlled by Debra McTaggart; and 4,000 shares are owned of record by the six minor children of the McTaggarts.

 (5) Roderick L. Turner is the father-in-law of Vincent W. Goett. 30,000 are in a family trust controlled by Mr. Turner. 240,857 shares are owned individually, 45,459 shares are owned by Terry C. Turner, Mr. Turner's wife. 125,000 options are currently exercisable by Mr. Turner. Mr. Turner has also converted two separate loans with Futech to shares yet-to-be received for a total of 162,597 additional shares.

 (6) Indicated shares are owned of record by The Oman Family Trust, of which Gary Oman and his wife, Sherri Oman, are trustees.

 (7) 16,667 shares are owned of record by Robert J. Rosepink. Mr. Rosepink currently has 200,000 warrants that are exercisable.

 (8) 10,000 shares are held in Joseph K. Petter's Individual Retirement Account, and 6,667 shares are held by Mr. Petter individually. Mr. Petter currently has 27,778 option that are exercisable.

 (9) Mr. Gary R. "Joe" Billings is due 477,889 shares or cash of $2,867,334 upon the merger being completed for the sale of XYZ.

(10) Mr. Frederick B. Gretsch, Sr. currently has 38,889 options that are exercisable.

(11) Mr. F. Keith Withycombe & Patricia A. Withycombe (H&W) currently have 1,000,000 warrants that are exercisable.

(12) Indicated shares are owned of record by the DaMert Trust UDT September 28, 1998, of which Frederick A. DaMert and his wife Gail Patton DaMert, are trustees.

(13) All shares are owned of record by Carl E. Voigt, IV.

(14) All shares are owned of record by William W. Burnham.

                    DESCRIPTION OF NEW FUTECH CAPITAL STOCK

     The following description of New Futech's capital stock is a summary only and is subject to, and qualified in its entirety by, reference to New Futech's Certificate of Incorporation and Bylaws, copies of which are included as an exhibit to this prospectus/proxy statement, and by reference to Delaware law under which New Futech is incorporated.

COMMON STOCK

     The current authorized capital of New Futech consists of 45,000,000 shares of common stock, par value $.0001 per share. As of May 31, 1999, there were no shares of common stock issued and outstanding. In connection with the mergers, New Futech is obligated to issue a minimum aggregate of 5,867,628 and a maximum aggregate of 5,955,297 shares of New Futech common stock to Trudy, Janex, Fundex, DaMert and Futech stockholders. There are also 1,000,000 shares of New Futech common stock reserved for issuance pursuant to New Futech's 1999 Stock Option Plan pursuant to which no shares have been granted.

     Each share of New Futech's common stock is entitled to one vote. The directors of New Futech are elected to serve a three-year term on a staggard board. Pursuant to its Certificate of Incorporation, New Futech's board of directors may amend the bylaws. New Futech's bylaws provide for removal of a director, with cause, by the affirmative vote of a majority of all shares entitled to vote at an election of directors.

     Holders of capital stock of New Futech do not have preemptive or other subscription rights to purchase or subscribe for unissued stock or other securities of New Futech.

PREFERRED STOCK

     The current authorized capital of New Futech consists of 5,000,000 shares of preferred stock, having a par value of one-tenth of one cent ($.001) per share. In addition, New Futech expects to issue 2,222,222 shares of preferred stock in exchange for $10,000,000 principal amount of its outstanding debt. Each share of New Futech preferred stock is entitled to one vote.

                                    EXPERTS

     The annual financial statements of Futech and Janex, included herein, and the financial statements of Trudy as of and for the fiscal year ended March 31, 1999, have been audited by Ernst & Young, LLP, independent public accountants, as set forth in their report elsewhere in this prospectus/proxy statement. The annual financial statements of Fundex, included herein, as of and for the fiscal year ended March 31, 1999, have been audited by BDO Seidman LLP, independent public accountants, as set forth in their report elsewhere in the prospectus/proxy statement. The annual financial statements of DaMert, included herein as of and for the fiscal year ended March 31, 1999, have been audited by Armarino & McKenna LLP, independent public accountants, as set forth elsewhere in the prospectus/proxy statement.

                                 LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon for New Futech by Quarles & Brady LLP, Phoenix, Arizona. Certain legal matters in connection with the mergers will be passed upon for Futech by Quarles & Brady LLP, Phoenix, Arizona.

                      WHERE YOU CAN FIND MORE INFORMATION

     New Futech has filed Registration Statements on Form S-4 and Form 8-A with the SEC. These registration statements contain some information that is not included in this prospectus/proxy statement or in any prospectus/proxy statement supplements provided to the stockholders of each of the merging companies. New Futech will also file annual, quarterly and special reports, proxy statements and other information with the SEC. Similarly, Janex and Trudy each file annual, quarterly and special reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC's web site at http.//www.sec.gov. You may also read and copy any document filed by New Futech or any of the merging companies at the SEC's public reference rooms in Washington, D.C., New York, and Chicago. You can call the SEC at 1-800-732-0330 for further information about the public reference rooms.

     The SEC allows New Futech and the merging companies to "incorporate by reference" some of the information we file with them, which means we are assumed to have disclosed important information to you when we refer you to documents that are on file with the SEC. The information we have incorporated by reference is an important part of this prospectus/proxy statement and the related prospectus/proxy statement supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents we file with the SEC under Sections 13(a), 13(c), l4 or 15(d) of the Securities Exchange Act of 1934 until the mergers occur.

     - Annual Reports on Form 10-KSB of Janex and Trudy for the fiscal year ended December 31, 1998, and of Trudy for the fiscal year ended March 31, 1999.

     - Quarterly Reports on Form 10-QSB of Janex for the quarter ended March 31, 1999 and of Trudy for the quarters ended June 30, 1998, September 30, 1998 and December 31, 1998.

     - Current Reports on Form 8-K of Janex dated February 25, 1999 and of Trudy dated December 18, 1998 and April 12, 1999.

     You may request a copy of these documents at no cost by writing to us at the following address:

          Futech Interactive Products, Inc.
          2999 North 44th Street, Suite 225
          Phoenix, Arizona 85018-7247
          Attn: Frederick B. Gretsch, Sr.
          Telephone: 602-808-8765

     Although we are already sending to you the prospectus/proxy statement supplement that relates specifically to your company, we will also send you the prospectus/proxy statement supplement for any or all of the other merging companies, without charge, upon request to us at the address stated above.

     You should rely only on the information provided in or incorporated by reference (and not later changed) in the prospectus/proxy statement or any prospectus/proxy statement supplement. Neither New Futech nor any of the merging companies has authorized anyone else to provide you with additional or different information. New Futech and New Sub are not making an offer of any securities in any state where the offer is not permitted. You should not assume that the information in this prospectus/proxy statement or any prospectus/proxy statement supplement is accurate as of any date other than the date on the front of these documents.

                         INDEX TO FINANCIAL STATEMENTS

                  FUTECH INTERACTIVE PRODUCTS (DELAWARE), INC.

Futech Interactive Products, Inc.
  Report of Ernst & Young LLP, Independent Auditors.........   F-3
  Financial Statements......................................
  Balance Sheets as of December 31, 1997 and 1998 and March
     31, 1999 (unaudited)...................................   F-4
  Statements of Operations for the years ended December 31,
     1997 and 1998 and the three months ended March 31, 1999
     (audited)..............................................   F-5
  Statements of Shareholders' Equity for the years ended
     December 31, 1997 and 1998 and the three months ended
     March 31, 1999 (unaudited).............................   F-6
  Statements of Cash Flows for the years ended December 31,
     1997 and 1998, and the three months ended March 31,
     1998 (unaudited) and March 31, 1999 (unaudited)........   F-7
  Notes to the Financial Statements.........................   F-9
Janex International, Inc.
  Report of Ernst & Young LLP, Independent Auditors.........  F-27
  Report of BDO Seidman, LLP, Independent Auditors..........  F-28
  Financial Statements......................................
  Balance Sheets as of December 31, 1997 and 1998 and March
     31, 1999 (unaudited)...................................  F-29
  Statements of Operations for the years ended December 31,
     1997 and 1998 and the three months ended March 31, 1999
     (unaudited)............................................  F-30
  Statements of Shareholders' Equity for the years ended
     December 31, 1997 and 1998 and the three months ended
     March 31, 1999 (unaudited).............................  F-31
  Statements of Cash Flows for the years ended December 31,
     1997 and 1998, and the three months ended March 31,
     1998 (unaudited) and March 31, 1999 (unaudited)........  F-32
  Notes to the Financial Statements.........................  F-33
Trudy Corporation
  Financial Preliminary Statement...........................
  Financial Statements......................................
  Balance Sheets as of March 31, 1998 and March 31, 1999
     (unaudited)............................................  F-48
  Statements of Operations for the years ended March 31,
     1998 and 1999 (unaudited)..............................  F-47
  Statements of Cash Flows for the years ended March 31,
     1998 and March 31, 1999 (unaudited)....................  F-49

Fundex Games, Ltd.
  Report of BDO Seidman, LLP, Independent Auditors..........
  Financial Statements......................................
  Balance Sheets as of December 31, 1997 and 1998 and March
     31, 1999 (unaudited)...................................  F-51
  Statements of Operations for the years ended December 31,
     1997 and 1998 and the three months ended March 31, 1999
     (unaudited)............................................  F-52
  Statements of Shareholders' Equity for the years ended
     December 31, 1997 and 1998 and the three months ended
     March 31, 1999 (unaudited).............................  F-53
  Statements of Cash Flows for the years ended December 31,
     1997 and 1998, and the three months ended March 31,
     1998 (unaudited) and March 31, 1999 (unaudited)........  F-54
  Notes to the Financial Statements.........................  F-55
DaMert Company
  Report of Armanino McKenna, LLP, Independent Auditors.....  F-63
  Financial Statements......................................
  Balance Sheets as of December 31, 1997 and 1998 and March
     31, 1999 (unaudited)...................................  F-64
  Statements of Operations for the years ended December 31,
     1997 and 1998 and the three months ended March 31, 1999
     (unaudited)............................................  F-66
  Statements of Shareholders' Equity for the years ended
     December 31, 1997 and 1998 and the three months ended
     March 31, 1999 (unaudited).............................  F-67
  Statements of Cash Flows for the years ended December 31,
     1997 and 1998, and the three months ended March 31,
     1998 (unaudited) and March 31, 1999 (unaudited)........  F-68
  Notes to the Financial Statements.........................  F-69

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Futech Interactive Products, Inc.

     We have audited the accompanying consolidated balance sheets of Futech Interactive Products, Inc. and subsidiary as of December 31, 1997 and 1998, and the related consolidated statements of operations, shareholders' deficit, and cash flows for each of the three years in the period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Futech Interactive Products, Inc. and subsidiary at December 31, 1997 and 1998, and the consolidated results of its operations and its cash flows for the each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the consolidated financial statements, the Company's recurring losses and net capital deficiency raise substantial doubt about its ability to continue as a going concern. Additionally, the majority of the Company's debt is due within one year. Management's plans as to those matters are also described in Note 1. The 1998 consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Phoenix, Arizona
March 5, 1999, except for
  Note 17 as to which the date
  is May 13, 1999

                FUTECH INTERACTIVE PRODUCTS, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                DECEMBER 31,           (UNAUDITED)
                                         ---------------------------    MARCH 31,
                                             1997           1998           1999
                                         ------------   ------------   ------------
                ASSETS
Current assets:
  Cash and cash equivalents............  $      5,701   $    186,743        184,044
  Accounts receivable, less allowance
     for doubtful accounts of $0,
     $768,470, and $673,927 at December
     31, 1997, 1998, and March 31,
     1999, respectively................            --      2,315,960      1,687,865
  Inventory, less allowance of $0,
     $196,270, $211,270 at December 31,
     1997, 1998, and March 31, 1999,
     respectively......................            --      4,118,483      5,151,336
  Prepaid expenses and other...........       271,178        438,268        559,296
                                         ------------   ------------   ------------
Total current assets...................       276,879      7,059,454      7,582,541
Property and equipment, net............       241,334      1,075,189      1,078,422
Intangible assets, net.................            --     16,598,320     16,163,122
Due from Company chief executive
  officer..............................            --      1,440,270      1,595,803
Investment in Gold Star Publishing
  LLC..................................                                      49,323
Other assets...........................            --         41,598         41,598
                                         ------------   ------------   ------------
          Total assets.................  $    518,213   $ 26,214,831     26,510,809
                                         ============   ============   ============
 LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accounts payable.....................  $    495,171   $  6,117,307   $  5,541,107
  Accrued expenses.....................       552,924      2,281,160      2,121,114
  Due to Company's chief executive
     officer...........................       204,717             --             --
  Notes payable, including related
     parties...........................     5,651,668     26,439,186     24,894,684
                                         ------------   ------------   ------------
Total current liabilities..............     6,904,480     34,837,653     32,556,905
Notes payable, less current portion....     2,245,571      2,450,000      6,545,000
Advance from Joint Venture.............     2,000,000             --             --
Shareholders' deficit:
  Preferred stock, no par value:
     Authorized shares -- 100,000,000
     Issued and outstanding
       shares -- 0, 3,750,000, and
       3,750,000 at December 31, 1997,
       1998, and March 31, 1999,
       respectively....................            --        750,000        750,000
  Common stock, no par value:
     Authorized shares -- 235,000,000
     Issued and outstanding shares --
       80,242,457, 80,278,457 and
       87,339,078 at December 31, 1997,
       1998, and March 31, 1999,
       respectively....................    19,736,236     20,909,236     21,968,081
  Common stock issuable................            --      2,867,334      2,867,334
  Unearned compensation................    (1,550,000)      (987,059)      (847,957)
  Accumulated deficit..................   (28,818,074)   (34,612,333)   (37,328,554)
                                         ------------   ------------   ------------
          Total shareholders'
             deficit...................   (10,631,838)   (11,072,822)   (12,591,096)
                                         ------------   ------------   ------------
          Total liabilities and
             shareholders' deficit.....  $    518,213   $ 26,214,831   $ 26,510,809
                                         ============   ============   ============

See accompanying notes.

                FUTECH INTERACTIVE PRODUCTS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                              THREE MONTHS ENDING
                               YEAR ENDED DECEMBER 31,             MARCH 31,
                              --------------------------   -------------------------
                                  1997          1998          1998          1999
                              ------------   -----------   -----------   -----------
                                                           (UNAUDITED)   (UNAUDITED)
Net product sales...........  $         --   $ 6,032,910           --     2,518,276
Technology fee..............            --     2,000,000    2,000,000            --
                              ------------   -----------   ----------    ----------
Total revenues..............            --     8,032,910    2,000,000     2,518,276
Cost of sales...............            --     4,295,578           --     2,065,621
                              ------------   -----------   ----------    ----------
Gross profit................            --     3,737,332    2,000,000       452,655
Operating expenses:
  Selling, general and
     administrative.........     4,038,905     5,869,146      566,226     2,186,252
  Royalty Expense...........                                                  5,355
  Research and
     development............     6,732,875       229,480       76,831            --
  Depreciation and
     amortization of
     intangibles............        55,491     1,343,197      107,551       255,506
  Loss on Joint Venture.....     1,393,778            --           --            --
                              ------------   -----------   ----------    ----------
Income (Loss) from
  operations................   (12,221,049)   (3,704,491)   1,249,392    (1,994,458)
Other expense:
  Loan origination fees and
     related amortization...     1,985,000       241,250      272,500       154,787
  Interest..................       221,134     1,704,444      109,385       676,732
  Other, net................            --       144,074       (6,448)     (108,464)
                              ------------   -----------   ----------    ----------
                                 2,206,134     2,089,768      375,437       723,055
                              ------------   -----------   ----------    ----------
Net profit (loss)...........  $(14,427,183)  $(5,794,259)     873,955    (2,717,514)
                              ============   ===========   ==========    ==========
Net loss per common share,
  basic and diluted.........  $      (0.23)  $     (0.07)        0.01         (0.03)
                              ============   ===========   ==========    ==========
Weighted average number of
  shares outstanding........    63,824,659    80,277,175   80,257,857    82,631,997
                              ============   ===========   ==========    ==========

See accompanying notes.

                FUTECH INTERACTIVE PRODUCTS, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT

                                    COMMON STOCK           PREFERRED STOCK        COMMON
                              ------------------------   --------------------     STOCK        DEFERRED     ACCUMULATED
                                SHARES       AMOUNT       SHARES      AMOUNT     ISSUABLE    COMPENSATION     DEFICIT
                              ----------   -----------   ---------   --------   ----------   ------------   ------------
Balance at December 31,
  1995......................  47,721,744   $ 8,855,813          --   $     --   $       --   $        --    $ (9,118,795)
  Sales of common stock, net
    of expenses of
    $48,425.................   2,209,000       483,825          --         --           --            --              --
  Conversion of notes
    payable to shareholders
    into common stock.......   8,906,211     1,941,454          --         --           --            --              --
  Common stock issued for
    services................     317,302       104,710          --         --           --            --              --
  Net loss..................          --            --          --         --           --            --      (5,272,096)
                              ----------   -----------   ---------   --------   ----------   -----------    ------------
Balance at December 31,
  1996......................  59,154,257    11,385,802          --         --           --            --     (14,390,891)
  Conversion of notes
    payable to common
    stock...................     500,000       153,384          --         --           --            --              --
  Sales of common stock.....     863,200       215,800          --         --           --            --              --
  Compensatory stock
    options.................          --     3,050,000          --         --           --    (1,050,000)             --
  Common stock issued for
    services................     225,000        56,250          --         --           --            --              --
  Common stock issued in
    connection with
    acquisitions............   9,000,000     2,250,000          --         --           --            --              --
  Common stock issued for
    loan fees...............   8,500,000     2,125,000          --         --           --            --              --
  Common stock issued for
    loan guarantee..........   2,000,000       500,000          --         --           --      (500,000)             --
  Net loss..................          --            --          --         --           --            --     (14,427,183)
                              ----------   -----------   ---------   --------   ----------   -----------    ------------
Balance at December 31,
  1997......................  80,242,457    19,736,236          --         --           --    (1,550,000)    (28,818,074)
Conversion of notes payable
  to common stock...........      36,000        18,000          --         --           --            --              --
Common stock issuable in
  connection with
  acquisition...............          --            --          --         --    2,867,334            --              --
Preferred stock issued in
  connection with
  acquisition...............          --            --   3,750,000    750,000           --            --              --
Compensatory stock
  options/warrants..........          --     1,155,000          --         --           --            --              --
Amortization of unearned
  compensation..............          --            --          --         --           --       562,941              --
Net loss....................          --            --          --         --           --            --      (5,794,259)
                              ----------   -----------   ---------   --------   ----------   -----------    ------------
Balance at December 31,
  1998......................  80,278,457   $20,909,236   3,750,000   $750,000   $2,867,334   $  (987,059)   $(34,612,333)
Conversion of notes payable
  to common stock...........   7,060,621     1,058,845
Amortization of unearned
  compensation..............                                                                     139,102
Unaudited Net Loss..........                                                                                  (2,716,221)
                              ----------   -----------   ---------   --------   ----------   -----------    ------------
Balance at December 31,
  1998......................  87,339,078   $21,968,081   3,750,000   $750,000   $2,867,334   $  (847,957)   $(37,328,554)
                              ==========   ===========   =========   ========   ==========   ===========    ============

                                  TOTAL
                              SHAREHOLDERS'
                                 DEFICIT
                              -------------
Balance at December 31,
  1995......................  $   (262,982)
  Sales of common stock, net
    of expenses of
    $48,425.................       483,825
  Conversion of notes
    payable to shareholders
    into common stock.......     1,941,454
  Common stock issued for
    services................       104,710
  Net loss..................    (5,272,096)
                              ------------
Balance at December 31,
  1996......................    (3,005,089)
  Conversion of notes
    payable to common
    stock...................       153,384
  Sales of common stock.....       215,800
  Compensatory stock
    options.................     2,000,000
  Common stock issued for
    services................        56,250
  Common stock issued in
    connection with
    acquisitions............     2,250,000
  Common stock issued for
    loan fees...............     2,125,000
  Common stock issued for
    loan guarantee..........            --
  Net loss..................   (14,427,183)
                              ------------
Balance at December 31,
  1997......................   (10,631,838)
Conversion of notes payable
  to common stock...........        18,000
Common stock issuable in
  connection with
  acquisition...............     2,867,334
Preferred stock issued in
  connection with
  acquisition...............       750,000
Compensatory stock
  options/warrants..........     1,155,000
Amortization of unearned
  compensation..............       562,941
Net loss....................    (5,794,259)
                              ------------
Balance at December 31,
  1998......................  $(11,072,822)
Conversion of notes payable
  to common stock...........     1,050,845
Amortization of unearned
  compensation..............       139,102
Unaudited Net Loss..........    (2,716,221)
                              ------------
Balance at December 31,
  1998......................  $(12,591,096)
                              ============

See accompanying notes.

                FUTECH INTERACTIVE PRODUCTS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                    DECEMBER 31,                    MARCH 31,
                             ---------------------------    --------------------------
                                 1997           1998           1998           1999
                             ------------    -----------    -----------    -----------
                                                            (UNAUDITED)    (UNAUDITED)
OPERATING ACTIVITIES
Net loss...................  $(14,427,183)   $(5,794,259)     873,955      (2,717,514)
Adjustments to reconcile
  net loss to net cash used
  by operating activities:
  Depreciation.............        55,491        449,232       24,217         146,748
  Amortization.............            --      1,707,735      135,834         581,305
  Provision (credit) for
     doubtful accounts.....            --             --           --         (94,542)
  Loss on Joint Venture....     1,393,778             --           --              --
  Equity-based expenses....     6,431,250             --           --              --
  Acquisition of patent....     1,620,000             --           --              --
  Provision for
     uncollectible
     accounts..............            --        686,665       20,688         722,637
  Provision for obsolete
     inventory.............            --        196,270      (46,160)     (1,032,853)
  Write-off of advance on
     discontinued
     acquisition...........            --        225,000           --              --
Changes in operating assets
  and liabilities, net of
  effects of businesses
  acquired:
     Accounts receivable...            --      1,855,399           --              --
     Inventories...........            --     (1,235,252)          --              --
     Prepaid expenses and
       other...............       (46,178)      (348,598)          --        (121,028)
     Accounts payable......       (69,147)       212,657      (58,797)       (576,200)
     Accrued expenses and
       other...............       369,307       (396,005)    (133,122)       (158,754)
                             ------------    -----------     --------      ----------
Net cash used in operating
  activities...............    (4,672,682)    (2,441,156)     816,615      (3,250,201)
INVESTING ACTIVITIES
Purchases of property and
  equipment, net...........      (152,921)      (723,168)     (28,586)       (149,982)
Purchases of businesses....            --     (3,020,000)          --              --
Advances for
  acquisitions.............      (225,000)            --     (200,000)             --
Product Development Cost...            --             --           --          (7,004)

                                    DECEMBER 31,                    MARCH 31,
                             ---------------------------    --------------------------
                                 1997           1998           1998           1999
                             ------------    -----------    -----------    -----------
                                                            (UNAUDITED)    (UNAUDITED)
Investment in Joint
  Venture..................            --             --           --         (49,323)
                             ------------    -----------     --------      ----------
Net cash used in investing
  activities...............      (377,921)    (3,743,168)    (228,586)       (206,309)
                             ------------    -----------     --------      ----------
FINANCING ACTIVITIES
Net proceeds (payments) on
  notes payable............     5,826,502      8,010,353     (141,579)      3,609,344
Net change in borrowings
  from Company president...    (1,056,590)    (1,644,987)    (210,771)       (155,533)
Proceeds from stock
  sales....................       215,800             --           --              --
Advance from Joint
  Venture..................            --             --           --              --
                             ------------    -----------     --------      ----------
Net cash provided by
  financing activities.....     4,985,712      6,365,366     (352,350)      3,453,811
                             ------------    -----------     --------      ----------
Net increase (decrease) in
  cash and cash
  equivalents..............       (64,891)       181,042      235,679          (2,609)
Cash and cash equivalents
  at beginning of year.....        70,592          5,701        5,701         186,743
                             ------------    -----------     --------      ----------
Cash and cash equivalents
  at end of year...........  $      5,701    $   186,743      241,380         184,044
                             ============    ===========     ========      ==========
Supplemental non-cash flow
  information:
  Debt converted to shares
     of common stock.......  $         --    $    18,000       18,000       1,058,845
  Increase in loan fees
     through issuance of
     common stock
     options/warrants......  $         --    $ 1,155,000

See accompanying notes.

                FUTECH INTERACTIVE PRODUCTS, INC. AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
                       AND FOR MARCH 31, 1999 (UNAUDITED)

1.  DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     Futech Interactive Products, Inc. and subsidiary ("Futech" or "the Company") own proprietary technology which the Company believes will enable cost effective production of printed materials containing printed circuitry. The Company also develops, manufacturers (through subcontractors), markets and sells toys and functional children's products and also distributes books to large retailers and wholesale clubs. The Company previously operated under the name of Futech Educational Products, Inc. and on January 29, 1998, changed its name.

     The consolidated financial statements include the accounts of the Company and its subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Certain reclassifications have been made to the 1996 and 1997 consolidated financial statements to conform to the December 31, 1998 and the March 31, 1999 presentation.

     The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred operating losses to date and has negative net worth and negative working capital at March 31, 1999. To date, the Company has been funded through debt and equity infusions from certain principal shareholders. The inability of the Company to attract additional capital and ultimately, to achieve profitability, could result in discontinuation of the Company's business.

     The Company's ultimate ability to continue as a going concern depends on the market acceptance of products utilizing its proprietary technology, and the achievement of operating profits and positive cash flow. Management believes that its completed and pending acquisitions and the planned proceeds from supplemental shareholder loans and advances, as needed, will be sufficient to allow the Company to continue in operation.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                FUTECH INTERACTIVE PRODUCTS, INC. AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
               AND FOR MARCH 31, 1999 (UNAUDITED) -- (CONTINUED)

CONCENTRATION OF CREDIT RISK

     The Company performs ongoing credit evaluations of its customers' financial condition and requires no collateral from its customers. Receivables from two customers comprise the majority of the Company's receivables, as follows:

Sam's Club..........................................  $  744,518    24.1%
Costco Wholesale....................................     447,315    14.5
                                                      ----------    ----
                                                      $1,191,833    38.6%
                                                      ==========    ====

     For the year ended December 31, 1998, Costco Wholesale represented 29 percent of net sales. No other customer represented greater than 10 percent of net product sales.

INVENTORIES

     Inventories are valued at the lower of cost or market and consist of the following at March 31, 1999 and December 31, 1998:

                                         DECEMBER 31, 1998    MARCH 31, 1999
                                         -----------------    --------------
Finished goods.........................     $3,122,439          $3,833,231
Work-in-process........................        996,044           1,318,105
                                            ----------          ----------
                                            $4,118,483          $5,151,336

     The Company has entered into an exclusive distributorship agreement with Magi Publications to distribute books in the United States. The books are initially received on a consignment basis. Upon receipt, a deposit of $1.00 per book is paid to the manufacturer. These deposits are included as inventory in the accompanying consolidated balance sheets.

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost. Depreciation is computed principally by the straight-line method over the estimated useful lives of the assets which range from three to seven years.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     At March 31, 1999, the Company has the following financial instruments: cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and long-term debt. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates their fair value based on the liquidity of these financial instruments or based on their short-term nature. The carrying value of long-term debt approximates fair market value based on the market interest rates available to the Company for debt of similar risk and maturities.

                FUTECH INTERACTIVE PRODUCTS, INC. AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
               AND FOR MARCH 31, 1999 (UNAUDITED) -- (CONTINUED)

INTANGIBLE ASSETS

     Intangible assets resulting from business acquisitions, consist of cost in excess of net assets of subsidiaries acquired (goodwill), trademarks, patents, assembled workforce costs, loan fees and product development costs. All intangibles are being amortized on a straight-line basis. Goodwill, trademarks and patents are being amortized over a 15 year period. Assembled workforce costs are being amortized over twelve months. Loan fees are amortized over the life of the related loan, from one to two years. Product development costs are being amortized over the life of the related product, from two to five years.

ADVERTISING

     The Company expenses advertising as incurred. Advertising expense for the years ended December 31, 1997, 1998 and March 31, 199 was not material.

REVENUE RECOGNITION

     Revenue is recognized upon shipment of the product, with appropriate allowances made for estimated returns and uncollectible accounts.

INCOME TAXES

     Income taxes have been accounted for under the asset and liability method in accordance with SFAS No. 109, "Accounting for Income Taxes" (Statement 109). Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

STOCK-BASED COMPENSATION

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options. Under APB 25, to the extent that the exercise price of the Company's employee stock options equals management's estimate of the fair value of the underlying stock on the date of grant, no compensation expense is recognized.

     Deferred expense on stock and options issued to officers and directors for services or other consideration to be received in the future are offset against equity and are amortized to expense over the period of benefit.

                FUTECH INTERACTIVE PRODUCTS, INC. AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
               AND FOR MARCH 31, 1999 (UNAUDITED) -- (CONTINUED)

COMPREHENSIVE LOSS

     As of January 1, 1998, the Company adopted FASB's SFAS No. 130, "Reporting Comprehensive Income" (Statement 130). Statement 130 establishes new rules for the reporting and display of comprehensive loss and its components, and accordingly, the adoption of this statement had no impact on the Company's net loss or shareholders' equity. Comprehensive loss is the same as net loss as there are no necessary adjustments reported in shareholders' equity.

LOSS PER SHARE COMPUTATION

     The Company determines loss per share in accordance with Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," (Statement
128). Under Statement 128, the Company presents basic and diluted earnings per share. Basic earnings per share is computed using the weighted average number of common shares. Diluted earnings per share is computed using the weighted average number of common share equivalents during the period. Potential dilutive common share equivalents include employee stock options using the treasury stock method and dilutive convertible securities using the if-converted method. Common share equivalents have been excluded from the calculation of loss per share for all periods presented, as their effect is anti-dilutive.

SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION

     Effective January 1, 1998, the Company adopted the SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" (Statement
131). Statement 131 established standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. Statement 131 also establishes standards for related disclosures about products and services, geographic areas and major customers (see Note 15).

3.  ACQUISITIONS

     On March 31, 1998, the Company acquired substantially all of the assets of Gick Publishing, Inc. ("Gick"), for cash consideration of $2,020,000 plus the assumption of certain liabilities totaling $940,452. Gick manufactures and sells foam-based greeting cards and products.

     The Gick acquisition was funded, in part, through a bank loan of $4,000,000 obtained on March 31, 1998. The loan bears interest at prime plus 2.5 percent and is due on demand. The Company's chief executive officer ("Goett") has guaranteed the loan personally up to $3,600,000.

     On May 1, 1998, the Company acquired substantially all of the assets of XYZ Group Inc. ("XYZ"), a wholesaler and distributor of books and various book products including children's electronic toys and book and toy combination products, for consideration of $10,200,000, including a $4,000,000 note payable to the former owner and $2,867,334 payable either in cash or with 14,336,670 shares of the Company's common stock. The

                FUTECH INTERACTIVE PRODUCTS, INC. AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
               AND FOR MARCH 31, 1999 (UNAUDITED) -- (CONTINUED)

note payable is due April 29, 1999 and bears interest at 10 percent. Consideration of $2,332,666 was contingent based on XYZ's future performance. However, these contingencies were not met.

     On December 11, 1998, the Company acquired approximately 73 percent of the outstanding common stock and 100 percent of the outstanding preferred stock of Janex International, Inc., ("Janex") a developer, marketer and seller of toys and children's products, for consideration of $1,500,000, consisting of a $750,000 note payable and $750,000 payable with 3,750,000 shares of the Company's preferred stock. The note payable bears interest at 10 percent and is payable 30 days after the merger of Futech into Janex. Janex is a publicly traded New Jersey based Nasdaq "pink sheet" company which trades under the symbol "JANX."

     The Company's Series A preferred stock is convertible into common stock on a one-for-one basis, has voting rights, and has no par value. The preferred stock is senior to the Company's common stock and the holder of the shares is entitled to one vote per share.

     All of these transactions were accounted for using the purchase method of accounting. For all acquisitions, the acquired tangible and identifiable intangible assets and liabilities have been recorded at their estimated fair values at the dates of acquisition with any excess purchase price reflected as goodwill, which is being amortized over the life of the underlying assets. Purchase accounting values for all acquisitions are assigned on a preliminary basis and are subject to adjustment when final information as to the fair values of the net assets acquired is available. The operations of the acquired businesses are included in the statements of operations from the date of acquisition.

     A summary of the purchase price allocations for these acquisitions is as follows:

                                   GICK           XYZ            JANEX
                                ----------    ------------    -----------
Tangible assets acquired......  $  869,254    $  7,475,105    $ 1,263,959
Goodwill......................          --       6,603,311      3,140,803
Trademarks....................          --       3,900,000             --
Patents.......................   2,071,198              --             --
Other intangibles.............      20,000         290,000        179,774
Less: common stock issuable...          --      (2,867,334)            --
Less: preferred stock
  issued......................          --              --       (750,000)
Less: notes issued............          --      (4,000,000)      (750,000)
Less: liabilities assumed.....    (940,452)    (10,401,082)    (3,084,536)
                                ----------    ------------    -----------
Cash purchase price...........  $2,020,000    $  1,000,000    $        --
                                ==========    ============    ===========

                FUTECH INTERACTIVE PRODUCTS, INC. AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
               AND FOR MARCH 31, 1999 (UNAUDITED) -- (CONTINUED)

     The following table sets forth the unaudited pro forma results of operations for each year in which acquisitions occurred and for the immediately preceding year as if the acquisitions were consummated at the beginning of the immediately preceding year:

                                               YEAR ENDED DECEMBER 31
                                             ---------------------------
                                                 1997           1998
                                             ------------    -----------
                                                     (Unaudited)
Total revenues.............................  $ 29,027,979    $15,885,780
Net loss...................................   (20,599,550)    (9,288,731)
Net loss per common share, basic and
  diluted..................................  $      (0.32)   $     (0.12)

4.  PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                          DECEMBER 31,
                                     ----------------------    MARCH 31,
                                       1997         1998          1999
                                     --------    ----------    ----------
Molds..............................  $     --    $1,837,827    $1,837,827
Machinery and equipment............    46,955       371,926       383,402
Office furniture and equipment.....   311,268       791,492       893,795
Vehicles...........................    30,000        49,575        49,575
Leasehold improvements.............    20,369        58,705        68,907
                                     --------    ----------    ----------
                                      408,592     3,109,525     3,233,506
Accumulated depreciation and
  amortization.....................   167,258     2,008,336     2,155,084
                                     --------    ----------    ----------
                                     $241,334    $1,101,189    $1,078,422
                                     ========    ==========    ==========

                FUTECH INTERACTIVE PRODUCTS, INC. AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
               AND FOR MARCH 31, 1999 (UNAUDITED) -- (CONTINUED)

5.  INTANGIBLE ASSETS

     Intangible assets consist of the following:

                                          DECEMBER 31,
                                       -------------------     MARCH 31,
                                       1997       1998           1999
                                       ----    -----------    -----------
Goodwill.............................   $--    $ 9,744,114    $ 9,744,114
Trademarks...........................   --       3,900,000      3,900,000
Patents..............................   --       2,128,108      2,128,108
Loan fees............................   --       1,245,000      1,384,103
Product development costs............   --         130,402        137,406
Assembled workforce..................   --         290,000        290,000
                                        --     -----------    -----------
                                        --      17,437,624     17,583,731
Less amortization....................   --         839,304      1,420,609
                                        --     -----------    -----------
                                        $--    $16,598,320    $16,163,122
                                        ==     ===========    ===========

6.  ACCRUED EXPENSES

     Accrued expenses consist of the following:

                                              DECEMBER 31,
                                         ----------------------    MARCH 31,
                                           1997         1998          1999
                                         --------    ----------    ----------
Accrued interest.......................  $ 89,595    $  577,417    $  739,482
Accrued salaries and benefits..........   346,991       431,207       431,207
Accrued royalties......................        --       175,773       203,429
Accrued commissions....................        --       154,063        72,045
Accrued returns and allowances.........        --       483,122       435,986
Other..................................   116,338       448,578       238,965
                                         --------    ----------    ----------
                                         $552,924    $2,270,160    $2,121,114
                                         ========    ==========    ==========

                FUTECH INTERACTIVE PRODUCTS, INC. AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
               AND FOR MARCH 31, 1999 (UNAUDITED) -- (CONTINUED)

7.  NOTES PAYABLE

     Notes payable consist of the following:

                                            DECEMBER 31,
                                      -------------------------     MARCH 31,
                                         1997          1998           1999
                                      ----------    -----------    -----------
Notes payable to shareholders, due
  December 15, 1999, interest from
  prime + 0.5 percent (8.25 percent
  at March 31, 1999) to 10
  percent...........................  $3,350,000    $10,650,000    $10,650,000
$4.0 million line of credit with a
  bank, interest at prime rate + 2.5
  percent (10.25 percent at March
  31, 1999). $3.6 million is
  personally guaranteed by the
  Company's CEO.....................          --      4,000,000      4,000,000
$7.0 million line of credit with a
  bank, interest at prime + 2.5
  percent (10.25 percent at March
  31, 1999), secured by inventory
  and accounts receivable of XYZ,
  and guaranteed by the former owner
  of XYZ............................          --      3,456,446      2,945,532
$7.0 million line of credit with a
  bank, due December 1, 2000,
  interest at prime + 1.0 percent
  (8.75 percent at March 31, 1999),
  personally guaranteed by the
  Company's CEO and a
  director/warrant holder...........          --      2,450,000      6,545,000
Note payable to Newtech.............   1,300,000      1,000,000      1,000,000
Note payable to Golden Books, due
  June 1, 1999, interest at prime
  plus 1 percent (8.75 percent at
  March 31, 1999)...................   1,000,000      1,000,000      1,000,000
Note payable for purchase of patent
  due June 1, 1999..................   1,620,000        850,000        857,510
Note payable to former owner of
  XYZ...............................          --      4,000,000      4,000,000
Notes payable, due April 1999 to
  June 1999, interest at 10 percent,
  convertible into common stock at
  $0.50 per share...................     332,571        363,148         41,091
Note payable to shareholders, repaid
  in 1998...........................     270,000             --             --

                FUTECH INTERACTIVE PRODUCTS, INC. AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
               AND FOR MARCH 31, 1999 (UNAUDITED) -- (CONTINUED)

                                            DECEMBER 31,
                                      -------------------------     MARCH 31,
                                         1997          1998           1999
                                      ----------    -----------    -----------
Notes payable to shareholders in
  connection with the acquisition of
  Janex.............................  $       --    $   750,000    $   750,000
$400,000 line of credit with a bank,
  due July 1, 1999, interest at
  prime rate plus .25 percent (8.00
  percent at December 31, 1998),
  secured by all assets of Janex and
  personally guaranteed by two
  shareholders......................          --        257,000        257,000
Other...............................      24,668        112,592         43,551
                                      ----------    -----------    -----------
                                       7,897,239     28,889,186     31,439,684
Less current portion................   5,651,668     26,439,186     24,894,684
                                      ----------    -----------    -----------
Notes payable, noncurrent...........  $2,245,571    $ 2,450,000    $ 6,545,000
                                      ==========    ===========    ===========

     Future maturities of notes payable are as follows at March 31, 1999:

1999................................................    $24,894,684
2000................................................      6,545,000
                                                        -----------
                                                        $31,439,684
                                                        ===========

     The Company's $4,000,000 revolving line of credit contains covenants including restrictions on levels of indebtedness and the restriction of dividend payments.

     On March 1, 1999, the conversion price on Futech's convertible debt was reduced from $0.50/share to $0.15/share, and holders of debt totaling $327,408 converted their debt into 2,182,723 shares of common stock. Additional loans totaling $731,684 were converted into 4,877,898 shares of common stock at a conversion rate of $0.15/share.

     Cash paid for interest for the years ended December 31, 1996, 1997, 1998 and March 31, 1999 was approximately $296,000, $188,000, $837,000 and $677,000, respectively.

8.  LOAN FEES

     In December 1998, as consideration for a guarantee of a $7,000,000 line of credit with a bank, Goett and an outside party who became a director, received warrants to purchase 42,000,000 shares of common stock at $0.05 per share. A separate shareholder/director received warrants to purchase 4,000,000 shares of common stock at $0.05 per share as the facilitator of this fund raising effort. These warrants had a fair value of $920,000 on the date of issuance and will be amortized over the life of the related loan agreement.

     As consideration for certain loans and loan commitments made in 1997, Goett and certain other shareholders received loan origination fees of $335,000 in cash and 8,000,000

                FUTECH INTERACTIVE PRODUCTS, INC. AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
               AND FOR MARCH 31, 1999 (UNAUDITED) -- (CONTINUED)

shares of common stock, which had a fair value of $2,000,000 on the date of issuance. In 1997, Goett received an additional 500,000 shares of stock valued at $125,000 as compensation for loan fees. These fees were charged to expense as incurred, as the related loans are due on demand.

     During 1998, Goett and another shareholder/director provided loans to the Company totaling $7,000,000 with all amounts due on December 15, 1998. As part of the loan agreements, the company issued options to purchase 12,500,000 shares of common stock at prices ranging from $0.05 to $0.15 per share.

     In December 1998, Goett and the shareholder/director agreed to extend the due date on these loans to December 15, 1999. In exchange for this agreement, the Company granted options to purchase 8,000,000 shares of common stock at $0.05 per share.

     During 1998, Goett gave his personal guarantee for $3,600,000 of a $4,000,000 line of credit. At the same time, Goett and another shareholder/director agreed to subordinate certain other shareholder debt to the bank.

     In exchange for the personal guarantees and the subordination agreement discussed above, the Company granted options to purchase 10,200,000 shares of common stock at $0.05. The fair value of options/warrants given for loan fees, guarantees, and subordination has been determined using the minimum value method and capitalized as loan fees. Loan fees are amortized to expense over the life of the related loans.

9.  LEASE COMMITMENTS

     The Company leases operating facilities and certain equipment under noncancelable operating leases. Rent expense was $78,293, $117,354, and $512,918 during the years ended December 31, 1996, 1997, and 1998, respectively. Future minimum payments under noncancelable operating leases with initial terms of one year or more consisted of the following at March 31, 1999:

1999.................................................    $  459,058
2000.................................................       485,106
2001.................................................       247,418
2002.................................................       126,431
                                                         ----------
Total minimum lease payments.........................    $1,318,013
                                                         ==========

10.  RELATED PARTY TRANSACTIONS

     Through August 1996, Goett was entitled to receive a bonus based on the successful completion of any revenue-producing joint venture, licensing agreement, distribution agreement, or any debt or equity infusion attributed to his direct efforts, as part of his employment agreement dated March 20, 1995. During the year ended December 31, 1996, Goett earned bonuses under his employment agreement of $154,350. Of these bonuses, $105,925 was charged to expense and $48,425 was netted against proceeds.

                FUTECH INTERACTIVE PRODUCTS, INC. AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
               AND FOR MARCH 31, 1999 (UNAUDITED) -- (CONTINUED)

     Goett provides working capital advances to the Company which are generally collateralized by a second lien on the Company's assets. These advances are net of periodic draws taken by Goett. These advances do not bear interest. At December 31, 1997 the net amount due to Goett was $204,717 and is reflected as due to Company's chief executive officer in the balance sheet. There was no such amount outstanding at December 31, 1998 or March 31, 1999.

     In 1997, the Company entered an agreement which allows the chief executive officer to borrow funds from time to time. The outstanding balance bears interest at prime plus 1 percent (8.75 percent at March 31, 1998) and is due on December 31, 2001. As of December 31, 1998 and March 31, 1999, the balance due to the Company was $1,440,270 and $1,595,803, respectively.

11.  NEWTECH CONSULTING

     In August 1996, the Company entered into an agreement with Newtech Consulting, Inc. ("Newtech"), an entity owned by Goett and the former owner of the Company, whereby monthly payments are made to fund research and development efforts. Under the terms of the arrangement, the Company paid $25,000 per month for the first right to purchase intellectual property rights to the technologies developed by Newtech. Such payments were charged to research and development expense as incurred. In 1997, concurrent with Futech's purchase of Newtech assets, this agreement was terminated and replaced by a consulting agreement with the same party. Under the new agreement the Company incurs $25,000 per month through December 2000 for contracted research and development efforts and retains the same intellectual property rights as under the previous agreement. This agreement was verbally cancelled in October 1998.

     In October 1997, the Company acquired certain intellectual property from Newtech for consideration of a $2,000,000 note payable and 3,000,000 shares of common stock valued at $750,000. The fair value of the consideration given, $2,750,000, was charged to research and development expense, as the underlying technologies have not been commercialized, and the recoverability of the amount paid is uncertain.

     In December 1997, Goett sold his 50 percent interest back to Newtech. As partial consideration for his ownership interest, Newtech gave Goett 50 percent of the Futech note receivable. Goett redeemed this note back to the Company to offset prior borrowings. As a result, only $1,000,000 of the original Newtech note is outstanding as of December 31, 1997 and 1998.

     In December 1997, the Company entered into an agreement to purchase the assets of Newtech. As consideration for the assets acquired, Futech issued a note payable of $300,000 and 6,000,000 shares of common stock valued at $1,500,000. The note was paid in February 1998.

12.  STOCK-BASED COMPENSATION

     As part of his employment agreement dated December 31, 1997, Goett received options to purchase seven million shares at $0.10 per share. The options vest 20 percent

                FUTECH INTERACTIVE PRODUCTS, INC. AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
               AND FOR MARCH 31, 1999 (UNAUDITED) -- (CONTINUED)

per year over five years. The difference between the option price and the fair market value of the Company's stock on the date of grant has been recorded as $1,050,000 of unearned compensation and will be amortized to expense over the vesting period.

     On September 26, 1997, Goett received an option to purchase 10,000,000 shares of common stock at $0.05 per share as compensation for services rendered to the Company. The options were fully vested upon issuance. The Company recognized a charge of $2,000,000 in 1997 for the difference between the exercise price of the shares under option and the fair value of the Company's stock, as determined based on contemporaneous third-party transactions.

     On January 29, 1998, the Board of Directors approved the 1998 Stock Option Plan (Plan) under which 7.2 million shares of the Company's common stock have been reserved. As of December 31, 1998, the Plan had not been implemented, however, the Company expects full implementation by 2000.

     The Company has issued nonqualified options and warrants outside of the Plan. A summary of the Company's stock option and warrant activity, and related information for the years ended December 31, 1997 and 1998 and March 31, 1999 follows:

                                            OPTIONS/      WEIGHTED-AVERAGE
                                            WARRANTS       EXERCISE PRICE
                                           -----------    ----------------
Outstanding, at December 31, 1996........           --          $ --
Granted..................................   17,750,000           .08
Exercised................................           --            --
Forfeited................................           --            --
                                           -----------          ----
Outstanding, at December 31, 1997........   17,750,000           .08
Granted..................................   86,150,000           .07
Exercised................................           --            --
Forfeited................................           --            --
                                           -----------          ----
Outstanding, at December 31, 1998........  103,900,000           .07
Granted..................................   15,850,000           .05
Exercised................................           --            --
Forfeited................................           --            --
Outstanding, at March 31, 1999...........  119,750,000          $.07
                                           ===========          ====
Exercisable at March 31, 1999............   73,833,334
                                           ===========
Weighted-average fair value of options/
  warrants granted during 1998...........                       $.01
                                                                ====

                FUTECH INTERACTIVE PRODUCTS, INC. AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
               AND FOR MARCH 31, 1999 (UNAUDITED) -- (CONTINUED)

     Exercise prices for options/warrants outstanding as of March 31, 1999 ranged from $.05 to $.25. The weighted-average remaining contractual life of those options is 8.98 years.

     Pro forma information regarding net loss is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options and warrants under the fair value method of that Statement. The fair value for these options/warrants was estimated at the date of grant using the minimum value pricing model assuming a risk-free interest rate of 5.38 percent; dividend yield of 0 percent; and a weighted-average expected life of five years for the years ended December 31, 1997 and 1998.

     Option/warrant valuation models require the input of highly subjective assumptions. Because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     No options were issued prior to January 1, 1997. All option grants are nonqualified. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the applicable vesting period. The Company's pro forma information follows:

                                        DECEMBER 31
                                 --------------------------    MARCH 31
                                     1997          1998          1999
                                 ------------   -----------   -----------
Net loss.......................  $(14,427,183)  $(5,794,259)  $(2,717,514)
Pro forma expense for stock
  options under SFAS No. 123...    (2,102,500)           --            --
Actual expense for stock
  options under APB No. 25.....     2,000,000            --            --
                                 ------------   -----------   -----------
Pro forma net loss.............  $(14,529,683)  $(5,794,259)  $(2,717,514)
                                 ============   ===========   ===========

     The fair value of all employee stock options issued in 1998 and accounted for using APB 25 was $0.

13.  INVESTMENT IN JOINT VENTURE

     In August 1996, Futech entered into a joint venture agreement with Golden Books ("the Joint Venture"), whereby each party owned 50 percent of the Joint Venture. The Company's contribution to the Joint Venture consisted of its printing-related equipment which had a net book value of $643,778 and its technology and represented its equity interest in the Joint Venture. Under the Joint Venture the Company was to receive a royalty payment for a percentage of the Joint Venture's sale of products to incorporate the Company's technologies and share equally with Golden Books on the operating results of the Joint Venture, as defined. The Joint Venture had no operating activities during 1996 other than to advance the Company $2,250,000 against future royalty payments. The

                FUTECH INTERACTIVE PRODUCTS, INC. AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
               AND FOR MARCH 31, 1999 (UNAUDITED) -- (CONTINUED)

Company has recorded this amount as deferred revenue in Advance from Joint Venture in the accompanying balance sheets.

     During 1997, the Company terminated the Joint Venture. Pursuant to the termination agreement, the Company is obligated to pay a one-time termination fee of $1,000,000 (including repayment of $250,000 previously advanced). The termination fee was charged to expense in 1997, and the related note payable was guaranteed by Goett. In exchange for this guarantee, Goett received 2,000,000 shares of common stock which had a fair value of $500,000 on the date of issuance. The value of such shares will be amortized to expense over the note term. The Company also agreed to assume the cost of certain patent infringement litigation brought by the Joint Venture against a competitor.

     Effective January 1, 1998, the Company entered into a technology and licensing agreement with Golden Books whereby the remaining $2,000,000 Advance from Joint Venture was converted into a nonrefundable technology payment from Golden. This $2,000,000 advance was recognized as revenue in 1998.

14.  COMMITMENTS AND CONTINGENCIES

     In 1998, the former owner of XYZ filed a lawsuit in Wisconsin against the Company, alleging the breach of an employment agreement. The parties have agreed to arbitration in Arizona, and the lawsuit was dismissed. Although the outcome of this matter cannot be determined at this time, management does not believe it will be material to the operations, financial position, or cash flows of the Company.

     On December 22, 1998, Premier Publishing, Inc. filed a complaint in Wisconsin against the Company alleging, among other things, conversion and breach of contract. Discovery is currently ongoing. The outcome of this matter cannot be determined at this time.

     The Company is a party to other litigation in the ordinary course of business. Management, after taking into account the opinion of counsel, believes the ultimate outcome of such matters will not have a material adverse effect on the Company's financial position.

     In December 1997, Goett personally settled a lawsuit against the Company and certain of its shareholders regarding certain patent rights. The Company originally agreed to pay Goett $10,000 per month from July 1, 1998 through June 30, 1999 and an additional payment of $1,500,000 on June 30, 1999 to acquire the rights to the patents and to reimburse Goett for the cost of the settlement. On December 9, 1998, the agreement was revised to omit the $10,000 per month payment in exchange for an advance payment on the $1,500,000, and to change the due date to June 1, 1999. The balance owing at March 31, 1999 is $857,510

15.  SEGMENT INFORMATION

     Prior to its acquisition of Janex in December 1998, the Company had no reportable segments. Subsequent to the Janex acquisition, the Company began monitoring operating

                FUTECH INTERACTIVE PRODUCTS, INC. AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
               AND FOR MARCH 31, 1999 (UNAUDITED) -- (CONTINUED)

results for two segments. The distribution segment operates in the United States and includes the former businesses of Gick and XYZ. The Janex segment operates primarily in Hong Kong and includes the former Janex business.

     The operating results of the Janex segment and the long-lived assets held overseas are not material as of or for the year ended December 31, 1998 and the quarter ended March 31, 1999.

16.  INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred income taxes are as follows:

                                                      DECEMBER 31
                                               -------------------------
                                                  1997          1998
                                               ----------    -----------
Deferred tax assets:
  Net operating loss carryforwards...........  $4,000,000    $ 7,000,000
  Other......................................   4,000,000      4,000,000
                                               ----------    -----------
                                                8,000,000     11,000,000
  Less valuation reserve.....................   8,000,000     11,000,000
                                               ----------    -----------
Net deferred tax assets......................  $       --    $        --
                                               ==========    ===========

     The valuation allowance increased by $3,000,000 at December 31, 1998 due to the losses incurred. The Company has fully reserved for its deferred tax assets due to the uncertainty of recovery from future operations. The Company has no income tax expense or benefit and therefore tax expense differs from the federal statutory rate by the amount of such rate. The reason for such difference is an increase in valuation reserves provided for deferred tax assets.

     At December 31, 1998 the Company has net operating loss carryforwards for federal income tax purposes of $18,000,000 which begin to expire in 2015, to the extent not previously utilized. These losses are limited for tax purposes under both the separate return limitation year rules and Internal Revenue Code section 382 which limit the annual utilization of net operating losses.

17.  INVESTMENT IN GOLD STAR PUBLISHING, LLC

     On February 5, 1999, the Company filed Articles of Organization to form Gold Star Publishing, LLC ("Gold Star" or "the LLC") (dba SuperStar Kids' Club), a limited liability company. Under the terms of the operating agreement, the Company will own 49 percent of Gold Star and will manage the financial and business functions of the LLC while the other member will manage the creative functions. The Company has committed to provide $500,000 to Gold Star as contribution to the company as needed and to loan to

                FUTECH INTERACTIVE PRODUCTS, INC. AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
               AND FOR MARCH 31, 1999 (UNAUDITED) -- (CONTINUED)

Gold Star any additional funds needed for its first 21 months of operations. The Company is contingently liable for $200,000 of the LLC's debt. The LLC creates and publishes children's books which will be sold in the mass market and via the SuperStar Kids' Club Internet web site.

18.  PENDING MERGER

     On March 4, 1999, the Company signed a letter of intent to acquire all the outstanding stock of Fundex Games, Ltd. ("Fundex"), for consideration of $9,000,000, of which $4,500,000 is payable in the Company's preferred stock. The acquisition will be accounted for as a purchase. Fundex develops, markets, and sells games and toys nationwide. Closing of the transaction is contingent upon a number of conditions. Fundex is a privately held Indianapolis, Indiana based company.

     On February 26, 1999, the Company entered into a definitive agreement to acquire all the outstanding stock of Trudy Corporation d/b/a Soundprints ("Soundprints") for consideration of $3,500,000, of which $3,000,000 is payable in the Company's preferred stock, plus the guarantee of certain debt to existing Soundprints shareholders. The acquisition will be accounted for as a purchase. Soundprints designs, manufacturers, and markets plush stuffed animals and publishes children's books and audio cassettes. Trudy Corporation is a publicly traded Norwalk, Connecticut based, Nasdaq "pink sheeted" company which trades under the symbol "TRDY."

     On March 24, 1999, the Company signed a letter of intent to acquire all the outstanding stock of DaMert Company for consideration of $8,000,000, of which $6,000,000 is payable in the Company's preferred stock. The acquisition will be accounted for as a purchase. DaMert produces, distributes, and sells products to toy gift stores and catalog retailers. DaMert is a privately held, Berkley, California based company.

19.  YEAR 2000 (UNAUDITED)

     The Year 2000 presents potential concerns for business and consumer computing. The consequences of this issue may include systems failures and business process interruption. The Year 2000 issue affects Futech's internal systems, including information technology (IT) and non-IT systems. Futech is assessing the readiness of its systems for handling the Year 2000. Although the assessment is still underway, management currently believes that all material systems will be compliant by the Year 2000 and that the cost to address the issues is not material. Nevertheless, Futech is creating contingency plans for certain internal systems.

     The company has not instituted any procedures to obtain certification from its major vendors or customers that their systems are Year 2000 compliant. Such a survey would include vendors who provide systems related services, e.g., banking, credit card processing, shipping, security, HVAC, etc. along with third-party factories providing book and toy products. The cost of such a survey, in both time and money, would be substantial. However, the Company does not believe that the failure of any vendor to be Year 2000 compliant will have a material impact on the Company.

                FUTECH INTERACTIVE PRODUCTS, INC. AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
               AND FOR MARCH 31, 1999 (UNAUDITED) -- (CONTINUED)

20.  SUBSEQUENT EVENTS

     In accordance with its Agreement for Purchase and Sale of Assets with XYZ, on May 1, 1999, Futech recorded an additional liability of $1,000,000 in the form of a contractual penalty. Additionally, interest of $400,000 was recorded on May 1, 1999 and the company also began to accrue interest on the total $5,000,000 liability on 10% per annum.

     On May 13, 1999, one of the Company's lenders agreed to extend the maturity date of two lines of credit totaling $11.0 million to December 31, 1999. In connection with this agreement, the company must repay $25,000 per month from June 1999 to December 1999.

                           JANEX INTERNATIONAL, INC.

                              FINANCIAL STATEMENTS

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Janex International, Inc.

     We have audited the accompanying consolidated balance sheet of Janex International, Inc. and subsidiaries as of December 31, 1998, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Janex International, Inc. at December 31, 1998 and the consolidated results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the consolidated financial statements, the Company's recurring losses and net capital deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans as to those matters are also described in Note 1. The 1998 consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/  ERNST & YOUNG LLP

Phoenix, Arizona
April 7, 1999

                REPORT OF BDO SEIDMAN, LLP, INDEPENDENT AUDITORS

Board of Directors and Stockholders
Janex International, Inc.
Eatontown, New Jersey

     We have audited the accompanying consolidated balance sheet of Janex International, Inc. as of December 31, 1997, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the two years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Janex International, Inc. as of December 31, 1997, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, including a net loss of $3,174,851 for the year ended December 31, 1997, and has negative working capital of $1,782,770 and a net stockholders' deficit of $2,049,126 at December 31, 1997. The Company has also been slow and delinquent in paying its accounts payables and other obligations. These factors raise substantial doubt about the Company's ability to continue as a going concern. There is no assurance that the Company will be able to realize its recorded assets and liquidate its liabilities in the normal course of business. Management's plans in regard to these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                 /s/ BDO SEIDMAN, LLP
                                          --------------------------------------
                                                      Woodbridge, NJ
                                                      March 30, 1998

                   JANEX INTERNATIONAL, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                 UNAUDITED
                                                  DECEMBER 31,   DECEMBER 31,    MARCH 31,
                                                      1997           1998           1999
                                                  ------------   ------------   ------------
                     ASSETS
Current assets:
  Cash and cash equivalents.....................  $    164,672   $     62,412   $     17,733
  Certificate of deposit........................       100,000             --
  Accounts receivable, less allowance for
     doubtful accounts of $10,439, $26,000 and
     $26,000 at December 31, 1997, 1998, and
     March 31, 1999 respectively................       225,826        162,710        201,058
  Inventories...................................       173,107        131,098         35,033
  Prepaid royalties.............................        61,626         59,934        141,934
  Other current assets..........................        19,925         25,257         22,805
                                                  ------------   ------------   ------------
Total current assets............................       745,156        441,411        418,563
Property and equipment, net.....................       395,165        258,103        212,417
Intangible assets, net..........................       448,815        405,625        402,072
Other assets....................................       119,664             --             --
                                                  ============   ============   ============
          Total assets..........................  $  1,708,800   $  1,105,139   $  1,033,052
                                                  ============   ============   ============
     LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Advance from parent...........................  $         --   $    621,080   $  1,226,799
  Accounts payable..............................       685,725        602,715        366,569
  Accrued expenses..............................     1,373,899      1,203,277        969,835
  Notes payable -- other........................       468,302        257,000        257,000
                                                  ------------   ------------   ------------
          Total current liabilities.............     2,527,926      2,684,072      2,820,203
Notes payable to related parties................     1,230,000             --             --
Shareholders' deficit:
  Class A convertible preferred stock, no par
     value:
     Authorized shares -- 5,000,000 Issued and
       outstanding shares -- none and 5,000,000
       and 5,000,000 at December 31, 1997, 1998,
       and March 31, 1999 respectively..........            --        569,022        569,022
  Common stock, no par value:
  Authorized shares -- 20,000,000 Issued and
     outstanding shares -- 7,989,028, 18,098,750
     and 18,098,750 at December 31, 1997, 1998,
     March 31, 1999 respectively................    11,618,816     12,803,327     12,803,327
  Additional paid-in capital....................       554,517        554,517        554,517
  Accumulated deficit...........................   (14,222,459)   (15,505,799)   (15,714,017)
                                                  ------------   ------------   ------------
          Total shareholders' deficit...........    (2,049,126)    (1,578,933)    (1,787,151)
                                                  ------------   ------------   ------------
          Total liabilities and shareholders'
             deficit............................  $  1,708,800   $  1,105,139   $  1,033,052
                                                  ============   ============   ============

See accompanying notes.

                   JANEX INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                              UNAUDITED     UNAUDITED
                                DECEMBER 31,   DECEMBER 31,   MARCH 31,     MARCH 31,
                                    1997           1998          1998         1999
                                ------------   ------------   ----------   -----------
Net sales.....................  $ 5,596,979    $ 3,117,599    $1,608,557   $   222,346
Cost of sales.................    3,354,114      1,633,627       769,735       187,037
Royalty expense...............      651,422        380,969        54,859         5,355
                                -----------    -----------    ----------   -----------
Gross profit..................    1,591,443      1,103,003       783,963        29,954
Operating expenses:
  Selling, general and
     administrative...........    2,208,106      1,755,882       424,536       154,928
  Depreciation and
     amortization.............      551,951        376,283        75,244        73,408
  Write-off of goodwill and
     intangible assets........    1,643,386             --            --            --
                                -----------    -----------    ----------   -----------
Income/(Loss) from
  operations..................   (2,812,000)    (1,029,162)      284,183      (198,382)
Other income (expense):
  Interest income.............       21,461          8,833           157            --
  Interest expense............     (389,401)      (260,533)      (57,325)       (5,520)
  Other income (expense)......        8,637          3,268         1,375           409
                                -----------    -----------    ----------   -----------
Net loss before income
  taxes.......................   (3,171,303)    (1,277,594)      228,390      (203,493)
Provision for income taxes....       (3,548)        (5,746)       (5,083)       (4,725)
                                -----------    -----------    ----------   -----------
Net loss......................  $(3,174,851)   $(1,283,340)   $  223,307   $  (208,218)
                                ===========    ===========    ==========   ===========
Basic and diluted net loss per
  common share................  $     (0.55)   $     (0.13)   $     0.02   $     (0.01)
                                ===========    ===========    ==========   ===========
Weighted average number of
  shares outstanding..........    5,745,439     10,261,070     9,005,267    18,098,750
                                ===========    ===========    ==========   ===========

See accompanying notes.

                   JANEX INTERNATIONAL, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                                 CLASS A CONVERTIBLE                                    TOTAL
                                            COMMON STOCK           PREFERRED STOCK      ADDITIONAL                  SHAREHOLDERS'
                                      ------------------------   --------------------    PAID-IN     ACCUMULATED       EQUITY
                                        SHARES       AMOUNT       SHARES      AMOUNT     CAPITAL       DEFICIT        (DEFICIT)
                                      ----------   -----------   ---------   --------   ----------   ------------   -------------
Balance at December 31, 1996........   5,296,721    11,268,816          --         --     554,517     (11,047,608)       775,725
  Issuance of common stock..........   2,692,307       350,000          --         --          --              --        350,000
  Net loss..........................          --            --          --         --          --      (3,174,851)    (3,174,851)
                                      ----------   -----------   ---------   --------    --------    ------------    -----------
Balance at December 31, 1997........   7,989,028    11,618,816          --         --     554,517     (14,222,459)    (2,049,126)
  Sale of common stock..............   1,923,077       250,000          --         --          --              --        250,000
  Common stock issued for
     services.......................     175,000        22,750          --         --          --              --         22,750
  Stock issued upon conversion of
     notes payable..................   8,011,645       911,761   5,000,000    569,022          --              --      1,480,783
  Net loss..........................          --            --          --         --          --      (1,283,340)    (1,283,340)
                                      ----------   -----------   ---------   --------    --------    ------------    -----------
Balance at December 31, 1998........  18,098,750   $12,803,327   5,000,000   $569,022    $554,517    $(15,505,799)   $(1,578,933)
  UNAUDITED Net loss................          --            --          --         --          --        (208,218)      (208,218)
                                      ----------   -----------   ---------   --------    --------    ------------    -----------
UNAUDITED Balance at March 31,
  1999..............................  18,098,750   $12,803,327   5,000,000   $569,022    $554,517    $(15,714,017)   $(1,787,151)
                                      ==========   ===========   =========   ========    ========    ============    ===========

See accompanying notes.

                   JANEX INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                             UNAUDITED    UNAUDITED
                                             DECEMBER 31,    DECEMBER 31,    MARCH 31,    MARCH 31,
                                                 1997            1998          1998         1999
                                             ------------    ------------    ---------    ---------
OPERATING ACTIVITIES
Net loss...................................  $(3,174,851)    $(1,283,340)    $ 223,307    $(208,218)
Adjustments to reconcile net loss to net
  cash provided by (used in) operating
  activities:
  Depreciation.............................      272,088         218,659        42,623       45,686
  Amortization of intangible assets........    1,921,291         157,624        32,621       27,722
  Amortization of loan fees................      214,292         116,863        20,273           --
  Provision (credit) for doubtful
    accounts...............................     (192,195)         22,561        14,341           --
  Write-off of inventory...................           --         299,000
  Unrealized foreign exchange losses.......           --           3,268
  Issuance of common stock for services....           --          22,750
  Changes in operating assets and
    liabilities:
    Accounts receivable....................      196,848          40,555      (158,250)     (38,348)
    Inventories............................      396,530        (256,991)       19,942       96,065
    Prepaid expenses and other.............      289,160          (4,107)     (131,275)     (79,548)
    Accounts payable.......................     (123,583)        (83,010)      168,692     (236,146)
    Accrued expenses and other.............      523,600          80,161      (332,788)    (233,442)
                                             -----------     -----------     ---------    ---------
Net cash provided by (used in) operating
  activities...............................      323,180        (666,007)     (100,514)    (626,229)
INVESTING ACTIVITIES
Purchases of property and equipment........     (190,898)        (81,567)       (6,483)          --
Product development costs..................     (106,084)       (114,464)      (19,998)     (24,168)
Decrease in certificate of deposit.........      400,000         100,000            --           --
                                             -----------     -----------     ---------    ---------
Net cash provided by (used in) investing
  activities...............................      103,018         (96,031)      (26,481)     (24,168)
FINANCING ACTIVITIES
Advances from parent.......................           --         621,080            --      605,718
Proceeds from line of credit...............           --         257,000       (96,415)          --
Net payments on notes payable..............     (712,167)       (219,189)      (11,004)          --
Proceeds (payments) from loans
  payable -- agent.........................     (200,975)       (249,113)
Issuance of stockholder notes payable......      115,000              --
Proceeds from issuance of common stock.....      350,000         250,000       250,000           --
                                             -----------     -----------     ---------    ---------
Net cash provided by (used in) financing
  Activities...............................     (448,142)        659,778       142,581      605,718
                                             -----------     -----------     ---------    ---------
Net decrease in cash and cash
  equivalents..............................      (21,944)       (102,260)       15,586      (44,679)
Cash and cash equivalents at beginning of
  year.....................................      186,616         164,672       164,672       62,412
                                             -----------     -----------     ---------    ---------
Cash and cash equivalents at end of year...  $   164,672     $    62,412     $ 180,258    $  17,733
                                             ===========     ===========     =========    =========

See accompanying notes.

                   JANEX INTERNATIONAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1998
                       AND FOR MARCH 31, 1999 (UNAUDITED)

1.  DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     Janex International, Inc. and subsidiaries (the Company) are in the business of developing, marketing and selling toys and functional children's products which are manufactured by subcontractors. The Company sells its products primarily to U.S.-based retailers and their Hong Kong subsidiaries.

     On December 11, 1998, approximately 79 percent of the Company's outstanding stock was acquired by Futech Interactive Products, Inc. ("Futech"). See Note 7. Because the minority interest exceeds 20 percent, the Company did not establish a new basis of accounting upon the acquisition.

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All inter-company accounts and transactions have been eliminated in consolidation. All balance sheet accounts of the Company's foreign subsidiaries are translated at the current exchange rate at balance sheet date, while income statement items are translated at the average currency exchange rates for each period presented. The resulting translation adjustments, if significant (in December 31, 1996, 1997 and 1998, and March 31, 1999, the adjustment was not significant), are recorded as comprehensive income.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Certain reclassifications have been made to 1997 consolidated financial statements to conform to the 1998 and March 31, 1999 presentation.

     The financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred significant operating losses in the past three years and has negative net worth and negative working capital at December 31, 1998. These factors raise significant doubt as to the Company's ability to continue as a going concern.

     The Company's ultimate ability to continue as a going concern depends on the market acceptance of products, and the achievement of operating profits and positive cash flow. The Company will also require additional financial resources from its new parent or other sources to provide near term operating cash to enable the Company to execute its plans to move toward profitability. Management believes that the financial resources of its new parent company, in addition to sales to be generated from new product lines that are being developed, will be sufficient to allow the Company to continue in operation.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                   JANEX INTERNATIONAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1998
               AND FOR MARCH 31, 1999 (UNAUDITED) -- (CONTINUED)

INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined on various methods which approximate the first-in, first-out method.

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost. Depreciation is computed principally by the straight-line method over the estimated useful lives of the assets which range from two to five years for molds, machinery and equipment, and furniture and fixtures. Leasehold improvements are amortized over the shorter of their estimated useful lives or the lease term.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     At March 31, 1999, the Company has the following financial instruments: cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and long-term debt. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates their fair value based on the liquidity of these financial instruments or based on their short-term nature. The carrying value of long-term debt approximates fair market value based on the market interest rates available to the Company for debt of similar risk and maturities.

INTANGIBLE ASSETS

     Intangible assets consist of goodwill and product development costs.

     Costs of business acquisitions in excess of net asset of subsidiaries acquired (goodwill) are amortized on a straight-line basis over a ten year period. The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less then the carrying amounts of those assets. This methodology includes intangible assets acquired. Goodwill relating to specific intangible assets is included in the related impairment measurements to the extent it is identified with such assets.

     Product development costs consist of product design and development (through subcontractors) for the various toys and children's products the Company sells. The designs are stated at the lower of cost or net realizable value and amortized on a straight-line basis over a one to five year period.

     Management reviews goodwill and other intangible assets periodically for possible impairment. This policy includes recognizing write-downs if it is probable that measurable undiscounted future cash flows and/or the aggregate net cash flows of an asset, as measured by current revenues and costs (exclusive of depreciation) over the asset's remaining depreciable life, are not sufficient to recover the net book value of an asset. During 1997, the Company wrote off goodwill, licensing relationships and trademarks from

                   JANEX INTERNATIONAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1998
               AND FOR MARCH 31, 1999 (UNAUDITED) -- (CONTINUED)

certain previous acquisitions totaling $1,643,386, because they were considered to have no future value.

CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

     The Company transacts business on a credit basis with its customers. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited. The Company does not require collateral to support customer receivables. However, foreign receivable are generally secured by a letter of credit. The Company maintains allowance for potential credit losses and such losses have been within management's expectations.

     The Company's two largest customers totaled approximately 43 percent, 53 percent and 52 percent of net sales in 1996, 1997 and 1998 (see Note 13). The loss of any of these major customers could have a material adverse effect on the results of the Company's operations.

REVENUE RECOGNITION

     The Company recognizes revenue upon shipment of the product to the customer, with appropriate allowances made for estimated returns and uncollectible accounts.

INCOME TAXES

     Income taxes are accounted for in accordance with Statement of Financial Accounting Standards (SFAS) 109 "Accounting for Income Taxes." The statement employs an asset and liability approach for financial accounting and reporting of deferred income taxes. Generally, SFAS 109 allows for recognition of deferred tax assets in the current period for the future benefit of net operating loss carry forward and items for which expenses have been recognized for financial statement purposes but will be deductible in future periods. A valuation allowance is recognized, if the weight of available evidence is more likely than not that some portion or all of the deferred tax assets will not be realized.

STOCK-BASED COMPENSATION

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options. Under APB 25, to the extent that the exercise price of the Company's employee stock options equals management's estimate of the fair value of the underlying stock on the date of grant, no compensation expense is recognized.

     Deferred expense on stock and options issued to officers and directors for services or other consideration to be received in the future are offset against equity and are amortized to expense over the period of benefit.

                   JANEX INTERNATIONAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1998
               AND FOR MARCH 31, 1999 (UNAUDITED) -- (CONTINUED)

LOSS PER SHARE

     Loss per share is calculated in accordance with Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," (Statement 128). Basic earnings per share is computed using the weighted average number of common shares. Diluted earnings per share is computed using the weighted average number of common share equivalents during the period. Common share equivalents include employee stock options using the treasury method and dilutive convertible securities using the if-converted method. Common share equivalents have been excluded from the calculation of loss per share for all periods presented, as their effect is anti-dilutive.

COMPREHENSIVE LOSS

     As of January 1, 1998, the Company adopted SFAS No. 130, REPORTING COMPREHENSIVE INCOME (Statement 130). Statement 130 establishes new rules for the reporting and display of comprehensive loss and its components. Comprehensive loss for the Company is the same as net loss for all periods presented.

SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION

     Effective January 1, 1998, the Company adopted the SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION (Statement
131). Statement 131 established standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. Statement 131 also establishes standards for related disclosures about products and services, geographic areas and major customers (see Note 13).

3.  INVENTORIES

     Inventories consist of the following:

                                            DECEMBER 31,
                                        --------------------    MARCH 31,
                                          1997        1998        1999
                                        --------    --------    ---------
Work in progress......................  $135,364    $     --         --
Finished goods........................    37,743     131,098     35,033
                                        --------    --------     ------
                                        $173,107    $131,098     35,033
                                        ========    ========     ======

                   JANEX INTERNATIONAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1998
               AND FOR MARCH 31, 1999 (UNAUDITED) -- (CONTINUED)

4.  PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                          DECEMBER 31,
                                    ------------------------    MARCH 31,
                                       1997          1998         1999
                                    ----------    ----------    ---------
Molds.............................  $1,756,229     1,837,826    1,837,826
Machinery and equipment...........     146,593       146,593      146,593
Leasehold improvements............       3,866         3,866        3,866
                                    ----------    ----------    ---------
                                    $1,906,688    $1,988,285    1,988,285
                                    ----------    ----------    ---------
Less accumulated depreciation and
  amortization....................   1,511,523     1,730,182    1,775,868
                                    ----------    ----------    ---------
                                    $  395,165    $  258,103      212,417
                                    ==========    ==========    =========

5.  INTANGIBLE ASSETS

     Intangible assets consist of the following:

                                         DECEMBER 31,          MARCH 31,
                                   ------------------------    ----------
                                      1997          1998          1999
                                   ----------    ----------    ----------
Goodwill.........................  $  422,220    $  422,220    $  422,220
Product development costs........   1,009,165     1,047,290     1,071,459
                                   ----------    ----------    ----------
                                    1,431,385     1,469,510     1,493,679
Less amortization................     982,570     1,063,885     1,091,607
                                   ----------    ----------    ----------
                                   $  448,815    $  405,625    $  402,072
                                   ==========    ==========    ==========

6.  ACCRUED EXPENSES

     Accrued expenses consist of the following:

                                           DECEMBER 31,
                                     ------------------------    MARCH 31,
                                        1997          1998         1999
                                     ----------    ----------    ---------
Allowance for returns and
  allowances.......................  $  334,763    $  334,763    $334,763
Accrued royalties..................     588,608       182,628     210,468
Accrued commissions................      80,721       154,063     163,894
Accrued interest...................     137,341         1,770       3,540
Other accrued expenses.............     232,466       530,053     257,170
                                     ----------    ----------    --------
                                     $1,373,899     1,203,277    $969,835
                                     ==========    ==========    ========

                   JANEX INTERNATIONAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1998
               AND FOR MARCH 31, 1999 (UNAUDITED) -- (CONTINUED)

7.  NOTES PAYABLE TO RELATED PARTIES

     Notes payable to related parties consist of the following:

                                           DECEMBER 31,
                                     ------------------------    MARCH 31,
                                        1997          1998         1999
                                     ----------    ----------    ---------
Revolving Credit Agreement,
  converted to equity in 1998......  $  615,000    $       --    $     --
Promissory notes to two
  shareholders, converted to equity
  in 1998..........................     500,000            --          --
Commission loan to shareholder,
  converted to equity in 1998......     115,000            --          --
                                     ----------    ----------    --------
                                     $1,230,000    $       --    $     --
                                     ==========    ==========    ========

     On December 11, 1998, Futech purchased 5,219,046 shares of common stock and shareholder loans (including interest of $250,784) of $1,480,783 from certain of the Company's majority stockholders. Subsequently, the shareholder loans were converted into 8,011,645 shares of common stock and 5,000,000 shares of preferred stock. After such conversion, Futech owns approximately 79 percent of the Company's outstanding stock.

     Until December 1998, the Company had the ability to borrow up to $900,000 under a Revolving Credit Agreement (the "Agreement") with a significant shareholder of the Company that expires on October 19, 1999. The Agreement bears interest at 9.5 percent payable quarterly. The Agreement is secured by all of the assets of Janex Corporation, and the guarantee of the Company. As additional consideration, on April 19, 1996, the Company granted the Lender warrants to purchase up to 900,000 shares of the Company's common stock, exercisable at a price of $1.45 per share through April 19, 2000. The warrants are immediately exercisable. The Company has used $150,000 under the Agreement as security to issue a stand-by letter of credit in connection with the loan payable to the Company's Hong Kong agent. This agreement ended and all warrants were canceled on December 11, 1998.

     In connection with the acquisition of Janex Corporation in 1995, the Company issued promissory notes to two stockholders totaling $1,000,000, payable in semi-annual installments over a three-year period. On June 28, 1996, the note holders agreed to extend the payment date for all remaining payments to February 1, 1998, subject to payment of interest at the rate of 9.5 percent per annum, retroactive to January 1, 1996. On August 4, 1997, the note holders agreed to further extend the payment date to February 1, 1999. Quarterly interest payments commenced on September 1, 1996. In connection with the extension of the notes, the Company entered into a warrant agreement with each of the note holders, providing for the issuance of up to 282,994 warrants to one of them and up to 167,994 warrants to the other, to acquire a total of 450,998 shares of the Company's common stock, exercisable at a price of $1.45 per share through June 28, 2000. The

                   JANEX INTERNATIONAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1998
               AND FOR MARCH 31, 1999 (UNAUDITED) -- (CONTINUED)

warrants vest in six-month increments over the term of the loan, and if the loan is paid off early, certain of the warrants will be void. The agreement ended and all warrants were canceled on December 11, 1998.

     The Company charged to operations $180,477, $214,292 and $116,863 of imputed interest expense from the issuance of stock purchase warrants noted above for the years ended December 31, 1996, 1997 and 1998, respectively.

8. NOTES PAYABLE -- OTHER

     The Company may borrow up to $400,000 under a line of credit agreement with a bank. Borrowings under the line bear interest at the bank's prime rate plus
0.25 percent (8.0 percent at March 31, 1999). The line is secured by all of the Company's assets and is personally guaranteed by two shareholders. Borrowings under the line are due July 1, 1999. Borrowing capacity of $143,000 is available at March 31, 1999.

     Through 1998, the Company had the ability to borrow up to $450,000 from its Hong Kong agent for the payment of product development and tooling costs. Any loans are to be repaid from collections of certain customer invoices at the rate of 5 percent of the invoice amount, with interest at two percent above the Hong Kong prime rate. All borrowings under this arrangement were repaid in 1998. Any borrowings are secured by certain tooling, as well as an irrevocable stand-by letter of credit for $150,000.

     Pursuant to a supplementary agency agreement, the Company had the ability to borrow an additional $200,000 from its Agent provided that the Company issues to the Agent an irrevocable stand-by letter of credit for $100,000. Any advance under this facility is to be repaid within 60 days from the date of advance with interest at 2 percent above the Hong Kong prime rate. As of December 31, 1997 and 1998, the Company had no borrowing under this credit facility.

     The Company had borrowed $340,000 under a private unsecured loan. At December 31, 1997, the balance outstanding against this facility was $219,189, which bore interest at prime plus 2 percent. This loan was repaid in 1998.

9.  INCOME TAXES

     The income tax provision, all of which is current, consists of the following:

                                                         YEARS ENDED
                                                        DECEMBER 31,
                                                      -----------------
                                                       1997       1998
                                                      -------    ------
Current:
  Federal...........................................  $    --    $   --
  State.............................................    3,548     5,746
  Foreign...........................................       --        --
                                                      -------    ------
                                                      $ 3,548    $5,746
                                                      =======    ======

                   JANEX INTERNATIONAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1998
               AND FOR MARCH 31, 1999 (UNAUDITED) -- (CONTINUED)

     The Company's net deferred tax asset and deferred tax asset valuation allowance are comprised of the following temporary differences and carry forwards:

                                                      DECEMBER 31,
                                                ------------------------
                                                   1997          1998
                                                ----------    ----------
Net operating loss carry-forward..............  $3,405,971    $3,600,000
Other, net....................................    (218,384)           --
                                                ----------    ----------
Net deferred tax assets.......................   3,187,587     3,600,000
Less: Valuation allowance.....................  (3,187,587)   (3,600,000)
                                                ----------    ----------
                                                $       --    $       --
                                                ==========    ==========

     Because of the Company's recurring losses, the net deferred tax assets have a 100 percent valuation allowance at December 31, 1997 and 1998.

     The income tax provision differs from the amount computed by applying the U.S. Federal income tax rate (34 percent) because of the effect of foreign losses not deductible in the U.S. return and the tax effect of unrecognized net operating loss deductions.

     At December 31, 1997 and 1998, the Company had federal net operating loss
(NOL) carryforwards of approximately $9,273,000 and $10,000,000, respectively. The Company also had state net operating loss (NOL) carryforwards. NOL carryforwards may be available to offset future taxable income. If not used, the federal and state NOL carryforwards will expire through 2018 and 2003, respectively. Federal tax rules impose limitations on the use of NOL carryforwards from a change in ownership. The losses before taxes related to the foreign subsidiaries for the years ended December 31, 1997 and 1998 were $883,494 and $839,248, respectively.

10.  COMMITMENTS AND CONTINGENCIES

     The Company maintains a noncancelable operating lease on its former facility. Effective April 1, 1997, the Company entered into an agreement to sublease a portion of the former facility to a third party for the balance of the lease. Effective May 1, 1998, the entire facility was subleased to a different third party. The Company also leased other facilities under a noncancelable operating lease, which expired on March 31, 1998. The monthly rental income derived from the sublease was slightly less than rent expense. The difference was not material.

     Future minimum payments under these noncancelable operating leases with initial terms of one year or more consisted of the following at March 31, 1998:

1999...............................................    $ 76,500
2000...............................................     102,000
                                                       --------
Total minimum lease payments.......................    $204,000
                                                       ========

                   JANEX INTERNATIONAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1998
               AND FOR MARCH 31, 1999 (UNAUDITED) -- (CONTINUED)

     Net rental expense was approximately $77,000, $68,000 and $37,000 for the years ended December 31, 1996, 1997 and 1998, respectively.

     At December 31, 1998, the Company has commitments for minimum guaranteed royalties under licensing agreements as follows:

1999...............................................    $268,959
2000...............................................      35,000
                                                       --------
Total minimum lease payments.......................    $303,959
                                                       ========

     Total royalty expense was approximately $1,002,000, $651,000 and $381,000 for the years ended December 31, 1996, 1997 and 1998, respectively.

     During the year ended December 31, 1996, holders of certain warrants threatened to sue the Company, claiming that the Company was obligated to register the stock underlying the warrants and to use its best efforts to maintain the registration statement effective during the period the warrants are exercisable, and that the Company had failed to meet these obligations. On March 26, 1996, the Company entered into a Settlement Agreement and Specific Release with the warrant holder under which the Company issued additional warrants to purchase 100,000 shares of the Company's common stock, at a price of $.64 per share, in exchange for a release from any and all prior claims relating to violations of the warrant agreement and failure to update the registration statement. These warrants expire on March 26, 2001. As a result of the foregoing transaction, during the year ended December 31, 1996, the Company recorded a charge to operations of $84,125, which represents management's estimate of the fair value of the 100,000 common stock purchase warrants.

                   JANEX INTERNATIONAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1998
               AND FOR MARCH 31, 1999 (UNAUDITED) -- (CONTINUED)

11.  STOCK-BASED COMPENSATION

     A summary of the Company's stock option activity and related information is as follows:

                                                          WEIGHTED-AVERAGE
                                             OPTIONS       EXERCISE PRICE
                                            ----------    ----------------
Outstanding, December 31, 1996............   2,345,236         $ 1.47
  Granted.................................          --             --
  Exercised...............................          --             --
  Forfeited...............................    (499,000)         (1.54)
                                            ----------         ------
Outstanding, December 31, 1997............   1,846,236          (1.45)
  Granted.................................          --             --
  Exercised...............................          --             --
  Forfeited...............................  (1,801,236)         (1.45)
                                            ----------         ------
Outstanding, December 31, 1998............      45,000         $ 1.67
                                            ==========         ======
  Granted.................................          --             --
  Exercised...............................          --             --
  Forfeited...............................          --             --
                                            ----------         ------
                                                45,000         $ 1.67
                                            ==========
Exercisable at end of year................      45,000
                                            ==========

     Exercise prices for options outstanding as of December 31, 1998 range from $1.25 to $2.13 per share. The weighted-average remaining contractual life of those options is 1.9 years.

     The fair value of options and warrants is estimated on the date of grants utilizing the Black-Scholes option pricing model with the following weighted average assumptions for years ended December 31, 1996, 1997, and 1998: expected life of 4.4 years, expected volatility of 22.5 percent, risk-free interest rate of 6 percent and a 0 percent dividend yield.

     Option valuation models require the input of highly subjective assumptions. Because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the applicable vesting period. The pro forma effect of SFAS No. 123 was not material for any year presented.

                   JANEX INTERNATIONAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1998
               AND FOR MARCH 31, 1999 (UNAUDITED) -- (CONTINUED)

12.  COMMON STOCK

     The Company has the following shares reserved for future issuance at December 31, 1998:

Warrants at $7.50 per share, expiring May 9, 1999.........    1,725,000
Warrants at $0.64 per share, expiring March 26, 2001......      100,000
Stock Options.............................................       45,000
                                                              ---------
                                                              1,870,000
                                                              =========

     All warrants outstanding are fully exercisable.

     In October 1996, the Company issued 150,000 shares of common stock to the former owners of an acquired company in exchange for cancellation of certain earn-out provisions. The common stock was valued at $1.00 per share, which was management's estimate of the fair value at the time. Accordingly, $150,000 was recorded as compensation expense.

     The Company currently has 1,725,000 Public Warrants issued and outstanding, which were issued in connection with the 1991 Public Offering. Each such warrant entitles the holder to acquire one share of Common Stock at a price of $7.50 per share. The expiration date of the Public Warrants was extended from May 9, 1996 to May 9, 1999.

     On August 27, 1997, the Company issued 2,307,692 shares of common stock at fair market value for a total purchase price of $300,000 in a private placement with two shareholders of the Company.

     On October 4, 1997, the Company issued 384,615 shares of common stock at fair market value for a total purchase price of $50,000 in a private placement.

     On January 14, 1998, the Company issued 1,346,153 shares of common stock at fair market value for a total purchase price of $175,000 in a private placement with two shareholder of the Company.

13.  SEGMENT INFORMATION

     The Company operates exclusively in the children's products industry. For geographical reporting, revenues are attributed to the geographic location from which goods are shipped. Intercompany sales are recorded at cost.

     In 1996, customer A and customer B represented 21 percent and 22 percent of the Company's net sales, respectively. In 1997, customer A and customer B represented 39 percent and 14 percent of the Company's net sales, respectively. In 1998, customer A and customer B represented 47 percent and 5 percent of the Company's net sales, respectively. Sales to these customers were made by the Hong Kong segment.

                   JANEX INTERNATIONAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1998
               AND FOR MARCH 31, 1999 (UNAUDITED) -- (CONTINUED)

     A summary of the Company's operations by geographical area for the years ended December 31, 1996, 1997 and 1998 were as follows:

                                                  ADJUSTMENTS
                         UNITED         HONG          AND
                         STATES         KONG      ELIMINATIONS   CONSOLIDATED
                       -----------   ----------   ------------   ------------
1997
Net sales:
  Customers..........  $   856,975   $4,740,004   $        --    $ 5,596,979
  Intercompany.......    1,844,086       22,621    (1,866,707)            --
                       -----------   ----------   -----------    -----------
Total revenue........    2,701,061    4,762,625    (1,866,707)     5,596,979
Operating income
  (loss).............   (3,767,147)     955,147            --     (2,812,000)
Interest expense.....     (350,405)     (38,996)           --       (389,401)
Depreciation and
  amortization.......     (214,368)    (337,583)           --       (551,951)
Total assets.........    7,848,088      676,523    (6,815,811)   $ 1,708,800
1998
Net sales:
  Customers..........  $    65,683   $3,051,916   $        --    $ 3,117,599
  Intercompany.......    1,222,267        6,685    (1,228,952)            --
                       -----------   ----------   -----------    -----------
Total revenue........    1,287,950    3,058,601    (1,228,952)     3,117,599
Operating loss.......      (82,950)    (946,212)           --     (1,029,162)
Interest expense.....     (234,976)     (25,557)           --       (260,533)
Depreciation and
  amortization.......     (123,702)    (252,581)           --       (376,283)
Total assets.........    3,055,804      801,894    (2,752,559)   $ 1,105,139

                   JANEX INTERNATIONAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1998
               AND FOR MARCH 31, 1999 (UNAUDITED) -- (CONTINUED)

     A summary of the Company's operations by geographical area for the three months ended March 31, 1998, and 1999 were as follows:

                                                  ADJUSTMENTS
                        UNITED         HONG           AND
                        STATES         KONG       ELIMINATIONS    CONSOLIDATED
                       ---------    ----------    ------------    ------------
1998
Net sales:
Customers............  $  15,679    $1,592,878            --       $1,608,557
Intercompany.........      1,952        (1,952)           --
                       ---------    ----------      --------       ----------
Total revenue........     15,679     1,594,830        (1,952)       1,608,557
Operating income
  (loss).............   (391,413)      675,596            --          284,183
Interest expense.....    (49,085)       (8,240)           --          (57,325)
Depreciation and
  amortization.......    (27,052)      (48,192)           --          (75,244)
1999
Net sales:
Customers............  $ 119,354    $  102,992      $     --       $  222,346
Intercompany.........         --            --            --               --
                       ---------    ----------      --------       ----------
Total revenue........    119,354       102,992       222,346
Operating loss.......   (156,504)      (41,878)           --         (198,382)
Interest expense.....     (5,319)         (201)           --           (5,520)
Depreciation and
  Amortization.......    (24,887)      (48,521)           --          (73,408)

14.  RELATED PARTY TRANSACTIONS

     The Company pays sales commissions at the rate of 4 percent of net sales to a company owned by a former stockholder and current director, relating to customers located in New York, New Jersey, Connecticut and Pennsylvania. Commissions on such sales of approximately $3,025,000, $2,450,000 and $1,625,000 amounted to $113,675, $98,166 and $65,154 for the years ended December 31, 1996, 1997 and 1998, respectively, which are included in selling, general and administrative expenses. Accrued commissions included in accrued expenses and accounts payable, on such sales amounted to $68,262 and $134,754 as of December 31, 1997 and 1998, respectively. The Company also rented showroom space from this major stockholder for which the Company paid $26,000 during 1997. No such expense was incurred in 1998. In addition, the Company utilized the services of a public warehouse facility in Baltimore, Maryland that is owned by the father of a former stockholder for a fee based on the amount of goods received and shipped. Fees amounted

                   JANEX INTERNATIONAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1998
               AND FOR MARCH 31, 1999 (UNAUDITED) -- (CONTINUED)

to $62,852 and $20,911 for the years ended December 31, 1996 and 1997. No such fees were incurred in 1998 or 1999.

15. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     As previously reported in the Company's Current Report on Form 8-K dated February 25, 1999, the Company engaged Ernst & Young, LLP as its independent auditor for the fiscal year ending December 31, 1998, to replace the firm of BDO Seidman, LLP. Ernst & Young, LLP is the independent auditor used by the Company's majority shareholder. The decision to change auditors was made in the ordinary course of business.

     The reports of BDO Seidman, LLP on the Company's financial statements for 1996 and 1997 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except as discussed in the following paragraph.

     As indicated in the reports of BDO Seidman, LLP on the Company's financial statements for the past two fiscal years, there are factors that raise substantial doubt about the Company's ability to continue as a going concern. The independent auditor's report indicates there is no assurance the Company will be able to realize its recorded assets and liquidate its liabilities in the normal course of business. Although Management discusses, in a footnote, its plans in regard to these matters, the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1996 and 1997, and in the subsequent interim period, there were no disagreements with BDO Seidman, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of BDO Seidman, LLP would have caused BDO Seidman, LLP to make reference to the matter in their report.

     The Company has agreed to indemnify and hold harmless BDO Seidman, LLP for any and all liabilities, costs or expenses of any nature whatsoever incurred by BDO Seidman, LLP in defending itself in a lawsuit brought because of the re-issuance of BDO Seidman, LLP's report on its audit of the Company's 1997 financial statements. A copy of this indemnification agreement is attached as
Exhibit 10.26.

                               TRUDY CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    FOR THE YEAR ENDED MARCH 31,
                                                    ----------------------------
                                                     MARCH 31,       MARCH 31,
                                                        1998            1999
                                                    ------------    ------------
                                                                    (UNAUDITED)
Net sales.........................................  $  4,977,599    $  3,390,884
Operating costs and expenses (exclusive of
  depreciation)
  Cost of sales...................................     2,780,401       1,792,782
  Selling, general and administrative.............     2,118,322       2,128,721
                                                    ------------    ------------
                                                       4,898,723       3,921,502
                                                    ------------    ------------
Income (loss) from operations.....................        78,876        (530,619)
                                                    ------------    ------------
Other income (expense)
  Other income....................................        35,904           3,313
  Interest expense, net...........................      (102,099)       (115,151)
  Depreciation....................................       (17,449)        (75,255)
                                                    ------------    ------------
                                                         (83,644)       (187,093)
                                                    ------------    ------------
Loss from operations before benefit for income
  taxes...........................................        (4,768)       (717,712)
                                                    ------------    ------------
Income tax benefit................................       152,000              --
                                                    ------------    ------------
Income (loss) before extraordinary item and
  cumulative effect of change in accounting
  principle.......................................       147,232        (717,712)
Extraordinary item (net of income taxes of
  $40,000)........................................        56,320              --
                                                    ------------    ------------
Net income (loss).................................  $    203,552    $   (717,712)
Deficit -- beginning of period....................    (2,753,417)     (2,549,865)
                                                    ------------    ------------
Deficit -- end of period..........................  $ (2,549,865)   $ (3,267,577)
                                                    ============    ============
Basic net (loss) income per share:
  Income before extraordinary item................  $   0.000454    $  (0.002211)
  Extraordinary item..............................      0.000174              --
                                                    ------------    ------------
  Basic net (loss) income per share...............  $   0.000627    $  (0.002211)
                                                    ============    ============
Weighted average number of shares outstanding.....   324,598,187     324,598,187
                                                    ============    ============

                               TRUDY CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                         MARCH 31,      MARCH 31,
                                                            1998          1999
                                                         ----------    -----------
                                                                       (UNAUDITED)
                        ASSETS
Current Assets
  Cash and Cash equivalents............................  $       --    $      624
  Accounts Receivable, less allowance for doubtful
     accounts of $31,361 and $50,044 at March 31, 1998
     and March 31, 1999, respectively..................     321,898       246,049
  Inventory, less allowance of $50,000 at March 31,
     1998 and March 31, 1999, respectively.............   1,574,901     1,657,939
  Prepaid expenses and other...........................     105,730       140,107
  Deferred income taxes................................      59,000        59,000
                                                         ----------    ----------
          Total current assets.........................   2,061,529     2,103,719
Property and equipment, net............................     129,769       114,185
Pre-publication costs and royalty advances.............     379,546       390,234
Deferred income taxes..................................     319,000       319,000
                                                         ----------    ----------
          Total assets.................................  $2,889,844    $2,927,138
                                                         ==========    ==========
         LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Checks drawn in excess of cash balances..............      23,517            --
  Accounts payable & accrued expenses..................     295,176       374,937
  Notes payable, including related parties and accrued
     interest..........................................     336,962     1,495,903
                                                         ----------    ----------
          Total current liabilities....................     655,655     1,870,840
Notes payable, less current portion....................     750,615       290,436
Shareholders' deficit:
  Common stock, par value $.0001:
       Authorized shares -- 850,000,000
       Issued and outstanding shares 331,222,249 at
          March 31, 1998 and 1999, respectively........      33,123        33,123
  Capital in excess of par value.......................   4,000,316     4,000,316
  Accumulated deficit..................................  (2,549,865)   (3,267,577)
                                                         ----------    ----------
          Total shareholders' deficit:.................   1,483,574       765,862
                                                         ----------    ----------
          Total liabilities and shareholders'
             deficit...................................  $2,889,844    $2,927,138
                                                         ==========    ==========

                               TRUDY CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                            THE YEAR ENDED
                                                   --------------------------------
                                                                      (UNAUDITED)
                                                   MARCH 31, 1998    MARCH 31, 1999
                                                   --------------    --------------
Cash flows from operating activities
Net income (loss)................................    $ 203,552         $(717,712)
Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating
  activities:
  Extraordinary item.............................      (56,320)               --
  Depreciation...................................       17,449            75,255
  Amortization...................................      107,137           155,185
  (Gain)/loss on disposal of property, plant and
     equipment...................................         (300)               --
  Provision (credit) for doubtful accounts.......       45,157            33,596
  Deferred income taxes..........................     (162,000)               --
  Changes in operating assets and liabilities
  Accounts receivable............................     (193,358)           42,253
  Inventories....................................     (170,311)          (83,038)
  Prepaid expenses and other.....................      (16,116)          (34,377)
  Prepaid income taxes...........................      (20,124)               --
  Accounts payable and accrued expenses..........      (50,532)           56,244
                                                     ---------         ---------
Net Cash used in operating activities............     (295,766)         (472,593)
                                                     ---------         ---------
Cash flows from investing activities
Purchase of property and equipment...............      (81,679)          (59,672)
  Pre-publication and royalty advances...........     (135,500)         (165,873)
  Proceeds from sale of equipment................          300                --
                                                     ---------         ---------
Net Cash used in operating activities............     (216,879)         (225,544)
                                                     ---------         ---------
Cash flows from financing activities
  Net proceeds (payments) on notes payable.......      502,411           698,762
  Proceeds from exercise of stock options........        7,295                --
                                                     ---------         ---------
Net cash provided by financing activities........      509,706           698,762
                                                     ---------         ---------
Net increase (decrease) in cash and cash
  equivalents....................................       (2,939)              624
Cash and cash equivalents at beginning of
  period.........................................        2,939                --
                                                     ---------         ---------
Cash and cash equivalents at end of period.......    $      --         $     624
                                                     =========         =========

                                     FUNDEX

                              FINANCIAL STATEMENTS

                               FUNDEX GAMES LTD.

                           COMPARATIVE BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1998
                        (UNAUDITED AS OF MARCH 31, 1999)

                                                        DECEMBER 31   DECEMBER 31    MARCH 31
                                                           1997          1998          1999
                                                        -----------   -----------   -----------
                                                                                    (UNAUDITED)
                        ASSETS
Current Assets
  Cash................................................  $  130,348    $   41,214    $    5,651
  Accounts receivable -- trade, less allowance for
    doubtful accounts of $70,000, $138,000 and 34,127
    for December 31, 1997, 1998 and March 31, 1999....   1,313,920     1,690,571       842,392
  Income tax receivable (Note 5)......................      20,000            --            --
  Inventories (Note 2)................................   2,447,204     1,907,939     2,018,710
  Prepaid expenses (Notes 3 and 4)....................     254,021       212,111       284,381
                                                        ----------    ----------    ----------
         Total Current Assets.........................   4,165,493     3,851,835     3,151,134
                                                        ----------    ----------    ----------
Property and Equipment
  Machinery, equipment and tooling....................     445,743       540,628       556,682
  Furniture and fixtures..............................      31,261        45,046        48,786
  Leasehold improvements..............................      47,746        47,746        47,746
                                                        ----------    ----------    ----------
                                                           524,750       633,420       653,214
  Less accumulated depreciation and amortization......     177,608       316,466       356,531
                                                        ----------    ----------    ----------
Net Property and Equipment............................     347,142       316,954       296,683
                                                        ----------    ----------    ----------
Other Assets
  Loan costs (Note 1).................................          --       334,846       313,210
  Patent/Trademarks Costs.............................          --            --        11,763
  Intangible game rights (Note 9).....................     280,706       204,146       185,006
  Prepaid trade credits (Note 1)......................          --       571,591       571,591
                                                        ----------    ----------    ----------
         Total Other Assets...........................     280,706     1,110,583     1,081,570
                                                        ----------    ----------    ----------
         Total Assets.................................  $4,793,341    $5,279,372    $4,529,387
                                                        ==========    ==========    ==========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Current maturities of long-term debt (Note 8).......  $       --    $   49,717    $   88,326
  Accounts payable....................................   1,226,744       538,180       746,939
  Distribution payable to stockholders................       9,008         9,008         9,008
  Accrued liabilities
    Commissions.......................................     156,010        65,581        93,603
    Royalties and licenses (Notes 3 and 4)............      75,791       104,981            --
    Pension (Note 10).................................     173,472       247,759       143,227
    Other.............................................     293,531       300,579       165,376
                                                        ----------    ----------    ----------
         Total Current Liabilities....................   1,934,556     1,315,805     1,246,479
Deferred Rent (Note 6)................................      23,616        29,304        30,726
Long-Term Debt, less current maturities (Note 8)......   1,600,000     2,702,021     2,128,872
                                                        ----------    ----------    ----------
         Total Liabilities............................   3,558,172     4,047,130     3,406,077
                                                        ----------    ----------    ----------
Commitments (Notes 4, 6, 7 and 10)
Stockholders' Equity
  Preferred stock, $1 par value; 1,000,000 shares
    authorized; none issued or outstanding............          --            --            --
  Common stock, $.001 par value; 8,000,000 shares
    authorized; 1,624,824 issued and outstanding on
    December 31, 1997, 1998, and March 31, 1999.......       1,625         1,625         1,625
  Paid-in capital.....................................   2,019,901     2,019,901     2,019,901
  Accumulated deficit.................................    (786,357)     (789,284)     (898,216)
                                                        ----------    ----------    ----------
         Total Stockholders' Equity...................   1,235,169     1,232,242     1,123,310
                                                        ----------    ----------    ----------
         Total Liabilities and Stockholder's Equity...  $4,793,341    $5,279,372    $4,529,387
                                                        ==========    ==========    ==========

See accompanying notes to financial statements.

                               FUNDEX GAMES, LTD.

                            STATEMENTS OF OPERATIONS
                 FOR THE YEAR ENDED DECEMBER 31, 1997 AND 1998
        (UNAUDITED FOR THE THREE MONTHS ENDING MARCH 31, 1998 AND 1999)

                                DECEMBER 31    DECEMBER 31     MARCH 31     MARCH 31
                                   1997           1998           1998         1999
                                -----------    -----------    ----------    ---------
                                                              UNAUDITED     UNAUDITED
Net Sales (Note 12)...........  $7,797,681     $8,576,702      1,117,470    $ 935,019
Cost of Sales.................   5,098,750      5,693,644        818,697      619,685
                                -----------    ----------     ----------    ---------
Gross profit..................   2,698,931      2,883,058        298,773      315,334
Selling, General and
  Administrative Expenses
  (Note 3)....................   3,810,056      2,695,853        413,088      357,565
                                -----------    ----------     ----------    ---------
Operating income (loss).......  (1,111,125)       187,205       (114,315)     (42,231)
                                -----------    ----------     ----------    ---------
Other Income (Expense)
  Royalty income..............      28,009         51,816          9,276       10,000
  Interest income.............       5,343          3,947          2,189            0
  Interest expense............     (86,419)      (245,895)       (40,386)     (76,701)
                                -----------    ----------     ----------    ---------
                                   (53,067)      (190,132)       (28,921)     (66,701)
                                -----------    ----------     ----------    ---------
Net Loss......................  $(1,164,192)   $   (2,927)    $ (143,236)   $(108,932)
                                ===========    ==========     ==========    =========

See accompanying notes to financial statements.

                               FUNDEX GAMES, LTD.

                       STATEMENTS OF STOCKHOLDERS EQUITY

                               COMMON STOCK      ADDITIONAL    RETAINED
                            ------------------    PAID-IN      EARNINGS
                             SHARES     AMOUNT    CAPITAL      (DEFICIT)       TOTAL
                            ---------   ------   ----------   -----------   -----------
Balance, January 1,
  1997....................  1,225,000   $1,225   $  454,900   $   377,835   $   833,960
Net loss, for the year
  ended 1997..............         --       --           --    (1,164,192)   (1,164,192)
Conversion of bridge loan
  (Note 11)...............    122,910      123      437,077            --       437,200
Issuance of 207,100 shares
  and 103,550 warrants in
  private placement (Note
  11).....................    207,100      207      767,645            --       767,852
Exercise of 69,814
  warrants (Note 11)......     69,814       70      360,279            --       360,349
                            ---------   ------   ----------   -----------   -----------
Balance, December 31,
  1997....................  1,624,824    1,625    2,019,901      (786,357)    1,235,169
Net loss, for the year
  ended 1998..............         --       --           --        (2,927)       (2,927)
                            ---------   ------   ----------   -----------   -----------
Balance, December 31,
  1998....................  1,624,824    1,625    2,019,901      (789,284)    1,232,242
Unaudited Net loss, for
  the three months ended
  1999....................         --       --           --      (108,932)     (108,932)
                            ---------   ------   ----------   -----------   -----------
Unaudited Balance, March
  31, 1999................  1,624,824   $1,625   $2,019,901   $  (898,216)  $ 1,123,310
                            =========   ======   ==========   ===========   ===========

See accompanying notes to financial statements.

                               FUNDEX GAMES LTD.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1998
     (UNAUDITED FOR THE THREE MONTH PERIOD ENDING MARCH 31, 1998 AND 1999)

                                                                  MARCH 31      MARCH 31
                                     DECEMBER 31   DECEMBER 31      1998          1999
                                        1997          1998       (UNAUDITED)   (UNAUDITED)
                                     -----------   -----------   -----------   -----------
CASH FLOWS FROM OPERATING
  ACTIVITIES
  Net loss.........................  $(1,164,192)  $   (2,927)    $(143,236)    $(108,932)
  Adjustments to reconcile net loss
     to net cash used in operating
     activities
     Depreciation and
       amortization................     179,894       230,512        46,616        77,144
     Deferred rent.................       5,688         5,688         1,422         1,422
     Changes in assets and
       liabilities
       Increase in accounts
          receivable...............    (246,388)     (376,651)      458,583       848,179
       Decrease (increase) in
          inventories..............  (1,548,583)      539,265       572,781      (110,772)
       Decrease (increase) in
          prepaid expenses and
          other assets.............    (145,036)       61,910       (13,421)       79,828
       Increase in prepaid trade
          credits..................          --      (571,591)     (546,505)      (12,713)
       (Decrease) increase in
          accounts payable.........     214,415      (688,564)     (294,951)      (66,816)
       Increase in accrued
          liabilities..............     267,970        20,096       (86,673)     (193,217)
                                     -----------   -----------    ---------     ---------
Net cash used in operating
  activities.......................  (2,436,232)     (782,262)       21,459       514,123
                                     -----------   -----------    ---------     ---------
CASH FLOWS FROM INVESTING
  ACTIVITIES
  Capital expenditures.............    (201,433)     (108,670)       (9,959)      (19,795)
                                     -----------   -----------    ---------     ---------
CASH FLOWS FROM FINANCING
  ACTIVITIES
  Proceeds from note payable.......          --     1,000,000            --            --
  Deferred loan costs..............          --      (349,940)           --         4,650
  Repayment of note payable........     (40,000)           --            --            --
  Repayment of line of credit......          --    (1,600,000)           --            --
  Distribution to stockholders.....     (61,092)           --            --            --
  Net proceeds from line of
     credit........................   1,600,000     1,751,738            --      (534,540)
  Net proceeds from private
     placement.....................     767,852            --            --            --
  Net proceeds from exercise of
     warrants......................     360,349            --            --            --
                                     -----------   -----------    ---------     ---------
Net cash provided by financing
  activities.......................   2,627,109       801,798            --      (529,890)
                                     -----------   -----------    ---------     ---------
Net Decrease in cash...............     (89,134)      (10,556)       11,500       (35,562)
Cash, at beginning of year.........     130,348       140,904       130,347        41,214
                                     -----------   -----------    ---------     ---------
Cash, at end of year...............  $   41,214    $  130,348     $ 141,847     $   5,652
                                     ===========   ===========    =========     =========
SUPPLEMENTAL DISCLOSURE OF CASH
  FLOW INFORMATION
  Cash paid for interest...........  $  253,251    $   64,229     $  40,386     $  76,601
                                     ===========   ===========    =========     =========
SUPPLEMENTAL SCHEDULE OF NONCASH
  FINANCING ACTIVITIES
  Conversion of bridge loan to
     equity........................  $       --    $  437,200     $      --     $      --
                                     ===========   ===========    =========     =========

See accompanying notes to financial statements.

                                     FUNDEX

                               NOTES TO FINANCIAL
                           DECEMBER 31, 1998 AND 1997
                       AND FOR MARCH 31, 1999 (UNAUDITED)

1.  SUMMARY OF ACCOUNTING POLICIES

BUSINESS

     Fundex Games, Ltd. (the "Company") develops, manufactures (through subcontractors), markets and sells games and toys nationwide through discount retailers, specialty toy retailers, toy wholesalers, drug and grocery retailers and certain catalog and specialty accounts from its Indianapolis, Indiana facility. The Company's principal products include card games, children's board games, skill and action games, family games, puzzles and spring and summer toys. The Company's products are manufactured to the Company's specifications by manufacturers based in the United States, Taiwan, Philippines and China.

ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the financial statements. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of trade accounts receivable. The Company primarily provides credit, in the normal course of business, to its customers. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses, if necessary.

INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

PREPAID TRADE CREDITS

     Prepaid trade credits represent the estimated fair value of trade credits received in exchange for inventory. The trade credits, together with specified cash payments, can be redeemed for a variety of services. The credits expire on December 31, 2003.

ADVERTISING

     The Company generally expenses production costs of print and television advertisements as of the first date the advertisement runs. Advertising expenses included in selling, general and administrative expenses were $269,117 and $1,672,368 for December 31, 1998 and 1997, respectively. Advertising expenses included in selling, general and administrative

                                     FUNDEX
expenses were $15,325 and $4,032 for March 31, 1999 and 1998, respectively. As of December 31, 1997, advertising costs of $41,488 were included in prepaid expenses.

MACHINERY AND EQUIPMENT

     Machinery and equipment are carried at cost. Depreciation is computed using the straight-line method over the following estimated useful lives:

                                                          YEARS
                                                          -----
Furniture and fixtures................................     3-5
Machinery, equipment and tooling......................     3-7

     Leasehold improvements are amortized over the lesser of the lease term or the useful life of the property.

INCOME TAXES

     As of January 1, 1997, the Company switched from an S corporation to a C corporation. The Company recognizes deferred tax assets for the expected future tax consequences of temporary differences between the tax basis and financial reporting basis of certain assets based upon currently enacted tax rates expected to be in effect when such amounts are realized.

DEFERRED LOAN COSTS

     Deferred loan costs represent the costs incurred in obtaining the mezzanine financing and the credit facility. These costs are being amortized by use of the interest method over the life of the debt.

2.  INVENTORIES

     Inventories consist of the following:

                                 MARCH 31,     DECEMBER 31,    DECEMBER 31,
                                    1999           1998            1997
                                 ----------    ------------    ------------
Raw Materials..................  $  763,144     $  828,179      $1,004,075
Finished goods.................   1,255,566      1,079,760       1,443,129
                                 ----------     ----------      ----------
                                 $2,018,710     $1,907,939      $2,447,204

3.  ROYALTIES

     The Company's products are generally acquired by the Company from others or developed for the Company by unaffiliated third parties. If the Company accepts and develops a third party's concept for a new game, it generally pays a royalty to the inventor on games sold which were developed from the concept, often with a commitment to manufacture and sell a minimum number. Royalties paid to the inventors range from 1% to 6% of the wholesale sales price for each unit sold by the Company. Royalty expense was $363,778 and $330,678 for the years ended December 31, 1998, and 1997, respectively. Royalty expense was $47,872 for the three months ended March 31, 1999. The Company

                                     FUNDEX
may pay advance royalties to an inventor on products where a significant amount of development has been done by the inventor. At December 31, 1998 and 1997 advance royalties were $177,684 and $193,434, respectively. At March 31, 1999 advanced royalties were $190,646.

4.  LICENSE AGREEMENTS

     During 1996, the Company entered into an exclusive agreement with Hollywood Ventures Corporation ("HVC") for certain properties and characters associated with "The Big Comfy Couch" for use on board games, paperboard puzzles and wooden puzzles. Shipment of these products began in July 1996. Under the renewal terms of the license, the Company has the exclusive rights for the above products through December 31, 1999. The Company has agreed to pay the licensor royalties in the amount of 8% of the sales of the products and has guaranteed a minimum of $45,000 in royalties during the license term. The Company has incurred more than the guaranteed minimum. See Note 3.

     The Company has entered into an additional exclusive agreement with HVC for the use of "The Big Comfy Couch" name and logo on an inflatable couch to be functional as furniture for children. Shipments of this product began in the fourth quarter of 1996. Under the terms of this license the Company had exclusive rights for such product through December 31, 1999. The Company has the right to renew the agreement for one additional year provided the Company generates sales which produce royalties to HVC of at least $200,000. The Company has agreed to pay HVC royalties in the amount of 8% of sales and has guaranteed a minimum of $40,000 in royalties. This license applies to the United States and Canada. The Company has incurred more than the guaranteed minimum. See Note 3.

5.  TAXES ON INCOME

     As of January 1, 1997, the Company switched from an S corporation to a C corporation.

     The Company has approximately $1,000,000 of net operating loss carryforwards (expiring in 2012), which can be utilized to offset future taxable income. The deferred tax asset of $340,000 has been fully offset by a valuation allowance because realization is not considered likely at this time.

6.  LEASES

     The Company leases its industrial and office facilities in Indianapolis, Indiana under an operating lease that expires March 31, 2002. In addition, beginning January 1, 1996, the Company leased a showroom and office space in New York, New York under an operating lease that expires April 30, 2006. Rental payments under this lease did not begin until July 1, 1996. Generally accepted accounting principles require total minimum rental payments to be recognized as rent expense on a straight-line basis over the term of the lease. Accordingly, total rental expense under these leases was $192,851 and $155,718 for the years ended December 31, 1998 and 1997, respectively. The excess of such charges over amounts required to be paid under the lease agreement is carried as a noncurrent liability on the Company's balance sheet.

                                     FUNDEX

     The Company leases various equipment under operating leases. The leases expire through December 2003. Total rental expense under these leases was $42,577 and $31,447 for the years ended December 31, 1998 and 1997, respectively. Total rental expense under these leases was $11,881 for the three month period ended March 31, 1999.

     Minimum future rental payments as of March 31, 1999 under all of these leases are as follows:

Year ending
December 31,
------------
1999...............................................    $166,377
2000...............................................     233,156
2001...............................................     214,080
2002...............................................      83,588
2003...............................................      41,362
Thereafter.........................................      83,300
                                                       --------
Total..............................................    $821,863
                                                       ========

7.  STOCK OPTION PLANS

     The Company's Board of Directors and stockholders adopted the 1996 Employee Stock Option Plan and the 1996 Stock Plan for Non-Employee Directors (the "Plans") in September 1996. The Plans permit the granting of awards to employees, directors and independent contractors in the form of stock options. Options are designated at the time of grant as Incentive Stock Options intended to qualify under Section 422 of the Internal Revenue Code or Non-Qualified Options which do not qualify. A total of 300,000 shares of the Company's common stock have been reserved pursuant to the Plans.

     The Company granted 76,000 and 53,000 options during 1998 and 1997 under the Employee Stock Option Plan at an exercise price of $3.00 and $4.00 per share, respectively. These options vest ratably over five or 10 years and are exercisable from 2002 through 2008. No compensation cost was recognized as the exercise price exceeded the fair value at the grant date.

     The Company also granted 6,000 options during 1998 and 1997 under the Stock Plan for nonemployee directors at an exercise price of $4.00 per share. These options vest ratably over 10 years and are exercisable through 2008 and 2007, respectively. No compensation cost was recognized as the exercise price exceeded the fair value at the grant date.

     The Company accounts for options under APB Opinion No. 25, under which no compensation cost is recognized when exercise price equals or exceeds the fair value at the grant date.

     The weighted-average, grant date fair value of stock options granted to employees during the year and the weighted-average significant assumptions used to determine those fair values, using a modified Black-Sholes option pricing model, and the pro forma effect

                                     FUNDEX
on earnings of the fair value accounting for stock options under Statement of Financial Accounting Standards No. 123, are as follows:

                                                    1998         1997
                                                  --------    ----------
Weighted average fair value per options
  Granted.......................................  $   0.81    $     1.52
Significant assumptions (weighted Average)
  Risk-free interest rate at grant date.........      4.57%         6.03%
  Expected stock price volatility...............        --            --
  Expected dividend payout......................        --            --
  Expected option life (years)..................       7.6           8.3
Net loss
  As reported...................................    (2,927)   (1,164,192)
  Pro forma.....................................   (69,267)   (1,253,762)

8.  NOTES PAYABLE

     (a) In July 1996, the Company obtained a credit facility from an outside group of investors to provide up to $500,000 in bridge financing, at an interest rate of 10% per annum. As of December 31, 1996, $413,000 of the $500,000 had been drawn down. These bridge notes were converted into common stock during 1997. See Note 11.

     (b) In January 1997, the Company obtained a commitment for a $2,500,000 credit facility from a bank with interest at LIBOR plus three points. The facility matured in May 1998. The line was repaid in October 1998 with the new credit facility discussed in Note 8(d).

     (c) In August 1998, the Company obtained mezzanine financing in the amount of $1,000,000 due in July 2003 with interest-only payments for 12 months at prime plus 3 1/2%. Thereafter, interest and principal payments will be made in equal monthly installments to amortize the principal over the term of the note. The note includes certain financial covenants and is collateralized by substantially all the assets of the Company. In conjunction with the note, the Company signed a revenue participation agreement with the holder of the note which calls for payment of 1.25% of net sales for the term of the note or until repaid. During 1998, the Company incurred approximately $53,000 of additional interest under this participation agreement.

     This note is subordinate to the Company's main credit facility.

     (d) In October 1998, the Company replaced and repaid the credit facility discussed in Note 8(b) with a $2,500,000 revolving credit facility with interest at prime plus 1%. The facility matures in October 2001, with interest payments only until maturity. The borrowing availability will be based on 80% of eligible accounts receivable, 40% of eligible parts inventory and 60% of eligible finished goods inventory less the reserve for accrued cooperative advertising. The facility is secured by substantially all the assets of the Company and personal guarantees of the principal stockholders. The facility also calls for certain minimum financial statement covenants to be met. As of December 31, 1998, $1,751,738 has been drawn down on the line.

                                     FUNDEX

     The aggregate amount of long-term debt maturing in each of the next five years is as follows: 1999 -- $49,717; 2000 -- $161,596; 2001 -- $1,933,828;
2002 -- $205,184; and 2003 -- $401,413.

9.  INVESTMENT IN JOINT VENTURE

     In December 1995, the Company entered into a joint venture with a partnership for the development, design and sale of new products. The venture, which was 50% owned by the Company, did not commence operations until 1996. On August 28, 1996, the Company purchased the remaining 50% of the joint venture, which consisted primarily of tooling costs, and the rights to four fully developed games. The consideration paid was 75,000 shares of the Company's stock and 75,000 warrants to purchase stock at 120% of the proposed public offering price. The value assigned to the stock and the warrants was 65% of the proposed 1996 public offering price ($5.20 and $.065, respectively). The proposed offering was not consummated. The cost in excess of the tangible assets acquired ($382,787) was assigned to intangible game rights and is being amortized over 60 months.

10.  RETIREMENT PLAN

     The Company established a contributory salary reduction simplified pension plan pursuant to Section 408(k) of the Internal Revenue Code covering all its employees. Employer contributions to the plan are discretionary. Also, the Company established a money purchase plan and trust. This plan provides for contributions by the Company equal to 10% of eligible wages.

     The amounts charged against operations were $74,287 and $91,397 for the years ended December 31, 1998 and 1997, respectively.

     Subsequent to year end, the Company terminated both plans and determined that the final distribution under these plans is approximately $48,000. Therefore, the Company will recognize approximately $200,000 in income in 1999 as a reversal of the accrued liability recorded at December 31, 1998.

     In April 1999, the Company established a Simple IRA plan pursuant to
Section 408(p) of the Internal Revenue Code covering all full-time employees. Employer contributions to the plan are set at a matching of employee's contribution, up to a maximum of 3%.

11.  EQUITY TRANSACTIONS

     (a) In April 1997, the Company completed the private placement of 207,100 shares of the Company's $.001 par value common stock at a price of $4.20 per share. Each share had two detachable warrants to purchase additional shares. 103,550 warrants were exercisable on or before May 15, 1997 at an exercise price of $5.50. An additional 103,550 warrants were exercisable on or before December 31, 1997 at an exercise price of $6.30, but only if the May 15 warrants were exercised. Proceeds to the Company, after deducting selling commissions of $52,200 and offering expenses of $25,000, were $767,851. During 1997, 53,000 warrants were exercised and 50,550 warrants expired.

                                     FUNDEX

     (b) In connection with the private placement, the holders of the bridge loans outstanding (Note 8(a)) converted their loans into common stock. The conversion price was $3.36 per share. In addition, each bond holder received a $4.20 warrant, which expires five years from the exchange date. The bond holders also received two warrants -- 61,455 $5.50 warrants, which expired May 15, 1997, and 61,455 $6.30 warrants, which expired December 31, 1997 and were only exercisable if the May 15, 1997 warrants were exercised. During 1997, 16,814 warrants were exercised and 106,096 warrants expired.

12.  CUSTOMER AND PRODUCT CONCENTRATION

     During the year ended December 31, 1998, sales to one customer accounted for and Product 18% of revenues. During the year ended December 31, 1997, sales to three customers accounted for 20%, 13% and 13% of revenues, respectively. During the quarter ended March 31, 1999, sales to one customer accounted for 55% of revenues.

     The Company derived 34% and 35% of net sales for the years ended December 31, 1998 and 1997, respectively, from its "Phase 10" product line. The Company derived 70% and 57% of net sales for the years ended March 31, 1999 and 1998, respectively, from its "Phase 10" product line.

13.  YEAR 2000 ISSUE (UNAUDITED)

     Like other companies, Fundex Games, Ltd. could be adversely affected if the (Unaudited) computer systems we, our suppliers or customers use do not properly process and calculate date-related information and data from the period surrounding and including January 1, 2000. This is commonly known as the "Year 2000" issue. Additionally, this issue could impact non-computer systems and devices such as production equipment, elevators, etc. At this time, because of the complexities involved in the issue, management cannot provide assurances that the Year 2000 issue will not have an impact on the Company's operations.

                                 DAMERT COMPANY
                              FINANCIAL STATEMENTS

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
DaMert Company
Berkeley, California

     We have audited the accompanying balance sheets of DaMert Company as of December 31, 1998 and 1997, and the related statements of income, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DaMert Company as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                              ARMANINO MCKENNA LLP

February 19, 1999
(except for Note 9, as to which
the date is April 21, 1999)

                                 DAMERT COMPANY

                            BALANCE SHEET -- ASSETS

                                                                              UNAUDITED
                                              DECEMBER 31,    DECEMBER 31,    MARCH 31,
                                                  1997            1998           1999
                                              ------------    ------------    ----------
ASSETS
  -----------
Current assets Cash.........................   $      350      $   52,334     $      349
Accounts receivable (net of allowance for
  doubtful accounts of $22,000 in 1998 and
  $40,000 in 1997)..........................    1,765,871         952,590        888,210
Inventory, net of reserve...................    1,215,106       1,452,955      1,311,412
Prepaid expenses and other current assets...      168,638         144,901        143,178
                                               ----------      ----------     ----------
Current assets..............................    3,149,965       2,602,780      2,343,149
                                               ----------      ----------     ----------
Property and equipment Office equipment.....      382,151         341,114        341,114
Vehicles....................................       42,345              --             --
Molds.......................................      553,157         698,785        732,178
Equipment...................................       50,586          56,053         56,053
                                               ----------      ----------     ----------
                                                1,028,239       1,095,952      1,129,345
Less accumulated depreciation...............     (542,840)       (618,257)      (655,757)
                                               ----------      ----------     ----------
                                                  485,399         477,695        473,588
                                               ----------      ----------     ----------
Other assets Deposits.......................       22,080          22,080         22,080
                                               ----------      ----------     ----------
          Total assets......................   $3,657,444      $3,102,555     $2,838,817
                                               ==========      ==========     ==========

                                 DAMERT COMPANY

                          BALANCE SHEET -- LIABILITIES

                                                                              UNAUDITED
                                              DECEMBER 31,    DECEMBER 31,    MARCH 31,
                                                  1997            1998           1999
                                              ------------    ------------    ----------
LIABILITIES AND EQUITY
  -----------------------------------
Current liabilities
Accounts payable............................   $  145,918      $  124,804     $  198,024
Accrued expenses............................      158,488         100,928        132,053
Line of credit..............................    1,908,895       1,863,205      1,924,594
Current portion of notes payable............       20,065         520,065        320,065
Other.......................................        1,271              --             --
                                               ----------      ----------     ----------
Current liabilities.........................    2,234,637       2,609,002      2,574,736
                                               ----------      ----------     ----------
Long-term liabilities
Notes payable, net of current portion.......       26,753           9,386          4,370
Notes payable -- stockholder................      128,849         128,849        128,849
Long-term liabilities.......................      155,602         138,235        133,219
                                               ----------      ----------     ----------
          Total liabilities.................    2,390,239       2,747,237      2,707,955
                                               ----------      ----------     ----------
Stockholders' equity
Common stock (5,000 shares authorized, 1,000
  shares issued and outstanding, no stated
  value)....................................       10,000          10,000         10,000
Retained earnings...........................    1,257,205         345,318        120,862
                                               ----------      ----------     ----------
                                                1,267,205         355,318        130,862
                                               ----------      ----------     ----------
          Total liabilities and equity......   $3,657,444      $3,102,555     $2,838,817
                                               ==========      ==========     ==========

                                 DAMERT COMPANY

                            STATEMENT OF OPERATIONS

                                                                               UNAUDITED              UNAUDITED
                             DECEMBER 31, 1997      DECEMBER 31, 1998        MARCH 31, 1998         MARCH 31, 1999
                            --------------------   --------------------   --------------------   --------------------
                              AMOUNT     PERCENT     AMOUNT     PERCENT     AMOUNT     PERCENT     AMOUNT     PERCENT
                            ----------   -------   ----------   -------   ----------   -------   ----------   -------
Sales.....................  $8,876,462    100.0%   $6,837,280    100.0%   $1,163,084    100.0%   $1,256,848    100.0%
Cost of sales.............   5,328,453     60.0%    4,291,854     62.8%      696,072     59.8%      736,611     58.6%
                            ----------    -----    ----------    -----    ----------    -----    ----------    -----
Gross profit..............   3,548,009     40.0%    2,545,426     37.2%      467,012     40.2%      520,237     41.4%
                            ----------    -----    ----------    -----    ----------    -----    ----------    -----
Operating expenses
Product development.......     488,638      5.5%      546,706      8.0%      138,261     11.9%       86,822      6.9%
Marketing.................   1,320,380     14.9%      998,802     14.6%      283,889     24.4%      230,800     18.4%
General and
  administrative..........   1,647,803     18.6%    1,878,005     27.5%      464,787     40.0%      426,271     33.9%
                            ----------    -----    ----------    -----    ----------    -----    ----------    -----
Total operating
  expenses................   3,456,821     38.9%    3,423,513     50.1%      886,937     76.3%      743,893     59.2%
                            ----------    -----    ----------    -----    ----------    -----    ----------    -----
Income (loss) before
  taxes...................      91,188      1.0%     (878,087)   (12.8)%    (419,925)   (36.1)%    (223,656)   (17.8)%
Provision for income
  taxes...................       1,431      0.0%          800      0.0%          800      0.1%          800      0.1%
                            ----------    -----    ----------    -----    ----------    -----    ----------    -----
Net income (loss).........  $   89,757      1.0%   $ (878,887)   (12.9)%  $ (420,725)   (36.2)%  $ (224,456)   (17.9)%
                            ==========    =====    ==========    =====    ==========    =====    ==========    =====

                                 DAMERT COMPANY

                       STATEMENT OF SHAREHOLDER'S EQUITY

                                          COMMON STOCK NO PAR VALUE
                                          --------------------------
                                             NUMBER OF
                                           SHARES ISSUED                 RETAINED
                                          AND OUTSTANDING    DOLLARS     EARNINGS
                                          ---------------    -------    ----------
Balance, December 31, 1996..............       1,000         $10,000    $1,352,448
Net income..............................          --              --        89,757
Stockholder distributions...............          --              --      (185,000)
                                               -----         -------    ----------
Balance, December 31, 1997..............       1,000          10,000     1,257,205
Net loss................................          --              --      (878,887)
Stockholder distributions...............          --              --       (33,000)
                                               -----         -------    ----------
Balance, December 31, 1998..............       1,000          10,000       345,318
Unaudited Net loss......................          --              --      (224,456)
                                               -----         -------    ----------
Unaudited Balance, March 31, 1998.......       1,000         $10,000    $  120,862
                                               =====         =======    ==========

                                 DAMERT COMPANY

                            STATEMENTS OF CASH FLOWS

                                                                    UNAUDITED   UNAUDITED
                                      DECEMBER 31,   DECEMBER 31,   MARCH 31,   MARCH 31,
                                          1997           1998         1998        1999
                                      ------------   ------------   ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)...................   $   89,757     $(878,887)    $(420,725)  $(224,456)
Adjustments to reconcile net income
  (loss) to net cash used in
  operating activities
Depreciation........................      135,970       182,083        31,500      37,500
Loss on disposal of property and
  equipment.........................           --        16,866
Deferred taxes......................          831            --            --          --
Changes in assets and liabilities
Accounts receivable.................     (662,842)      813,281       929,469      64,380
Inventory...........................      (24,005)     (237,849)       33,094     141,543
Prepaid expenses and other current
  assets............................      (38,098)       23,737       (30,386)      1,723
Accounts payable....................      (23,790)      (21,114)      (16,106)     73,220
Accrued expenses....................     (140,486)      (57,560)       (4,592)     31,125
Other...............................       (1,667)       (1,271)       (1,271)          0
                                       ----------     ---------     ---------   ---------
Net cash used in operating
  activities........................     (664,330)     (160,714)      520,983     125,035
                                       ----------     ---------     ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and
  equipment.........................     (189,618)     (191,245)      (48,428)    (33,393)
                                       ----------     ---------     ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (payments) borrowing
  on line of credit.................    1,051,402       (45,690)     (434,138)     61,389
Borrowing on term loan..............           --       502,698
Repayment of term loan..............      (20,065)      (20,065)       (4,199)   (205,016)
Stockholder distributions...........     (185,000)      (33,000)      (33,000)          0
                                       ----------     ---------     ---------   ---------
Net cash provided by financing
  activities........................      846,337       403,943      (471,337)   (143,627)
                                       ----------     ---------     ---------   ---------
Increase (decrease) in cash.........       (7,611)       51,984         1,218     (51,985)
Cash at beginning of period.........        7,961           350           350      52,334
                                       ----------     ---------     ---------   ---------
Cash at end of period...............   $      350     $  52,334     $   1,568   $     349
                                       ==========     =========     =========   =========

                                 DAMERT COMPANY

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
                       AND FOR MARCH 31, 1999 (UNAUDITED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

OPERATIONS

     DaMert Company (the Company) is engaged in the business of producing, distributing, and selling products to toy gift stores and catalog retailers throughout the United States, Canada and Europe.

INVENTORY

     Inventory is valued at the lower of cost or market. Cost is determined by using the average cost method. Inventory consists primarily of finished goods for sale. The Company maintains a reserve for future obsolete or excess inventory. The balance of the reserve was $44,849, $38,453 and $38,684 at December 31, 1998, 1997 and March 31, 1999, respectively.

DEPRECIATION

     Depreciation is computed on individual assets over their estimated useful lives by the straight-line method. Lives range from 3 to 7 years for all assets. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repair are charged to expense as incurred. For the years ended December 31, 1998 and 1997, and for the three month periods ending March 31, 1999 and 1998 depreciation expense was $182,083, $135,970, $37,500 and $31,500, respectively.

INCOME TAXES

     The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. The Company is subject to minimum state taxes, which have been provided for.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain amounts and disclosures. Actual results could differ from those estimates.

RECLASSIFICATIONS

     Certain amounts in the 1997 financial statements have been reclassified to conform to the December 31, 1998 and March 31, 1999 presentations.

                                 DAMERT COMPANY

YEAR 2000 ISSUE

     Like other organizations and individuals around the world, the Company could be adversely affected if the computer systems it uses and those used by significant third parties (e.g., vendors, customers, third party administrators) do not properly process and calculate date-related information and data. This is commonly known as the "Year 2000 issue." Management is assessing its computer systems and business processes and intends to initiate actions to address the Year 2000 needs identified. Management is also assessing the actions being taken by significant third parties that interface with the Company. At this time, management is not able to determine the impact, including the costs of remediation of the Year 2000 issue on the Company.

2.  PROFIT SHARING PLAN

     The Company has a 401(k) profit sharing plan that was revised as of January 1, 1996. The plan covers all eligible employees. Employees may defer a portion of their salary under the plan. The Company makes a non-elective matching contribution of 10% of the employee's salary deferral. Employees are immediately vested in the balance of their matching account. The employer may also make discretionary contributions at the discretion of the Board of Directors. There were no discretionary contributions for the years 1998 and 1997 or for the three month period ending March 31, 1999.

3.  LINE OF CREDIT

     The Company has a $2,500,000 revolving credit line expiring May 15, 1999, secured by the Company's accounts receivable and inventory. Interest rates in 1999, 1998, and 1997 were prime plus three-fourths of a percent (8.50% at March 31, 1998). The outstanding balances at December 31, 1998 and 1997 and for the three month period ending March 31, 1999 were $1,863,205, $1,908,895, and $1,924,594 respectively. At December 31, 1998, the Company was not in compliance with certain financial covenants required by the credit agreement (see Note 9).

                                 DAMERT COMPANY

4.  NOTES PAYABLE

     Notes payable consist of the following:

                                      12-31-97    12-31-98      3-31-99
                                      --------    ---------    ---------
Notes payable to stockholder in
  monthly payments of interest only
  at 9%, unsecured..................  $128,849    $ 128,849    $ 128,849
Note payable to bank at prime plus
  3.75% (11.5% at December 31,
  1998), due December 15, 1998 (past
  due; see Note 9)..................        --      500,000      300,000
Equipment notes payable in monthly
  installments of $1,672, plus
  interest at 9%, secured by
  equipment.........................    46,818       29,451       24,435
                                      --------    ---------    ---------
                                       175,667      658,300      453,284
Less current maturity of long-term
  debt..............................   (20,065)    (520,065)    (320,065)
                                      --------    ---------    ---------
                                      $155,602    $ 138,235    $ 133,219
                                      ========    =========    =========

     The anticipated principal payments required on the Company's long-term debt during the next three fiscal years are: 1999 -- $520,065; 2000 -- $9,386; and thereafter -- $128,849. Interest expense incurred was $211,746 in 1998 and $180,152 in 1997.

5.  OPERATING LEASES

     The Company leased its facilities beginning December 1, 1995. The lease term is for six years with one six-year extension option. Base monthly rent for the initial six-year term was fixed at $23,295. Rent for the option period shall be set at the then fair market rental rate for a similar industrial gross lease. In addition to the base rent, the Company is liable for its share of any increase in operating expenses over the base year operating expenses. During the years ended December 31, 1998 and 1997, total rent expense was $288,653 and $283,071, respectively. Future minimum payments on the Company's facilities lease are $279,540 for 1999, $279,540 for 2000 and $256,245 for 2001.

6.  COMMITMENTS

     The Company has a master licensing agreement with a major designer of one of the Company's product lines, which expires on December 31, 2001. The Company also has a separate international licensing agreement with the designer, which includes a guaranteed royalty of $24,000 annually through 2001.

7.  STOCK COMPENSATION PLANS

     On February 29, 1996, the Company granted an option to one employee to purchase 52.63 shares of common stock in the Company for $1. The option expires on March 3, 2024. The option is exercisable only with the consent of the Company, or upon the sale of

                                 DAMERT COMPANY
at least 50% or a public offering of the Company's stock. There were no stock options granted, exercised, forfeited or expired in 1998 or 1997.

     The Company has granted stock appreciation rights ("SARs") to certain employees. The SARs earn a proportionate share of the increase in the value of the Company, payable in cash upon the sale of at least 50% or a public offering of the Company's stock, or the termination of employment. Under the agreements, the value of the Company is defined as the net book value of the Company unless and until a sale or public offering establishes a different value. The employees' interests in the SARs vest 20% annually over 5 years. In 1998, the Company's net losses reduced the net book value of the Company so as to reduce the liability for the SARs to $0 and resulted in the recognition of a $26,128 offset to compensation expense. The compensation expense recognized for the SARs was $3,673 in 1997. Because this liability may ultimately be settled based on the value of the Company in a sale or stock offering rather than book value, the liability for the SARs and the related compensation expense is an estimate that is subject to material change in the near term.

8.  YEAR 2000 ISSUE

     Like other organizations and individuals around the world, the Company could be adversely affected if the computer systems it uses and those used by significant third parties (e.g., vendors, customers, third party administrators) do not properly process and calculate date-related information and data. This is commonly known as the "Year 2000 issue." Management is assessing its computer systems and business processes and intends to initiate actions to address the Year 2000 needs identified. Management is also assessing the actions being taken by significant third parties that interface with the Company. At this time, management is not able to determine the impact, including the costs of remediation of the Year 2000 issue on the Company.

9.  SUBSEQUENT EVENT

     In 1998, the Company sustained a substantial net loss. This net loss caused the Company to be in violation of its credit agreements with its bank, due to the Company's inability to meet certain financial ratio and net income covenants. As of December 31, 1998, the Company had made all interest payments but had not made the $500,000 principal payment that was due December 15, 1998. Under the provisions of the credit agreements, these covenant violations and failure to make a principal payment when due give the bank the right to declare all outstanding balances immediately due and payable. As a result of these circumstances, on March 24, 1999 the Company agreed in principal to be acquired by Futech Interactive Products, Inc. and the bank agreed to waive the enforcement of its default rights until June 30, 1999. This may not be sufficient extension to allow the merger to close. DaMert will have to renegotiate the extension and they cannot be certain it will be approved.

                                                                      APPENDIX A

JANEX INTERNATIONAL, INC.                                     FUNDEX GAMES, LTD.

                            GLOBAL MERGER AGREEMENT

                                      1999

                       FUTECH INTERACTIVE PRODUCTS, INC.

DAMERT COMPANY                                                 TRUDY CORPORATION

                               TABLE OF CONTENTS

                                                              SECTION
                                                              -------
                              ARTICLE I
                             THE MERGERS

The Mergers.................................................  1.1
  The Merger of Futech into New Futech......................  1.1.1
  The Merger Into New Futech................................  1.1.2
  The Merger Into New Sub...................................  1.1.3
  Agreement is Conditional on Merger of All Merging
     Companies..............................................  1.1.4
Effective Time..............................................  1.2
Effect of the Mergers.......................................  1.3
Certificate of Incorporation; Bylaws........................  1.4
Directors and Officers......................................  1.5
Consideration for the Merger, Conversion of Securities......  1.6
Shares of Dissenting Holders................................  1.7
Exchange of Securities and Payment of Merger
  Consideration.............................................  1.8
  Exchange Agent............................................  1.8.1
  Exchange Procedures.......................................  1.8.2
  No Further Ownership Rights in Stock of Merging
     Companies..............................................  1.8.3
  Termination of Exchange Fund..............................  1.8.4
  Delivery to a Public Official.............................  1.8.5
Proxy Statements; Registration Statement....................  1.9
Meetings of Stockholders....................................  1.10
Vote Required...............................................  1.11
Appropriate Action; Consents; Filings.......................  1.12
Shareholders' Agreement to Vote.............................  1.13

                             ARTICLE II
                        ADDITIONAL AGREEMENTS

Notification of Certain Matters.............................  2.1
Public Announcements........................................  2.2
Access to Customer Files and Other Records..................  2.3
Due Diligence Investigation; Confidentiality................  2.4
Employment Agreements.......................................  2.5
Interim Events..............................................  2.6
401(K) Plan.................................................  2.7
Employment Agreements.......................................  2.8

                                                              SECTION
                                                              -------
Indemnification.............................................  2.9
Revisions of Loans..........................................  2.10
Expenses and Costs of Mergers...............................  2.11
Restrictive Covenants.......................................  2.12
Other Agreements for Particular Parties.....................  2.13
Other Discussions...........................................  2.14
Best Efforts to Register Stock..............................  2.15

                             ARTICLE III
           REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION
                                 OF
                        EACH MERGING COMPANY
                                 AND
                          ITS SHAREHOLDERS

Due Incorporation...........................................  3.1
Capitalization..............................................  3.2
Subsidiaries................................................  3.3
Financial Information.......................................  3.4
Taxes.......................................................  3.5
Material Changes............................................  3.6
Title to Assets; Liens......................................  3.7
Litigation..................................................  3.8
Compliance with Laws........................................  3.9
Insurance...................................................  3.10
Licenses....................................................  3.11
Hazardous Materials.........................................  3.12
Judgments Against the Merging Company and/or Business.......  3.13
Complete Sale...............................................  3.14
Assets in Good Condition....................................  3.15
Disclosure Materials........................................  3.16
Defaults....................................................  3.17
Material Contracts..........................................  3.18
Outstanding Liabilities.....................................  3.19
Inventory...................................................  3.20
Receivables.................................................  3.21
Employees...................................................  3.22
No Conflicts................................................  3.23
Violations of Law...........................................  3.24

                                                              SECTION
                                                              -------
Condition and Sufficiency of Assets.........................  3.25
Bank Accounts...............................................  3.26
Environmental Matters.......................................  3.27
Intellectual Property.......................................  3.28
Customers and Suppliers.....................................  3.29
Changes to the Merging Company's Documents..................  3.30
Stockholders Agreements and Other Agreements................  3.31
Certain Payments............................................  3.32
Filings Complete............................................  3.33
Products....................................................  3.34
Patents.....................................................  3.35
Indemnification; Survival...................................  3.36

                             ARTICLE IV
                        CONDITIONS OF MERGER

Conditions to Obligation of Each Party to Effect the
  Merger....................................................  4.1
  Stockholder Approval......................................  4.1.1
  No Order..................................................  4.1.2
  No Challenge..............................................  4.1.3
  Representations; Warranties and Covenants.................  4.1.4
  Consents Obtained.........................................  4.1.5
  No Material Adverse Change................................  4.1.6
  Opinions of Counsel.......................................  4.1.7
  Assignments...............................................  4.1.8
  Maintenance of Assets.....................................  4.1.9
  Ordinary Course of Business...............................  4.1.10
Special Conditions for Particular Parties...................  4.2

                              ARTICLE V
                  TERMINATION, AMENDMENT AND WAIVER

Termination.................................................  5.1
Effect of Termination.......................................  5.2
Amendment...................................................  5.3
Waiver......................................................  5.4

                                                              SECTION
                                                              -------
                             ARTICLE VI
                         GENERAL PROVISIONS

Tax Treatment...............................................  6.1
Further Assurances..........................................  6.2
Severability................................................  6.3
Entire Agreement............................................  6.4
Assignment..................................................  6.5
Parties in Interest.........................................  6.6
Successors and Assigns......................................  6.7
Governing Law...............................................  6.8
Modification................................................  6.9
Attorney's Fees.............................................  6.10
Counterparts................................................  6.11
Notices.....................................................  6.12
Paragraph Titles and Headings...............................  6.13
Brokerage, Finder's or Financial Advisor's Commissions......  6.14
Miscellaneous...............................................  6.15
LIST OF EXHIBITS
List of Directors and Officers of New Futech and New Sub....  1.5
Merger Consideration and Conversion of Stock Options........  1.6
  Form of Promissory Notes Constituting Merger
     Consideration..........................................  1.6-A
  Fundex Stock Options and Conversion to Shares of New
     Futech.................................................  1.6-B
Votes Required for Merger Approval..........................  1.11
Terms of Employment Agreements..............................  2.8.1
  Job Description for William Burnham.......................  2.8.1-1
Form for Employment Agreements..............................  2.8.2
Provisions Regarding Shareholder Loans and Guarantees.......  2.10
Other Agreements for Particular Parties.....................  2.13
Disclosure Schedules........................................  3
  Disclosure Schedule of DaMert Company.....................  3-A
     DaMert Disclosure Regarding Employees..................  3A-3.22
     DaMert Disclosure Regarding Bank Accounts..............  3A-3.26
     DaMert Disclosure Regarding Customers and Suppliers....  3A-3.29
     DaMert Disclosure Regarding Patents....................  3A-3.35

                                                              SECTION
                                                              -------
  Disclosure Schedule of Fundex Games, Ltd..................  3-B
     Fundex Disclosure Regarding Capitalization.............  3B-3.2
     Fundex Disclosure Regarding Outstanding Liabilities....  3B-3.19
     Fundex Disclosure Regarding Employees..................  3B-3.22
     Fundex Disclosure Regarding No Conflicts...............  3B-3.23
     Fundex Disclosure Regarding Patents....................  3B-3.35
  Disclosure Schedule of Futech Interactive Products,
     Inc....................................................  3-C
     Futech Disclosure Regarding Stock Options, Warrants,
      etc...................................................  3C-3.2
     Futech Disclosure Regarding Litigation.................  3C-3.8
     Futech Disclosure Regarding Outstanding Liabilities....  3C-3.19
     Futech Disclosure Regarding Changes to Futech
      Documents.............................................  3C-3.30
     Futech Disclosure Regarding Patents....................  3C-3.35
  Disclosure Schedule of Janex International, Inc...........  3-D
     Janex Disclosure Regarding Outstanding Liabilities.....  3D-3.19
     Janex Disclosure Regarding Employees...................  3D-3.22
  Disclosure Schedule of Trudy Corporation..................  3-E
Allowed Excess Liabilities..................................  3.36
Form of Legal Opinion.......................................  4.1.7
Conditions for Particular Merging Companies.................  4.2
Surviving Provisions of Letters of Intent...................  6.5
Mailing List for Notices....................................  6.13
Brokerage Fees Payable......................................  6.14

                                MERGER AGREEMENT

     THIS MERGER AGREEMENT, dated as of June 4, 1999 (the "Agreement"), is among Futech Interactive Products, Inc., an Arizona corporation ("FUTECH"), Trudy Corporation, a Delaware corporation ("TRUDY"), Fundex Games, Ltd., a Nevada corporation ("FUNDEX"), DaMert Company, a California corporation ("DAMERT"), Janex International, Inc., a Colorado corporation ("JANEX"), Futech Interactive Products (Delaware) Inc., a newly formed Delaware corporation ("FUTECH DELAWARE"), Futech Toys & Games, Inc., a newly formed Nevada corporation ("NEW SUB") (collectively, the "MERGING COMPANIES"), and those shareholders of Futech, Trudy, Fundex, DaMert and Janex identified on the signature pages of this Agreement (the "SHAREHOLDERS"). This Agreement terminates and supersedes the Agreement and Plan of Merger, dated February 26, 1999, between Futech and Trudy. This Agreement does not terminate or supersede the letter agreement, dated March 3, 1999, on "Soundprints" letterhead, relating to, among other things, Futech's obligation to provide Trudy with certain working capital.

     Upon the terms and subject to the conditions of this Agreement (a) Futech will merge into Futech Delaware, (b) then Trudy, DaMert and Janex will each merge simultaneously with and into Futech Delaware, which will be the surviving corporation, and (c) then Fundex will merge with and into New Sub, which will be the surviving corporation and a wholly-owned subsidiary of Futech Delaware. The parties intend that said Mergers (the "MERGERS") will qualify as reorganizations under Section 368 of the Internal Revenue Code of 1986 as amended (the "CODE").

     By executing this Agreement, each of the Merging Companies and their respective Shareholders represent and warrant to the other Merging Companies and Shareholders that:

     (i) the board of directors of the Merging Company has determined that the Mergers are fair to the Merging Company and its stockholders, including any stockholders that are not parties to this Agreement, and

     (ii) the board of directors of the Merging Company has approved and adopted this Agreement and the transactions contemplated by it, and recommends approval and adoption of this Agreement by its stockholders.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements in this Agreement, and intending to be legally bound by this Agreement, the Merging Companies and Shareholders agree as follows:

                                   ARTICLE I

                                  The Mergers

     1.1  THE MERGERS.

          1.1.1 The Merger of Futech Into New Futech. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with applicable law, immediately prior to the Effective Time (as defined in Section 1.2), Futech will merge with and into Futech Delaware. As a result of this merger, the separate corporate existence of Futech will cease and Futech Delaware will continue as the surviving corporation of the Merger.

          1.1.2 The Merger into New Futech. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with applicable law, at the

     Effective Time (as defined in Section 1.2) each of Trudy, DaMert and Janex will merge with and into Futech Delaware. As a result of this Merger, the separate corporate existence of each of Trudy, DaMert and Janex will cease and Futech Delaware will continue as the surviving corporation ("NEW FUTECH") of the Merger.

          1.1.2 The Merger into New Sub. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with applicable law, at the Effective Time Fundex will merge with and into New Sub. As a result of this Merger, the separate corporate existence of Fundex will cease and New Sub will continue as the surviving corporation of this Merger.

          1.1.3  Agreement is Conditional on Merger of All Merging
     Companies. The obligations of each Merging Company under this Agreement are conditional upon all of the Merging Companies being included in the Mergers.

     1.2 EFFECTIVE TIME. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article IV below, the Merging Companies and Shareholders will cause the Mergers to be consummated by filing articles of merger or other appropriate documents with the applicable government offices or agencies in such form as required by, and executed in accordance with the relevant provisions of, applicable law (11:59 p.m. on the date of effectiveness of the last such filing being the "EFFECTIVE TIME"). Immediately prior to the filings, the closing of the Mergers (the "CLOSING") will be held at the offices of Futech, at 2999 North 44th Street, Suite 225, Phoenix, Arizona 85018-7247.

     1.3 EFFECT OF THE MERGERS. At the Effective Time, the effect of each Merger will be as provided in the provisions of applicable law. Without limiting the generality of the foregoing, and subject to it, at the Effective Time, except as otherwise provided in this Agreement:

        (i) all the property, rights, privileges, powers and franchises of Trudy, Futech, Futech Delaware, DaMert and Janex will vest in New Futech, and all debts, liabilities and duties of Trudy, Futech, Futech Delaware, DaMert and Janex will become the debts, liabilities and duties of New Futech; and

        (ii) all the property rights, privileges, powers and franchises of Fundex will vest in New Sub, and all debts, liabilities and duties of Fundex will become the debts, liabilities and duties of New Sub.

     1.4 CERTIFICATE OF INCORPORATION; BYLAWS. At the Effective Time, the Certificate of Incorporation and the Bylaws of Futech Delaware, as in effect immediately prior to the Effective Time, will be the Certificate of Incorporation and the Bylaws of New Futech, except that the Certificate of Incorporation and Bylaws will be revised to change the name of New Futech to "Futech Interactive Products, Inc." The Articles of Incorporation and Bylaws of New Sub will not be affected by the Mergers.

     1.5 DIRECTORS AND OFFICERS. At the Effective Time, the directors and officers of New Futech and of New Sub will be the persons listed on EXHIBIT 1.5, each to hold office in accordance with the charter documents of New Futech and New Sub, respectively, until their successors are duly elected or appointed and qualified.

     1.6 CONSIDERATION FOR THE MERGER, CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Mergers and without any action on the part of the Merging Companies, the Shareholders or the holders of any of the following securities, except as provided in Section 1.7 below, each of the issued and outstanding shares of capital stock of each of the

Merging Companies (other than shares owned by any of the Merging Companies or by New Futech or by New Sub, which shares will be canceled, retired and will cease to exist without the delivery of any consideration) will be converted into the right to receive that amount of cash, promissory notes of New Futech, or shares of common stock of New Futech specified in or determined in accordance with
EXHIBIT 1.6 (collectively, the "MERGER CONSIDERATION"). Approximately 70% of the stock of Janex is owned by Futech, and the shares of New Futech that would otherwise be issued to shareholders of Janex will be issued directly to shareholders of Futech as though they owned the Janex stock directly. The options to acquire capital stock of any of the Merging Companies issued and outstanding at the Effective Time will be converted into options to acquire common stock of New Futech to and only to the extent and as specified in or determined in accordance with EXHIBIT 1.6.

     As of the Effective Time, and except as otherwise provided in Section 1.7 below, the outstanding securities of the Merging Companies will no longer be outstanding and will automatically be canceled, retired and will cease to exist, and each holder of a certificate representing any shares of any Merging Company will cease to have any rights with respect to those shares, except the right to receive the consideration issuable for those shares upon the surrender of such certificate in accordance with Section 1.8, without interest.

     The Merging Companies and the Shareholders have agreed upon values of the stock of New Futech for purposes of determining the number of shares to be issued under this Agreement as consideration for the Mergers, and also as consideration under the Employment Agreements described in this Agreement. No representation or warranty has been made by Futech, Futech Delaware, or New Futech, or any other person or entity, as to the value of the New Futech stock to be issued pursuant to this Agreement, and the parties to acquire said stock take full risk and responsibility as to said value, other than as expressly provided for in this Agreement.

     Wherever New Futech stock is to be issued, New Futech may in its discretion pay cash in lieu of issuing fractional shares, based upon a value of $7.50 per share. Also, New Futech may in its discretion pay cash in lieu of all or a portion of any amounts due under any Promissory Notes described on EXHIBIT 1.6.

     All New Futech stock issued pursuant to this Agreement, including any stock issued pursuant to the Employment Agreements referred to herein, shall be registered with the Securities Exchange Commission, subject to all restrictions required by law, if any, to be placed on said stock and subject to all restrictions placed upon said stock by the underwriter(s) of the stock. All such stock shall be eligible to participate, on the same terms and in the same proportions as granted to other shareholders of New Futech, in any "piggy-back" or other registration rights which may be made available, between the Closing and one year thereafter, to any shareholder of New Futech.

     1.7 SHARES OF DISSENTING HOLDERS. Any issued and outstanding shares of any Merging Company held by persons who object to the Mergers and comply with all provisions of applicable law concerning the right of such holders to dissent from a Merger and demand appraisal of their shares ("DISSENTING HOLDERS") will be deemed to be converted, as of the Effective Time, into the right to receive the amount of cash, promissory notes and common stock of New Futech calculated in accordance with EXHIBIT 1.6. The consideration to be received by such Dissenting Holders will be held back and not issued by New Futech until such time, and in any event not prior to the Effective Time, that such Dissenting Holder has either withdrawn his demand for appraisal or lost his right of appraisal, pursuant to the applicable law. After the Dissenting Holder has withdrawn his demand for appraisal, or lost his right of appraisal, and upon surrender, in the manner provided by Section 1.8.2, of the certificate or certificates that formerly evidenced the shares of stock of a Merging Company owned by the Dissenting Holder, such Dissenting Holder will be entitled to receive from New Futech the consideration calculated in accordance with EXHIBIT 1.6, without interest.

     If any Dissenting Holders are entitled to receive payment of the fair value of such shares held by them in accordance with applicable law, then New Futech will make such payment in full satisfaction of the Dissenting Holders' rights to receive the consideration calculated in accordance with EXHIBIT 1.6 and New Futech will have no obligation to issue the consideration calculated in accordance with EXHIBIT 1.6 that was to be received by any Dissenting Holder who received payment of the fair value of such shares held by such Dissenting Holders.

     Prior to the Effective Time, each Merging Company will give to New Futech and each other Merging Company notice of any demands by Dissenting Holders. Futech, prior to the Effective Time, and New Futech after the Effective Time, will have the right to participate in all negotiations and proceedings with respect to any such demands. A Merging Company will not, except with the prior written consent of Futech, prior to the Effective Time, and New Futech after the Effective Time, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment.

     Futech shall be entitled to terminate this Agreement in its entirety, at the election of Futech's Board of Directors, if dissenter's rights are exercised by shareholders who would receive five percent (5%) or more of total consideration referred to on EXHIBIT 1.6.

     1.8  EXCHANGE OF SECURITIES AND PAYMENT OF MERGER CONSIDERATION.

          1.8.1 Exchange Agent. As soon as necessary and practicable to permit the Exchange Agent to perform its obligations under this Agreement, but in no event later than the Closing Date, Futech, Futech Delaware and/or New Futech will deposit with American Securities Transfer & Trust, Inc. or such other bank or trust company selected by Futech (the "EXCHANGE AGENT"), for the benefit of the Shareholders of the Merging Companies, for exchange in accordance with this Agreement, cash, promissory notes and common stock of New Futech, in amounts equal to the Merger Consideration calculated in accordance with EXHIBIT 1.6.

          1.8.2 Exchange Procedures. As soon as reasonably practicable after the Closing Date, the Exchange Agent will mail to each holder of record on the Effective Date a certificate or certificates which immediately prior to the Closing Date represented outstanding shares of any of the Merging Companies (the "OLD CERTIFICATES") whose shares were converted into the right to receive a share of the Merger Consideration pursuant to Section 1.6:

             (i) a letter of transmittal to be executed by the holder (which will specify that delivery of the Old Certificates will be effected, and risk of loss and title to the Old Certificates will pass, only upon delivery of the Old Certificates to the Exchange Agent, and which will be in such form and have such other provisions as New Futech may reasonably specify); and

             (ii) instructions for surrender of the Old Certificates in exchange for the applicable share of the Merger Consideration.

          Upon surrender to the Exchange Agent of an Old Certificate for cancellation, together with such letter of transmittal, duly executed by the holder, the holder of such Old Certificate will be entitled to receive the portion of the Merger Consideration which such holder has the right to receive pursuant to
     Section 1.6, and the Old Certificate so surrendered will be canceled. If a transfer of ownership of capital stock has not been registered in the transfer records of the Merging Company, then the portion of the Merger Consideration payable in respect of that capital stock may be issued to a transferee if the Old Certificate representing that capital stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

          In the case of any lost, mislaid, stolen or destroyed Old Certificate, the holder may be required, as a condition precedent to the delivery to such holder of the portion of the Merger Consideration applicable thereto, to deliver to New Futech an affidavit and personal indemnity (or a bond in a reasonably sufficient amount) with reference to the circumstances of such loss or destruction as New Futech may reasonably request.

          Until surrendered as contemplated by this Section 1.8, each Old Certificate will be deemed at any time after the Closing Date to represent only the right to receive upon such surrender the applicable portion of the Merger Consideration as contemplated by this Section 1.8.

          1.8.3 No Further Ownership Rights in Stock of Merging Companies. The payments and deliveries made under this Agreement upon surrender for exchange of equity securities of the Merging Companies in accordance with the terms of this Agreement will be deemed to have been issued in full satisfaction of all rights pertaining to such equity securities of the Merging Companies after the Closing Date. If, after the Closing Date, Old Certificates are presented to the Surviving Corporation or its transfer agent for any reason, such Old Certificates will be canceled and exchanged as provided in this Agreement.

          1.8.4 Termination of Exchange Fund. Any portion of the Merger Consideration which remains undistributed to holders of Old Certificates at the end of six months after the Closing Date will be delivered to New Futech upon demand by New Futech, and any holders of Old Certificates who have not complied with this Section 1.8 will then look only to New Futech for payment of their claim for the corresponding portion of the Merger Consideration.

          1.8.5 Delivery to a Public Official. None of the parties to this Agreement will be liable to any holder of equity securities of the Merging Companies for any portion of the Merger Consideration otherwise due under this Agreement that is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9 PROXY STATEMENTS; REGISTRATION STATEMENT. As promptly as practicable after the execution of this Agreement, the Merging Companies will prepare and file with the SEC preliminary proxy materials which will constitute the Proxy Statements of those Merging Companies that have securities registered under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the Registration Statement with respect to the common stock of New Futech to be issued in connection with the Mergers. Each Merging Company which does not have securities registered under the Exchange Act will prepare appropriate notices, disclosure materials and proxies for special stockholder meetings of its shareholders.

     As promptly as practicable after comments, if any, are received from the SEC on the materials filed with the SEC and the furnishing by the Merging Companies of all required information, the Merging Companies will file with the SEC a combined Proxy Statement or Proxy Statements and Registration Statement on Form S-4 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and Form 8-A promulgated under the Exchange Act (or on such other form as will be appropriate), relating to the approval, as and if required, of the Merger by the stockholders of the Merging Companies, and will use all reasonable efforts to cause the Registration Statements to become effective as soon as practicable.

     Subject to the applicable fiduciary duties of directors of the Merging Companies, as determined by such directors after consultation with independent legal counsel, the Proxy Statements will include the recommendation of the Board of Directors of each of the Merging Companies in favor of the Merger.

     1.10 MEETINGS OF STOCKHOLDERS. Promptly after the S-4 becomes effective, but subject to Section 1.9 above, each of the Merging Companies will take all action necessary in accordance with applicable law and its Articles or Certificate of Incorporation and Bylaws to convene a meeting of their respective stockholders to consider the Mergers. Each of the Merging Companies will consult with each other and will use all reasonable efforts to hold the stockholders' meetings on the same day. Subject to the applicable fiduciary duties of directors, as determined by such directors after consultation with independent legal counsel, each of the Merging Companies will use its best efforts to solicit from its stockholders proxies in favor of the Mergers and will take all other action necessary or advisable to secure the vote or consent of stockholders required by applicable law to approve the Mergers.

     1.11 VOTE REQUIRED. Each of the Merging Companies and its Shareholders represents and warrants that Exhibit 1.11 accurately describes the only vote or votes of the holders of any class or series of stock of that Merging Company that is necessary to approve the Mergers.

     1.12 APPROPRIATE ACTION; CONSENTS; FILINGS. Each Merging Company and its Shareholders will use all reasonable efforts to:

        (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated by this Agreement;

        (ii) obtain all consents, licenses, permits, waivers, approvals, authorizations or orders required under law (including, without limitation, all foreign and domestic federal, state and local governmental and regulatory rulings and approvals and from parties to contracts) required in connection with the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated by this Agreement, including, without limitation, the Mergers; and

        (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Mergers required under (A) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, (B) the Hart-Scott-Rodino Act (if applicable), and (C) any other applicable law.

     The Merging Companies and the Shareholders will cooperate with each other in connection with the making of all such filings, including providing copies of all such documents upon request to the non-filing parties and their advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection with such filings. Each Merging Company and its Shareholders will furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statements and the Registration Statement) in connection with the transactions contemplated by this Agreement. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, then the proper officers and directors of each party to this Agreement will use all reasonable efforts to take all such necessary action.

     1.13 SHAREHOLDERS' AGREEMENT TO VOTE. Each of the Shareholders hereby agrees to vote said Shareholder's shares of stock in the Merging Companies in favor of the Mergers as set out in this Agreement.

                                   ARTICLE II

                             ADDITIONAL AGREEMENTS

     2.1 NOTIFICATION OF CERTAIN MATTERS. Each Merging Company and its Shareholders will give prompt notice to the other parties to this Agreement, of:

          (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect; and

          (ii) the failure of the Merging Company to comply with or satisfy any material covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

     2.2 PUBLIC ANNOUNCEMENTS. Each Merging Company will consult with the other Merging Companies before issuing any press release or otherwise making any public statements with respect to the Mergers, except as may be required by law.

     2.3 ACCESS TO CUSTOMER FILES AND OTHER RECORDS. For a period of seven years following the Closing, where there is a legitimate purpose not injurious to New Futech, or if there is an audit by any taxing authority, other governmental inquiry, or litigation or prospective litigation to which any Shareholder is or may become a party, the affected Shareholders will be granted access, at reasonable times and after reasonable notice, to all customer files and other records transferred to New Futech pursuant to this Agreement.

     2.4 DUE DILIGENCE INVESTIGATION. Each Merging Company will have the period of time up to and through the date of this Agreement (the "DUE DILIGENCE PERIOD") in which to conduct any due diligence investigations of the other Merging Companies, including UCC-1 searches, which it may deem necessary or appropriate to ascertain the financial viability and value of the other Merging Companies. Throughout the Due Diligence Period, each Merging Company, and its agents, will have the right to inspect:

          (i) all books, records and computer systems maintained by the other Merging Companies, in order to authenticate and audit all financial information provided to it;

          (ii) all equipment and machinery used in the operations of the other Merging Companies to verify that it is in an acceptable state of repair;

          (iii) all material agreements to which the other Merging Companies are parties; and

          (iv) all facilities and physical operations of the other Merging Companies, including facilities warehousing inventory.

     Each Merging Company will be given access to the other parties' federal and state income tax returns, sales tax returns, financial statements (internal and those issued to third parties), personal property tax returns, and all other governmental filings, for the three previous years for the purpose of conducting due diligence investigations.

     Each Merging Company and its respective representatives will further have the authority to communicate with the creditors, debtors, suppliers, agents and employees of the other Merging Companies. Each Merging Company agrees to aid the others in the investigations and evaluations of the operations and financial condition of the other Merging Companies and their assets, and to provide whatever information and documents any Merging Company reasonably deems necessary or appropriate to the making of an informed decision regarding the Mergers, provided such information or documents are available or can be obtained without unreasonable efforts or expense.

     2.5 CONFIDENTIALITY. Between the date of this Agreement and the Closing, the parties to this Agreement will maintain in confidence, and will cause their directors, officers, employees, agents, and advisors to maintain in confidence, and not use to the detriment of the other parties to this Agreement, any written, oral, or other information obtained in confidence from the other parties in connection with this Agreement or the transactions contemplated hereby, unless: (i) such information is already known to such other party or to others not bound by a duty of confidentiality, or such information becomes publicly available through no fault of such party, (ii) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (iii) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

     If the Mergers are not consummated, then each party hereto will return or destroy as much of such written information as the other parties hereto may reasonable request.

     2.6 INTERIM EVENTS. Each Merging Company agrees that it will take no action prior to the Closing, other than in the ordinary course of its business, which would or might have a material adverse effect upon its financial condition, and no benefits will be paid or incurred to shareholders, officers, or directors between the date hereof and the Closing other than as is consistent with past activities and practices or is disclosed on the Merging Company's Disclosure Schedule (see EXHIBIT 3). Each Merging Company will use its best efforts to preserve for New Futech the present relationships of the Merging Company with its employees, customers and others having business relations with it. Each Merging Company will not allow its trade payables to go unpaid, except in the ordinary course of its business.

     Prior to the Closing, and except as otherwise consented to or approved by all of the Merging Companies in writing, which consent will not be unreasonably withheld, no Merging Company will:

          (i)  change its Articles or Certificate of Incorporation or Bylaws;

          (ii) change the number of shares of stock issued and outstanding (other than to cause its equity securities, including options and equity participation interests, to conform to the capitalization described in the Merging Company's Disclosure Schedule (see
               Section 3.2 below);

          (iii) merge or consolidate with or into any other corporation or other entity;

          (iv) declare or pay any dividend or repurchase or otherwise acquire any shares of stock; or

          (v) except in the ordinary course of business and consistent with past practice, increase the compensation payable to or to become payable to any shareholder, director, officer, employee or agent, or to pay any bonus, severance payment or other compensation to any shareholder, director, officer, employee or agent, or enter into any agreement of any type which is not terminable by the Merging Company on no more than 30 days notice.

     2.7 401(K) PLAN. New Futech will take all actions necessary immediately after the Closing of the Merger either: (i) to roll over each Merging Company's 401(k) Plan or similar employee benefit plans, if any, into its 401(k) Plan; or
(ii) to continue the Merging Company's 401(k) Plan as a separate and distinct plan with no amendments or alterations adverse to the interests of the employees covered by such Plan.

     2.8 EMPLOYMENT AGREEMENTS. At the Closing, and subject to the consummation of the Mergers, New Futech (and New Sub, as the case may be) will execute and deliver Employment Agreements with the persons and on the terms described on EXHIBIT 2.8.1. The Employment Agreements will be in the form of
EXHIBIT 2.8.2, except as modified as called for on EXHIBIT 2.8.1.

     2.9 INDEMNIFICATION. New Futech will indemnify and hold harmless each Merging Company, and its directors, officers and employees from and against any liability, obligation, loss, cost and expense, including attorneys' fees, reasonably incurred by any of them in connection with any claim, arbitration, mediation or litigation made or commenced against any of them by a shareholder of that Merging Company in respect of the Mergers, except for claims of breach of this Agreement by the indemnified party.

     2.10 REVISION OF LOANS. The amount and terms of certain loans between New Futech as successor to the Merging Companies and certain Shareholders will be revised as stated in EXHIBIT 2.10. The revised loans will be evidenced by promissory notes and related loan agreements reflecting the revised terms.

     New Futech will obtain releases of the personal guaranties of certain Shareholders, and assume debts owing by certain of the Merging Companies to certain of the Shareholders, as specified in EXHIBIT 2.10.

     2.11 EXPENSES AND COSTS OF MERGERS. Futech and New Futech will pay and be responsible for all costs and expenses (including, without limitation, legal, accounting, auditing, stock transfer agent, cash and securities disbursing agent, SEC fees and due diligence) of all of the Merging Companies regarding the Mergers. Such obligation will be limited to costs and expenses approved in writing by Futech or New Futech.

     2.12  RESTRICTIVE COVENANTS.

          2.12.1 The Shareholders shall not, except as representatives of and as directed by New Futech, without the prior written consent of New Futech, which consent may be withheld for any or no reason, for a period of two (2) years following the Closing, directly or indirectly, own, manage, operate, control, be employed by, participate in, render services to, make loans to, or be connected in any manner with the ownership, management, operation, or control of any business located anywhere in the world, in any business competitive with the business of New Futech (which shall be deemed to include all business operations designing, developing, manufacturing, publishing, marketing and/or distributing books, greeting cards, games and/or toys, or parts or components thereof); provided, however, that these restrictions when applied to Carl E. Voigt, IV and Carl E. Voigt, III shall be limited to games and/or toys business operations; and provided further however that these restrictions when applied to Fred or Gail DaMert shall be limited to the games and toys business being conducted by DaMert as of the date of this Agreement.

          In the event of any actual or threatened breach of the provisions of this Section, New Futech and/or New Sub shall be entitled to seek an injunction restraining the actual or threatened breach, and/or any other available remedies for such breach or threatened breach, including pursuing a recovery for damages.

          2.12.2 The Shareholders shall not at any time, without the prior written consent of New Futech, which consent may be withheld for any or no reason, disclose, in any fashion other than as required in the day to day affairs of New Futech and/or New Sub, to any person or entity: (i) the names of customers of New Futech and/or New Sub or the business, or the names of other persons or entities having business dealings with New Futech and/or New Sub or the Business, or (ii) any of the business methods or confidential information of New Futech and/or New Sub or the business, including but not limited to their customer lists, prospective customers, customers purchasing habits, customer contact personnel, marketing and servicing techniques, financial matters, sales and marketing systems and methods, marketing development and business expansion plans and projections, personnel training and development programs, customer and supplier relationships, and trade secrets. The obligation of confidentiality shall not apply to any information which: (i) is in possession of the individual Shareholder prior to the receipt thereof from the other Merging Companies and/or New Futech; (ii) is available or becomes available to the public through no fault of the Shareholder; or (iii) is received by the Shareholder from a third party having the right to disclose it.

          2.12.3 The Shareholders shall not, at any time within two (2) years after the Closing, without the prior written consent of New Futech, which consent may be withheld for any reason or no reason, directly or indirectly induce, encourage or solicit or assist any person who was or is employed (whether as an employee or as an independent contractor) by a Merging Company during the two years preceding the Closing, to leave the employ of New Futech.

          2.12.4 The parties acknowledge and agree that the restrictions contained herein, including but not limited to the time period and geographical area restrictions, are fair and reasonable and necessary for the successful operation of New Futech's business, that violation of any of them would cause irreparable injury, and that the restrictions contained herein are not unreasonably restrictive of any party's ability to earn a living. If the scope of any restriction in this Section is too broad to permit enforcement of such restriction to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law, and all parties hereto consent and agree that such scope shall be modified judicially or by arbitration in any proceeding brought to enforce such restriction. The parties hereto acknowledge and agree that remedies at law for any breach or violation of the provisions of this Section would alone be inadequate, and agree and consent that temporary and permanent injunctive relief may be granted in connection with such violations, without the necessity of proof of actual damage, and such remedies shall be in addition to other remedies and rights the parties may have at law or in equity. The parties agree that no party shall be required to give notice or post any bond in connection with applying for or obtaining any such injunctive relief.

          2.12.5 The parties acknowledge and agree that the covenants in this Section shall be construed as an agreement independent of any other provision of this Agreement, so that the existence of any claim or cause of action by a Shareholder against Futech, New Futech, or New Sub, whether predicated on this Section or otherwise, shall not constitute a defense to the enforcement of this Section.

          2.12.6 If New Futech defaults under its obligations to pay the Fundex shareholders as provided for on EXHIBIT 1.6, and the Fundex shareholders as a result thereof repossess the stock of New Sub, then the restrictive covenant provisions appearing in Sections 2.12.1 and 2.12.3 shall terminate as to the Fundex Shareholders as of the date of repossession.

     2.13 OTHER AGREEMENTS FOR PARTICULAR PARTIES. Certain additional agreements with particular parties are described on EXHIBIT 2.13.

     2.14 OTHER DISCUSSIONS. In consideration of the substantial expenditures of time, effort and expense to be undertaken by the Merging Companies in connection with their due diligence reviews, the Shareholders and the Merging Companies agree that they shall not, between the date this Agreement is signed and the earlier to occur of the Closing and August 30, 1999: (i) actively seek or otherwise initiate discussions with any other prospective acquirer of the stock, assets or business of the Merging Company; or (ii) assist or participate in any due diligence in connection with any such transaction. Additionally, during such period of time, the Merging Company shall not actively seek or otherwise initiate discussions with any other company governing the purchase by the Merging Company of the capital stock or assets of such other company or concerning a merger, share exchange, consolidation or similar transaction involving the Merging Company and such other company.

     2.15 BEST EFFORTS TO REGISTER STOCK. After the Closing, New Futech will use its best efforts to register the New Futech common stock with the SEC on Form 8-A and list the common stock on a national securities exchange.

                                  ARTICLE III

                REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION
                  OF EACH MERGING COMPANY AND ITS SHAREHOLDERS

     The following representations, warranties and indemnities are being made, as of the date hereof and as of the date of the Closing, by each Merging Company, and the Merging Company's Shareholders (only those shareholders included in the defined term "Shareholders"), to the other Merging Companies and their shareholders (not including just those shareholders included in the defined term "Shareholders"); provided, however, that, notwithstanding whether any representation or warranty is made only to the knowledge of a Merging Company, all representations and warranties of any Shareholder, unless otherwise specifically identified below, are made only to the best knowledge of the Shareholder (the representation and warranty of the Shareholder is to the knowledge of the Shareholder as to the facts presented in the representation and warranty, and is not as to just the knowledge of the Merging Company as to those facts). These representations, warranties and indemnities are subject to any limitations and qualifications or other disclosures contained in the corresponding sections of the Disclosure Schedule of the particular Merging Company and its Shareholders, attached hereto as EXHIBITS 3. A breach of a representation or warranty of a Shareholder of a Merging Company will be deemed also to be a breach of that representation or warranty by the Merging Company.

     3.1 DUE INCORPORATION. Each Merging Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each Merging Company is duly licensed or qualified to do business and is in good standing in each state where the property owned or held under lease is such as to require it to be so licensed or qualified, except those states where the failure to be so licensed or qualified would not have a material adverse effect on its financial condition or operations or its business. To the knowledge of the Merging Company and its Shareholders, the Merging Company has the corporate power and authority to own and operate its properties and carry on its business as now conducted.

     True, correct and complete copies of the corporate formation documents for the Merging Company, and all minutes, resolutions and consents, have been or will be delivered to the Surviving Corporation. To the knowledge of the Merging Company and its Shareholders, the minute book(s) of the Merging Company correctly record all resolutions of the directors and shareholders of the Merging Company, and its stock records correctly reflect the ownership of its stock.

     3.2 CAPITALIZATION. Each of the Merging Companies has authorized, issued and outstanding equity securities only as shown on Section 3.2 of its Disclosure Schedule. Other than as set forth in Section 3.2 of the Disclosure Schedule for a specific Merging Company, there are no other rights, subscriptions, options, warrants, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from the Merging Company any shares of its capital stock, or securities or obligations of any kind convertible into or exchangeable for any shares of its capital stock. To the knowledge of each Merging Company and its Shareholders, all issued shares of the Merging Company have been duly authorized, and the issued and outstanding shares of stock are fully paid, non-assessable (except with respect to any Merging Company that does business in Wisconsin, as provided in Wisconsin Statutes sec.180.0622(2), as judicially interpreted), and were not issued in violation of the terms of any agreement or other understanding, and were issued in compliance with all applicable federal and state securities or "blue sky" laws and regulations.

     3.3 SUBSIDIARIES. Except as set forth in Section 3.3 of its Disclosure Schedule, no Merging Company owns or has any agreement, whether written or oral, regarding rights or contracts to acquire any equity securities or other securities of any company, or any direct or indirect equity or ownership interest in any other entity.

     3.4 FINANCIAL INFORMATION. Each Merging Company has furnished the other parties to this Agreement with true, correct and complete copies of the Merging Company's financial statements and other books and records. To the knowledge of the Merging Company and its Shareholders, the Merging Company's year-end financial statements were prepared in accordance with its books and records and in accordance with generally accepted accounting principles consistently applied, and present fairly the financial condition of the Merging Company as of their respective dates and the results of operations and changes in financial positions for the periods then ended. The financial statements do not contain any material items of special or non-recurring income or other income not earned in the ordinary course of business, except as expressly specified therein.

     To the knowledge of the Merging Company and its Shareholders, at the Closing, all of the books and records of the Merging Company will be in its possession, other than the capital stock books and stock transfer records which may be in the possession of the Merging Company's transfer agent and registrar.

     3.5 TAXES. To the knowledge of the Merging Company and its Shareholders, except as may be disclosed in Section 3.5 of the Merging Company's Disclosure Schedule, all federal and state income, excise, franchise, payroll, property, sales, and other tax returns required to be filed by or with respect to the Merging Company (except returns not yet due) including returns of the Shareholders in the case of any Merging Company that is or was qualified as an S corporation (for the period of such qualification) have been filed, are complete and accurately reflect in all material respects all matters therein required to be reflected, and all taxes shown on such returns to be due, and any assessments received by either the Merging Company or its Shareholders with respect thereto, have been paid in full.

     3.6 MATERIAL CHANGES. To the knowledge of the Merging Company and its Shareholders, except as may be disclosed in Section 3.6 of the Merging Company's Disclosure Schedule, from the date of the most recent financial statements provided to the other parties to this Agreement, and through the date hereof, the business of the Merging Company has been conducted only in the ordinary course, there have not been any material adverse changes in the financial condition and operations of said business, and there has been no damage, destruction or other occurrence (whether or not insured against) to tangible property which materially adversely affects the financial condition or operations of said business.

     3.7 TITLE TO ASSETS; LIENS. To the knowledge of the Merging Company and its Shareholders, the Merging Company owns all assets it purports to own, including all assets reflected in its financial statements. Except as may be set forth in Section 3.7 of its Disclosure Schedule, all assets of the Merging Company are free and clear of all restrictions, claims, liens, encumbrances or rights of others, other than those imposed under its Articles or Certificate of Incorporation or Bylaws, and other than as set forth in the Merging Company's financial statements, and other than for debts incurred or amended in the ordinary course of business, including debts to fund Futech acquisitions, since the date of the most recent financial statements provided by the Merging Company. The stock of the Merging Companies owned by the Shareholders is free and clear of any and all liens, claims or encumbrances, except for pledges of stock securing only the debts of the Merging Companies.

     3.8 LITIGATION. To the knowledge of the Merging Company and its Shareholders, and except as disclosed in Section 3.8 of the Merging Company's Disclosure Schedule, there is no litigation, proceeding, or investigation pending against the Merging Company and no reasonable grounds to believe there is any basis for the commencement of any litigation, proceeding or investigation against it.

     3.9 COMPLIANCE WITH LAWS. To the knowledge of the Merging Company and its Shareholders, the Merging Company is in substantial compliance with all laws applicable to it or its business including, without limitation, laws prohibiting discrimination or harassment, regulating working conditions or governing employment relations and employee benefits. The Merging Company and its Shareholders are not aware of any investigation or allegations of any person with respect to any alleged violation of any provision of any federal, state or local law, regulation, ordinance, order or administrative ruling, relating to the Merging Company or its business, except as may be set forth in Section 3.9 of its Disclosure Schedule.

     3.10 INSURANCE. Each Merging Company carries commercially reasonable insurance against personal injury and property damage to third persons and in respect of its products and services, and other insurance, including any and all workman's compensation insurance required by law. Neither the Merging Company nor its Shareholders have received any notice that the Merging Company is in default with respect to any provision contained in any insurance policy, and they are not aware of any such default. The Merging Company has made copies of all of its insurance policies available to New Futech.

     3.11 LICENSES. To the knowledge of the Merging Company and its Shareholders, the Merging Company has any and all material licenses and permits necessary and/or appropriate to operate its business in the manner in which the business is currently operated.

     3.12 HAZARDOUS MATERIALS. To the knowledge of the Merging Company and its Shareholders, the business of the Merging Company has never dealt in any manner with any hazardous or toxic materials or waste.

     3.13 JUDGMENTS AGAINST THE MERGING COMPANY AND/OR ITS BUSINESS. Neither the Merging Company nor its business is under any governmental investigation, no such investigation has been threatened, and there are no outstanding judgments against the Merging Company, its business or its assets.

     3.14 COMPLETE SALE. All material assets used by the Merging Company in the operation of its business are reflected in the financial statements of the Merging Company that have been provided to the other parties to this Agreement.

     3.15 ASSETS IN GOOD CONDITION. Except as may be stated in Section 3.15 of the Disclosure Schedule for the Merging Company, each material asset of the Merging Company which is a tangible asset is in good working order and condition, reasonable wear and tear excepted.

     3.16 DISCLOSURE MATERIALS. To the knowledge of the Merging Company and its Shareholders, all of the information disclosed by the Merging Company to any of the other parties to this Agreement, as a whole, does not contain any statement that, as of the date hereof, is false or misleading, and does not omit to state any material fact (i) necessary to make the statements made, in light of the circumstances under which they were made, not false or misleading, or
(ii) necessary to provide the other parties to this Agreement with complete and accurate information as to the assets and financial condition of the business of the Merging Company.

     3.17 DEFAULTS. To the knowledge of the Merging Company and its Shareholders, except as may be described in Section 3.17 of the Merging Company's Disclosure Schedule, there are no defaults or events that, with the giving of notice or the passage of time, would constitute defaults under any material document under which the Merging Company is obligated.

     3.18 MATERIAL CONTRACTS. Except as disclosed in Section 3.18 of its Disclosure Schedule, the Merging Company is not a party to or bound by any agreement not made in the ordinary course of its business which is material to its financial condition or operations.

     3.19 OUTSTANDING LIABILITIES. To the knowledge of the Merging Company and its Shareholders, there are no liabilities of the Merging Company other than as are shown on its most recent balance sheet provided to the other Merging Companies, and other than (i) matters disclosed in Section 3.19 of its Disclosure Schedule, and (ii) liabilities arising after the balance sheet date in the normal course of business out of purchases and sale of goods. There are no liabilities relating to the Merging Company's business which are more than ninety (90) days past due, except as otherwise stated in Section 3.19 of its Disclosure Schedule.

     3.20 INVENTORY. Except as disclosed in Section 3.20 of its Disclosure Schedule, the inventory held by the Merging Company is useable and in good condition, with not more than 3% thereof (plus any inventory reserve set up on the financial statements of the Merging Company) being obsolete, and all of the inventory is owned by the Merging Company, none of it being held on consignment.

     3.21 RECEIVABLES. All accounts receivable of the Merging Company arose in the regular course of business, and, to the best knowledge of the Merging Company and its Shareholders, represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and are collectable, subject to the Merging Company's customary bad debt reserves, and subject to no defenses or counterclaims.

     3.22 EMPLOYEES. All employee benefits for the Merging Company's employees are described in Section 3.22 of its Disclosure Schedule. To the knowledge of the Merging Company and its Shareholders, and except as may be described in
Section 3.22 of the Merging Company's Disclosure Schedule, the Merging Company is in compliance with all terms of all of its employee benefit plans.

     Prior to the Closing, each Merging Company will provide to the other Merging Companies a complete and accurate list of the following information for each employee, including each employee on leave of absence or layoff status: name, job title, current compensation, vacation and sick pay accrued, and services credited for purposes of vesting and eligibility to participate in any of the Merging Company's employee benefit plans.

     Except as may be disclosed in Section 3.22 of the Disclosure Schedule for a Merging Company, and except as described in Section 2.8 above, all employment agreements, consulting agreements and related types of agreements between the Merging Company and its Shareholders shall automatically terminate as of the Closing, without compensation being due for services rendered thereunder after the Closing.

     3.23 NO CONFLICTS. To the knowledge of the Merging Company and its Shareholders, the execution, delivery and performance of this Agreement and the other documents and instruments to be executed and delivered pursuant hereto, and the consummation of the transactions contemplated herein or therein:

     (i) Will not violate or conflict with any applicable material, federal, state, foreign, local or other law, ordinance, rule, regulation, or governmental requirement or restriction of any kind, including any rules, regulations, and orders promulgated thereunder, and any final orders, decrees, consents, or judgments of any regulatory agency or court;

     (ii) Will not require any authorization, consent, approval, exemption or other action by or notice to any government entity (including, without limitation, under any "plant closing" or similar law); the Merging Company is not required to give any notice or to obtain any consent from any person or entity which is party to a material contract or agreement with the Merging Company or from any governmental agency in connection with the execution and delivery of this Agreement or the consummation of the Mergers, other than the approval of the Board of Directors and stockholders of the Merging Company pursuant to the applicable law, as required by applicable federal and state securities laws and as set forth in Section 3.23 of its Disclosure Schedule;

     (iii) Will not violate or conflict with, or constitute a default (or event which, with notice or lapse of time, or both, would constitute a default) under, and will not result in the termination of, or accelerate the performance required by, or result in the creation of any lien, claim or encumbrance upon any of the Merging Company's assets under its Articles or Certificate of Incorporation or Bylaws, or any material contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which the Merging Company is a party or by which the Merging Company or any of the Merging Company's assets may be bound or affected, other than those material contracts and agreements which require the consent of the other party thereto as set forth in Section 3.23 of its Disclosure Schedule; and

     (iv) Will not give any governmental body the right to revoke, withdraw, suspend, cancel, terminate or modify any governmental authorization held by the Merging Company or that otherwise relates to its business, except with respect to immaterial circumstances.

     3.24  VIOLATIONS OF LAW.

     (a) To the knowledge of the Merging Company and its Shareholders, none of the present or past operations of the Merging Company's business, the products of the business, or the Merging Company's assets violate or conflict, in any material respect, with any permits, any law (including environmental laws, other than as set forth in Section 3.24 of its Disclosure Schedule), governmental specification, authorization, or requirement, or any decree, judgment, order or similar restriction. To the knowledge of the Merging Company and its Shareholders, the Merging Company is not the subject of an inspection or inquiry regarding violations or alleged violations of any law by any state, federal or local agency.

     (b) To the knowledge of the Merging Company and its Shareholders, there are no pending administrative or judicial proceedings, threatened proceedings, orders, notice of violations, inspection reports, and similar occurrences, if any, relating to the conduct of its business or the Merging Company's assets.

     (c) The Merging Company has not been the subject of an Occupational and Safety Health Administration inspection or found by any agency to be in violation of any state or federal occupational safety or health law in the conduct of its business.

     3.25 CONDITION AND SUFFICIENCY OF ASSETS. To the knowledge of the Merging Company and its Shareholders, and except as may be stated in Section 3.25 of the

Merging Company's Disclosure Schedule, all material assets of the Merging Company are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such items is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature. To the knowledge of the Merging Company and its Shareholders, the assets are sufficient for the continued conduct of the Merging Company's business after the Closing in substantially the same manner as conducted prior to the Closing.

     3.26 BANK ACCOUNTS. The Merging Company has disclosed, or will disclose prior to the Closing, to the other Merging Companies the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Merging Company maintains a safe deposit box, lock box or checking, savings, custodial or other account of any nature, the type and number of each such account and the signatories therefor, a description of any compensating balance arrangements, and the names of all individuals authorized to draw thereon, make withdrawals therefrom or otherwise have access thereto.

     3.27  ENVIRONMENTAL MATTERS.  For purposes of this Section:

     (i) "Environmental Law" means all federal, state, local, foreign, and other applicable jurisdiction laws relating to the environment or the use, disposal, existence, or release of any Hazardous Materials, including but not limited to any and all laws concerning, affecting, controlling, or in any way relating to, whether in whole or in part, noise levels, ground vibrations, air pollutants, water pollutants, process waste water, or Hazardous Materials;

     (ii) "Environmental Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property;

     (iii) "Hazardous Materials" means: (A) any waste, hazardous waste, pollutant, contaminant, or hazardous or toxic substance regulated by law; (B) asbestos; (C) formaldehyde; (D) polychlorinated biphenyls;
            (E) radioactive materials; (F) waste oil and other petroleum products; and (G) any other substance which constitutes a nuisance or hazard to the environment or the public health, safety, or welfare.

          3.27.1 Other than as set forth in Section 3.27 of its Disclosure Schedule, to the knowledge of the Merging Company and its Shareholders, the Merging Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. The Merging Company has no basis to expect, nor has the Merging Company or (to the knowledge of the Merging Company or its Shareholders) any other person for whose conduct the Merging Company is or may be held to be responsible received, any actual or threatened order, notice, or other communication from (i) any governmental body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any of the Merging Company's properties or assets, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any environmental, health and safety liabilities with respect to any of the Merging Company's properties or assets (whether real, personal, or mixed) in which the Merging Company has had an interest, or with respect to any of the Merging Company' properties at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by the Merging Company, or (to the knowledge of the Merging Company or its Shareholders) any other person for whose conduct the Merging Company is or may be held responsible, or from which Hazardous materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

          3.27.2 The Merging Company has delivered to the other Merging Companies complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Merging Company or its Shareholders pertaining to Hazardous Materials or hazardous activities in, on, or under the Merging Company's properties or concerning compliance by the Merging Company or any other person for whose conduct it is or may be held responsible, with Environmental Laws.

     3.28  INTELLECTUAL PROPERTY.

     (a) The Merging Company has provided the other Merging Companies with a true correct and complete list of (i) all patents held by the Merging Company and all re-examinations, re-issues, divisions, continuations, continuations in part and extensions thereof and all pending patent applications by the Merging Company, including for each such patent the serial or patent number, country, filing and expiration date and title,
         (ii) all registered trademarks of the Merging Company and pending trademark registrations by the Merging Company, including for each such trademark, the registration number, country, filing and expiration date, mark and class, (iii) all registered copyrights of the Merging Company and copyright applications by the Merging Company, including the service marks, trade names and brand names of the Merging Company, used in its business (whether or not registered) (all of the foregoing collectively referred to as the "Intellectual Property"). To the knowledge of the Merging Company and its Shareholders, all such patents, trademarks and copyrights are properly registered, any applications therefor have been properly made, and all annuity, maintenance, renewal and other fees in connection with any of the foregoing are current.

     (b) The Merging Company has provided the other Merging Companies with a list of all material licenses, contracts, commitments (including without limitation, confidentiality agreements) to which the Merging Company is a party or otherwise subject relating to the Intellectual Property, including, without limitation, computer software (except for standard licensing agreements or provisions from the seller or licensor of such software). During the preceding three (3) fiscal years and the current fiscal year to date, no claim or allegation of infringement has been made by or against the Merging Company, whether relating to any item of Intellectual Property or otherwise, no claim or allegation of misappropriation or misuse of any item of Intellectual Property has been made by or against the Merging Company, and no claim or allegation has been asserted against the Merging Company with respect to the ownership or use of any of the Intellectual Property by the Merging Company or challenging or questioning the validity or effectiveness of any such license, contract or commitment, and there does not exist to the knowledge of any Shareholder or of the Merging Company any valid basis for any such claim or allegation.

     (c) To the knowledge of the Merging Company and its Shareholders, the Merging Company has good and valid title to, or otherwise possesses rights to use, the Intellectual Property.

     3.29 CUSTOMERS AND SUPPLIERS. The Merging Company has provided the other Merging Companies with a list of its five (5) largest customers in terms of dollar volume of sales for the three (3) preceding fiscal years and for the current fiscal year, showing the approximate total dollar amount of sales to each such customer during each such fiscal year. The Merging Company has provided the other Merging Companies with a list of the five (5) largest suppliers in terms of dollar volume of purchases for the last fiscal year and for the current fiscal year showing the approximate total dollar amount of purchases from each supplier during each such fiscal year. Except as may be disclosed in Section 3.29 of its Disclosure Schedule, since January 1, 1997, the Merging Company has not received any notice from and has not otherwise been informed or made aware that any such five (5) largest customers or five (5) largest suppliers will be terminating or curtailing its business with the Merging Company in a manner that would have a material adverse effect on the Merging Company.

     3.30 CHANGES TO THE MERGING COMPANY'S DOCUMENTS. Except as may be described in Section 3.30 of its Disclosure Schedule, or disclosed in EXHIBIT 1.6, none of the following has occurred within the last twelve months prior to the date of this Agreement with respect to the Merging Company: (i) any change in the Articles or Certificate of Incorporation or Bylaws; (ii) any change in the number of shares of stock issued and outstanding, other than upon exercise of stock options; (iii) the merger or consolidation of the Merging Company with or into any other corporation or other entity: (iv) declaration or payment by the Merging Company of any dividend or any repurchase by the Merging Company of any shares of its stock; or (v) except in the ordinary course of business and consistent with the Merging Company's past practice, any increase in the compensation payable by the Merging Company to any shareholder, director, officer, employee or agent, or payment of any bonus, severance payment or other compensation to any shareholder, director, officer, employee or agent, or the entering into of any agreement of any type which is not terminable by the Merging Company on no more than 30 days notice.

     3.31 STOCKHOLDERS AGREEMENTS AND OTHER AGREEMENTS. To the knowledge of the Merging Company and its Shareholders, there are no stockholder agreements or similar arrangements restricting voting rights or the transferability of any interest in the Merging Company relating to the capital stock of the Merging Company, or otherwise relating to the Merging Company. This representation and warranty does not include any pledge by a Shareholder or other stockholder of capital stock of the Merging Company, the terms of which may restrict transferability of such capital stock. Furthermore, there are no employment agreements, consulting agreements or similar type agreements relating to the Merging Company which are not terminable by the Merging Company on not more than 90 days notice.

     3.32 CERTAIN PAYMENTS. To the knowledge of the Merging Company and its Shareholders, neither the Merging Company nor any shareholder, director, officer, agent or employee of the Merging Company, or any other person associated with or acting for or on behalf of the Merging Company, has directly or indirectly: (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Merging Company, or (iv) in violation of any law; or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Merging Company.

     3.33 FILINGS COMPLETE. Each Merging Company will cooperate with the other Merging Companies with respect to all filings that any of the Merging Companies make in connection with the Mergers and all matters connected therewith.

     3.34 PRODUCTS. To the knowledge of the Merging Company and its Shareholders, except as disclosed Schedule 3.34 for the Merging Company, the products offered currently or in the past by the Merging Company for sale meet all material product and/or process specifications which they purport or are required to meet, and satisfy in all material respects all applicable laws where the products are currently being sold or have been sold within the last five years, except where the Merging Company has chosen not to sell products because the products would violate a law of that place.

     3.35 PATENTS. All patents and patent applications or licenses of the Merging Company are described in Section 3.35 of the Disclosure Schedule.

     3.36 INDEMNIFICATION; SURVIVAL. Each Merging Company and its Shareholders, jointly and severally, hereby agree to indemnify New Futech and its officers, directors and controlling persons and defend and hold them free and harmless from and against any liability, obligation, loss, cost and expense, including attorney's fees, incurred by them in connection with any material breach by the Merging Company of any of its representations, warranties or covenants, contained in this Agreement. For this purpose, any breach or combination of breaches will be considered material only if they exceed in the aggregate the amount set forth in EXHIBIT 3.36 as to any Merging Company.

     The representations and warranties in this Section, and elsewhere in this Agreement, and all indemnification provisions in this Agreement, will survive the Closing for a period of 18 months thereafter, after which they will expire except as to any claims asserted on or before that date. The rights of New Futech and the other parties to this Agreement based upon the representations and warranties of the Merging Company will not be affected by any investigation conducted with respect thereto, or any knowledge acquired, or capable of being acquired, at any time, whether before or after the execution of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation or warranty.

     Disclosures made anywhere in this Agreement or its Exhibits shall be deemed to be disclosures for all purposes of this Agreement.

                                   ARTICLE IV

                              CONDITIONS OF MERGER

     4.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Mergers will be subject to the satisfaction at or prior to the Effective Time of the following conditions, provided that the failure of Conditions 4.1.4 through 4.1.10 hereof with respect to any particular Merging Company and its Shareholders will not act as a condition to the obligations of that Merging Company, or its Shareholders.

          4.1.1 Stockholder Approval. This Agreement and the Merger to which the Merging Company is a party will have been approved and adopted by the requisite vote of the stockholders of each Merging Company.

          4.1.2 No Order. No federal or state governmental or regulatory authority or other agency or commission, or federal or state court of competent jurisdiction, will have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which in effect restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement.

          4.1.3 No Challenge. There will not be pending any action, proceeding or investigation before any court or administrative agency or by any government agency or any other person: (i) challenging or seeking material damages in connection with the Mergers or the conversion of any Merging Company's equity securities into New Futech's stock, promissory notes and cash pursuant to the Mergers, or (ii) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by New Futech or its subsidiaries of all or any portion of the business or assets of any Merging Company, which in either case is reasonably likely to have a material adverse effect on any party to this Agreement.

          4.1.4 Representations, Warranties and Covenants. The representations and warranties of each Merging Company and its Shareholders contained in this Agreement will be true and correct in all material respects on and as of the Effective Time, with the same force and effect as though made on and as of the Effective Time. Each Merging Company and its Shareholders will have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it or them on or prior to the Effective Time. Each Merging Company and its Shareholders will have delivered to New Futech and to the other parties to this Agreement at the Closing a certificate, dated the Effective Time, to the foregoing effect.

          4.1.5 Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made by any Merging Company or its Shareholders for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby will have been obtained and made.

          4.1.6 No Material Adverse Change. The operations, assets and financial condition of each Merging Company have not suffered a material adverse change between the date of this Agreement and the date of Closing.

          4.1.7 Opinions of Counsel. Each Merging Company will have received an opinion of outside counsel for each of the other Merging Companies, dated the Closing, substantially to the effect set forth in EXHIBIT 4.1.7. Each Merging Company agrees to provide such an opinion letter.

          4.1.8 Assignments. The assignment of all material permits, licenses and contracts, required to be assigned and necessary to continue the operations of its business will have been made by each Merging Company.

          4.1.9 Maintenance of Assets. Each Merging Company will have maintained its assets in the same condition as of the date of this Agreement (subject only to ordinary wear and tear).

          4.1.10 Ordinary Course of Business. Each Merging Company will have conducted its business diligently and substantially in the same manner as prior to the execution of this Agreement and will not have entered into any material contract, commitment or transaction not in the usual and ordinary course or business.

     4.2 SPECIAL CONDITIONS FOR PARTICULAR PARTIES. The obligations of each Merging Company will be subject to the satisfaction at or prior to the Effective Time of the conditions set out with respect to that Merging Company on EXHIBIT 4.2.

                                   ARTICLE V

                       TERMINATION, AMENDMENT AND WAIVER

     5.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of any Merging Company, by mutual consent of each Merging Company and its Shareholders.

     5.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 5.1, this Agreement will forthwith become void and all rights and obligations of any party hereto will cease.

     5.3 AMENDMENT. This Agreement may be amended by the Merging Companies and the Shareholders by action taken by or on behalf of their respective Boards of Directors, and by such shareholders, at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of any Merging Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of that Merging Company will be converted pursuant to this Agreement upon consummation of the Mergers. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     5.4 WAIVER. At any time prior to the Effective Time, any party hereto may: (i) extend the time for the performance of any of the obligations or other duties of the other parties hereto, and (ii) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver will be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   ARTICLE VI

                               GENERAL PROVISIONS

     6.1 TAX TREATMENT. The transactions contemplated hereby are intended to qualify as tax-free reorganizations under the provisions of Section 368 of the Code. Each Merging Company and its Shareholders acknowledges, however, that they have each been represented by their own tax advisors in connection with this transaction, that no Merging Company has made any representation or warranty to any other with respect to the treatment of such transaction or the effect thereof under applicable tax laws, regulations or interpretations. Each party agrees to use commercially reasonable efforts to obtain tax-free treatment of the Mergers to the extent such treatment is available under applicable tax laws.

     6.2 FURTHER ASSURANCES. From time to time, at any other party's request and without further consideration, each party will execute and deliver to the other such documents and take such action as the other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

     6.3 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, then all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     6.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder. Notwithstanding the foregoing, the terms of certain letters of intent survive the execution of this Agreement to and only to the extent described on EXHIBIT 6.5.

     6.5 ASSIGNMENT. This Agreement may not be assigned by operation of law or otherwise.

     6.6 PARTIES IN INTEREST. This Agreement will be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or will confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     6.7 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     6.8 GOVERNING LAW. This Agreement will be governed by, construed and enforced in accordance with the laws of the State of Arizona, without giving effect to the conflicts of laws rules thereof. The courts of the State of Arizona will have the sole and exclusive jurisdiction and venue in any case or controversy arising under this Agreement or by reason of this Agreement. The parties agree that any litigation or arbitration arising from the interpretation or enforcement of this Agreement will be only in either Maricopa County Superior Court or in the United States Federal District Court for the District of Arizona, and shall be only in the United States Federal District Court for the District of Arizona if such venue is available. Solely for this purpose each party to this Agreement (and each person who will become a party) hereby expressly and irrevocably consents to the jurisdiction and venue of such courts.

     6.9 MODIFICATION. Any modification or waiver of any term of this Agreement, including a modification or waiver of this term, must be in writing and signed by the parties to be bound by the modification or waiver.

     6.10 ATTORNEY'S FEES. Should any party to this Agreement or the stockholders of any Merging Company institute any action or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement, or of any provision hereof, or for a declaration of rights hereunder, then the prevailing party(s) of such action or proceeding will be entitled to receive from the other involved party or parties all costs and expenses, including reasonable attorneys' fees and expert witness fees incurred by the prevailing party(s) in connection with such action or proceeding.

     6.11 COUNTERPARTS. This Agreement may be executed by the parties in one or more counterparts, and any number of counterparts signed in the aggregate by the parties will constitute a single instrument. The parties authorize and agree to accept facsimile signatures in counterparts to this Agreement, and that said facsimile signatures will for all purposes be binding upon the parties as if the same were original signatures.

     6.12 NOTICES. Any notice or communication given under the terms of this Agreement ("Notice") will be in writing and will be delivered in person or mailed by certified mail, return receipt requested, in the United States Mail, postage pre-paid, addressed as specified in EXHIBIT 6.13 hereto or at such other address as a person may from time to time designate by Notice hereunder. Notice will be effective upon delivery in person, or if mailed, at midnight on the third business day after the date of mailing.

     6.13 PARAGRAPH TITLES AND HEADINGS. The titles and headings of sections of this Agreement are for the convenience of reference only, and are not intended to define, limit, or describe the scope or intent of any provision of this Agreement, and will not affect the construction of any provision of this Agreement.

     6.14 BROKERAGE, FINDER'S OR FINANCIAL ADVISOR'S COMMISSIONS. The parties each represent and warrant that all negotiations relevant to this Agreement have been carried out by them directly, without the intervention of any person, other than as specified on EXHIBIT 6.14. Any other brokerage, finder's or financial advisor's fee that should arise from this transaction will be paid by the party who contracted with such person. That party will indemnify and hold harmless the other party against and in respect to any claim for such fee relative to this Agreement, or to the transaction contemplated hereby.

     6.15 MISCELLANEOUS. The parties agree that each party and its counsel have reviewed and revised this Agreement, or had an opportunity to review and revise this Agreement, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not apply to the interpretation of this Agreement or any amendments or exhibits hereto. No waiver of any provision of this Agreement will be effective unless made in writing. The parties do not intend to confer any benefit upon any person, firm, or corporation other than the parties hereto. No representation or warranty herein may be relied upon by any person not a party to this Agreement.

     IN WITNESS WHEREOF, each of the Merging Companies have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized, and each of the Shareholders have executed this Agreement on their own behalf.


  FUTECH:              Futech Interactive Products, Inc., an Arizona
                       corporation
                       By
                       --------------------------------------------------
                          Vincent W. Goett, CEO

  FUTECH               Futech Interactive Products (Delaware), Inc., a
  DELAWARE:            Delaware corporation
                       By
                       --------------------------------------------------
                          Vincent W. Goett, CEO

  NEW SUB:             Futech Toys & Games, Inc., a Nevada corporation
                       By
                       --------------------------------------------------
                          Carl E. Voigt, IV, President

  FUNDEX:              Fundex Games, Ltd., a Nevada corporation
                       By
                       --------------------------------------------------
                          Carl E. Voigt, IV, President and CEO

  JANEX:               Janex International, Inc., a Colorado corporation
                       By
                       --------------------------------------------------
                          Vincent W. Goett, President


  TRUDY:               Trudy Corporation, a Delaware corporation
                       By
                       -----------------------------------------------
                       William W. Burnham, Chairman and CEO

  DaMERT:              DaMert Company, a California corporation
                       By
                       --------------------------------------------------
                          Frederick A. DaMert, Chairman

  SHAREHOLDERS:


  DaMert:
                 ---------------------------------------------------
                 Frederick A. DaMert, Trustee of the DaMert Trust,
                 UTD September 28, 1998
                 ---------------------------------------------------
                 Gail Patton DaMert, Trustee of the DaMert Trust,
                 UTD September 28, 1998

  Fundex:
                 ---------------------------------------------------
                 Carl E. Voigt, IV
                 ---------------------------------------------------
                 Carl E. Voigt, III

  Futech:
                 ---------------------------------------------------
                 Vincent W. Goett

  Trudy:
                 ---------------------------------------------------
                 William W. Burnham

                       AGREEMENT OF CERTAIN SHAREHOLDERS
                             TO VOTE FOR THE MERGER

     The undersigned shareholders of the Merging Companies hereby agree to vote their shares of the Merging Companies in favor of the Mergers. The signatures appearing below bind the undersigned shareholders only to the obligation appearing in the preceding sentence, and not to the entire Agreement appearing above or any provision contained therein.


  Trudy:
                 ---------------------------------------------------
                 Alice B. Burnham
                 ---------------------------------------------------
                 Elisabeth T. Prial

                                MERGER AGREEMENT

                                    EXHIBITS

                                  EXHIBIT 1.5

                                       TO

                                MERGER AGREEMENT

           (LIST OF DIRECTORS AND OFFICERS OF NEW FUTECH AND NEW SUB)

I.   New Futech:
     A.   Directors:                     Vincent W. Goett
                                         Roderick L. Turner
                                         Carl E. Voigt, IV
                                         William W. Burnham
                                         Robert J. Rosepink
                                         Gary A. Oman
                                         F. Keith Withycombe
     B.   Officers:
          CEO:                           Vincent W. Goett
          President:                     Vincent W. Goett
          Vice-President of the Toys/    Carl E. Voigt, IV
          Games Division:
          Secretary:                     Frederick B. Gretsch, Sr.
          Treasurer:                     Frederick B. Gretsch, Sr.
II.  New Sub:
     A.   Directors:                     Vincent W. Goett
                                         Frederick B. Gretsch, Sr.
                                         Carl E. Voigt, IV
     B.   Officers:
          President:                     Carl E. Voigt, IV
          Vice President:                Carl E. Voigt, III
          Secretary:                     Frederick B. Gretsch, Sr.
          Treasurer:                     Frederick B. Gretsch, Sr.

                                  EXHIBIT 1.6

                                       TO

                                MERGER AGREEMENT

             (MERGER CONSIDERATION AND CONVERSION OF STOCK OPTIONS)

     The references appearing below on this Exhibit in the form "[1]" correlate to the similar references appearing in the form of the Promissory Note attached as EXHIBIT 1.6A.

A.  DAMERT.

     1. $312,000 cash (plus $200,000 cash paid to CorDev Corporation (Bob Oliver) under Section A of EXHIBIT 6.14). $12,000 of the $312,000 goes to Greg McVey.

     2. $2,600,000 Promissory Note (referred to in this Section as the "NOTE") in the form of EXHIBIT 1.6-A. $100,000 of the $2,600,000 goes to Greg McVey.

        [1]$2,600,000.00.

        [2]The date of the Closing.

        [3]Frederick A. DaMert and Gail Patton DaMert, as trustees, and their successors in trust, under the DaMert Trust, UTD September 28, 1998.

        [4]Two Million Six Hundred Thousand Dollars ($2,600,000)

        [5]Zero percent (0%)

        [6]1609 Fourth Street, Berkeley, California 94710 [or addresses provided by individual shareholders]

        [7] The text after the words "as follows," is as follows:

             (a) $520,000 within thirty (30) days after the Closing (the
                 "Closing") of the merger of DaMert Company into Maker; and

             (b) $2,080,000 within seven (7) months after the "Closing."

        [8]Shall read as follows:

           7. SECURITY. As security for Maker's performance under this Note, Maker hereby grants Payee a security interest in the assets of Maker which were acquired by Maker from DaMert Company in the merger of DaMert Company into Maker, which assets are identified on Exhibit "A" attached hereto and hereby made a part hereof. In the event of default by Maker hereunder, Payee shall have all rights with respect to such collateral as are available to a secured party under the Uniform Commercial Code in the State of Arizona, as the same may from time to time be changed.

             Until the Note is fully paid, Maker agrees not to encumber the assets identified on Exhibit "A" (other than refinancing of existing debt (including any available but unused credit and including any ability to borrow against a borrowing base), which will be allowed, but only on terms not less favorable to Maker than the terms of the refinanced debt (except that the interest rate may increase to then-existing market rates)). The holder of this Note shall subordinate this debt to the debts described in this paragraph.

             A list of the assets of DaMert as of the Closing will be attached to the Note as Exhibit "A" thereto.

             The following is added at the end of Section 4 of the Note:

             If the principal, or any other amount due under this Note, or under any other agreement between Maker and Payee pertaining to the indebtedness evidenced hereby, shall not be paid within ten (10) days after due, then: (i) the whole sum of principal shall become due and shall thereafter bear interest at the annual rate of 10%, and (ii) New Futech shall issue to the Payee 10,000 shares of New Futech's common stock for each six-month period, or portion thereof, for which said payment amount and all interest accrued thereon shall remain unpaid in full.

     3. 671,147 shares of New Futech common stock of which 25,813 shares goes to Greg McVey.

B.  FUNDEX.

     1. Fundex shareholders will be granted the option to accept cash at the Closing in lieu of the consideration described in Section 2 below (the "CASH OPTION"). The Fundex shareholders electing the Cash Option will be entitled to receive $2.84 per Fundex share surrendered pursuant to this Agreement. Carl E. Voigt, IV and Carl E. Voigt, III by their signatures to this Agreement, irrevocably agree not to elect the Cash Option. Any Fundex shareholder electing the Cash Option shall forfeit any other rights to which such shareholder would otherwise be entitled pursuant to the Merger Agreement.

     2. The consideration to be paid to the shareholders of Fundex not electing the Cash Option is a promissory note (referred to in this Section as the "NOTE") in the form of EXHIBIT 1.6-A, with the terms summarized below, and the New Futech common stock as described in Section 3 below.

        [1]$4,500,000.00 minus the total consideration paid in connection with the Cash Option pursuant to Section 1 above.

        [2]The date of the Closing.

        [3]Carl E. Voigt, IV, in trust for the Fundex shareholders [or at New
           Futech's election, New Futech may have as many Notes as there are Fundex shareholders, with each of said Notes being payable directly to a Fundex shareholder, in the amount of the share of the debt payable to said shareholder]. The shareholders of Fundex will authorize such a trust arrangement, or individual notes will be issued to each shareholder.

        [4]Four Million Five Hundred Thousand Dollars ($4,500,000.00) minus the total consideration paid in connection with the Cash Option pursuant to Section 1 above.

        [5]Ten percent (10%)

        [6]2237 Directors Row, Indianapolis, Indiana 46241 [or addresses provided by individual shareholders]

        [7]in full on or before the date which is one year after the date of this Note, but with interest only payable on a calendar quarter basis by the tenth day after the end of each calendar quarter, commencing with the first calendar quarter after the date of this Note.

        [8]Shall read as follows:

             7. SECURITY. As security for Maker's performance under this Note, Maker hereby grants Payee a security interest in all capital stock of [New Sub], a Nevada corporation, now owned or hereafter acquired, which corporation is a 100% owned subsidiary of Maker. In the event of default by Maker hereunder, Payee shall have all rights with respect to such collateral as are available to a secured party under the Uniform Commercial Code in the State of Arizona, as the same may from time to time be changed. The stock shall be held in escrow by Mitchell Roth, legal counsel for Payee, endorsed in blank, until this Note is paid in full.

             Until the Note is fully paid, the undersigned guarantor agrees not to encumber its stock of New Sub.

             Payment under the Note, and New Sub's obligations regarding liens against Phase 10 as set out on Exhibit 2.13 below, will be secured by the guarantee and pledge of assets of New Sub, with language added at the end of the Note as follows:

                  The faithful and timely performance by Maker under the Note appearing above is hereby guaranteed by the undersigned. The undersigned further agrees that any action may be bought and prosecuted by Payee against the undersigned guarantor whether or not any action is brought against Maker, and whether or not Maker or any other parties are joined in such action. The undersigned guarantor specifically agrees to be liable to Payee for the obligations of Maker as set out above, even if Payee or any successor-in-interest releases any or all rights of any sort against the Maker. The undersigned guarantor hereby consents to any such release, which release shall be without effect on the undersigned guarantor's liability for said obligations. The undersigned guarantor waives any right to require Payee to proceed against Maker or pursue any other remedy in Payee's power. The undersigned guarantor waives any defense arising by reason of any disability or other defense of Maker by reason of the cessation from any cause whatsoever (other than performance in full) of the liability of Maker under the Note appearing above. The prevailing party in any litigation, arbitration or other proceeding arising out of this guarantee shall be entitled to reimbursement from the other party for all reasonable costs and expenses incurred in such proceeding, including reasonable attorney's fees.

                  The undersigned hereby grants Payee a security interest in all of the undersigned's assets, now owned or hereafter acquired, as security for: (i) the guarantee appearing immediately above; and (ii) the undersigned's obligations set out in
                  Exhibit 2.13, Section B of that certain Merger Agreement, dated [the date of this Merger Agreement]. The security interest created in (i) above shall continue until the Note is fully paid. The security interest in (ii) above shall continue until, and only until: (i) Phase 10 is collaterally assigned, free and clear of all liabilities, to the Fundex shareholders as security for the obligations of New Sub and/or New Futech under Exhibit 2.13 of the Merger Agreement described above; or (ii) the Phase 10 Option terminates as called for in the Merger Agreement. In the event of default by the undersigned under the obligations secured as described above, Payee shall have all rights with respect to such collateral as are available to a secured party under the Uniform Commercial Code in the State of Arizona, as the same may from time to time be changed. Financing statements will be filed evidencing the liens described above in such jurisdictions as reasonably determined by the Fundex shareholders.

                  Until the obligations secured as described above are fully performed, the undersigned guarantor agrees: (i) not to encumber its assets after the date of this guaranty (other than refinancing of existing debt (including any available but unused credit and including any ability to borrow against a borrowing base), which will be allowed, but only on terms not less favorable to the undersigned guarantor than the terms of the refinanced debt (except that the interest rate may increase to then-existing market rates)); and (ii) not to pay any dividends to its shareholder (Futech Interactive Products, Inc.).

                  DATED the date first hereinabove written:

                  [New Sub], Inc., a Nevada corporation

                  By
       -------------------------------------------------------------------------
                     Carl E. Voigt, IV, President

             New Futech agrees to retain New Sub as a separate subsidiary of New Futech at least as long as the security interest created above survives.

             The following replaces Section 4 of the Note:

             4. DEFAULT. The occurrence of any one of the following events shall constitute a default ("EVENT OF DEFAULT") under this Note:

             (a) If Maker, after 10 days written notice, fails to pay the principal or interest due under this Note, or under any other agreement between Maker and Payee pertaining to the indebtedness evidenced hereby.

             (b) If Maker fails to perform, keep or observe any term, provision, condition, warranty or representation contained in this Note, which is required to be performed, kept or observed by Maker, if such failure continues for 20 days after written notice thereof is received by Maker.

             (c) The occurrence of a default or an Event of Default under any agreement, instrument or document heretofore, now or any time hereafter delivered by or on behalf of Maker to Payee;

             (d) The occurrence of a default or an Event of Default under any instrument or document heretofore, now or at any time delivered to Payee by any guarantor of Maker's liabilities hereunder;

             (e) If any of Maker's or New Futech's assets are attached, seized, subjected to a writ of distress, warrant, or levied upon or become subject to any lien or come within the possession of any receiver, trustee, custodian or assignee for benefit of creditors;

             (f) If Maker or New Futech becomes insolvent or generally fails to pay or admits in writing its inability to pay debts as they become due, if a petition under any section or chapter of the Bankruptcy reform Act of 1978 or any similar law or regulation is filed by or against Maker or New Futech, if Maker or New Futech shall make as assignment for benefit of creditors, if any case or proceeding is filed by or against Maker or New Futech for its dissolution or liquidation, or upon the death or incapacity of Vincent Goett.

             If a liability pursuant to this Note is not paid at the due date, then the unpaid amount of liabilities shall bear interest after the due date until paid at a rate equal to 18%.

             Upon the occurrence of an Event of Default, without notice by Payee to or demand by Payee of Maker: (i) all the principle and interest under this Note shall be due and payable forthwith; and (ii) Payee may exercise any one or more of the rights and remedies accruing to a secured party under the Uniform Commercial Code in the State of Arizona.

             All Payee's rights and remedies under this Note are cumulative and non-exclusive. The acceptance by Payee of any partial payment made hereunder after the time when any liabilities become due and payable will not establish a custom, or waive any rights of Payee to enforce prompt payment thereof. Any waiver of an Event of Default hereunder shall not suspend, waive, or effect any other Event of Default hereunder, Maker and every endorser waive presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of this Note, and ratify and confirm whatever Payee may do in this regard. Other than set forth in this Note, Maker further waives any and all notice or demand to which Payee might be entitled with respect to this Note by virtue of any applicable statute or law.

     3. Those Fundex shareholders not electing the Cash Option will receive their prorata share of New Futech shares of common stock equal to 600,000 shares minus .184635 for each share of Fundex common stock exchanged for cash pursuant to the Cash Option in Section 1 above.

     4. Fundex has issued stock options to certain employees and directors of Fundex pursuant to Fundex's 1996 Stock Option Plan. The total options issued under the Plan as of the Closing will be as identified on EXHIBIT 1.6-B. As soon as practicable after the Closing, all such options will be converted to options to acquire New Futech common stock as described on EXHIBIT 1.6-B.

C.  FUTECH.

     1. 4,121,920 (including 607,728 in respect of the Janex stock owned by Futech) shares of New Futech common stock for Futech common stock, plus the number of shares otherwise issuable pursuant to options or warrants as described in Section 2 appearing immediately below that are exercised prior to the Closing.

     2. Futech has issued stock options and warrants to certain employees and directors of Futech, and certain others. As soon as practicable after the Closing, all such options and warrants will be converted to rights to acquire 6,933,066 shares of New Futech common stock, at prices ranging from $1.50 to $4.50, minus the amount issued in respect of options or warrants exercised prior to the Closing. Options and warrants outstanding at the time of the Closing shall be appropriately adjusted for a 30 to 1 ratio of Futech shares to New Futech shares.

D.  JANEX.

     1. 162,230 shares of New Futech common stock will be issued for the Janex common stock, which reflects the cancellation of shares of Janex owned by Futech, plus the number of shares otherwise issuable pursuant to options or warrants as described in Section 2 appearing immediately below that are exercised prior to the Closing.

     2. Janex has issued stock options and warrants to certain employees of Janex and another party. As soon as practicable after the Closing, all such options and warrants will be converted to rights to acquire 4,833 shares of New Futech common stock, minus the amount issued in respect of options or warrants exercised prior to the Closing. Options and warrants outstanding at the time of the Closing shall be appropriately adjusted for a 30 to 1 ratio of Janex shares to New Futech shares.

E.  TRUDY.

     1. $456,330.00 cash (plus $43,670.00 cash paid to James P. McGough under Section E of EXHIBIT 6.14).

     2. 400,000 shares (modifiable under EXHIBIT 2.13) of New Futech common stock.

     3. At the Effective Time, each outstanding and unexercised Trudy stock option shall cease to represent a right to acquire shares of Trudy stock and shall be converted automatically into an option to purchase, for each share of Trudy common stock covered by such option, that number of shares of New Futech common stock and cash into which each share of Trudy common stock is converted pursuant to subparagraphs 1 and 2 appearing immediately above. Said number of shares and said cash are part of the shares and cash to be received described in Section 1.6 above, and do not increase the number of shares or cash involved in the Merger. The shares allocated to the option rights shall be held by New Futech and issued to the party exercising the option only after the option is exercised. The cash allocated to the option rights shall be payable to the party exercising the option only after the option is exercised. Appropriate adjustments shall be made by New Futech, if required, to the terms of any such option to accomplish the foregoing. The duration and other terms of the new option shall be the same as the original option except that all references to Trudy shall be deemed to be references to New Futech.

     4. Trudy has advised the Merging Companies and the Merging Companies agree that Trudy will provide options, stock grants or other equity participation to certain directors, officers, agents and employees of Trudy at or prior to the Closing of the Merger, covering an aggregate of 31,350,000 shares of Trudy common stock and options for 14,680,000 shares (see EXHIBIT 3-E, SECTION 3.2).

                                 EXHIBIT 1.6-A

                                       TO
                                MERGER AGREEMENT

          (FORM OF PROMISSORY NOTES CONSTITUTING MERGER CONSIDERATION)

                                PROMISSORY NOTE

$[1]                                                                   As of [2]
                                                                Phoenix, Arizona

     THIS NOTE is made as of the date stated above by Futech Interactive Products, Inc., a Delaware corporation ("Maker") to the order of [3] (collectively "Payee").

     1. PAYMENT. For value received, Maker promises to pay to Payee or Payee's order, without offset, the principal sum of [4], together with interest calculated at [5] per annum, as hereinafter set forth. Principal and interest are payable in lawful money of the United States of America at [6], or at such other address as the holder hereof may from time to time designate in writing, as follows:

        [7]

All payments made hereunder shall be applied to interest and principal in that order.

     2. PREPAYMENT. Maker has the privilege, at any time, to prepay the whole or any part of the unpaid balance hereof without penalty or forfeiture.

     3. INTEREST. All interest payable pursuant to this Note shall be computed on the basis of a 365-day year. In no event shall the aggregate of the interest herein provided to be paid over the contractual term of the loan exceed the highest rate to which a borrower and lender may agree in writing under the laws of the State of Arizona.

     4. DEFAULT. If the principal or interest due under this Note, or under any mortgage, deed of trust, security agreement, or other agreement between Maker and Payee pertaining to the indebtedness evidenced hereby shall not be paid within 10 days after the date upon which such payment is due, or if Maker fails to comply with all of the other terms and conditions of this Note or any instrument securing this Note, and such failure (other than a payment obligation) shall continue for 20 days after written notice thereof is received by Maker, then the entire principal and interest sum due hereunder shall, at the option of Payee, become immediately due and payable without further notice.

     5. COLLECTION COSTS. Maker agrees to reimburse Payee for all costs and expenses, including without limitation, all reasonable attorneys' fees incurred in the enforcement or collection of this Note or any judgment obtained hereon.

     6. WAIVER, CONSENT, ETC. Maker and each endorser hereof severally waive diligence, demand, presentment for payment and protest, and consent to the extension of time of payment of this Note without notice.

     7.  SECURITY.  [8].

     8. MISCELLANEOUS. The provisions of this Note shall be binding upon Maker and Maker's personal representatives, successors and assigns, and shall inure to the benefit of Payee and Payee's successors and assigns. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Arizona. The courts of the State of Arizona shall have the sole and exclusive jurisdiction and venue in any case or controversy arising under this Note or by reason of this Note. The parties agree that any litigation or arbitration arising from the interpretation or enforcement of this Note shall be only in either Maricopa County Superior Court or in the United States Federal District Court for the District of Arizona, and for this purpose each party to this Note (and each person who shall become a party) hereby expressly and irrevocably consents to the jurisdiction and venue of such courts. This Note shall be construed according to its fair meaning and neither for nor against the drafting party. Time is of the essence of this Note and each and every term and provision hereof.

     DATED the date first hereinabove written.

                                          Futech Interactive Products, Inc., a
                                          Delaware corporation

                                          By

                                            ------------------------------------
                                             Vincent W. Goett, CEO

                                 EXHIBIT 1.6-B

                                       TO

                                MERGER AGREEMENT

         (FUNDEX STOCK OPTIONS AND CONVERSION TO SHARES OF NEW FUTECH )

                               See Exhibit 3B-3.2

                                  EXHIBIT 1.11

                                       TO

                                MERGER AGREEMENT

                      (VOTES REQUIRED FOR MERGER APPROVAL)

A.  DAMERT.

     Majority.

B.  FUNDEX.

     Majority.

C.  FUTECH.

     Majority.

D.  JANEX.

     Majority.

E.  TRUDY.

     Majority.

                                 EXHIBIT 2.8.1

                                       TO

                                MERGER AGREEMENT

                        (TERMS OF EMPLOYMENT AGREEMENTS)

     I. The references appearing below on this Exhibit to Sections correlate to the Sections in the form of the Employment Agreement attached as EXHIBIT 2.8.2.

A.  DAMERT.

     1.  Frederick A. DaMert

        [1]  The date of the Closing.

        [2]  New Futech

        [3]  Frederick A. DaMert

        [4]  Vice-President of Research and Development

        [5]  three (3) years

        [6]  $120,000.00

        [7]  Subparagraph 4(d) is to be deleted.

        [8]  Subparagraph 4(d) is to be deleted.

        [9]  $0.

        [10] 20 days.

        [11] the lesser of the remaining term of this Agreement or one year.

        [12] Futech Interactive Products, Inc., a Delaware corporation, 2999
             North 44th Street, Suite 225, Phoenix, Arizona 85018-7247.

        [13] Frederick A. DaMert, 1609 Fourth Street, Berkeley, California
             94710.

        [14] Insure that all current proprietary technology is fully developed and to seek out or create new proprietary technology that can be shared by the divisions of Futech. To coordinate corporate technology information by making sure that all current and new innovations are clearly communicated to the appropriate product development and marketing teams of Futech. To create product concepts and opportunities for all divisions of Futech including innovations for E-commerce.

             The scope of the activities restricted in the non-compete provisions in subparagraph 8(b) of the form shall be limited to the toys and games business being conducted by DaMert as of the date of the Agreement.

             The employee shall be based at Employer's operating unit in Berkeley, California, or at such other location as Employer and Employee mutually agree to relocate in order to fulfill Employee's obligations under the Employment Agreement.

             No less than 120 days notice of termination without cause will be given to the employee.

     2.  Gail Patton DaMert

        [1]  The date of the Closing.

        [2]  New Futech

        [3]  Gail Patton DaMert

        [4]  Vice-President of Integration and Business Analysis

        [5]  three (3) years

        [6]  $120,000.00

        [7]  Subparagraph 4(d) is to be deleted.

        [8]  Subparagraph 4(d) is to be deleted.

        [9]  $0.

        [10] 20 days.

        [11] the lesser of the remaining term of this Agreement or one year.

        [12] Futech Interactive Products, Inc., a Delaware corporation, 2999
             North 44th Street, Suite 225, Phoenix, Arizona 85018-7247.

        [13] Gail Patton DaMert, 1609 Fourth Street, Berkeley, California 94710.

        [14]Intentionally Omitted.

        The scope of the activities restricted in the non-compete provisions in subparagraph 8(b) of the form shall be limited to the toys and games business being conducted by DaMert as of the date of the Agreement.

        The employee shall be based at Employer's operating unit in Berkeley, California, or at such other location as Employer and Employee mutually agree to relocate in order to fulfill Employee's obligations under the Employment Agreement.

        No less than 120 days notice of termination without cause will be given to the employee.

B.  FUNDEX.

     See II below.

C.  FUTECH.

     All employment agreements of Futech pass through and survive as obligations of New Futech, notwithstanding Section 3.22 of the Merger Agreement.

D.  JANEX.

     No new Employment Agreements as a result of the merger. All employment agreements of Futech pass through and survive as obligations of New Futech, notwithstanding Section 3.22 of the Merger Agreement.

E.  TRUDY.

     1.  William W. Burnham

         [1] The date of the Closing.

         [2] New Futech

         [3] William W. Burnham

         [4] Vice-President -- Specialty.

         [5] three (3) years

         [6] $100,000.00

         [7] 6,667

         [8] $7.50

         [9] $10,000

        [10] 20 days.

        [11]the greater of the remaining term of this Agreement or one year.

        [12]Futech Interactive Products, Inc., a Delaware corporation, 2999
            North 44th Street, Suite 225, Phoenix, Arizona 85018-7247.

        [13] William W. Burnham, 353 Main Avenue, Norwalk, Connecticut
06851-1552

        [14] See EXHIBIT 2.8.1-1.

     II. The references appearing below on this Exhibit to Sections correlate to the Sections in the form of the Employment Agreement attached as EXHIBIT 2.8.3.

B.  FUNDEX.

     1.  Carl E. Voigt, IV

         [1] The date of the Closing.

         [2] Carl E. Voigt, IV

         [3]President of [New Sub]. [and also Vice President of the Toys/Games
            Division of New Futech]

         [4]Participation in any benefit programs adopted from time to time by Employer or Futech Interactive Products, Inc., for the benefit of its senior executive employees (which benefits shall be similar to those offered by Futech Interactive Products., Inc.). Employee shall receive such other fringe benefits as may be granted to Employee from time to time by Employer or Futech Interactive Products to its senior executives.

        Vincent W. Goett shall during the term of this Employment Agreement vote his shares in New Futech for Carl E. Voigt, IV being a member of the Board of Directors of New Futech.

     2.  Carl E. Voigt, III

         [1] The date of the Closing.

         [2] Carl E. Voigt, III

         [3] Vice President of [New Sub]

         [4]Participation in any benefit programs adopted from time to time by Employer or Futech for the benefit of its employees (which benefits shall be similar to those offered by Futech).

                                 EXHIBIT 2.8.2

                                       TO

                                MERGER AGREEMENT

                        (FORM FOR EMPLOYMENT AGREEMENTS)

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT (the "Agreement") effective as of [1] is by and between [2] ("Employer"), and [3] ("Employee").

     A. Employer is engaged in the business of designing, manufacturing, distributing and marketing books, greeting cards, electronic devices, games and toys.

     B. Employer desires to hire the services of Employee, and Employee is willing to provide those services to Employer, on the terms and conditions hereinafter set forth.

     In consideration of the recitals and mutual agreements hereinafter set forth, the parties agree as follows:

          1. Employment. Employer hires Employee on a full-time basis, in accordance with the terms and conditions set forth herein, and Employee agrees to accept such full-time employment in accordance with said terms and conditions. Employee's title shall be "[4]." Employee's title and duties may be changed from time to time in the discretion of Employer's Board of Directors (the "Board"), President or Chief Executive Officer. Employee agrees to devote Employee's full time, skill, knowledge and attention to the business of Employer and the performance of Employee's duties under this Agreement.

          2. Term. The term of employment under this Agreement shall commence on [1] (the "Effective Date") and shall continue thereafter for a period of [5], unless earlier terminated as set forth in Section 7 below.

          3. Duties. Employee shall be responsible for all of the duties associated with Employee's position with Employer, including without limitation those identified on Exhibit "A" attached hereto and hereby made a part hereof, and such other duties as may be determined by Employer.

          4.  Compensation.

             (a) Base Salary. Employer agrees to pay Employee a base salary, before deducting all applicable withholdings, at the rate of not less than $[6]per year, which shall be payable in accordance with Employer's standard payroll policies, which policies may be revised from time to time.

             (b) Deductions. Employer shall deduct from the payments made to Employee hereunder any federal, state or local withholding or other taxes or charges which Employer is required to deduct under applicable law, and all amounts payable to Employee under this Agreement are stated before any such deductions. Employer shall have the right to rely upon written opinion of counsel if any questions arise as to any deductions.

             (c) Bonus. From time to time, Employee may be eligible for a bonus at Employer's sole discretion.

             (d) Stock Options. If Employee has been continuously employed by Employer between the date of this Agreement and the date which is twelve months thereafter, and has not been in default under the terms of this Agreement, then Employee shall as of the date which is twelve months after the date of this Agreement have the right to purchase up to [7] shares of Employer's common stock.

             If Employee has been continuously employed by Employer between the date of this Agreement and the date which is twenty-four months thereafter, and has not been in default under the terms of this Agreement, then Employee shall as of the date which is twenty-four months after the date of this Agreement have the right to purchase up to [7] shares of Employer's common stock.

             If Employee has been continuously employed by Employer between the date of this Agreement and the date which is thirty-six months thereafter, and has not been in default under the terms of this Agreement, then Employee shall as of the date which is thirty-six months after the date of this Agreement have the right to purchase up to [7] shares of Employer's common stock.

             The purchase price of common stock purchased under the three preceding paragraphs shall be $ [8] per share, payable in full in cash at the time the option is exercised. The options may be exercised only by written notice given to Employer, or Employer's successors and assigns. The options shall expire on the date which is ten (10) years after the date of this Agreement, if not exercised by that date.

             Employer's common stock shall be subject to all of the terms and restrictions of said stock, and Employer shall no obligation under this Agreement to register Employer's stock or to make registered stock available to Employee under this Agreement. No representation, warranty or guaranty is made by Employer as to the value of the stock to be issued pursuant to this subparagraph, and Employee takes full risk and responsibility as to said value.

             Employee hereby makes the representations and warranties set out in Exhibit "B" attached hereto and hereby made part hereof. On said Exhibit "B" Employee is referred to as the "Subscriber," Employer is referred as the Corporation, and the shares of stock to be acquired by Employee under this Section are referred to as the "Shares." Employee acknowledges and understands the meaning and legal consequences of the representations and warranties contained herein and agrees to indemnify and defend and hold harmless the other parties hereto, and Employer's directors, officers, agents, employees, and attorneys, from and against any and all claims, loss, damage, liability, cost or expense, including attorneys' fees and court costs, due to or arising out of or connected directly or indirectly with or to any breach of any such representation or warranty made by Employee. Employee's representations and warranties appearing herein are made as of the date hereof and as of the date of issuance of stock pursuant to this subparagraph (d). Employee's acceptance of stock under this Section 4 shall constitute Employee's confirmation of the representations and warranties appearing herein as of the date of the acceptance.

             Employee shall be entitled to have Employer issue Employee stock under this Section 4 not more than twice in any calendar year.

             Notwithstanding the foregoing provisions which require Employee to be employed by Employer for the stock options to vest, if Employer terminates Employee's employment in violation of this Agreement, or if there is a material change in Employee's duties to be performed by Employee for Employer under this Agreement and those changes are unacceptable to Employee and Employee as a result thereof terminates employment with Employer, then so long as Employee has not been in default under the terms of this Agreement, the stock options described above which have not yet vested shall immediately vest.

             (e) Signing Bonus. Employer shall pay Employee a one-time bonus in the amount of $ [9] within sixty days after completion of the merger of Trudy Corporation into Employer.

          5.  Benefits.

             (a) Insurance. In addition to the compensation described above, while Employee is employed hereunder, Employer shall pay for and provide Employee with life, health and disability insurance consistent with what is provided from time to time to Employer's other executive employees during the term of this Agreement.

             (b) Expense Reimbursement. In addition to the compensation and benefits provided above, Employer shall, upon receipt of appropriate documentation, reimburse Employee each month for Employee's reasonable travel, lodging and other ordinary and necessary business expenses consistent with Employer's policies as in effect from time to time.

             (c) Retirement. Employee shall be entitled to participate in any retirement savings or benefits plan offered by Employer to its employees, as revised by Employer from time to time.

          6. Vacation. Employee shall be entitled to up to [10] days of vacation with full pay per full calendar year, in addition to such holidays as Employer may approve for its employees.

          7. Termination. Employer may terminate Employee's employment prior to the expiration of the initial term of employment or any extension thereof, in the manner provided in Section 7(a). Additionally, if Employee's employment is terminated by Employer without Cause (as defined below), Employee shall be entitled to compensation as provided in Section 7(d).

             (a) For Cause. Employer may terminate this Agreement for Cause, with a written notice to Employee stating the facts constituting such Cause, provided that Employee shall have 10 days following such notice to cure any conduct or act, if curable, alleged to provide grounds for termination for Cause hereunder. In the event of termination for Cause, Employer shall be obligated to pay the Employee only the salary due Employee through the date of termination pursuant to Section 4(a). "Cause" shall include material neglect of duties; willful failure to abide by material instructions or policies from, or set by, Employer in good faith; conviction of a felony, or conviction of another offense or pleading guilty or nolo contendere to a crime involving moral turpitude which may have an adverse impact on Employer's reputation or standing in the community; Employee's material breach of this Agreement; Employee's breach of any other material obligation to Employer; or upon the bankruptcy, receivership, dissolution or cessation of business of Employer.

             (b) Disability. If during the term of this Agreement, Employee fails to perform Employee's duties hereunder because of physical or mental illness or other incapacity for 30 consecutive days, or for 45 days during any 120-day period, then Employer shall have the right to terminate this Agreement without further obligation hereunder, except for any amounts payable pursuant to disability or workers' compensation insurance plans generally applicable to Employer's employees. Employer shall provide Employee with notice of commencement of the disability period, which period cannot commence more than 14 days prior to the date of the notice. If there is any dispute as to whether Employee is or was physically or mentally disabled under this Agreement, whether Employee's disability has ceased or whether Employee is able to resume Employee's duties, such question shall be submitted to a licensed physician agreed upon by Employer and Employee. Employee shall submit to such examinations and provide information as such physician may request, and the determination of such physician as to Employee's physical or mental condition shall be binding and conclusive on the parties. Employer agrees to pay the cost of any such physician's services, tests and examinations.

             (c) Death. If the Employee dies during the term of this Agreement, this Agreement shall terminate immediately, and Employee's legal representatives or estate shall be entitled to receive the base salary due to Employee through the last day of the calendar month in which Employee's death occurs and any other death benefits generally applicable to Employer's employees.

             (d) Termination Without Cause; Severance Pay. Employer may terminate this Agreement without Cause with a written notice to Employee. If Employer terminates this Agreement before the end of the term of the Agreement for any reason other than those described in Sections 7(a), 7(b) or 7(c) above, then Employer shall pay to Employee, as the same shall become due, Employee's base salary, less applicable withholdings (the "Severance Pay"), for [11].

             (e) Termination by Employee; Severance Pay. If Employee terminates this Agreement prior to the end of the term hereof, Employee shall give written notice to Employer at least 30 days prior to termination. Employee shall not be entitled to the Severance Pay: (i) if Employee terminates this Agreement for any reason other than for Employer's material breach of this Agreement; or (ii) if Employee's employment is terminated for the reasons described in Sections 7(a), 7(b) or 7(c).

          8.  Confidential Information; Exclusivity of Employee's Services.

             (a) Confidential Information. Employee acknowledges that Employee may receive, or contribute to the production of, Confidential Information. For purposes of this Agreement, Employee agrees that "Confidential Information" shall mean information or material proprietary to Employer or designated as Confidential Information by Employer or its clients or customers and not generally known by non-Employer personnel, which Employee develops or of, or to, which Employee may obtain knowledge or access through, or as a result of, Employee's relationship with Employer (including information conceived, originated, discovered or developed in whole or in part by Employee). Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing) related to Employer's business: discoveries, inventions, ideas, concepts, research, development, processes, procedures, "know-how", formulae, marketing techniques and materials, marketing and development plans, business plans, customer names, employee names and other information related to customers, price lists, pricing policies, financial information, employee compensation, and computer programs and systems. Confidential Information also includes any information described above which Employer obtains from another party and which Employer treats as proprietary or designates as Confidential Information, whether or not owned by or developed by Employer. Employee acknowledges that the Confidential Information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. Information publicly known without breach of this Agreement that is generally employed by the trade at or after the time Employee first learns of such information, or generic information or knowledge which Employee would have learned in the course of similar employment or work elsewhere in the trade, shall not be deemed part of the Confidential Information. Employee further agrees:

             (i) To furnish Employer on demand, at any time during or after employment, a complete list of the names and addresses of all present, former and potential customers and other contacts gained while an Employee of Employer in Employee's possession, whether or not in the possession or within the knowledge of Employer.

             (ii) That all notes, memoranda, documentation and records in any way incorporating or reflecting any Confidential Information shall belong exclusively to Employer, and Employee agrees to turn over all copies of such materials in Employee's control to Employer upon request or upon termination of Employee's employment with Employer.

             (iii) That while employed by Employer and thereafter Employee will hold in confidence and not directly or indirectly reveal, report, publish, disclose or transfer any of the Confidential Information to any person or entity, or utilize any of the Confidential Information for any purpose, except in the course of Employee's work for Employer.

             (iv) That any idea in whole or in part conceived of or made by Employee during the term of his employment, consulting, or similar relationship with Employer which relates directly or indirectly to Employer's current or planned lines of business and is made through the use of any of the Confidential Information of Employer or any of Employer's equipment, facilities, trade secrets or time, or which results from any work performed by Employee for Employer, shall belong exclusively to Employer and shall be deemed a part of the Confidential Information for purposes of this Agreement. Employee hereby assigns and agrees to assign to Employer all rights in and to such Confidential Information whether for purposes of obtaining patent or copyright protection or otherwise. Employee shall acknowledge and deliver to Employer, without charge to Employer (but at its expense) such written instruments and do such other acts, including giving testimony in support of Employee's authorship or inventorship, as the case may be, necessary (in the opinion of Employer) to obtain patents or copyrights or to otherwise protect or vest in Employer the entire right and title in and to the Confidential Information.

             (b) Exclusivity of Employee's Services. During Employee's employment by Employer and for a period of two years thereafter [but with regard to the two years thereafter, this Section 8(b) shall apply only if this Agreement is terminated for Cause pursuant to Section 7(a) or due to Employee resigning or otherwise terminating Employee's employment before the end of the term of this Agreement], Employee agrees that Employee shall not, except as an owner of less than two percent of a publicly-traded corporation's stock, enter into or engage, directly or indirectly, whether on Employee's own account or as a shareholder, partner, joint venturer, employee, consultant, advisor, and/or agent, of any person, firm, corporation, or other entity other than Employer, in any or all of the following activities:

             (i) Engaging in the business of designing, manufacturing, distributing and marketing books, greeting cards, electronic devices, games and/or toys in the United States of America or anywhere else in the entire world.

             (ii) Soliciting the past or existing joint venturers, partners, customers, clients, suppliers, or business patronage of Employer or any of its predecessors, affiliates or subsidiaries.

             (iii) Soliciting the employment of any employees of Employer or any of its affiliates or subsidiaries.

             (iv) Promoting or assisting, financially or otherwise, any person, firm, association, corporation, or other entity engaged in the business of designing, manufacturing, distributing and marketing books, greeting cards, electronic devices, games and/or toys in the United States of America or anywhere else in the entire world.

             (v) Using any Confidential Information [as defined in Section 8(a)] for the purpose of, or which results in, direct competition with Employer or any of its affiliates or subsidiaries.

             (c) Injunctions. Employer and Employee agree that the restrictions contained in this Section 8 are reasonable, but it is recognized that damages in the event of the breach of any of the restrictions may be difficult or impossible to ascertain; and, therefore, Employee agrees that, in addition to and without limiting any other right or remedy Employer may have, Employer shall have the right to an injunction against Employee issued by a court of competent jurisdiction enjoining any such breach without showing or proving any actual damage to Employer.

             (d) Employee Acknowledgements. Employee also agrees, acknowledges, covenants, represents and warrants as follows:

             (i) That Employee has read and fully understands the foregoing restrictions and that he has been advised to consult with a competent attorney regarding the uses and enforceability of restrictive covenants;

             (ii) That Employee is aware that there may be defenses to the enforceability of the foregoing restrictive covenants based on time or territory considerations, and that Employee knowingly, consciously, intentionally and entirely voluntarily, irrevocably waives any and all such defenses and will not assert the same in any action or other proceeding brought by Employer for the purpose of enforcing the restrictive covenants or in any other action or proceeding involving Employee and Employer;

             (iii) That Employee is fully and completely aware that, and further understands that, the foregoing restrictive covenants are an essential part of the consideration for Employer entering into this Agreement and has entered into this Agreement in full reliance on these acknowledgments, covenants, representations and warranties; and

             (iv) That the existence of any claim or cause of action by Employee against Employer, if any, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of the foregoing restrictive covenants which shall be litigated separately, except when Employee's employment is terminated pursuant to Section 7(a) herein and a court of competent jurisdiction determines subsequently that Employee was not terminated for Cause.

             (e) Reformation. If any of the provisions of this Section 8 should ever be deemed by a court of competent jurisdiction to exceed the temporal, geographic or occupational limitations permitted by applicable laws, those provisions shall be and are hereby reformed to the maximum temporal, geographic, and/or occupational limitations permitted by law.

             (f) Survival. The obligations described in Sections 8(a), (c), (d) and (e), above, shall survive any termination of this Agreement or any termination of the employment relationship created hereunder.

          9.  Inventions and Creations.

             (a) Employee agrees that all inventions, discoveries, developments, improvements, ideas, distinctive marks, symbols or phrases, copyrightable creations, works of authorship, mask works and other contributions including but not limited to software, advertising, design, art work, manuals and writings (collectively referred to as "Creations"), whether or not protected by statute, which have been, or are in the future conceived, created, made, developed or acquired by Employee, either individually or jointly, while Employee is retained by Employer and relate in any manner to Employee's work for Employer, the research or business of Employer or fields into which the business of Employer may extend, belong to and are the property of Employer.

             (b) Employee agrees and warrants that the Creations will be
                 Employee's original work and will not improperly or illegally incorporate any material created by or belonging to others.

             (c) Employee hereby sells, assigns and transfers to Employer exclusively and irrevocably, without further compensation, all ownership, title and rights in and to all of the Creations. Employee further agrees to promptly and fully disclose the Creations to Employer in writing, if requested by Employer, and to deliver promptly to Employer whenever reasonably requested and also upon completion of this Agreement, any and all originals and copies of manuscripts, programs, writings, pictorial materials, drafts and notes of the Creations, regardless of the media in which they might exist. Employee agrees to execute and deliver any and all lawful applications, assignments and other documents which Employer requests for protecting the Creations in the United States or any other country. Employer shall have the full and sole power to prosecute such applications and to take all other actions concerning the Creations, and Employee agrees to cooperate fully, at the expense of Employer, in the preparation and prosecution of all such applications and any legal actions and proceedings concerning the Creations.

             (d) Without diminishing in any way the rights granted to Employer above, if a Creation is described in a patent, copyright or trademark application, or is disclosed to a third party by Employee within two years after Employee's employment with Employer is terminated, Employee agrees that it is to be presumed that the Creation was conceived, created, made, developed or acquired by Employee during the period of his employment with Employer, unless Employee can prove otherwise by clear and convincing evidence.

          10. Governing Law and Venue. Arizona law shall govern the construction and enforcement of this Agreement and the parties agree that any claim or cause of action pertaining to this Agreement shall lie only in courts of competent jurisdiction located in Maricopa County, Arizona.

          11. Construction. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for nor against any party. The parties agree that each party has reviewed this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any amendment or any exhibits thereof.

          12.  Nondelegability of Employee's Rights; Employer Assignment
     Rights. The obligations, rights and benefits of Employee hereunder are personal and may not be delegated, assigned or transferred in any manner whatsoever, nor are such obligations, rights or benefits subject to involuntary alienation, assignment or transfer. Upon reasonable notice to Employee, Employer may transfer Employee to an affiliate of Employer, which affiliate shall assume the obligations of Employer under this Agreement. This Agreement shall be assigned automatically to any entity merging with or acquiring Employer or its business.

          13. Severability. If any term or provision of this Agreement is declared by a court of competent jurisdiction to be invalid or unenforceable for any reason, this Agreement shall remain in full force and effect, and either (a) the invalid or unenforceable provision shall be modified to the minimum extent necessary to make it valid and enforceable or (b) if such a modification is not possible, this Agreement shall be interpreted as if such invalid or unenforceable provision were not a part hereof.

          14. Attorneys' Fees. Except as otherwise provided herein, if any party hereto institutes an action or other proceeding to enforce any rights arising out of this Agreement, the party prevailing in such action or other proceeding shall be paid all reasonable costs and attorneys' fees by the non-prevailing party, such fees to be set by the court and not by a jury and to be included in any judgment entered in such proceeding.

          15. Consideration. It is expressly understood and agreed that this document sets forth the entire consideration for this Agreement, and that said consideration for this Agreement is contractual and not a mere recital.

          16. Gender and Number. All terms used in one number or gender shall be construed to include any other number or gender as the context may require.

          17. Counterparts. This Agreement may be executed in any number of counterparts, all such counterparts shall be deemed to constitute one and the same instrument, and each of said counterparts shall be deemed an original hereof.

          18. Section Headings. The section headings used in this Agreement are inserted for convenience only and shall not affect the meaning or construction of this Agreement.

          19. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed duly given upon receipt if either personally delivered, sent by certified mail, return receipt requested, sent by telefacsimile with a copy by first-class U.S. mail, or sent by a nationally-recognized overnight courier service, addressed to the parties as follows:

   If to Employer:       [12]
   If to Employee:       [13]

     or to such other address and/or telefacsimile number as any party may provide to the other in accordance with this Section.

          20. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof (i.e., Employee's employment by Employer) and supersedes all prior or contemporaneous offers, understandings or agreements in regard thereto.

          21. Modification of Agreement. No modification or addition to this Agreement shall be valid unless in writing, specifically referring to this Agreement and signed by all parties hereto.

          22. Waiver. No waiver of any rights under this Agreement shall be valid unless in writing and signed by the party to be charged with such waiver. No waiver of any term or condition contained in this Agreement shall be deemed or construed as a further or continuing waiver of such term or condition, unless the waiver specifically provides otherwise.

          23. Contracts. Notwithstanding any provisions to the contrary in this Agreement, Employee shall not enter into any contracts or agreements, written or oral, for or on behalf of Employer without Employer's prior written consent.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.

                          EMPLOYER:    [2]

                                       By: /s/
                                       --------------------------------------------------
                                           Its
                                        --------------------------------------------------

                           EMPLOYEE    [3]

List of Exhibits:

Job Description....................   "A"

Subscriber Representations and
  Warranties.......................   "B"

                                  EXHIBIT "A"

                                JOB DESCRIPTION

                                      [14]

                                  EXHIBIT "B"

                   SUBSCRIBER REPRESENTATIONS AND WARRANTIES

     Subscriber hereby represents, warrants and acknowledges to the Corporation as follows:

     1. The Shares will be acquired by Subscriber for Subscriber's own account and not with the view to, or for resale in connection with, any distribution, public offering or transfer thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and Subscriber is not, directly or indirectly, participating in an underwriting of any such distribution, offering, or transfer.

     2. Subscriber understands that the Shares have not been registered under the 1933 Act by reason of issuance in transactions exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Section 4(2) thereof.

     3. Subscriber understands that the Shares have not been registered under the 1933 Act or any state securities laws, that they are "restricted securities" in the hands of Subscriber with the meaning of the Act, and that any future sale of the Shares will be regulated by the Act and applicable state securities laws. Subscriber understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares, or an available exemption from registration under the 1933 Act, the Shares must be held indefinitely.

     4.  Subscriber will not sell or otherwise transfer or dispose of any of the
Shares: (A) except in strict compliance with (1) the provisions of the Agreement to which this Exhibit is attached, and (2) the restrictions on transfer described herein, and (B) unless such securities are (X) registered under the 1933 Act, and any applicable state securities laws, or (Y) Subscriber represents that such securities may be sold in reliance on an exemption from such registration requirements.

     5. No federal or state agency, including the Securities and Exchange Commission or the securities regulatory agency of any state, has approved or disapproved the Shares, passed upon or endorsed the merits of the Shares, or made any finding or determination as to the fairness of the Shares for private investment.

     6. The investment in the Shares is being made in reliance on specific exemptions from the registration requirements of federal and state securities laws, and the Corporation is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings set forth herein in order to establish such exemptions.

     7. Subscriber agrees to deliver to the Corporation, if requested by the Corporation, an investment letter in customary form.

     8. Based on personal knowledge and experience in financial and business matters in general, Subscriber understands the nature of this investment, is fully aware of and familiar with the business operations of the Corporation, and is able to evaluate the merits and risks of an investments in the Shares.

     9. Subscriber has been given the opportunity to ask questions about the Corporation and has been granted access to all information, financial and otherwise, with respect to the Corporation which has been requested, has examined such information, and is satisfied with respect to the same.

     10. Subscriber has been encouraged to rely upon the advice of Subscriber's legal counsel and accountants or other financial advisors with respect to the tax and other considerations relating to the acquisition of the Shares.

     11. Subscriber, in determining to acquire the Shares, has relied solely upon: (A) the advice of Subscriber's legal counsel and accountants or other financial advisers with respect to the tax, economic and other consequences involved in acquiring the Shares, and (B) Subscriber's own independent evaluation of the business, operations and prospects of the Corporation and the merits and risks of the acquisition of the Shares.

     12. Subscriber has been advised and understands that this investment is, by its nature, very speculative.

     13. Subscriber has sufficient income and net worth such that Subscriber does not contemplate being required to dispose of any portion of the investment in the Shares to satisfy any existing or expected undertaking or indebtedness. Subscriber is able to bear the economic risks of an investment in the Shares, including, without limiting the generality of the foregoing, the risk of losing all or any part of the investment and probable inability to sell or transfer the Shares for an indefinite period of time.

     14. Subscriber is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission, as presently in effect.

     15. The investment in the Shares has been privately proposed to Subscriber without the use of general solicitation or advertising.

     16. Subscriber understands that the certificates representing the Shares may bear restrictive legends as to the restricted nature of such securities and may bear a legend substantially in the following form, and agrees to will hold the Shares subject thereto:

       THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).

                                 EXHIBIT 2.8.3

                                       TO

                                MERGER AGREEMENT

                        (FORM FOR EMPLOYMENT AGREEMENTS)

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("AGREEMENT") is entered into effective
     [1]     , by and between      [2]     ("EMPLOYEE") and [New Sub], a Nevada
corporation ("EMPLOYER") and Futech Interactive Products, Inc., a Delaware corporation (with its successors, "FUTECH")

                                R E C I T A L S:

     A. Employee has been employed by Fundex Games, Ltd., a Nevada corporation ("FUNDEX"), which manufactures and distributes children's games and toys (the "BUSINESS").

     B. On even date herewith, Employer, a wholly owned subsidiary of Futech, has acquired all the stock of Fundex pursuant to the terms of that certain Merger Agreement by and between Fundex and Futech (and others) (the "MERGER AGREEMENT").

     C. Employer desires to employ Employee, and Employee desires to accept employment, upon the terms and conditions set forth in this Agreement.

     D. Futech desires to guarantee Employer's performance of this Agreement as an enducement to Employee to execute this Agreement on the terms and conditions set forth herein.

                                   T E R M S:

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

     1.  EMPLOYMENT.  Employer hereby hires and employs Employee for the
position of "     [3]     " of Employer, or such other additional title with
Futech as the Chairman of Futech shall reasonably determine. Employee shall be vested with such powers and responsibilities, and shall perform such functions and duties, as Employer shall from time to time prescribe.

     Employee will devote on an exclusive basis Employee's full time, energy and skill to the performance of Employee's duties for Employer and for the benefit of Employer and/or Futech. Employee shall at all times faithfully, industriously, and to the best of Employee's ability, experience and talent, perform Employee's duties under this Agreement. Employee will exercise due diligence and care in the performance of Employee's duties to Employer under this Agreement.

     Employee will be based at Employer's operating unit in Indianapolis, Indiana, or such other location as Employer and Employee reasonably agree to so relocate in order to fulfill Employee's obligations hereunder.

     2. EMPLOYMENT PERIOD. The period of employment shall commence on the date of this Agreement, and end on the date which is three (3) years thereafter ("EXPIRATION DATE"), unless sooner terminated in accordance with the provisions of this Agreement. The period of time commencing on Employee's first day of employment with Employer, and ending on the effective date of the termination of employment of Employee under this Agreement, is sometimes referred to herein as the "Employment Period."

     3. COMPENSATION. As compensation for services rendered by Employee under this Agreement, Employer shall pay Employee as follows, and Employee agrees that said payments shall be in full payment for Employee's services and promises to Employer (specifically including the covenant not to compete as set out in Section 8 below and the proprietary information provisions in Section 9 below):

          (a) Base Salary. Employee shall receive compensation installments based on an annual salary of One Hundred Fifty Thousand Dollars ($150,000.00) ("BASE SALARY"). Employee's Base Salary shall be payable in a manner and on the timetable which Employer's payroll is customarily handled, but no less often than semi-monthly installments.

          (b) Common Stock Option. If Employee has been continuously employed by Employer between the date of this Agreement and the date which is one year thereafter, or is terminated by Employer during that period without Cause (as hereinafter defined) and has not been in material default under the terms of this Agreement, then Employee shall as of the date which is one year after the date of this Agreement have the right to purchase up to 11,111 shares of Futech's common stock.

          If Employee has been continuously employed by Employer between the date of this Agreement and the date which is two years thereafter, or is terminated by Employer during that period without Cause, and has not been in material default under the terms of this Agreement, then Employee shall as of the date which is two years after the date of this Agreement have the right to purchase up to an additional 11,111 shares of Futech's common stock.

          If Employee has been continuously employed by Employer between the date of this Agreement and the date which is three years thereafter, or is terminated by Employer during that period without Cause, and has not been in material default under the terms of this Agreement, then Employee shall as of the date which is three years after the date of this Agreement have the right to purchase up to 11,111 shares of Futech's common stock.

          The purchase price of common stock purchased under the three preceding paragraphs shall be $4.50 per share, payable in full in cash at the time the option is exercised. The options may be exercised only by written notice given to Employer, or Employer's successors and assigns. The options shall expire on the date which is ten (10) years after the date of this Agreement, if not exercised by that date.

          The common stock purchased pursuant to this Section shall be subject to all of the terms and restrictions of said stock, which shall be commensurate with the restrictions restricting other Futech common stock. No representation, warranty or guaranty is made by Employer as to the value of the stock to be issued pursuant to this subparagraph, and Employee takes full risk and responsibility as to said value.

          Employee hereby makes the representations and warranties set out in Exhibit "A" attached hereto and hereby made part hereof. On said Exhibit "A" Employee is referred to as the "Subscriber," Futech is referred as the Corporation, and the shares of stock to be acquired by Employee under this Section are referred to as the

     "Shares." Employee acknowledges and understands the meaning and legal consequences of the representations and warranties contained herein and agrees to indemnify and defend and hold harmless the other parties hereto, and Employer's directors, officers, agents, employees, and attorneys, from and against any and all claims, loss, damage, liability, cost or expense, including attorneys' fees and court costs, due to or arising out of or connected directly or indirectly with or to any breach of any such representation or warranty made by Employee. Employee's representations and warranties appearing herein are made as of the date hereof and as of the date of issuance of stock pursuant to this subparagraph (b). Employee's acceptance of stock under this Section 3 shall constitute Employee's confirmation of the representations and warranties appearing herein as of the date of the acceptance.

          Employee shall be entitled to have Futech issue Employee stock under this Section 3 not more than twice in any calendar year.

          Notwithstanding the foregoing provisions which require Employee to be employed by Employer for the stock options to vest, if Employer terminates Employee's employment in violation of this Agreement, or if there is a material change in Employee's duties to be performed by Employee for Employer under this Agreement and those changes are unacceptable to Employee and Employee as a result thereof terminates employment with Employer, then so long as Employee has not been in default under the terms of this Agreement, the stock options described above which have not yet vested shall immediately vest.

          (c) Vacation and Fringe Benefit Programs. During the term of this Agreement, Employee shall be entitled to the following:

             (i) Twenty days of vacation per full year worked, to be taken in accordance with the policies and directives of Employer.

             (ii) [4]Employee shall receive such other fringe benefits as may be granted to Employee from time to time by Employer or Futech. Employee's participation in such employee benefits of Employer or Futech shall be based upon Employee's tenure classification under rules established by Employer from time to time, and Employee shall be credited towards his tenure for the time employed by Fundex.

             (iii) Employee shall be entitled to be reimbursed by Employer for all reasonable and necessary expenses incurred by Employee in carrying out his duties under this Agreement in accordance with Employer's standard policy regarding such reimbursements, including, without limitation, car phone, airfare, hotel, meals and other reasonable travel expenses.

          (d) Payroll Taxes. Employee's compensation and other benefits shall be subject to all payroll and withholding deductions as may be required by law.

          (e) Permitted Activities. Notwithstanding anything to the contrary herein contained, Employee (i) may make passive investments and hold positions as director, trustee, or similar capacity in other entities insofar as such positions and investments do not conflict with this Agreement, Employee's full-time duties and loyalties to Employer and its affiliates or any of Employer's written policies; and (ii) may hold positions in charitable and other organizations so long as they are not inappropriate in light of or conflict with his duties hereunder (collectively, the "PERMITTED ACTIVITIES").

          4. DEATH OR DISABILITY. If during the Employment Period Employee shall become "disabled", and as a result thereof become unable to continue the proper performance of Employee's duties hereunder on a full-time basis, then Employee's employment hereunder shall thereupon at the option of Employer automatically terminate. This Agreement shall automatically terminate upon the death of Employee. For purposes of this Agreement, disability shall mean the failure by Employee on account of a medical disability to substantially perform employee's duties of employment and achieve expected customary results for a period of 90 consecutive days and the finding by Employer in the exercise of its reasonable discretion, confirmed by written opinion of a medical doctor after a detailed exam, that Employee will not be able to substantially perform Employee's duties for at least a period of an additional 90 days during the term of this Agreement.

          5.  TERMINATION BY EMPLOYER.

          (a) Termination for Cause. Employer may terminate this Agreement at any time for "Cause". The existence of Cause shall be reasonably determined by Employer. Any termination for Cause shall be, at Employer's election, immediate. The term "Cause" as used herein shall include, but not be limited to, the following meanings:

             (i) The failure of Employee to timely discharge or perform Employee's material duties and obligations under this Agreement with due diligence and care for a period of thirty
                    (30) days after written notice of such failure is given to Employee by Employer; provided, however, that said thirty
                    (30) day period shall not apply to violations of Sections 8 or 9 below;

             (ii) The refusal of Employee to implement or adhere to material policies or directives of Employer, which are known to Employee, for a period of thirty (30) days after written notice of such is given to Employee by Employer;

             (iii) Conviction of a felony under state or federal law, or the conviction of a lesser offense involving moral terpitude which may have an adverse impact on Employer's reputation or standing in the community;

             (iv) Conduct which is a material violation of Employee's common law duty of loyalty to Employer and/or Futech;

             (v) Fraudulent conduct in connection with the business affairs of Employer regardless of whether said conduct is designed to defraud Employer or others. Fraudulent conduct shall not include negligence, recklessness, bad judgment or any unintentional acts of Employee;

             (vi) Conduct which is a material violation of any provision of this Agreement for a period of thirty (30) days after which notice to Employee of such violation is given Employee by Employer;

             (vii) The taking by the Employee of actions (excluding Permitted Activities) in conflict with any interest of the Employer, Futech or their subsidiaries or affiliates, provided that Employee shall have ten (10) days after written notice thereof to cure such breach;

             (viii) A material breach by Employee of any representation, warranty, covenant or agreement contained in this Agreement;

             (ix) Employee's knowing breach or default of any of the representations contained in that certain "Merger Agreement" of even date herewith (the "MERGER AGREEMENT"), by and among Carl E. Voigt, III, Carl E. Voigt, IV, Futech, Fundex Games, Ltd., and others, relating to, among other things, certain of the capital stock of Fundex Games, Ltd., which breach or default has a material adverse effect on the business of Fundex;

             (x) If Employee intentionally materially misrepresents any statement to Employer or Futech; or

             (xi)  If Employee terminates this Agreement.

     6. TERMINATION BY EMPLOYEE. Employee shall have the right to terminate this Agreement at any time after at least ninety (90) days prior written notice given to Employer. Employee agrees to provide Employer with ninety (90) days prior written notice of any such termination.

     7.  EFFECT OF TERMINATION.

          (a) Proper Termination. Upon proper termination of this Agreement by Employer or Employee, any amounts payable between the parties for periods prior to termination shall remain payable, and the covenant not to compete set forth in Section 8 below, and the proprietary information provisions of
     Section 9 below, shall survive any said termination and shall continue to bind Employee for the period of time stated therein.

          (b) Termination Without Cause. Upon the occurrence of a termination by Employer without Cause or "Constructive Termination" by Employer, this Agreement shall terminate upon the date of such termination without Cause and the Employee shall (i) be paid, within 10 days thereafter, any unpaid portion of the Base Salary as then in effect, through the Expiration Date;
     (ii) receive (within 120 days after the end of the relevant fiscal year of Futech) any bonus payments, prorated to such date of termination, Employee would be entitled to but for such termination without Cause, and (iii) be entitled to vesting of all options to purchase common stock of Futech granted to Employee, and such options shall become immediately exercisable as set forth in Section 3 herein. Upon such termination without Cause or Constructive Termination, the restrictions in Section 8 and Section 9 (with respect only to Fundex) below shall automatically terminate and shall be of no further force or effect (this provision shall not effect any restrictions appearing in the Merger Agreement). For purposes of this Agreement, Constructive Termination shall mean:

             (i) a material change in Employee's title, authorities or duties as set forth in Section 1 of this Agreement;

             (ii) Employer's continuing breach of the terms of this Agreement for a period of 30 days after its receipt of written notice of such breach from Employee specifying the alleged breach;

             (iii) Goett shall no longer be Chairman and/or Chief Executive
                   Officer of Futech at any time prior to the earlier to occur of one year after the date of this Agreement or the date of any secondary public offering by Futech or its successor;

             (iv) a default by Futech in the payment of any installment of the
                  Promissory Note executed in accordance with Section B of
                  EXHIBIT 1.6 of the Merger Agreement; or

             (v) a material default by Futech in any representation, warranty or covenant made by Futech in the Merger Agreement, after written notice of such default from Employee to Futech specifying the alleged breach and 30 days to cure such breach.

     8. RESTRICTIVE COVENANTS. Employee acknowledges that Employee will have access to confidential information about Employer and Futech, and that Employee will have access to other "proprietary information" (as defined in Section 9 below) acquired by Employer or Futech at the expense of Employer or Futech for use in the business of Employer and/or Futech. Accordingly, by execution of this
Agreement:

        (a) Employee agrees that commencing the date of this Agreement, and continuing for one (1) year following Employee's termination of employment with Employer pursuant to Section 6 or for Cause, Employee shall not violate the provisions of subparagraph 8(b) below. Employee agrees that the one-year period referred to in the preceding sentence shall be extended by the number of days included in any period of time during which Employee is or was engaged in activities constituting a breach of subparagraph 8(b).

        (b) During the time period specified in subparagraph (a) above, Employee shall not:

             (i) Directly or indirectly induce, encourage or assist any other individual who was employed by Employer or Futech during Employee's employment with Employer, or during the one (1) year period referred to in subparagraph (a) above, to leave the employ of Employer or Futech. If Employee has any control over, or responsibility with respect to, the hiring of employees, agents or consultants at any other facility or with any other employer, Employee shall use reasonable efforts to preclude the hiring or retention by such other employer or facility of any individual who was employed by Employer or Futech during Employee's employment period with Employer or Futech or during the one (1) year period referred to in subparagraph (a) above.

             (ii) Directly or indirectly solicit (or take other actions which could reasonably have the same effect as such solicitation) any individual or entity who is or was a customer of Employer or Futech during Employee's employment with Employer or Futech to obtain services from Employee or any other individual or entity, if such services are similar to, or the same as, the services provided to such individual or entity by Employer or Futech during Employee's employment with Employer or Futech, and the services and/or goods solicited are in the toys and/or games business.

             (iii) Directly or indirectly own, manage, operate, control, be employer by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business offering services in competition with those of Employer or Futech and located anywhere in the world.

        (c)  Employee agrees, prior to employment, to provide a copy of this
             Section 8 to each and every other employer or facility at which Employee is retained or employed during the period specified in subparagraph 8(a) above.

        (d) Employee expressly agrees and acknowledges that these restrictive covenants are necessary for Employer's and Futech's protection because of the nature and scope of Employer's and Futech's business, the highly technological-intensive nature of Employer's business, and Employee's position with and services rendered for Employer and/or Futech, Employee expressly agrees and acknowledges that this covenant not to compete is reasonable as to time, scope of activities restricted, and geographical area, does not place any unreasonable burden upon Employee, and does not prevent Employee from earning a living. Employee and Employer agree that the general public will not be harmed as a result of enforcement of this covenant not to compete.

        (e) If the scope of any restriction in this Section is too broad to permit enforcement of such restriction to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law, and the parties hereto consent and agree that such scope may be modified judicially or by arbitration in any proceeding brought to enforce such restriction. Further, Employee acknowledges that any breach of this covenant not to compete would result in irreparable damage to Employer and/or Futech. Employee acknowledges and agrees that remedies at law for any breach or violation of the provisions of this Section would alone be inadequate, and agrees and consents that temporary and permanent injunctive relief may be granted in connection with such violations, without the necessity of proof of actual damage, and such remedies shall be in addition to other remedies and right Employer may have at law or in equity. Employee agrees that neither Employer nor Futech shall not be required to give notice or post any bond in connection with applying for or obtaining any such injunctive relief.

        (f) Subject to Section 7 herein, Employee agrees that the covenants in this Section 8 shall be construed as an agreement independent of any other provision of this Agreement so that the existence of any claim or cause of action by Employee against Employer or Futech, whether predicated on this Section or otherwise, shall not constitute a defense to the enforcement of this Section.

        (h) Employee acknowledges that Employee has had the opportunity to have Employee's personal legal counsel review these restrictive covenants, and all of the other provisions in this Agreement.

        (i) Employee acknowledges that Employee understands and hereby agrees to each and every term and condition of these restrictive covenants.

     9. PROPRIETARY INFORMATION. It is understood and agreed that, in the course of Employee's employment hereunder and through Employee's activities for and on behalf of Employer or Futech, Employee will receive, deal with and have access to Employer's and/or Futech's "proprietary information," defined below, and that Employee holds and is to hold said proprietary information in trust and confidence for Employer and Futech. Employee agrees that Employee shall not, during the term of this Agreement or thereafter, in any fashion, form or manner, directly or indirectly, retain, make copies of, divulge, disclose or communicate to any person, in any manner whatsoever, or authorize anyone else to take such actions, except when necessary or required in the normal course of Employee's employment hereunder and for the benefit of Employer or Futech, or with the express written consent of Employer and Futech, any of Employer's or Futech's proprietary information or any information of any kind, nature or description whatsoever concerning any matters affecting or relating to Employer's or Futech's business.

     For purposes of this Agreement, "proprietary information" means and includes the following: the identity of customers or potential customers of Employer or Futech; any written, typed or printed lists or other materials identifying the customers of Employer or Futech; any information supplied by customers of Employer or Futech; any and all data or information involving the techniques, programs, methods or contacts employed by Employer or Futech in the conduct of its business; any lists, documents, manuals, records, forms, or other materials used by Employer or Futech in the conduct of its/their business; any descriptive materials describing the methods and procedures employed by Employer or Futech in the conduct of its business; any other secret or confidential information concerning Employer's or Futech's business or affairs. The terms "list," "document," or their equivalent, as used in this paragraph, are not limited to a physical writing or compilation but also include any and all information whatsoever regarding the subject matter of the "list" or "document" whether or not such compilation has been reduced to writing. For purposes of this Agreement, proprietary information shall not include information that (i) becomes generally available to the public, other than as a result of disclosure by Employee or his agents, representatives; (ii) becomes available on a non-confidential basis from a source other than a member of Employer, Futech or their affiliates or agents, provided such source lawfully obtains such information and is not bound by a confidentiality agreement with any member of Employer or Futech; or (iii) is required to be disclosed by law.

     The parties hereby stipulate as between themselves that this requirement of confidentiality is vital to the effective and successful operation of Employer's and Futech's business, and that any breach of the terms of this Section 9 shall be a material breach of this Agreement. In the event of Employee's actual or threatened breach of this Section 9, Employer and/or Futech shall be entitled, in addition to any and all available remedies for such breach or threatened breach, to the recovery of damages from Employee and to injunctive relief.

     If during the term of Employee's employment with Employer Employee develops or discovers any innovative technique, method, or process relating to the Business, or receives any patents relating to the Business, then such techniques, methods, processes and patents shall be the property of Employer.

     Upon termination of this Agreement for any reason, Employee shall immediately turn over to Employer any proprietary information. Employee shall have no right to retain any copies of any material qualifying as proprietary information for any reason whatsoever after termination of Employee's employment hereunder without the express prior written consent of Employer.

     Subject to Section 7 herein, Employee agrees that the covenants in this
Section 9 shall be construed as an agreement independent of any other provision of this Agreement so that the existence of any claim or cause of action by Employee against Employer or Futech, whether predicated on this Section or otherwise, shall not constitute a defense to the enforcement of this Section.

     10. TERMINATION OF PRIOR AGREEMENTS. This Agreement terminates and supersedes any and all prior agreements and understandings between the parties with respect to employment or with respect to the compensation of Employee by Employer, other than as called for in the Agreement described in subparagraph 5(b)(ix) above.

     11. SUCCESSORS; BENEFIT. This Agreement is personal in its nature and Employee shall not, without the consent of Employer, assign, transfer or delegate this Agreement or any rights or obligations hereunder. The rights and obligations of Employer hereunder shall inure to the benefit of and shall be binding upon the successors and assigns of Employer.

     12. GOVERNING LAW. This Agreement and the legal relations thus created between the parties hereto shall be governed by and construed and enforced under and in accordance with the laws of the State of Arizona.

     13. JURISDICTION. The courts of the State of Arizona shall have the sole and exclusive jurisdiction in any case or controversy arising under this Agreement or by reason of this Agreement. The parties agree that any litigation or arbitration arising from the interpretation or enforcement of this Agreement shall be in the United States Federal Court for the District of Arizona, if available, and if not available, then in the Maricopa County Superior Court, and for this purpose each party to this Agreement (and each person who shall become a party) hereby expressly and irrevocably consents to the jurisdiction of such courts.

     14. ENTIRE AGREEMENT; MODIFICATION. This Agreement embodies the entire agreement of the parties respecting the matters within its scope. Except as otherwise expressly set forth in this Agreement, or in the Agreement described in subparagraph 5(b)(ix) above, this Agreement contains all the terms and conditions agreed to by the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, if any, with respect thereto. This Agreement may not be amended or modified except by an agreement in writing duly executed by Employee, Employer and Futech. The parties do not intend to confer any benefit hereunder on any person or firm other than the parties hereto. No representation or warranty herein may be relied upon by any person not a party to this Agreement.

     15. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     16. ATTORNEY'S FEES. Employee and Employer agree that in any arbitration or legal proceeding arising out of this Agreement the prevailing party shall be entitled to its reasonable attorney's fees and costs of litigation, determined by the judge and not the jury in which the action is brought, in addition to any other relief granted.

     17. SEVERABILITY. In the event that any court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken. All portions of this Agreement which do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

     18. NOTICES. Any notice or other communication given under the terms of this Agreement ("Notice") shall be in writing and shall be delivered in person or mailed by certified mail, return receipt requested, in the United States mail, postage pre-paid, addressed as follows:

             If to Employer:  [New Sub]
                              Attention: Frederick B. Gretsch, Sr.
                              2999 North 44th Street, Suite 225
                              Phoenix, Arizona 85018-7247

                                   and

                              Futech Interactive Products, Inc.
                              Attention: Vincent W. Goett
                              2999 North 44th Street, Suite 225
                              Phoenix, Arizona 85018-7247

             If to Employee:  [2]
                              2237 Directors Row
                              Indianapolis, Indiana 46241

             Copy to:          Much Shelist Freed Denenberg Ament &
                               Rubenstein, P.C.
                               200 North LaSalle Street, Suite 2100
                               Chicago, Illinois 60601
                               Attention: Mitchell S. Roth
                               Phone: (312)346-3100
                               Fax: (312)621-1750

or at such other address as a party may from time to time designate by Notice hereunder. Notice shall be effective upon delivery in person, or if mailed, at midnight on the third business day after the date of mailing.

     19. MISCELLANEOUS. The parties agree to do such further acts and things and execute and deliver such additional agreements and instruments as either party may reasonably require to consummate, evidence, or confirm any agreement contained herein in the manner contemplated hereby. This Agreement shall be construed according to its fair meaning, and neither for nor against the drafting party. The titles and headings of sections of this Agreement are for the convenience of reference only, are not intended to define, limit, or describe the scope or intent of any provision of this Agreement, and shall not affect the construction of any provision of this Agreement.

     20. INDEMNIFICATION. Employer and Futech agree to indemnify the Employee (and his successors, assigns, estate, administrators, executors, and legal representatives) and to advance monies to such persons to pay expenses relating to indemnifiable events, in each case to the fullest extent permitted by the laws of the State of Arizona and Employee shall be entitled to the protection of any insurance policies Employer or Futech may elect to maintain generally for the benefit of their directors and officers, against all costs, charges and expenses whatsoever incurred or sustained by Employee or his successors, assigns, estate, administrators, executors and legal representatives in connection with any action, suit or proceeding to which any such persons may be made a party by reason of the Employee being or having been a director or officer of the Employer, Futech or any of their subsidiaries and affiliates; provided, however, that the provisions of this Section 20 shall not apply to liabilities indemnified against by Employee in that certain Merger

Agreement, by and among Futech, Trudy Corporation, Futech Interactive Products, Inc., an Arizona corporation, DaMert Company, Janex International, Inc., Fundex Games, Ltd., Employer, and certain individuals (subject to the limitations on liability set out in Exhibit 3.36 of the Merger Agreement).

     DATED the date first hereinabove written.

                               EMPLOYER:     [New Sub],
                                             a Nevada corporation

                                             By:
                                              ----------------------------------
                                                 Vincent W. Goett, CEO

                               EMPLOYEE:
                               -------------------------------------------------
                                             [2]

ACCEPTED AND AGREED TO
as of the date first hereinabove written,
by:

Futech Interactive Products, Inc., a Delaware corporation

By
-----------------------------------------------
   Vincent W. Goett, C.E.O.

   List of Exhibits:

   Representations and Warranties
   Regarding Stock................."A"

                                  EXHIBIT "A"

                   SUBSCRIBER REPRESENTATIONS AND WARRANTIES

     Subscriber hereby represents, warrants and acknowledges to the Corporation as follows:

 1. The Shares will be acquired by Subscriber for Subscriber's own account and not with the view to, or for resale in connection with, any distribution, public offering or transfer thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and Subscriber is not, directly or indirectly, participating in an underwriting of any such distribution, offering, or transfer.

 2. Subscriber understands that the Shares have not been registered under the 1933 Act by reason of issuance in transactions exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Section 4(2) thereof.

 3. Subscriber understands that the Shares have not been registered under the 1933 Act or any state securities laws, that they are "restricted securities" in the hands of Subscriber with the meaning of the Act, and that any future sale of the Shares will be regulated by the Act and applicable state securities laws. Subscriber understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares, or an available exemption from registration under the 1933 Act, the Shares must be held indefinitely.

 4. Subscriber will not sell or otherwise transfer or dispose of any of the
    Shares: (A) except in strict compliance with (1) the provisions of the Agreement to which this Exhibit is attached, and (2) the restrictions on transfer described herein, and (B) unless such securities are (X) registered under the 1933 Act, and any applicable state securities laws, or (Y) Subscriber represents that such securities may be sold in reliance on an exemption from such registration requirements.

 5. No federal or state agency, including the Securities and Exchange Commission or the securities regulatory agency of any state, has approved or disapproved the Shares, passed upon or endorsed the merits of the Shares, or made any finding or determination as to the fairness of the Shares for private investment.

 6. The investment in the Shares is being made in reliance on specific exemptions from the registration requirements of federal and state securities laws, and the Corporation is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to establish such exemptions.

 7. Subscriber agrees to deliver to the Corporation, if requested by the Corporation, an investment letter in customary form.

 8. Based on personal knowledge and experience in financial and business matters in general, Subscriber understands the nature of this investment, is fully aware of and familiar with the business operations of the Corporation, and is able to evaluate the merits and risks of an investments in the Shares.

 9. Subscriber has been given the opportunity to ask questions about the Corporation and has been granted access to all information, financial and otherwise, with respect to the Corporation which has been requested, has examined such information, and is satisfied with respect to the same.

 10. Subscriber has been encouraged to rely upon the advice of Subscriber's legal counsel and accountants or other financial advisors with respect to the tax and other considerations relating to the acquisition of the Shares.

 11. Subscriber, in determining to acquire the Shares, has relied solely upon:
     (A) the advice of Subscriber's legal counsel and accountants or other financial advisers with respect to the tax, economic and other consequences involved in acquiring the Shares, and (B) Subscriber's own independent evaluation of the business, operations and prospects of the Corporation and the merits and risks of the acquisition of the Shares.

 12. Subscriber has been advised and understands that this investment is, by its nature, very speculative.

 13. Subscriber has sufficient income and net worth such that Subscriber does not contemplate being required to dispose of any portion of the investment in the Shares to satisfy any existing or expected undertaking or indebtedness. Subscriber is able to bear the economic risks of an investment in the Shares, including, without limiting the generality of the foregoing, the risk of losing all or any part of the investment and probable inability to sell or transfer the Shares for an indefinite period of time.

 14. Subscriber is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission, as presently in effect.

 15. The investment in the Shares has been privately proposed to Subscriber without the use of general solicitation or advertising.

 16. Subscriber understands that the certificates representing the Shares may bear restrictive legends as to the restricted nature of such securities and may bear a legend substantially in the following form, and agrees to will hold the Shares subject thereto:

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).

                                  EXHIBIT 2.10

                                       TO

                                MERGER AGREEMENT

            (PROVISIONS REGARDING SHAREHOLDER LOANS AND GUARANTEES)

A.  DAMERT.

     New Futech will, by the Closing, do the following:

     (i) Obtain releases of Frederick A. DaMert and Gail Patton DaMert of their personal guarantees of their following DaMert Company's obligations:
          (1) loans from Wells Fargo Bank with aggregate current balances of approximately $2,824,000; and (2) all obligations under that certain real property lease dated July 27, 1995 for the premises located at 1609 fourth street, Berkeley, California.

     (ii) Arrange for the pay-off of all the debt obligations of DaMert Company to Wells Fargo Bank, consisting of a credit facility of $2,500,000, an additional loan of $300,000, and a term equipment loan with an approximate current balance of $24,000; and

     (iii) Assume repayment of the loans owing by DaMert to Frederick A. DaMert in the aggregate principal amount of $128,849.

B.  FUNDEX.

     New Futech will, by the Closing, obtain releases of Carl E. Voigt, IV and Carl E. Voigt, III, and their spouses, of their personal guarantees of the following Fundex debts: (i) $2,500,000.00 revolving credit line of Fundex with Norwest Business Credit, Inc.; and (ii) $1,000,000.00 term loan of Fundex with Liberty Bidco Investment Corporation ("Bidco"). New Futech will, by the Closing, also obtain releases of the shares of stock of Fundex which are pledged to Bidco as collateral for the $1,000,000.00 term loan.

C.  FUTECH.

     Not Applicable.

D.  JANEX.

     Within 30 days after the Closing, New Futech is to obtain releases of Les Friedland, Dan Lesnick, and Howard W. Moore from their personal obligations or guarantees of the Janex line of credit with Tinton Falls State Bank, up to a maximum amount of $300,000.00.

E.  TRUDY.

     At the Closing, New Futech will assume repayment of the loans owing by Trudy to William W. Burnham and two of his family members. The aggregate principal and interest owing as of January 31, 1999 on all of said debts is agreed by the parties to be the sum of $800,000.00. Interest will accrue only on the debt owing to the family members ($172,253.00 balance at April 30, 1999) between April 30, 1999 through the Closing. No interest will accrue on the debts owing to William W. Burnham between February 1, 1999 through the Closing. After the Closing, interest will accrue on all of said debts at and only at four percent (4%) per annum. At the Closing, twenty five percent (25%) of the principal balance due as of the Closing, plus interest accrued to the date of Closing (on the debt to the family members only), shall be repayable on said debts, and twenty five percent (25%), plus interest accrued to the date of each payment (at four percent (4%) per annum) from the date of Closing (regardless of what interest rate was agreed upon by Trudy and the lender), shall be payable on each of three consecutive six (6) month anniversaries after the Closing. Trudy will cause William W. Burnham to forever forgive and discharge the debts owing to him to the extent necessary to obtain the balances due as described above, and William W. Burnham hereby agrees to so forgive and discharge said debts to said extent.

     Within thirty (30) days after the Closing, New Futech will obtain releases of William W. Burnham of his personal guaranty of the following Trudy debts: (i) Trudy's revolving credit agreement with First Union, with an outstanding balance as of April 30, 1999 of $795,000.00; and (ii) Trudy's four year Term Note with First Union, with an outstanding balance as of April 30, 1999 of $195,650.00.

                                  EXHIBIT 2.13

                                       TO

                                MERGER AGREEMENT

                   (OTHER AGREEMENTS FOR PARTICULAR PARTIES)

A.  DAMERT.

     New Futech will assume the obligations of DaMert to deliver cash, promissory notes and stock to Greg McVey, president of DaMert, in accordance with DaMert's Special Executive Incentive Compensation Plan, in the amount of 4% of the DaMert net consideration after paying broker for the Merger under Section 1.6.

B.  FUNDEX.

     1.  Phase 10 Option.

     Fundex owns all rights to a product identified as "Phase 10." For a short time period after three years have elapsed after the Closing, if certain stock price performance criterion have not been satisfied, all as set out below, then the Fundex shareholders, acting jointly but not severally, will have an option (the "Phase 10 Option"), on the terms set out herein, to exchange all of the stock in New Futech that they acquired pursuant to the Mergers for all ownership rights to Phase 10. This provision does not prevent Fundex shareholders from selling their stock, but requires them to own and exchange the same amount of stock they would have had if the stock had not been sold.

     New Futech and New Sub will maintain Phase 10 free and clear of any liens, claims or encumbrances not existing as of the Closing, so long as the Phase 10 Option is exercisable. New Futech and New Sub will obtain releases of any liens against Phase 10 (even those existing as of the Closing), upon the earlier of the following, unless prior to that time the Phase 10 Option is terminated as provided for in the paragraph appearing immediately below: (i) twenty-four months after the Closing, or (ii) a refinancing by New Futech of the Fundex credit facility. If the Phase 10 Option is exercised, New Futech and New Sub will deliver Phase 10 as called for in this provision free and clear of all liens.

     See Exhibit 1.6 for provisions creating security for the obligations of New Futech and New Sub regarding Phase 10.

     The Phase 10 Option must be exercised, if at all, within and during the 60 day period after the expiration of three (3) years after the Closing. The Phase 10 Option shall terminate if either or both of the following occur and the Promissory Note payable to the Fundex shareholders (described in Section B of EXHIBIT 1.6 above) is paid in full:

        (a) After the expiration of any lockup period specified in the underwriting agreement for any public stock offering prohibiting the Fundex shareholders from selling the New Futech stock acquired in the Mergers, for any 15 consecutive trading day period the average daily closing price, on a principle national public market on which such stock is traded, of the stock of New Futech acquired by the Fundex shareholders in the Mergers is such that said stock is valued at not less than $7.50 per share, and the average number of shares traded daily during said 15 days was at least 40,000; or

        (b) New Futech offers to buy, or presents a party who offers to buy, the stock acquired by the Fundex shareholders pursuant to the Mergers, at a purchase price of at least $7.50 per share, and with a closing date of not more than 60 days after the offer is made (if the offer is accepted, the closing must actually occur within said time, or fail to occur through the fault of the sellers), whether or not said offer is accepted; provided, however, that said offer may not be made until at least twelve months after the Closing.

        If the Phase 10 Option is exercised, then the Employment Agreements for Carl E. Voigt, IV and Carl E. Voigt, III shall thereupon automatically terminate, which terminations will be terminations for "Cause" and will be governed by the terms of the Employment Agreements; provided, however, that the non-compete provisions of the Employment Agreements shall thereafter not restrict Carl E. Voigt, IV and/or Carl E. Voigt, III from using the Phase 10 product, even if that use competes with New Futech.

        Futech will use its best efforts to obtain a valuation of the Phase 10 Option prior the Closing, at Futech's cost. If the result of the valuation is such that the value of the New Futech shares to be issued in the Merger to the Fundex shareholders is less than the value which would be necessary to qualify the Merger as a tax-free transaction, then the parties agree to negotiate in good faith to adjust the consideration payable to the Fundex shareholders in the Merger so that the Merger qualifies as a tax free transaction.

     2. Fundex Key Employees. Jim Money, George Propsom, Eric Voigt and Barrett Powers will be considered for stock options of New Futech as part of New Futech's employee stock option plan, if any.

     3. Election to Board of Directors. At the Closing, subject to the applicable fiduciary duties, New Futech's Chairman and Chief Executive Officer shall recommend the election of Carl E. Voigt, IV to the Board of Directors of New Futech and use his best efforts to assure New Futech's management will recommend the reelection of Carl E. Voigt, IV to the Board, at the appropriate times, so long as Carl E. Voigt, IV is party to an employment agreement with New Sub.

     4. Termination of Representations and Warranties. If New Futech defaults under its obligations to pay the Fundex shareholders the Promissory Note as called for on EXHIBIT 1.6 above, and the Fundex shareholders as a result thereof repossess the stock of New Sub as allowed on EXHIBIT 1.6 above, then the representations and warranties of Fundex and the Fundex Shareholders in this Agreement shall, effective at the time of the repossession, terminate; provided, however, that New Futech's failure to make payments due under said Note as a result of a violation of representations and/or warranties by Fundex or the Fundex Shareholders shall not cause a termination of the representations and warranties of Fundex or its Shareholders.

     5. Shareholder Voting. Notwithstanding anything in this Agreement to the contrary, if Futech is in default under that certain License Agreement, dated of even date with this Agreement, between Futech and Fundex, then each of the Fundex Shareholders may vote such Shareholder's shares of stock in Fundex not in favor of the Mergers as set out in this Agreement.

     Notwithstanding anything in this Agreement to the contrary, the Fundex Shareholders will not vote on the Merger until: (i) an appraisal of the Phase 10 Option has been completed; and (ii) the parties have taken such action as is necessary to assure that the Merger qualifies as a tax free reorganization for Fundex and the Fundex shareholders under Section 368(a) of the Internal Revenue Code.

C.  FUTECH.

     None.

D.  JANEX.

     None.

E.  TRUDY.

     1.  Guarantee of Value of Futech Stock.

        (a) If as of the Effective Time New Futech common stock has become "Public" (meaning for purposes of this Agreement that said stock is then publicly traded and listed on a U.S. registered securities exchange, such as the NASDAQ National Market System), then effective at the Closing the Trudy shareholders will instead of receiving in the Merger 400,000 shares of New Futech common stock (as described on EXHIBIT 1.6) they will receive shares of New Futech common stock in the aggregate amount of the greater of 400,000 shares or that number of shares necessary to equal a $3,000,000 value, determined using the average of the closing trading prices of the New Futech common stock as of the fifteen days immediately prior to the Closing.

        (b) If as of the Effective Time New Futech common stock has not become Public, but does become Public within five years after the Effective Time, then the closing trading price of the New Futech common stock shall be determined for the day after New Futech becomes Public and for each of the fourteen days thereafter, and the average of those fifteen numbers (hereinafter the "Opening Public Value") shall be calculated. If and only if the Opening Public Value is less than $7.50 per share, then additional New Futech common stock will be issued to the Trudy shareholders in the number of shares necessary so that New Futech common stock worth $3,000,000 (valued at the Opening Public Value) has been issued to the Trudy shareholders pursuant to this Agreement.

            The provisions of this subparagraph (b) assume that: (i) there will be no stock splits or reverse splits of New Futech stock between the Closing date and the date New Futech becomes Public; and (ii) the issuance of the additional stock is exempt from federal and state securities registration requirements or can be registered by New Futech. If a stock split or reverse stock split occurs between the Closing date and the date New Futech becomes Public, then the $7.50 value used in this subparagraph shall be changed as necessary so that each share of New Futech common stock originally acquired in the Merger at the Closing, if held until New Futech goes Public, is guarantied a value of at least $7.50 when New Futech becomes Public. New Futech agrees to use its best efforts to register the shares covered by this subparagraph under applicable securities laws, if necessary.

        (c) If the New Futech common stock has not become Public within five years after the Effective Time, then the Trudy shareholders will have the right at any time after said five year period but prior to the date which is six months thereafter, to exchange New Futech common shares, acquired pursuant to

            Section 1.6 of this Agreement and still held, for a New Futech debenture with a principal amount equal to the aggregate principal amount of New Futech common shares surrendered at a value of $7.50 per New Futech common share. The debenture would be payable in full within five (5) years after the origination date of the debenture, with interest at the publicly announced prime rate of interest of Bank One, Arizona, N.A., as such rate may from time to time change. At Futech's election, Futech may instead of issuing any said debenture pay any person entitled to such a debenture cash in the amount at which the debenture would be issued to such person.

            The provisions of this subparagraph (c) assume that: (i) there will be no stock splits or reverse splits of New Futech stock between the Closing date and the date a debenture is issued under this provision; and (ii) the issuance of such debentures is exempt from federal and state securities registration requirements or can be registered by New Futech. If a stock split or reverse stock split occurs between the Closing date and the date a debenture is issued, then the $7.50 value used in this subparagraph shall be changed as necessary so that each share of New Futech common stock originally acquired in this Merger at the Closing, if replaced with a debenture under this subparagraph, is guarantied a value of at least $7.50 when the debenture is issued. New Futech agrees to use its best efforts to register the debentures covered by this subparagraph under applicable securities laws, if necessary.

     2. Enforcement. The Merging Companies acknowledge and agree that the provisions of Section 1 immediately above are for the benefit of the Trudy shareholders and the holders as they may exist from time to time of the New Futech stock acquired by said shareholders pursuant to the Merger, and that such Trudy shareholders and such holders have legally enforceable rights against New Futech in respect thereof. It shall be the burden of the shareholder to trace his/her stock as being stock acquired by a Trudy shareholder pursuant to the Merger.

     3. Board Position. At the Effective Time, subject to the applicable fiduciary duties, New Futech's Chairman and Chief Executive Officer shall recommend the election of William W. Burnham to the Board of Directors of New Futech and use his best efforts to assure New Futech's management will recommend the reelection of William W. Burnham to the Board, at the appropriate times, so long as Willaim W. Burnham is party to an employment agreement with New Futech.

     4. Trudy Key Employees. Bill Carney will be considered for stock options of New Futech as part of New Futech's employee stock option plan, if any.

     5. Environmental Indemnification. Effective automatically at the Closing, without the necessity of any additional documents, William W. Burnham ("Burnham") agrees as follows:

          Burnham is, directly or indirectly, an owner of real property located at 353 Main Avenue, Norwalk, Connecticut (the "PROPERTY"), which property is currently leased by Trudy. There are, have been, or may have been potential hazardous liability problems with the Property. The Merging Companies are not willing to assume any potential hazardous waste liability that currently exists.

          Burnham is owed money by Trudy, which debts are compromised as called for in EXHIBIT 2.10.

          Burnham hereby agrees to indemnify, defend and hold harmless New Futech, and New Futech's officers, directors, attorneys, and agents, from and against any and all claims of any type, including attorneys' fees and costs, arising out or relating to any claim relating to hazardous waste associated with the Property relating to all periods of time prior to the Closing of the Merger.

          Burnham releases and forever discharges New Futech from the debts owing to Burnham by Trudy, to and only to the extent called for in EXHIBIT 2.10.

          New Futech may offset any amount owing to it under this provision or any other provision of this Agreement against any amount owing by New Futech to Burnham; provided, however, that if the liability to be offset relates to items other than the environmental indemnification, then prior to such offset: (i) New Futech and Burnham shall mutually agree as to the amount of the liability; and (ii) New Futech will give Burnham thirty days after written notice to eliminate the liability.

     6. Deterioration of Financial Condition. The Merging Companies agree: (i) that any continued deterioration in the operations, assets and financial condition of Trudy between the date of the Merger Agreement and the Closing shall not constitute a failure by Trudy to fulfill the condition to Closing set forth in Section 4.1.6 of the Merger Agreement; and (ii) the entering by Trudy into any loan or financing arrangement, contract, commitment or transaction between the date of the Merger Agreement and the Closing shall not constitute a failure by Trudy to fulfill the condition to Closing set forth in Section 4.1.10 of the Merger Agreement, so long as Futech is given advance notice where practical and prompt notice otherwise.

                                  EXHIBIT 3-A

                                       TO

                                MERGER AGREEMENT

                    (DISCLOSURE SCHEDULE OF DAMERT COMPANY)

     The paragraph numbering below corresponds to the paragraph numbering in
Article III of the Merger Agreement.

     3.1  DUE INCORPORATION.

     No exceptions.

     3.2  CAPITALIZATION.

     Common Shares Authorized: 5,000 shares, no par value.

     Common Shares Issued and Outstanding: 1,000

     Series A Preferred Authorized: Not Applicable.

     Series A Preferred Issued and Outstanding: Not Applicable.

     The following summarizes stock options, warrants, subscriptions, conversion rights and similar rights:

     One stock option for the purchase of 52.63 shares of common stock, exercisable for a total price of $1.00, is issued to Lynne McDonald. Fred and/or Gail DaMert will cause the option to be exercised simultaneously with the Closing of the Merger, and the stock issued in connection with such exercise shall receive its share of the consideration to be paid to the DaMert shareholders in the Merger.

     Stock appreciation rights entitling holders to payment equivalent to the increase in value of units designed to be equal to 7% of the aggregate of DaMert's outstanding stock and those units. Fred and/or Gail DaMert have bought out three percentage points of these rights prior to the Closing, leaving 4% to be assumed by New Futech as described in Section A of EXHIBIT 2.13.

     3.3  SUBSIDIARIES.

     None

     3.4  FINANCIAL INFORMATION.

     No exceptions.

     3.5  TAXES.

     The 1998 federal and state income tax returns of the shareholder of the corporation are currently on extension.

     3.6  MATERIAL CHANGES.

     See 3.30 below.

     3.7  TITLE TO ASSETS; LIENS.

     The liens of Wells Fargo Bank.

     3.8  LITIGATION.

     (1) DaMert has received a written claim of infringement with regard to a product name and the use of a slogan including the word "rainbow" in connection with the packaging and advertising of certain of its toy products. DaMert disputes that it is infringing upon the property rights of the claimant.

     (2) The Defendant in an action by DaMert for collection of an unpaid invoice ($4,672) has filed a cross-complaint against DaMert, alleging $3,000 in damages on account of the action of DaMert in shipping goods prematurely to the Cross-Complainant. DaMert disputes the validity of the cross-complaint.

     3.9  COMPLIANCE WITH LAWS.

     No exceptions.

     3.10  INSURANCE.

     No exceptions.

     3.11  LICENSES.

     No exceptions.

     3.12  HAZARDOUS MATERIALS.

     DaMert used hazardous materials, specifically polyester resins and solvents, from 1973 until April 1989 to produce optical prisms and tabletop sculptures. In April of 1989 it ceased manufacturing and moved from that location. The company has not used hazardous materials since.

     3.13  JUDGMENTS AGAINST THE MERGING COMPANY AND/OR ITS BUSINESS.

     None.

     3.14  COMPLETE SALE.

     No exceptions.

     3.15  ASSETS IN GOOD CONDITION.

     DaMert's local area network of PC's will require software upgrades and some hardware replacement in order to be Year 2000 compliant. Outdated workstations need to be replaced to conform to Y2K compliance (estimated $30,000 to $40,000 expense).

     3.16  DISCLOSURE MATERIALS.

     No exceptions.

     3.17  DEFAULTS.

     DaMert is not in compliance with certain covenants in the credit agreement with Wells Fargo Bank related to promissory notes in the original principal amounts of $2,500,000 and $400,000.

     3.18  MATERIAL CONTRACTS.

     (i) July 27, 1995 office lease for the property located at 1609 Fourth St., Berkeley, CA.

     (ii)  June 1, 1997 License Agreement with L.J. Liff & Associates Limited.

     (iii)  January 28, 1999 distribution agreement with Equity Toys.

     (iv) November 1, 1994 Master License Agreement with Dan Gilbert, Inc., and related product license agreements

     (v) April 21, 1998 Licensing Agreement with Brian W. Walker and Rodney A. Dahl

     (vi)  1995 License Agreement with John A.L. Osborn.

     (vii) April 14, 1997 and April 11, 1997 License Agreements with Relinda Recio dba X Libris.

     (viii) October 4, 1995 License Agreement with Nico Smith.

     (ix) November 17, 1998 Licensing and Distribution Agreement with Crystal Lines (International) Pty, Ld.

     3.19  OUTSTANDING LIABILITIES.

     See 3.30 and 3.22.

     3.20 INVENTORY.

     $15,649 of obsolete inventory on books. $12,183 of inventory of fantasy characters whose license has expired. $16,465 of inventory in good condition not presented in 1998 catalog. $15,299 of inventory in good condition but old packaging. Total inventory value of $1,262,556.

     3.21  RECEIVABLES.

     DaMert estimates it will have approximately $63,000 in uncollectible accounts receivable, thereby exceeding its $50,000 reserve.

     3.22  EMPLOYEES.

     See Exhibit 3A-3.22.

     DaMert has entered into an employment agreement with Julie Nunn, Director of Product Development, which will survive the Closing.

     3.23  NO CONFLICTS.

     The following material agreements of DaMert require consent or notice in connection with the Mergers:

        (i) July 27, 1995 office lease for 1609 Fourth Street, Berkeley, California between the Merging Company and Cedar/Fourth Street Partners (notice to Lessor required);

        (ii) June 1, 1997 License Agreement between DaMert and L.J. Liff & Associates Limited (consent for merger required, which consent shall not be unreasonably withheld by the Licensor).

        (iii) December 15, 1998 loan agreement with Wells Fargo Bank (consent required).

        (iv) November 1, 1994 Master License Agreement with Dan Gilbert, Inc., and related product license agreements.

        (v) November 17, 1998 Licensing and Distribution Agreement with Crystal Lines (International) Pty, Ltd (notice required).

     3.24  VIOLATIONS OF LAW.

     None.

     3.25  CONDITION AND SUFFICIENCY OF ASSETS.

     See 3.15 above.

     3.26  BANK ACCOUNTS.

     See Exhibit 3A-3.26.

     3.27  ENVIRONMENTAL MATTERS.

     None.

     3.28  INTELLECTUAL PROPERTY.

     See Exhibit 3A-3.28.

     3.29  CUSTOMERS AND SUPPLIERS.

     No exceptions. See Exhibit 3A-3.29

     3.30  CHANGES TO THE MERGING COMPANY'S DOCUMENTS.

     DaMert has entered into compensation agreements not in the ordinary course of business with Julie Nunn, Director of Product Development; Tom Santilena, Controller; William Hanlon, Senior Product Developer; and Lawrence Waide, former Director of Operations. In each case, compensation is payable following or as a result of a change in control of DaMert. Any amounts payable to said persons under said arrangements as a result of the Merger shall be paid from the compensation otherwise payable to Fred and/or Gail DaMert under Section 1.6 of the Merger Agreement.

     3.31  STOCKHOLDERS AGREEMENTS AND OTHER AGREEMENTS.

     The employment agreement of Julie Nunn can be terminated within one year of a change in control only with payment of 4 months severance.

     3.32  CERTAIN PAYMENTS.

     No exceptions.

     3.33  FILINGS COMPLETE.

     No exceptions.

     3.34  PRODUCTS.

     No exceptions.

     3.35  PATENTS.

     See 3.28

     3.36  INDEMNIFICATION; SURVIVAL.

                                  EXHIBIT 3-B

                                       TO

                                MERGER AGREEMENT

                  (DISCLOSURE SCHEDULE OF FUNDEX GAMES, LTD.)

     The paragraph numbering below corresponds to the paragraph numbering in
Article III of the Merger Agreement.

     3.1  DUE INCORPORATION.

     No exceptions.

     3.2  CAPITALIZATION.

     Common Shares Authorized: 8,000,000 shares, $.0001 par value. Common Shares Issued and Outstanding: 1,624,824
     Series A Preferred Authorized: Not Applicable.
     Series A Preferred Issued and Outstanding: Not Applicable.

     The following summarizes stock options, warrants, subscriptions, conversion rights and similar rights:

        See Exhibit 3B-3.2

     3.3  SUBSIDIARIES.

     None

     3.4  FINANCIAL INFORMATION.

     No exceptions.

     3.5  TAXES.

     (i)  Form 5500 not filed for tax years 1994-1998

     (ii) Company currently under audit for income tax year ending 12/31/96

     3.6  MATERIAL CHANGES.

     No exceptions.

     3.7  TITLE TO ASSETS; LIENS.

     No exceptions.

     3.8  LITIGATION.

     None

     3.9  COMPLIANCE WITH LAWS.

     No exceptions.

     3.10  INSURANCE.

     No exceptions.

     3.11  LICENSES.

     No exceptions.

     3.12  HAZARDOUS MATERIALS.

     No exceptions.

     3.13  JUDGMENTS AGAINST THE MERGING COMPANY AND/OR ITS BUSINESS.

     None.

     3.14  COMPLETE SALE.

     No exceptions.

     3.15  ASSETS IN GOOD CONDITION.

     No exceptions.

     3.16  DISCLOSURE MATERIALS.

     No exceptions.

     3.17  DEFAULTS.

     None.

     3.18  MATERIAL CONTRACTS.

     None.

     3.19  OUTSTANDING LIABILITIES.

     See Exhibit 3B-3.19.

     3.20  INVENTORY.

     No exceptions.

     3.21  RECEIVABLES.

     No exceptions.

     3.22  EMPLOYEES.

     See Exhibit 3B-3.22.

     3.23  NO CONFLICTS.

     See Exhibit 3B-3.23.

     3.24  VIOLATIONS OF LAW.

     None.

     3.25  CONDITION AND SUFFICIENCY OF ASSETS.

     No exceptions.

     3.26  BANK ACCOUNTS.

     No exceptions.

     3.27  ENVIRONMENTAL MATTERS.

     None.

     3.28  INTELLECTUAL PROPERTY.

     No exceptions.

     3.29  CUSTOMERS AND SUPPLIERS.

     No exceptions.

     3.30  CHANGES TO THE MERGING COMPANY'S DOCUMENTS.

     No changes.

     3.31  STOCKHOLDERS AGREEMENTS AND OTHER AGREEMENTS.

     None.

     3.32  CERTAIN PAYMENTS.

     No exceptions.

     3.33  FILINGS COMPLETE.

     No exceptions.

     3.34  PRODUCTS.

     No exceptions.

     3.35  PATENTS.

     See Exhibit 3B-3.35.

     3.36  INDEMNIFICATION; SURVIVAL.

                               LICENSE AGREEMENT

     THIS AGREEMENT is made and entered into as of the 7th day of June, 1999, by and between Futech Interactive Products, Inc., an Arizona corporation ("Futech") and Fundex Games, Ltd., a Nevada corporation ("Fundex").

                                R E C I T A L S:

     A. Futech is willing to loan funds to Fundex, on and subject to the terms of this Agreement.

     B. Futech is willing to grant Fundex the right to use certain technology, on and subject to the terms of this Agreement.

     C. Futech and Fundex, and others, have entered into or may in the future enter into a Merger Agreement (the "Merger Agreement") for, among other things, the merger of Futech into a Delaware corporation ("New Futech") and the merger of Fundex into a wholly owned subsidiary ("New Sub") of New Futech (said mergers are collectively referred to hereinafter as the "Merger"). This Agreement is intended to apply to New Futech and New Sub after the Merger.

     NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

                                   T E R M S:

     1. LOAN BY FUTECH TO FUNDEX. Futech will loan funds to Fundex, or provide letters of credit, to be used by Fundex for product development and working capital, in the total amount of $1,500,00.00, as follows: (i) $250,000.00 upon execution of this Agreement and execution of the Merger Agreement by all parties thereto; (ii) $500,000.00 prior to the Fundex shareholder meeting to be called to approve the SEC-approved S-4 for the Merger; and (iii) the remainder as needed by Fundex as determined by the parties from time to time. The debt (loan or use of letter(s) of credit) will accrue interest at ten percent (10%) per annum from the date(s) advances are made until repaid in full.

     The debt will be repaid in full, without offset of any type, with interest two years after the date of this Agreement. If the Merger closes, New Futech defaults under its obligations to pay the Fundex shareholders amounts due under the Promissory Note (the "Note") as called for in Section 1.6 of the Merger Agreement, and the Fundex shareholders as a result thereof repossess the stock of New Sub, then $750,000.00 of the balance due under the debt will be forfeited by New Futech as a penalty.

     2.  LICENSES OF RIGHTS TO FUNDEX.

     (a) Futech hereby grants to Fundex the non-exclusive, non-assignable right to apply Futech's game board technology in connection with the development, marketing, distribution and sale of: (i) the Fundex products identified as incorporating Futech technology in the Fundex Games 1999 Product Catalog; and
(ii) other future products as may be agreed by Futech in a written document(s) signed after the date of this Agreement by the CEO of Futech.

     Futech retains all ownership rights in connection with its technology. All intellectual property rights, including all patent, trademark, and tradename rights, including but not limited to the names and related trademarks "Track Sounds" and "Sound Zone," created in the development of products (including but not limited to sound games, sound puzzles, and other sound products) incorporating the Futech technology, shall be and remain the property of Futech, and Fundex agrees to, at the request of Futech, execute (without consideration being paid) such documents as are necessary and/or appropriate to confirm ownership of said rights in Futech and/or to transfer ownership rights to Futech.

     (b) The term of this license will commence when Fundex commenced applying Futech technology to products, and will continue thereafter until December 31, 2000.

     (c) Fundex shall pay Futech a royalty (referred to in this Agreement as the "Royalty" or "Royalties") equal to one-half of the Net Operating Profits of Fundex from the sale of products incorporating Futech technology. The term "Net Operating Profits" shall mean net sales (gross sales less discounts actually given and return actually made); less cost of goods sold (landed to Indianapolis); less commissions paid to third parties of not more than 7%; less royalties paid to third parties; less 3.5% of net sales for a freight allowance; less 17% of net sales for an overhead allowance.

     Royalties will be payable on a calendar quarter basis, by the thirtieth day following the calendar quarter to which the Royalties relate. Any unpaid Royalties shall bear interest at eighteen percent (18%) per annum from the due date until paid in full.

     3.  REPORTS, BOOKS AND RECORDS, SAMPLES.

     (a) At least quarterly on a calendar quarter basis, Fundex shall make written reports to Futech in form and with detail as shall reasonably be requested by Futech, certified to be accurate by an authorized agent of Fundex, setting forth the sales and other detail relating to the gross sales for the period to which the Royalties relate. Said reports shall be furnished even if there are no sales during the calendar quarter. The failure or refusal of Fundex to timely furnish any such report, or the payment due as shown in the report, shall be deemed a substantial and material breach of this Agreement. The receipt and acceptance by Futech of any of the reports furnished pursuant to this Agreement, or of any payments made herein (or the cashing of any checks paid hereunder) shall not preclude Futech from questioning the accuracy of any such report at any time (within the two year period described below), and in the event that any inconsistencies or mistakes are discovered in any such report or payment, they shall immediately be rectified and the appropriate payment made by Fundex, together with interest on the overdue payments at the per annum rate of one (1) percentage point above the prime rate of interest published by the Wall Street Journal, as such rate may from time to time change. Royalty statements and reports shall become incontestable if not contested within two (2) years after receipt thereof by Futech.

     (b) Fundex shall keep at its principal place of business, such books and records and other documents relating to its sales during the term of this Agreement as may be necessary or proper to enable the amounts payable to Futech hereunder to be conveniently ascertained.

     (c) Futech shall have the right, from time to time during the term of this Agreement, and for a period of two years thereafter (with respect to any then-contestable statement), but not more than once annually, upon thirty (30) days prior written notice, during regular office hours, to cause a certified public accountant(s) on behalf of Futech to audit or otherwise review the books and records of Fundex. Fundex shall cooperate with such audit or review, and provide requested information relating to Fundex sales and expenses. The auditor shall be entitled to inspect all accounts and records of Fundex and to take extracts therefrom or copies thereof to the extent necessary to verify the Royalty reports and payments required under the terms of this Agreement. The duration of any audit under this provision shall not exceed thirty (30) days.

     (d) Fundex will provide Futech with one hundred (100) free samples of each product incorporating Futech technology sold by or for Fundex, within thirty
(30) days after the product first becomes available for sale.

     4.  PRODUCT LIABILITY; INSURANCE.

     (a) Fundex agrees to indemnify and defend and save harmless Futech from every claim, demand, expense, and cost, including reasonable attorneys' fees, which may arise by reason of the use by Fundex of the Futech technology, and any injury or damage of any kind or nature to any person or property caused by or resulting from or arising out of a defect in design, workmanship, or material of any product manufactured, marketed and/or sold by Fundex using Futech technology (hereinafter the "Licensed Products"); provided, however, that the foregoing shall not apply to any such claim, etc. arising out of, relating to or caused by the Futech technology, to and only to the extent so related or caused (this provision shall not limit Fundex's indemnification for liability for products defectively manufactured by or for Fundex, unless the liability results from defects inherent in the Futech technology and the defective product was manufactured substantially in accordance with Futech instructions).

     (b) Fundex shall obtain at its own expense and maintain during the term of this Agreement, and for a period of seven (7) years thereafter, general liability insurance and product liability insurance with at least coverage of $1,000,000 per occurrence and $3,000,000 in the aggregate.

     All insurance must be provided by a recognized insurance company having a Best's Rating of no less than AA. As proof of such insurance, a fully paid certificate of insurance naming Futech as an additional insured shall be submitted to Futech's office as and when requested by Futech, within thirty (30) days after written request is made therefor. Futech shall be entitled throughout the term of this Agreement, to a copy of the prevailing policies of insurance. The policies of insurance must be non-cancelable except after thirty (30) days prior written notice to Futech.

     5. STANDARDS, QUALITY CONTROL. Fundex shall maintain high standards of quality, style, appearance and service with respect to all Licensed Products made and/or sold, and all related advertising and promotional material including, without limitation, the quality of physical material utilized. All Licensed Products will be manufactured, sold, and distributed in accordance with all applicable federal, state, local and foreign laws and regulations.

     6. TRADEMARK USAGE; MARKING. Any Licensed Product incorporating, embodying, or comprising Futech technology shall display in a plainly visible manner Futech's trademark, in a manner agreed upon beforehand by the parties. Fundex shall mark all Licensed Products with such appropriate patent and trademark marking and other proprietary legends as reasonably requested by Futech.

     Unless otherwise agreed in writing by Futech, all Licensed Products shall be clearly marked with type in readable size with the words "Technology Provided by Futech Interactive Products, Inc.," and immediately thereafter shall appear the then-current address and phone number of Futech provided by Futech to Fundex. No portion of the statement appearing within the quotation marks in the preceding sentence shall be in larger type in or any way any more prominent than any other part thereof.

     7.  CONFIDENTIALITY.

     (a) Fundex acknowledges that Futech's confidential information is unique and valuable and was developed or otherwise acquired by Futech at great expense, and that any unauthorized disclosure or use of Futech's confidential information may cause Futech irreparable injury loss for which damages would be an inadequate remedy. Fundex agrees to hold such confidential information in strictest confidence, to use all efforts reasonable under the circumstances to maintain the scerecy thereof, and not to make use thereof other than in accordance with this Agreement, and not to make use of or to release or disclose confidential information to any third party without Futech's prior written consent.

     (b) Futech acknowledges that various information regarding the business plans and product concepts of Fundex may comprise confidential information. Futech agrees to hold Fundex's confidential information in strictest confidence, not to make use thereof other than in accordance with this Agreement, to use all efforts reasonable under the circumstances to maintain the secrecy thereof, and not to make use of or to release or disclose Fundex's confidential information to any third party without Fundex's prior written consent.

     (c) The parties acknowledge that any violation of this Section shall constitute a material breach of this Agreement resulting in irreparable injury to the non-breaching party, and agree that, in addition to any and all other rights available to the non-breaching party by law or by this Agreement, the non-breaching party shall have the right to seek to have an injunction entered against the breaching party to enjoin any further violations of this Agreement.

     8. WARRANTIES OF FUTECH. Futech hereby represents and warrants as follows:

     (a) Futech is the owner of all right, title and interest in and to the Futech technology licensed hereby, and has the right to so license said technology.

     (b) these are no outstanding licenses or other agreements that relate to or restrict the use of the Futech technology which are inconsistent with the licenses granted in this Agreement.

     (c) Futech has no knowledge of and has received no notice of any adversely held patent, patent right, trademark, service mark, trade name, trade secret, copyright, franchise or other proprietary right of any other person or notice of any claim of any other person, nor has Futech made a claim against any person, relating to any of the Futech technology licensed hereby, and Futech has no knowledge of any basis for any such charge or claim.

     9. WARRANTIES OF FUNDEX. Fundex hereby represents and warrants as follows:

     (a) Fundex shall use the Futech technology only in a manner designed to enhance the public image of the Futech technology; and

     (b) Fundex shall not use the Futech technology in connection with any products or services without the prior written authorization of Futech. Failure by Futech to act with respect to any use of its technology shall not constitute a waiver of Futech's right to prevent further use of the technology, or constitute a waiver of Futech's right to require written approval of Futech for future uses of the technology.

     (c) Fundex agrees to submit to Futech for its prior written approval, samples of promotional materials and advertising to be used by Fundex in connection with the Licensed Products.

     10.  INDEMNITIES.

     (a) The parties hereto shall each indemnify and hold the other harmless from and against any and all claims, liabilities, loss, expense (including reasonable attorneys' fees) or damages arising out of any breach of this Agreement, including without limitation any representation, warranty, covenant or agreement of such party set forth in this Agreement, provided that the indemnified party shall, with reasonable promptness, notify the indemnifying party of any such claim, demand, or suit and shall fully cooperate in the defense thereof.

     (b) Fundex shall defend, indemnify and hold Futech, and its subsidiaries, and associated and affiliated companies, harmless from and against any liabilities (including reasonable attorneys' fees and costs) of any kind or nature whatsoever which may be sustained or suffered by Futech: (i) in connection with the Licensed Products or the packaging, distribution, promotion, sale or exploitation of the Licensed Products, including but not limited to any actual or alleged defect in the License Products, or their packaging, whether latent or patent, including failure of said Licensed Products or their packaging, distribution, promotion, sale or exploitation to meet any federal, state or local laws or standards; (ii) based upon or arising out of any actual or alleged unauthorized use by Fundex or its subsidiaries of any patent, trade secret, process, idea, method or device, or any copyright or trademark; or (iii) any other actual or alleged unauthorized action of Fundex. The foregoing indemnification shall not however apply to any such liability arising out of, relating to or caused by the Futech technology, to and only to the extent so related or caused (this provision shall not limit Fundex's indemnification for liability for products defectively manufactured by or for Fundex, unless the liability results from defects inherent in the Futech technology and the defective product was manufactured substantially in accordance with Futech instructions).

     (c) Futech shall defend, indemnify and hold Fundex, and its subsidiaries harmless from and against any liabilities (including reasonable attorneys' fees and costs) of any kind or nature whatsoever (including but not limited to liabilities from infringement) which may be sustained or suffered by Fundex arising out of, relating to or caused by the Futech technology, to and only to the extent so related or caused (this indemnification shall not apply to liability for products defectively manufactured by or for Fundex, unless the liability results from defects inherent in the Futech technology and the defective product was manufactured substantially in accordance with Futech instructions).

     (d) The indemnifying party shall have the right to designate counsel to defend against such claims and suits; however, at the indemnified party's option, the indemnified party shall have the right to participate in the defense with its own counsel at its own expense. In no event shall any such claims or suits affecting the rights of a party be settled without the prior written consent of that party.

     11. ASSIGNMENT/SUB-LICENSING; SUCCESSORS. This Agreement and the rights and obligations created hereunder may not be sublicensed, assigned, encumbered or pledged as security for any obligation of Fundex, without the prior written consent of Futech, which consent may be withheld for any reason or no reason. This Agreement shall be binding upon New Futech and New Sub after the Merger.

     12.  TERMINATION.

     (a) If a party commits a material breach of any provision of this Agreement, and said breach continues for a period of ten (10) days for monetary breaches, and thirty (30) days for non-monetary breaches, after written notice to the defaulting party specifying the nature of the breach, then, by written notice to the defaulting party, the non-defaulting party may terminate this Agreement. Such termination shall be without prejudice to any other legal remedy available to the non-defaulting party.

     (b) Futech shall have the right, by written notice to Fundex, to terminate this Agreement upon thirty (30) days prior written notice to Fundex, upon or after an adjudication that Fundex is bankrupt or insolvent, or the filing by Fundex of a petition in bankruptcy, or a petition or answer seeking reorganization, readjustment, or rearrangement of its business or affairs, under any law or governmental regulations relating to bankruptcy or insolvency.

     (c) Upon termination of this Agreement, all rights granted Fundex hereunder shall cease; provided, however, that the right of Fundex to continue the use of the technology in connection with Licensed Products and sell the products on hand or in the process of manufacture shall continue until all such products are sold, but in no event beyond six months after termination, provided Royalties due thereon will be paid to Futech as provided for in this Agreement. No termination hereunder shall effect the obligations of the parties (including without limitation the obligation to pay Royalties) arising prior to the date of termination.

     (d) Upon termination of this Agreement, Fundex shall return to Futech all technical information, materials, samples, formulas, drawings, and know-how in tangible form furnished by Futech, and all other such information, materials, etc. in possession or control of Fundex relating to the Futech technology, and shall (subject to subparagraph (c) above) forthwith discontinue the use of the Futech technology. Upon such termination, Futech shall have the right of first refusal to purchase any or all of the tooling and related equipment of Fundex used in connection with the Futech technology.

     13. NOTICES. Any notice or communication given under the terms of this Agreement ("Notice") shall be in writing and shall be delivered in person or mailed by certified mail, return receipt requested, in the United States Mail, postage pre-paid, addressed as follows:

If to Futech:                    Futech Interactive Products, Inc.
                                 2999 North 44(th) Street, Suite
                                 225
                                 Phoenix, Arizona 85018-7247
If to Fundex:                    Fundex Games, Ltd.
                                 2237 Directors Row
                                 Indianapolis, Indiana 46241

or at such other address as a party may from time to time designate by Notice hereunder. Notice shall be effective upon delivery in person, or if mailed, at midnight on the third business day after the dateof mailing.

     14. FURTHER ASSURANCES. The parties agree to do such further acts and things and to execute and deliver such additional agreements and instruments as any party may reasonably require to consummate, evidence, or confirm the Agreement contained herein in the manner contemplated hereby.

     15. CONSTRUCTION. This Agreement shall be construed according to its fair meaning, and neither for nor against the drafting party, and shall be construed in accordance with the laws of the State of Arizona. Title and headings of sections of this Agreement are for the convenience of reference only, are not intended to define, limit, or describe the scope or intent of any provision of this Agreement, and shall not affect the construction of any provision of this Agreement.

     16. MODIFICATION. Any modification or waiver of any term of this Agreement, including a modification or waiver of this term, must be in writing and signed by the parties to be bound by the modification or waiver.

     17. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

     18. ATTORNEY'S FEES. In the event of any litigation or other proceeding concerning this Agreement, the prevailing party shall be entitled to recover its costs, reasonable attorney's fees, and other reasonable expenses.

     19. TIME. Time is of the essence of each and every provision of this Agreement.

     20. CONTINGENCY. This Agreement and all obligations in this Agreement are contingent on execution and delivery by all parties thereto of the Merger Agreement.

           DATED the date first hereinabove written.

                               FUNDEX:    Fundex Games, Ltd., a Nevada
                                          corporation

                                          By
                                            ------------------------------------
                                             Carl E. Voigt, IV, President and
                                             CEO

                               FUTECH: Futech Interactive Products, Inc., an Arizona corporation

                                          By
                                            ------------------------------------
                                             Vincent W. Goett, Chairman and CEO

                                  EXHIBIT 3-C

                                       TO

                                MERGER AGREEMENT

           (DISCLOSURE SCHEDULE OF FUTECH INTERACTIVE PRODUCTS, INC.)

     The paragraph numbering below corresponds to the paragraph numbering in
Article III of the Merger Agreement.

     3.1  DUE INCORPORATION.

     No exceptions.

     3.2  CAPITALIZATION.

     Common Shares Authorized: 235,000,000 shares, no par value.
     Common Shares Issued and Outstanding: 87,339,078
     Series A Preferred Authorized: 100,000,000 shares, no par value Series A Preferred Issued and Outstanding: 3,750,000

     The following summarizes stock options, warrants, subscriptions, conversion rights and similar rights:

        See EXHIBIT 3C-3.2.

     3.3  SUBSIDIARIES.

     Janex International, Inc.

     Gold Star Publishing, LLC.

     3.4  FINANCIAL INFORMATION.

     No exceptions.

     3.5  TAXES.

     No exceptions.

     3.6  MATERIAL CHANGES.

     Futech has a dispute with Toys R Us over a $70,000 chargeback made by Toys R Us on product ordered with an unreasonable ship date.

     3.7  TITLE TO ASSETS; LIENS.

     No exceptions.

     3.8  LITIGATION.

     On May 1, 1998, Futech acquired substantially all of the assets of XYZ Group Inc. ("XYZ"), a wholesaler and distributor of books and various book products including children's electronic toys and book and toy combination products for consideration of $10,200,000, including a $4,000,000 note payable to the former owner and $2,867,334 payable either in cash or with 14,336,670 shares of Futech's common stock. The $2,867,334 has not been paid and the certificates for common stock has not been issued. The note payable accrues interest at 10% per annum, and was due May 1, 1999. According to the agreement, an additional $1,000,000 is due as of May 1, 1999, and $100,000 interest is added to the total due. Additional consideration of $2,332,666 was contingent on XYZ's sales performance. Futech's position is that the contingencies were not met.

     See EXHIBIT 3C-3.8.

     3.9  COMPLIANCE WITH LAWS.

     No exceptions.

     3.10  INSURANCE.

     No exceptions.

     3.11  LICENSES.

     No exceptions.

     3.12  HAZARDOUS MATERIALS.

     No exceptions.

     3.13  JUDGMENTS AGAINST THE MERGING COMPANY AND/OR ITS BUSINESS.

     None.

     3.14  COMPLETE SALE.

     No exceptions.

     3.15  ASSETS IN GOOD CONDITION.

     No exceptions.

     3.16  DISCLOSURE MATERIALS.

     No exceptions.

     3.17  DEFAULTS.

     None.

     3.18  MATERIAL CONTRACTS.

     None.

     3.19  OUTSTANDING LIABILITIES.

     See EXHIBIT 3C-3.19.

     3.20  INVENTORY.

     No exceptions.

     3.21  RECEIVABLES.

     No exceptions.

     3.22  EMPLOYEES.

     See EXHIBIT 3C-3.22.

     3.23  NO CONFLICTS.

     None.

     3.24  VIOLATIONS OF LAW.

     None.

     3.25  CONDITION AND SUFFICIENCY OF ASSETS.

     No exceptions.

     3.26  BANK ACCOUNTS.

     No exceptions.

     3.27  ENVIRONMENTAL MATTERS.

     None.

     3.28  INTELLECTUAL PROPERTY.

     No exceptions.

     3.29  CUSTOMERS AND SUPPLIERS.

     No exceptions.

     3.30  CHANGES TO THE MERGING COMPANY'S DOCUMENTS.

     See EXHIBIT 3C-3.30.

     3.31  STOCKHOLDERS AGREEMENTS AND OTHER AGREEMENTS.

     None.

     3.32  CERTAIN PAYMENTS.

     No exceptions.

     3.33  FILINGS COMPLETE.

     No exceptions.

     3.34  PRODUCTS.

     No exceptions.

     3.35  PATENTS.

     See EXHIBIT 3C-3.35.

     3.36  INDEMNIFICATION; SURVIVAL.

                                  EXHIBIT 3-D

                                       TO

                                MERGER AGREEMENT

               (DISCLOSURE SCHEDULE OF JANEX INTERNATIONAL, INC.)

     The paragraph numbering below corresponds to the paragraph numbering in
Article III of the Merger Agreement.

     3.1  DUE INCORPORATION.

     No exceptions.

     3.2  CAPITALIZATION.
     Common Shares Authorized: 20,000,000 shares, no par value.
     Common Shares Issued and Outstanding: 18,098,750
     Series A Preferred Authorized: 5,000,000 shares, no par value Series A Preferred Issued and Outstanding: 5,000,000

     The following summarizes stock options, warrants, subscriptions, conversion rights and similar rights: See EXHIBIT 3D-3.2.

     45,000 stock options outstanding, one share per option
     100,000 warrants outstanding -- $.64 exercise price

     3.3  SUBSIDIARIES.

     Janex Corporation, With Design In Mind, Malibu Fun Stuffed, Pro Gains Company Limited, Malibu Fun Stuffed International Limited.

     3.4  FINANCIAL INFORMATION.

     No exceptions.

     3.5  TAXES.

     No exceptions.

     3.6  MATERIAL CHANGES.

     No exceptions.

     3.7  TITLE TO ASSETS; LIENS.

     UCC-1 favoring Howard Moore, UCC-1 favoring Tinton Falls Bank, and UCC-1 favoring the State of California.

     3.8  LITIGATION.

     None

     3.9  COMPLIANCE WITH LAWS.

     No exceptions.

     3.10  INSURANCE.

     No exceptions.

     3.11  LICENSES.

     No exceptions.

     3.12  HAZARDOUS MATERIALS.

     No exceptions.

     3.13  JUDGMENTS AGAINST THE MERGING COMPANY AND/OR ITS BUSINESS.

     None.

     3.14  COMPLETE SALE.

     No exceptions.

     3.15  ASSETS IN GOOD CONDITION.

     No exceptions.

     3.16  DISCLOSURE MATERIALS.

     No exceptions.

     3.17  DEFAULTS.

     None.

     3.18  MATERIAL CONTRACTS.

     None.

     3.19  OUTSTANDING LIABILITIES.

     See attached Exhibit 3D-3.19.

     3.20  INVENTORY.

     No exceptions.

     3.21  RECEIVABLES.

     No exceptions.

     3.22  EMPLOYEES.

     See attached Exhibit 3D-3.22.

EMPLOYEE                         JOB TITLE     COMPENSATION/YEAR
--------                         ----------    -----------------
Daniel Lesnick.................  Former COO       $104,000.00
Michael Handelman..............  Former CFO       $103,500.00

     3.23  NO CONFLICTS.

     None.

     3.24  VIOLATIONS OF LAW.

     None.

     3.25  CONDITION AND SUFFICIENCY OF ASSETS.

     No exceptions.

     3.26  BANK ACCOUNTS.

     No exceptions.

     3.27  ENVIRONMENTAL MATTERS.

     None.

     3.28  INTELLECTUAL PROPERTY.

     No exceptions.

     3.29  CUSTOMERS AND SUPPLIERS.

     No exceptions.

     3.30  CHANGES TO THE MERGING COMPANY'S DOCUMENTS.

     No changes.

     3.31  STOCKHOLDERS AGREEMENTS AND OTHER AGREEMENTS.

     None.

     3.32  CERTAIN PAYMENTS.

     No exceptions.

     3.33  FILINGS COMPLETE.

     No exceptions.

     3.34  PRODUCTS.

     No exceptions.

     3.35  PATENTS.

                          Patent #5,434,761    To Daniel Lesnick
Squeeze Flashlight                             Assigned to With Design In Mind
                                               Reassigned to Janex International,
                                               Inc.

     3.36  INDEMNIFICATION; SURVIVAL.

                                  EXHIBIT 3-E

                                       TO

                                MERGER AGREEMENT

                   (DISCLOSURE SCHEDULE OF TRUDY CORPORATION)

     The paragraph numbering below corresponds to the paragraph numbering in
Article III of the Merger Agreement.

     3.1  DUE INCORPORATION.

     No exceptions.

     3.2  CAPITALIZATION.

     Common Shares Authorized: 850,000,000 shares, $.0001 par value. Common Shares Issued and Outstanding: 331,222,249
     Series A Preferred Authorized: Not Applicable.
     Series A Preferred Issued and Outstanding: Not Applicable.

     The following summarizes stock options, warrants, subscriptions, conversion rights and similar rights:

     - Stock Options, stock grants or other equity participation rights granted to certain directors, officers, agents and employees of Trudy Corporation, covering an aggregate of 31,350,000 shares of common stock.

     - Other stock options for 14,680,000 shares of common stock.

     - There is an agreement with one director of Trudy Corporation to provide compensation in the form of stock options or grants with a value of $10,000.00 per year.

     3.3  SUBSIDIARIES.

     None

     3.4  FINANCIAL INFORMATION.

     No exceptions.

     3.5  TAXES.

     No exceptions.

     3.6  MATERIAL CHANGES.

     Trudy has experienced a continuing deterioration in its financial condition. On May 13, 1999, Trudy was notified by First Union Bank of defaults in Trudy's obligations under Trudy's debt instruments with said bank.

     3.7  TITLE TO ASSETS; LIENS.

     No exceptions.

     3.8  LITIGATION.

     No exceptions.

     3.9  COMPLIANCE WITH LAWS.

     No exceptions.

     3.10  INSURANCE.

     No exceptions.

     3.11  LICENSES.

     No exceptions.

     3.12  HAZARDOUS MATERIALS.

     No exceptions.

     3.13  JUDGMENTS AGAINST THE MERGING COMPANY AND/OR ITS BUSINESS.

     None.

     3.14  COMPLETE SALE.

     No exceptions.

     3.15  ASSETS IN GOOD CONDITION.

     No exceptions.

     3.16  DISCLOSURE MATERIALS.

     No exceptions.

     3.17  DEFAULTS.

     On May 13, 1999, Trudy was notified by First Union Bank of defaults in Trudy's obligations under Trudy's debt instruments with said bank.

     3.18  MATERIAL CONTRACTS.

     Lease between Trudy and Noreast Management LLC, covering 353 Main Avenue, Norwalk, CT 06851.

     3.19  OUTSTANDING LIABILITIES.

             As to Trudy, Section 3.19 is replaced with the following:

        To the knowledge of Trudy, there are no liabilities of Trudy other than as are shown on the Trudy balance sheet as of April 30, 1999, and other than: (i) a possible contingent liability for $30,000.00 for sub-right royalties to the Smithsonian Institute; (ii) liabilities arising after the balance sheet date in the normal course of business out of purchases and sale of goods; and (iii) expected borrowings after April 30, 1999 and until the time of the Merger in the amount of approximately $375,000. There are no liabilities relating to the Business which are more than ninety (90) days past due, other than approximately $12,657 owed to WWB for unreimbursed business expenses, $1,876 owing to Emerald Accounting, $43,863 owing to Smithsonian for royalties, $6,000 owing to The Nature Conservancy, and miscellaneous liabilities not material to Trudy in the aggregate. Depending on Trudy's ability to borrow or otherwise obtain capital until the Merger closes, other liabilities may become past due.

     3.20  INVENTORY.

     No exceptions. Trudy's obsolete inventory percentage shall be 10% instead of 3% as called for in Section 3.20 of the Agreement.

     3.21  RECEIVABLES.

     No exceptions.

     3.22  EMPLOYEES.

     Hourly Paid Employees

     1.  Medical/Dental Benefits.

         Company shares 50/50 in cost for individual and family effective the first month following 30 days of employment.

     2.  Vacation.

        Two weeks paid per annum, available after 6 months of employment. Accrued months are June through March. No days accrued in April or May. Vacation is to be taken during the calendar year in which it is accrued.

        a.  Two weeks (10 days)
            (Accrue 1 day/month from date of hire.)
            (Must work 6 months before vacation can be taken or prearranged differently at time of hire.)

        b.  Three weeks (15) days after five year anniversary
            (Accrue 1 1/2 days/month)

        c.  Four weeks (20 days) after 10 years
            (Accrue 2 days/month)

     3.  Nine Holidays with pay after one month of service.

         Holiday pay is not granted if there is an unexcused absence the day preceding or following the holiday. These holidays are generally included though they may change by Letter Memo at the beginning of each calendar year.

         New Years Day
         Good Friday
         Memorial Day
         Fourth of July
         Labor Day
         Thanksgiving
         Thanksgiving Friday
         Christmas
         One Additional Holiday (to be determined each year)

     4. Sick Days.

        None

     5.  Bonus.

         Eligibility: Over one year tenure as of December 31 for full benefit. For employment less than one year, bonus will be prorated on length of employment over 90 days.

     6. Stock Options.

        Eligibility:  Must be employed for 2 years. Consideration for
        Options:  Performance, salary level, attendance and tenure.

     7. 401 K Plan.

        Company contribution at the rate of 50% of employee paid in amount up to 3% of one's salary. Vesting and other restrictions apply.

     8. Hours.

        Office: 8:30 AM to 5:00 PM with 45 minute lunch hour-Monday through Friday.

        Plant: 7:30 AM to 3:30 PM with 30 minute lunch hour at 12:30 PM Monday-Thursday; 7:30 AM to 12:30 PM Friday

        Shipping: 7:30 AM to 4:45 PM with 30 minute lunch at 12:30 PM Monday-Thursday; 7:30 AM to 12:30 PM Friday

     9. Overtime.

        None unless preapproved by W.W.B.

     10.Absences.

        Non-emergency doctor or dentist appointments to be scheduled after business hours or on Saturday, if possible. Otherwise, all absences must be excused by your supervisor. There are no other authorized paid absences.

Effective: December 2, 1998

     Salaried Employees

     1. Medical/Dental Benefits

        Company shares 50/50 in cost for individual and family effective the first month following 30 days of employment.

     2. Vacation

        Two weeks paid per annum, available after 6 months of employment. Accrued months are June through March. No days are accrued in April or May. Vacation is to be taken during the calendar year in which it is accrued.

        a.  Two weeks (10 days)
            (Accrue 1 day/month from date of hire)
            Must work 6 months before vacation can be taken or prearranged differently at time of hire.)

        b.  Three weeks (15 days) after five year anniversary
            (Accrue 1 1/2 days/month)

        c.  Four weeks (20 days) after 10 years
            (Accrue 2 days/month)

     3. Nine Holidays with pay after one month of service

        Holiday pay is not granted if there is an unexcused following the holiday. These holidays are generally included though they may change by Letter Memo at the beginning of each calendar year.

        New Year's Day
        Good Friday
        Memorial Day
        Fourth of July
        Labor Day
        Thanksgiving
        Thanksgiving Friday
        Christmas
        One Additional Holiday (to be determined each year)

     4. Bonus

        Eligibility: Employed for one year as of December 31 for full benefit. For employment less than one year, bonus will be prorated on length of employment over 90 days. Bonus is predicated on anticipated Company profits for the current year.

     5. Stock Options

        Eligibility:  Must be employed for 2 years. Considerations for Options:
        Performance, salary level, attendance and tenure.

     6. 401 K Plan

        Company contribution at the rate of 50% of employee paid in amount up to 3% of one's salary. Vesting and other restrictions apply.

     7. Hours

        Office: 8:30 AM to 5:00 PM with 45 minute lunch hour-Monday through Friday (Hours other than above must be prearranged with supervisor)

     8. Absences

        Non-emergency doctor or dentist appointments to be scheduled after business hours or on Saturday, if possible. Otherwise, all absences must be excused by your supervisor.

        Consulting Agreements with Suzanne Glazer and Judy Gittenstein, copies of which have been supplied to Futech.

     3.23  NO CONFLICTS.

     1. License Agreement, dated June 17, 1997, between the Smithsonian Institution and Soundprints, a division of Trudy Corporation.

     2. Letter Agreement, dated December 5, 1994, between The Nature Conservancy and Soundprints, a division of Trudy Corporation. Note, however, that this Letter Agreement does not expressly require the consent or any other action of The Nature Conservancy in respect of the Merger and is included in this Exhibit E to advise Futech that it may be advisable for Trudy to give notice of the proposed

        Merger and to obtain such consent simply because the Letter Agreement is a material agreement of Trudy.

     3. Revolving Credit Agreement, dated March 30, 1998, with First Union for a maximum amount of $1.2 million.

     4. Term Note, dated March 30, 1998, with First Union in the amount of $250,000.

     5. Loan from First Union to Noreast Management LLC, covering 353 Main Avenue and guaranteed by Trudy.

     3.24  VIOLATIONS OF LAW.

     At the time of the purchase by Noreast Management LLC of the building and land at 353 Main Avenue, Norwalk, CT (the "Property"), currently leased by Trudy from Noreast for Trudy's principal offices, the Connecticut Department of Environmental Protection ("DEP") approved all remediation of the Property with the exception of the northern portion of the Property. As to the northern portion, HRP, a Connecticut state EPA license contractor, was authorized to perform final remediation. A Plan of Remediation was to have been submitted to the DEP by August 1998. Noreast applied to the DEP for a one year extension of such date to August 1999.

     The HRP remediation plan which will cost $27,000 is as follows:

     1. Drilling a monitoring well to check for the presence of lead in water;
        and

     2. Remediating an abandoned oil tank by removing it from an underground site.

     The remediation under this plan is expected to be completed by August 1, 1999.

     Trudy is of the view that it bears no monetary or other responsibility for the remediation in its role as a lessee or otherwise.

     3.25  CONDITION AND SUFFICIENCY OF ASSETS.

     No exceptions.

     3.26  BANK ACCOUNTS.

     No exceptions.

     3.27  ENVIRONMENTAL MATTERS.

     See disclosure for Section 3.24 above.

     3.28  INTELLECTUAL PROPERTY.

     No exceptions.

     3.29  CUSTOMERS AND SUPPLIERS.

     Sales to Advance Marketing Services have decreased from $1,700,000 in 1997 to $850,000 in 1998 to $0 in 1999.

     3.30  CHANGES TO THE MERGING COMPANY'S DOCUMENTS.

     No changes.

     3.31  STOCKHOLDERS AGREEMENTS AND OTHER AGREEMENTS.

     None.

     3.32  CERTAIN PAYMENTS.

     No exceptions.

     3.33  FILINGS COMPLETE.

     No exceptions.

     3.34  PRODUCTS.

     No exceptions.

     3.35  PATENTS.

     None.

     3.36  INDEMNIFICATION; SURVIVAL.

                                  EXHIBIT 3.17

                                       TO

                                MERGER AGREEMENT

                                   (DEFAULTS)

A.  DAMERT.

     See Section 3.17 of Exhibit 3-A.

B.  FUNDEX.

     No Exceptions.

C.  FUTECH.

     No Exceptions.

D.  JANEX.

     No Exceptions.

E.  TRUDY.

     Trudy has a dispute involving royalties under sub-licensing rights, as to which Trudy does not admit that there is or may be a default, but is disclosing this matter in the spirit of full disclosure to the other Merging Companies. The other party involved in this matter has been given written notice of the issue and the issue has been, and is being, discussed with the other party with the expectation of a successful resolution thereof.

                                EXHIBIT 3A-3.22

3.20  INVENTORY

     As of 4/30/98

     A. There is $10,949 of obsolete parts on the books with no further use or market value.

     B. There is $12,183 of inventory in good condition of fantasy characters whose license has expired. We are seeking permission from the licensor to sell these off.

     C. There is $16,465 of inventory in good condition not presented in the 1998 catalog.

     D. There is $15,299 of inventory in good condition presented in the 1999 catalog but in old packaging.

     E.  Total Inventory Value $1,262,556

         Under GAAP, item A is obsolete and B if permission to sell off is not granted. We feel there is a market for items C and D.

3.22  EMPLOYEES

VACATIONS

     All full-time employees are eligible for vacation. Temporary employees and part-time employees working less than 1000 hours per year are not eligible for vacation.

     Vacation days and portions of days thereof, are accrued from the first day of employment and are "banked" monthly. Employees may only take as many vacation days as are in their "Bank". Annual vacations are determined by length of service and are accrued as follows:

                                               DAYS OF
                                              VACATION
                                               ACCRUED
             LENGTH OF SERVICE                ANNUALLY
             -----------------                --------
1 to 5 years................................   10 days
6 years to 10 years.........................   15 days
11 years to 15 years........................   20 days
over 15 years and up........................   25 days

     Vacation days will be accrued at a rate equal to the employees average number of hours/day over the previous 12 months of service as defined by payroll records. Example: employee that averages 8 hours/day will be paid 8 hours on Vacation; employee that averages 6 hours/day will be paid 6 hours on Vacation. Vacations may be taken at any time during the year, except that they MUST be scheduled to avoid conflicts with other employees' vacations. DaMert Company discourages employees from taking Vacation time during the company's busy period of the year (September-November). Check with your supervisor for the best times to take Vacation. Specific vacation dates must be approved by the employee's supervisor at least 30 days prior to the anticipated vacation. Requests should be in writing. Employees with the most seniority will have first priority as to the dates of their vacation request. New employees cannot take Vacation during their first 30 days of employment although their Vacation benefits accrue from date of hire. Any requested Vacation period in excess of two consecutive weeks requires special management approval. Single days off should be approved at least one week in advance of the requested date.

     A maximum of 10 additional vacation days may be carried over at the employee's anniversary date of hire. Financial compensation in lieu of vacation is not allowed. In the interest of maintaining their physical and mental health, employees are encouraged to use all their vacation time annually. All vacation earned will be paid out at the time of termination. Vacation is not earned while an employee is on a leave of absence.

HOLIDAYS

     Full-time and part-time employees working at least 1000 hours per year are eligible for holiday pay. Employees will be paid for the amount of hours they would be normally scheduled to work that day.

     The following paid holidays will be observed in 1999:

Memorial Day                       5/31/99
Independence Day                   7/5/99
Labor Day                          9/6/99
Thanksgiving                     11/25-11/26
Christmas Day                    12/23-12/24
New Years                        12/30-12/31
New Year's Day                    Labor Day
Memorial Day                  Thanksgiving Day
Independence Day                Christmas Day

     Employees may not elect financial compensation in lieu of taking time off for a holiday. If an exempt employee is requested to work on a holiday, an alternate day off will be allowed in lieu of taking the holiday. If a non-exempt employee is requested to work on a holiday, he/she will be paid at the applicable overtime rate.

     Employees who do not report to work on the day prior to, or the day immediately following the holiday, without prior approval, will not be paid for the holiday. Employees on a Leave of Absence are not eligible for holiday pay. Temporary employees, independent consultants, and similar classifications are not eligible for holiday pay.

     If a holiday falls on a weekend, the holiday will be observed on the closest Friday or Monday, or on the customary day.

     DaMert will make a reasonable accommodation to employees who wish time off to observe religious holidays. Those employees needing such time should make their request in writing to their department head.

     Ownership, solely at its discretion, may choose to provide additional paid Company holidays. A company "shop calendar" identifying all holidays and dates will be published annually.

SICK/DISABILITY LEAVE

     All permanent full-time and part-time employees are eligible to accrue Sick Leave bank hours as follows:

          On January 1 of each year, each employee is given a Sick Leave bank of time corresponding to 8 days worth of hours each employee is regularly scheduled to work. Full-time employees, i.e., those scheduled to work 8 hours a day, will receive a bank of 64 hours. A part-time employee, who is scheduled to work six hours a day will receive 48 hours. Sick Leave hours must be taken in half-day (4 Hour) increments.

          The purpose of the Sick Leave hours is to allow employees a reasonable accumulation of time to be used for bonafide reasons to be away from the job. An example would be the use of Sick Leave in the middle of the day for a doctor appointment. Examples of such reasons are occasional illness, medical and dental appointments, or personal business that cannot be conducted outside working hours.

          Sick Leave hours may not be used to supplement employee scheduled vacation time or in conjunction (day before or day after) a company scheduled Holiday.

          The exception to this rule is if the employee comes to work and must leave "sick". "Telephoned" sick leave calls the day before or after Vacation or Holiday leave are not acceptable to receive sick leave pay.

          New employees are not awarded sick time until after 30 days of employment. At that date, the amount of hours of Sick Leave banked will be prorated for the period of time remaining in the current 12 month cycle.

          Once an employee has used up all of their Sick Leave in a given 12 month period, all Sick time off will be unpaid, unless prior arrangements are made with their supervisor to use earned Vacation days. There is no "borrowing" of Sick Leave days from the next 12 month cycle. There is no payout of unused Sick Leave hours at termination.

          All Sick Leave hours not used by December 31 will be rolled forward into a Disability Bank for the employee. The Disability Bank will be allowed to accumulate from year to year to a maximum bank of 6 calendar weeks (30 work days). The purpose of the "Disability" time is to allow employees wage compensation in the event of an illness or accident that would keep them away from the job for more than 5 work days. Use of this Disability time bank always requires a written explanation from a physician. "Disability" days may not be used for occasional illness even if the employee has used up their entire sick leave pool. There is no payout of Disability hours at termination.

          A maximum of 2 sick days may be taken for family illnesses. Employees may not take Disability days for this purpose. In the event 3 or more days are necessary for a family illness, Vacation time may be used.

          Employees who are unable to report to work because of illness must contact their department head within one hour of their scheduled start time. Any absence of 3 days or more will require a physician's note.

          Temporary employees are not granted paid sick or paid personal leave.

FAMILY LEAVE

     After the first year of continuous employment, DaMert Company will provide unpaid leaves of absence for family care up to a total of four months in a 24 month period. Leave may be granted for the birth or adoption of an employee's child, or to care for a parent or spouse who has a serious health condition.

     Any employee taking a family care leave will receive the same benefits as provided under the Disability Leave Policy. You must give your supervisor written notice of your request for family leave as soon as you learn that leave is necessary. DaMert Company may deny a request for family leave if it is necessary to prevent undue hardship to the Company. In addition, no family leave will be granted to care for a child when the child's other parent is taking leave or is otherwise unemployed.

     A request for family leave must be accompanied by a medical certificate from the attending physician, which includes the date on which the medical condition commenced, the probable duration of the condition, the estimated time the patient will require the employee's care, and a statement that the employee's participation in the treatment care of the patient is warranted by the medical condition. Upon expiration of the time estimated by the doctor, the employee must obtain another medical certificate if additional leave is required.

     DaMert Company will make reasonable efforts to return you to your prior position, if available, or similar job for which you are qualified, at the same salary rate held prior to the leave of absence.

     Failure to notify the Company of your availability for work when it occurs, failure to return to work when called by the Company, or your continued absence from work because your leave must extend beyond the maximum time allowed, may be deemed a voluntary termination of your employment with DaMert Company.

LEAVES OF ABSENCE

     A leave of absence is an extended period of time absent from work without loss of employment. Leave of absence is without pay. During the first 30 days of a leave of absence the company continues to pay company-paid benefits; the employee must pay premiums for dependent coverage in advance to the company.

     A written request for a leave of absence, providing full explanation of the circumstances, must be presented to the employee's immediate supervisor at least two weeks before the start date of the leave of absence. Failure to report to work on the first day after the expiration of the leave of absence, without approval, will be considered a voluntary termination of employment.

PERSONAL LEAVE OF ABSENCE

     DaMert Company has a policy of granting personal leaves of absence in a few well-defined cases. A personal leave of absence may be granted by DaMert up to a maximum of 30 days. An extension beyond 30 days may be considered in the event of serious or extenuating circumstances. If possible, at least 6 weeks notice must be given for such leave.

     For time off in a non-pay status, an employee must submit a request for a leave of absence in writing to their manager. Managers will forward the request to ownership with the Manager's recommendation. The final approving authority is an Owner. Managers at any level are not authorized to approve or promise an employee, in any way, that the request has been or will be approved until concurrence has been received.

JURY DUTY

     If you receive a jury summons, you must inform your supervisor immediately. DaMert Company will pay the difference between your regular earnings and the fee you receive for jury service.

     You must report to work on days or parts of days when you are not required to serve. If you do not return to work immediately after an approved leave for jury duty, the Company may assume you have voluntarily quit your job.

WITNESS DUTY

     You may be required by law to appear in court as a witness. If you give reasonable advance notice to your supervisor, you will be allowed to take time off. Regular full-time employees may be paid for up to two (2) days. All leave thereafter will be unpaid.

MEDICAL LEAVE OF ABSENCE FOR NONOCCUPATIONAL MEDICAL DISABILITY, INCLUDING PREGNANCY OR CHILDBIRTH OR RELATED MEDICAL CONDITION

     Medical leaves up to four (4) months may be granted for any nonoccupational medical disability, including disability because of pregnancy or childbirth or related medical condition.

     The Company reserves the right to require written proof from a licensed doctor that your disability has started or ended before it allows you to take a leave or return from leave. It is your responsibility to provide your supervisor with the following information as soon as you know you need to take a leave of absence: 1) how long you expect to be on disability leave; 2) a doctor's certificate or other medical proof acceptable to the Company showing the expected dates of your disability; and 3) regular updates at least every week regarding your medical status and the date you expect to return to work. Applications for leaves of absence for disability because of pregnancy of birth should be submitted at least two weeks before the start date of such leave, if possible.

MEDICAL LEAVE OF ABSENCE FOR OCCUPATIONAL DISABILITY

     If you are injured at work, you may be allowed to take an unpaid leave of absence until 1) a recognized medical professional certifies that you are allowed to resume all of the duties of your former position; 2) you are unable to come back to work in your position (i.e. your condition is permanent and stationary); or 3) you resign, quit, or otherwise indicate that you are not going to return to your job.

MILITARY LEAVE OF ABSENCE

     An employee who is drafted for service in the armed forces is eligible for military leave of absence. Upon return from service, the employee will be eligible for re-employment and will be reinstated in the same of substantially similar position.

     An employee who is a member of the Armed Forces Reserve or the National Guard and who is required to attend annual active duty for training or other short-term reserve or Guard duty (i.e. forest fire fighting, police duty for natural disaster, etc.) is eligible for a military leave of absence. Such time off will not be considered vacation time. If the employee's military pay for the training is less than his/her average company earnings for a like period DaMert Company will pay the difference to the employee for a period not exceeding two (2) weeks.

BEREAVEMENT LEAVE OF ABSENCE

     In the event of a death in your immediate family, you may have time needed up to three working days, with pay, to handle family affairs and attend the funeral. "Immediate family" is defined as: father, mother, sister, brother, spouse, child, mother-in-law, father-in-law, grandparents, grandchildren, nieces, nephews, sisters-and-brothers-in-law, and domestic partners.

     If the funeral is beyond 250 miles of your home, up to 2 additional days may be approved. These additional days will be taken from the employees Disability Leave bank. Employees should notify their department heads as soon as possible of their need for such leave.

VOTING

     DaMert Company policy is to encourage its employees to participate in the election of government leaders. Therefore, adequate time off is allowed from the beginning or end of the workday to exercise this right. If the employee otherwise will be unable to vote, he/she may wish to inquire of their Registrar of Voters about the possibility of voting by absentee ballot.

     Please be sure to schedule this time off with your supervisor to ensure proper coverage of your work station. Registered voters may take up to a maximum of 2 hours to vote.

LIFE THREATENING DISEASES

     DaMert Company is committed to keeping your work environment healthy and safe for all employees, and has established these rules which you should follow if you or one of your co-workers has or contracts a life-threatening illness:

        1) DaMert Company will treat all life-threatening illnesses the same as other illnesses in terms of all our employee policies and benefits.

        2) If you have or contract a life-threatening illness, you will be allowed to keep working, as long as a) you can meet the Company's performance standards; b) your illness does not actually endanger the health or safety of other employees or customers; and c) you will not make your illness worse by continuing to work.

        3) You may not refuse to work because you are afraid of contracting a non contagious life-threatening illness from a co-worker. You may not harass or otherwise discriminate against a co-worker who has a life-threatening illness. Employees who refuse to work with or who harass or discriminate against any employee with a life-threatening illness will be disciplined, up to and including discharge.

        4) In this handbook, "life-threatening illness" includes cancer, Lou Gehrig's Disease, AIDS, and other illnesses of a severely degenerative nature.

GROUP INSURANCE

Medical Insurance

     All employees working 30 hours per week are eligible for medical insurance. Temporary and part-time employees are not eligible on the DaMert Company plan. Benefits begin on the first regular work day following a 30-day waiting period.

     The cost for medical insurance is paid as follows:

          Employees -- a minimum of 80% of the premium cost to be paid by the Company, the balance to be paid by employees through payroll deduction.

          Dependents -- 100% of the premium cost to be paid by the employee through payroll deduction. DaMert Company does not contribute to the cost for dependents.

     This Medical Plan was selected to ensure the employees are not burdened with extreme medical costs. This policy was developed for the benefit of all full-time employees. You are encouraged to take sick leave for medical appointments.

     The specific coverage of DaMert Company Medical Plan are located in your medical handbook published by the insurance carrier.

Dental Insurance

     All employees working 30 hours per week are eligible for dental insurance. Temporary and part-time employees are not eligible on DaMert Company plan. Benefits begin on the first regular work day following a 30-day waiting period.

     The cost for dental insurance is paid as follows:

                                     EMPLOYEE   DEPENDENTS
                                     --------   ----------
Company pays.......................    60%           0%
Employee pays......................    40%         100%

     This Dental Plan was selected to ensure that employees are not burdened with extreme dental costs. The intention of this benefit is to encourage employees to take preventive dental care. You are encouraged to take sick leave for dental appointments.

     The specific coverage of the this dental plan are located in the dental handbook provided by the insurance carrier.

Life Insurance

     A group Life Insurance Plan has been provided to give basic protection to all full-time employees working 30 hours per week. Temporary and part-time employees are not eligible on the DaMert Company Group Life Insurance plan. This Group Policy is in force on the first regular work day following a 30-day employment period.

     The total cost of this Group Insurance Plan is paid by DaMert Company.

     The specific term insurance coverage of the plan is in the amount of $10,000 for all employees. Details are in the handbook as provided by the insurance carrier.

401(k) Plan

     The company has a 401(k) plan. The employee may make elective contributions to the plan as prescribed by law. The company will make a 10% matching contribution which the employee vests 100% at the time on the match.

     The company has a profit sharing plan attached to the 401(k) plan. Profit sharing is discretionary and based on the company's performance and achievement of goals. The profit sharing contribution vest over six years as follows: 20% after 2 years, 40% after 3 years, 60% after 4 years, 80% after 5 years and 100% after 6 years. In the event of a major change in ownership employee profit sharing contribution vest 100%.

OVERTIME

     All overtime must have prior approval.

Hours

     Office hours are from 8:00 AM to 4:30 PM. Variations from this must have approval of a supervisor.

Compensation

     The compensation package is comprised of four basic areas.

        1. Base salary
        2. Benefits Package
        3. Individual Merit Award
        4. Year End Bonus

     Each area is defined as follows:

          Base Salary: The base salary is determined by the salary range within a given grade. The amount of wages given within the grade is determined the job skill brought to that grade. It is DaMert Company's intent to compensate each person fairly based on the employee's contribution within there particular pay grade. Increases to base salary are changed when there is a change in contribution or responsibility within the grade or a change to a higher grade. Increases are not automatic and are not tied to a particular time frame. Increases in base salary can occur at any time. Effective January 1, the entire payroll will be increased for a Cost of Living Allowance (C.O.L.A.). The amount of the C.O.L.A. will be at the discretion of the owners.

          Benefits Package: It is the intent of DaMert Company to provide a comprehensive benefits package. The Benefits package will be reviewed annually. A summary of the benefits package will be provided as soon as possible after year end. The summary will report both governmental mandated contributions as well as company discretionary benefits.

          Individual Merit Award (I.M.A.): The I.M.A. compensation is tied to the annual performance appraisal. During the performance appraisal process certain goals will be established between the supervisor and employee. A pool of dollars will be determined during the annual budget process. The amount of I.M.A. received depends on the level of goals achieved. For example, if the management team establishes a 3% I.M.A. pool, an employee can earn up to 3% of their annual salary if all the goals are achieved that were agreed upon at the performance appraisal. The first year is a transition year and the amount of I.M.A. received will be based on prior years performance and time in service. The I.M.A. will be distributed as a separate check on the first pay period in May. Remember, base salary is not increased.

          Year End Bonus: The Year End Bonus will be determined as a part of the annual budget process. The management team establishes company goals for the coming year. If the goals of the company are achieved the pre-determined bonus amounts will be distributed to all employees on payroll as of the last payroll in December. This program replaces the annual "Christmas Bonus", which was originally a discretionary award to employees and has evolved into a perceived entitlement. In short, if the company achieves its goals it will share them with the employees. This is a win win participation. The Company goals and Year End Bonus amount will be published at the completion of the budget process.

                                EXHIBIT 3A-3.26

3.26  BANK ACCOUNTS

     Account #4121089916     Operating Account     Wells Fargo Bank

     Signatories     Fred DaMert
                     Gail DaMert
                     Greg McVey
                     Tom Santilena
                     Lynne McDonald

     Account #4121091425     Payroll Account     Wells Fargo Bank

     Signatories     Fred DaMert
                     Gail DaMert
                     Tom Santilena
                     Wells Fargo Payroll Service

     Account #4121093959     Petty Checking     Wells Fargo Bank

     Signatories     Fred DaMert
                     Gail DaMert
                     Greg McVey
                     Tom Santilena
                     Lynne McDonald
                     Bill Hanlon
                     Don Bee

     Account #114026734     401(k)     Clearing Account     The Mechanics Bank

     Signatories     Fred DaMert
                     Gail DaMert
                     Tom Santilena

                                EXHIBIT 3A-3.29

3.29  CUSTOMERS AND SUPPLIERS

TOP FIVE CUSTOMERS AS OF 14 MAY 1999
Natural Wonders............................    $111,705
HCM Kinzel GmbH............................      78,057
Ames.......................................      49,832
Pierre Belvedere Inc. .....................      47,336
Discovery Channel Stores...................      37,125
1998
HCM Kinzel GmbH............................     405,459
Natural Wonders............................     319,338
Zany Brainy................................     237,850
World of Science...........................     181,380
Store of Knowledge.........................     176,911
1997
Natural Wonders............................     416,678
Store of Knowledge.........................     323,734
HCM Kinzel GmbH............................     260,350
Sharper Image..............................     254,994
Pierre Belvedere...........................     244,099
1996
Natural Wonders............................     943,786
Zany Brainy................................     341,721
Nature Company.............................     322,616
Pierre Belvedere...........................     319,396
Books-A-Million............................     259,424

TOP FIVE SUPPLIERS AS OF 30 APRIL 1999
Lorelei Commodity..........................     246,012
Hopstech Industries Ltd. ..................     116,473
Equity Marketing...........................      71,441
Inter. Procurement Systems.................      70,734
Cantel Manufacturing Ltd. .................      38,186
1998
Lorelei Commodity..........................   1,351,844
Hopstech Industries........................     880,194
Edaron, Inc. ..............................     140,681
Valiant Printing...........................      89,491
Kling Magnetics Inc. ......................      82,484

1997
Lorelei Commodity..........................   1,211,775
Hopstech Industries........................     728,713
Edaron, Inc. ..............................     351,498
Valiant Printing...........................     291,052
Elpete Trading Co. ........................     119,958
1996
Hopstech Industries........................   1,031,911
Edaron, Inc. ..............................     840,486
Valiant Printing...........................     304,232
White Eagle................................     227,934
Elpete Trading Co. ........................     202,208

     All products previously produced at Valiant Printing are now produced at General Glory Company.

                                EXHIBIT 3A-3.35

UNITED STATES PATENT   [19]                   [11] PATENT NUMBER:   DES. 316,882
HANLON, III                                    [45] DATE OF PATENT: MAY 14, 1991
                                       -

[54]  RETURN TOP
[75]  Inventor:    William M. Hanlon, III,
                   Castro Valley, Calif.
[73]  Assignee:    DaMert Company, San Leandro,
                   Calif.
[**]  Term:       14 Years
[21]  Appl. No.:   391,859
[22]  Filed:        Aug. 10, 1989
[52]  U.S. Cl. .........................  D31/99
[58]  Field of Search...    D21/99, 100, 98, 95;
                446/245, 242, 248, 249, 261, 262

[56]           References Cited

             U.S. PATENT DOCUMENTS
  D.     61,134   7/1922  Fletcher......  D21/98
  D.    139,743  12/1994  Davidson......  D21/99
  D.    156,582  12/1949  Tomarun.......  D21/99
  D.    200,586   3/1965  Parente.......  D21/98
        288,265  11/1883  Shourda.......  D21/98
      1,419,690   6/1922  Samour........  446/248

            FOREIGN PATENT DOCUMENTS
          30913   6/1917  Fed. Rep. of
                          Germany.......  446/248
          20426  of 1898  United
                          Kingdom.......  446/247

Primary Examinee--Charles A. Rademaker
Attorney Agent, or Firm--Harris Zimmerman

[37]                CLAIM
The ornamental design for a return top, as shown
and described.

                  DESCRIPTION
FIG. 1 is a top plan view of a return top showing any new design;
FIG. 2 is a side elevational view thereof, the side opposite being identical; and
FIG. 3 is an end elevational view thereof, the end opposite being identical.

                          [ILLUSTRATION OF RETURN TOP]

INT. CL.: 28

PRIOR U.S. CLS.: 22, 23, 38, AND 50
                                                              REG. NO. 2,233,014

UNITED STATES PATENT AND TRADEMARK OFFICE               REGISTERED MAR. 16, 1999
--------------------------------------------------------------------------------

                                   TRADEMARK
                               PRINCIPAL REGISTER

                                   METROPOLIS

DAMERT COMPANY (CALIFORNIA CORPORATION)               FIRST USE 4-10-1998; IN COMMERCE 4-10-1998.
1609 FOURTH STREET
BERKELEY, CA 94710
                                                      SN 75-366,918, FILED 10-2-1997.
  FOR:  THREE DIMENSIONAL ASSEMBLY PUZZLE IN THE
SHAPE OF A CITY, IN CLASS 28 (U.S. CLS. 22, 23, 38
AND 50).                                            LAURA KOVAISKY, EXAMINING ATTORNEY

INT. CL.: 28

PRIOR U.S. CLS.: 22, 23, 38, AND 50
                                                              REG. NO. 2,234,702

UNITED STATES PATENT AND TRADEMARK OFFICE               REGISTERED MAR. 23, 1999
--------------------------------------------------------------------------------

                                   TRADEMARK
                               PRINCIPAL REGISTER

                                 KLIK-KLAK-BLOX

DAMERT COMPANY (CALIFORNIA CORPORATION)               FIRST USE 3-3-1997; IN COMMERCE 3-3-1997.
1609 FOURTH STREET
BERKELEY, CA 94710
                                                      SN 75-136,411, FILED 7-22-1996.
  FOR:  MANIPULATIVE PUZZLE, IN CLASS 28 (U.S.
CLS. 22, 23, 38 AND 50).                            KARLA PERKINS, EXAMINING ATTORNEY

INT. CL.: 28

PRIOR U.S. CLS.: 22
                                                              REG. NO. 1,589,123

UNITED STATES PATENT AND TRADEMARK OFFICE               REGISTERED MAR. 27, 1990
--------------------------------------------------------------------------------

                                   TRADEMARK
                               PRINCIPAL REGISTER

                                 TURBO SPARKLER

DAMERT COMPANY (CALIFORNIA CORPORATION)               FIRST USE 7-22-1989; IN COMMERCE 7-22-1989.
900 75TH AVENUE
OAKLAND, CA 94621
                                                      SER. NO. 73-818,912, FILED 8-14-1989.
  FOR:  TOY YO YOS, IN CLASS 28 (U.S. CL. 22).      CORA ANN MOORHEAD, EXAMINING ATTORNEY

                                EXHIBIT 3B-3.19

                                 SCHEDULE 3.19

FUNDEX GAMES, LTD.
O/S ACCOUNTS PAYABLE > 90 DAYS

            VENDOR                TOTAL          +90                      DISPOSITION
            ------                -----          ---                      -----------
Carl E. Voigt III.............   12,947.25     12,947.25    Due by December 31, 1999
Carl E. Voigt IV..............    5,343.43      5,195.39    Due by December 31, 1999
KCET PBS Television...........   22,200.00     22,200.00    $2,220.00 due on first of month until
                                                            paid in full (03/01/00)
Kyce Enterprise...............   31,097.04     31,097.04    $6,000.00 due first and third week of
                                                            month until paid in full (July 1999)
Max-Key Enterprises...........   89,672.60     65,139.80    $10,000.00 due last week of month until
                                                            paid in full (November 1999)
Jack of All Games.............   43,600.20     43,600.20    $14,677.25 due 15th of month until paid
                                                            in full (July 15, 1999)
WKOP PBS Television...........   11,916.67     11,916.67    $1,083.33 due on first of month until
                                                            paid in full (04/01/00)
Meyer Fredericks..............   13,300.65     13,300.65    $3,500.00 due 15th of month until paid
                                                            in full (July 15, 1999)
Much Shelist Rubenstein.......   64,100.04     11,579.42    $11,579.42 due on May 31, 1999
Playtoy Industries............    1,300.20      1,300.20    Commissions due on bankrupt customer
Paine Webber..................   49,000.00     49,000.00    Money Purchase Plan settlement -- due
                                                            June 30, 1999
                                344,478.08    267,276.62

                                 EXHIBIT 3B-3.2

                                  SCHEDULE 3.2

                               FUNDEX GAMES, LTD

                              OPTIONS AND WARRANTS

                                                                     CONVERSION TO    NEW EXERCISE
                                     NUMBER         EXERCISE PRICE   FUTECH OPTIONS      PRICE
                                     ------         --------------   --------------   ------------
DIRECTORS OPTIONS PURSUANT TO 96 OPTION PLAN
Sheldon Drobny
  96...............................    2,000            $ 4.0             8,000           $.27
  97...............................    2,000              4.0             8,000            .27
  98...............................    2,000              3.0             8,000            .25
William Prophater
  96...............................    2,000            $ 4.0             8,000            .27
  97...............................    2,000              4.0             8,000            .27
  98...............................    2,000              3.0             8,000            .25
Dennis Weidannor
  96...............................    2,000            $ 4.0             8,000            .27
  97...............................
                                       2,000              3.0             8,000            .25
                                     -------                            -------
                                      16,000                             64,000
PRIVATE PLACEMENT BRIDGE CONVERSION
Jay Gale...........................    2,380            $4.20             9,520            .28
Howard Simons......................      270             4.20             1,160            .28
Aric & Corey Simons................    7,150             4.20            28,600            .28
Sharon Gonsky Pension Fund.........    7,440             4.20            29,760            .28
Jerry Schacter.....................    7,440             4.20            29,760            .28
Harbour Court LP I.................   14,880             4.20            59,520            .28
P.C. Goldslick Revocable Trust.....   14,880             4.20            59,520            .28
Steve Levy.........................   14,880             4.20            59,520            .28
Richard Goulding...................    8,928             4.20            35,712            .28
Dennis Goby........................    7,440             4.20            29,760            .28
Stacy Rosenberg....................    3,720             4.20            14,880            .28
Sarah Schwartz.....................    3,720             4.20            14,880            .28
Paradigm Venture...................
                                      29,762             4.20           119,048            .28
                                     -------                            -------

                                                                     CONVERSION TO    NEW EXERCISE
                                     NUMBER         EXERCISE PRICE   FUTECH OPTIONS      PRICE
                                     ------         --------------   --------------   ------------
MERRIL WEBBER AS PLACEMENT AGENT -- 5 YR. WARRANTS
(ISSUED 3/97 IN PRIVATE PLACEMENT)
                                     122,910(1)                         491,640
                                       2,458             3.36             9,832            .26
                                       4,142             4.20            16,568            .28
                                       1,346             5.50             5,384            .29
                                           0             6.30                              .30
                                     -------                            -------
                                       7,346                             29,384

-------------------------
(1) Upon exercise of the 4.20 warrants, Merril Webber is entitled to receive additional warrants exercisable at $4.20 per share in an amount equal to 2% of the gross amount received upon exercise divided by $4.20 up to a maximum of 2,458 Fundex warrants [convertible to options to purchase 9,832 shares of Futech stock.] [NEED TO NEGOTIATE A CONVERSION PRIOR TO CLOSING AS TOO CONFUSING TO TRACK FUTURE EXERCISE OF $4.20 WARRANTS. PROPOSE TO MERRIL 1,200 OPTIONS CONVERTIBLE TO 4,800 FUTECH OPTIONS.]

TOY PARADISE DEAL

     75,000 Warrants not convertible to Futech Warrants. Need 20 days notice prior to merger to exercise (see sec. 11.2 of Warrant)

                                                                     CONVERSION TO    NEW EXERCISE
                             NUMBER                 EXERCISE PRICE   FUTECH OPTIONS      PRICE
                             ------                 --------------   --------------   ------------
Aaron Fisher...............   14,550                     9.60
Sheldon Drobney............   14,550                     9.60
Randall Goulding...........      750                     9.60
Reevy Rosenberg............    7,275                     9.60
Stewart Shiman.............   14,550                     9.60
Gordon Ballin..............   13,050                     9.60
Bob Noto...................    3,000                     9.60
Buzz Simons................    7,275                     9.60
EMPLOYEE STOCK OPTIONS VIA 96 NONSTATUTORY OPTION PLAN
1997 OPTIONS
Carl E. Voigt, IV..........   10,000                    $4.40             49,000           .28
Carl E. Voigt, III.........   10,000                     4.40             40,000           .28
Richard Bowden.............  [10,000expired](1)
Eric J. Voigt..............   10,000                     4.00             40,000           .27
George Propsom.............    7,000                     4.00             28,000           .27
Karen Patterson............    2,000                     4.00              8,000           .27
Cristen Rabriach...........   [2,000expired](2)
Tom Fultz..................
                               2,000                     4.00              8,000           .27
                             -------                                   ---------
                              41,000                                     164,000

                                                                     CONVERSION TO    NEW EXERCISE
                             NUMBER                 EXERCISE PRICE   FUTECH OPTIONS      PRICE
                             ------                 --------------   --------------   ------------
1998 OPTIONS
Carl E. Voigt, IV..........   20,000                     3.30             80,000           .26
Carl E. Voigt, III.........   20,000                     3.30             80,000           .26
Jim Money..................   10,000                     3.00             40,000           .25
Eric Voigt.................   10,000                     3.00             40,000           .25
George Propsom.............   10,000                     3.00             40,000           .25
Karen Patterson............    3,000                     3.00             12,000           .25
Tom Fultz..................
                               3,000                     3.00             12,000           .25
                             -------                                   ---------
                              76,000                                     304,220
                             263,311                                   1,053,244
EXERCISABLE OPTIONS AND WARRANTS(2)

-------------------------
(1) Left employ prior to vesting

(2) To be converted to Futech options.

                                EXHIBIT 3B-3.22

                                 SCHEDULE 3.22

HOURLY PAID EMPLOYEES

      1. Medical Benefits -- Company covers 88% of cost for individual and family upon election by employee. Employees are eligible after 30 days of employment.

      2. Cafeteria Plan -- Employees are eligible to participate in the cafeteria plan, which includes universal life, short-term disability, dental and a variety of flex plans, upon 90 days of employment. The employees cover 100% of the cost.

      3. Long-term Disability -- Company covers 100% of cost after 30 days of employment.

      4. Life Insurance -- Company covers 100% of cost of $10,000 term policy after 30 days of service.

      5. Vacation -- Two weeks paid per annum, three weeks after five years of service.

      6. Holidays -- seven paid holidays upon employment. Holiday pay is not granted if there is an unexcused absence the day preceding or following the holiday. These holidays are generally included though they may change by letter memo at the beginning of each calendar year: New Years Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving, Thanksgiving Friday, Christmas.

      7. Sick Days -- Five days are earned each year and are granted on the first day of the calendar year.

      8. Bonus -- Discretionary by management.

      9. Stock Options -- ?

     10. Simple IRA Plan -- Employees may contribute up to 15% percent of their salary, with a cap of $6,000 per annum, after 90 days of service. Company will match up to 3%.

     11. Hours -- Warehouse: 7:00 AM to 4:00 PM with two 15 minute breaks and 30 minutes for lunch; Office: Flexible, but must work nine hours between 7:00 AM to 5:30 PM with a 1 hour lunch.

     12. Overtime -- None unless approved by supervisor.

     13. Absences -- All absences must be excused by your supervisor. Personal days are used to cover excused absences.

SALARIED EMPLOYEES

     same

                               EXHIBIT 3B -- 3.23

NAME                     RELATIONSHIP           ADDRESS
----                     ------------           -------
Wells Fargo Business
  Credit...............  Line of Credit         111 East Wayne Street, Fort Wayne, IN 46801
                         Facility
Liberty BIDCO
  Investment Corp. ....  Mezzanine Note         3000 Town Center, Suite 830, Southfield, MI
                                                48075-1177
Duke Reality
  Investment, Inc. ....  Warehouse Lease        281 Fortune Circle East, Suite M,
                                                Indianapolis, IN 46241
200 Fifth Avenue
  Associates...........  Showroom Lease         60 East 42nd Street, 53rd Floor, New York, NY
                                                10010
Performance
  Unlimited............  License Agreement      1710 General George Patton Drive, Suite 110,
                                                Brentwood, TN 37027
NBD Bank, N.A. ........  Equipment Lease        151 N. Delaware Street, #850, Indianapolis,
                                                IN 46158
IKON Capital...........  Copier/Fax Lease       P.O. Box 9115, Macon, GA 31208-9115
Pitney Bowes Credit
  Corp. ...............  Postage Machine Lease  P.O. Box 5151, Shelton, CT 06484-7151
Active International...  Media Barter           1 Blue Hill Plaza, Pearl River, NY 10965
Management Computer
  Systems..............  Computer Service       7301 N. Shadeland Ave, Suite B, Indianapolis,
                                                IN 46250
Software Solutions.....  Accounting Software    c/o Management Computer Systems, 7301 N.
                                                Shadeland Ave, Suite B, Indianapolis, IN
                                                46250
Commercial Union
  Insurance............  Property Casualty      c/o Agency Associates, 4545 Northwestern Hwy,
                         Ins.                   Zionsville, IN 46067

                                EXHIBIT 3B-3.35

                                 SCHEDULE 3.35

LICENSE AGREEMENTS:

-  Anjar Company -- "Kreskin's Amazing Oracle Game" license dated October 5,
   1998

-  Baron Design & Development -- "Water Bopper" license dated September 9, 1997

- George Castanis & Delaney Product Development -- "Peanut Butter and Jelly Game" license dated November 1, 1996

-  Gordon Barlow Design -- "A-Z" license dated March 20, 1996

-  Gordon Barlow Design -- "Clowning Around" license dated August 19, 1996

-  Gordon Barlow Design -- "Comfy Couch" license dated August 19, 1996

-  Gordon Barlow Design -- "Disc Shooter Target Set" license dated March 20,
   1996

-  Gordon Barlow Design -- "Giggling Ghosts" license dated August 19, 1996

-  Gordon Barlow Design -- "Limbo Splash" license dated August 19, 1996

-  Gordon Barlow Design -- "Spaghetti Train" license dated August 19, 1996

-  Gordon Barlow Design -- "5 in 1 Game" license dated September 10, 1997

-  Gordon Barlow Design -- "Telephone Game" license dated August 19, 1996

-  Gordon Barlow Design -- "Tug-of-War Game" license dated March 20, 1996

-  Gordon Barlow Design -- "Fishin' Fun" license dated May 19, 1997

- Hollywood Ventures Corporation -- "Big Comfy Couch" license dated November 1, 1995

- Hollywood Ventures Corporation -- "Inflatable Big Comfy Couch" license dated June 1, 1996

-  Ken Johnson -- "Phase 10" license dated December 1, 1986, as amended

- Lydia Freilich & Randy Lister -- "Triangle with Ball Skill Game" license dated November 28, 1997

-  M Design -- "Piranha Game" license dated

-  Meyer/Glass Design -- "Big Shots" license dated November 1, 1996

-  Performance Unlimited -- "Beginner's Bible/Dovetales" dated November 8, 1993

-  Performance Unlimited -- "The Beginners Bible" license dated November 15,
   1997

- Random Games -- "Big Comfy Couch Hidden Treasures" license dated February 27, 1996

-  Random Games -- "Heroes of the Bible" game license dated December 13, 1993

-  Random Games -- "King of the Jungle" game license dated January 6, 1994

-  Random Games -- "Phase 10 Dice" license dated May 21, 1993

-  Random Games -- "Pocahontas Harvest" license dated December 12, 1994

-  Random Games -- "The Jungle Animals Game" dated December 13, 1993

-  Random Games -- "Tortoise and the Hare" game license dated December 13, 1993

-  Royal Tee Inc. and Brainchild Games, Inc. license dated January 1, 1996

-  Seven Towns Ltd. -- "Penguin Panic" license dated July 1, 1998

-  Theora Design -- "Search 4" licensing agreement dated January 11, 1999

-  Yurkovic Design -- "Chairs Game" license dated November 4, 1998

PATENTS/TRADEMARKS:

- Patent #5,873,727 Apparatus for Moving Pieces During a Game Playing Period and an Associated Method of Playing a Game -- application filed September 9, 1997

- Patent Pending -- Multipurpose Game Assembly -- application filed September 3, 1998

-  Trademark "Upsets" -- registration date August 19, 1997

-  Trademark "Toot 'R Ville Express" -- registration date June 30, 1998

-  Trademark "Telephone Tag" -- registration date June 30, 1998

-  Trademark "Big Shot" -- registration date November 11, 1996

-  Trademark "Limbo Splash" -- registration date January 19, 1999

-  Trademark "Piranha" -- registration date February 2, 1999

-  Trademark "Penguin Pileup" -- registration date pending

-  Trademark "Down And Out" -- registration date pending

-  Trademark "Search 4" -- registration date pending

-  Trademark "Squeezed Out" -- registration date pending

-  Trademark "Chairs" -- registration date pending

-  Trademark "Pegs & Jokers" -- registration date pending

-  Trademark "Sound Zone" -- registration date pending

-  Trademark "Child's First" -- registration date pending

                                 EXHIBIT 3C-3.8

14.  COMMITMENTS AND CONTINGENCIES

     In 1998, the former owner of XYZ filed a lawsuit in Wisconsin against the Company, alleging the breach of an employment agreement. The parties have agreed to arbitration in Arizona, and the lawsuit was dismissed. Although the outcome of this matter cannot be determined at this time, management does not believe it will be material to the operations, financial position, or cash flows of the Company.

     On December 22, 1998, Premier Publishing, Inc. filed a complaint in Wisconsin against the Company alleging, among other things, conversion and breach of contract. Discovery is currently ongoing. The outcome of this matter cannot be determined at this time.

     The Company is a party to other litigation in the ordinary course of business. Management, after taking into account the opinion of counsel, believes the ultimate outcome of such matters will not have a material adverse effect on the Company's financial position.

     In December 1997, Goett personally settled a lawsuit against the Company and certain of its shareholders regarding certain patent rights. The Company originally agreed to pay Goett $10,000 per month from July 1, 1998 through June 30, 1999 and an additional payment of $1,500,000 on June 30, 1999 to acquire the rights to the patents and to reimburse Goett for the cost of the settlement. On December 9, 1998, the agreement was revised to omit the $10,000 per month payment in exchange for an advance payment on the $1,500,000, and to change the due date to June 1, 1999. The balance owing at December 31, 1998 is $850,000.

                                EXHIBIT 3C-3.19

3.19

     The following is a listing of the liabilities relating to the companies business which are more than ninety (90) days past due:

Airtouch Cellular...........................................      127.90
William Charles Bundren & Associates, P.C. .................   38,517.51
Chase Manhatten Bank........................................   98,850.69
Digital Industries..........................................    1,334.00
Ernst & Young...............................................   11,237.00
James W. Gick...............................................   13,379.61
Hebert, Schenk & Johnsen....................................    4,807.56
Knobbe, Martens, Olsen & Bear, LLP..........................    3,544.12
Leonard, Dicker, & Schreiber................................    2,244.87
Marvel Entertainment Group, Inc. ...........................   30,000.00
Stephen McTaggert...........................................   17,909.50
MetroTel Business Systems...................................      112.50
Quarles & Brady.............................................  157,857.48
Squire, Sanders & Dempsey...................................   43,636.75
Taylor Design...............................................    3,000.00
Virchow, Krause & Company, LLP..............................    3,500.00
H. C. Wainwright & Company..................................   20,000.00
                                                              ----------
Total liabilities more than 90 days past due................  450,059.49
                                                              ==========

(ii) LIABILITIES ARISING AFTER THE BALANCE SHEET DATE THAT ARE OUTSIDE THE NORMAL COURSE OF BUSINESS.

     The Company has an additional liability in the amount of $1,400,000.00 as of April 29, 1999 for the following contingency in the purchase agreement between the Company and XYZ Group Inc. for the purchase of XYZ Group Inc.:

          "That if the entire $4,000,000.00 is not paid by one year after the Closing, then: (1) interest shall be added to the amount due, calculated on the outstanding balance at the rate of ten percent (10%) per annum from the date of the Closing under paid in full; and (ii) $1,000,000.00 shall be added to the amount payable, as a penalty and said $1,000,000.00 shall accrue interest at the rate of ten percent (10%) per annum for the date which is one year after the Closing until paid in full.

                                EXHIBIT 3C--3.22

     3.22  Employees

     1.  Medical/Dental Benefits

         Company pays 100% of cost for individual and family effective the first month following 30 days of employment. Dental insurance is also available to employees in Wisconsin at a cost to the employee.

     2.  Vacation

         Two weeks paid per annum, 5 days every six months available after 6 months of employment.

         a.  Two weeks (10 days)
             (Accrue 5 days every 6 months from date of hire)

         b.  Three weeks (15 days) after five year anniversary
             (Accrue 7 1/2 days every 6 months from date of hire)

         c.  Four weeks (20 days) after ten year anniversary
             (Accrue 10 days every 6 months from date of hire)

     3.  Eight Holidays with Pay

         These holidays are generally included though they may change at the discretion of management.

                     New Year's Day
                     Good Friday
                     Memorial Day
                     Fourth of July
                     Labor Day
                     Thanksgiving
                     Thanksgiving Friday
                     Christmas

     4.  Stock Options

         Eligibility:  At the discretion of management. Consideration for
         Options: Performance, salary level, and tenure.

     5.  401 K Plan

         Company contribution at the rate of 25% of employee paid in amount up to 4% of one's salary. Vesting and other restriction apply.

     6.  Personal Days/Sick Days

         Each employee has 5 fully paid personal days per year, either in time off or payroll. All employees are entitled to 5 fully paid days per year for major illness requiring hospitalization of 3 days or more.

                                EXHIBIT 3C-3.30

     (i)  any changes in Articles of Certificate of incorporation or bylaws.

     NONE

     (ii)  any change in the numbers of shares of stock issued and outstanding.

     Please refer to the following schedule:

                                             COMMON STOCK                         PREFERRED
                                  ----------------------------------   -------------------------------
                                    SHARES     DOLLARS     ISSUABLE     SHARES     DOLLARS    ISSUABLE
                                  ----------   --------   ----------   ---------   --------   --------
Common Stock issuable in
  connection with XYZ Company
  acquisition...................  14,336,670              $2,867,334
Preferred stock issued in
  connection with acquisition of
  Janex shares..................                                       3,750,000   $750,000
Roderick L. Turner Debt
  conversion, $350,000 loan plus
  accrued interest, 3/1/99......   2,780,555   $417,083
Roderick L. Turner Debt
  conversion, $300,000 loan plus
  accrued interest, 3/1/99......   2,097,342    314,601
Elizabeth D. Pickard Debt
  conversion, $100,000.00 loan
  plus accrued interest,
  3/1/99........................     808,416    121,262
Dyer Holdings, LLC Debt
  conversion, $300,000 loan plus
  accrued interest, 3/1/99......     565,892     84,884
Nehring Family Trust Debt
  conversion, $100,000.00 loan
  plus accrued interest,
  3/1/99........................     808,416    121,262

     (iii) the merger or consolidation of the Merging Company with any or into any other corporation or other entity.

     On March 31, 1998 the Company acquired substantially all of the assets of Gick Publishing, Inc. ("Gick"), for cash consideration of $2,020,000 plus the assumption of certain liabilities totaling $940,452. Gick manufactures and sells foam-based greeting cards and products.

     On May 1, 1998 the Company acquired substantially all of the assets of XYZ Group Inc. ("XYZ"), a wholesaler and distributor of books and various book products including children's electronic toys and book and toy combination products, for consideration of $10,200,000, including a $4,000,000 note payable to the former owner and $2,867,334 payable either in cash or with 14,336,670 shares of the Company's common stock. The note payable is due April 29, 1999 and bears interest at 10 percent. Consideration of 2,332,666 was contingent based on XYZ's future performance. However, these contingencies were not met. On April 29, 1999, an additional $1,400,000.00 is due from this transaction (please see
Section 3.19(ii) for more on this liability).

     On December 11, 1998 the Company acquired approximately 73 percent of the outstanding common stock and 100 percent of the outstanding preferred stock of Janex International, Inc., ("Janex"), a developer, marketer and seller of toys and children's products, for consideration of $1,500,000, consisting of a $750,000 note payable and $750,000 payable with 3,750,000 shares of the Company's preferred stock. The note bears interest at 10 percent and is payable 30 days after the merger of Futech into Janex. Janex is a publicly traded New Jersey based Nasdaq "pink sheet" company which trades under the symbol "JANX".

     (iv)  NONE

     (v) The employment agreement between the Company and Chairman of the Board, Vincent W. Goett has a salary for the calendar year 1999 of $350,000. The Company has recorded and paid this obligation of only an annualized salary of $250,000. The error has been corrected and a payment retroactive to January 1, 1999 will be paid on the payroll of May 28, 1999.

                                EXHIBIT 3C-3.35

                       FUTECH MASTER PATENT STATUS CHART

                            U.S. PATENT APPLICATIONS

           Q&B                                                       FILING           RELATIONAL
         REF. NO.                 TITLE            SERIAL NO.         DATE               DATA                    STATUS
         --------                 -----            ----------        ------           ----------                 ------
370100.90156..............  Scroll Toy          Not Yet Assigned  Not Yet Filed  --                     No application prepared
                                                                                                        or filed per client
                                                                                                        request.
370100.90172..............  Baby Baton          Not Yet Assigned  Not Yet Filed  --                     Ask client for
                                                                                                        instructions as to filing
                                                                                                        01/99.
370100.90181..............  Decorative Novelty  09/025,351        02/18/98       Divisional(1)          Should receive 1st Office
                            Articles                                             Application of Serial  Communication by 08/99.
                                                                                 No. 08/577,609         Status check 08/99.
370100.90245..............  Decorative Novelty  Not Yet Assigned  Not Yet Filed  Continuation In        Under client review
                            Articles                                             Part(2)                (1/13/99).
                            w/Audiovisual                                        (CIP) of Serial No.
                            Enhancements and                                     09/025,351
                            Method Therefor
                            (musical postcard)
370100.90377..............  An Accordion-Type   09/216,612        12/18/98       CIP of Serial No.      Filing Receipt (FR)
                            Electronic Book                                      08/898,056             received with PTO error;
                            and a Method of                                                             expected corrected FR by
                            Manufacture                                                                 06/99.
                            Therefor
370100.90393..............  Apparatus for       08/898,056        07/22/97       Continuation(3) of     Amendment submitted
                            Presenting Visual                                    08/474,707             1/14/99. Check status
                            Material with                                                               07/99.
                            Identified Sensory
                            Material

                            REGISTERED U.S. PATENTS

                Q&B                                                    ISSUE         RELATIONAL
             REF. NO.                      TITLE         PATENT NO.     DATE            DATA                     STATUS
             --------                      -----         ----------    -----         ----------                  ------
370100.90032.......................  Electronic Book     5,417,575    05/23/95  CIP of Patent No.       2nd Maintenance Fee due
                                                                                5,167,508               11/23/02.
370100.90041.......................  Apparatus for       5,484,292    01/16/96  CIP of Serial No.       1st Maintenance Fee due
                                     Combining Audio                            07/685,278              07/16/99.
                                     and Visual Indicia
370100.90059.......................  Electronic Book     5,167,508    12/01/92  CIP of Serial No.       2nd Maintenance Fee due
                                                                                396,129                 06/01/00.
370100.90067.......................  Method of           5,609,488    03/11/97  Divisional of Serial    1st Maintenance Fee due
                                     Combining Audio                            No. 07/980,649          09/11/00.
                                     and Visual Indicia
370100.90091.......................  Game Board          5,772,208    06/30/98           --             1st Maintenance Fee due
                                     Incorporating                                                      12/30/01.
                                     Apparatus for
                                     Selectively . . .
370100.90105.......................  Model Motor         5,782,186    07/21/98           --             1st Maintenance Fee due
                                     Vehicle Track                                                      01/21/02.
                                     System. . . .
370100.90181.......................  Decorative Novelty  5,735,453    04/07/98           --             1st Maintenance Fee due
                                     Articles                                                           10/07/01.
370100.90385.......................  Squeeze Flashlight  5,434,761    07/18/98           --             2nd Maintenance Fee due
                                                                                                        01/18/03.
370100.90407.......................  Activated Work and  4,656,469    04/07/87           --             3rd Maintenance Fee due
                                     Method of Forming                                                  04/07/99.
                                     Same
370100.90415.......................  Visual and Audible  4,703,573    11/03/87           --             3rd Maintenance Fee due
                                     Activated Work and                                                 05/03/99.
                                     Method of Forming
                                     Same

                          FOREIGN PATENT APPLICATIONS

Q&B REFERENCE               TITLE                 COUNTRY     APPLICATION NO.  FILING DATE         RELATIONAL DATA
-------------               -----                 -------     ---------------  -----------         ---------------
370100.90041... Apparatus for Combining Audio  PCT            PCT/US93/10705   11/04/93       Corresponds to U.S. Patent
                and Visual Indicia                                                            No.: 5,484,292
370100.90041... Apparatus for Combining Audio  Europe         94901300.7       06/24/95       PCT/US93/10705
                and Visual Indicia
370100.90041... Apparatus for Combining Audio  Canada         2,150,013        05/23/95       PCT/US93/10705
                and Visual Indicia
370100.90041... Apparatus for Combining Audio  India          1253/Del/93      11/09/93       PCT/US93/10705
                and Visual Indicia
370100.90041... Apparatus for Combining Audio  Japan          513158/94        06/24/95       PCT/US93/10705
                and Visual Indicia
370100.90059... Electronic Book                PCT            PCT/US92/03056   04/14/92       US Serial No. 07/685,278
370100.90059... Electronic Book                Europe         92911059.1       04/14/92       PCT/US92/03056
370100.90059... Electronic Book                Canada         2,108,554        10/15/93       PCT/US92/03056

Q&B REFERENCE              STATUS
-------------              ------
370100.90041..  Completed.

370100.90041..  Response to Office Action
                filed 12/06/98; check status
                06/99.
370100.90041..  Office Action Response Due
                05/12/99.
370100.90041..  Check status 06/99.

370100.90041..  Request for Examination due
                11/04/00.
370100.90059..  Completed.
370100.90059..  Response filed with EPO
                12/98; check status 06/99.
370100.90059..  Annuity and Request for
                Examination due 04/14/99.
                Need client instructions by
                02/14/99.

Q&B REFERENCE               TITLE                 COUNTRY     APPLICATION NO.  FILING DATE         RELATIONAL DATA
-------------               -----                 -------     ---------------  -----------         ---------------
370100.90059... Electronic Book                S. Korea       18,887/92        10/14/92       PCT/US92/03056
370100.90059... Electronic Book                Japan          510057/92        04/14/92       PCT/US92/03056
370100.90059... Electronic Book                India          886/Del/92       09/30/92       PCT/US92/03056
370100.90059... Electronic Book                Kazakhstan     Not Yet          11/15/93       PCT/US92/03056
                                                              Assigned
370100.90083... Laminated Sheet Product        PCT            PCT/US97/21276   11/18/97       U.S. Serial No.:
                Containing                                                                    60/031,184
370100.90091... Game Board Incorporating       PCT            PCT/US96/17589   11/05/96       U.S. Serial No: 08/554,734
                Apparatus for Selectivity
370100.90091... Game Board Incorporating       Canada         2,236,891        11/05/96       PCT/US96/17589
                Apparatus for Selectively
370100.90091... Game Board Incorporating       Europe         96938731.5       11/05/96       PCT/US96/17589
                Apparatus for Selectively
370100.90091... Game Board Incorporating       India          2436/Del/96      11/06/96       U.S. Serial No.:
                Apparatus for Selectively                                                     08/554,734
370100.90105... Model Motor Vehicle Track      PCT            PCT/US97/23943   12/24/97       U.S. Serial No.:
                System                                                                        08/775,956
370100.90181... Decorative Novelty Articles    PCT            PCT/US96/18098   11/08/96       U.S. Serial No.:
                                                                                              08/557,609
370100.90181... Decorative Novelty Articles    Europe         96939659.7       11/08/96       PCT/US96/18098

Q&B REFERENCE              STATUS
-------------              ------
370100.90059..  Request for Examination
                filed; check status 03/99.
370100.90059..  Request for Examination due
                04/14/99. Per client
                instructions, will permit
                ABANDONMENT on 04/14/99.
370100.90059..  Check status 01/99.
370100.90059..  Check status 01/99.
370100.90083..  National Phase filing due
                5/19/99.
370100.90091..  Completed.
370100.90091..  Maintenance Fee due 11/05/99.
                Request for Examination due
                11/05/99.
370100.90091..  Follow up by 03/99 on request
                for status sent 02/99.
370100.90091..  Check status due 03/99.
370100.90105..  National Phase filing due
                07/03/99.
370100.90181..  Completed.
370100.90181..  Renewal due 11/30/99. Need
                client instruction by 09/99.

                           REGISTERED FOREIGN PATENTS

Q&B REFERENCE               TITLE                 COUNTRY       PATENT NO.      ISSUE DATE         RELATIONAL DATA
-------------               -----                 -------       ----------      ----------         ---------------
370100.90059... Electronic Book                Australia      664,701          03/19/96       PCT/US92/03056

Q&B REFERENCE              STATUS
-------------              ------
370100.90059..  Annuity due 04/14/99.

                             ABANDONED APPLICATION

                                                     SERIAL       FILING                         RELATIONAL
    REFERENCE                  TITLE                   NO.         DATE       COUNTRY               DATA
    ---------                  -----                 ------       ------      -------            ----------
FUT04-0370.......  Apparatus for Combining Audio  08/474,707     06/07/95   U.S.           Parent application to
                   and Visual Material                                                     pending continuation
                                                                                           application 08/898,056
370100.90041.....  Apparatus for Combining Audio  702092/1995    05/24/95   South Korea    PCT/US93/10705
                   and Visual Indicia
370100.90041.....  Apparatus for Combining Audio  None.          None.      Brazil         PCT/US93/10705
                   and Visual Indicia
370100.90059.....  Electronic Book                9211105.0      10/14/92   China          PCT/US92/03056
370100.90059.....  Electronic Book                93058476/09    10/15/93   Russia         PCT/US92/03056
370100.90059.....  Electronic Book                9400697.2      08/09/94   Uzbekistan     PCT/US92/03056
370100.90083.....  Laminated Sheet Product        97/10411       11/19/97   South Africa   U.S. Serial No.:
                   Containing                                                              60/031,184


    REFERENCE              STATUS
    ---------              ------
FUT04-0370.......  File kept with Serial
                   No. 08/898,056.

370100.90041.....  ABANDONED per client
                   instructions.
370100.90041.....  Filing deadline missed
                   by prior firm.
370100.90059.....  ABANDONED per client
                   instructions.
370100.90059.....  ABANDONED per client
                   instructions.
370100.90059.....  ABANDONED per client
                   instructions.
370100.90083.....  ABANDONED per client
                   instruction.

                                                     SERIAL       FILING                         RELATIONAL
    REFERENCE                  TITLE                   NO.         DATE       COUNTRY               DATA
    ---------                  -----                 ------       ------      -------            ----------
370100.90083.....  Printed Speaker for            60/031,184     11/19/96   U.S.           PCT/US97/21276
                   Incorporation into a           (Provisional)
                   Laminated Sheet Product
370100.90083.....  Printed Battery for            60/031,185     11/19/96   U.S.           PCT/US97/21276
                   Incorporation into a           (Provisional)
                   Laminated Sheet Product
370100.90105.....  Model Motor Vehicle Track      98/0027        01/05/98   South Africa   U.S. Serial No.:
                   System                                                                  08/775,956


    REFERENCE              STATUS
    ---------              ------
370100.90083.....  ABANDONED after filing
                   PCT application.
370100.90083.....  ABANDONED after filing
                   PCT application.
370100.90105.....  ABANDONED per client
                   instructions.

                               ABANDONED PATENTS

                                                     PATENT       ISSUE                          RELATIONAL
    REFERENCE                  TITLE                   NO.         DATE       COUNTRY               DATA
    ---------                  -----                 ------       -----       -------            ----------
370100.90041.....  Apparatus Combining Audio and  10815          02/23/96   Sri Lanka      PCT/US93/10705
                   Visual Indicia
370100.90041.....  Apparatus Combining Audio and  673,219        02/18/97   Australia      PCT/US93/10705
                   Visual Indicia
370100.90059.....  Electronic Book                178,299        06/07/95   Mexico         PCT/US92/03056
370100.90059.....  Electronic Book                57,656         09/01/90   Taiwan         U.S. Serial No.
                                                                                           07/396,129


    REFERENCE              STATUS
    ---------              ------
370100.90041.....  ABANDONED per client
                   instructions.
370100.90041.....  ABANDONED per client
                   instructions.
370100.90059.....  ABANDONED per client
                   instructions.
370100.90059.....  ABANDONED per client
                   instructions.

                      [PATENT MARKING GUIDELINES TO COME]

     f. In summary, assume a product is covered by U.S. Patent 1,234,567 and several patent applications pending in the U.S. and abroad. Here, the product should be marked as: "U.S. Patent 1,234,567. U.S. and Foreign Patents Pending."

     1. Divisional Application: As a beginning proposition, under U.S. Patent Law, you can protect only one invention per patent. Occasionally, a Patent Examiner will allege that an applicant is attempting to protect more than one invention in a single patent application. In response, the applicant must select which one of the inventions to prosecute in the patent application. Then, the applicant can file what is known as a "divisional application" to prosecute claims directed to the other invention.

     2. Continuation In Part Application: Assuming you have a patent application A that discloses the details of an invention, you can file a CIP application that adds "new matter" (details of the invention not in application
A). Claims in the CIP application that depend on only the disclosure from application A for support are granted application A's filing date; however, claims in the CIP application that rely on material first disclosed in the CIP application will get the later filing date of the CIP application.

     3. Continuation Application: Assume you have an application A that a Patent Examiner is not ready to allow as a patent. We have three options, namely, abandon the application, appeal the Examiner's determination, or file a continuation application. The continuation application permits us to continue arguing the merits of the invention by narrowing the claims to get around the prior art in hopes of obtaining a patent. A continuation application is like a CIP application without any new matter. In other words, application A and its continuation application have the same disclosure and effective filing date, though they may have claims of different scope.

                                EXHIBIT 3D-3.19

SECTION 3.19  OUTSTANDING LIABILITIES

Janex International, Inc.
Accounts Payable 90 days or over
as of 5-19-99

VENDOR                                                          AMOUNT
------                                                          ------
Character Connections.......................................  $  2,064.00
Federal Express.............................................  $     64.70
International Business Directories..........................  $    186.50
Lion Pride Industries, Inc. ................................  $  1,000.00
Walt Disney Company.........................................  $ 62,359.02
Warner Brothers.............................................  $ 25,329.00
The Lyons Group.............................................  $ 27,500.00
Leisure Concepts............................................  $ 25,000.00
Les Friedland & Assoc. .....................................  $ 87,169.81
Penn Design, Inc. ..........................................  $  1,900.00
Pitney Bowes................................................  $    141.99
RIA Group...................................................  $    552.20
Xerox Corporation...........................................  $     29.68
                                                              -----------
          TOTAL.............................................  $233,296.90

                                EXHIBIT 3D-3.22

3.22  EMPLOYEES.

Salaried Employees:

     1.  Medical/Dental Benefits

         Company pays 100% of cost for individual and family coverage effective the first month following 30 days of employment.

     2.  Vacation

         Vacation accrual begins with the first month of hire. Monthly accrual rates are determined by the employee's anniversary date. Vacation accrues at a rate of 6.25 hours each month of full-time service (10 days for every 12 months) up through the first year of continuous employment. Accrual rates thereafter are as follows:

                                       HOURS ACCRUED
            DURING YEAR                  PER MONTH      YEARLY TOTAL
            -----------                -------------    ------------
 2 to 5.............................        6.25          10 days
 6 to 10............................        9.38          15 days
11 to 15............................       12.50          20 days
16 plus.............................       15.63          25 days

         If the employee's 5th, 10th, or 15th anniversary date falls on or before the last working day of the month, the employee will accrue the higher rate for that month. Vacation is not earned while an employee is on a leave of absence. Employees may take total "available" vacation at any time throughout the year, subject to supervisor approval. All vacations must be scheduled in advance with the employee's supervisor. An employee's vacation time vests when it is accrued, excepting that vacation time accrued during the first six month period, and can be carried over to future calendar years if not taken. This means that the earned vacation is permanently credited to the employee.

         An employee cannot take more than 15 consecutive days of vacation (excluding Saturdays, Sundays, and Holidays) in any one calendar year without the approval of the President. Upon termination, the employee's accrued, but not taken vacation hours, will be added to the final paycheck using the employee's then current, straight-time hourly rate for conversion.

         The Company reserves the right to cash out, i.e., payoff, any accrued vacation benefits at any time on the basis of an employee's compensation rate at the time of the cash out.

     3.  Holidays

         Janex International, Inc. provides ten paid holidays each year. The Company is officially closed on New Years Day, Martin Luther King Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving, Christmas Eve, and Christmas Day.

     4.  Hours

         Office: 8:00am to 5:00pm with 1 hour lunch, Monday through Friday.

     5.  Absences

         Non-emergency doctor or dentist appointments to be scheduled after business hours or on Saturday, if possible, otherwise all absences must be excused by your supervisor.

     All insurance must be provided by a recognized insurance company having a Best's Rating of no less than AA. As proof of such insurance, a fully paid certificate of insurance naming Futech as an additional insured shall be submitted to Futech's office as and when requested by Futech, within thirty (30) days after written request is made therefor. Futech shall be entitled throughout the term of this Agreement, to a copy of the prevailing policies of insurance. The policies of insurance must be non-cancelable except after thirty (30) days prior written notice to Futech.

                                  EXHIBIT 3.36

                                       TO

                                MERGER AGREEMENT

                          (ALLOWED EXCESS LIABILITIES)

A.  DAMERT.

     $100,000.00; provided, however, that there shall also be a limit on the liability of DaMert and its Shareholders under the representations and warranties in this Agreement in the amount of $2,000,000.00 for items for which DaMert and its Shareholders were not aware as of the time of the Closing.

B.  FUNDEX.

     $100,000.00; provided, however, that there shall also be a limit on the liability of Fundex and its Shareholders under the representations and warranties in this Agreement in the amount of $2,000,000.00 for items for which Fundex and its Shareholders were not aware as of the time of the Closing.

C.  FUTECH.

     $100,000.00; provided, however, that there shall also be a limit on the liability of Futech and its Shareholders under the representations and warranties in this Agreement in the amount of $2,000,000.00 for items for which Futech and its Shareholders were not aware as of the time of the Closing.

D.  JANEX.

     $100,000.00; provided, however, that there shall also be a limit on the liability of Janex and its Shareholders under the representations and warranties in this Agreement in the amount of $2,000,000.00 for items for which Janex and its Shareholders were not aware as of the time of the Closing.

E.  TRUDY.

     $100,000.00; provided, however, that there shall also be a limit on the liability of Trudy and its Shareholders under the representations and warranties in this Agreement in the amount of $2,000,000.00 for items for which Trudy and its Shareholders were not aware as of the time of the Closing.

                                 EXHIBIT 4.1.7

                              TO MERGER AGREEMENT

                            (FORM OF LEGAL OPINION)

                                 [LETTER HEAD]

[DATE]

Futech Interactive Products, Inc.
Attention: Vincent W. Goett, CEO
2999 North 44th Street, Suite 225
Phoenix, Arizona 85018-7247

     Re: Merger Transaction (the "TRANSACTION") Among Futech Interactive Products, Inc., an Arizona corporation ("FUTECH"), Trudy Corporation, a Delaware corporation ("TRUDY"), Fundex Games, Ltd., a Nevada corporation ("FUNDEX"), DaMert Company, a California corporation ("DAMERT"), Janex International, Inc., a Colorado corporation ("JANEX"), Futech Interactive Products (Delaware) Inc., a newly formed Delaware corporation ("FUTECH DELAWARE"), [New Sub], a newly formed Nevada corporation ("NEW SUB") (collectively, the "MERGING COMPANIES"), and those shareholders (the "SHAREHOLDERS") of Futech, Trudy, Fundex, DaMert and Janex identified on the signature pages of the Merger Agreement, dated May
          ------------, 1999 (the "MERGER AGREEMENT").

Gentlemen:

     We have acted as special counsel to
     ------------------ (hereinafter the "CORPORATION") in connection with the Transaction. You have requested an opinion regarding certain matters relating to the Merger Agreement and related documents, and the Transaction. Capitalized terms used in this letter, and not otherwise defined in this letter, shall have the meaning given to them in the Documents (defined below). This opinion is limited to the merger of the Corporation into Futech Interactive Products, Inc., a Delaware corporation [New Sub -- for Fundex], and that portion of the Transaction relating to such merger and does not address, cover or relate to any other merger of any company or any other portion of the Transaction

     For purposes of this opinion, we have examined such questions of law and fact as we have deemed necessary or appropriate, and have relied upon such agreements, documents, instruments, records, certificates, opinions and other statements of government officials and representatives of the Corporation as we deemed applicable to the Transaction and necessary as a basis for our opinion (collectively, the "DOCUMENTS").

     As to any question of fact material to our opinion, we have relied solely upon copies of the Corporation's Certificate or Articles of Incorporation, filed with
------------- (the "Commission") on
-------------, 19
--, and
-------------
--, filed with the Commission on
-------------, 19
--, the Bylaws of the Corporation certified by an officer of the Corporation as in effect on the Closing of the Transaction, a certificate of good standing of the Corporation from the Commission, dated immediately prior to the Closing, and representations and warranties of the Corporation contained in the Merger Agreement and the Documents.

     Based on the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

      1. The Corporation is duly organized, validly existing, and in good standing under the laws of the State of
         ----------------------.

      2. To the best of our knowledge, the Corporation's authorized capital is as is disclosed in the Merger Agreement.

      3. To the best of our knowledge, the Corporation has the requisite corporate power and corporate authority: (i) to own and operate its properties and assets; (ii) to carry out its business as such business is currently being conducted; and (iii) to carry out the terms and conditions applicable to it under the Merger Agreement. The execution, delivery and performance of the Merger Agreement by the Corporation have been duly authorized by all requisite corporate action on the part of the Corporation and the Merger Agreement has been duly executed and delivered by the Corporation.

      4. We have no knowledge of any pending or threatened litigation or other legal proceeding against the Corporation, other than as may be disclosed in the Merger Agreement.

      5. To our knowledge, the execution and delivery of the Merger Agreement, and consummation of the Transaction by the Corporation, will not conflict with or result in a violation of any applicable law or rule affecting the Corporation.

      6. To our knowledge, no consent, approval, authorization, or other action by, or filing with, any federal, state, or local governmental authority is required in connection with the execution and delivery by the Corporation of the Merger Agreement and the consummation of the Transaction by the Corporation, other than filings required by federal and state securities laws, or, if any of the foregoing is required, it has been obtained.

      7. The execution and delivery of the Merger Agreement and consummation of the Transaction by the Corporation will not conflict with or result in a violation of the Corporation's Articles of Incorporation or Bylaws.

      8. To the best of our knowledge, the execution and delivery of the Merger Agreement and consummation of the Transaction by the Corporation will not conflict with or result in a violation of any judgment, order, or decree of any court or governmental agency to which the Corporation is a party or by which the Corporation is bound.

      9. We are not aware of any judgment, order or decree of any court or governmental agency to which the Corporation is a party or by which the Corporation is bound.

     10. To our knowledge, the execution and delivery of the Merger Agreement, and consummation of the Transaction by the Corporation, will not conflict with or result in a violation of any contract, indenture, instrument, or other agreement to which the Corporation is a party or by which the Corporation is bound.

     11. We are not aware of any reason why the Merger Agreement would not constitute the legal, valid, and binding obligations of the Corporation, enforceable in accordance with its terms.

     In rendering the foregoing opinions, we have assumed: (i) the genuineness of the signatures not witnessed, the authenticity of documents submitted as originals, and the conformity to originals of documents submitted as copies;
(ii) the legal capacity of the natural person executing the documents; (iii) that the documents accurately describe and contain the mutual understanding of the parties, and that there are no oral or written statements or agreements that modify, amend, or vary, or purport to modify, amend, or vary, any of the terms of the Documents; (iv) that the Corporation owns all of the property, assets and rights purported to be owned by it; and (v) the Merger Agreement, related documents and all of the Documents to which any person other than the Corporation is a party are the legal, valid and binding obligations of such party, enforceable against such party in accordance with their respective terms.

     The opinions set forth above are subject to the following qualifications and limitations:

     (i) The enforceability of the Documents may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, arrangement, or other similar laws relating to or affecting the rights of creditors generally; and

     (ii) The enforceability of the Documents is subject to general principles of equity, including principles of fair dealing, good faith and commercial reasonableness.

     (iii) Whenever this opinion with respect to the existence or absence of facts is indicated to be based on our "knowledge" or awareness or lack thereof, it is intended to signify that during the course of our representation of the Corporation, this constitutes only the information which has come to the attention of any lawyer of our firm who has active involvement in the Transaction or who is primarily responsible for providing a response to a particular opinion issue or confirmation regarding a particular factual finding which would give the firm actual knowledge or notice of the existence or absence of such facts. Insofar as this opinion relates to factual matters, we relied upon inquiries made of the corporation and its officers. Although nothing has come to our attention leading us to question the accuracy of the responses to our inquiries, we have not, except as specifically noted in this opinion, made any independent inquiry or investigation.

     We are members of the Bar of the State of ------------------, and, except as expressly set forth herein, our opinion is limited to matters governed by
------------- law including the portion of such law dealing with corporations. The opinions expressed in this letter are based upon the law of such jurisdiction in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or otherwise.

     We authorize and agree to accept facsimile signatures to this letter as if the same were originals.

Yours Truly,

[LAW FIRM]
[LAWYER]

                                  EXHIBIT 4.2

                                       TO

                                MERGER AGREEMENT

                 (CONDITIONS FOR PARTICULAR MERGING COMPANIES)

A.  DAMERT.

     New Futech shall have executed and delivered to Fred DaMert and Gail Patton DaMert at the Closing Employment Agreements as described in EXHIBIT 2.8.1.

     New Futech shall have obtained the releases as called for in Section A. of
EXHIBIT 2.10.

B.  FUNDEX.

     New Futech shall have executed and delivered to Carl E. Voigt, IV and Carl
E. Voigt, III at the Closing Employment Agreements as described in EXHIBIT
2.8.1.

     New Futech shall have obtained the releases of guaranties as called for in Section B. of EXHIBIT 2.10.

     New Sub shall have executed and delivered to Carl E. Voigt, IV UCC-1 Financing Statements as called for in EXHIBIT 1.6.

C.  FUTECH.

     Fred DaMert, Gail Patton DaMert, Carl E. Voigt, IV, Carl E. Voigt, III, and William W. Burnham shall have executed and delivered to New Futech at the Closing Employment Agreements as described in EXHIBIT 2.8.1.

D.  JANEX.

     Not Applicable.

E.  TRUDY.

     New Futech shall have executed and delivered to William W. Burnham at the Closing an Employment Agreement as described in EXHIBIT 2.8.1.

                                  EXHIBIT 6.5

                                       TO

                                MERGER AGREEMENT

                  (SURVIVING PROVISIONS OF LETTERS OF INTENT)

A.  DAMERT.

     Those provisions of the Letter of Intent between DaMert and Futech, dated March 24, 1999, which are specifically designated as legally binding upon the parties shall continue to be binding upon the parties thereto.

B.  FUNDEX.

     Those provisions of the Letter of Intent between Fundex and Futech, dated March 4, 1999, which are specifically designated as legally binding upon the parties shall continue to be binding upon the parties thereto.

C.  FUTECH.

     Not Applicable.

D.  JANEX.

     Not Applicable.

E.  TRUDY.

     Those provisions of the Letter of Intent between Trudy and Futech, dated December 16, 1998, which are specifically designated as legally binding upon the parties shall continue to be binding upon the parties thereto.

                                  EXHIBIT 6.13

                                       TO

                                MERGER AGREEMENT

                           (MAILING LIST FOR NOTICES)

A.  DAMERT.

If to DaMert:                DaMert Company
                             1609 Fourth Street
                             Berkeley, California 94710
                             Attn: Fred and Gail DaMert
with copy to:                Peter Whitman
                             1717 Embarcadero Road
                             Palo Alto, California 94303
If to Fred DaMert:           Fred DaMert
                             1609 Fourth Street
                             Berkeley, California 94710
If to Gail Patton DaMert:    Gail Patton DaMert
                             1609 Fourth Street
                             Berkeley, California 94710

B.  FUNDEX.

If to Fundex:                Fundex Games, Ltd.
                             2237 Directors Row
                             Indianapolis, Indiana 46241
                             Attn: Carl E. Voigt, IV
with copy to:                Mitchell Roth
                             200 North LaSalle, #2100
                             Chicago, Illinois 60601
If to Carl E. Voigt, IV:     Carl E. Voigt, IV
                             2237 Directors Row
                             Indianapolis, Indiana 46241
If to Carl E. Voigt, III:    Carl E. Voigt, III
                             2237 Directors Row
                             Indianapolis, Indiana 46241

C.  FUTECH.

If to Futech:                Futech Interactive Products, Inc.
                             2999 North 44th Street, Suite
                             Phoenix, Arizona 85018-7247
                             Attn: Vincent W. Goett

with copy to:                Thomas R. Lofy
                             9445 North 37th Street
                             Phoenix, Arizona 85028

D.  JANEX.

If to Janex:                 Janex International, Inc.
                             c/o Futech Interactive Products, Inc.
                             2999 North 44th Street, Suite
                             Phoenix, Arizona 85018-7247
                             Attn: Vincent W. Goett
with copy to:                Quarles & Brady, LLP.
                             Attn: Mark Briggs
                             One East Camelback Road, Suite 400
                             Phoenix, Arizona 85012

E.  TRUDY.

If to Trudy:                 Trudy Corporation
                             353 Main Avenue
                             Norwalk, Connecticut 06851-1552
                             Attn: William W. Burnham
with copy to:                Charles E. Barnett
                             McGovern & Associates
                             One Lafayette Place
                             Greenwich, Connecticut 06830
If to Elisabeth T. Prial:    Elisabeth T. Prial
                             353 Main Avenue
                             Norwalk, Connecticut 06851-1552
If to William W. Burnham:    William W. Burnham
                             353 Main Avenue
                             Norwalk, Connecticut 06851-1552
If to Alice B. Burnham:      Alice B. Burnham
                             353 Main Avenue
                             Norwalk, Connecticut 06851-1552

                                  EXHIBIT 6.14

                                       TO

                                MERGER AGREEMENT

                            (BROKERAGE FEES PAYABLE)

A.  DAMERT.

     DaMert has entered into an agreement with CorDev Corporation (Bob Oliver) relating to the sale of DaMert. The amount paid will be $200,000 cash and 21,333 shares of New Futech common stock which will be paid by New Futech.

B.  FUNDEX.

     Not Applicable.

C.  FUTECH.

     Not Applicable.

D.  JANEX.

     Not Applicable.

E.  TRUDY.

     Trudy's financial advisor, James P. McGough, represents Trudy in connection with the Mergers, and shall be compensated by Trudy paying him cash in the amount of $43,670, and by Trudy issuing him Trudy stock, which will participate in the Merger consideration ($16,330 of the cash and 14,314 shares of the New Futech common stock), for services rendered with respect to the negotiation and closing of the Mergers.

                                                                    (APPENDIX B)

                          CERTIFICATE OF INCORPORATION
                                       OF
                  FUTECH INTERACTIVE PRODUCTS (DELAWARE) INC.

     1. Name. The name of the Corporation is Futech Interactive Products (Delaware) Inc.

     2. Registered Office and Agent. The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     3. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

     4. Authorized Stock. The total number of shares of stock which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares, having a par value of one-tenth of one cent ($.001) per share. The authorized shares shall be comprised of Forty-Five Million (45,000,000) shares designated as "Common Stock" and Five Million (5,000,000) shares designated as "Preferred Stock".

     The Preferred Stock may be divided into and issued in series, and authority is hereby expressly granted to the Board of Directors, by resolution or resolutions adopted by the Board of Directors, to divide, from time to time, any and all of such Preferred shares into series and to fix and determine the relative rights and preferences of the shares of any series so established, including (a) the rate of dividend payable thereon and whether such dividends shall be cumulative, noncumulative or partially cumulative; (b) the extent to which such dividends are payable on a parity with or in preference to the dividends payable on the shares of any other class or series of stock; (c) the amount which shall be paid to the holders thereof in the event of voluntary or involuntary liquidation; (d) the terms and conditions on which the holders thereof may convert the same into any other class or series of stock, if the shares of any series are issued with the privilege of conversion; (e) the price at and the terms and conditions on which the shares may be redeemed and the terms or amount of any sinking fund provided for the purchase or redemption thereof; (f) the voting rights, if any, of the holders thereof; and (g) such other provisions as may be permitted to be fixed by the Board of Directors of the corporation pursuant to the laws of the State of Delaware, as in effect at the time of the creation of any such series.

     5. Incorporator. The name and mailing address of the incorporator is as follows:

NAME                                  MAILING ADDRESS
----                                  ---------------
Leezie Kim                            One East Camelback Road
                                      Suite 400
                                      Phoenix, Arizona 85012-1649

     6. Number of Directors. The number of directors of the Corporation, and the division of directors into classes (if any), shall be fixed by, or in the manner provided in, the Bylaws.

     7. Elimination of Certain Liability of Directors. No director of the Corporation shall be held personally liable to the Corporation or its stockholders for monetary damages of any kind for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. No amendment to or repeal of this Section 7 shall adversely affect any right or protection of any director of the Corporation existing at the time of such amendment or repeal for or with respect to acts or omissions of such director prior to such amendment or repeal.

     8. Amendments to Bylaws. In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

     9. Amendments to Certificate. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 7th day of June, 1999.

                                          /s/ LEEZIE KIM
                                          --------------------------------------
                                          Leezie Kim, Sole Incorporator

                                     BYLAWS

                                       OF

                  FUTECH INTERACTIVE PRODUCTS (DELAWARE) INC.

                                    ADOPTED

                                  JUNE 7, 1999

                                   ARTICLE I

                                    OFFICES

     1.01. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

     1.02. Principal Business Office. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

     2.01. Place of Meeting. All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in duly executed waiver of notice thereof.

     2.02. Annual Meeting. Annual meetings of stockholders shall be held on the last Tuesday of April if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors. At such annual meeting, the stockholders shall elect by a plurality vote, by written ballot, a Board of Directors and shall transact such other business as may properly be brought before the meeting.

     2.03 Notice of Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

     2.04 Closing of Transfer Books or Fixing Record Date. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     2.05. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board and CEO or President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     2.06. Notice of Meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. The business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     2.07. Quorum. Except as otherwise provided by statute or by the Certificate of Incorporation, the holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     2.08. Voting of Shares. When a quorum is present at any meeting, the vote of the holders of a majority of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

     At all elections of directors of the corporation each stockholder having voting power shall be entitled to exercise the right of cumulative voting as provided in the Certificate of Incorporation.

     2.09. Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III

                                   DIRECTORS

     3.01. General Powers and Number. The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders or by others.

     The number of directors which shall constitute the whole Board shall be nine (9), and directors shall be classified with respect to the time for which they shall hold office by dividing them into three (3) classes, each class to consist of three (3) directors. The directors of the first class shall hold office for an initial term expiring at the annual meeting of stockholders in 2000, the directors of the second class for an initial term expiring at the annual meeting of stockholders in 2001, and the directors of the third class for an initial term expiring at the annual meeting of stockholders in 2002. At the close of each annual meeting of this corporation, the successors to the class of directors whose terms expire that year shall be elected by the stockholders and shall commence to hold office for a term of three (3) years, or until their successors have been elected and qualified, or until their prior death, resignation or removal.

     The number of directors may be increased or decreased from time to time by amendment to this Section, adopted by the stockholders, but no decrease shall have the effect of shortening the term of an incumbent director. In the event of an increase in the number of directors, the stockholders or the remaining directors shall assign the newly created directorship(s) to the appropriate class or classes so that the three (3) classes shall continue to consist of, as nearly as possible, an equal number of directors.

     3.02. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

     3.03. Annual Meeting. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     3.04. Regular Meetings. Regular meetings of the Board of Directors may be held within or without the State of Delaware without notice, at such time and at such place as shall from time to time be determined by the Board.

     3.05. Special Meetings. Special meetings of the Board may be held within or without the State of Delaware and may be called by the Chairman of the Board and CEO or President on forty-eight hours notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors.

     3.06. Quorum. At all meetings a majority of the number of directors as provided in Section 3.01 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     3.07. Action By Unanimous Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writings are filed with the minutes of proceedings of the Board or committee.

     3.08. Participation By Conference Telephone. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     3.09. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of directors when required.

     3.10. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     3.11. Removal of Directors. Unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board of Directors may be removed from office by thestockholders, but only for cause and only by the holders of a majority of shares entitled to vote at an election of directors.

                                   ARTICLE IV

                                    NOTICES

     4.01. Notice. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

     4.02. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V

                                    OFFICERS

     5.01. Number. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board and CEO, a President, a Vice President, a

Secretary and a Treasurer. The Board of Directors may also choose additional Vice Presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these bylaws otherwise provide.

     5.02. Election and Term of Office. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board and CEO, a President, one or more Vice Presidents, a Secretary and a Treasurer. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

     5.03. The Chairman of the Board and CEO. The Chairman of the Board and CEO shall be the chief executive officer of the corporation. He or she shall preside at all meetings of the stockholders and the Board of Directors and shall have executive management of the business of the corporation and see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board and CEO shall direct the affairs and policies of the corporation, subject to any direction which may be given by the Board of Directors. The Chairman of the Board and CEO shall have authority to designate the duties and powers of the officers and delegate specialpowers and duties to specified officers, so long as such designations shall not be inconsistent with applicable laws, these bylaws, or action of the Board of Directors. The Chairman of the Board and CEO shall have such other powers and duties as may, from time to time, be prescribed by these bylaws or by resolution of the Board of Directors.

     5.04 The President. The President shall be the chief operating officer of the corporation and, subject to the control of the Board of Directors and Chairman of the Board and CEO, shall in general supervise and control all of the day-to-day business and affairs of the corporation. In the absence of the Chairman of the Board and CEO, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The President shall have such other powers and duties as may, from time to time, be prescribed by these bylaws or by the Board of Directors or Chairman of the Board and CEO.

     5.05 The Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     5.06 The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and shall record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose. The Secretary shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be. The Secretary shall have custody of the corporate seal of the corporation (if one is adopted by the Board of Directors) and the Secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it. When so affixed, the corporate seal may be attested by the Secretary's signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

     5.07 The Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, the Treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office and for the restoration to the corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under his or her control belonging to the corporation.

     5.08 Assistant Secretaries and Assistant Treasurers. There shall be such number of assistant secretaries and assistant treasurers as the Board of Directors may appoint as it shall deem necessary. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) may sign with the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors, and shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. The assistant secretary or assistant treasurer, in general, shall, in the absence of the Secretary or Treasurer, as appropriate, or in the event of their inability or refusal to act, perform the duties and exercise the powers of the Secretary or Treasurer, as appropriate, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     5.09. Other Assistants and Acting Officers. The Board of Directors may, from time to time appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     5.10. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

                                   ARTICLE VI

                        CERTIFICATE FOR SHARES OF STOCK
                               AND THEIR TRANSFER

     6.01. Certificate for Shares. The shares of the corporation may be represented by a certificate or may be uncertificated. Certificates shall be signed by, or in the name of the corporation by, the chairman or vice chairman of the Board of Directors, if any, or the President or a Vice President and the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation.

     Upon the face or back of each stock certificate issued to represent any partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, shall be set forth the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

     If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or (218)(a) or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     6.02. Facsimile Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if that person were such officer, transfer agent or registrar at the date of issue.

     6.03. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     6.04. Transfers of Shares. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     6.05. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                  ARTICLE VII

               INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES
                                AND OTHER AGENTS

     7.01. Indemnification of Directors and Officers. The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware as the same now exists or may hereafter be amended, indemnify any person against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation. For purposes of this Section 7.01, a "director" or "officer" of the corporation shall mean any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     The corporation shall be required to indemnify a director or officer in connection with an action, suit, or proceeding (or part thereof) initiated by such director or officer only if the initiation of such action, suit, or proceeding (or part thereof) by the director or officer was authorized by the board of Directors of the corporation.

     The corporation shall pay the expenses (including attorneys' fees) incurred by a director or officer of the corporation entitled to indemnification hereunder in defending any action, suit or proceeding refereed to in this
Section 7.01 in advance of its final disposition; provided, however, that payment of expenses incurred by a director or officer of the corporation in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should ultimately be determined that the director or officer is not entitled to be indemnified under this Section 7.01 or otherwise.

     The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the corporation's Certificate of Incorporation, these bylaws, agreement, vote of the stockholders or disinterested directors or otherwise.

     Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

     7.02. Indemnification of Others. The corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware as the same now exists or may hereafter be amended, to indemnify any person (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incorrect in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was an employee or agent of the corporation. For purposes of this Section 7.02, an "employee" or "agent" of the corporation (other than a director or officer) shall mean any person (i) who is or was an employee or agent of the corporation,
(ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     7.03. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.01. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     8.02. Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

     8.03. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     8.04. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

     8.05. Seal. The corporation may have a seal which shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE IX

                                   AMENDMENTS

     These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. Notwithstanding the foregoing, Sections 3.01 and
3.11 and Article VII of these bylaws may not be altered, amended or repealed by the Board of Directors. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

                       FUTECH INTERACTIVE PRODUCTS, INC.
                             2999 NORTH 44TH STREET
                                   SUITE 225
                          PHOENIX, ARIZONA 85018-7247
                           -------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD                , 1999
                           -------------------------

     You are invited to attend a Special Meeting of Stockholders of Futech
Interactive Products, Inc., that will be held at      a.m. local time on
               , 1999 at                                  . The Futech
Interactive Products, Inc. Board of Directors has called this special meeting for the following purposes:

     - To consider and vote upon a proposal to approve and adopt the Merger Agreement dated as of June 7, 1999, by and among Futech Interactive Products, Inc., Janex International, Inc., Trudy Corporation, Fundex Games, Ltd., DaMert Company, and two newly formed companies that we are referring to as "New Futech" and "New Sub." Under the Merger Agreement, first Futech and then Janex, Trudy, and DaMert will merge with and into New Futech, which will survive the merger, and Fundex will merge into New Sub, which will survive as a wholly-owned subsidiary of New Futech. Assuming that none of the currently outstanding options or warrants for Futech common stock are exercised prior to the mergers, each share of Futech common stock outstanding immediately prior to the mergers (other than dissenting shares) will be converted into the right to receive approximately .0391 shares of New Futech common stock.

     - To consider and vote upon a proposal to approve the 1999 Stock Option
       Plan.

     - To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

     These matters are more fully described in the prospectus/proxy statement and related prospectus/proxy statement supplement that are attached to this Notice.

     We, the board of directors of Futech, recommend that you vote FOR the mergers and FOR approval of the 1999 Stock Option Plan.

     You will be entitled to vote at the special meeting or any adjournment or postponement of the special meeting only if you are a holder of record of Futech
common stock at the close of business on              , 1999.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        Vincent W. Goett
                                        Chairman

Phoenix, Arizona
             , 1999

                                   IMPORTANT

     We cordially invite all stockholders to attend the special meeting in person.

     Whether or not you plan to attend the special meeting in person, in order to assure your representation at the meeting, we urge you to complete, sign and date the enclosed proxy card, which is being solicited by the board of directors, and promptly return it in the self-addressed return envelope enclosed for that purpose. You may revoke your proxy at any time prior to the vote at the meeting by telling us that you want to do so.

                   SUBJECT TO COMPLETION, DATED JUNE 7, 1999

                       FUTECH INTERACTIVE PRODUCTS, INC.
                  FUTECH INTERACTIVE PRODUCTS (DELAWARE), INC.
                           FUTECH TOYS & GAMES, INC.

                     PROSPECTUS/PROXY STATEMENT SUPPLEMENT

     This prospectus/proxy statement supplement, and the related prospectus/proxy statement, are being furnished to you and the other stockholders of Futech Interactive Products, Inc. in connection with the solicitation of proxies by the Futech board of directors for use at the Special
Meeting of Stockholders to be held at        a.m. local time on              ,
1999, at                and at any adjournments or postponements of the special
meeting. At the special meeting, we will ask you to consider and vote upon a proposal to approve and adopt the Merger Agreement dated as of June 7, 1999, by and among Futech, Janex International, Inc., Trudy Corporation, Fundex Games, Ltd., DaMert Company, and two newly formed companies (Futech Interactive Products (Delaware), Inc. and Futech Toys & Games, Inc.) that we are referring to as "New Futech" and "New Sub," respectively. We will also ask you to consider and vote upon a proposal to approve the 1999 Stock Option Plan, which is intended to continue in effect after the mergers. Under the Merger Agreement, first Futech and then Janex, Trudy, and DaMert will merge with and into New Futech, which will survive the mergers and Fundex will merge into New Sub, which will survive as a wholly-owned subsidiary of New Futech. Assuming none of the outstanding options or warrants for shares of Futech or Janex common stock are exercised prior to the mergers, each share of Futech common stock or preferred stock outstanding immediately prior to the mergers (other than dissenting shares) will be converted into the right to receive approximately .0391 shares of New Futech common stock. Outstanding shares of Janex, Trudy, Fundex and DaMert will be converted into a combination of cash, promissory notes and common stock of New Futech. In addition, outstanding options of each of the merging companies will be converted into options to purchase common stock of New Futech.

     This prospectus/proxy statement supplement and the related prospectus/proxy statement, together with similar supplements that are being provided to stockholders of Janex, Trudy, Fundex and DaMert with copies of the prospectus/proxy statement, also constitute the prospectus of New Futech and New Sub in connection with the offer and issuance of their securities pursuant to the mergers. Excluding any additional shares that may be issued to Trudy stockholders if a public market develops for New Futech stock at an initial price of less than $7.50 per share and assuming none of the outstanding options or warrants for shares of Futech or Janex common stock are exercised prior to the mergers, a minimum aggregate of 5,867,628 and a maximum aggregate of 5,955,297 shares of New Futech common stock, a minimum of $1,018,330 and a maximum of $2,116,830 in cash and a minimum aggregate of $5,751,500 and a maximum aggregate of $6,850,000 in promissory notes of New Sub or New Futech will be issued to the stockholders of Janex, Futech, Trudy, Fundex and DaMert in the mergers. In addition, certain outstanding indebtedness in the amount of $10,000,000 is expected to be exchanged for 2,222,222 shares of New Futech preferred stock shortly after the mergers. Former stockholders of Fundex may exchange their New Futech Stock for the license rights in the "Phase 10" family of games and former stockholders of Trudy may become entitled to receive additional New Futech shares or to exchange their New Futech shares for debentures in the future, under certain circumstances. Certain loan agreements and employment agreements, including employee options to acquire New Futech common stock, are also part of the deal. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT -- Basic Terms of the Merger Agreement" in the prospectus/proxy statement.

     We expect the New Futech common stock to trade on the OTC Bulletin Board after the mergers, but we cannot be sure it will do so and we cannot predict what the price might be. We do not expect a trading market to develop for any of the other securities of New Futech.

     The mergers cannot be consummated unless: (a) stockholders of Futech, Janex, Trudy, Fundex and DaMert, voting separately at their respective meetings of stockholders, each approve the mergers, and (b) other conditions included in the Merger Agreement are either satisfied or waived. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT -- Conditions to Closing" in the prospectus/proxy statement.

     The record date for the special meeting is              , 1999. On the
record date Futech had outstanding 87,339,078 shares of common stock and 3,750,000 shares of preferred stock. This prospectus/proxy statement supplement and the related prospectus/proxy statement and the accompanying form of proxy
are first being mailed to stockholders of Futech on or about              ,
1999.

     THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROSPECTUS/PROXY STATEMENT SUPPLEMENT AND THE RELATED PROSPECTUS/PROXY STATEMENT. THE PROPOSED MERGER IS A COMPLEX TRANSACTION. WE STRONGLY URGE YOU TO READ AND CONSIDER CAREFULLY THE PROSPECTUS/PROXY STATEMENT AND THE RELATED PROSPECTUS/PROXY STATEMENT SUPPLEMENT IN ITS ENTIRETY, PARTICULARLY THE MATTERS REFERRED TO UNDER "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROSPECTUS/PROXY STATEMENT SUPPLEMENT AND PAGE 8 OF THE PROSPECTUS/PROXY STATEMENT.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus/proxy statement supplement or the accompanying prospectus/proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

       The date of this prospectus/proxy statement supplement is June 7, 1999.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS/PROXY STATEMENT SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS/PROXY STATEMENT. WE HAVE NOT, AND NEW FUTECH AND NEW SUB HAVE NOT, AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. NEW FUTECH AND NEW SUB ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS/PROXY STATEMENT SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS/PROXY STATEMENT IS ACCURATE AS OF THE DATE ON THE FRONT OF THIS PROSPECTUS/PROXY STATEMENT SUPPLEMENT ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

                      WHERE YOU CAN FIND MORE INFORMATION

     We will send to you, without charge, any material information that we have or can obtain without unreasonable effort or expense concerning Futech or any other merging company, concerning the Merger Agreement and related contracts or concerning the proposed management and operations of New Futech. You may direct requests for additional information regarding DaMert, Futech, Trudy, Fundex, or Janex to Frederick B. Gretsch, Sr. at 2999 N. 44th Street, suite 225, Phoenix, Arizona 85018-7247, (602) 808-8765.

     TO OBTAIN TIMELY DELIVERY OF THESE DOCUMENTS, YOU MUST MAKE YOUR REQUEST NO
LATER THAN              , 1999, FIVE BUSINESS DAYS BEFORE THE DATE OF THE FUTECH
STOCKHOLDERS MEETING.

     You should rely only on the information provided in or incorporated by reference (and not later changed) in the prospectus/proxy statement or any prospectus/proxy statement supplement. We have not, and New Futech and New Sub have not, authorized anyone else to provide you with additional or different information. New Futech and New Sub are not making an offer of any securities in any state where the offer is not permitted. You should not assume that the information in this prospectus/proxy statement supplement or the prospectus/proxy statement is accurate as of any date other than the date on the front of these documents.

                               TABLE OF CONTENTS

SUMMARY INFORMATION -- Q&A..................................     1
  Why are the five companies proposing to merge?............     1
  What will I receive in the mergers?.......................     1
  What risks should I consider?.............................     1
  What stockholder vote is required to approve the
     mergers?...............................................     1
  What circumstances might prevent the mergers?.............     2
  How will the mergers be treated for accounting
     purposes?..............................................     2
  When do you expect the mergers to be completed?...........     2
  What are the tax consequences of the mergers to me?.......     2
  Will I have dissenters' rights?...........................     2
  What do I need to do now?.................................     2
  Should I send in my stock certificates now?...............     3
OTHER INFORMATION ABOUT THE MERGERS.........................     3
  The Companies.............................................     3
  The Special Meeting.......................................     5
  The Merger Agreement......................................     5
SPECIAL RISK FACTORS AFFECTING FUTECH.......................     6
Stockholder Matters.........................................     9
THE MERGERS AND RELATED TRANSACTIONS........................    10
  General...................................................    10
  Effects of the Mergers....................................    10
  Futech's Board Recommendation.............................    11
  Related Agreements; Interests of Certain Futech Affiliates
     in the Mergers.........................................    11
  Regulatory Matters........................................    11
  Certain Federal Tax Matters...............................    12
  Accounting Treatment......................................    13
RIGHTS OF DISSENTING SHAREHOLDERS...........................    13
NEW FUTECH AND FUTECH SHARES................................    14
  New Futech Common Stock...................................    14
  Futech Capital Stock......................................    14
  Common Stock..............................................    15
  Preferred Stock...........................................    15
COMPARISON OF THE RIGHTS OF HOLDERS OF FUTECH COMMON STOCK
  AND NEW FUTECH COMMON STOCK...............................    16
SELECTED HISTORICAL FUTECH FINANCIAL DATA...................    24
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...    25
  Overview..................................................    25
  Results of Operations of the Company......................    25

  Seasonality and Quarterly Fluctuations....................    30
  Liquidity and Capital Resources...........................    30
  Inflation.................................................    33
  Year 2000.................................................    33
  Safe Harbor Disclosure: Forward-Looking Statements and
     Associated Risks.......................................    33
DESCRIPTION OF FUTECH'S BUSINESS............................    35
  General; Recent Developments..............................    35
  Business..................................................    35
  Marketing, Distribution and Customers.....................    38
  Manufacturing.............................................    39
  Product Design and Selection..............................    39
  Competition...............................................    39
  Trade Publishing..........................................    40
  Specialty Products........................................    40
  Distribution..............................................    40
  Patents and Trademarks....................................    41
  Governmental Regulations..................................    42
  Employees.................................................    42
  Properties................................................    42
  Legal Proceedings.........................................    42
FUTECH MANAGEMENT...........................................    43
  Directors and Executive Officers..........................    43
  Employment Arrangements...................................    44
  1999 Stock Option Plan and Executive Compensation
     Matters................................................    45
  Limitation of Liability and Indemnification...............    48
FUTECH STOCKHOLDERS.........................................    50
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............    52
APPENDICES
Appendix A -- Arizona Business Corporation Act Dissenters'
  Rights....................................................   A-1

                           SUMMARY INFORMATION -- Q&A

     This summary highlights selected information from this document and may not contain all the information that is important to you. For a more complete understanding of the mergers contemplated thereby, you should carefully read this entire document and the additional documents we mention. You should pay special attention to the "RISK FACTORS" section beginning on page 8 of the prospectus/proxy statement supplement and "SPECIAL RISK FACTORS AFFECTING FUTECH" in this prospectus/proxy statement supplement beginning on page 6.

WHY ARE THE FIVE COMPANIES PROPOSING TO MERGE?

     The five companies are proposing to merge because the directors of each company believe the combination will provide significant benefits to stockholders. We believe the mergers will enable us to take advantage of the complementary strategic fit of our respective businesses by marketing through additional channels of distribution. We also hope and believe the mergers will improve the likelihood that stockholders will have a more liquid market should they wish to sell their stock and that the combined companies will be able to more efficiently access the markets for debt and equity when appropriate. To review the background and reasons for the mergers in greater detail, see "BACKGROUND OF THE MERGERS" in the prospectus/proxy statement.

WHAT WILL I RECEIVE IN THE MERGERS?

     You and all Futech stockholders will receive common stock of New Futech in exchange for your Futech stock. Stockholders of the other merging companies will receive cash, promissory notes and/or common stock of New Futech. Certain employment contracts and other agreements with affiliates of the merging companies are also part of the deal. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT" in the prospectus/proxy statement.

WHAT RISKS SHOULD I CONSIDER?

     You should review "RISK FACTORS" on pages 8 through 13 of the prospectus/ proxy statement as well as the special risk factors affecting primarily Futech that are discussed on pages 6 through 9 of this prospectus/proxy statement supplement.

WHAT STOCKHOLDER VOTE IS REQUIRED TO APPROVE THE MERGERS?

     The following table shows the proportions of the outstanding shares whose affirmative vote is required to approve of the mergers, together with the proportion of the outstanding shares that are held by directors, executive officers and their affiliates, all whom have indicated that they intend to vote in favor of the mergers.

                            SHARES OWNED BY DIRECTORS,
COMPANY  VOTE REQUIRED   EXECUTIVE OFFICERS AND AFFILIATES
-------  -------------   ---------------------------------
DaMert     Majority                    100.0%
Fundex     Majority                     70.8%
Futech     Majority                     72.7%
Janex      Majority                     78.9%
Trudy      Majority                     55.7%

WHAT CIRCUMSTANCES MIGHT PREVENT THE MERGERS?

     New Futech has the right to terminate the Merger Agreement if stockholders from all of the merging companies combined exercise dissenters' rights with respect to more than 5% of the aggregate merger consideration to be issued in the mergers. See "DESCRIPTION OF THE MERGERS AND THE MERGER
AGREEMENT -- Conditions to Closing" in the prospectus/proxy statement for a description of the other conditions to the mergers.

HOW WILL THE MERGERS BE TREATED FOR ACCOUNTING PURPOSES?

     We expect the mergers to be treated as purchases by Futech, which means that the amount by which the total merger consideration received by stockholders of the other merging companies plus the amount of their liabilities exceeds the fair market value of their identifiable assets will initially be treated as goodwill by New Futech for accounting purposes.

WHEN DO YOU EXPECT THE MERGERS TO BE COMPLETED?

     We are working to complete the mergers during the third quarter of 1999. However, the Merger Agreement does not include any express deadline for the mergers to proceed.

WHAT ARE THE TAX CONSEQUENCES OF THE MERGERS TO ME?

     We and the other merging companies have structured the Merger Agreement with the intent and expectation that the exchange of common shares by Futech shareholders will be tax-free for federal income tax purposes. You should review the more detailed description of federal tax consequences that appear in "CERTAIN FEDERAL TAX MATTERS" in this prospectus/proxy statement supplement. State and local taxes may also become due as a result of the mergers.

     The precise tax consequences of the mergers will depend on your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the mergers to you.

WILL I HAVE DISSENTERS' RIGHTS?

     Yes, provided you do not vote in favor of the mergers and meet all other requirements of the dissenter's rights statute. See "RIGHTS OF DISSENTING SHAREHOLDERS" in this prospectus/proxy statement supplement and the dissenters' rights statute that is attached as Appendix 1 to this prospectus/proxy statement supplement.

WHAT DO I NEED TO DO NOW?

     Just indicate on your proxy card how you want to vote on the mergers, and sign and mail it in the enclosed return envelope as soon as possible, so that your shares will be represented at the stockholders meeting.

     If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the mergers. If you do not vote or you abstain, it will have the same effect as a vote against the mergers.

     The stockholders meeting will take place on           , at      local time,
at           . You may attend the stockholders meeting and vote your shares in person, rather than signing and mailing your proxy card. In addition, you may withdraw your proxy up to and including the day of the meeting and either change your vote or attend the meeting and vote in person.

SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

     No. After the mergers are completed we will send you written instructions for exchanging your stock certificates for the New Futech stock to which you are entitled.

                      OTHER INFORMATION ABOUT THE MERGERS

THE COMPANIES

     NEW FUTECH

     Futech Interactive Products, Inc.
     2999 North 44th Street, Suite 225
     Phoenix, Arizona 85018-7247
     (602) 808-8765

     New Futech is a newly-organized Delaware corporation that has been formed to be the surviving parent corporation under the Merger Agreement. New Futech has had no operations prior to the date of this prospectus/proxy statement supplement. Under the Merger Agreement, first Futech and then Janex, Trudy and DaMert will merge with and into New Futech, which will survive the mergers. As a part of the mergers, New Futech will change its name to "Futech Interactive Products, Inc."

     NEW SUB

    Futech Toys & Games, Inc.
    2237 Directors Row
    Indianapolis, Indiana 46241
    (317) 248-1080

     New Sub is a newly-organized Nevada corporation that has been formed to be the surviving subsidiary corporation of New Futech under the Merger Agreement. New Sub has had no operations prior to the date of this prospectus/proxy statement supplement. Under the Merger Agreement, Fundex will merge with and into New Sub, which will survive that merger as a wholly-owed subsidiary of New Futech. All of the stock and assets of New Sub will be pledged to the former stockholders of Fundex to secure the promissory notes of New Sub issued to them in connection with the merger of Fundex into New Sub. In addition, the former stockholders of Fundex who do not elect the All Cash Alternative will receive a conditional option to purchase New Sub's license to market the "Phase 10" family of games in 2002 in exchange for the New Futech stock they receive in the mergers (but not the cash or promissory notes), exercisable only if the stock has not achieved targeted liquidity and a valuation of at least $7.50 per share ($4,500,000 in the aggregate, if no stockholders elect the All Cash Alternative) within three years after the completion of the mergers.

     JANEX

     Janex International, Inc.
     c/o Futech Interactive Products, Inc.
     2999 North 44th Street, Suite 225
     Phoenix, Arizona 85018-7247
     (602) 808-8765

     Janex hires subcontractors to manufacture and markets children's toys, gumball banks, flashlights and battery operated toothbrushes marketed under the brand name Janex. Janex incorporates licensed characters into most of its products, and sells its products to United States mass merchant retailers, toy specialty stores and department stores.

     FUTECH

     Futech Interactive Products, Inc.
     2999 North 44th Street, Suite 225
     Phoenix, Arizona 85018-7247
     (602) 808-8765

     Futech designs, publishes, hires subcontractors to manufacture and markets interactive, educational, promotional and entertainment products (i.e., books, game boards with sound capabilities and specialty post cards) targeted primarily towards children. Futech's patented technology utilizes specialized conductive ink to print interactive touch points. These touch points trigger speech, music and sound effects. Futech licensed this technology to a major entertainment and publishing company. Futech also distributes proprietary products, as well as those of third party publishers, to warehouse clubs, national book chains, specialty and independent retailers and major toy chains.

     TRUDY

     Trudy Corporation
     353 Main Avenue
     Norwalk, CT 06851-1552
     (203) 846-2274

     Trudy Corporation was initially organized as a Connecticut corporation under the name "Norwest Manufacturing Corporation" in 1979. Trudy, which does business under the name Soundprints, publishes juvenile story books and audio-cassettes which are sold in conjunction with contract manufactured educational plush toys to the retail and mail order markets.

     FUNDEX

     Fundex Games, Ltd.
     2237 Directors Row
     Indianapolis, Indiana 46241
     (317) 248-1080

     Fundex Games, Ltd. was originally incorporated in the State of Indiana as "Third Quarter, Inc." in 1991. Fundex develops, markets, and distributes a variety of games and toys for both children and adults, including:

     - card games, puzzles and board games, including the Phase 10 card game and its sister products;

     - skill and action games for children;

     - games, puzzles and toys featuring characters licensed from third parties; and

     - spring and summer toys for children, including jump ropes, water toys and water games.

     DAMERT

     DaMert Company
     1609 Fourth Street
     Berkeley, California 94710
     (510) 524-7400

     DaMert Company was founded in 1973 and incorporated in 1979. DaMert Company hires subcontractors to manufacture and markets toys, gifts and puzzles targeted primarily to children ages 6-12 with science and nature themes. Presently, the product base includes over 200 toys, gifts and puzzles selling through catalogs, museums, department stores, specialty gift stores and toy stores nationwide.

THE SPECIAL MEETING

DATE, TIME AND PLACE

     The Futech special meeting will be held on           , at      at
          .

PURPOSE OF THE SPECIAL MEETING

     We have called the special meeting so the Futech stockholders can vote on whether to approve the mergers pursuant to the Merger Agreement and to vote on whether to approve the 1999 Stock Option Plan. The directors of Futech, Janex, Trudy, Fundex and DaMert have called for special meetings of the stockholders of their companies so that they also can vote whether to approve the mergers.

REQUIRED VOTE

     The mergers will have been approved by Futech only if the merger proposal receives the affirmative vote of a majority of the outstanding shares of common stock and a majority of the outstanding shares of preferred stock, voting as a single class. Similarly, the 1999 Stock Option Plan will have been approved only if it receives the affirmative vote of a majority of the outstanding common stock and preferred stock, voting as a single class. On the record date, Futech had outstanding 87,339,078 shares of common stock and 3,750,000 shares of preferred stock. Executive officers, directors and their affiliates owning 63,470,506 shares of common stock and all of the preferred stock have indicated that they intend to vote in favor of the mergers and the 1999 Stock Option Plan.

RECOMMENDATION OF THE FUTECH BOARD OF DIRECTORS

     We have approved the Merger Agreement and recommend that the stockholders of Futech vote "FOR" approval of the Merger Agreement and "FOR" approval of the 1999 Stock Option Plan.

THE MERGER AGREEMENT

     Under the Merger Agreement, first Futech and then Janex, Trudy, and DaMert will merge with and into New Futech, which will survive the mergers, and Fundex will merge into New Sub, which will survive as a wholly-owned subsidiary of New Futech. Under the Merger Agreement, Futech stockholders who do not exercise dissenters' rights will receive common stock of New Futech as described in the prospectus/proxy statement under the heading "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT -- Basic Terms of the Merger Agreement." Stockholders of Fundex and Trudy will also have certain conditional rights to receive additional stock or to exchange their New Futech stock for promissory notes or certain other assets under specified circumstances. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT -- Basic Terms of the Merger Agreement."

THE 1999 STOCK OPTION PLAN

     The 1999 Stock Option Plan provides for the issuance of stock options for up to 1,000,000 shares of New Futech common stock to employees and others from time to time under the terms of the plan.

                     SPECIAL RISK FACTORS AFFECTING FUTECH

     In addition to the other information included in this prospectus/proxy statement supplement (including the matters addressed in "INFORMATION REGARDING FORWARD-LOOKING STATEMENTS") and the risk factors described in the prospectus/proxy statement supplement under the heading "Risk Factors," the factors described below should be considered carefully by shareholders of Futech in determining whether to approve the Merger Agreement and the other transactions being considered.

FUTECH HAS EXPERIENCED SUBSTANTIAL OPERATING LOSSES AND HIGH DEBT.

     Futech generated substantially no revenues during 1996 and 1997 and has also sustained operating losses for the past few years. Recent losses occurred primarily because the Company incurred large expenditures for product design, experienced write-offs of various large assets, and sustained costs associated with a joint venture that was discontinued. In the past three years, the Company closed down a printing plant, started and subsequently discontinued a joint venture, purchased three companies, restarted the use of subcontractors to manufacture the Company's products, and hired many new employees. The Company has acquired debt and has issued stock to provide funds to continue operations. If the Company is unable to generate operating profits and sustainable operating cash flow in the near future, that could jeopardize its continued operations.

FUTECH'S INTERACTIVE TALKING PAGES TECHNOLOGY USES A SPECIALIZED MANUFACTURING PROCESS.

     The manufacturing process of Futech's interactive Talking Pages technology utilizes a specialized process and specialized equipment to print and cure conductive ink and dielectric material to the structure of the pages in the book or gameboard. A major printing company in Hong Kong and China is currently the Company's sole manufacturer to perform the printing and binding process for books that incorporate this technology. If Futech is forced to use another printer, we could experience serious delays and/or possible cost over-runs during the transition.

FUTECH DEPENDS UPON KEY RELATIONSHIPS.

     For the twelve month period ended December 31, 1998, approximately 38% of Futech's revenues and 51% of its accounts receivable were attributable to Futech's two largest customers. Similarly, 63% of Futech's 1998 revenues were from trade publishing and distribution of books, of which 13% occurred pursuant to its agreement with Magi Publications. Futech distributes products to warehouse clubs such as Sam's Club, Costco and BJ's Wholesale Club, major retail outlets such as Toys 'R' Us, Target, Kmart and Wal-Mart, regional discounters such as Kohl's, Meijers and Shopko, and national book chains such as Waldenbooks, Borders, B. Dalton Bookseller, Barnes & Noble, Inc., and Books-a-Million. The loss of a particular customer or relationship, or a substantial decrease in business from a customer, may have a material adverse affect on Futech's business, financial condition, and operating results.

FUTECH COULD LOSE KEY PERSONNEL.

     Futech's future success will depend to a significant extent on several key individuals, including Vincent W. Goett, Joseph K. Petter and Frederick B. Gretsch, Sr. The loss of the services of any of these individuals could have a material adverse effect on the ability of Futech to implement its goals and a material adverse effect on Futech in general. Futech does not maintain key man life insurance on the lives of any of its executive officers or employees. The success of Futech will depend, among other factors, on the successful recruitment and retention of quality management and other personnel. See "FUTECH'S MANAGEMENT."

FUTECH RELIES UPON ITS PATENTS AND PROPRIETARY RIGHTS.

     Futech's success will depend in part on its United States and foreign patent protection for its technology, to preserve its trade secrets and to operate without infringing the proprietary rights of third parties. Because of the substantial length of time and expense associated with developing new technologies, Futech places considerable importance on patent and trade secret protection. Futech holds ten patents in the United States, two patents in a foreign country and 17 patents pending relating to certain technologies at various stages of development. There can be no assurance that the patent applications relating to Futech's technologies will result in patents being issued or that current or additional patents will afford protection against competitors with similar technology. Futech may be required to obtain licenses from others to develop, manufacture or market its products. There can be no assurance that Futech will be able to obtain such licenses on commercially reasonable terms, if at all, or that the patents underlying the licenses will be valid and enforceable. Futech may also rely upon unpatented technology, and no assurance can be given that others will not independently develop substantially equivalent proprietary information or techniques, or otherwise gain access to Futech's proprietary technology or disclose such technology, or that Futech can meaningfully protect its rights in such proprietary technology. While Futech has taken and continues to take steps to become aware of related technical developments, there can be no assurance that Futech will not encounter an unfavorable patent situation. Litigation may be necessary to enforce Futech's patents to determine the validity and scope of Futech's patents or to defend or assert claims of infringement. Any such litigation could have a material adverse effect upon Futech's business, financial condition and results of operations. Futech is investigating the possibility of infringement by a variety of competitors of one of its United States patents.

COSTS COULD INCREASE AND REVENUES COULD DECLINE.

     Paper supplies, conductive ink, computer chip and other material costs constitute a significant portion of Futech's product costs and are susceptible to numerous factors beyond the control of Futech. Significant increases in these costs could have a material adverse effect on Futech's operating results.

     The success of Futech's operations depends to an extent upon a number of factors relating to discretionary consumer spending. These factors include economic conditions, such as employment, business conditions, interest rates, and tax rates, as well as the continued growth of the electronic publishing, trade publishing, promotional products and specialty product industries. There can be no assurance that consumer spending will not be adversely affected by general social trends and economic conditions, thereby impacting Futech's growth, net sales, and profitability. If the demand for electronic books, trade books, promotional publishing and specialty products were to decline, Futech's business, financial condition and operating results could be adversely affected.

FUTECH'S RIGHTS AGAINST AFFILIATES MAY BE LIMITED.

     As permitted by the Arizona Business Corporation Act, Futech has included in its Articles of Incorporation, a provision to eliminate, to the fullest extent permitted by the Arizona Business Corporation Act, the personal liability of its directors or officers to Futech and its stockholders for monetary damages for breach of their fiduciary duty as director. Arizona law does not permit the elimination of liability (i) for the amount of a financial benefit received by a director of officer to which the benefit received by a director or officer is not entitled, (ii) for an intentional infliction of harm to Futech or its shareholders, (iii) for an intentional violation of criminal law, or (iv) for a violation of sec. 10-833 of the Arizona Business Corporation Act regarding unlawful distributions. The effect of this provision in the Articles of Incorporation is to eliminate the rights of Futech and its stockholders (through stockholders' derivative suits on behalf of Futech) to recover monetary damages against a director or officer for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. In addition, the Articles of Incorporation, provide that Futech shall indemnify its officers and directors to the fullest extent permitted by the Arizona Business Corporation Act for expenses, liabilities or other matters referred to in or covered by such section.

CHANGE IN CONTROL PROVISIONS MAY DISCOURAGE TAKE-OVER OFFERS.

     Futech's Articles of Incorporation and Bylaws and the Arizona Business Corporation Act contain provisions that may have the effect of making it more difficult or delaying attempts by others to obtain control of Futech, even when those attempts may be in the best interests of the stockholders. Certain of Futech's employment agreements with key executives could have similar effects.

FUTECH MUST CONTEND WITH THE YEAR 2000 ISSUE.

     The Year 2000 presents potential concerns for business and consumer computing. The consequences of this issue may include systems failures and business process interruption. The Year 2000 issue affects Futech's internal systems, including information technology (IT) and non-IT systems. Futech is assessing the readiness of its systems for handling the Year 2000. Although the assessment is still underway, management believes that all material systems will be compliant by the Year 2000 and that the cost to address the issues is not material. Nevertheless, Futech is creating contingency plans for certain internal systems.

     The Company has not instituted any procedures to obtain certification from its major vendors or customers that their systems are Year 2000 compliant. Such a survey would include vendors who provide systems related services, e.g., communications, banking, credit card processing, shipping, security, HVAC, etc. along with third-party factories providing book and toy products. The cost of such a survey, in both time and money, would be substantial. However, the Company does not believe that the failure of any vendor or customer to be Year 2000 compliant will have a material impact on the Company.

STOCKHOLDER MATTERS

     Futech does not trade on any established market. Similarly, there is no public market for the New Futech common stock. We expect the New Futech common stock to trade on the OTC Bulletin Board/Nasdaq Stock Market soon after the mergers, but we cannot be sure it will do so and we cannot predict what the price might be. We do not expect a trading market to develop for the other securities of New Futech.

                      THE MERGERS AND RELATED TRANSACTIONS

GENERAL

     The Merger Agreement provides for the merger of Futech into New Futech, promptly followed by the substantially simultaneous merger of Janex, Trudy and DaMert with and into New Futech and the substantially simultaneous merger of Fundex with and into New Sub. The discussion in this prospectus/proxy statement supplement and the related prospectus/proxy statement of the mergers and the description of the principal terms of the Merger Agreement contained in the prospectus/proxy statement are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to the prospectus/proxy statement as Appendix A, and incorporated herein by reference.

EFFECTS OF THE MERGERS

GENERAL

     We intend for the mergers to occur promptly following approval of the mergers by the requisite vote of the stockholders of each of Janex, Futech, Trudy, DaMert and Fundex and the satisfaction or waiver of all other conditions to consummation of the mergers. The mergers will become effective at or about the time of filing of articles of merger or other appropriate documents with the applicable government offices or agencies. At that time (a) first Futech and then Janex, Trudy and DaMert will merge with and into New Futech with the result that New Futech will be the surviving corporation and (b) Fundex will merge with and into New Sub with the result that New Sub will be the surviving corporation. As part of the mergers New Futech will change its name to "Futech Interactive Products, Inc." The stockholders of Futech will become stockholders of New Futech, and their rights will be governed by the New Futech certificate of incorporation and bylaws. See "COMPARISON OF RIGHTS OF STOCKHOLDERS OF FUTECH AND NEW FUTECH." See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT" in the prospectus/proxy statement.

     For information regarding the operation of New Futech and New Sub following the mergers, see " NEW FUTECH BUSINESS" in the prospectus/proxy statement. For information regarding the officers and directors of New Futech following the mergers, see "NEW FUTECH'S MANAGEMENT" in the prospectus/proxy statement.

EXCHANGE RATIOS

     Options and warrants to purchase Futech common stock that are outstanding at the time of the mergers will be converted into options to acquire New Futech stock in the ratio of one New Futech share for every 30 Futech shares. Assuming none of the outstanding options or warrants are exercised prior to the mergers, each share of Futech common stock outstanding immediately prior to the mergers (other than dissenting shares) will be converted into the right to receive approximately 0.391 shares of New Futech common stock.

     Outstanding shares of Janex, DaMert, Fundex and Trudy will also be converted into a combination of cash, common stock of New Futech and promissory notes of New Futech or New Sub. Under certain circumstances the former stockholders of Fundex will have the right to exchange their New Futech stock for the license rights in the "Phase 10" family of games now owned by Fundex. Under certain other circumstances the former stockholders of Trudy will have the right to receive additional New Futech stock or to exchange their New Futech stock for unsecured five year debentures. In addition, outstanding options for shares of Trudy, Futech, Janex and Fundex will be converted into options for shares of common stock of New Futech. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT -- Basic Terms of the Merger Agreement" in the prospectus/proxy statement.

FRACTIONAL SHARES

     Fractional shares of New Futech common stock will not be issued in the mergers. Instead, stockholders in any of the merging companies who would otherwise have received an amount of New Futech stock that includes a fraction of a share will instead receive an amount of cash equal to that fraction multiplied by $7.50. For example, a Futech stockholder who is otherwise entitled to receive 15.5 shares of New Futech common stock will actually receive only 15 shares, plus $3.75 in cash (i.e., 0.5 times $7.50).

FUTECH'S BOARD RECOMMENDATION

     THE BOARD OF DIRECTORS OF FUTECH HAS DETERMINED THAT THE MERGERS ARE ADVISABLE AND IN THE BEST INTERESTS OF FUTECH AND ITS STOCKHOLDERS AND HAS RECOMMENDED A VOTE FOR APPROVAL OF THE MERGER PROPOSAL.

RELATED AGREEMENTS; INTERESTS OF CERTAIN FUTECH AFFILIATES IN THE MERGERS

GRAND SLAM

     On June 1, 1998, Futech entered into a Patent Licensing and Purchase Agreement with Grand Slam Investments, L.L.C., which is controlled by Vincent W. Goett. Under the Agreement, Grand Slam grants Futech exclusive, world-wide rights to use two patents owned by Grand Slam. Under the Agreement, Futech will make twelve monthly royalty payments of $10,000 beginning June 1, 1998. On June 30, 1999, Futech will purchase the patents for $1,500,000. Alternatively, Futech had the right to purchase the patents at an earlier date of December 30, 1998 for a reduced cost of $1,000,000. This Agreement was amended on December 9, 1998 whereby Futech agreed to pay $650,000 on December 9, 1998 and $850,000 on or before June 1, 1999. Additionally, the monthly royalty payments of $10,000 were suspended as of December 31, 1998.

     Vincent W. Goett, Joseph K. Petter, and Frederick B. Gretsch will enter into employment agreements with New Futech in connection with the merger. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT -- Employment Agreement with Affiliates' and "NEW FUTECH'S MANAGEMENT -- Employment Agreements" in the prospectus/proxy statement.

     SEE "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" IN THIS
PROSPECTUS/PROXY STATEMENT SUPPLEMENT AND THE CORRESPONDING HEADING IN THE PROSPECTUS/ PROXY STATEMENT.

REGULATORY MATTERS

     Except as disclosed in this prospectus/proxy statement supplement and the prospectus/proxy statement, Futech and New Futech are not aware of any governmental or regulatory approvals required for consummation of the mergers, other than compliance with the federal securities laws and applicable securities and "blue sky" laws of the various states.

CERTAIN FEDERAL TAX MATTERS

     In the opinion of Quarles & Brady LLP, special tax counsel to Futech and New Futech, the Merger of Futech into New Futech, which will precede the mergers involving Janex, Trudy, DaMert and Fundex, will be treated for federal income tax purposes as a reorganization within the meaning of sec. 368(a) of the Code, and Futech and New Futech will each be a party to that reorganization within the meaning of sec. 368(b) of the Code.

     In rendering its opinion, counsel has relied upon and assumed as accurate and correct on the date hereof, and will rely on and assume as accurate and correct as of the Effective Time of merger, the information contained in this prospectus/proxy statement supplement and the related prospectus/proxy statement and certain representations as to factual matters made by Futech and New Futech. The representations relied upon include the following: (i) Futech will be merged into New Futech whether or not the mergers involving Janex, Trudy, DaMert and Fundex occur; and (ii) immediately after the merger of Futech into New Futech and before the Janex, Trudy, DaMert and Fundex mergers, the Futech stockholders will own all of the outstanding New Futech common stock and will own such stock solely by reason of their ownership of Futech stock immediately prior to the merger of Futech into New Futech. Any inaccuracy or change with respect to such information or representations or actions of Futech or New Futech contrary to such representations could adversely affect the conclusions reached in the opinion and the tax summary set forth below.

     Counsel's opinion represents its best legal judgement as to the tax treatment of the merger, but the opinion is not binding on the Internal Revenue Service. The parties have not and will not request a ruling from the Service in connection with the federal income tax consequences of the merger. The following summary of material United States federal income tax consequences of the merger is based upon the conclusions reached in such opinion.

     Based on the provisions of the Code, the applicable regulations thereunder, judicial authority and current administrative rulings and practices as of the date hereof, all of which are subject to change, possibly with retroactive effect: (i) no gain or loss will be recognized by Futech or New Futech as a result of the merger; (ii) no gain or loss will be recognized by the holders of Futech common stock upon conversion of their shares of Futech common stock into shares of New Futech common stock pursuant to the merger, except with respect to cash, if any, received in lieu of fractional shares of New Futech common stock;
(iii) the tax basis of the shares of New Futech common stock into which shares of Futech common stock are converted will be the same as the basis of the shares of Futech common stock converted into such New Futech common stock, reduced by any amount allocable to the fractional share interests for which cash is received; (iv) the holding period for shares of New Futech common stock into which shares of Futech common stock are converted will include the period that such shares of Futech common stock were held by the holder, provided such shares were held as capital assets of the holder at the Effective Time of merger; and
(v) the payment of cash to a holder of Futech common stock in lieu of a fractional share interest, if any, of the New Futech common stock will result in the recognition of gain or loss for federal income tax purposes, measured by the difference between the amount of cash received and the portion of the adjusted tax basis of Futech common stock allocable to such fractional share interest (such gain or loss will be capital gain or loss, provided that such stock was held as a capital asset as of the Effective Time of merger).

     A holder of Futech common stock who receives New Futech common stock pursuant to the merger will be required to retain records and file with such holder's federal income tax return for the taxable year in which the merger takes place a statement setting forth all relevant facts in respect of the nonrecognition of gain or loss upon such exchange. The statement is required to include (i) such holder's basis in the shares of Futech common stock surrendered in the merger; and (ii) the value of New Futech common stock received (using fair market value as of the Effective Time of Merger) and the amount of any cash received in the merger.

     THE FOREGOING DISCUSSION IS INTENDED ONLY AS A DESCRIPTION OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL TAX EFFECTS OF THE MERGER. In addition, the discussion does not address all of the tax consequences that may be relevant to particular taxpayers in light of their personal circumstances or to taxpayers subject to special treatment under the Code (for example, insurance companies, financial institutions, dealers in securities, tax exempt organizations, foreign corporations, foreign partnerships, or other foreign entities and individuals who are not citizens or residents of the United States and persons who acquired their New Futech common stock pursuant to the exercise or termination of employee stock options, warrants or otherwise as compensation).

     No information is provided herein with respect to the tax consequences, if any, of the merger under applicable foreign, state, local and other tax laws.

     THE GENERAL SUMMARY SET FORTH ABOVE IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER OF FUTECH COMMON STOCK. EACH HOLDER OF FUTECH COMMON STOCK IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER, INCLUDING THE APPLICATION OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

     The mergers are intended to qualify as a purchase for accounting purposes. Under this accounting method, the merged companies will record the combined net assets at their fair value as of the date of the merger. The value of net assets will be allocated between the identifiable assets acquired (including intangibles) and liabilities assumed. Any excess of total purchase price over the sum of the amounts assigned to identifiable assets and liabilities is recorded as goodwill and will be amortized over its estimated economic life, but not more that 40 years.

                       RIGHTS OF DISSENTING SHAREHOLDERS

     Pursuant to sec.sec. 10-1301 through 10-1303, 10-1320 and 10-1321 of the Arizona Business Corporation Act ("AZBCA"), copies of which are attached to this prospectus/proxy statement supplement as Appendix I, stockholders of Futech may dissent from, and obtain payment of the fair value of their Futech shares in the event of the consummation of the mergers. A Futech stockholder who wishes to assert dissenters' rights in connection with the mergers must (i) deliver to Futech, before a vote of the stockholders of Futech is taken with respect to the mergers, written notice of the stockholder's intent to demand payment for the stockholder's Futech shares if the mergers are effectuated; and (ii) not vote in favor of the merger proposal.

     If the merger proposal is approved at the Futech special meeting and if the other conditions of the mergers are satisfied or waived, Futech will deliver a written dissenters' notice to all Futech stockholders who have satisfied the requirements described above to assert those rights. Futech will send the dissenters' notice no later than ten days after the mergers are effectuated.

     The dissenters' notice delivered by Futech will: (i) state that the mergers were authorized and the effective date or proposed effective date of the mergers; (ii) state an address at which Futech will receive payment demands and an address at which certificates for Futech shares must be deposited; (iii) include a form for demanding payment; and (iv) set a date by which Futech must receive the payment demand and by which certificates for Futech shares must be deposited at the address for such deposits in the dissenters' notice, which date may not be less than 30 days after the date the dissenters' notice is given. Additionally, Futech may require that when a record holder of Futech shares dissents with respect to the shares held by any one or more beneficial owners of Futech shares, each such beneficial owner of Futech shares must certify to Futech that both such beneficial owner and the record holder of Futech shares beneficially owned by such beneficial owner have asserted dissenters' rights as to all such Futech shares. If Futech so requires, the dissenters' notice will state this requirement. The dissenters' notice will include a copy of the AZBCA sec.sec. 10-1301 through 10-1303, 10-1320 and 10-1321.

     A Futech stockholder to whom a dissenters' notice is sent and who wishes to exercise dissenters' rights must: (i) demand payment on the form provided and within the time period set forth in the dissenters' notice; and (ii) deposit certificates for Futech shares in accordance with the terms of the dissenters' notice. A stockholder of Futech who demands payment as described above retains all rights of a stockholder of Futech, except the right to transfer the shares, until the effective time of the mergers and thereafter has only the right to receive payment for the fair value of his or her Futech Shares.

     A stockholder of Futech who does not demand payment and deposit certificates as required is not entitled to payment under AZBCA sec.sec. 10-1301 through 10-1303, 10-1320 and 10-1321.

                          NEW FUTECH AND FUTECH SHARES

NEW FUTECH COMMON STOCK

     For a description of New Futech common stock and its Series A preferred stock, see "DESCRIPTION OF NEW FUTECH CAPITAL STOCK" in the prospectus/proxy statement.

FUTECH CAPITAL STOCK

     The following description of Futech's capital stock is a summary only and is subject to, and qualified in its entirety by, reference to Futech's Articles of Incorporation and Bylaws, copies of which are included as exhibits to the prospectus/proxy statement which accompanies this prospectus/proxy statement supplement, and by reference to Arizona Law under which Futech is incorporated.

COMMON STOCK

     As of May 31, 1999 there were 87,339,078 shares of Futech common stock outstanding which were held of record by approximately 129 stockholders. Futech has not paid any dividends on its common stock. The Merger Agreement provides that Futech will not declare or pay any dividend without the prior written approval of New Futech.

PREFERRED STOCK

     As of May 31, 1999 there were 3,750,000 shares of Futech preferred stock outstanding which were held of record by three stockholders. Futech has not paid any dividends on its preferred stock. The Merger Agreement provides that Futech will not declare or pay any dividend without the prior written approval of New Futech. These shares will be converted into New Futech common stock at the time of the mergers.

         COMPARISON OF THE RIGHTS OF HOLDERS OF FUTECH COMMON STOCK AND
                            NEW FUTECH COMMON STOCK

     Futech is an Arizona corporation and the rights of its stockholders are governed by the Arizona Business Corporation Act ("AZBCA") and the Articles of Incorporation and Bylaws of Futech. New Futech is a Delaware corporation and the rights of its stockholders are governed by the Delaware General Corporation Law ("DGCL") and the Certificate of Incorporation and Bylaws of New Futech. By the Merger Agreement, the Futech stockholders will become New Futech stockholders and as such, their rights will be governed by the DGCL and the New Futech Certificate of Incorporation and Bylaws.

SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF ARIZONA AND DELAWARE

     The corporation laws of Arizona and Delaware differ in many respects. Although all the differences are not set forth in this prospectus/proxy statement supplement, provisions which could materially affect the rights of shareholders are discussed below.

REMOVAL OF DIRECTORS

                    Arizona                                                Delaware
     A director of a corporation that does not         A director of a corporation that does not have a
have a staggered board of directors or                 classified board or cumulative voting may be
cumulative voting may be removed with or without       removed without or without cause with approval
cause with the approval of a majority of the           of the majority of the outstanding shares
voting shares held by the voting group of              entitled to vote at an election of directors. In
stockholders that elected the director. In the         the case of a Delaware corporation having
case of an Arizona corporation having cumulative       cumulative voting, if less than the entire board
voting, if less than the entire board is to be         is to be removed, a director may not be removed
removed, a director may not be removed if the          without cause if the number of shares voted
number of shares voted against such removal            against such removal would be sufficient to
would be sufficient to elect the director under        elect the director under cumulative voting. A
cumulative voting. Pursuant to the Articles of         director of a corporation with a classified
Incorporation, Futech has a staggered board and        board of directors may be removed only for
allows the removal of a director only for cause        cause, unless the certificate of incorporation
and only by an affirmative vote of the holders         otherwise provides. The certificate of
of a majority of the outstanding shares of the         incorporation and bylaws of New Futech provide
Corporation then entitled to vote generally in         for a classified board of directors, but not for
the election of directors to remove a director.        cumulative voting.
Futech does not have cumulative voting.

CLASSIFIED BOARD OF DIRECTORS

     A classified (the term in Delaware) or staggered board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year. This method of electing directors makes changes in the composition of the board of directors more difficult, and thus, a change in control of a corporation potentially a lengthier and more difficult process.

                    Arizona                                                Delaware
     Arizona law permits, but does not require,        Delaware law permits, but does not require, a
a staggered board of directors, by which the           classified board of directors, by which the
directors can be divided into as many as three         directors can be divided into as many as three
classes with staggered terms of office, with           classes with staggered terms of office, with
only one class of directors standing for               only one class of directors standing for
election each year. The Futech articles of             election each year. The New Futech certificate
incorporation provide for a staggered board.           of incorporation and bylaws provide for a
                                                       classified board, consisting of three classes
                                                       with three directors in each class.

INDEMNIFICATION AND LIMITATION OF LIABILITY

     Arizona and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit, with certain exceptions, a corporation to adopt a provision in its articles of incorporation or certificate of incorporation, as the case may be, eliminating the liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty. There are nonetheless certain differences between the laws of the two states respecting indemnification and limitation of liability.

                    Arizona                                                Delaware
     The Articles of Incorporation of Futech           The Certificate of Incorporation of New Futech
eliminate the liability of officers, directors,        also eliminates the liability of directors to
employees and other agents to the corporation to       the corporation or its stockholders for monetary
the fullest extent permissible under Arizona           damages for breach of fiduciary duty as a
law. Arizona law does not permit the elimination       director to the fullest extent permissible under
of monetary liability where such liability is          Delaware law. Under Delaware law, such provision
based on:                                              may not eliminate or limit director monetary
                                                       liability for:
- financial benefit received by a director to
  which the director is not entitled,                  - breaches of the director's duty of loyalty to
                                                         the corporation or its stockholders,
- intentional infliction of harm on the
  corporation or the stockholders,                     - acts or omissions not in good faith or
                                                         involving intentional misconduct or knowing
- conduct not in good faith and the individual           violations of law,
  did not reasonably believe, in the case of
  conduct in an official capacity with the             - the payment of unlawful dividends or unlawful
  corporation, acts or omissions not in the best         stock repurchases or redemptions, or
  interest of the corporation, and in all other
  cases acts or omissions contrary to the best         - transactions in which the director received an
  interests of the corporation,                          improper personal benefit.
- intentional violation of criminal law,
- liability for improper distributions, loans or
  guarantees.

                    Arizona                                                Delaware
     Arizona law generally permits                     Such limitation of liability provisions also may
  indemnification of director expenses,                not limit a director's liability for violation
  including attorney's fees, reasonably related        of or otherwise relieve directors from the
  to the defense or settlement of a derivative         necessity of complying with federal or state
  or third-party action, provided there is a           securities laws, or affect the availability of
  determination by a majority vote of a                non-monetary remedies such as injunctive relief
  disinterested quorum of the directors, by            or rescission.
  independent legal counsel or by a majority
  vote of the stockholders that the person             Delaware law generally permits indemnification
  seeking indemnification acted in good faith          of expenses, including attorney's fees, actually
  and in a manner reasonably believed to be in         and reasonably incurred in the defense or
  the best interests of the corporation. Arizona       settlement of a derivative or third-party
  law requires indemnification of director             action, provided there is a determination by a
  expenses when the individual being indemnified       majority vote of disinterested directors, by
  has successfully defended any action, claim,         independent legal counsel or by a majority vote
  issue or on the merits or otherwise.                 of the stockholders that the person seeking
                                                       indemnification acted in good faith and in a
                                                       manner reasonably believed to be in or not
                                                       opposed to the best interest of the corporation.
                                                       Delaware law requires indemnification, of
                                                       expenses when the individual being indemnified
                                                       has successfully, defended any action, claim,
                                                       issue, or matter therein, on the merits or
                                                       otherwise.
                                                       Delaware law also permits a Delaware corporation
                                                       to provide indemnification in excess of that
                                                       provided by statute.
                                                       A provision of Delaware law states that the
                                                       indemnification provided by statute shall not be
                                                       deemed exclusive of any other rights under any
                                                       bylaw, agreement, vote of stockholders or
                                                       disinterested directors or otherwise.

     Both Arizona and Delaware law requires indemnification when the individual has defended successfully the action on the merits or otherwise.

     Expenses incurred by an officer or director in defending an action may be paid in advance, under Arizona law and Delaware law, if such director or officer undertakes to repay such amounts and if it is ultimately determined that he or she is not entitled to indemnification. In addition, the laws of both states authorize a corporation's purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

INSPECTION OF SHAREHOLDER LIST

     Arizona law allows any stockholder (1) who has been a holder of record of shares or of a voting trust beneficial interest for at least six months, or (2) will be the holder of record of shares or the holder of record of voting trust beneficial interest for at least 5% of all of the outstanding shares of a corporation to inspect the stockholder list, if the stockholder makes a demand in good faith and for a proper purpose and the records requested are directly connected with the stockholder's purpose. Delaware law allows any stockholder to inspect the stockholder list for a purpose reasonably related to such person's interests as a stockholder. Both Arizona and Delaware law require the stockholder to give the corporation written notice of its demand prior to inspection of the stockholder list.

DIVIDENDS AND REPURCHASES OF SHARES

                    Arizona                                                Delaware
     Arizona law provides that dividends may be        Delaware law permits a corporation to declare
declared and paid in cash or property only out         and pay dividends out of surplus or if there is
of the unreserved and unrestricted earned              no surplus, out of net profits for the fiscal
surplus of the corporation or out of the               year as long as the amount of capital of the
unreserved and unrestricted net earnings of the        corporation following the declaration and
current fiscal year and the next preceding             payment of the dividend is not less than the
fiscal year taken as a single period. Arizona          aggregate amount of the capital represented by
law permits a corporation to declare and pay           the issued and outstanding stock of all classes
dividends unless it would be contrary to the           having preference upon the distribution of
articles of incorporation or after giving it           assets. In addition, Delaware law generally
effect:                                                provides that a corporation may redeem or
                                                       repurchase its shares only if the capital of the
- the corporation would not be able to pay its         corporation is not impaired and such redemption
  debts as they become due in the usual course         or repurchase would not impair the capital of
  of business, or                                      the corporation.
- the corporation's total assets would be less
  than the sum of its total liabilities plus
  (unless the articles of incorporation permit
  otherwise) the amount that would be needed, if
  the corporation were to be dissolved at the
  time of the distribution, to satisfy the
  preferential rights upon dissolution of
  stockholders whose preferential rights are
  superior to those receiving the distribution.

  STOCKHOLDER VOTING

                    Arizona                                                Delaware
     Arizona generally requires that a majority        Delaware law generally requires that a majority
of the stockholders of both acquiring and target       of the stockholders of both acquiring and target
corporations approve statutory mergers.                corporations approve statutory mergers.
     Does not require a stockholder vote of            Does not require a stockholder vote of

                    Arizona                                                Delaware
the surviving corporation in a merger if:              the surviving corporation in a merger (unless
                                                       the corporation provides otherwise in its
- the merger agreement does not amend the              certificate of incorporation) if:
  existing articles of incorporation,
                                                       - the merger agreement does not amend the
- each stockholder of the surviving corpo-               existing certificate of incorporation,
  ration whose shares were outstanding
  immediately before the merger will hold the          - each share of the stock of the surviving
  same number of shares, with identical                  corporation outstanding immediately before the
  designations, preferences, limitations and             effective date of the merger is to be
  relative rights immediately after the merger,          identical outstanding or treasury share of the
                                                         surviving corporation after the merger, and
- the number of voting shares outstanding
  immediately after the merger, plus the number        - either no shares of common stock of the
  of voting shares issuable as a result of the           surviving corporation and no shares,
  merger or by the exercise of rights and                securities or obligations convertible into
  warrants issued pursuant to the merger, will           such stock are to be issued or delivered under
  not exceed by more than 20% the total number           the plan of merger, or the authorized unissued
  of shares of the surviving corporation                 shares or the treasury shares of common stock
  outstanding immediately before the merger, and         of the surviving corporation to be issued or
                                                         delivered under the plan of merger plus those
- the number of participating shares (shares             initially issuable upon conversion of any
  that entitle their holders to participate              other shares, securities or obligations to be
  without limitation on distributions)                   issued or delivered under such plan do not
  outstanding immediately after the merger, plus         exceed 20% of the shares of common stock of
  the number of participating shares issuable as         the surviving corporation outstanding
  a result of the merger either by the                   immediately prior to the effective date of the
  conversion of securities issued pursuant to            merger.
  the merger or by the exercise of rights and
  warrants issued pursuant to the merger, will
  not exceed by more than 20% the total number
  of participating shares outstanding
  immediately before the merger.

     Both Arizona and Delaware law require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the outstanding voting shares of the corporation transferring such assets.

     Both Arizona and Delaware law generally do not require class voting, except in certain transactions involving an amendment to the Certificate of Incorporation that adversely affects a specific class of shares or where the class of securities designates such a right.

STOCKHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS UNDER DELAWARE LAW

     In recent years, a number of states have adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation, and one or more of its significant stockholders, more difficult. Under sec. 203 of the Delaware General Corporation Law, certain "business combinations" with "interested stockholders" of Delaware corporations are subject to a three-year moratorium unless specified conditions are met.

     Section 203 prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the date that such person or entity becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity who or which owns, individually or with or through certain other persons or entities, 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner, individually or with or through certain other persons or entities, of 15% or more of such voting stock at any time within the pervious three years, or is an affiliate or associate of any of the foregoing.

     For purposes of sec. 203, the term "business combination" is defined broadly to include mergers with or caused by the interested stockholder; sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a direct or indirect majority-owned subsidiary equal in aggregate market value of 10% or more of the aggregate market value of either the corporation's consolidated assets or all of its outstanding stock; the issuance of transfer by the corporation or a direct or indirect majority-owned subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for certain transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock or of the corporation's voting stock); or receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

     The three-year moratorium imposed on business combinations by sec. 203 does not apply if:

     - prior to the date on which such stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction that resulted in the person or entity becoming an interested stockholder,

     - upon consummation of the transaction that made him or her an interested stockholder, the interested stockholder owns at least 85% of the corporation's voting stock outstanding at the time the transaction commenced (excluding from the eighty-five percent calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentiality whether to accept a tender or exchange offer), or

     - on or after the date such person or entity becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by sixty-six and two-thirds percent of the outstanding voting stock not owned by the interested stockholder.

     Section 203 only applies to certain publicly held corporations that have a class of voting stock that is:

     - listed on a national securities exchange,

     - quoted on an interdealer quotation system of a registered national securities association, or

     - held of record by more than 2,000 stockholders.

     Under certain circumstances, sec. 203 of the DGCL may made it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period.

     There is no provision in the AZBCA equivalent to sec. 203 of the DGCL.

INTERESTED DIRECTOR TRANSACTIONS

     Under both Arizona and Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under Arizona and Delaware law. Under Arizona and Delaware law, (a) either the stockholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts, and, in the case of board approval, the contract or transaction must also be "fair" to the corporation, or (b) the contract or transaction must have been fair as to the corporation at the time it was approved. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors. Delaware law allows interested directors to be counted for purposes of establishing a quorum, but Arizona law does not.

APPRAISAL/DISSENTERS' RIGHTS

     Under both Arizona and Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal/dissenters' rights by which such stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transactions. Under both Arizona and Delaware law, such fair market value is determined exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation.

                    Arizona                                                Delaware
     Dissenters' rights are not available (a)          Appraisal rights are not available (a) with
with respect to the sale of all or substantially       respect to the sale of all or substantially all
all of the assets of the corporation or a merger       of the assets of a corporation, (b) with respect
if no vote of the stockholders is required to          to a merger or consolidation by a corporation
approve the transaction under Arizona law, (b)         the shares of which are either listed on a
to stockholders of shares of any class or series       national securities exchange, designated as a
if the shares of the class or series are               national market system security on an
redeemable securities issued by a registered           interdealer quotation system by the National
investment company as defined pursuant to the          Association of Securities Dealers, Inc. or are
Investment Company Act                                 held of record by more than

                    Arizona                                                Delaware
of 1940 (15 United States Code sec. 80a-1              2,000 holders if such stockholders receive only
through 80a-64), or (c) to stockholders of             shares of the surviving corporation or shares of
shares which either were listed on a national          any other corporation that are either listed on
securities exchange or on the national market          a national securities exchange, designated as a
system of the National Association of Securities       national market system security on an
Dealers Automated System or were held of record        interdealer quotation system by the National
by more than 2,000 holders on the date fixed to        Association of Securities Dealers, Inc. or held
determine the stockholders entitled to vote on         of record by more than 2,000 holders, plus cash
the proposed corporate action.                         in lieu of fractional shares of such corpora-
                                                       tions, or (c) to stockholders of a corporation
                                                       surviving a merger if no vote of the
                                                       stockholders of the surviving corporation is
                                                       required to approve the merger under Delaware
                                                       law.

                       SELECTED HISTORICAL FINANCIAL DATA

     The selected historical financial data set forth below with respect to the consolidated statements of income of Futech for each of the five years in the period ended December 31, 1998, and with respect to the consolidated balance sheets of Futech at December 31 of each of the five years ending December 31, 1998, are derived from the audited consolidated financial statements of Futech incorporated by reference in this prospectus/proxy statement supplement, except for selected Balance Sheet data for 1994, which is unaudited.

     The data set forth below are qualified by reference to, and should be read in conjunction with, the financial statements and the notes related thereto included in the prospectus/proxy statement.

                                             YEAR ENDED DECEMBER 31,
                       --------------------------------------------------------------------
                          1998           1997          1996          1995          1994
                       -----------   ------------   -----------   -----------   -----------
SELECTED OPERATING DATA
Net revenue..........  $ 8,032,910   $         --   $   122,447   $   228,325   $ 1,774,243
Net loss.............   (5,794,259)   (14,427,183)   (5,272,096)   (4,855,092)   (2,308,412)
Net loss per share...        (0.07)         (0.23)        (0.10)        (0.14)        (0.10)

                                                   DECEMBER 31,
                       --------------------------------------------------------------------
                           1998           1997          1996          1995         1994
                       ------------   ------------   -----------   ----------   -----------
                                                                                (UNAUDITED)
                                                                                -----------
SELECTED BALANCE SHEET DATA
Current assets.......  $  7,059,454   $     26,389   $    70,592   $1,297,395   $  641,869
Total assets.........    26,214,831        518,213       858,374    5,778,508    4,157,766
Current
  liabilities........    34,837,653      6,904,480     1,613,463    6,041,491    1,573,112
Total liabilities....    37,287,653     11,150,051     3,863,463    6,041,491    1,788,089
Stockholders'
  equity.............   (11,072,822)   (10,631,838)   (3,005,089)    (262,983)   2,369,677

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion should be read in conjunction with Futech's audited consolidated financial statements for the two years ended December 31, 1998 and December 31, 1997, and the unaudited financial statements for the quarters ended March 31, 1999 and March 31, 1998 and notes thereto appearing elsewhere in the prospectus/proxy statement supplement.

OVERVIEW

     Incorporated in 1990, Futech Interactive Products, Inc. ("Futech" or the "Company") designs, publishes, hires subcontractors to manufacture and markets interactive, educational, promotional and entertainment products (i.e. books, game boards, and specialty post cards) targeted primarily towards children. Additionally, the Company licensed its technology to other companies, manufacturers (through third parties) foam-based post cards, and distributes third party books from major book publishers. These products are sold through all channels of retail sales, including warehouse clubs, national book chains, specialty and independent retailers, major toy chains, direct marketing catalogs, and the internet.

     The Company owns patented technology which utilizes specialized conductive ink to print interactive touch points in books, games, and other print media. These touch point trigger speech, music and sound effects. The Company uses subcontractors to produce its own propriety products using this technology Additionally, the Company distributes other proprietary products, as well as books of third party publishers.

     In March 1998, Futech purchased substantially all of the assets of Gick, a manufacturer of foam-based post cards, stationary, specialty crafts and hobby items. Shortly after the purchase, the Company disposed of the specialty crafts and hobby portions of the business.

     In May 1998, Futech purchased substantially all of the assets of XYZ Group, Inc. ("XYZ"), a distributor of children's books and related products.

     In December 1998, Futech purchased a majority interest in the stock of Janex, a designer, developer and manufacturer (through subcontractors) of practical toy products.

RESULTS OF OPERATIONS OF THE COMPANY

FIRST QUARTER 1999 COMPARED TO FIRST QUARTER 1998

     Total revenue for three months ended March 31, 1999, was $2,518,276, as compared to $2,000,000 for the three months ended March 31,1998. Historically, Futech has been a research and development company, working to refine and improve patented technology. For 1998 there were no sales of products utilizing this technology. Sales of proprietary product in the first three months ended March 31, 1999 amounted to $56,872. This was our first run of the Talking Pages series that was delivered in March. The increase in total revenue is due primarily to the Company's acquisitions. The acquisition of XYZ resulted in sales of $1,961,483. The acquisition of Gick resulted in sales of foam-based post cards of $277,665. The acquisition of Janex resulted in sales of toy products of $222,346. The revenue for the 1st quarter of 1998 was from a technology fee of $2,000,000 that was earned as a result of the termination of a joint venture agreement. This was a one-time fee and there were no similar revenues in 1999.

     Gross profit for the three months ended March 31, 1999, was $447,300 or 17.8% of revenue, as compared to $2,000,000 or 100% of revenue for the three months ended March 31, 1998. The decrease is entirely due to a technology fee that had no cost of goods attached to it while the current year's sales are related to product sales. The cost of goods percentage should improve as the percentage of proprietary product to total sales increases.

     Selling, general and administrative expenses (SG&A) for the three months ended March 31, 1999, were $2,186,253 or 86.8% of revenue, as compared to $602,897 or 30.1% for the three months ended March 31, 1998. The increase in SG&A is due primarily to the acquisitions made. Salaries and wages increased by $567,466 as the result of an increase in the number of employees. Shipping and freight increased by $204,188 due to the increased costs of the distribution center and sales from an initial production run from Hong Kong. Rent and related overhead expense increased $141,894 due to the facilities acquired in the acquisitions.

     Depreciation and amortization of intangibles for the three months ended March 31, 1999, were $255,506 or 10.1% of revenue, as compared to $107,551 or 5.4% for the three months ended March 31,1998. The increase in depreciation and amortization of intangibles is due primarily to the acquisitions made. All of the acquisitions were accounted for using the purchase method. As a result, there was a significant increase of property and equipment as well as intangible assets, such as goodwill that resulted in a corresponding increase in depreciation and amortization.

     Loan origination fees and related amortization expenses for the three months ended March 31, 1999, were $154,787 or 6.1% of revenue, as compared to $272,500 or 13.6% for the three months ended March 31, 1998. The reduction of loan origination fee costs is due to the Company renegotiating its agreements with individuals who provided financing, whereby the Company pays loan origination fees with stock options instead of cash. The 1998 fees were paid in cash and not amortized.

     Interest expense for the three months ended March 31, 1999, were $676,732 or 26.9% of revenue, as compared to $109,385 or 5.5% for the three months ended March 31, 1998. The increase in interest expense is due to the increase in debt incurred by the Company to fund the acquisitions made and to finance operations.

     The following two tables set forth, for the periods indicated, the actual dollars and relative percentage that certain income and expense items bear to net sales.

                                                                     THREE MONTHS   THREE MONTHS
                         YEAR ENDED     YEAR ENDED     YEAR ENDED       ENDED          ENDED
                        DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    MARCH 31,      MARCH 31,
                            1996           1997           1998           1998           1999
                        ------------   ------------   ------------   ------------   ------------
Total revenue.........      122,447             --      8,032,910     2,000,000       2,518,276
Cost of Sales.........    1,479,772             --      4,295,578                     2,065,621
                         ----------    -----------     ----------     ---------      ----------
Gross profit..........   (1,357,325)            --      3,737,332     2,000,000         452,655
Selling, general and
  administrative
  expenses............    1,001,015      4,038,905      5,869,146       566,226       2,191,607
Research and
  development.........      588,870      6,732,975        229,480        76,832
Depreciation and
  amortization........      315,066         55,491      1,343,197       107,551         255,506
Loss on Joint
  Venture.............           --      1,393,778             --
                         ----------    -----------     ----------     ---------      ----------
Operating Income
  (loss)..............   (3,262,276)   (12,221,049)    (3,704,491)    1,249,392      (1,994,458)
Other expense (net)...   (2,009,820)    (2,206,134)    (2,089,768)      375,437         723,055
                         ----------    -----------     ----------     ---------      ----------
Net Income (loss).....   (5,272,096)   (14,427,183)    (5,794,259)      873,955      (2,717,514)

                                                                     THREE MONTHS   THREE MONTHS
                         YEAR ENDED     YEAR ENDED     YEAR ENDED       ENDED          ENDED
                        DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    MARCH 31,      MARCH 31,
                            1996          1997*           1998           1998           1998
                        ------------   ------------   ------------   ------------   ------------
Total revenue.........       100.0%        N/A           100.0%         100.0%          100.0%
Cost of Sales.........     1,208.5         N/A            53.5            0.0            82.2
                          --------         ---           -----          -----          ------
Gross profit..........    (1,108.5)        N/A            46.5          100.0            17.8
Selling, general and
  administrative
  expenses............       817.5         N/A            73.1           30.1            86.8
Research and
  development.........       480.9         N/A             2.9            3.9             0.0
Depreciation and
  amortization........       257.3         N/A            16.7            5.4            10.1
Loss on Joint
  Venture.............         0.0         N/A             0.0            0.0             0.0
                          --------         ---           -----          -----          ------
Operating Income
  (loss)..............    (2,664.2)        N/A           (46.1)          64.5           (79.2)
Other expense (net)...     1,641.4         N/A            26.0          (19.0)          (28.7)
                          --------         ---           -----          -----          ------
Net Income (loss).....    (4,305.6)        N/A           (72.1)          45.5          (107.9)

-------------------------

* Percentages are not applicable because there were $-0- (zero) sales in 1997.

FISCAL YEAR ENDED DECEMBER 31, 1998 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 1997

     Total revenue for the year ended December 31, 1998 was $8,032,910, as compared to $0 (zero) for the year ended December 31, 1997. Historically, Futech has been a research and development company, working to refine and improve patented technology. For 1997 and 1998 there were no sales of products utilizing this technology. The increase in total revenue is due primarily to the Company's acquisitions during 1998. The acquisition of XYZ resulted in sales of third-party books of $5,095,386. The acquisition of Gick resulted in sales of foam-based post cards of $875,874. The acquisition of Janex, which occurred in December, resulted in sales of toy products of $61,650. In addition, a technology fee of $2,000,000 was earned as a result of the termination of a joint venture agreement.

     Gross profit for the year ended December 31, 1998, was $3,737,332 or 46.5% of revenue, as compared to $0 (zero) for the year ended December 31, 1997. The increase is entirely due to the gross profit generated from the product lines that have been acquired due to the acquisitions.

     Selling, general and administrative ("SG&A") expenses for the year ended December 31, 1998, were $5,869,146, or 73.1% of revenue, as compared to $4,038,905 for the year ended December 31, 1997. The increase in SG&A is due primarily to an increase of salaries and wages of $953,250, resulting from an increase in the number of employees due to the acquisitions made. Rent and related overhead expenses increased $329,975 due to the facilities acquired in these acquisitions. Sales commissions increased $171,241 due to the additions of product lines as a result of the acquisitions being made. Professional fees increased $272,023 due to the need for legal and accounting services as a result of the acquisitions made.

     Research and development ("R&D") costs for the year ended December 31, 1998, were $229,480 or 2.9% of revenue, as compared to $6,732,875 for the year ended December 31, 1997. The reduction of R&D costs was a result of having the major portion of the R&D work completed in the year ended December 31, 1997 and prior.

     Depreciation and amortization of intangibles expenses for the year ended December 31, 1998, was $1,343,197 or 16.7% of revenue, as compared to $55,491 for the year ended December 31, 1997. The increase in depreciation and amortization of intangibles is due primarily to the acquisitions made. All of the acquisitions were accounted for using the purchase method of accounting. As a result, there was a significant increase of property and equipment as well as intangible assets, such as goodwill, which resulted in a corresponding increase in depreciation and amortization.

     Loss on joint venture was $0 (zero) for the year ended December 31, 1998, as compared to $1,393,778 for the year ended December 31, 1997. During 1997, the Company expended $1,393,778 in support of a joint venture with Golden Books Family Entertainment, Inc. The joint venture agreement was terminated in the fourth quarter of 1997, so there were no related expenditures in 1998.

     Loan origination fees and related amortization expense for the year ended December 31, 1998 was $241,250 or 3% of revenue, as compared to $1,985,000 for the year ended December 31, 1997. In 1998, the Company renegotiated its agreements with individuals who provided financing, whereby the Company pays loan origination fees with stock options in lieu of cash.

     Interest expense for the year ended December 31, 1998, was $1,704,444 or 21.2% of revenue, as compared to $221,134 for the year ended December 31, 1997. The increase in interest expense is due to the increase in debt incurred by the Company to fund the acquisitions made and to finance operations.

FISCAL YEAR ENDED DECEMBER 31, 1997 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 1996

     Total revenue for the year ended December 31, 1997 and 1996 was $0 and $122,447, respectively. Sales for 1996 were insignificant because the Company closed its production facility in Arizona during the first quarter and transferred its manufacturing equipment to a third party entity. This entity consisted of a Joint Venture in which Golden Books agreed to publish books using Futech's equipment and technology. There were no sales during 1997 and Futech did not recognize revenue from the Joint Venture until 1998.

     Operating expenses for the years ended December 31, 1997, and 1996 were $12,221,049, and $3,262.276, respectively, an increase of $8,958,773 or 2.75 times.

     Selling, general and administrative ("SG&A") expenses for the years ended December 31, 1997 and 1996 were $6,023,905 and $1,001,015 respectively, an increase of $5,022,890 or six times. The increase in SG&A expenses is primarily the result of an increase in salaries and wages, accounting and legal fees. Salaries and wages for 1997 and 1996 were $2,702,180 and $375,983 respectively. This represents an increase of $2,326,197 or 7.2 times. The increase is largely attributed to stock based compensation paid to the CEO on September 26, 1997, for which the Company recognized a charge of $2,000,000. This amount represents the difference between the exercise price and the fair market value of the Company's stock, as was determined based on contemporaneous third-party transactions. Other increases in salaries resulted from the hiring of key upper-management personnel during the year. Legal and accounting fees for 1997 and 1996 were $647,312 and $197,035 respectively. This increase of $450,277 or
3.3 times was the result of increased accounting, legal and due diligence activity, as new companies were researched for acquisition. Additionally, legal costs were incurred as the result of the termination of a joint venture with Golden Books in the latter part of 1997.

     Research and development: Research and Development ("R&D") expenses for the years ended December 31, 1997 and 1996 were $6,732,875 and $588,870 respectively, reflecting an increase of $6,144,005 or 11 times. The increase in R&D was primarily the result of two events: (1) the Company had costs of approximately $2 million associated with the purchase of assets from NewTech Consulting, Inc. for its R&D facility; (2) during 1997, Futech purchased two patents for approximately $3.4 million, which were expensed during the year. The Company also spent approximately $1.25 million in 1997 for its research and development of new and existing products.

     Depreciation and amortization expense: The Company's Property and Equipment as of December 31, 1997 and 1996 were as follows:

                                                             1997        1996
                                                           --------    --------
Machinery and equipment..................................  $ 46,955    $ 11,295
Office furniture and equipment...........................   311,268     215,521
Vehicles.................................................    30,000      30,000
Leasehold improvements...................................    20,369           0
                                                           --------    --------
                                                            408,592     256,816
Accumulated depreciation & amortization..................   167,258     112,812
                                                           --------    --------
                                                           $214,334    $144,004
                                                           ========    ========

     Depreciation and amortization expense for 1997 and 1996 were $55,491 and $315,066 respectively, a decrease of $295,575 or 82%. This decrease was due to the write-off of all unamortized patent costs at the end of 1996, thereby reducing the asset base for amortization in 1997.

     Other expense: Interest expense for 1997 was $221,134, a decrease of $134,945, or 38%, from $356,079 in 1996. During 1996, there were a number of debt obligations that were converted to equity, thereby reducing interest expense. Additionally, unamortized loan fees were written off at the end of 1997, resulting in an expense of $1,985,000. This represents an increase for Loan Origination Fees and Related Amortization of $331,259 or 17% over the charge in 1996 for $1,653,741.

SEASONALITY AND QUARTERLY FLUCTUATIONS

     Futech's business historically tends to generate greater revenues during August through November when large retailers and wholesale clubs place orders and make purchases for the Christmas selling season. Management anticipates the average sales revenue for each of the months of August through November will be twice as much as average sales revenue for other months of the year. The Company plans for this occurrence each year by ordering greater volumes of inventory and hiring additional temporary staff during the 3rd and 4th quarters.

LIQUIDITY AND CAPITAL RESOURCES

     The Company believes that its existing lines of credit and projected cash flows from operations will not be sufficient to fund projected order flow, overhead, debt repayment and pending acquisitions for the fiscal year ended December 31, 1999. The Company has experienced recurring losses from operations, negative cash flows and decreases in working capital.

     The Company's ultimate ability to continue as a going concern depends on:
(i) the market acceptance of its products, (ii) the Company generating operating profits, (iii) its creation of sustainable positive cash flow, and (iv) obtaining additional financial resources to provide near-term operating cash. Management believes that there are several items that will allow the Company to provide cash for continuing operations.

     Cost cutting: After the acquisitions that were completed in 1998, Futech closed the Gick facility and the Janex facility and laid off several employees. These type of cost-cutting activities reduced expenses as well as reduced future cash needs. The Company anticipates it will take other cost-cutting actions in the future.

     Expanded Markets: Management believes the combination of the companies in this merger will allow the Company to sell its products into additional markets of the acquired companies. Management expects this will have a positive affect on sales of the Company.

     Different Distribution Channels: The varied companies in this combination utilize different distribution and selling methods. Futech's Management believes this will increase the sales and subsequent cash flows from its proprietary products.

     New Products: The Company has begun to create new prototype products with Management of the acquired companies. The new products, game boards and other interactive products, utilize interactive technology. Management believes these new products will produce a high level of excitement in the consumer market that will increase the Company's sales and subsequent cash flow.

     Secondary Public Offering: Management is considering a follow-on public offering after the merger. Funds provided from this offering would be used to pay down debt, and if excess funds are available, they would be used to expand the Company's product lines or to acquire other companies that would help to improve the Company's sales and cash flows.

     Additional Loans: The Company is also working with its existing lenders and selected shareholders to provide funds, as needed, to supplement current cash-flow needs.

     Management believes these activities will be sufficient to support the Company's liquidity and capital needs for the next 12 months.

     The Company's cash balance decreased by $2,699 to $184,044 at March 31, 1999, as compared to $186,743 at December 31, 1998. The Company's net working capital increased by $1,363,566 from working capital deficit of $26,337,929 at December 31, 1998 to a working capital deficit of $24,974,363 at March 31, 1999 and the Company's current ratio decreased to 0.24:1 at March 31, 1999 as compared to 0.21:1 at December 31, 1998.

     The Company had negative cash flow from operating activities of $3,250,201 for the three months ended March 31, 1999, as compared to a positive operating cash flow in 1998 of $816,615, as 1998 had a $2,000,000 technology fee that was earned in the termination of a joint venture agreement. Additional negative cash flows are the results of increased production and operations that have been acquired since last year.

     During the three months ended March 31, 1999, the company purchased property and equipment totaling $149,982. The company also incurred additions to product development costs of $7,068. The company also invested $49,323 in the joint venture, Gold Star Publishing, LLC. This compares to additions to property and equipment $28,586 and an advance of $200,000 for an acquisition for the three months ended March 31, 1998.

     The Company generated $3,453,811 from financing activities during the three months ended March 31, 1999 compared to the use of $352,350 during the same period in 1998. The company also increased the amount on two existing lines of credit for a total of $4,668,189. There were also increased borrowings from the Company CEO of $155,533. On March 1, 1999, four shareholders converted notes to stock totaling $1,058,845. The cash used in financing activities for 1998 came from increased borrowings from the company president of $141,579 and a repayment of loans in the amount of $141,579.

     For the year ended December 31, 1998, the Company had negative cash flow from operating activities of $2,441,156, as compared to negative cash flow of $4,672,682 for the year ended December 31, 1997. The decrease in negative cash flow from operating activities is due primarily to a decrease in net operating loss in 1998 and an increase in sales in 1998, resulting in collection of accounts receivable. The increase in cash used in financing activities is primarily due to cash used for acquisitions of companies.

     The Company used $3,734,168 in investing activities for the year ended December 31, 1998, compared to generating $377,921 in 1997. The cash generated from financing activities came primarily from an increase in borrowings of $8,010,353, offset by net disbursements of $1,644,987 to the CEO of the Company. During 1997, the cash generated from financing activities came from an increase in borrowings of $5,826,502, proceeds of $215,800 from the issuance of stock, offset by net disbursements of $1,056,590 to the CEO of the Company.

     The Company's capital commitments for 1999 include debt repayments, lease commitments, development of new and existing product lines, upgrade or replacement of the Company's computer system, the purchase of an internet web server and continuing development of the Company's internet web site.

     Notes payable consist of the following:

                                                      DECEMBER 31,     MARCH 31,
                                                          1998           1999
                                                      ------------    -----------
Notes payable to shareholders, due December 15,
  1999, interest from prime + 0.5 percent (8.25
  percent at March 31, 1999) to 10 percent..........  $10,650,000     $10,000,000
$4.0 million line of credit with a bank, interest at
  prime rate + 2.5 percent (10.25 percent at March
  31, 1999). $3.6 million is personally guaranteed
  by the
  Company's CEO.....................................    4,000,000       4,000,000
$7.0 million line of credit with a bank, interest at
  prime + 2.5 percent (10.25 percent at March 31,
  1999), secured by inventory and accounts
  receivable of XYZ, and guaranteed by the former
  owner of XYZ......................................    3,456,446       2,945,532
$7.0 million line of credit with a bank, due
  December 1, 2000, interest at prime + 1.0 percent
  (8.75 percent at March 31, 1999), personally
  guaranteed by the Company's CEO and a
  director/warrant holder...........................    2,450,000       6,545,000
Note payable to Newtech.............................    1,000,000       1,000,000
Note payable to Golden Books, due June 1, 1999,
  interest at prime plus 1 percent (8.75 percent at
  March 31, 1999)...................................    1,000,000       1,000,000
Note payable for purchase of patent due June 1,
  1999..............................................      850,000         857,510
Note payable to former owner of XYZ.................    4,000,000       4,000,000
Notes payable, due April 1999 to June 1999, interest
  at 10 percent, convertible into common stock at
  $0.50 per share (see Note 17).....................      363,148          41,091
Notes payable to shareholders in connection with the
  acquisition of Janex..............................  $   750,000     $   750,000
$400,000 line of credit with a bank, due July 1,
  1999, interest at prime rate plus .25 percent
  (8.00 percent at March 31, 1999), secured by all
  assets of Janex and personally guaranteed by two
  shareholders......................................      257,000         257,000
Other...............................................      112,592          43,551
                                                      -----------     -----------
                                                       28,889,186      31,439,684
Less current portion................................   26,439,186      24,894,684
                                                      -----------     -----------
Notes payable, noncurrent...........................  $ 2,450,000     $ 6,545,000
                                                      ===========     ===========

     Future maturities of notes payable are as follows at March 31, 1999:

1999..................................................  $24,894,684
2000..................................................    6,545,000
                                                        -----------
                                                        $31,439,684
                                                        ===========

     The Company leases operating facilities and certain equipment under noncancelable leases. Future minimum lease payments under these leases are $612,078 for 1999, $485,106 for 2000, $247,418 for 2001 and $126,431 for 2002.

     Over the next 12 months, the Company plans to spend approximately $3,300,000 for the development of new products, as well as for the improvement of existing products. Some of the products to be included in this program are interactive books and games, interactive books with proprietary themes, and to redesign and repackage existing product lines.

     The Company is dedicated to having a strong internet presence for selling its products as well as providing other services for customers who enjoy playing interactive games via the internet or other media. The Company plans to spend approximately $400,000 to purchase hardware and software that will allow it to host its own internet web site at its facilities, as well as to hire three additional employees to design and maintain the internet web site.

INFLATION

     Management believes that inflation has not had a significant impact on Futech's costs and profits during the past two years.

YEAR 2000

     The Year 2000 presents potential concerns for business and consumer computing. The consequences of this issue may include systems failures and business process interruption. The Year 2000 issue affects Futech's internal systems, including information technology (IT) and non-IT systems. Futech is assessing the readiness of its systems for handling the Year 2000. Although the assessment is still underway, management believes that all material systems will be compliant by the Year 2000 and that the cost to address the issues is not material. Nevertheless, Futech is creating contingency plans for certain internal systems.

     The Company has not instituted any procedures to obtain certification from its major vendors or customers that their systems are Year 2000 compliant. Such a survey would include vendors who provide systems related services, e.g., communications, banking, credit card processing, shipping, security, HVAC, etc. along with third-party factories providing book and toy products. The cost of such a survey, in both time and money, would be substantial. However, the Company does not believe that the failure of any vendor or customer to be Year 2000 compliant will have a material impact on the Company.

SAFE HARBOR DISCLOSURE: FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

     This prospectus/proxy statement supplement and the prospectus/proxy statement contains or incorporates by reference forward-looking statements. The factors identified under "SPECIAL RISK FACTORS AFFECTING FUTECH" in this prospectus/proxy statement supplement and "RISK FACTORS" in the prospectus/proxy statement are important factors (but not necessarily all important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, Futech.

     Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, Futech cautions that, while such assumptions or bases are believed to be reasonable and are made in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending upon the circumstances. Where, in any forward-looking statement, Futech, or its respective management, express an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. The words "believe," "expect," and "anticipate" and similar expressions identify forward-looking statements. The portions of this prospectus/proxy statement supplement which contain forward-looking statements often include cross-references to "Risk Factors." See also the information contained under the sections entitled "Futech's Management's Discussion and Analysis or Plan of Operation" included elsewhere herein.

                        DESCRIPTION OF FUTECH'S BUSINESS

GENERAL: RECENT DEVELOPMENTS

     Futech Interactive Products, Inc., formerly known as Futech Educational Products, Inc., was incorporated in Arizona in 1990. The Company's principal place of business is located at 2999 N. 44th Street, Suite 225, Phoenix, Arizona 85018-7247. The Company's telephone number is (602) 808-8765.

     Futech, founded in 1988 by Stephen McTaggart, develops electronic "talking" books that utilize specialized conductive ink on printed pages to convey sounds, voices, and music. In late November 1992, Futech opened a manufacturing facility and began manufacturing its own published books under the "TOUCH ME SOUND PAGES" name. Futech closed this facility in 1996 and currently subcontracts with third parties to manufacture its products.

     Futech co-publishes and distributes traditional paperback books pursuant to a co-publishing/distribution agreement with Magi Publications (see "LICENSING"). Futech licenses various book clubs, including Scholastic and Troll, to distribute some of these paperback books.

     Futech distributes both Magi books and its own electronic books on an exclusive basis. On a non-exclusive basis, Futech also distributes paperback books published and manufactured by various third parties.

     In 1998, Futech entered into agreements to purchase the following three companies or their assets to broaden product mix and improve distribution: Gick Publishing, Inc., XYZ Distribution, and Janex International, Inc. Gick, a California corporation, manufactures and distributes foam-based post cards, gift tags, picture frames, specialty crafts and hobby items. XYZ, a Wisconsin corporation, distributes children's books, adult books, audio books, activity games and related educational products. Janex, a Colorado corporation, designs, develops, and manufactures functional toy products for children, including tooth brushes, coin banks, and Wet Pets.

     Futech acquired the XYZ distribution facility in Wisconsin along with Gick's distribution center on the West Coast. Futech closed the West Coast distribution facility and consolidated the shipping, receiving and billing of Gick's foam-based products into its Wisconsin distribution facility.

     On February 1, 1999, Futech entered into a joint venture with renowned author Joy Berry and her company, Responsible Kids, LLC, by purchasing 49% of Gold Star Publishing, LLC, to develop and publish children's self-improvement products. The purchase required Futech to contribute $500,000 in working capital to Gold Star and guarantee payment of a $200,000 line of credit from Responsible Kids, LLC.

     Futech currently operates three facilities: corporate offices in Phoenix, Arizona; sales office in Chicago, Illinois; and general sales, distribution and operations facilities in Waukesha, Wisconsin (near Milwaukee). Little Tiger Press and Gold Star Publishing titles are sold and distributed through the Wisconsin facility.

BUSINESS

BOOKS, TOYS, AND INTERACTIVE PRODUCTS

     Toys, games and interactive games encompass many product categories including: conventional board games, electronic game boards, book and toy packages. Futech has chosen to concentrate on certain formats such as interactive game boards, interactive puzzles, interactive books, interactive learning devices, practical toys and combination toy/game/book packages. This area of products has grown in recent years due to parents' interest in combining entertainment with educating their children. Futech expects to compete by designing products which provide high quality play processes, interactive capabilities, educational experiences and superior value to the consumer at competitive prices. As an example of retail prices, the interactive game board products will be sold at retail for $15 to $30. The Company believes this price point compares favorably with similar electronic game and toy products which typically retail between $30 and $100. All of the products will be sold to major mass market retailers, toy stores and independent retailers in the United States and internationally.

TRADE PUBLISHING AND INTERACTIVE PUBLISHING

Trade Publishing

     The trade publishing industry features hundreds of publishers releasing a wide variety of consumer books into the market, including hard cover best sellers, paperback best sellers, trade paperbacks, audio books, children's books, computer books, religious books, gardening books, travel books, gift books, novelty books, electronic books and others.

Interactive Publishing

     The interactive product industry consists of books containing sound, promotional publishing and specialty products. Books containing sound first appeared on the market in the early 1980's in the form of a piano keyboard attached to a hard cover book featuring easy-to-play, familiar children's songs. These books were generally low-tech products featuring a one-sound chip and a low-quality speaker. With the production of low cost microchips and microprocessors from companies such as Winbond, Electronic Speech Systems and Texas Instruments Inc., the cost for incorporating speech technology, sound effects and music into products dropped dramatically in the mid-1980's. Sight & Sound helped define the interactive product industry by introducing licensed and unlicensed products, reducing the costs of production and developing new technologies allowing more sounds per product. Sight & Sound was acquired by Western Publishing Company in 1990 and Western rapidly expanded Sight & Sound's existing interactive product lines from $20 million to $125 million in three years. These new products utilize either an ESS chip or a Texas Instrument chip and improved technology allows the story to be enhanced by an electronic sound pad. In 1996, Western Publishing was acquired by Golden Books.

     The SMART PAGES and EXTRA SMART PAGES formats produced by Golden Books use the same technology as Futech's TALKING PAGES and TALKING PAGES PLUS. Each of Futech's books contains up to 42 touch points or switches that are embedded in the covers or pages of the books. When a touch point is pushed it triggers a switch and the microchip delivers an audible message. This allows children to touch a picture, object or word and have the book respond to or instruct them. Depending on the format, the audible messages consist of speech, music or sound effects. Golden's books will contain anywhere from 100 to 150 musical sounds, voices, or sound effects, as well as hundreds of interactive play options.

Licensing

     Futech has a co-publishing/distribution agreement with Magi Publications, a United Kingdom publisher, and will license Magi to produce co-editions for the European market. The Little Tiger Press co-publishing/distribution agreement grants Futech the exclusive publishing and distribution rights in the United States, Mexico and Canadian markets for Magi's titles. Magi currently has over 50 back list titles and 14 new front list titles for 1999. Magi will create new titles using United States-based authors and illustrators and Futech will continue to import co-editions from Magi's European operations.

     Futech licenses certain United States paperback rights to various book clubs such as Scholastic, Troll and Book-of-the-Month Club for United States specialty distribution. When these companies purchase the paperback rights, Futech provides them with films which allow them to produce their own low cost paperback editions. These companies distribute the editions to schools throughout the United States. They distribute flyers/order blanks directly to children so the product can be ordered via mail order. They also participate in school book fairs in which they set up book displays at schools for a one-week period and sell directly to the students. A substantial advance in guarantee is paid by these companies to Futech for the rights to produce these paperback editions. These advances and guarantees are earned by Futech through a per-book royalty agreement with these companies. Sales of these editions often average 100,000 copies or more.

     On August 14, 1996, Futech entered into a joint venture with Golden Books, the world's largest publisher of children's books. In January 1998, Futech transformed its agreement with Golden into a five year, non-exclusive licensing agreement and received a $2 million up front, non-refundable guarantee for the non-exclusive use of the technology. Golden Books recently filed bankruptcy for reorganization purposes.

     In late 1997, due to the disappointing results from the Golden Books relationship, Futech management re-evaluated their long-term licensing strategy and decided to compliment the licensing of its technology with developing, manufacturing and distributing its own proprietary products. To pursue this new complimentary strategy, the Company entered into several acquisition and joint venture agreements beginning in 1998 (see "DESCRIPTION OF NEW FUTECH'S
BUSINESS -- Recent Acquisitions" in the prospectus/proxy statement).

Toy Products

     Toys, games and interactive games encompass many product categories including: conventional board games, electronic game boards, book and toy packages. Futech currently produces electronic books and has chosen to concentrate on certain product development formats such as game boards, interactive learning devices, and functional toys. A majority of the products are sold at retail for $5 to $15, thereby creating impulse sales to consumers. Companies producing educational toy products at similar price points include Random House, Children's Books, Golden Books, Tiger Electronics and V-Tech.

     Futech develops and manufactures through subcontractors a series of toy and functional products for children through its Janex operating unit which are distributed both in the United States and internationally. These products are designed to be practical while offering high quality and superior value to the consumer. Current Hercules and Looney Tunes licensed products include tooth brushes and banks. Janex proprietary products include Wet Pets, which is a line of pool and bathtub related play products. Sales of this product line in the first four months of 1999 were less than 4% of revenues.

Specialty Products

     Futech markets a three-dimensional, mailable foam card which can be designed in any shape, including hearts and flowers, and can feature promotional messages with up to one minute of speech music and sound effects. These foam cards are sold in the form of stationery, greeting cards, gift tags, and picture frames. These products range in price from $1 to $7. These products constituted approximately 9% of revenues in the 1st quarter of 1999.

MARKETING, DISTRIBUTION AND CUSTOMERS

     The distribution of the paperback books published by third parties on a non-exclusive basis is a highly competitive business. The largest demand for distribution services is from the warehouse club segment. This includes Sam's Club, Costco and BJ's. The warehouse clubs have become a very popular channel from which consumers purchase books. Of the $1 billion in books sales by warehouse clubs, $600 million are purchased directly from publishers. The distribution market to warehouse clubs is currently controlled by two distributors and is highly competitive. See "COMPETITION."

     Futech sells its interactive products by marketing them through different distribution channels including mass market retailers, warehouse clubs, regional discounters, major book chains, drug chains, supermarkets and other retail outlets throughout the United States. Futech distributes its proprietary product lines to warehouse clubs, major retail outlets, regional discounters, national book chains, drug store chains and supermarket chains.

     Futech distributes over 150 foam-based post cards to approximately 3,900 stores, including 2,500 independent, specialty retailers and to chains. The post cards are currently being tested and an expanded test is expected soon. The post cards are marketed under the Better Than A Letter and Kinda Like A Card brand names.

     Currently, Futech has an assortment of wholesale catalogs to describe and market existing products. Two options are available to consumers to facilitate direct retail purchases. The first, a retail mail-order sales catalog, is distributed by direct mail. Futech also has an Internet-based website, www.futechinteractive.com, which was activated in April of 1999. Consumers can order from a selection of hundreds of products, order replacement batteries, play interactive online games and learn general information about the Company. The website also provides email links to key personnel, current press releases, a map of Futech locations, catalog order forms, listings of current Futech job opportunities, and an interactive environment that makes visiting fun. Previous online customers can conveniently return and track their orders directly from the web site. Customer contact forms are also available to provide easy communication with Futech representatives. Futech received its first order on this site on May 20, 1999.

     With the acquisition of XYZ on May 1, 1998, Futech now has a fully operational distribution center centrally located in the Midwest to service its U.S. and Canadian accounts. Futech currently distributes third-party publishers' books on a non-exclusive basis domestically and proprietary and exclusive product lines, including the electronic books, foam-core specialty products, and the Little Tiger Press and Gold Star Publishing paperback books, domestically and internationally.

     Futech's distribution facility is well equipped and utilizes EDI (electronic data interface or "EDI") to receive orders from its major customers. EDI allows for instantaneous downloading and tracking of orders and paperless invoicing. This means that orders are received the same day they are placed and can be processed rapidly. In addition, Futech has designed and implemented a custom bar code-based inventory management and shipping system in its warehouse. High speed packaging machines, labeling machines, conveyors and a computerized rate shopper to allow for quick processing of customer orders. Most customers require customized services such as pre-ticketing of merchandise, collating and shrink wrapping custom packages, direct store shipment, prepaid freight and the ability to receive returns from thousands of individual locations.

     The same distribution facility utilizes a computerized rate shopper to determine the most economical and fastest way to ship products to its customers. This allows Futech to control its freight expense while providing exceptional service.

     For independent and specialty accounts, a special pick and pack system has been developed that allows for one day processing of smaller orders. This system utilizes thousands of individual bar-coded locations to track, pull and process individual orders. This pick and pack area is conducive to packing small orders for individual customers and can be expanded to service customers on a direct basis from Futech's Internet based website catalog.

MANUFACTURING

     Futech subcontracts with third parties to manufacture its electronic books, including TALKING PAGES and TALKING PAGES PLUS, by sub-contracting with manufacturing companies throughout Asia. Futech's specialty products, including promotions and specialty post cards, are currently manufactured domestically. The sound modules for the electronic specialty products are manufactured in China.

PRODUCT DESIGN AND SELECTION

     Futech continually refines and enhances existing technology as required to utilize the technology in new products. The Company's corporate facility houses a Macintosh supported Product Development Department, which is utilized in the design and development of its interactive products. The Product Development Department makes samples of Futech's books for marketing. A team of design coordinating professionals takes products from inception to manufacturing by troubleshooting with prototypes of the products and coordinating required materials such as illustration, script writing, story writing, plastic mold design, extensive technology development and sound development. The team also acts as a support service to both overseas and U.S. manufacturers in the process of manufacturing the Company's products.

     The department also features an in-house web development team. This team is responsible for bringing the Company's presence into the next millennium with a fully interactive E-Commerce website. The site offers customers the capability of sampling and purchasing products online as well as playing interactive games, ordering accessories, and troubleshooting issues. This can all be done by touring a virtual "fun house style" world at www.futechinteractive.com which features creative animation, music and sound effects.

     Futech also maintains a liaison with individual inventors and companies involved in the development of related technologies that are sometimes utilized to enhance and expand Futech's products.

COMPETITION

     Futech operates in highly competitive markets. Some of Futech's competitors are significantly larger than Futech and have substantially greater resources available for developing and marketing their products. Futech believes that its unique patented technology, which it licenses, distribution service capability and manufacturing its own products will allow Futech to successfully compete against many of these larger competitors.

TRADE PUBLISHING

     Futech's competition in the trade publishing industry includes Bantam Doubleday Dell, Simon & Schuster, McGraw-Hill Companies, Inc., Harcourt Brace & Company, Harlequin Enterprises Ltd., Golden Books, Dove Entertainment, Inc., Random House, The Putnam Publishing Group, Penguin USA, Scholastic, Andrews & McMeel, HarperCollins, Avon, Houghton Mifflin Company, William Morrow, North-South Books and others.

     Futech's co-publishing/distribution agreement with Little Tiger Press allows Futech to compete in the Trade Publishing market with the importation of quality books from the United Kingdom through Magi. Futech also intends to distribute Little Tiger Press products in Canada and Little Tiger Press has chosen a distinctive market segment by offering high quality children's books at a value price.

     Futech has also entered a joint venture (Gold Star Publishing, LLC) with renowned author Joy Berry to develop, produce and distribute children's self-improvement products (i.e. Earning an Allowance, Self Esteem, Discipline, Handling Emergencies, etc.). During 1999, Gold Star is publishing more than 75 new books, kits, videos and board books which will be available during the 2nd and 3rd quarters. Previously, Joy Berry has sold more than 80 million books through various direct mail and book club catalogs. Through the joint venture, Futech has exclusive distribution rights to all new Gold Star products plus approximately 250 of Joy Berry's previously published titles.

SPECIALTY PRODUCTS

     The specialty products market is very competitive, in particular, in the greeting cards segment. However, Futech believes its foam-core post cards are unique due to its patented technology that combines printed circuitry, speakers and batteries within one compact package. Futech has begun to leverage its proprietary technology within the greeting card segment via its "Musical Mail" line introduced in late 1998. The Company plans to launch additional products in 1999 that continue to exploit its patent and address key consumer needs. There are no significant competitors for this specialty product given Futech holds the patent on the manufacturing process for these cards.

     Futech is also actively participating in the re-emergence of scrap booking, an industry devoted to producing arts and crafts for home assembled projects. The Company's line of "Little Bits" and "Make a Memory" are positioned to take advantage of this segment, defining pre-assembled kits for mass retail as a strategic opportunity. The Specialty Products division uses a series of independent representative sales companies to penetrate the large number of small card and crafts shops, as well as individual retail chain stores.

DISTRIBUTION

     Futech distributes paperback books on a non-exclusive basis to warehouse clubs. The distribution market to warehouse clubs on a non-exclusive basis is currently controlled by two distributors, Advanced Marketing Services and Futech. AMS is the market leader in warehouse club distribution with 97.5% of total sales, compared with 2.5% for Futech. In 1990, there were 10 warehouse club chains in the country and eight distributors servicing those chains. Due to a consolidation in the club marketplace through acquisitions and bankruptcies, there are currently only three major discount warehouse chains, including Costco, Sam's Club, and B.J.'s, and two major distributors of children's books to those chains. Warehouse club chains require shipment to individual stores, the pre-ticketing of merchandise and the ability of the distributor to manage their inventories and promotions. Since purchasing XYZ, Futech has been competing by diversifying into areas other than distributing third-party children's books. Futech competes with AMS in a number of different product categories including hard cover best sellers, soft cover best sellers, paperbacks, trade paperbacks, computer books, cookbooks, gardening books, self-help books, inspirational books, religious books and audio books.

PATENTS AND TRADEMARKS

     The Company's proprietary technology relates to printed audible signals, visual circuitry and associated electrical components such as switches, batteries, speakers and liquid crystal displays (LCD). This technology is applied to produce books and play boards that emit speech, music and sound effects or other visual signals activated by pressing switches embedded in the surface of the product. Upon pressing a designated point on the page or surface of the produce a microchip is activated and a speech, music, or sound effect response is emitted. In certain products light emitting diodes (LEDs) or LCDs provide visual enhancement.

     The Company relies heavily upon patent and trademark protection to maintain its competitive position. The Company recognizes that patents are not totally effective in prohibiting competitors from producing similar products that could compete with those of the Company. For those products that it makes sense to patent, the Company takes the steps necessary to do so. Prior to its incorporation, Futech applied for its first patent in 1989. Since that time, Futech has obtained 10 U.S. patents, two foreign patents, four pending U.S. patent applications, and 13 pending foreign patent applications.

     Futech owns six U.S. patents, two foreign patents (Australia and New Zealand), and a number of pending U.S. and foreign patent applications covering various embodiments of an interactive electronic book. Additionally, Futech owns a U.S. patent for an interactive electronic game board, and several corresponding pending foreign patent applications. Additionally, Futech owns a U.S. patent covering a model race car track system, and several corresponding pending foreign patent applications.

     The electronic book, game board, and race car track patents and patent applications cover a variety of notable features, such as a technique for printing conductive ink to create electronic circuits for use in the products. Such printing techniques may also be used to make electronic components such as switches, batteries, speakers, and light emitting devices for use in the circuits. Such components are used to produce interactive sounds and/or visual images in response to user activation of switches embodied in the products.

     Futech also owns a U.S. patent and several pending U.S. and foreign patent applications covering foam-core based novelty articles that may include sound producing and/or light emitting devices. The corresponding product line includes foam-core based stationery, postcards, gift tags, and picture frames. Additionally, Futech owns a U.S. patent covering a novelty flashlight having a decorative deformable body that, when squeezed, activates the light.

     In order to prevent the use of Futech's products and their names, Futech has registered the following Trademarks/Trade Names for its electronic books and foam-core based stationery, postcards, gift tags, and picture frames: ABC Talking Book; ABC Talking Book Adventures; Adventures Through ABC Land; Bookee; Bookie; Bookie Mark; Look, Listen & Learn Series; The ABC Talking Book, The Talking Book Adventures; Better Than a Letter; and Talking Pages. Futech also has 15 Trademark/Trade Name applications pending for its foam-core based stationery, postcards, gift tags, picture frames, electronic books, and interactive electronic games.

GOVERNMENT REGULATIONS

     The Company is subject to the provision of, among other laws, the Federal Hazardous Substances Act and the Federal Consumer Products Safety Act. Those laws empower the Consumer Products Safety Commission to protect children from hazardous products. The CPSC has the authority to exclude from the market, articles which are found to be hazardous, and can require a manufacturer to repurchase such products under certain circumstances. Any such determination by the CPSC is subject to court review. Similar laws exist in some states and cities in the United States and in many jurisdictions throughout the world. The Company endeavors to comply with all applicable regulations through a program for quality inspections and product testing. The Company maintains product liability insurance in the amount of $2,000,000.

EMPLOYEES

     As of March 31, 1999, Futech had 60 employees. None of the employees of Futech is a member of a union. Futech closed its West Coast distribution center on June 30, 1998 and consolidated its shipping, receiving and billing functions to its Midwest distribution center and 30 Gick employees were terminated. The remaining seven West Coast employees were terminated effective December 31, 1998, with their duties transferred to the Phoenix and Wisconsin operations.

PROPERTIES

     Futech leases one facility in Phoenix, Arizona with 9,628 square feet of office space. The lease expires February 1, 2003. Through its XYZ acquisition, Futech has assumed the lease on a facility in Pewaukee, Wisconsin with approximately 50,000 square feet of warehouse space and 8,000 square feet of office space. The lease expires June 30, 2002. Through its Gick acquisition, Futech leases a facility in Laguna Hills, California with 4,643 square feet of office space. This space has been subleased to a third party. This lease expires June 30, 2000. Futech believes the existing facilities are adequate for its current requirements and that suitable additional or substitute space is readily available if needed.

LEGAL PROCEEDINGS

     Futech is currently involved in one material and three immaterial legal proceedings as a defendant. Futech is the defendant in Premier Publishing, Inc.
v. Futech Interactive Products, Inc., which was initiated on December 22, 1998 in the Waukesha County Circuit Court of Wisconsin. Premier alleges Futech failed to pay $94,227.94 for inventory, plus costs and attorneys' fees. Joe Billings, a Director of Futech, owns a 33% interest in Premier. Futech was the defendant in Gary Roy, a/k/a Joe, Billings v. Futech Interactive Products, Inc., which was initiated on November 20, 1998 in Waukesha County Circuit court of Wisconsin. Mr. Billings, a Director of Futech, alleges Futech wrongfully terminated his employment and failed to perform according to the terms of the Agreement for Purchase and Sale of Assets of XYZ. Mr. Billings claims damages resulting from the wrongful termination equal approximately $1,150,000 plus costs and attorneys' fees. This suit was dismissed pending arbitration. New Futech admits it owes Mr. Billings certain other amounts in connection with the acquisition. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." Futech is also pursuing a proceeding against Creative Beginnings relating to nonpayment of obligations.

                               FUTECH MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of Futech and their positions at May 1, 1999 are as follows:

NAME                                   AGE    TITLE
----                                   ---    -----
Vincent W. Goett.....................  35     Chairman of the Board, Chief Executive
                                              Officer, President and Director
Joseph K. Petter.....................  56     Chief Operating Officer
Frederick B. Gretsch, Sr.............  53     Chief Financial Officer, Treasurer and
                                              Secretary
Roderick L. Turner...................  66     Director
Gary A. Oman.........................  50     Director
Robert J. Rosepink...................  48     Director
Gary R. "Joe" Billings...............  42     Director
F. Keith Withycombe..................  54     Director

     VINCENT W. GOETT Mr. Goett has served as Chairman and Chief Executive Officer and Director of Futech since March 1995. He has served as Chairman of the Board, Chief Executive Officer, President and Director of Janex since December 11, 1998. Mr. Goett joined Futech as its Chief Operating Officer on January 5, 1995. From August 1991 to January 1995, he owned and operated Paradise International, an investment business engaged in acquisition and joint venture activities. From September 1985 to August 1991, Mr. Goett was President of Westplex, Inc. which effected major investments in commercial real estate. He attended Arizona State University. Mr. Goett is the son-in-law of Roderick L. Turner, a director of Futech, and brother-in-law of R. Bradford Turner, Vice President, stationary/novelties of Futech.

     JOSEPH K. PETTER Mr. Petter has served as Chief Operating Officer of the Company since February 1997. He has served as Chief Operating Officer of Janex since December 11, 1998. Mr. Petter joined Futech as Vice President of Operations in March 1996. Prior to joining Futech, from July 1989 to December 1995, he was a Division Vice President of ADVO, Inc., a direct mail marketing company. From 1970 to 1989, he was a Group or Senior Manager with several different operating companies of the Dun & Bradstreet Corporation. Mr. Petter completed the Executive Management Program from the University of Chicago and received his B.S. in Industrial Engineering from the Illinois Institute of Technology.

     FREDERICK B. GRETSCH, SR. Mr. Gretsch has served as Chief Financial Officer, Secretary and Treasurer of Futech since September 1997. He has been Chief Financial Officer, Treasurer, Secretary and Director of Janex since December 11, 1998. He has served in various financial and marketing positions throughout his career. Prior to joining Futech, from May 1996 to December 1996, he was Treasurer of Vail Resorts, Inc., a ski resort company, and from November 1995 to May 1996, Mr. Gretsch was Treasurer of Cable Systems International, a copper wire and cable manufacturing company. From February 1992 to February 1995, he was Director of Treasury Operations at General Dynamics Corporation, a defense contractor. From June 1975 to December 1991, he was Vice President at Citicorp/Citibank, a major bank holding company. From October 1968 to June 1975, Mr. Gretsch was Manager of Sales Accounting and Administrator of Financial Analysis at RCA, a diversified corporation. Mr. Gretsch received his Masters degree in Business Administration from Columbia University and his B.A. in Economics from Georgetown University.

     RODERICK L. TURNER Mr. Turner has served as Director of Futech since July 1995. He retired as Senior Executive Vice President of Colgate Palmolive, Inc. in 1992 with 30 years of service in various executive management positions within Colgate. Since 1992, Mr. Turner has been engaged in entrepreneurial interests along with the management of his personal investments. He is the father-in-law of Mr. Goett, an officer and director of Futech, and father of R. Bradford Turner. Mr. Turner received his BA in Business from Cornell University.

     GARY A. OMAN Mr. Oman has served as a Director of Futech since January 1996. He has been a Vice President of Coldwell Banker Success Realty since 1991. From 1973 to 1991, Mr. Oman was a real estate investment consultant and entrepreneur. Prior to his business interests in real estate investments, Mr. Oman was in the education profession. He attended Mankato State College where he studied Educational Administration.

     ROBERT J. ROSEPINK Mr. Rosepink has served as a Director of Futech since January 1998. He has been a partner of Rosepink & Estes, a law firm specializing in estate planning, probate and trust law since 1988. He was a partner at the law firm of Snell & Wilmer in Phoenix, Arizona from 1985 to 1988 and an associate and shareholder at the law firm of Fennemore, Craig, von Ammon, Udall & Powers in Phoenix, Arizona from 1975 to 1985. Mr. Rosepink received his J.D. degree, with honors, from George Washington University.

     GARY R. "JOE" BILLINGS Mr. Billings has served as a Director of Futech since January 1998. He also served as a consultant to Futech from August 1997 to April 1998 and President of the Company from May to September 1998. Prior to working with Futech, Mr. Billings founded and served as President of Premier Publishing, Inc. beginning in October 1995 and founded and served as president of XYZ Group, Inc. since August 1990. From June 1980 through July 1990, he was a part owner, and Vice President of Sales and Marketing, for Sight & Sound, Inc., a music publisher and electronic book publisher. Mr. Billings received his Bachelor of Arts degree in Accounting from the University of Wisconsin.

     F. KEITH WITHYCOMBE Mr. Withycombe has served as a Director of Futech since November, 1998. He was President and Chief Operating Officer of Evans Withycombe Residential, Inc. from 1994 to 1996, and President of Evans Withycombe, Inc. from 1981 to 1994. Mr. Withycombe received a B.S. in Engineering from the United States Air Force Academy and a M.S. in Engineering from Arizona State University.

EMPLOYMENT ARRANGEMENTS

     Vincent W. Goett, the Chairman of the Board, President and Chief Executive Officer of Futech, entered into an employment agreement with Futech dated December 31, 1997. Under the agreement, Mr. Goett is entitled to an annual base salary of not less than $200,000 in the first year of the agreement and $350,000 in subsequent years of the agreement, plus a bonus at Futech's discretion. In addition, Futech agreed to grant Mr. Goett options to purchase 7 million shares of Futech's Common Stock at an exercise price of $0.10 per share, which options are exercisable as follows: 2 million on December 31, 1998; 2 million on December 31, 1999; 1 million on December 31, 2000; 1 million on December 31, 2001; and the remaining 1 million on December 31, 2002. The agreement terminates on December 31, 2002, unless earlier terminated, and is renewable for additional one-year periods. During 1999 Futech granted Mr. Goett 17 million options to purchase common stock at an exercise price of $.05 per share, expiring in 2009.

     Joseph K. Petter, Chief Operating Officer of Futech, entered into an employment agreement with Futech dated February 1, 1997. Under the agreement, Mr. Petter will receive $125,000 per year for the first year and $175,000 for the second through fifth years of employment. By verbal agreement Mr. Petter and the company have changed Mr. Petters annual salary to $125,000 for 1999. The agreement terminates in January 2002. Mr. Petter also entered into a confidentiality agreement with Futech dated March 4, 1996.

     Frederick B. Gretsch, Sr., Chief Financial Officer, Secretary and Treasurer of Futech, entered into an employment agreement with Futech dated September 2, 1997. Under the agreement, he is entitled to an annual base salary of not less than $125,000. The agreement terminates on December 31, 2000. Mr. Gretsch also entered into a confidentiality agreement with Futech in connection with his employment.

     William E. Hermes, Executive Vice President -- Sales, entered into an employment agreement with Futech dated April 1, 1999. Under the agreement, Mr. Hermes is entitled to an annual salary of not less than $125,000. Additionally, he received 2,500,000 preferred stock options exercisable at $.05 per share from April 1, 1999 to March 1, 2009. Mr. Hermes also received 1,999,999 options for common stock exercisable at $0.25 per share with one-third of the shares vesting over three years on March 1, beginning in the year 2000. The agreement terminates on April 1, 2002. Mr. Hermes also entered into a confidentiality agreement with Futech in connection with his employment.

STOCK OPTION PLAN AND EXECUTIVE COMPENSATION MATTERS

1999 STOCK OPTION PLAN

     The 1999 Stock Option Plan (the "1999 Plan") will be adopted by the Board of Directors of Futech conditioned upon and subject to approval by Futech's stockholders. A total of 1,000,000 shares of Common Stock will be reserved for issuance under the 1999 Plan. The 1999 Plan will survive the merger.

Purposes

     The purpose of the 1999 Plan is to attract and retain the best available directors and employees of the Company or any parent or subsidiary or affiliate of the Company which now exists or hereafter is organized or acquired by or acquires the Company, as well as appropriate third parties who can provide valuable services to the Company, to provide additional incentive to such persons and to promote the success of the business of the Company.

Administration

     The 1999 Plan is administered by the Board of Directors or a Committee of the Board of Directors appointed by the Board and constituted so as to permit the 1999 Plan to comply with Rule 16b-3. The administering body is referred to herein as the "Committee." The Committee determines the persons to whom stock options will be granted, the terms of such grants and the number of shares subject to options. The 1999 Plan provides for the grant of options which qualify as "Incentive Stock Options" (sometimes referred to herein as "ISOs") under Section 422 of the Code and non-statutory stock options which do not specifically qualify for favorable income tax treatment under the Code (sometimes referred to herein as "NSOs").

Eligibility and Participation

     Any employee of the Company or any of its subsidiaries is eligible to receive options under the 1999 Plan. Non-employee directors are eligible to receive only NSOs under the 1999 Plan while employee directors are eligible for both ISOs and NSOs. In addition, any other individual whose participation the Committee determines is in the best interests of the Company is eligible to receive only NSOs under the 1999 Plan. The Committee has complete discretion to determine which eligible individuals are to receive option grants. In general, the only consideration received by the Company for the grant of an award will be past services or the expectation of future services, or both. The 1999 Plan does not confer on any participant in the 1999 Plan (a "Participant") any right with respect to continued employment or other services to the Company and will not interfere in any manner with the right of the Company to terminate a Participant's employment or other services.

Stock Subject to the 1999 Plan

     The aggregate number of shares which may be issued pursuant to the exercise of options granted under the 1999 Plan is 1,000,000 shares of the Company's Common Stock, subject to adjustments in certain circumstances, including reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends and the like. If any outstanding option grant under the 1999 Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of the option grant shall again be available for options under the 1999 Plan as if no options had been granted with respect to those shares.

Limitations on Awards

     No grants are required to be made during any calendar year. No ISO may be exercised more than ten years from the date of grant (five years in the case of a grant to a Participant owning more than 10% or more of the total combined voting power of all classes of stock of the Company or any ISO Group member), immediately after the date the Participant ceases to perform services for the Company or any ISO Group member (for reasons other than death or disability), one year after the date the Participant ceases to perform services for the Company or any ISO Group member if cessation is due to death or disability, or the date the Participant ceases to perform services for the Company or any ISO Group member if cessation is for cause. No NSO may be exercised more than ten years from the date of grant, one year after the date the Participant ceases to perform services for the Company or any Affiliated Group member (for reasons other than death, disability, retirement or cause), two years after the date the Participant cease to perform services for the Company or any Affiliated Group member if cessation is due to death, disability or retirement, or the date the Participant ceases to perform services for the Company or any Affiliated Group member if cessation is for cause.

Pricing and Payment of Options

     The per share exercise price of each stock option granted under the 1999 Plan will be established by the Committee at the time of grant. Subject to the provisions of the Internal Revenue Code of 1986, as amended, grants to Participants may be either ISOs or NSOs. In the case of an ISO, the per share exercise price may be no less than 100% of the fair market value of a share of Common Stock on the date of grant (110% in the case of a Participant who owns, directly or indirectly, 10% or more of the outstanding voting power of all classes of stock of the Company). The per share exercise price of a Non-qualified Stock Option may be any amount determined in good faith by the Committee. With respect to ISOs, the aggregate fair market value of the Common Stock for which one or more options granted to a Participant may become exercisable during any one calendar year may not exceed $1,000,000. The fair market value of the Common Stock equals the closing price on the date in question on the principal exchange or other market on which the stock is then traded.

     Under the 1999 Plan, the purchase price of an option is payable upon exercise: (i) in cash; (ii) by check; (iii) to the extent permitted by the particular option grant, by transferring to the Company shares of Common Stock of the Company at their fair market value as of the option exercise date (provided that the Participant held the shares of stock for at least six months); or (iv) through a sale and remittance procedure by which a Participant delivers concurrent written instructions to a Company-designated brokerage firm to sell immediately the purchased Common Stock and remit to the Company sufficient funds to pay for the options exercised and by which the certificates for the purchased Common Stock are delivered directly to the brokerage firm. The Company may also extend and maintain, or arrange for the extension and maintenance of, credit to a Participant to finance the purchase of shares pursuant to the exercise of options, on such terms as may be approved by the Board of Directors or the Committee, subject to applicable regulations of the Federal Reserve Board and any other applicable laws or regulations in effect at the time such credit is extended.

     The Committee may require, as a condition to exercise of an option, that the Participant pay to the Company, in cash or in shares of the Common Stock of the Company, the entire amount of taxes which the Company is required to withhold by reason of such exercise, in such amount as the Committee or the Board of Directors may determine. Alternatively, the Participant may elect, subject to rules adopted by the Committee or the Board of Directors, or the Company may require that the Company withhold from the shares to be issued that number of shares having a fair market value equal to the amount which the Company is required to withhold.

Exercise

     As described above, the Committee has the authority to determine the vesting and exercise provisions of all grants under the 1999 Plan. In general under the 1999 Plan, no option shall be exercisable during the lifetime of a Participant by any person other than the Participant, his or her guardian or legal representative.

Accelerating Events

     The options granted under the 1999 Plan become fully exercisable if the Company is dissolved or liquidated, subject to certain reorganizations, mergers, or consolidations, is acquired or subject to a hostile takeover attempt, undergoes a change in control or if there is an announcement or proxy solicitation relating to such events.

Termination or Amendment of the 1999 Plan

     The Board of Directors may amend or modify the 1999 Plan at any time; provided, that shareholder approval shall be obtained for any action for which shareholders approval is required in order to comply with Rule 16b-3, the Code, or other applicable laws or regulatory requirements within such time periods prescribed. The 1999 Plan will terminate on January 29, 2008, unless sooner terminated by the Board of Directors.

Option Grants

     No options have been granted under the 1999 Plan.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     Arizona Revised Statutes sec. 10-851 contains an extensive indemnification provision which permits an Arizona corporation to indemnify any person who was, or is threatened to be named defendant or respondent ("party") in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding") (other than (i) a proceeding by or in the right of the corporation in which the director was held liable to the corporation or (ii) in connection with a proceeding charging improper personal benefit in which the director was held liable on the basis that personal benefit was improperly received by the director) by reason of the fact that such person is or was a director, or while serving as a director, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise ("director") against the obligation to pay a judgment, settlement, penalty or fine, or reasonable expenses with respect to a proceeding (including obligations and expenses that have not yet been paid by such person but that have been or may be incurred) ("liability") if such person's conduct was in good faith and such person reasonably believed that such conduct in an official capacity with the corporation was in the corporation's best interest or, in all other cases, that such conduct was at least not opposed to the corporation's best interest, and, in the case of criminal proceedings, such person had no reasonable cause to believe that the conduct was unlawful.

     Arizona Revised Statutes sec. 10-852 requires an Arizona corporation (unless limited by its articles of incorporation) to (i) indemnify a director who was the prevailing party in the defense of a proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding and (ii) indemnify a director who is not an officer, employee or holder of more than 5% of the outstanding shares of any class of the corporation's stock (an "outside director") against liability and to pay an outside director's expenses in advance of a final disposition of a proceeding, if the director furnishes the corporation with a written affirmation of the director's good faith belief that the director met the standard of conduct described in sec. 10-851 and an undertaking executed personally, or on the director's behalf, to repay the advance if it is determined that the director did not meet the standard of conduct. Arizona Revised Statutes sec. 10-853 permits an Arizona corporation to pay expenses incurred by any other director who is a party to a proceeding in advance of final disposition of a proceeding if the director furnishes the corporation the written affirmation and undertaking described above and a determination is made by Futech's board who are not parties to the proceeding, special legal counsel or shareholders that the facts then known would not preclude indemnification.

     Arizona Revised Statutes sec. 10-854 permits a court to order indemnification of a director who is a party to a proceeding upon the director's application for indemnification to the court even if the director has not met the statutory requirements if the director is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances.

     Arizona Revised Statutes sec. 10-856 entitles an officer who is not a director to the mandatory and court-ordered indemnification provided by Arizona law to directors. In addition, an officer who is not a director and employees and agents of an Arizona corporation may be indemnified to the same extent as directors and may be further indemnified to the extent consistent with public policy.

     Arizona Revised Statutes sec. 10-202 provides that a corporation in its articles of incorporation may eliminate or limit personal liability of members of its board of directors to the corporation or its shareholders for money damages for any action taken or any failure to take any action as a director. However, no such provision may eliminate or limit the liability of a director for the amount of a financial benefit received by a director to which the director is not entitled, an intentional infliction of harm on the corporation or its shareholders, authorizing the unlawful distribution to shareholders, or an intentional violation of criminal law. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for an action or failure to take any action as a director. Futech's Articles of Incorporation contain such a provision.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of Futech pursuant to the foregoing provisions, or otherwise, Futech has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Futech of expenses incurred or paid by a director, officer or controlling person of Futech in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Futech will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              FUTECH STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of Futech's Common Stock as of the date of this prospectus/proxy statement supplement with respect to (i) each person known by Futech to beneficially own more than five percent of the outstanding shares of Futech's common stock or preferred stock, (ii) each director of Futech, (iii) each of the executive officers listed in the Summary Compensation Table in the prospectus/proxy statement, and (iv) all directors and executive officers of Futech as a group.

                                                            SHARES BENEFICIALLY
                                                               OWNED PRIOR TO
                                                                MERGER(1)(2)
                                                           ----------------------
IDENTITY OF STOCKHOLDER OR GROUP                             NUMBER       PERCENT
--------------------------------                           -----------    -------
Vincent W. and Melissa Turner Goett(3)...................   77,862,263      52.2
Debra McTaggart(4).......................................   12,622,375      13.9
R. Bradford Turner(5)....................................    6,282,695       6.9
Garry and Darilyne Goett(6)..............................    7,406,765       8.1
Roderick L. Turner(7)....................................   17,117,409      18.2
Gary A. Oman(8)..........................................    2,379,000       2.6
Robert J. Rosepink(9)....................................    6,500,000       6.7
Joseph K. Petter(10).....................................    1,333,334       1.5
Gary R. "Joe" Billings(11)...............................            0       0.0
Frederick B. Gretsch, Sr.(12)............................    1,166,668       1.3
F. Keith Withycombe(13)..................................   30,000,000      24.8
All Directors and Executive Officers as a Group (8
  persons)...............................................  136,358,674      71.8

-------------------------

  (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionee. Except as indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

  (2) Includes shares issuable upon the exercise of options which are currently exercisable or become exercisable within 60 days of May 1, 1999 as applicable for each of the following individuals:

      Vincent W. & Melissa Turner Goett
      Roderick L. Turner
      Robert J. Rosepink
      Joseph K. Petter
      Frederick B. Gretsch, Sr.
      F. Keith Withycombe & Patricia A. Withycombe (H&W)

  (3) 21,000,000 share options are currently exercisable by Vincent W. Goett, 9,950,000 options are currently exercisable jointly by Vincent and Melissa Goett and 1,000,000 options as well as 26 million warrants are currently exercisable by Palmilla Management Trust (Goett Family Trust). 2,148,011 shares are owned of record by Vincent Goett; 1,850,000 shares are owned of record by Mr. Goett's spouse, Melissa Goett; 15,614,252 shares are owned of record jointly by Vincent and Melissa Goett; and 300,000 are owned of record by three minor children of the Goetts.

  (4) 4,000,000 shares are owned of record by Newtech Consulting, Inc., which is controlled by Stephen McTaggart; 5,502,375 shares are owned of record by Mr. McTaggart's spouse, Debra McTaggart; 3,000,000 shares owned of record by Pacific Ranch, LP, which is controlled by Debra McTaggart; and 120,000 shares are owned of record by the six minor children of the McTaggarts.

  (5) R. Bradford Turner is the brother-in-law of Vincent W. Goett. He owns of record 6,282,695 Futech shares.

  (6) 5,788,227 shares are owned of record jointly by Garry Goett and his spouse, Darilyne Goett, the parents of Vincent Goett; 36,000 shares are owned by Garry Goett. 922,731.705 shares are owned of record by Metroplex Properties, Inc. and 180,000 are owned by Metroplex Property, Inc. Restated Money Purchase Pension Plan, which is controlled by Mr. Garry Goett; 81,410.625 shares are owned of record by Olympic Management, Inc., which is controlled by Mr. Garry Goett; 398,395.295 shares are owned of record by Olympic Properties, Inc., which is controlled by Mr. Garry Goett.

  (7) Roderick L. Turner is the father-in-law of Vincent W. Goett. 3,750,000 options are currently exercisable by Mr. Turner. Mr. Turner has also converted two separate loans with Futech to shares yet-to-be received for a total of 4,877,898.003 additional shares. 900,000 shares are in a family trust controlled by Mr. Turner, 7,225,721 shares are owned individually, and 1,363,790 shares are owned by Terry C. Turner, Mr. Turner's wife.

  (8) Indicated shares are owned of record by The Oman Family Trust, of which Gary Oman and his wife, Sherri Oman, are trustees.

  (9) 500,000 shares are owned of record by Robert J. Rosepink. Mr. Rosepink currently has 6,000,000 warrants that are exercisable.

 (10) 300,000 shares are held in Joseph K. Petter's Individual Retirement Account, and 200,000 shares are held by Mr. Petter individually. Mr. Petter currently has 833,334 options that are exercisable.

 (11) Mr. Gary R. "Joe" Billings is due 14,336,670 shares or cash of $2,867,334 upon the merger being completed for the sale of XYZ.

 (12) Mr. Frederick B. Gretsch, Sr. currently has 1,166,668 options that are exercisable.

 (13) Mr. F. Keith Withycombe & Patricia A. Withycombe (H&W) currently have 30,000,000 warrants that are exercisable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On October 17, 1997, Futech entered into an Agreement for Purchase and Sale of Assets with XYZ, pursuant to which Futech has purchased substantially all of the assets of XYZ at the closing on May 1, 1998. Mr. Billings, a Director of Futech, was the sole shareholder of XYZ. The agreement requires Futech to pay the following consideration: (i) $1 million in cash; (ii) $4 million in a 12-month, no interest note; (iii) $2,867,334 in cash or in shares of common stock at $.20 a share; and (iv) an additional $1,000,000 to be added to the total amount, if the $4,000,000 is not paid by April 30, 1999. This additional $1,000,000 is now due and both the $4,000,000 and the additional $1,000,000 bear interest at 10%. Futech has paid the $1 million in cash. There is a dispute about whether Futech had cause to terminate Mr. Billings under the related employment agreement. As the sole shareholder of XYZ, a subchapter S corporation, Mr. Billings received the cash and shares of common stock constituting the purchase price for XYZ.

     Pursuant to the Agreement for Purchase and Sale of Assets with XYZ, Futech assumed a $7 million line of credit from Republic Acceptance Corporation made by XYZ. The line of credit generally bears interest at prime plus 2.5%. Mr. Billings personally guaranteed the loan. Additionally, the loan is secured with the inventory and accounts receivable of XYZ.

     On January 1, 1997, Futech entered an agreement which allows the chief executive officer to borrow funds from time to time. The outstanding balance bears interest at prime plus 1% and is due on December 31, 2001 on the amounts outstanding. There is an option to renew the agreement for an additional 3 years. As of December 31, 1998 the balance due to the Company was $1,440,270.

     In April 1997, Roderick L. Turner, a director and shareholder loaned Futech $350,000, with interest at 10%, due July 2, 1999. In lieu of payment, Mr. Turner could receive 840,000 common shares at $0.50 per share. On March 1, 1999, the lender and Futech agreed to amend the loan agreement, whereby the loan plus interest (totaling $417,083.33) was converted to 2,780,555.533 shares of common stock at $0.15 per share. In connection with the original loan, Futech paid Mr. Goett $35,000 and issued 1,000,000 shares of common stock as a loan origination fee.

     On October 29, 1997, Roderick L. Turner and Vincent W. Goett loaned Futech $245,000, with interest at 10%, due December 31, 1997. This loan was repaid January 14, 1998. In connection with this loan, Futech issued Mr. Goett 500,000 shares common stock as a loan origination fee.

     On April 24 and September 2, 1997, Roderick L. Turner and Vincent W. Goett loaned Futech $3,000,000, with interest at 10%, due in 1998 and 1999. In connection with the loans, Futech paid Mr. Goett $300,000 and issued 7,000,000 shares of common stock as a loan origination fee.

     On January 2, 1998, Roderick L. Turner and Vincent W. Goett loaned Futech $2,500,000, with interest at 10% due April 30, 1998. In connection with this loan, Futech paid Mr. Goett $250,000 and issued 2,500,000 shares of common stock as a loan origination fee. Later in the year the loan fee and stock were re-characterized as a loan and stock options.

     On March 31, 1998, Vincent W. Goett personally guaranteed $3.6 million of a $4 million line of credit newly established with Republic Bank. This loan generally bears interest at a rate of prime plus 2.5% and is due and payable on demand. In connection with this guarantee, Futech paid Mr. Goett $360,000 and issued 7,200,000 shares of common stock as a loan origination fee. Later in the year, the loan fee and stock were re-characterized as a loan and stock options.

     On May 5, 1998, Roderick L. Turner and Vincent W. Goett loaned Futech $1,500,000 with interest at 10% due May 5, 2000. At the same time, Mr. Turner and Mr. Goett signed a subordination agreement with Republic Bank to subordinate all of their debt to Republic. In connection with the loan and the subordination fee, Futech paid Mr. Goett $500,000 and issued 3,000,000 shares of common stock as a loan origination fee. Later in the year, the loan fee and stock were re-characterized as a loan and stock options.

     On June 1, 1998, Futech entered a Patent Licensing and Purchase Agreement with Grand Slam Investments, L.L.C., which is controlled by Vincent W. Goett. Under the agreement, Grand Slam grants Futech exclusive, world-wide rights to use two patents owned by Grand Slam. Under the agreement, Futech will make 12 monthly royalty payments of $10,000 beginning June 1, 1998. On June 30, 1999, Futech will purchase the patents for $1,500,000. Alternatively, Futech had the right to purchase the patents at an earlier date of December 30, 1998 for a reduced cost of $1,000,000. This agreement was amended on December 9, 1998 whereby Futech agreed to pay $650,000 on December 9, 1998 and $850,000 on or before June 1, 1999. Additionally, the monthly royalty payments of $10,000 were suspended as of December 31, 1998.

     On June 24, 1998, Roderick L. Turner and Vincent W. Goett loaned Futech $1,000,000, with interest at 10%, due December 24, 1998. In connection with the loan, Futech paid Mr. Goett $100,000 and issued 2,000,000 shares of common stock as a loan origination fee. Later in the year, the loan fee and stock were re-characterized as a loan and stock options.

     On August 3, 1998, Vincent W. Turner loaned Futech $300,000, with no interest, due upon receipt of the $2,000,000 listed below. No repayment was made and on March 1, 1999, the lender and Futech agreed to amend the loan agreement, whereby interest was added to the loan at 10% per annum. Additionally, on March 1, 1999, the loan plus interest (totaling $314,604.37) was converted to 2,097,342.47 shares of common stock as $0.15 per share.

     On August 10, 1998, Vincent W. and Melissa T. Goett loaned Futech $2,000,000, with interest at 10%, due on September 1, 1999. In connection with the loan, Futech paid Mr. Goett $200,000 and issued 8,000,000 shares of common stock as a loan origination fee. Later in the year, the loan fee and stock were re-characterized as a loan and stock options.

     On December 3, 1998, F. Keith Withycombe, a director, Patricia A. Withycombe, Vincent W. Goett and Melissa T. Goett personally guaranteed a $7 million line of credit newly established with Bank of America. This loan generally bears interest at prime plus 1% and is due on December 1, 2000. In return for their personal guarantees, Mr. Withycombe and Mr. Goett each received warrants for 21,000,000 common stock shares exercisable at $0.05 per share. In addition, Mr. Withycombe became a Director. As a finder's fee, Robert J. Rosepink, a director, received warrants for 4,000,000 shares of common stock exercisable at $0.05 per share. Additionally, as part of this agreement, Mr. Goett may take a loan advance of $300,000.

     On December 15, 1998, Roderick L. Turner and Vincent W. Goett agreed to extend the due date of their combined $8,000,000 loans, and Vince and Melissa Goett agreed to extend the due date of the $2,000,000 loan to December 15, 1999. In connection with this extension, Mr. Turner and the Goetts received options for a combined 8,000,000 shares of common stock exercisable at $0.05 per share.

                      WHERE CAN YOU FIND MORE INFORMATION

     You may request a copy of these documents at no cost by writing to us at the following address:
                          Futech Interactive Products, Inc.
                          2999 North 44th Street, Suite 225
                          Phoenix, Arizona 85018-7247
                          Attn: Frederick B. Gretsch, Sr.
                          Telephone: (602) 808-8765

     You should rely only on the information provided in or incorporated by reference (and not later changed) in the prospectus/proxy statement or any prospectus/proxy statement supplement. We have not, and New Futech and New Sub have not, authorized anyone else to provide you with additional or different information. New Futech and New Sub are not making an offer of any securities in any state where the offer is not permitted. You should not assume that the information in the prospectus/proxy statement or any prospectus/proxy statement supplement is accurate as of any date other than the date on the front of these documents.

                                                                      APPENDIX 1

                        ARIZONA BUSINESS CORPORATION ACT

                               DISSENTERS' RIGHTS

10-1301.  DEFINITIONS

     In this article, unless the context otherwise requires:

          1. "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

          2. "Corporation" means the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

          3. "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 10-1302 and who exercises that right when and in the manner required by article 2 of this chapter.

          4. "Fair value" with respect to a dissenter's shares means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion is inequitable.

          5. "Interest" means interest from the effective date of the corporate action until the date of payment at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under the circumstances.

          6. "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

          7. "Shareholder" means the record shareholder or the beneficial shareholder.

10-1302.  RIGHT TO DISSENT

     A. A shareholder is entitled to dissent from and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

          1. Consummation of a plan of merger to which the corporation is a party if either:

             (a) Shareholder approval is required for the merger by section 10-1103 or the articles of incorporation and if the shareholder is entitled to vote on the merger.

             (b) The corporation is a subsidiary that is merged with its parent under section 10-1104.

          2. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

          3. Consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to a court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

          4. An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it either:

             (a) Alters or abolishes a preferential right of the shares.

             (b) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

             (c) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities.

             (d) Excludes or limits the right of the shares to vote on any matter or to cumulate votes other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

             (e) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 10-604.

          5. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, the bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     B. A shareholder entitled to dissent and obtain payment for his shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     C. This section does not apply to the holders of shares of any class or series if the shares of the class or series are redeemable securities issued by a registered investment company as defined pursuant to the investment company act of 1940 (15 United States Code section 80a-1 through 80a-64).

     D. Unless the articles of incorporation of the corporation provide otherwise, this section does not apply to the holders of shares of a class or series if the shares of the class or series were registered on a national securities exchange, were listed on the national market systems of the national association of securities dealers automated quotation system or were held of record by at least two thousand shareholders on the date fixed to determine the shareholders entitled to vote on the proposed corporate action.

10-1303.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS

     A. A record shareholder may assert dissenters' rights as to fewer than all of the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the record shareholder dissents and the record shareholder's other shares were registered in the names of different shareholders.

     B. A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if both:

          1. The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights.

          2. The beneficial shareholder does so with respect to all shares of which the beneficial shareholder is the beneficial shareholder or over which the beneficial shareholder has power to direct the vote.

10-1320.  NOTICE OF DISSENTERS' RIGHTS

     A. If proposed corporate action creating dissenters' rights under section 10-1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article.

     B. If corporate action creating dissenters' rights under section 10-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights.

10-1321.  NOTICE OF INTENT TO DEMAND PAYMENT

     A. If proposed corporate action creating dissenters' rights under section 10-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall both:

          1. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated.

          2.  Not vote the shares in favor of the proposed action.

     B. A shareholder who does not satisfy the requirements of subsection A of this section is not entitled to payment for the shares under this article.

10-1322.  DISSENTERS' NOTICE

     A. If proposed corporate action creating dissenters' rights under section 10-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 10-1321.

     B. The dissenters' notice shall be sent no later than ten days after the corporate action is taken and shall:

          1. State where the payment demand must be sent and where and when certificates for certificated shares shall be deposited.

          2. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received.

          3. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date.

          4. Set a date by which the corporation must receive the payment demand, which date shall be at least thirty but not more than sixty days after the date the notice provided by subsection A of this section is delivered.

          5.  Be accompanied by a copy of this article.

10-1323.  DUTY TO DEMAND PAYMENT

     A. A shareholder sent a dissenters' notice described in section 10-1322 shall demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to section 10-1322, subsection B, paragraph 3 and deposit the shareholder's certificates in accordance with the terms of the notice.

     B. A shareholder who demands payment and deposits the shareholder's certificates under subsection A of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     C. A shareholder who does not demand payment or does not deposit the shareholder's certificates if required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this article.

10-1324.  SHARE RESTRICTIONS

     A. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions are released under section 10-1326.

     B. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

10-1325.  PAYMENT

     A. Except as provided in section 10-1327, as soon as the proposed corporate action is taken, or if such action is taken without a shareholder vote, on receipt of a payment demand, the corporation shall pay each dissenter who complied with section 10-1323 the amount the corporation estimates to be the fair value of the dissenter's shares plus accrued interest.

     B.  The payment shall be accompanied by all of the following:

          1. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any.

          2. A statement of the corporation's estimate of the fair value of the shares.

          3.  An explanation of how the interest was calculated.

          4.  A statement of the dissenter's right to demand payment under section 10-1328.

          5.  A copy of this article.

10-1326.  FAILURE TO TAKE ACTION

     A. If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     B. If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under section 10-1322 and shall repeat the payment demand procedure.

10-1327.  AFTER-ACQUIRED SHARES

     A. A corporation may elect to withhold payment required by section 10-1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     B. To the extent the corporation elects to withhold payment under subsection A of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenters' right to demand payment under section 10-1328.

10-1328.  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER

     A. A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due and either demand payment of the dissenter's estimate, less any payment under section 10-1325, or reject the corporation's offer under section 10-1327 and demand payment of the fair value of the dissenter's shares and interest due, if either:

          1. The dissenter believes that the amount paid under section 10-1325 or offered under section 10-1327 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated.

          2. The corporation fails to make payment under section 10-1325 within sixty days after the date set for demanding payment.

          3. The corporation, having failed to take the proposed action, does not return the deposited certificates or does not release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

     B. A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection A of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

10-1330.  COURT ACTION

     A. If a demand for payment under section 10-1328 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and shall petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     B. The corporation shall commence the proceeding in the court in the county where a corporation's principal office or, if none in this state, its known place of business is located. If the corporation is a foreign corporation without a known place of business in this state, it shall commence the proceeding in the county in this state where the known place of business of the domestic corporation was located.

     C. The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties shall be served with a copy of the petition. Nonresidents may be served by certified mail or by publication as provided by law or by the Arizona rules of civil procedure.

     D. The jurisdiction of the court in which the proceeding is commenced under subsection B of this section is plenary and exclusive. There is no right to trial by jury in any proceeding brought under this section. The court may appoint a master to have the powers and authorities as are conferred on masters by law, by the Arizona rules of civil procedure or by the order of appointment. The master's report is subject to exceptions to be heard before the court, both on the law and the facts. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     E. Each dissenter made a party to the proceeding is entitled to judgment either:

          1. For the amount, if any, by which the court finds the fair value of his shares plus interest exceeds the amount paid by the corporation.

          2. For the fair value plus accrued interest of the dissenter's after-acquired shares for which the corporation elected to withhold payment under section 10-1327.

10-1331.  COURT COSTS AND ATTORNEY FEES

     A. The court in an appraisal proceeding commenced under section 10-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of any master appointed by the court. The court shall assess the costs against the corporation, except that the court shall assess costs against all or some of the dissenters to the extent the court finds that the fair value does not materially exceed the amount offered by the corporation pursuant to sections 10-1325 and 10-1327 or that the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under section 10-1328.

     B. The court may also assess the fees and expenses of attorneys and experts for the respective parties in amounts the court finds equitable either:

          1. Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of article 2 of this chapter.

          2. Against the dissenter and in favor of the corporation if the court finds that the fair value does not materially exceed the amount offered by the corporation pursuant to sections 10-1325 and 10-1327.

          3. Against either the corporation or a dissenter in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

     C. If the court finds that the services of an attorney for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

                           JANEX INTERNATIONAL, INC.
                     C/O FUTECH INTERACTIVE PRODUCTS, INC.
                             2999 NORTH 44TH STREET
                                   SUITE 225
                          PHOENIX, ARIZONA 85018-7247
                           -------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD             , 1999
                           -------------------------

     You are invited to attend a Special Meeting of Stockholders of Janex
International, Inc. that will be held at           a.m. local time on
1999 at           . The Janex board of directors has called this special meeting for the following purposes:

     - To consider and vote upon a proposal to approve and adopt the Merger Agreement dated as of June 7, 1999, by and among Janex, Futech Interactive Products, Inc., Trudy Corporation, Fundex Games, Ltd., DaMert Company, and two newly formed companies that we are referring to as "New Futech" and "New Sub." Under the Merger Agreement, first Futech and then Janex, Trudy, and DaMert will merge with and into New Futech, which will survive the merger, and Fundex will merge into New Sub, which will survive as a wholly-owned subsidiary of New Futech. Each share of Janex common stock outstanding immediately prior to the mergers (other than dissenting shares) will be converted into the right to receive approximately 0.0333 shares of New Futech common stock. The outstanding preferred stock of Janex, all of which is owned by Futech, will be cancelled in the mergers but has been valued on the same basis as the Janex common stock.

     - To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

     These matters are more fully described in the prospectus/proxy statement supplement and related prospectus/proxy statement that are attached to this Notice.

     We, the board of directors of Janex, unanimously recommend that you vote FOR the mergers.

     You will be entitled to vote at the special meeting or any adjournment or postponement of the special meeting only if you are a holder of record of Janex
common stock at the close of business on           , 1999.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  Vincent W. Goett
                                  Chairman
Phoenix, Arizona
          , 1999

                                   IMPORTANT

     We cordially invite all stockholders to attend the special meeting in person.

     Whether or not you plan to attend the special meeting in person, in order to assure your representation at the meeting, we urge you to complete, sign and date the enclosed proxy card, which is being solicited by the board of directors, and promptly return it in the self-addressed return envelope enclosed for that purpose. You may revoke your proxy at any time prior to the vote at the meeting by telling us that you want to do so.

                   SUBJECT TO COMPLETION, DATED JUNE 7, 1999

                  FUTECH INTERACTIVE PRODUCTS (DELAWARE), INC.
                           FUTECH TOYS & GAMES, INC.
                           JANEX INTERNATIONAL, INC.

                     PROSPECTUS/PROXY STATEMENT SUPPLEMENT

     This prospectus/proxy statement supplement, and the related prospectus/proxy statement, are being furnished to you and the other stockholders of Janex International, Inc., in connection with the solicitation of proxies by the Janex board of directors for use at the Special Meeting of
Stockholders to be held at      a.m. local time on      , 1999, at
               and at any adjournments or postponements of the special meeting. At the special meeting, we will ask you to consider and vote upon a proposal to approve and adopt the Merger Agreement dated as of June 7, 1999, by and among Janex, Futech Interactive Products, Inc., Trudy Corporation, Fundex Games, Ltd., DaMert Company, and two newly formed companies (Futech Interactive Products (Delaware), Inc. and Futech Toys & Games, Inc.) that we are referring to as "New Futech" and "New Sub," respectively. Under the Merger Agreement, first Futech and then Janex, Trudy, and DaMert will merge with and into New Futech, which will survive the merger and Fundex will merge into New Sub, which will survive as a wholly-owned subsidiary of New Futech. Each share of Janex common stock outstanding immediately prior to the mergers (other than dissenting shares) will be converted into the right to receive approximately 0.0333 shares of New Futech common stock. The outstanding preferred stock of Janex, all of which is owned by Futech, will be cancelled in the mergers but has been valued on the same basis as the Janex common stock. Outstanding shares of Futech, Trudy, Fundex and DaMert will be converted into a combination of cash, promissory notes and common stock of New Futech. In addition, outstanding options of each of the merging companies will be converted into options to purchase common stock of New Futech.

     This prospectus/proxy statement supplement and the related prospectus/proxy statement, together with similar supplements that are being provided to stockholders of Futech, Trudy, Fundex and DaMert with copies of the prospectus/proxy statement, also constitute the prospectus of New Futech and New Sub in connection with the offer and issuance of their securities pursuant to the mergers. Excluding any additional shares that may be issued to Trudy stockholders if a public market develops for New Futech stock at an initial price of less than $7.50 per share and assuming no outstanding options or warrants are exercised prior to the mergers, a minimum aggregate of 5,867,628 and a maximum aggregate of 5,955,297 shares of New Futech common stock, a minimum aggregate of $1,018,330 and a maximum aggregate of $2,116,830 in cash and a minimum aggregate of $5,751,500 and a maximum aggregate of $6,850,000 in promissory notes of New Sub or New Futech will be issued to the stockholders of Janex, Futech, Trudy, Fundex and DaMert in the mergers. In addition, certain outstanding indebtedness in the amount of $10,000,000 is expected to be exchanged for 2,222,222 shares of New Futech preferred stock shortly after the mergers. Former stockholders of Fundex may exchange their New Futech stock for the license rights in the "Phase 10" family of games and former stockholders of Trudy may become entitled to receive additional New Futech shares or to exchange their New Futech shares for debentures in the future, under certain circumstances. Certain loan agreements and employment agreements, including employee options to acquire New Futech common stock, are also part of the deal. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT -- Basic Terms of the Merger Agreement" in the prospectus/proxy statement.

     We expect the New Futech common stock to trade on the OTC Bulletin Board after the mergers, but we cannot be sure it will do so and we cannot predict what the price might be. We do not expect a trading market to develop for any of the other securities of New Futech. On June 4, 1999, the closing sales price of a share of Janex common stock, as reported on the over-the-counter bulletin board (the "OTC Bulletin Board"), was $0.23.

     The mergers cannot be consummated unless: (a) stockholders of Janex, Futech, Trudy, Fundex and DaMert, voting separately at their respective meetings of stockholders, each approve the mergers, and (b) other conditions included in the Merger Agreement are either satisfied or waived. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT -- Conditions to Closing" in the prospectus/proxy statement.

     The record date for the special meeting is             , 1999. This
prospectus/proxy statement supplement and the related prospectus/proxy statement and the accompanying form of proxy are first being mailed to stockholders of
Janex on or about             , 1999.

     THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROSPECTUS/PROXY STATEMENT SUPPLEMENT AND THE RELATED PROSPECTUS/PROXY STATEMENT. THE PROPOSED MERGER IS A COMPLEX TRANSACTION. WE STRONGLY URGE YOU TO READ AND CONSIDER CAREFULLY THIS PROSPECTUS/PROXY STATEMENT SUPPLEMENT AND THE RELATED PROSPECTUS/PROXY STATEMENT IN ITS ENTIRETY, PARTICULARLY THE MATTERS REFERRED TO UNDER "RISK FACTORS" BEGINNING ON PAGE 8.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus/proxy statement supplement or the accompanying prospectus/proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

 The date of this prospectus/proxy statement supplement is             , 1999.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS/PROXY STATEMENT SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS/PROXY STATEMENT. WE HAVE NOT, AND NEW FUTECH AND NEW SUB HAVE NOT, AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. NEW FUTECH AND NEW SUB ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS PROXY/ STATEMENT SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS/PROXY STATEMENT IS ACCURATE AS OF THE DATE ON THE FRONT OF THIS PROSPECTUS/PROXY STATEMENT SUPPLEMENT ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

                      WHERE YOU CAN FIND MORE INFORMATION

     We will send to you, without charge, any material information that we have or can obtain without unreasonable effort or expense concerning Janex or any other merging company, concerning the Merger Agreement and related contracts or concerning the proposed management and operations of New Futech. You may direct requests for such additional information to Janex in the manner described below.

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http.//www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, and Chicago. You can call the SEC at 1-800-732-0330 for further information about the public reference rooms. Similar information is available concerning Trudy.

     The SEC allows us to "incorporate by reference" some of the information we file with them, which means we are assumed to have disclosed important information to you when we refer you to documents that are on file with the SEC. The information we have incorporated by reference is an important part of this prospectus/proxy statement supplement and the related prospectus/proxy statement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents we file with the SEC under Sections 13(a), 13(c), l4 or 15(d) of the Securities Exchange Act of 1934 until the mergers occur.

     - Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998.

     - Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999.

     - Current Reports on Form 8-K dated February 25, 1999.

     You may request a copy of these documents at no cost by writing to us at the following address:
                           Janex International, Inc.
                     c/o Futech Interactive Products, Inc.
                       2999 North 44th Street, Suite 225
                          Phoenix, Arizona 85018-7247
                               Attn: Brian Young
                            Telephone: 602-808-8765

     TO OBTAIN TIMELY DELIVERY OF THESE DOCUMENTS, YOU MUST MAKE YOUR REQUEST NO
LATER THAN              , 1999, FIVE BUSINESS DAYS BEFORE THE DATE OF THE JANEX
STOCKHOLDERS MEETING.

     You should rely only on the information provided in or incorporated by reference (and not later changed) in the prospectus/proxy statement or any prospectus/proxy statement supplement. Neither we nor New Futech have authorized anyone else to provide you with additional or different information. New Futech is not making an offer of any securities in any state where the offer is not permitted. You should not assume that the information in this prospectus/proxy statement supplement or the prospectus/proxy statement is accurate as of any date other than the date on the front of these documents.

                               TABLE OF CONTENTS

SUMMARY INFORMATION - Q&A...................................       1
OTHER INFORMATION ABOUT THE MERGERS.........................       3
  The Companies.............................................       3
  The Special Meeting.......................................       5
  The Merger Agreement......................................       5
SPECIAL RISK FACTORS AFFECTING JANEX........................       5
STOCKHOLDER MATTERS.........................................       6
THE MERGERS AND RELATED TRANSACTIONS........................       8
  General...................................................       8
  Effects of the Mergers....................................       8
  Background of the Mergers.................................       9
  Reasons for the Mergers...................................       9
  Janex's Board Recommendation..............................      10
  Related Agreements; Interests of Certain Janex Affiliates
     in the Mergers.........................................      10
  Regulatory Matters........................................      10
  Certain Federal Tax Matters...............................      11
  Accounting Treatment......................................      12
RIGHTS OF DISSENTING STOCKHOLDERS...........................      12
NEW FUTECH AND JANEX SHARES.................................      13
  New Futech Common Stock...................................      13
  Janex Capital Stock.......................................      13
COMPARISON OF THE RIGHTS OF HOLDERS OF JANEX COMMON STOCK
  AND NEW FUTECH COMMON STOCK...............................      14
SELECTED HISTORICAL FINANCIAL DATA..........................      21
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...      22
  Overview..................................................      22
  Results of Operations.....................................      22
  Seasonality and Quarterly Fluctuations....................      27
  Liquidity and Capital Resources...........................      27
  Inflation.................................................      29
  Year 2000.................................................      29
  Safe Harbor Disclosure....................................      30
DESCRIPTION OF JANEX'S BUSINESS.............................      31
  General...................................................      31
  Business..................................................      31
  Marketing, Distribution and Customers.....................      32
  Manufacturing.............................................      34
  Product Design and Selection..............................      34
  Competition...............................................      35
  Patents, Trademarks and Licenses..........................      36
  Backlog...................................................      37
  Governmental Regulations..................................      37
  Properties................................................      37
  Legal Proceedings.........................................      38
  Employees.................................................      38

JANEX MANAGEMENT............................................      39
Employment Arrangements.....................................      40
  Directors and Executive Officers..........................      39
JANEX STOCKHOLDERS..........................................      41
  Security Ownership of Certain Beneficial Owners and
     Management.............................................      41
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............      42
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
  AND FINANCIAL DISCLOSURE..................................      43
APPENDICES
Appendix 1 - Section 7-113-102 Dissenters' Rights of
  Colorado Business Corporation Act.........................     A-1

                           SUMMARY INFORMATION -- Q&A

     This summary highlights selected information from this document and may not contain all the information that is important to you. For a more complete understanding of the mergers contemplated thereby, you should carefully read this entire document and the additional documents we mention. You should pay
special attention to the "RISK FACTORS" section beginning on page   of the
prospectus/proxy statement and "SPECIAL RISK FACTORS AFFECTING JANEX" on page of this prospectus/ proxy statement supplement.

WHY ARE THE FIVE COMPANIES PROPOSING TO MERGE?

     The five companies are proposing to merge because the directors of each company believe the combination will provide significant benefits to stockholders. We believe the mergers will enable us to take advantage of the complementary strategic fit of our respective businesses by marketing through additional channels of distribution. We also hope and believe the mergers will improve the likelihood that stockholders will have a more liquid market should they wish to sell their stock and that the combined companies will be able to more efficiently access the markets for debt and equity when appropriate. To review the background and reasons for the mergers in greater detail, see "BACKGROUND OF THE MERGERS" in the prospectus/proxy statement.

WHAT WILL I RECEIVE IN THE MERGERS?

     You and all Janex stockholders will receive common stock of New Futech in exchange for your Janex stock. Stockholders of the other merging companies will receive cash, promissory notes and common stock of New Futech. Certain employment contracts and other agreements with affiliates of the merging companies are also part of the deal. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT" in the prospectus/proxy statement.

WHAT RISKS SHOULD I CONSIDER?

     You should review "RISK FACTORS" on page 8 of the prospectus/proxy statement as well as the special risk factors affecting primarily Janex that are discussed on pages 5 through 6 of this prospectus/proxy statement supplement.

WHAT STOCKHOLDER VOTE IS REQUIRED TO APPROVE THE MERGERS?

     The following table shows the proportions of the outstanding shares that must vote in favor of the mergers, together with the proportion of the outstanding shares that are held by directors, executive officers and their affiliates, the majority of whom have indicated that they intend to vote in favor of the mergers.

                          SHARES OWNED BY DIRECTORS,
COMPANY   VOTE REQUIRED   EX. OFFICERS & AFFILIATES
-------   -------------   --------------------------
DaMert     Majority                 100.0%
Fundex     Majority                  70.8%
Futech     Majority                  72.7%
Janex      Majority                  78.9%
Trudy      Majority                  55.7%

WHAT CIRCUMSTANCES MIGHT PREVENT THE MERGERS?

     New Futech has the right to terminate the Merger Agreement if stockholders from all of the merging companies combined exercise dissenters' rights with respect to more than 5% of the aggregate merger consideration to be issued in the mergers. See "DESCRIPTION OF THE MERGERS AND THE MERGER
AGREEMENT -- Conditions to Closing" in the prospectus/proxy statement for a description of the other conditions to the mergers.

HOW WILL THE MERGERS BE TREATED FOR ACCOUNTING PURPOSES?

     We expect the mergers to be treated as purchases by Futech, which means that the amount by which the total merger consideration received by stockholders of the other merging companies plus the amount of their liabilities exceeds the fair market value of their identifiable assets will initially be treated as goodwill by New Futech for accounting purposes.

WHEN DO YOU EXPECT THE MERGERS TO BE COMPLETED?

     We are working to complete the mergers during the third quarter of 1999. However, the Merger Agreement does not include any express deadline for the mergers to proceed.

WHAT ARE THE TAX CONSEQUENCES OF THE MERGERS TO ME?

     We and the other merging companies have structured the Merger Agreement with the intent and expectation that a gain or loss will be recognized by Janex shareholders upon the exchange of shares. Gain or loss will also be recognized by the other stockholders with respect to the portion of the merger consideration to them that consists of cash (including cash in lieu of fractional shares), or promissory notes, or certain other property of New Futech or New Sub. You should review the more detailed description of federal tax consequences that appear on pages 11 through 12 of this prospectus/proxy statement supplement. State and local taxes may also become due as a result of the mergers.

     The precise tax consequences of the mergers will depend on your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the mergers to you.

WILL I HAVE DISSENTERS' RIGHTS?

     Yes, provided you do not vote in favor of the mergers and meet all other requirements of the dissenter's rights statute. See pages 12 through 13 and the Colorado dissenters' rights statute which is attached as Appendix 1 to this supplement.

WHAT DO I NEED TO DO NOW?

     Just indicate on your proxy card how you want to vote on the mergers, and sign and mail it in the enclosed return envelope as soon as possible, so that your shares will be represented at the stockholders meeting.

     If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the mergers. If you do not vote or you abstain, it will have the same effect as a vote against the mergers.

     The stockholders meeting will take place on                , at      local
time, at                . You may attend the stockholders meeting and vote your
shares in person,
rather than signing and mailing your proxy card. In addition, you may withdraw your proxy up to and including the day of the meeting and either change your vote or attend the meeting and vote in person.

IF MY SHARES OF JANEX STOCK ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

     Your broker will vote your shares of Janex stock only if you provide instructions on how to vote. Without instructions, your shares will not be voted. Shares that are not voted will have the same effect as votes against the mergers.

SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

     No. After the mergers are completed we will send you written instructions for exchanging your stock certificates for the New Futech stock to which you are entitled.

                      OTHER INFORMATION ABOUT THE MERGERS

THE COMPANIES

     NEW FUTECH

     Futech Interactive Products, Inc.
     2999 North 44th Street, Suite 225
     Phoenix, Arizona 85018-7247
     (602) 808-8765

     New Futech is a newly-organized Delaware corporation that has been formed to be the surviving parent corporation under the Merger Agreement. New Futech has had no operations prior to the date of this prospectus/proxy statement supplement. Under the Merger Agreement, first Futech and then Janex, Trudy and DaMert will merge with and into New Futech, which will survive the mergers. As a part of the mergers, New Futech will change its name to "Futech Interactive Products, Inc."

     NEW SUB

     Futech Toys & Games, Inc.
     2237 Directors Row
     Indianapolis, Indiana 46241
     (317) 248-1080

     New Sub is a newly-organized Nevada corporation that has been formed to be the surviving subsidiary corporation of New Futech under the Merger Agreement. New Sub has had no operations prior to the date of this prospectus/proxy statement supplement. Under the Merger Agreement, Fundex will merge with and into New Sub, which will survive that merger as a wholly-owed subsidiary of New Futech. All of the stock and assets of New Sub will be pledged to the former stockholders of Fundex to secure the promissory notes of New Sub issued to them in connection with the merger of Fundex into New Sub. In addition, the former stockholders of Fundex who do not elect the All Cash Alternative will receive a conditional option to purchase New Sub's license to market the "Phase 10" family of games in 2002 in exchange for the New Futech stock they receive in the mergers (but not the cash or promissory notes), exercisable only if the stock has not achieved targeted liquidity and a valuation of at least $7.50 per share ($4,500,000 in the aggregate, if no stockholders elect the All Cash Alternative) within three years after the completion of the mergers.

     JANEX

     Janex International, Inc.
     c/o Futech Interactive Products, Inc.
     2999 North 44th Street, Suite 225
     Phoenix, Arizona 85018-7247
     (602) 808-8765

     Janex manufactures and markets children's toys, banks, flashlights and battery operated toothbrushes marketed under the brand name Janex. Janex incorporates licensed characters into most of its products, and sells its products to United States mass merchant retailers, toy specialty stores and department stores.

     FUTECH

     Futech Interactive Products, Inc.
     2999 North 44th Street, Suite 225
     Phoenix, Arizona 85018-7247
     (602) 808-8765

     Futech designs, publishes, manufactures and markets interactive, educational, promotional and entertainment products (i.e., books, game boards with sound capabilities and specialty post cards) targeted primarily towards children. Futech's patented technology utilizes specialized conductive ink to print interactive touch points. These touch points trigger speech, music and sound effects. Futech licenses this technology to major entertainment and publishing companies. Futech also distributes proprietary products, as well as those of third party publishers, to warehouse clubs, national book chains, specialty and independent retailers and major toy chains.

     TRUDY

     Trudy Corporation
     353 Main Avenue
     Norwalk, CT 06851-1552
     (203) 846-2274

     Trudy Corporation was initially organized as a Connecticut corporation under the name "Norwest Manufacturing Corporation" in 1979. Trudy, which does business under the name Soundprints, publishes juvenile story books and audio-cassettes which are sold in conjunction with contract manufactured educational toys to the retail and mail order markets.

     FUNDEX

     Fundex Games, Ltd.
     2237 Directors Row
     Indianapolis, Indiana 46241
     (317) 248-1080

     Fundex Games, Ltd. was originally incorporated in the State of Indiana as "Third Quarter, Inc." in 1991. Fundex develops, markets, and distributes a variety of games and toys for both children and adults, including:

     - card games, puzzles and board games, including the Phase 10 card game and its sister products;

     - skill and action games for children;

     - games, puzzles and toys featuring characters licensed from third parties; and

     - spring and summer toys for children, including jump ropes, water toys and water games.

     DAMERT

     DaMert Company
     1609 Fourth Street
     Berkeley, California 94710
     (510) 524-7400

     DaMert Company was founded in 1973 and incorporated in 1979. DaMert creates and produces toy and gift products targeted primarily to children ages 6-12 with nature and science themes. Presently, the product line includes over 200 toys, gifts and puzzles selling through catalogs, museums, department stores, specialty gift stores and toy stores nationwide.

THE SPECIAL MEETING

DATE, TIME AND PLACE

     The Janex special meeting will be held on      , at      at
               .

PURPOSE OF THE SPECIAL MEETING

     We have called the special meeting so the Janex stockholders can vote on whether to approve the mergers pursuant to the Merger Agreement. The directors of Futech, Trudy, Fundex and DaMert have called for special meetings of the stockholders of their companies so that they also can vote whether to approve the mergers.

RECOMMENDATION OF THE JANEX BOARD OF DIRECTORS

     We have unanimously approved the Merger Agreement and unanimously recommend that the stockholders of Janex vote "FOR" approval of the Merger Agreement.

THE MERGER AGREEMENT

     Under the Merger Agreement, first Futech and then Janex, Trudy, and DaMert will merge with and into New Futech, which will survive the mergers, and Fundex will merge into New Sub, which will survive as a wholly-owned subsidiary of New Futech. Under the Merger Agreement, Janex stockholders who do not exercise dissenters' rights will receive common stock of New Futech as described in the prospectus/proxy statement under the heading "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT -- Basic Terms of the Merger Agreement." Stockholders of Fundex and Trudy will also have certain conditional rights to receive additional stock or to exchange their New Futech stock for promissory notes or certain other assets under specified circumstances. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT -- Basic Terms of the Merger Agreement."

                      SPECIAL RISK FACTORS AFFECTING JANEX

     In addition to the risk factors set forth elsewhere in the prospectus/proxy statement, you should carefully consider the special risks of Janex described below in evaluating the proposals which you will vote on at the special meeting and the effects on the securities you will acquire in the mergers. Although we believe that the special risks and uncertainties described below are the major ones facing Janex, they are not the only ones that we will face. Any of the following could have a material adverse effect on our business, financial condition or results of operations and the business, and the business, financial condition or results of operations of the combined companies.

THE NEW FUTECH STOCK MAY HAVE A LOWER MARKET VALUE THAN EXPECTED.

     None of the companies participating in the merger engaged an independent financial advisor to provide an estimate of value of any of the merging companies or of the New Futech or an opinion concerning the fairness of the merger consideration to be received by shareholders. Even if an active market develops for the New Futech common stock, we have no independent basis for any prediction about the price levels at which it might be expected to trade.

STOCKHOLDERS MAY BE UNABLE TO TRADE THEIR JANEX OR NEW FUTECH STOCK.

     For several years, Janex has been a de-listed company and there is a limited market for trading its shares. Without a merger it is not expected that this situation will change, so Janex's stockholders may not be able to realize any value for their ownership in Janex. On the other hand, we cannot be certain that an active market will develop for the New Futech shares to be received in the mergers.

REVENUES AND PROFITABILITY HAVE RECENTLY DECLINED.

     For the fiscal year ended December 31, 1998, Janex's sales declined to $3,117,599, from $5,596,979 for the year ended December 31, 1997. For the three months ended March 31, 1999 Janex's sales declined to $222,346 from $1,608,557 for the three months ended March 31, 1998.

     Net loss for the three months ended March 31, 1999 was $208,218 as compared to net income of $223,307 for the three months ended March 31, 1998.

     The decline in revenue and profitability has resulted in the Company experiencing negative cash flow and a decrease in working capital.

     Without additional cash availability, the Company will be unable to develop new products, acquire new licenses or fund overhead and debt repayment.

                              STOCKHOLDER MATTERS

     Janex common stock began trading on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on October 16, 1989 and was quoted on NASDAQ until July 17, 1997, when it was deleted from NASDAQ, as a consequence of Janex's failure to meet the minimum capital and surplus requirements for continued listing. Janex common stock is now traded on the OTC Bulletin Board under the symbol "JANX." Janex preferred stock is not traded. The following table sets forth the high and low bid prices per share for the Janex common stock for each fiscal quarter from January 1, 1997, through May 28, 1999, as reported by the National Association of Securities Dealers and the OTC Bulletin Board and as adjusted to reflect the conversion of the shares of Janex stock not held by Futech into shares of common stock of New Futech in the mergers. The historical quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and do not necessarily represent actual transactions. On June 4,

1999 (the day before the Merger Agreement was signed), the closing price of the Janex common stock was $0.23 per share.

                                                                  PRICE PER NEW
                                                                      FUTECH
                                                HISTORICAL      SHARE RECEIVED IN
                                                  PRICES              MERGER
                                               -------------    ------------------
JANEX COMMON STOCK                             HIGH     LOW      HIGH        LOW
------------------                             -----    ----    -------    -------
Year Ended December 31, 1997
  1st Quarter................................  $1.44    $.56    $43.20     $16.80
  2nd Quarter................................    .75     .31     22.50       9.30
  3rd Quarter................................    .69     .05     20.10       1.50
  4th Quarter................................    .55     .13     16.50       3.90
Year Ended December 31, 1998
  1st Quarter................................  $ .63    $.14    $15.00     $ 5.70
  2nd Quarter................................    .53     .17     14.40       5.70
  3rd Quarter................................    .23     .06      7.20       2.10
  4th Quarter................................    .38     .12     11.70       3.60
Year Ending December 31, 1999
  1st Quarter................................  $ .35    $.17    $10.50     $ 5.10
  2nd Quarter (through May 28, 1999).........    .27     .21      8.10       6.00

     As of April 30, 1999, there were approximately 781 and one stockholders of record of Janex common stock and preferred stock, respectively, as shown on the records of its transfer agent.

     Janex has not paid dividends on its common stock and does not anticipate paying dividends in the foreseeable future. If the mergers do not occur for any reason, we anticipate that all earnings, in the foreseeable future, will be retained for development of Janex's business.

                      THE MERGERS AND RELATED TRANSACTIONS

GENERAL

     The Merger Agreement provides for the merger of Futech into New Futech, promptly followed by the substantially simultaneous merger of Janex, Trudy and DaMert with and into New Futech and the substantially simultaneous merger of Fundex with and into New Sub. The discussion in this prospectus/proxy statement supplement and the related prospectus/proxy statement of the mergers and the description of the principal terms of the Merger Agreement contained in the prospectus/proxy statement are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to the prospectus/proxy statement as Appendix A, and incorporated herein by reference.

EFFECTS OF THE MERGER

GENERAL

     We intend for the mergers to occur promptly following approval of the mergers by the requisite vote of the stockholders of each of Janex, Futech, Trudy, DaMert and Fundex and the satisfaction or waiver of all other conditions to consummation of the mergers. The mergers will become effective at or about the time of filing of articles of merger or other appropriate documents with the applicable government offices or agencies. At that time (a) first Futech and then Janex, Trudy and DaMert will merge with and into New Futech with the result that New Futech will be the surviving corporation and (b) Fundex will merge with and into New Sub with the result that New Sub will be the surviving corporation. As part of the mergers New Futech will change its name to "Futech Interactive Products, Inc." The stockholders of Janex will become stockholders of New Futech, and their rights will be governed by the New Futech certificate of incorporation and bylaws. See "COMPARISON OF RIGHTS OF STOCKHOLDERS OF JANEX AND NEW FUTECH." See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT" in the prospectus/proxy statement.

     For information regarding the operation of New Futech and New Sub following the mergers, see "DESCRIPTION OF NEW FUTECH'S BUSINESS" in the prospectus/ proxy statement. For information regarding the officers and directors of New Futech following the mergers, see "NEW FUTECH'S MANAGEMENT" in the prospectus/ proxy statement.

EXCHANGE RATIOS.

     Each share of Janex common stock outstanding immediately prior to the mergers (other than dissenting shares) will be converted into the right to receive approximately 0.0333 shares of New Futech common stock.

     Outstanding shares of Futech, DaMert, Fundex and Trudy will also be converted into a combination of cash, common stock of New Futech and promissory notes of New Futech or New Sub. Under certain circumstances the former stockholders of Fundex will have the right to exchange their New Futech stock for the license rights in the "Phase 10" family of games now owned by Fundex. Under certain other circumstances the former stockholders of Trudy will have the right to receive additional New Futech stock or to exchange their New Futech stock for unsecured five year debentures. In addition, outstanding options for shares of Trudy, Futech, Janex and Fundex will be converted into options for shares of common stock of New Futech. See "DESCRIPTION OF THE

MERGERS AND THE MERGER AGREEMENT -- Basic Terms of the Merger Agreement" in the prospectus/proxy statement.

FRACTIONAL SHARES.

     Fractional shares of New Futech common stock will not be issued in the mergers. Instead, stockholders in any of the merging companies who would otherwise have received an amount of New Futech stock that includes a fraction of a share will instead receive an amount of cash equal to that fraction multiplied by $7.50. For example, a Janex stockholder who is otherwise entitled to receive 15.5 shares of New Futech common stock will actually receive only 15 shares, plus $3.75 in cash (i.e., 0.5 times $7.50).

BACKGROUND OF THE MERGER

     In April of 1998, Mr. Vince Goett, Chairman of Futech, telephoned Les Friedland, President of Janex, to express an interest in a possible merger of the two companies, and business synergies.

     In early August 1998, Mr. Goett arranged for Les Friedland, Daniel Lesnick, Michael Handelman and Janex counsel to visit the Futech offices in Phoenix. During the meeting the possibilities of a merger between the two companies were discussed, as well as a review of the financial condition of Janex. At the end of the meeting a deal was struck with a term sheet drafted by outside counsel for Futech.

     From the visit to the Futech office in Phoenix negotiations continued regarding the acquisition of shares and debt. The negotiations culminated in a Letter of Intent dated August 24, 1998.

     From August 30 to September 2, 1998 members of Futech including Fred Gretsch, Mel Sauder, Joe Petter and outside counsel visited the office of Janex to perform due diligence procedures.

     The actual Stock Purchase and Sale Agreement with Futech was signed on September 30, 1998.

     On May 27, 1999, the Futech Board of Directors approved the Merger
Agreement.

REASONS FOR THE MERGER

     For the year ended December 31, 1998, net sales declined to $3,117,599, as compared to $5,596,979 for the year ended December 31, 1997, a decrease of $2,479,380 or 44.3%. For the three months ended March 31, 1999, net sales declined to $222,346, as compared to $1,608,557 for the three months ended March 31, 1998, a decrease of $1,386,211 or 86.2%. The decline in revenues has resulted in the Company experiencing recurring losses from operations, negative cash flows and decreases in working capital. Without additional cash availability, the Company will be unable to develop new products, acquire new licenses or fund overhead and debt repayment. As a small, de-listed company, Janex has found it difficult to raise capital. The Company has been unable to provide its stockholders liquidity for its stock.

     After pursuing several alternatives, the Company agreed to the merger with Futech. Management believes that the merger will provide many advantages that the Company would not otherwise experience:

     - Necessary financial resources through the ability to raise public capital;

     - Mass and diverse product presentation to mass retailers;

     - Current Futech patented technology to be incorporated into existing and future product lines;

     - New technology provided through on-going research and development not available to small, individual companies;

     - Access to popular key licensed characters to be incorporated into existing and future product lines;

     - Access to more experienced and deeper management; and

     - Broader company strength to withstand potential competitor aggression designed to eliminate smaller competition.

     Management also hopes that the merger will enable Janex shareholders to be provided liquidity for their New Futech stock resulting from New Futech becoming a public corporation with actively traded securities. It is expected that the New Futech common stock will trade on the OTC Bulletin Board following the merger. Management further hopes that within a period of time, that New Futech will be listed on the NASDAQ market upon achieving the minimum requirements of NASDAQ, and that upon listing, will further improve shareholder liquidity.

     For additional information regarding the background of and reasons for the merger, see "SPECIFIC REASONS FOR PREVIOUS ACQUISITIONS and PROPOSED MERGER PARTNERS" in the prospectus/proxy statement.

JANEX'S BOARD RECOMMENDATION

     THE BOARD OF DIRECTORS OF JANEX HAS DETERMINED THAT THE MERGERS ARE ADVISABLE AND IN THE BEST INTERESTS OF JANEX AND ITS STOCKHOLDERS AND HAS RECOMMENDED A VOTE FOR APPROVAL OF THE MERGER PROPOSAL.

RELATED AGREEMENTS; INTERESTS OF CERTAIN JANEX AFFILIATES IN THE MERGER

     In connection with the mergers, New Futech will repay certain promissory notes of Futech to the former stockholders of Janex in the principal amount of $750,000, and will also repay certain bank debt. SEE "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" IN THIS PROSPECTUS/PROXY STATEMENT SUPPLEMENT AND THE CORRESPONDING SECTION IN THE PROSPECTUS/PROXY STATEMENT.

REGULATORY MATTERS

     Except as disclosed in this prospectus/proxy statement supplement and the prospectus/proxy statement, Janex and New Futech are not aware of any governmental or regulatory approvals required for consummation of the mergers, other than compliance with the federal securities laws and applicable securities and "blue sky" laws of the various states.

CERTAIN FEDERAL TAX MATTERS

     In the opinion of Quarles & Brady LLP, special tax counsel to New Futech, the merger of Janex into New Futech will be treated for federal income tax purposes as reorganization as to New Futech within the meaning of Section 368(a) of the Code and New Futech and Janex will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

     In rendering its opinion, counsel has relied upon and assumed as accurate and correct on the date hereof, and will rely on and assume as accurate and correct as of the Effective Time of the merger, the information contained in this prospectus/proxy statement supplement and the related prospectus/proxy statement and certain representations as to factual matters made by Futech, New Futech and Janex. The representations relied upon include that Futech, prior to the Effective Time of the mergers and within a 12 month period, has acquired by purchase within the meaning of Section 338(h)(3) of the Code stock of Janex representing at least 80% of the voting power of the stock of Janex and having a value equal to at least 80% of the total value of the stock of Janex. Any inaccuracy or change with respect to such information or representations or actions by Futech, New Futech or Janex contrary to such representations could adversely affect the conclusions reached in the opinion and the tax summary set forth below.

     Counsel's opinion represents its best legal judgement as to the tax treatment of the merger, but the opinion is not binding on the Internal Revenue Service. The parties have not and will not request a ruling from the Service in connection with the federal income tax consequences of the merger. The following summary of material United States federal income tax consequences of the merger is based upon the conclusions reached in such opinion.

     Based on the provisions of the Code, the applicable regulations thereunder, judicial authority and current administrative rulings and practices as of the date hereof, all of which are subject to change, possibly with retroactive effect: (i) no gain or loss will be recognized by Futech, New Futech or Janex as a result of the merger; and (ii) with respect to holders of Janex common stock other than Futech or New Futech: (A) gain or loss will be recognized by such holders of Janex common stock upon conversion of their shares of Janex common stock into shares of New Futech common stock pursuant to the merger measured by the difference between the fair market value of the New Futech common stock received and the adjusted tax basis of the Janex common stock exchanged for it;
(B) the tax basis of the shares of New Futech common stock into which shares of Janex common stock are converted will be equal to the fair market value of such New Futech common stock at the Effective Time of the merger; (C) the holding period for shares of New Futech common stock into which shares of Janex common stock are converted will begin at the Effective Time of the merger; and (D) such gain or loss recognized will be long term capital gain or loss provided the Janex common stock was held as a capital asset for more than 12 months.

     Notwithstanding the description above of the treatment of holders of Janex common stock other than Futech and New Futech, it is possible that such Janex stockholders could take the position that the merger is a reorganization within the meaning of Section 368(a) of the Code as to all of the Janex stockholders, in which event no gain or loss would be recognized by any of the Janex stockholders on their receipt of the New Futech common stock.

     THE FOREGOING DISCUSSION IS INTENDED ONLY AS A DESCRIPTION OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL TAX EFFECTS OF THE MERGER. In addition, the discussion does not address all of the tax consequences that may be relevant to particular taxpayers in light of their personal circumstances or to taxpayers subject to special treatment under the Code (for example, insurance companies, financial institutions, dealers in securities, tax exempt organizations, foreign corporations, foreign partnerships, or other foreign entities and individuals who are not citizens or residents of the United States and persons who acquired their New Futech common stock pursuant to the exercise or termination of employee stock options, warrants or otherwise as compensation.

     No information is provided herein with respect to the tax consequences, if any, of the merger under applicable foreign, state, local and other tax laws.

     THE GENERAL SUMMARY SET FORTH ABOVE IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER OF JANEX COMMON STOCK. EACH HOLDER OF JANEX COMMON STOCK IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER, INCLUDING THE APPLICATION OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

     The mergers are intended to qualify as a purchase for accounting purposes. Under this accounting treatment, the amount by which the total merger consideration received by stockholders of the other merging companies plus the amount of their liabilities exceeds the fair market value of their identifiable assets will initially be treated as goodwill by New Futech for accounting purposes.

                       RIGHTS OF DISSENTING STOCKHOLDERS

     Pursuant to Sections 7-113-101 through 7-113-302 of the Colorado Business Corporation Act ("CBCA"), copies of which are attached to this prospectus/proxy statement supplement as Appendix 1, stockholders of Janex may dissent from, and obtain payment of the fair value of their Janex shares in the event of the consummation of the mergers. A Janex stockholder who wishes to assert dissenters' rights in connection with the mergers must (i) deliver to Janex, before a vote of the stockholders of Janex is taken with respect to the mergers, written notice of the stockholder's intent to demand payment for the stockholder's Janex shares if the mergers are effectuated; and (ii) not vote in favor of the merger proposal.

     If the merger proposal is approved at the Janex special meeting and if the other conditions of the mergers are satisfied or waived, Janex will deliver a written dissenters' notice to all Janex stockholders who have satisfied the requirements described above to assert those rights. Janex will send the dissenters' notice no later than ten days after the mergers are effectuated.

     The dissenters' notice delivered by Janex will: (i) state that the mergers were authorized and the effective date or proposed effective date of the mergers; (ii) state an address at which Janex will receive payment demands and an address at which certificates for Janex shares must be deposited; (iii) include a form for demanding payment; and (iv) set a date by which Janex must receive the payment demand and by which certificates for Janex shares must be deposited at the address for such deposits in the dissenters' notice, which date may not be less than 30 days after the date the dissenters' notice is given. Additionally, Janex may require that when a record holder of Janex shares dissents with respect to the shares held by any one or more beneficial owners of Janex shares, each beneficial owner of Janex shares must certify to Janex that both such beneficial owner and the record holder of Janex shares beneficially owned by such beneficial owner have asserted dissenters' rights as to all such Janex shares. If Janex so requires, the dissenters' notice will state this requirement. The dissenters' notice will include a copy of the CBCA Sections 7-113-101 through 7-113-302.

     A Janex stockholder to whom a dissenters' notice is sent and who wishes to exercise dissenters' rights must: (i) demand payment on the form provided and within the time period set forth in the dissenters' notice; and (ii) deposit certificates for Janex shares in accordance with the terms of the dissenters' notice. A stockholder of Janex who demands payment as described above retains all rights of a stockholder of Janex, except the right to transfer the shares, until the effective time of the mergers and thereafter has only the right to receive the fair value of his or her Janex shares.

     A stockholder of Janex who does not demand payment and deposit certificates as required is not entitled to payment under CBCA Sections 7-113-101 through 7-113-302.

                          NEW FUTECH AND JANEX SHARES

NEW FUTECH COMMON STOCK

     For a description of New Futech common stock and its authorized but unissued preferred stock, see "DESCRIPTION OF NEW FUTECH CAPITAL STOCK" in the prospectus/proxy statement.

JANEX CAPITAL STOCK

     The following description of Janex's capital stock is a summary only and is subject to, and qualified in its entirety by, reference to Janex's Articles of Incorporation and Bylaws, copies of which are included as exhibits to the registration statement of which this prospectus/proxy statement supplement is a part, and by reference to Colorado Law under which Janex is incorporated.

COMMON STOCK

     As of May 31, 1999 there were 18,098,750 shares of Janex common stock outstanding which were held of record by approximately 781 stockholders. Janex's common stock is traded on the OTC Bulletin Board (under the symbol "JANX"). To Janex's knowledge, no dealer makes a market in Janex's shares. Quotes for Janex shares on the OTC Bulletin Board are infrequent and do not constitute an established market for Janex shares. Janex has not paid any dividends on its common stock. The Merger Agreement provides that Janex will not declare or pay any dividend without the prior written approval of New Futech.

PREFERRED STOCK

     As of May 31, 1999 there were 5,000,000 shares of Janex preferred stock outstanding which were held of record by one stockholder.

         COMPARISON OF THE RIGHTS OF HOLDERS OF JANEX COMMON STOCK AND
                            NEW FUTECH COMMON STOCK

     Janex is a Colorado corporation and the rights of its stockholders are governed by the Colorado Business Corporation Act ("CBCA") and the Articles of Incorporation and Bylaws of Janex. New Futech is a Delaware corporation and the rights of it stockholders are governed by the Delaware General Corporation Law ("DGCL") and the Certificate of Incorporation and Bylaws of New Futech. By the Merger Agreement, the Janex stockholders will become New Futech stockholders and as such their rights will be governed by the DGCL and the New Futech Certificate of Incorporation and Bylaws.

SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF COLORADO AND DELAWARE

     The corporation laws of Colorado and Delaware differ in many respects. Although all the differences are not set forth in this prospectus/proxy statement supplement, provisions which could materially affect the rights of stockholders are discussed below.

REMOVAL OF DIRECTORS

Colorado                                               Delaware
A director of a corporation that does not have a       A director of a corporation that does not have a
staggered board of directors or cumulative             classified board or cumulative voting may be
voting may be removed with or without cause with       removed without or without cause with approval
the approval of a majority of the outstanding          of the majority of the outstanding shares
shares entitled to vote at an election of              entitled to vote at an election of directors. In
directors. In the case of a Colorado corporation       the case of a Delaware corporation having
having cumulative voting, if less than the             cumulative voting, if less than the entire board
entire board is to be removed, a director may          is to be removed, a director may not be removed
not be removed if the number of shares voted           without cause if the number of shares voted
against such removal would be sufficient to            against such removal would be sufficient to
elect the director under cumulative voting.            elect the director under cumulative voting. A
Janex does not have a staggered board or               director of a corporation with a classified
cumulative voting.                                     board of directors may be removed only for
                                                       cause, unless the certificate of incorporation
                                                       otherwise provides. The Certificate of
                                                       Incorporation and Bylaws of New Futech provide
                                                       for a classified board of directors, but not for
                                                       cumulative voting.

CLASSIFIED BOARD OF DIRECTORS

     A classified (the term in Delaware) or staggered board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year. This method of electing directors makes changes in the composition of the board of directors more difficult, and thus a change in control of a corporation potentially a lengthier and more difficult process.

Colorado                                               Delaware
Colorado law permits, but does not require, a          Delaware law permits, but does not require, a
staggered board of directors, by which the             classified board of directors, by which the
directors can be divided into as many as three         directors can be divided into as many as three
classes with staggered terms of office, with           classes with staggered terms of office, with
only one class of directors standing for               only one class of directors standing for
election each year. The Janex Articles of              election each year. The New Futech Certificate
Incorporation and Bylaws do not provide for a          of Incorporation and Bylaws provide for a
staggered board.                                       classified board, consisting of three classes
                                                       with three directors in each class.

INDEMNIFICATION AND LIMITATION OF LIABILITY

     Delaware and Colorado have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit, with certain exceptions, a corporation to adopt a provision in its articles of incorporation or certificate of incorporation, as the case may be, eliminating the liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty. There are nonetheless certain differences between the laws of the two states respecting indemnification and limitation of liability.

Colorado                                               Delaware
The Articles of Incorporation of Janex eliminate       The Certificate of Incorporation of New Futech
the liability of directors to the corporation to       also eliminates the liability of directors to
the fullest extent permissible under Colorado          the corporation or its stockholders for monetary
law. Colorado law does not permit the                  damages for breach of fiduciary duty as a
elimination of monetary liability where such           director to the fullest extent permissible under
liability is based on:                                 Delaware law. Under Delaware law, such provision
                                                       may not eliminate or limit director monetary
- breaches of the director's duty of loyalty to        liability for:
  the corporation or its stockholders,
                                                       - breaches of the director's duty of loyalty to
- acts or omissions not in good faith or                 the corporation or its stockholders,
  involving intentional misconduct or knowing
  violations of law,                                   - acts or omissions not in good faith or
                                                         involving intentional misconduct or knowing
- in the case of conduct in an official capacity         violations of law,
  with the corporation, acts or omissions not in
  the best interest of the corporation, and in         - the payment of unlawful dividends or unlawful
  all other cases acts or omissions contrary to          stock repurchases or redemptions, or
  the best interests of the corporation,
                                                       - transactions in which the director received an
- receipt of an improper personal benefit,             improper personal benefit.
- liability for improper distributions, loans or       Such limitation of liability provisions also may
  guarantees.                                          not limit a director's liability for violation
                                                       of or otherwise relieve directors from the
                                                       necessity of complying with federal or state
                                                       securities laws, or affect

Colorado law generally permits indemnification         the availability of non-monetary remedies such
of director expenses, including attorney's fees,       as injunctive relief or rescission.
actually and reasonably incurred in the defense
or settlement of a derivative or third-party           Delaware law generally permits indemnification
action, provided there is a determination by a         of expenses, including attorney's fees, actually
majority vote of a disinterested quorum of the         and reasonably incurred in the defense or
directors, by independent legal counsel or by a        settlement of a derivative or third-party
majority vote of the stockholders that the             action, provided there is a determination by a
person seeking indemnification acted in good           majority vote of disinterested directors, by
faith and in a manner reasonably believed to be        independent legal counsel or by a majority vote
in the best interests of the corporation.              of the stockholders that the person seeking
Colorado law requires indemnification of               indemnification acted in good faith and in a
director expenses when the individual being            manner reasonably believed to be in or not
indemnified has successfully defended any              opposed to the best interest of the corporation.
action, claim, issue or on the merits or               Delaware law requires indemnification, of
otherwise.                                             expenses when the individual being indemnified
                                                       has successfully, defended any action, claim,
                                                       issue, or matter therein, on the merits or
                                                       otherwise.
                                                       Delaware law also permits a Delaware corporation
                                                       to provide indemnification in excess of that
                                                       provided by statute.
                                                       A provision of Delaware law states that the
                                                       indemnification provided by statute shall not be
                                                       deemed exclusive of any other rights under any
                                                       bylaw, agreement, vote of stockholders or
                                                       disinterested directors or otherwise.

     Both Colorado and Delaware law requires indemnification when the individual has defended successfully the action on the merits or otherwise.

     Expenses incurred by an officer or director in defending an action may be paid in advance, under Colorado law and Delaware law, if such director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, the laws of both states authorize a corporation's purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

INSPECTION OF STOCKHOLDER LIST

     Both Delaware and Colorado law allow any stockholder to inspect the stockholder list for a purpose reasonably related to such person's interests as a stockholder.

DIVIDENDS AND REPURCHASES OF SHARES

Colorado                                               Delaware
Colorado law dispenses with the concepts of par        Delaware law permits a corporation to declare
value of shares as well as statutory definitions       and pay dividends out of surplus or if there is
of capital, surplus and the like.                      no surplus, out of net profits for

The concepts of par value, capital and surplus         the fiscal year as long as the amount of capital
are retained under Delaware law. Colorado law          of the corporation following the declaration and
permits a corporation to declare and pay               payment of the dividend is not less than the
dividends unless, after giving it effect:              aggregate amount of the capital represented by
                                                       the issued and outstanding stock of all classes
- the corporation would not be able to pay its         having preference upon the distribution of
  debts as they become due in the usual course         assets. In addition, Delaware law generally
  of business, or                                      provides that a corporation may redeem or
                                                       repurchase its shares only if the capital of the
- the corporation's total assets would be less         corporation is not impaired and such redemption
  than the sum of its total liabilities plus           or repurchase would not impair the capital of
  (unless the articles of incorporation permit         the corporation.
  otherwise) the amount that would be needed, if
  the corporation were to be dissolved at the
  time of the distribution, to satisfy the
  preferential rights upon dissolution of
  stockholders whose preferential rights are
  superior to those receiving the distribution.

STOCKHOLDER VOTING

Colorado                                               Delaware
Generally requires that a majority of the              Generally requires that a majority of the
shareholders of both acquiring and target              shareholders of both acquiring and target
corporations approve statutory mergers.                corporations approve statutory mergers.
Does not require a stockholder vote of the             Does not require a stockholder vote of the
surviving corporation in a merger if                   surviving corporation in a merger (unless the
                                                       corporation provides otherwise in its
- the merger agreement does not amend the              Certificate of Incorporation) if
  existing articles of incorporation,
                                                       - the merger agreement does not amend the
- each stockholder of the surviving corpo-               existing Certificate of Incorporation,
  ration whose shares were outstanding
  immediately before the merger will hold the          - each share of the stock of the surviving
  same number of shares, with identical                  corporation outstanding immediately before the
  designations, preferences, limitations and             effective date of the merger is to be
  relative rights immediately after the merger,          identical outstanding or treasury share of the
                                                         surviving corporation after the merger, and
- the number of voting shares outstanding
  immediately after the merger, plus the number        - either no shares of common stock of the
  of voting shares issuable as a result of the           surviving corporation and no shares,
  merger or by the exercise of rights and                securities or obligations convertible into
  warrants issued pursuant to the merger, will           such stock are to be issued or delivered under
  not exceed by more than twenty percent (20%)           the plan of merger, or the authorized unissued
  the total number of shares of the surviving            shares or the treasury shares of common stock
  corporation outstanding immediately before the         of the surviving corporation to be issued or
  merger, and                                            delivered under the plan of merger plus those
- the number of participating shares                     initially issuable upon conversion of any

  (shares that entitle their holders to                  other shares, securities or obligations to be
  participate without limitation on distri-              issued or delivered under such plan do not
  butions) outstanding immediately after the             exceed twenty percent (20%) of the shares of
  merger, plus the number of participating               common stock of the surviving corporation
  shares issuable as a result of the merger              outstanding immediately prior to the effective
  either by the conversion of securities issued          date of the merger.
  pursuant to the merger or by the exercise of
  rights and warrants issued pursuant to the
  merger, will not exceed by more than twenty
  percent (20%) the total number of
  participating shares outstanding immediately
  before the merger.

     Both Delaware and Colorado law also require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the outstanding voting shares of the corporation transferring such assets.

     Both Colorado and Delaware law generally do not require class voting, except in certain transactions involving an amendment to the certificate of incorporation that adversely affects a specific class of shares or where the class of securities designates such a right.

STOCKHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS UNDER DELAWARE LAW

     In recent years, a number of states have adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant stockholders, more difficult. Under Section 203 of the Delaware General Corporation Law, certain "business combinations" with "interested stockholders" of Delaware corporations are subject to a three-year moratorium unless specified conditions are met.

     Section 203 prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the date that such person or entity becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity who or which owns, individually or with or through certain other persons or entities, fifteen percent (15%) or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner, individually or with or through certain other persons or entities, of fifteen percent (15%) or more of such voting stock at any time within the pervious three years, or is an affiliate or associate of any of the foregoing.

     For purposes of Section 203, the term "business combination" is defined broadly to include mergers with or caused by the interested stockholder; sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a direct or indirect majority-owned subsidiary equal in aggregate market value of ten percent (10%) or more of the aggregate market value of either the corporation's consolidated assets or all of its outstanding stock; the issuance of transfer by the corporation or a direct or indirect majority-owned subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for certain transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock or of the corporation's voting stock); or receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

     The three-year moratorium imposed on business combinations by Section 203 does not apply if:

     - prior to the date on which such stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction that resulted in the person or entity becoming an interested stockholder,

     - upon consummation of the transaction that made him or her an interested stockholder, the interested stockholder owns at least eighty-five percent of the corporation's voting stock outstanding at the time the transaction commenced (excluding from the eighty-five percent calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentiality whether to accept a tender or exchange offer), or

     - on or after the date such person or entity becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by sixty-six and two-thirds percent of the outstanding voting stock not owned by the interested stockholder.

     Section 203 only applies to certain publicly held corporations that have a class of voting stock that is:

     - listed on a national securities exchange,

     - quoted on an interdealer quotation system of a registered national securities association, or

     - held of record by more than 2,000 stockholders.

     Under certain circumstances, Section 203 of the DGCL may made it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three year period.

     There is no provision in the CBCA equivalent to Section 203 of the DGCL.

INTERESTED DIRECTOR TRANSACTIONS

     Under both Delaware and Colorado law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under Delaware and Colorado law. Under Delaware and Colorado law, (a) either the stockholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts, and, in the case of board approval, the contract or transaction must also be "fair" to the corporation, or (b) the contract or transaction must have been fair as to the corporation at the time it was approved. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum).

APPRAISAL/DISSENTERS' RIGHTS

     Under both Delaware and Colorado law, a stockholders of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal/dissenters' rights by which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transactions. Under both Delaware and Colorado law, such fair market value is determined exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation.

Colorado                                               Delaware
Dissenters' rights are not available (a) with          Appraisal rights are not available (a) with
respect to the sale of all or substantially all        respect to the sale of all or substantially all
of the assets of the corporation or a merger if        of the assets of a corporation, (b) with respect
no vote of the stockholders is required to             to a merger or consolidation by a corporation
approve the transaction under Colorado law or          the shares of which are either listed on a
(b) to stockholders of shares which either were        national securities exchange, designated as a
listed on a national securities exchange               national market system security on an
registered under the federal Securities and            interdealer quotation system by the National
Exchange Act of 1934 or on the national market         Association of securities Dealers, Inc. or are
system of the National Association of Securities       held of record by more than 2,000 holders if
Dealers Automated System or were held of record        such stockholders receive only shares of the
by more than 2,000 holders if such stockholders        surviving corporation or shares of any other
receive only shares of the surviving corporation       corporation that are either listed on a national
or shares of any other corporation that are            securities exchange, designated as a national
either listed on a national securities exchange        market system security on an interdealer
registered under the federal Securities Act of         quotation system by the National Association of
1934 or on the national market system of the           securities Dealers, Inc. or held of record by
National Association of Securities Dealers             more than 2,000 holders, plus cash in lieu of
Automated Quotation System or held of record by        fractional shares of such corporations, or (c)
more than 2,000 holders, plus cash in lieu             to stockholders of a corporation surviving a
record by more than 2,000 holders, plus cash in        merger if no vote of the stockholders of the
lieu of fractional shares.                             surviving corporation is required to approve the
                                                       merger under Delaware law.

                       SELECTED HISTORICAL FINANCIAL DATA

     The selected historical financial data set forth below with respect to the consolidated statements of income of Janex for each of the five years in the period ended December 31, 1998, and with respect to the consolidated balance sheets of Janex at December 31 of each of the five years ending December 31, 1998, are derived from the audited consolidated financial statements of Janex incorporated by reference in this prospectus/proxy statement supplement.

     The data set forth below are qualified by reference to, and should be read in conjunction with, the financial statements and the notes related thereto included in the prospectus/proxy statement.

                                              YEAR ENDED DECEMBER 31,
                        -------------------------------------------------------------------
                           1998          1997          1996          1995          1994
                        -----------   -----------   -----------   -----------   -----------
SELECTED OPERATING
  DATA
Net Sales.............  $ 3,117,599   $ 5,596,979   $ 7,112,921   $ 9,355,021   $13,109,165
Net income (loss).....   (1,283,340)   (3,174,851)   (2,865,439)   (1,137,822)    1,186,738
Net income (loss) per
  share...............        (0.13)        (0.55)        (0.56)        (0.23)          .24

                                                     DECEMBER 31,
                           ----------------------------------------------------------------
                              1998          1997          1996         1995         1994
                           -----------   -----------   ----------   ----------   ----------
SELECTED BALANCE SHEET
  DATA
Current assets...........  $   441,411   $   745,156   $1,848,305   $2,647,930   $2,918,658
Total assets.............    1,105,139     1,708,800    4,931,776    5,448,967    5,315,494
Current liabilities......    2,684,072     2,527,926    3,041,051    2,576,320    1,467,805
Total Liabilities........    2,684,072     3,757,926    4,156,051    2,576,320    1,780,725
Stockholders' equity.....   (1,578,933)   (2,049,126)     775,725    2,872,647    3,534,769

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion should be read in conjunction with the Janex's audited consolidated financial statements and notes thereto appearing elsewhere in the prospectus.

OVERVIEW

     Incorporated in 1986, Janex currently develops, manufactures and markets a combination of functional children's products, toys and novelty gift items, through its Janex and Malibu lines.

     The Janex line incorporates licensed fantasy characters into most of its functional products such as flashlights, battery powered toothbrushes and alarm clocks, and sells them under the "Janex" brand name to mass merchant retailers, toy specialty stores and department stores in the United States. The Janex products are sold at retail prices ranging from $3.00 to $30.00. Royalties are paid to the licensors of the fantasy characters.

     The Malibu line focuses primarily on children's toys and novelty gift items for which a demand exists, and seeks to make them more attractive or fun through a unique design or innovative packaging. The Malibu line products are sold to mass merchant retailers, chain stores and speciality stores and are offered at retail prices ranging from $3.00 to $40.00. The Malibu line products do not incorporate licensed characters.

     Historically, the Company's sales were almost evenly divided between the Janex line and the Malibu line. However, Janex's current business strategy is to focus on sales of products by the Malibu line. The Malibu line does not incorporate licensed fantasy characters into its products and therefore does not pay royalties to licensors which are significant and often require guaranteed minimum payments. Sales of products incorporating licensed characters can be volatile, especially given the short-lived popularity of such characters and increasing competition in the children's entertainment and animation industries.

RESULTS OF OPERATIONS OF THE COMPANY

     The following table sets forth, for the periods indicated, the relative percentage that certain income and expense items bear to net sales.

                                                          YEARS ENDED                                 THREE MONTHS ENDED
                             ---------------------------------------------------------------------   --------------------
                               DECEMBER 31, 1996       DECEMBER 31, 1997       DECEMBER 31, 1998        MARCH 31, 1998
                             ---------------------   ---------------------   ---------------------   --------------------
                               AMOUNT      PERCENT     AMOUNT      PERCENT     AMOUNT      PERCENT     AMOUNT     PERCENT
                             -----------   -------   -----------   -------   -----------   -------   ----------   -------
Net Sales..................  $ 7,112,921    100.0%   $ 5,596,979    100.0%   $ 3,117,599    100.0%   $1,608,557    100.0%
Cost of Sales..............    4,348,280     61.1      3,354,114     59.9      1,663,627     52.4       769,735     47.9
Royalties..................    1,002,429     14.0        651,422     11.6        380,969     12.2        54,859      3.4
                             -----------    -----    -----------    -----    -----------    -----    ----------    -----
Gross Profit...............    1,762,212     24.9      1,591,443     28.5      1,103,003     35.4       783,963     48.7
Selling, general and
  administrative
  expenses.................    3,509,706     49.5      2,208,106     39.5      1,755,882     56.3       424,536     26.3
Depreciation and
  amortization.............      783,095     11.0        551,951      9.9        376,283     12.1        75,244      4.7
Write-off of goodwill and
  intangible assets........           --       --      1,643,386     29.3             --       --            --       --
                             -----------    -----    -----------    -----    -----------    -----    ----------    -----
Operating income (loss)....   (2,530,589)   (35.6)    (2,812,000)   (50.2)    (1,029,162)   (33.0)      284,183     17.7
Other expense..............      322,325     (4.5)       359,303     (6.4)       248,432     (8.0)       55,793     (3.5)
                             -----------    -----    -----------    -----    -----------    -----    ----------    -----
Loss before taxes..........   (2,052,954)   (40.1)    (3,171,303)   (56.6)    (1,277,594)   (41.0)      228,390     14.2
Income tax expense.........       12,485     (0.2)         3,548     (0.1)         5,746     (0.1)        5,083      (.3)
                             -----------    -----    -----------    -----    -----------    -----    ----------    -----
Net income (loss)..........  $(2,865,439)   (40.3)   $(3,174,851)   (56.7)   $(1,283,340)   (41.1)   $  223,307     13.9
                             ===========    =====    ===========    =====    ===========    =====    ==========    =====

                             THREE MONTHS ENDED
                             -------------------
                               MARCH 31, 1999
                             -------------------
                              AMOUNT     PERCENT
                             ---------   -------
Net Sales..................  $ 222,346    100.0%
Cost of Sales..............    187,037     84.1
Royalties..................      5,355      2.4
                             ---------    -----
Gross Profit...............     29,954     13.5
Selling, general and
  administrative
  expenses.................    154,928     69.7
Depreciation and
  amortization.............     73,408     33.0
Write-off of goodwill and
  intangible assets........         --       --
                             ---------    -----
Operating income (loss)....   (198,382)   (89.2)
Other expense..............      5,111     (2.3)
                             ---------    -----
Loss before taxes..........   (203,493)    91.5
Income tax expense.........      4,725     (2.1)
                             ---------    -----
Net income (loss)..........  $(208,218)   (93.6)
                             =========    =====

THREE MONTHS ENDED MARCH 31, 1999 COMPARED TO THREE MONTHS ENDED MARCH 31, 1998

     For three months ended March 31, 1999, net sales decreased significantly by $1,386,211 or 86.2%, to $222,346, as compared to net sales of $1,608,557 for the three months ended March 31, 1998. The significant decrease in net sales is a direct result of the changeover in new management. The resulting relocation of the Company's headquarters and a major change in sales representative groups had a direct negative impact on net sales for the three months ended March 31, 1999.

     At March 31, 1999, the Company had a backlog of unfilled orders of approximately $400,000 comparable with its order backlog of approximately $1,200,000 at March 31, 1998. Although the Company has noted a general decrease in order flow in 1999, as compared to prior years, the present backlog is not necessarily indicative of net sales to be expected for the full fiscal year ending December 31, 1999.

     For the three months ended March 31, 1999, gross profit was $29,954 or 13.5% of net sales, as compared to $783,963 or 48.7% of net sales for the three months ended March 31, 1998. The Company typically establishes prices to obtain a target gross margin ranging from 45% to 50%, but overall gross margin can vary depending on the sales mix in each quarter. The decrease in gross margin in 1999, as compared to 1998, was the result of the Company deciding to close out certain slow-moving inventory at little or no profit and price adjustments due to competition.

     For the three months ended March 31, 1999, royalty expense was $5,355 or 2.4% of net sales, as compared to $54,859 or 3.4% of net sales for the three months ended March 31, 1998. The decrease in royalty expense in 1999, as compared to 1998 was a result of a shift in the sales mix to a higher proportion of non-royalty sales, which include the Wet Pet line.

     For the three months ended March 31, 1999, selling, general and administrative expenses decreased by $269,608 or 63.5%, to $154,928 or 69.7% of net sales, as compared to $424,536 or 26.3% of net sales, for the three months ended March 31, 1998. Selling, general and administrative expenses are comprised of fixed overhead costs and variable selling expenses. The decrease in selling, general and administrative expenses is a direct result of management's continuing effort to reduce fixed overhead costs.

FISCAL YEAR ENDED DECEMBER 31, 1998 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 1997

     Sales for the year ended December 31, 1998, were $3,117,599, as compared to $5,596,979 for the year ended December 31, 1997, a decrease of $2,479,380 or 44.3%. Management believes the sales decrease resulted from a number of factors. Many of the Company's customers had inventory carry-overs from 1997 and were reluctant to place large orders for shipment for 1998. In addition, approvals on product designs from certain licensors were provided on an untimely basis, delaying manufacturing. And finally, there was a significantly reduced demand for products incorporating a licensed character.

     The net loss for the year ended December 31, 1998, was $1,283,340 or $0.13 per share, compared to a net loss of $3,174,851 or $0.55 per share for the year ended December 31, 1997. However, the significant net loss for 1997 was due in part to the Company's write-off of certain intangible assets, consisting of trademarks, licensing arrangements and goodwill, amounting to $1,643,386. Without these write-offs, the company's net losses for 1997 would have been $1,531,465, or $0.27 per share.

     Sales during the year ended December 31, 1998, were primarily from shipment of products from the Malibu product line. The Wet Pets product line generated sales of $1,798,866 or 57.7% of total sales in 1998. This compares to sales for the year ended December 31, 1997 of $2,817,410 or 50.3% of total sales. Shipment of products incorporating characters licensed from the Walt Disney Company generated sales of $62,243 or 2.0% of total sales, and the shipment of products incorporating characters licensed from Warner Bros. generated sales of $95,366 or 3.1% of total sales. This compares to sales during the year ended December 31, 1997, when licenses from the Walt Disney Company generated sales of $628,184 or 11.2% of total sales, and licenses from Warner Bros. generated $1,361,780 or 24.3% of total sales.

     Royalty expense was $380,969 for the year ended December 31, 1998, or 12.2% of sales, as compared to royalties of $651,422 or 11.6% of sales for the year ended December 31, 1997. The increase in royalties as a percentage of sales is a result of a significant shift in the sales mix to a higher proportion of non-royalty sales (including the Wet Pet products) which resulted in a reduction of royalty expense, which was offset by a charge to operations of $197,880 to meet royalty guarantees made on contracts under which insufficient product sales were generated to meet the minimum guarantees through December 31, 1998.

     Gross profit of $1,103,003 was 35.4% of total sales for the year ended December 31, 1998, as compared to $1,591,443 or 28.5% of sales for the year ended December 31, 1997. Gross profits fell in 1998 because of significantly lower sales but margins improved because sales of lower margin products were more substantially affected. The gross profit for both 1998 and 1997 was negatively affected by the write down of inventories of approximately $299,000 and $50,000 during those years, respectively.

     Selling, general and administrative ("SG&A") expenses were $1,755,882 or 56.3% of sales for the year ended December 31, 1998, as compared to $2,208,106 or 39.5% of sales for the year ended December 31, 1997. SG&A expenses are comprised of fixed overhead costs and variable selling costs. SG&A increased as a percentage of sales due to the significant decrease in sales volume in 1998 over that of 1997, partially offset by a decrease in fixed overhead costs.

     Interest expense for the year ended December 31, 1998, was $260,533 or 8.4% of sales as compared to $389,401 or 7.0% of the sales for the year ended December 31, 1997. The decrease was primarily attributable to the decrease of imputed interest charges on notes payable to related parties. For 1998, the charge was $116,863, as compared to $214,292 for 1997. The decrease was slightly offset by an increase in the use of the Company's credit facilities to finance operations during peak business periods as a result of the overall decrease in sales during the year.

     Depreciation expense for the year ended December 31, 1998, was $376,283 or 12.1% of sales, as compared to $551,951 or 9.9% of sales for the year ended December 31, 1997. Due to historical operating losses and limited working capital, the Company's ability to acquire new fixed assets has decreased. As a result, depreciation expense has declined.

FISCAL YEAR ENDED DECEMBER 31, 1997 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 1996

     Sales for the year ended December 31, 1997, were $5,596,979, as compared to $7,112,921 for the year ended December 31, 1996, a decrease of $1,515,942 or 21.4%. The net loss for the year ended December 31, 1997 was $3,174,851 or $0.55 per share, compared to a net loss of $2,865,439 or $0.56 per share for the year ended December 31, 1996. However, the significant net loss for 1997 was due in part to the Company's write-off of certain intangible assets, consisting of trademarks, licensing arrangements and goodwill, amounting to $1,643,386. Without these write-offs, the company's net losses for 1997 would have been $1,531,465, or $0.27 per share.

     Sales during the year ended December 31, 1997, were primarily from shipment of products from the Malibu product lines. This line of Wet Pets generated sales of $2,817,410 or 50.3% of total sales. Shipment of products incorporating characters licensed from The Walt Disney Company, generated sales of $628,184 or 11.2% of total sales, and the shipment of products incorporating characters licensed from Warner Bros., generated sales of $1,361,780 or 24.3% of total sales. This compares to sales during the year ended December 31, 1996, when licenses from The Walt Disney Company generated sales of $2,735,273 or 38.5% of total sales, and licenses from Warner Bros. generated $2,467,849 or 34.7% of total sales.

     Royalty expense was $651,422 for the year ended December 31, 1997, or 11.6% of sales, as compared to royalties of $1,002,429 for the year ended December 31, 1996, which was 14.0% of sales. The decrease in royalties as a percentage of sales is a result of two factors. A significant shift in the sales mix to a higher proportion of non-royalty sales, which include the Wet Pet Line, resulted in a reduction of royalty expense. This reduction partially was offset by a provision for loss of $292,500 that was charged to operations to meet royalty guarantees made on contracts under which insufficient product sales were generated to meet the minimum guarantees due through December 31, 1997.

     Gross profit of $1,591,443 was 28.5% of total sales for the year ended December 31, 1997, as compared to gross profit of $1,762,212 or 24.9% of total sales for the year ended December 31, 1996. The decline in gross profit is the result of significantly lower sales in 1997, offset by better sales of higher margin Malibu Products vis-a-vis the Janex Products which incorporate licensed characters. The gross profit was negatively affected by the write down of inventories of approximately $50,000 and $100,000 during the years ended December 31, 1997 and 1996, respectively, and by the sales of product of approximately $78,000 and $92,000, at or below cost, for the years ended December 31, 1997 and 1996, respectively. In addition, gross profit generated on sales of Malibu Products was 35%, well below the target rate set for the Company overall.

     Selling, general and administrative ("SG&A") expenses were $2,208,106 or 39.5% of sales for the year ended December 31, 1997, as compared to $3,509,706 or 49.5% of sales for the year ended December 31, 1996. SG&A expenses are comprised of fixed overhead costs and variable selling expenses. The fixed overhead portion of SG&A for the year ended December 31, 1997 was $1,733,101, $764,109 or 31% less than in 1996. SG&A decreased during 1997, primarily as a result of decreases in payroll costs of $503,647, as well as decreases in travel and accommodation costs, sales and marketing costs, product development costs, communication costs, professional fees and investor relations costs, and financial costs. These decreases were offset by increases in occupancy costs, office expenses and insurance costs.

     The variable selling cost component of SG&A was $475,003 for the year ended December 31, 1997, or 8.5% of sales, compared to $1,012,496 for the year ended December 31, 1996, which was 14.2% of sales. Variable selling costs include sales representative's commission, agent's commission, freight, product liability insurance, testing fees and other charges that vary directly with sales volume. Management expects variable selling costs to be between 10% and 12% of sales. Variable selling costs were slightly lower in 1997 as compared to 1996 as a result of a decrease in the cost of local transportation charges in Hong Kong for moving customer orders from the factory to the delivery point and as a result of a decrease in testing fees.

     In conjunction with the change in management during August 1997, new management conducted a review of the Company's operations, financial condition and business prospects. As a result, new management decided to decrease the Company's dependence on licensed products and to develop and market new product lines. In light of the historical operating losses from the Company's existing product lines, limited working capital, and the change in the Company's business focus, the Company determined to write-off certain intangible assets aggregating $1,643,386. This write-off consisted of trademarks, licensing relationships and goodwill.

     For the year ended December 31, 1997, interest expense increased by $35,885 to $389,401 or 7.0% of net sales, as compared to $353,516 or 5.0% of net sales for the year ended December 31, 1996.

SEASONALITY AND QUARTERLY FLUCTUATIONS

     The Company's business historically tended to generate the greater part of both sales and profits during the Christmas selling season. However, with the significant shift of sales relating to the Wet Pet line, approximately 50% of shipping has taken place between January and March.

LIQUIDITY AND CAPITAL RESOURCES

     The Company believes that its existing cash balance together with its existing lines of credit and projected cash flow from operations will not be sufficient to fund projected order flow, overhead and debt repayment for the fiscal year ending December 31, 1999. The Company has experienced recurring losses from operations, negative cash flows and decreases in working capital.

     The Company's ultimate ability to continue as a going concern depends on:
(i) the market acceptance of its products; (ii) its generation of operating profits; (iii) its creation of a sustainable positive cash flow; and (iv) obtaining additional financial resources to provide near term operating cash. Management believes that the financial resources from its majority shareholder, Futech, in addition to sales generated from new product lines that it is developing, will allow the Company to continue in operation for fiscal year 1999.

     The Company had negative cash flow from operating activities of $626,229 for the three months ended March 31, 1999, as compared to a negative operating cash flow for the three months ended March 31, 1998 of $100,514, as declining sales have led to lower accounts receivable collections in 1999.

     During the three months ended March 31, 1999, the Company incurred additions to product development costs of $24,168. This compares to additions to tooling and molds related to new licenses of $6,483 and additions to product development costs of $19,998 for the three months ended March 31, 1998.

     The Company generated $605,718 from financing activities during the three months ended March 31, 1999 compared to $142,581 during the same period in 1998. The cash generated in financing activities came from proceeds of advances from parent of $605,718.

     The Company had negative cash flow from operating activities of $666,007 for the year ended December 31, 1998, compared to a positive cash flow in 1997 of $323,180, as declining sales have led to lower accounts receivable collections in 1998.

     The Company used $96,031 in investing activities for the year ended December 31, 1998, compared to providing $103,018 in 1997. The increase in cash used in investing activities relates primarily to a slight decrease in expenditures to build tools and molds and to develop new products. During 1998, the Company invested $81,567 in additions to property, plant and equipment, of which all of it was for tooling for new products, and the Company invested $114,464 in product development costs. Additionally, in 1998 the Company redeemed $100,000 of its certificate of deposit. During 1997, the Company made comparable investments of $190,898 in property, plant and equipment, of which approximately $174,499 was for tooling for new products, and the Company invested $106,084 in product development costs. Additionally, the Company redeemed $400,000 of its certificate of deposit.

     The Company generated $659,778 from financing activities during the year ended December 31, 1998, compared to using $448,142 during 1997. The cash generated in financing activities came primarily from an increase in bank debt of $257,000, a decrease in note payable of $219,189, a decrease in loan payable-agent of $249,113 and offset by proceeds of advances from parent of $621,080 and proceeds of issuance of common stock of $250,000.

     The Company's capital commitments for 1999 include commitments for minimum guaranteed royalties under licensing agreements. The commitments for 1999 and 2000 amount to $268,959 and $35,000, respectively. The Company also maintains a non-cancelable operating lease on its former facility, although it subleases that space for an amount approximating the Company's rent to the landlord. Future minimum payments under this lease are $102,000 per year for each of 1999 and 2000.

     On December 11, 1998, Futech purchased 5,219,046 shares of common stock and $1,480,783 of stockholder loans (including interest of $250,784) to the Company from certain of the Company's majority stockholders. Subsequently, the shareholder loans were converted into 8,011,645 shares of common stock and 5,000,000 shares of preferred stock. After such conversion, Futech owns approximately 79 percent of the Company's outstanding stock.

     Until December 1998, the Company had the ability to borrow up to $900,000 under a Revolving Credit Agreement with a significant stockholder of the Company that expires on October 19, 1999. The Revolving Credit Agreement bears interest at 9.5 percent payable quarterly. The Revolving Credit Agreement is secured by all of the assets of Janex Corporation, and the guarantee of the Company. As additional consideration, on April 19, 1996, the Company granted the lender warrants to purchase up to 900,000 shares of the Company's common stock, exercisable at a price of $1.45 per share through April 19, 2000. The Company has used $150,000 under the Revolving Credit Agreement as security to issue a stand-by letter of credit in connection with the loan payable to the Company's Hong Kong agent. This agreement ended and all warrants were canceled on December 11, 1998 in connection with Futech's acquisition of all this significant stockholder's Common Stock.

     In connection with the acquisition of Janex Corporation in 1993, the Company issued promissory notes to two stockholders totaling $1,000,000, payable in semi-annual installments over a three-year period. On June 28, 1996, the note holders agreed to extend the payment date for all remaining payments to February 1, 1998, subject to payment of interest at the rate of 9.5 percent per annum, retroactive to January 1, 1996. On August 4, 1997, the note holders agreed to further extend the payment date to February 1, 1999. Quarterly interest payments commenced on September 1, 1996. In connection with the extension of the notes, the Company entered into a warrant agreement with each of the note holders, providing for the issuance of up to 282,994 warrants to one of them and up to 167,994 warrants to the other, to acquire a total of 450,998 shares of the Company's common stock, exercisable at a price of $1.45 per share through June 28, 2000. The warrants vest in six-month increments over the term of the loan, and if the loan is paid off early, certain of the warrants will be void. The agreement ended and all warrants were canceled on December 11, 1998 in connection with Futech's acquisition of all these two stockholder's common stock.

     The Company charged to operations $116,863 and $214,292 of imputed interest expense from the issuance of stock purchase warrants noted above for the years ended December 31, 1998 and 1997, respectively.

     The Company may borrow up to $400,000 under a line of credit agreement with a bank. Borrowings under the line bear interest at the bank's prime rate plus
0.25 percent (8.0 percent at December 31, 1998). The line is secured by all of the Company's assets and is personally guaranteed by two shareholders. Borrowings under the line are due July 1, 1999. Borrowing capacity of $143,000 is available at December 31, 1998.

     Through 1998, the Company had the ability to borrow up to $450,000 from its Hong Kong agent for the payment of product development and tooling costs. Any loans are to be repaid from collections of certain customer invoices at the rate of 5 percent of the invoice amount, with interest at two percent above the Hong Kong prime rate. All borrowings under this arrangement were repaid in 1998. Any borrowings are secured by certain tooling, as well as an irrevocable stand-by letter of credit for $150,000.

     Pursuant to a supplementary agency agreement, the Company had the ability to borrow an additional $200,000 from its Agent provided that the Company issues to the Agent an irrevocable stand-by letter of credit for $100,000. Any advance under this facility was to be repaid within 60 days from the date of advance with interest at 2 percent above the Hong Kong prime rate. As of December 31, 1997 and 1998, the Company had no borrowings under this credit facility.

     The Company previously borrowed $340,000 under a private unsecured loan. At December 31, 1997, the balance outstanding against this facility was $219,189, which bore interest at prime plus 2 percent. This loan was repaid in 1998.

INFLATION

     Management believes that inflation has not had a significant impact on the Company's costs and profits during the past two years.

YEAR 2000

     The Year 2000 presents potential concerns for business and consumer computing. The consequences of this issue may include systems failures and business process interruption. The Year 2000 issue affects Janex's internal systems, including information technology (IT) and non-IT systems. Janex is assessing the readiness of its systems for handling the Year 2000. Although the assessment is still underway, management believes that all material systems will be compliant by the Year 2000 and that the cost to address the issues will not be material. Nevertheless, Janex is creating contingency plans for certain internal systems.

     The Company has not instituted any procedures to obtain certification from its major vendors or customers that their systems are Year 2000 compliant. Such a survey would include vendors who provide systems related services, e.g., banking, letter of credit processing, shipping, security, HVAC, etc. along with third-party factories providing toy products. The cost of such a survey, in both time and money, would be substantial. However, the Company does not believe that the failure of any vendor or customer to be Year 2000 compliant will have a material impact on the Company.

SAFE HARBOR DISCLOSURE: FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

     This prospectus/proxy statement and each related prospectus/proxy statement supplement contains or incorporates by reference forward-looking statements. The factors identified above in this section are important factors (but not necessarily all important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, New Futech or any of the merging companies.

     Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, New Futech cautions that, while such assumptions or bases are believed to be reasonable and are made in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending upon the circumstances. We cannot promise that statements of expectation or belief will be achieved or accomplished. The words "believe," "expect," and "anticipate" and similar expressions identify forward-looking statements throughout these materials.

                        DESCRIPTION OF JANEX'S BUSINESS

     Janex International, Inc., formerly known as With Design in Mind International, Inc., was incorporated in Colorado in 1986. Its direct or indirect wholly-owned subsidiaries include: With Design in Mind, a California corporation ("WDIM"); Janex Corporation, a New Jersey corporation ("Janex"); and Malibu Fun Stuffed, Inc., a California corporation ("Malibu"); Pro Gains Company Limited, a Hong Kong corporation ("Pro Gains"); and Malibu Fun Stuffed International Limited, a Hong Kong corporation ("MFSI"). As used herein, the term "the Company" refers to Janex International, Inc. and its wholly owned subsidiaries, unless the context indicates otherwise. The Company's principal place of business is located at 2999 N. 44th Street, Suite 225, Phoenix, Arizona 85018-7247. The Company's telephone number is (602) 808-8765.

     The business of Janex and ProGains (collectively referred to as the "Janex Division") focuses on the manufacturing and marketing of children's toys, coin, flashlights and battery operated toothbrushes marketed under the brand name Janex. Janex incorporates licensed characters into most of its products, and sells its products to United States mass merchant retailers, toy specialty stores and department stores. Sales and manufacturing were historically facilitated through Janex's sister company in Hong Kong, Pro Gains.

     Malibu and MFSI (collectively referred to as the "Malibu Division") operate in tandem similar to Janex and Pro Gains. Together they develop, manufacture and market toys and novelty gift items, selling to mass merchant retailers, chains stores, and specialty stores primarily in the United States.

     The product line of the Malibu Division differs from that of the Janex Division in that most of the Malibu Division products ("Malibu Products") do not incorporate licensed characters. While the Malibu Products fall more clearly into the toy category, the Company considers the Janex Division products ("Janex Products") to be of a functional nature and not necessarily toys. Therefore, the Company operates Malibu and MFSI, and Janex and Pro Gains, as two distinct divisions. Nevertheless, their methods of operation and procedures are almost identical, and therefore will not be separately discussed herein, unless there are significant differences.

BUSINESS

PRODUCTS

     The Company's products are either created by the Company or licensed from independent inventors. Royalties are payable by the Company with respect to products manufactured from designs or technologies licensed by the Company from inventors or other third parties.

     Janex Products. Most of the Janex products incorporate licensed fantasy characters. Presently, Janex has licenses to utilize one or more trademarks and/or copyrights owned or controlled by The Walt Disney Company, Saban Merchandising, New Line Productions, Inc., MCA/Universal Merchandising, Inc., Children's Television Workshop, World Championship Wrestling, The Lyons Group, Lionel LLC, Warner Bros. Corporation and Turner Home Entertainment, Inc. Although the basic underlying product may stay the same, generally the product is tailored to match the licensed character which is incorporated into it.

     Janex products are targeted for sale by mass merchant retailers at prices ranging from $3 to $30. Generally, the commercial life expectancy of any given Janex product is virtually unlimited in its generic state (i.e., without a licensed character). However, the commercial life span of any particular version of one of the Janex products is directly tied to the length of the license agreement for the fantasy character incorporated into that product, and the popularity of that fantasy character with consumers. Since most of the Janex license agreements are written for a term of two years, and given that the popularity of most fantasy characters is short lived, the Company estimates that the useful life of any given version of a Janex product will be no more than two years. Although the Company intends to continue to market some version of every one of the Janex Products it now sells for at least the next two years, the Company nevertheless is actively developing new products which could incorporate fantasy characters.

     The Janex product line currently includes the following: battery operated Power Toothbrush and Stand, battery operated Power Toothbrush (without stand), battery operated Power Flashlight, Action/Talking Alarm Clock, Role Play Gear, Deluxe Doll Carrier, Deluxe Doll Diaper Bag, Budget Doll Bedding Assortment, Doll Comforter and Pillow Set and Lil' Miss Executive Play Set.

     Malibu Products. The Malibu products do not normally incorporate licensed fantasy characters. As a result, this product line is not limited by licensor approval of the products it develops and sells. Malibu products are targeted for sale by mass merchant retailers, specialty retailers and gift stores at prices ranging from $3 to $40. The commercial life span of the Malibu products could be long-lived, as is the case with many toys that are not tied into a fashion or fad, but the Company expects the life span of a Malibu product to be five years or less. Consequently, the Company is constantly seeking new product concepts for the Malibu product line, and further, is continually redesigning and repackaging existing products to improve consumer appeal.

     Malibu products include the following pool and bathtub toys: Wee Wet Pets, Wet Pet Babies, Water Wings, Water Rings, Bath Tub Basketball, Tub-A-Ducks, Wee Boats, Train Adventure Video Set and Mr. Baby Proofer.

     The Company intends to add several new products in 1999, subject to the availability of working capital. The concentration of new product introductions will be on products of similar characteristics to those already in the Company's product lines, i.e., similar retail price levels, similar capability of incorporating a fanciful licensed character (for Janex products), similar target age groups, suitable for manufacture through existing or similar factories, and suitable for distribution through existing distribution channels.

MARKETING, DISTRIBUTION AND CUSTOMERS

     The Company sells its products nationwide to retailers primarily through a network of independent sales representative firms. One of those independent sales representative firms is owned by the Company's former President and current director. That firm represents the Company's products to one of its largest customers. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." The Company's products are displayed at two major consumer product shows in January and February of each year, and at a number of smaller specialty market shows throughout the year. Marketing activities for the Company's product lines primarily target mass merchant retailers in the United States and Canada, as well as smaller regional merchants, drug chains, department stores and gift stores. In 1998, two mass merchant retailers represented more than half of the Company's revenues.

     Janex Products. The product marketing strategy for the Janex Product line is to market the line as a selection of products for children that are primarily functional in nature and will provide a benefit to both the parent and child, and may in certain circumstances be used as toys. Janex products incorporate licensed characters where possible, are marketed under one brand name, Janex, and are sold at retail prices ranging from $3 and $30. The brand name provides an umbrella for all products which helps both the sell-in of the product line to retailers, and the sell-through to customers.

     The primary target audience for the product line is mothers of boys and girls between the ages of three and ten. Janex products are designed to be functional fun products which would help a parent "manage" their children and at the same time make routine activities and chores fun and/or easier for the child to do.

     Malibu Products. The product marketing strategy for the Malibu Product line is to market a line of reasonably priced toys and novelty gift items for which a demand exists, and that are different from other products on the market, either through unique product design or innovative packaging. Because the Company does not have the financial strength to support Malibu products with television advertising, the product design and unique packaging need to capture the attention of consumers at the shelf level. Further, Malibu products will be customized, either in design or in packaging, to meet the needs of specific customers.

     The Company historically offered to customers two primary methods of purchasing product: on customary industry credit terms, FOB the Company's primary warehouse facility in Baltimore, Maryland; or on a letter of credit basis, through the Hong Kong subsidiaries Pro Gains and MFSI, FOB Hong Kong. Under these terms, title to the goods passes to the buyer at the point of origin, and in most cases the buyer is responsible for the costs of transportation.

     Prior to 1998, domestic inventories were kept in a third party contract warehouse facility located in Baltimore, Maryland owned by the father of the Company's former President and current director. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." Orders from domestic customers were processed by the Company. Shipping documents were forwarded to the Baltimore warehouse, which filled the orders and ensured shipment of product to customers in accordance with customer specified shipping instructions. The warehouse confirmed shipment to the customer, and the Company then invoiced the customer.

     Letter of credit orders are processed through the Company's Hong Kong subsidiaries. The Company has no employees in Hong Kong, but instead has entered into a service agreement with a Hong Kong based services company (also referred to in the industry as an agent) that provides the personnel and facilities to accomplish accepting orders primarily from United States and Canadian based retailers, arranging for the manufacture of products to fill those orders, delivering the products to the customers or the customers' representatives in Hong Kong, and then processing the necessary documentation to negotiate payment for the goods by way of letters of credit or, in some instances, by direct wire transfer from the customer.

     Although Janex maintained a domestic warehouse in Baltimore, Maryland, and shipped to customers FOB Baltimore, this business activity ceased in 1997 because it required continued investment in inventory and accounts receivable. Management believes that shipping to customers on normal credit terms from domestic inventories provides access to a base of customers that do not purchase on a letter of credit basis. This group of customers may include smaller retailers that do not purchase enough product to make letter of credit purchasing advantageous, and certain larger multi-location retailers that rely on their suppliers to provide inventory and logistics services along with product.

     In order to facilitate shipping to these customers, the Company entered into an agreement with Advantage Merchandise, a warehouse in San Diego, California. Advantage Merchandise purchased directly from the Company, on a letter of credit basis, enough inventory to fulfill orders sold by the Company, through its network of sales representative firms. Advantage Merchandise then processed these orders, delivering the product to the customer and then processing the collection of the accounts receivable.

     As of December 31, 1998, the agreement with Advantage Merchandise expired and the Company entered into a non-exclusive verbal distribution agreement with Fundex Games, Ltd. on terms and service similar to the Advantage Merchandise agreement, without commission mark up.

MANUFACTURING

     All of the Company's products are manufactured to the Company's specifications by manufacturers based in Macau and China. The Company believes that teaming contract manufacturers with Company representatives yields cost savings, maximizes the design resources of the Company and shortens the new product introduction cycle. During the design stage, Company representatives work closely with employees of the manufacturers and travel to the manufacturers' facilities, in order to accomplish the Company's design goals. Company employees also travel to the manufacturing facilities for the purpose of inspecting the manufacturing process and verifying the effectiveness of quality control and assurance programs.

     Pro Gains or MFSI, through its agent, initiates all orders for product with the manufacturer and pays the manufacturer, subsequent to the delivery of the product in accordance with payment terms agreed to between the Company and the manufacturer. All products manufactured in Asia are manufactured specifically for a customer order.

PRODUCT DESIGN AND SELECTION

     New products are initially selected based upon what management believes will be successful. However, in order to reduce the expense of producing a product that may not sell, the Company may utilize the services of professional market research companies to perform product testings and to determine product viability. In the product selection and design process input is also solicited from buyers at certain retailers and from sales representatives. Feedback from these market research resources is also used in the development of product packaging and in the establishment of product price levels. In addition, for the Janex products, since most incorporate licensed characters, the licensor's input into product and packaging design is always solicited, and in some cases may even be required by the terms and conditions of the license agreement.

     While the Company has been the sole originator of several of its products, it actively seeks innovative and unusual product concepts from third parties. If and when the Company determines that it is willing to license a product, it seeks to obtain the exclusive marketing and manufacturing rights.

     Historically, the Company has not incurred any significant costs in connection with research and development and does not expect to do so in the foreseeable future. The Company keeps the direct investment in research and development on new products to a minimum by entering into agreements with product researchers/inventors providing for ongoing royalty participation should a given product be brought to market.

     For the Janex product line, the Company continually searches for new characters to license. A new fantasy character can be used on new products as well as extend the life of an existing product. When new licenses are acquired, the licensors generally specify exactly what products the licensed characters can be incorporated into, the territory in which products incorporating those licenses can be sold, the royalty rate payable on sales of products, the royalty advance (if any), and the royalty guarantee (if any). The amount of the royalty rate, advance and guarantee required under any given license agreement is generally a function of the credibility of the owner of the licensed property, and the popularity of the licensed character with the target market.

     For the Janex products, the Company seeks licenses which may open up additional target market groups. As an example, the Little Mermaid character on a battery operated toothbrush is a suitable product for a four year old girl. That same battery operated toothbrush with a Batman character on it would be a suitable product for a seven year old boy. As a result, the Company endeavors as part of its product development program to ensure that it has spread its available license acquisition funds across a range of licenses, rather than investing heavily in only one or two licenses.

COMPETITION

     The market for both toys and functional children's products is served by manufacturers, both foreign and domestic, many of whom have greater financial resources and greater name and product recognition than the Company. Because each of the Company's products are available over a broad price range, the market is competitive, including numerous small manufacturers and two industry giants that dominate the industry. The Company classifies the competition for its product lines as follows: (1) toy and novelty gift manufacturers, (2) functional product manufacturers, and (3) direct functional children's product competitors.

     Toy and novelty gift manufacturers are companies which are primarily in the business of manufacturing and marketing toys. Functional product manufacturers are companies which are primarily in the business of manufacturing and marketing a specific type, or group, of functional products, such as furniture, lighting, or clocks, but which may include in their product line certain functional children's products. Direct functional children's product competitors are companies which manufacture and market functional children's products as their company's primary business. All companies that fall into these three categories compete with the Company's product lines.

     There is considerable competition for the consumer's dollar in the Company's target markets. However, the Company believes that Janex products are differentiated from those of the competition by relying heavily on the use of licensed characters. Malibu products are differentiated from those of the competition by relying on unique product designs and unique packaging. Although the Company attempts to protect its products with patents and/or trademarks when available, successful products in any product classification are always susceptible to imitation or "knock-off." The Company seeks to maintain a competitive advantage by continuing to introduce new products and/or product enhancements over time, by producing high quality products, and by pursuing licenses for a broad range of children's characters.

     For the Janex products, competition between companies for licenses is intense. Most license agreements are non-exclusive and limited in duration. Within the industry, two years is the standard term for most license agreements. When licenses become available, or when they are up for renewal, the licensor may give the license to the company which is willing to offer the highest royalty rate, advance royalty amount, or royalty guarantee. The Company ranks as a very small player in the industry, and is extremely vulnerable in the competition for licenses should financial strength become a primary decision making criterion of the licensor.

     The Company believes its relationship with its major licensors to be good, and believes that it will continue to be able to obtain from its existing licensors, and new licensors, the necessary licenses to maintain a competitive advantage in the marketplace. However, there is no guarantee that the Company will be able to obtain the licenses necessary to maintain a competitive advantage, and failure to obtain those licenses would adversely effect the sales of Janex products.

     Since the Janex Division relies upon licensed characters as the primary method of differentiating its products from those of other companies, revenues tend to be a function of the general popularity of the characters licensed by the Company. Thus, the strength or weakness of the licenses held by the Company can be expected to a have a major influence on revenues and profitability, and over time the Company expects to experience both significant upward and downward fluctuations in sales. These upward and downward swings in revenue associated with "fad" or "hit" licenses that generate tremendous sales volumes for short periods make the business of selling products that incorporate licensed fantasy characters extremely volatile, in comparison to businesses that do not sell products that incorporate licensed fantasy characters, and that do not sell products that are considered fads.

     The volatility of revenues and profits created as a result of the significant reliance on licensed characters by Janex products has, over time, been reduced as Malibu products increasingly contribute to the operations of the Company.

PATENTS, TRADEMARKS AND LICENSES

     For those products that can be patented, the Company normally takes the steps necessary to do so. However, the Company recognizes that patents are not totally effective in prohibiting competitors from producing similar products that could compete with those of the Company. Therefore, the Company does not rely heavily upon patent protection to maintain its competitive position. The Company believes that its growth, competitive position and success are dependent upon its right to use specific licensed characters and trademarks, its ability to develop and design unique products and packaging, its relationships with customers, and its relationship with contract manufacturers.

     The Company has entered into a number of license agreements for the use of licensed fantasy characters on its products. These licenses typically run for two years and all have guaranteed royalties. The following is a partial list of the current licensors to the Company and the characters licensed:

     - The Walt Disney Company for Hercules

     - Warner Bros. Corporation for Looney Tunes

     - Children's Television Workshop for Sesame Street

     - Lionel LLC for Lionel Trains

     - New Line Cinema Productions, Inc. for Lost in Space

     - Turner Home Entertainment, Inc. for Jonny Quest

     - MCA/Universal Merchandising, Inc. for Lost World

     - Leisure Concepts for World Championship Wrestling, Inc. for WCW characters

     - The Lyons Group for Barney

     - Saban Merchandising, Inc. for Power Rangers in Space

     In addition, the Company has entered into a number of license agreements for the use of product designs and for the rights to use certain trademarks. These license agreements typically run two to five years. The respective licensors in each instance have registered, own and/or control the trademark, registered trademarks and/or copyright rights to the characters licensed and the characters, likenesses thereof, names, pictures, drawings and any other associations with those characters that are used by the Company strictly under license from the respective licensor.

BACKLOG

     Shipment of the Company's products is anticipated to peak during the summer months and, consequently, it is expected that the Company's backlog will be at a maximum during June, July and August. If items are not in stock, delivery typically takes between one and three months. When items are in stock, items are normally shipped on the date upon which the customer has requested shipment.

     At December 31, 1998, the backlog of orders was approximately $.25 million and at December 31, 1997, the backlog of orders was approximately $1.0 million.

GOVERNMENT REGULATIONS

     The Company is subject to the provision of, among other laws, the Federal Hazardous Substances Act and the Federal Consumer Products Safety Act. Those laws empower the Consumer Products Safety Commission (the "CPSC") to protect children from hazardous products. The CPSC has the authority to exclude from the market articles which are found to be hazardous and can require a manufacturer to repurchase such products under certain circumstances. Any such determination by the CPSC is subject to court review. Similar laws exist in some states and cities in the United States and in many jurisdictions throughout the world. The Company endeavors to comply with all applicable regulations through a program of quality inspections and product testing. The Company maintains product liability insurance in the amount of $1,000,000.

PROPERTIES

     As of December 11, 1998, the Company moved its headquarters to Phoenix, Arizona, and is presently operating in the offices of Futech Interactive Products, Inc. (Futech) its parent corporation.

     The Company entered into a lease, effective April 1, 1994, for 2,202 square feet of office space in a multi-tenant high rise building located at 21700 Oxnard Street, Woodland Hills, California (the "Office"). The Company and the Landlord amended the lease, effective January 1, 1996, providing the Company with an additional 2,460 square feet of space adjacent to its current offices, and extended the expiration date of the lease to December 31, 2000. The lease allows for its early termination at any time after

March 1997, provided that the Company enters into another lease with the landlord in the same complex. Effective April 1, 1997, the Company entered into an agreement to sublease a portion of the facility to a third party for the balance of the lease. Effective May 1, 1998, the Company entered into an agreement to sublease the remaining portion of the facility to a third party for the remaining term of the lease.

LEGAL PROCEEDINGS

     There are no pending legal proceedings involving the Company.

EMPLOYEES

     As of April 1, 1999, the Company had two full-time employees. The full-time employees were engaged as follows: one in accounting and one in marketing and product development. The Company has never experienced a work stoppage and the Company believes that relations with its employees are good. None of the Company's employees are covered by collective bargaining agreements.

                                JANEX MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information regarding the Company's executive officers and directors as of December 31, 1998:

NAME                                   AGE                      TITLE
----                                   ---                      -----
Vincent W. Goett.....................  35     Chairman of the Board, Chief Executive
                                              Office, President and Director
Joseph K. Petter.....................  56     Chief Operating Officer
Frederick B. Gretsch, Sr.............  53     Chief Financial Officer, Treasurer,
                                              Secretary and Director
Charles M. Foley.....................  41     Director
Leslie Friedland.....................  45     Director
Daniel Lesnick.......................  46     Director

     VINCENT W. GOETT Mr. Goett has served as Chairman of the Board, Chief Executive Officer and Director of Janex since December 11, 1998. Mr. Goett has served as Chairman and Chief Executive Officer and Director of Futech since March 1995. Mr. Goett joined Futech as its Chief Operating Officer on January 5, 1995. From August 1991 to January 1994, Mr. Goett owned and operated Paradise International, an investment business engaged in acquisition and joint venture activities. From September 1985 to August 1991, Mr. Goett was President of Westplex, Inc. which effected major investments in commercial real estate. Mr. Goett attended Arizona State University, where he studied Business Management.

     JOSEPH K. PETTER Mr. Petter has served as Chief Operating Officer of Janex since December 11, 1998, and of Futech since February 1997. Mr. Petter joined Futech as Vice President of Operations in March 1996. From July 1989 to December 1995, Mr. Petter was a Division Vice President of ADVO, Inc., a direct mail marketing company. From 1970 to 1989, Mr. Petter was a Group or Senior Manager with several different operating companies of the Dun & Bradstreet Corporation. Mr. Petter completed the Executive Management Program at the University of Chicago and received a B.S. in Industrial Engineering from the Illinois Institute of Technology.

     FREDERICK B. GRETSCH, SR. Mr. Gretsch has been Chief Financial Officer, Treasurer, Secretary and Director of Janex since December 11, 1998. Mr. Gretsch has served as Chief Financial Officer, Secretary and Treasurer of Futech since September 1997. He has served in various financial and marketing positions throughout his career. Prior to joining Futech, from November 1995 to May 1996, Mr. Gretsch was Treasurer of Cable Systems International, Inc., a copper wire and cable manufacturing company, and from May 1996 to December 1996, he was Treasurer of Vail Resorts, Inc., a ski resort company. From February 1992 to February 1995, Mr. Gretsch was Director of Treasury Operations at General Dynamics Corporation, a defense contractor. From June 1975 to December 1991, he was Vice President at Citicorp/Citibank, a major bank holding company. From October 1968 to June 1975, Mr. Gretsch was manager of Sales Accounting and an Administrator of Finance at RCA, a diversified corporation. Mr. Gretsch received his Masters degree in Business Administration from Columbia University and his B.A. in Economics from Georgetown University.

     CHARLES M. FOLEY Mr. Foley has been a Director of Janex since December 11, 1998. Mr. Foley currently serves a the President of Home, Office & Personal Organizers, Inc., a consulting business that specializes in accounting, financial, administrative and Y2K issues. He started his company in 1996 after having served as Futech's Chief Operating and Financial Officer from January 1995 through February 1997, and on Futech's Board of Directors from 1997 through the Spring of 1998. Prior to his tenure at Futech, Mr. Foley was Corporate Controller for Paradise International Distribution Corporation, an international and specialty markets distributor for Futech's Talking Pages from January 1995. From 1993 to 1994, he was Corporate Controller for Hypercom, Inc., an international manufacturer of networks and EFT terminals and systems. From 1990 to 1993, Mr. Foley served as the Financial Revenue Manager for Syntellect Inc., a global manufacturer of interactive voice response systems. From 1987 to 1990, he was an Audit Supervisor for Greyhound Corporation, and from 1983 to 1987, he was an Internal Auditor with Monsanto Company in St. Louis, Missouri. Mr. Foley received his Masters in International Management from the American Graduate School of International Management in 1982 and his B.S. in Management Science from Moorhead State University in 1979. Mr. Foley served in the Peace Corps in Honduras, Central America, from 1980 to 1982.

     LESLIE FRIEDLAND Mr. Friedland has been a Director of Janex since August 4, 1997. Mr. Friedland was President and Chief Executive Officer of Janex from August 4, 1997 to December 11, 1998. Mr. Friedland is the owner of LFA Associates, a manufacture representative firm, which represents 18 different lines in the mid-Atlantic region. He has been President of LFA since 1993.

     DANIEL LESNICK Mr. Lesnick has been a Director of Janex since August 29, 1997. Mr. Lesnick was Executive Vice President and Chief Operating officer of Janex from August 4, 1997 to December 11, 1998. Prior to that time, Mr. Lesnick had been Executive Vice President of Janex Corporation, a wholly owned subsidiary of Janex International, Inc., from October 6, 1993 to January 31, 1997, at which time he left Janex. From August 1988 to October 5, 1993, Mr. Lesnick was Vice President and co-owner of MJL Marketing, Inc. (now Janex). He was Director of Sales and Marketing for Sunk Yong Company, a Korean corporation operating in a number of different industries, from February 1986 to July 1988. Previously, Mr. Lesnick held positions as Merchandising Manager with Spencer Gifts and as a Senior Buyer with Lionel Leisure, both specialty retailers. Mr. Lesnick holds an associate degree in marketing.

EMPLOYMENT ARRANGEMENTS

     The Company has not entered into employment agreements with any of its executive officers.

     In August 1995, the Company established a 401K Profit Sharing Plan ("401K") for the benefit of the employees of the Company. Under the provisions of the 401K, employees may make contributions on a tax deferred basis to their 401K account, up to the legal limits provided for by United States income tax regulations. The Company, at its discretion, may contribute a portion of the Company's profits to the 401K. Such contributions are allocated between members of the 401K based on a pre-stated formula. Employer contributions vest with 401K participants at the rate of 20% per year, beginning in year two and ending in year six of employment. For the year ended December 31, 1998, the Company did not make a contribution to the 401K.

     The Company has a health insurance plan, which covers all employees in a non-discriminatory manner. With the exception of the health insurance plan and the 401K, the

Company has no insurance or medical reimbursement plans covering its officers or directors, nor do they contemplate implementing any such plans at this time.

                               JANEX STOCKHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of March 31, 1999, with respect to the beneficial ownership of the Company's common stock by each person known by the Company to be the beneficial owner of more than five percent of the outstanding common stock, by each of the Company's directors, and by the officers and directors of the Company as a group:

                                                       SHARES OWNED      PERCENT
BENEFICIAL OWNERS                                      BENEFICIALLY    OF CLASS(1)
-----------------                                      ------------    -----------
Security ownership of certain beneficial owners:
  Futech Interactive Products, Inc...................   13,230,691(2)     73.0%
  2999 N. 44th Street, Suite 225
  Phoenix, AZ 85018-7247
Security ownership of management:
  Vincent W. Goett...................................       10,000         0.1%
All executive officers and directors as a group (6
  persons)...........................................       10,000         0.1%

-------------------------

(1) Based upon 18,098,750 shares of common stock issued and outstanding on December 31, 1998.

(2) Does not include ownership of 5,000,000 shares of the Company's preferred stock which is convertible at any time into 5,000,000 shares of common stock, provided that a sufficient number of shares of common stock are authorized and unissued which is not currently the case. If such ownership is included, Futech would own 79% of the Company's common stock on a fully-diluted basis.

     The Company is not aware of any contract or other arrangement, including a pledge of the Company's securities, that could result in a change in the control of the Company. The Company is not aware of any voting trusts.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has engaged the services of a manufacturers representative firm, Les Friedland Associates ("LFA"), to represent the Company to customers located in the states of New York, New Jersey, Connecticut and Pennsylvania. LFA represents the Company to its largest customer, Toys R Us. The principal owner and operator of LFA, Mr. Leslie Friedland, is one of the former shareholders and former Chief Executive Officer of Janex, and currently a director of the Company. Under the terms of the representative agreement ("LFA Agreement"), LFA was to be paid a commission of 4.25% on all sales that it generates within its territory. Effective April 1, 1995, LFA and the Company agreed to reduce the commission rate under the LFA Agreement to 4%. The terms and conditions of the representative agreement are standard in the industry, and the agreement is cancelable at any time with 30 days notice. Pursuant to the LFA Agreement, LFA was paid, or will be paid, $65,154 for the year ended December 31, 1998 and was paid, or will be paid, $98,166 for the year ended December 31, 1997. Further, the Company rented showroom space from LFA during a major industry trade show in 1997, for which the Company paid $26,000. The rate charged by LFA for the showroom rental is competitive with other showroom space rental rates during the show period. No such expense was incurred in 1998.

     On June 28, 1996, the Company and Leslie Friedland entered into an agreement whereby the due date on the Company's note held by Mr. Friedland was extended to February 1, 1998. Additionally the Company owed Mr. Friedland $115,000 for commissions as of December 31, 1995, which Mr. Friedland also extended to December 31, 1997. In connection with such extension agreement, the Company granted warrants to Mr. Friedland to acquire up to 282,994 shares of the Company's common stock (restricted), with certain "piggy-back" registration rights. These warrants have an exercise price of $1.45 and expire on June 28, 2000. The warrants vest in six-month increments over the term of the loan, commencing on June 28, 1996. The warrants were canceled on December 11, 1998.

     On June 28, 1996, the Company and Daniel Lesnick, Executive Vice President of Janex, entered into an agreement whereby the due date on the Company's note held by Mr. Lesnick was extended to February 1, 1998. In connection with such extension agreement, the Company granted warrants to Mr. Lesnick to acquire up to 167,994 shares of the Company's common stock (restricted), with certain "piggy-back" registration rights. These warrants have an exercise price of $1.45 and expire on June 28, 2000. The warrants vest in 6-month increments over the term of the loan, commencing on June 28, 1996. The warrants were canceled on December 11, 1998.

     The Company utilized the services of a public warehouse facility, Hollins Distributors, in Baltimore, Maryland. The warehouse facility charges the Company a fee based on the amount of goods received, and the amount of goods shipped. The rates charged by Hollins Distributors are competitive with those of other public warehouses, and the relationship can be terminated annually upon 60 days written notification. Hollins Distributors is owned by Mr. Howard Friedland, the father of Mr. Leslie Friedland. Hollins Distributors was paid $20,911 during 1997. No payments were owed during 1998.

     In December 1998, Futech Interactive Products, Inc. acquired 5,219,046 shares of the Company's common stock and shareholder loans of $1,480,783 (including interest of $250,784) from certain of the Company's majority shareholders, including Leslie Friedland and Daniel Lesnick. Subsequently, the Company converted those shareholder loans into 8,011,645 shares of common stock and 5,000,000 shares of preferred stock. As a result,

Futech owns 73% of the Company's outstanding common stock and 100% of its outstanding preferred stock.

     On December 11, 1998, three of the Company's major stockholders, including Leslie Friedland and Daniel Lesnick, completed the sale of their stock under a stock purchase and sale agreement with Futech Interactive Products, Inc., a Phoenix, Arizona-based company. Pursuant to the agreement, the shareholders sold all 5,219,046 shares of the common stock of Janex stock owned by them, constituting approximately 52% of the issued and outstanding common stock of Janex, to Futech for a combination of 3,750,000 shares of Futech's Series A Preferred Stock and $750,000 in promissory notes, and the assumption by Futech of certain liabilities. As part of the transaction, Futech also purchased certain receivables owed by Janex to these shareholders. In connection with the closing of the transaction, Futech exchanged these receivables for 8,011,645 shares of common stock and 5,000,000 shares of preferred stock of the Company. As a result, Futech is the owner of an aggregate of approximately 73% of the issued and outstanding common stock and all of the preferred stock of the Company, together aggregating 79% of the issued and outstanding capital stock of the Company.

     Also in connection with the closing of the transaction, Alex Hughes, Jr. resigned from the Board of Directors of the Company, and Futech nominees Vincent
W. Goett, Frederick B. Gretsch, Sr. and Charles M. Foley were appointed to the Board of Directors. In addition, Vincent W. Goett became the President, Chief Executive Officer and Chairman of the Board of the Company, Joseph K. Petter became the Chief Operating Officer, Frederick B. Gretsch became the Chief Financial Officer, Treasurer and Secretary.

     Since its acquisition of the Janex's stock, Futech has provided administrative services to Janex, and has made certain loan advances to the Company for its operations and is likely to make further advances as needed.

     As of May 12, 1999, Futech was in the process of negotiating terms for a series of related transactions which would involve the mergers of Futech, Janex and three other companies into a newly-formed Delaware corporation. The stockholders of the companies involved in these mergers would receive common stock of the new corporation in exchange for their shares of these companies plus other consideration. The new corporation's common stock would be registered with the Securities and Exchange Commission and an application would be filed with Nasdaq to list the stock on the Nasdaq Small Cap Market.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

     As previously reported in the Company's Current Report on Form 8-K dated February 25, 1999, the Company engaged Ernst & Young, LLP as its independent auditor for the fiscal year ending December 31, 1998, to replace the firm of BDO Seidman, LLP. Ernst & Young, LLP is the independent auditor used by the Company's majority shareholder. The decision to change auditors was made in the ordinary course of business.

     The reports of BDO Seidman, LLP on the Company's financial statements for 1996 and 1997 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except as discussed in the following paragraph.

     As indicated in the reports of BDO Seidman, LLP on the Company's financial statements for the past two fiscal years, there are factors that raise substantial doubt about the Company's ability to continue as a going concern. The independent auditor's report indicates there is no assurance the Company will be able to realize its recorded assets and liquidate its liabilities in the normal course of business. Although Management discusses, in a footnote, its plans in regard to these matters, the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1996 and 1997, and in the subsequent interim period, there were no disagreements with BDO Seidman, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of BDO Seidman, LLP would have caused BDO Seidman, LLP to make reference to the matter in their report.

     The Company has agreed to indemnify and hold harmless BDO Seidman, LLP for any and all liabilities, costs or expenses of any nature whatsoever incurred by BDO Seidman LLP in defending itself in a lawsuit brought because of the re-issuance of BDO Seidman, LLP's report on its audit of the Company's 1997 financial statements.

                                                                      APPENDIX 1

                       COLORADO BUSINESS CORPORATION ACT

                               DISSENTERS' RIGHTS

7-113-101 -- DEFINITIONS.

     For purposes of this article:

          (1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

          (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

          (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

          (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

          (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

          (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

          (7) "Shareholder" means either a record shareholder or a beneficial shareholder.

7-113-102 -- RIGHT TO DISSENT.

     (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

          (a) Consummation of a plan of merger to which the corporation is a party if:

             (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

             (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

          (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

          (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1); and

          (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102 (2).

     (1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:

          (a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

          (b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

          (c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

     (1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

          (a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

          (b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;

          (c) Cash in lieu of fractional shares; or

          (d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

     (2) (Deleted by amendment, L. 96, p. 1321, sec. 30, effective June 1,
1996.)

     (2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

     (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

     (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

7-113-103 -- DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

     (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

     (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

          (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

     (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

7-113-201 -- NOTICE OF DISSENTERS' RIGHTS.

     (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (1).

     (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (2).

7-113-202 -- NOTICE OF INTENT TO DEMAND PAYMENT.

     (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (1), a shareholder who wishes to assert dissenters' rights shall:

          (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

          (b) Not vote the shares in favor of the proposed corporate action.

     (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (2), a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

     (3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

7-113-203 -- DISSENTERS' NOTICE.

     (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

     (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

          (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

          (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

          (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

          (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

          (f) State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and

          (g) Be accompanied by a copy of this article.

7-113-204 -- PROCEDURE TO DEMAND PAYMENT.

     (1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

          (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2) (d), duly completed, or may be stated in another writing; and

          (b) Deposit the shareholder's certificates for certificated shares.

     (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

     (3) Except as provided in section 7-113-207 or 7-113-209 (1) (b), the demand for payment and deposit of certificates are irrevocable.

     (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

7-113-205 -- UNCERTIFICATED SHARES.

     (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

     (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

7-113-206 -- PAYMENT.

     (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

     (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

          (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

          (b) A statement of the corporation's estimate of the fair value of the shares;

          (c) An explanation of how the interest was calculated;

          (d) A statement of the dissenter's right to demand payment under section 7-113-209; and

          (e) A copy of this article.

7-113-207 -- FAILURE TO TAKE ACTION.

     (1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

7-113-208 -- SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER ANNOUNCEMENT OF PROPOSED CORPORATE ACTION.

     (1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

     (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).

7-113-209 -- PROCEDURE IF DISSENTER IS DISSATISFIED WITH PAYMENT OR OFFER.

     (1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

          (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

          (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

          (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207 (1).

     (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

7-113-301 -- COURT ACTION.

     (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

     (2) The corporation shall commence the proceeding described in subsection
(1) of this section in the district court of the county in this state where the corporation's principal office is located or, if the corporation has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office, it shall commence the proceeding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

     (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

     (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

     (5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

7-113-302 -- COURT COSTS AND COUNSEL FEES.

     (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

          (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

     (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                               TRUDY CORPORATION
                                353 MAIN AVENUE
                        NORWALK, CONNECTICUT 06851-1552
                           -------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD                , 1999
                           -------------------------

     You are invited to attend a Special Meeting of Stockholders of Trudy
Corporation that will be held at      a.m. local time on              , 1999, at
                          . The Trudy Board of Directors has called this special
meeting for the following purposes:

     - To consider and vote upon a proposal to approve and adopt the Merger Agreement dated as of June 7, 1999, by and among Trudy, Futech Interactive Products, Inc., Janex International, Inc., Fundex Games, Ltd., DaMert Company, and two newly formed companies that we are referring to as "New Futech" and "New Sub." Under the Merger Agreement, first Futech and then Trudy, Janex, and DaMert will merge with and into New Futech, which will survive the mergers, and Fundex will merge into New Sub, which will survive as a wholly-owned subsidiary of New Futech. Each share of Trudy common stock outstanding immediately prior to the mergers (other than dissenting shares) will be converted into the right to receive approximately .0011 shares of New Futech common stock and $.0012 in cash. In addition, if at the time the New Futech stock is first traded on a listed and recognized securities exchange, its average closing price over a specified 15 day period is less than $7.50 per share, the former Trudy stockholders will receive additional shares of New Futech common stock in an amount sufficient to cause the value of all such stock issued to them to equal $3,000,000. If by the fifth anniversary of the closing the New Futech common stock is still not publicly traded as described above, each former Trudy stockholder will have the right to exchange New Futech stock for unsecured five year debentures of New Futech bearing interest at prime and with a principal amount equal to $7.50 per share exchanged.

     - To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

     These matters are more fully described in the prospectus/proxy statement supplement and related prospectus/proxy statement that are attached to this Notice.

     We, the board of directors of Trudy, unanimously recommend that you vote FOR the mergers.

     You will be entitled to vote at the special meeting or any adjournment or postponement of the special meeting only if you are a holder of record of Trudy
common stock at the close of business on              , 1999.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  William W. Burnham
                                  Chairman
Norwalk, Connecticut
             , 1999

                                   IMPORTANT

     We cordially invite all stockholders to attend the special meeting in person.

     Whether or not you plan to attend the special meeting in person, in order to assure your representation at the meeting, we urge you to complete, sign and date the enclosed proxy card, which is being solicited by the board of directors, and promptly return it in the self-addressed return envelope enclosed for that purpose. You may revoke your proxy at any time prior to the vote at the meeting by telling us that you want to do so.

                   SUBJECT TO COMPLETION, DATED JUNE 7, 1999

     FUTECH INTERACTIVE FUTECH TOYS & GAMES, INC. PRODUCTS (DELAWARE), INC.
                               TRUDY CORPORATION

                     PROSPECTUS/PROXY STATEMENT SUPPLEMENT

    This prospectus/proxy statement supplement, and the related prospectus/proxy statement, are being furnished to you and the other stockholders of Trudy Corporation, in connection with the solicitation of proxies by the Trudy board
of directors for use at the Special Meeting of Stockholders to be held at   a.m.
local time on            , 1999, at               and at any adjournments or
postponements of the special meeting. At the special meeting, we will ask you to consider and vote upon a proposal to approve and adopt the Merger Agreement
dated as of            , 1999, by and among Trudy, Futech Interactive Products,
Inc., Janex International, Inc., Fundex Games, Ltd., DaMert Company, and two newly formed companies (Futech Interactive Products (Delaware), Inc. and Futech Toys & Games, Inc.) that we are referring to as "New Futech" and "New Sub," respectively. Under the Merger Agreement, first Futech and then Trudy, Janex, and DaMert will merge with and into New Futech, which will survive the mergers and Fundex will merge into New Sub, which will survive as a wholly-owned subsidiary of New Futech. Each share of Trudy common stock outstanding immediately prior to the mergers (other than dissenting shares) will be converted into the right to receive approximately .0011 shares of New Futech common stock and $.0012 in cash. In addition, if at the time the New Futech stock is first traded on a listed and recognized securities exchange, its average closing price over a specified 15 day period is less than $7.50 per share, the former Trudy stockholders will receive additional shares of New Futech common stock in an amount sufficient to cause the value of all such stock issued to them to equal $3,000,000. If by the fifth anniversary of the closing the New Futech common stock is still not publicly traded as described above, each former Trudy stockholder will have the right to exchange New Futech stock for unsecured five year debentures of New Futech bearing interest at prime and with principal amount equal to $7.50 per share exchanged. Outstanding shares of Futech, Janex, Fundex and DaMert will also be converted into a combination of cash, shares of New Futech stock and promissory notes of New Futech or New Sub. In addition, outstanding options for shares of Trudy, Futech, Janex and Fundex will be converted into options to purchase common stock of New Futech. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT -- Basic Terms of the Merger Agreement" in the prospectus/proxy statement.

    This prospectus/proxy statement supplement and the related prospectus/proxy statement, together with similar supplements that are being provided to stockholders of Futech, Janex, Fundex and DaMert with copies of the prospectus/ proxy statement, also constitute the prospectus of New Futech and New Sub in connection with the offer and issuance of their securities pursuant to the mergers. Excluding any additional shares that may be issued to Trudy stockholders if a public market develops for New Futech stock at an initial price of less than $7.50 per share and assuming no outstanding options or warrants are exercised prior to the mergers, a minimum aggregate of 5,867,628 shares and a maximum aggregate of 5,955,297 shares of New Futech common stock, a minimum of $1,018,330 and a maximum of $2,116,830 in cash and a minimum aggregate of $5,751,000 and a maximum aggregate of $6,850,000 in promissory notes of New Futech or New Sub will be issued to the stockholders of Trudy, Futech, Janex, Fundex and DaMert in the mergers. In addition, certain outstanding indebtedness in the amount of $10,000,000 is expected to be exchanged for 2,222,222 shares of New Futech preferred stock shortly after the mergers. Former stockholders of Fundex may exchange their New Futech stock for the license rights in the "Phase 10" family of games and former stockholders of Trudy may become entitled to receive additional New Futech shares or to exchange their New Futech shares for debentures in the future, under certain circumstances. Certain loan agreements and employment agreements, including employee options to acquire New Futech common stock, are also part of the deal. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT -- Basic Terms of the Merger Agreement" in the prospectus/proxy statement.

    There is no established public trading market for Trudy common stock, although it is traded sporadically on the OTC Bulletin Board under the symbol "TRDY." We expect the New Futech common stock to trade on the OTC Bulletin Board after the mergers, but we cannot be sure it will do so and we cannot predict what the price might be. We do not expect a trading market to develop for any of the other securities of New Futech or New Sub.

    The mergers cannot be consummated unless: (a) stockholders of Trudy, Futech, Janex, Fundex and DaMert, voting separately at their respective meetings of stockholders, each approve the mergers, and (b) other conditions included in the Merger Agreement are either satisfied or waived. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT -- Conditions to Closing" in the prospectus/proxy statement.

    The record date for the special meeting is            , 1999. This
prospectus/proxy statement supplement and the related prospectus/proxy statement and the accompanying form of proxy are first being mailed to stockholders of
Trudy on or about            , 1999.

    THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROSPECTUS/PROXY STATEMENT SUPPLEMENT AND THE RELATED PROSPECTUS/PROXY STATEMENT. THE PROPOSED MERGER IS A COMPLEX TRANSACTION. WE STRONGLY URGE YOU TO READ AND CONSIDER CAREFULLY THIS PROSPECTUS/PROXY STATEMENT SUPPLEMENT AND THE RELATED PROSPECTUS/PROXY STATEMENT IN ITS ENTIRETY, PARTICULARLY THE MATTERS REFERRED TO UNDER "RISK FACTORS" BEGINNING ON PAGE 8.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus/proxy statement supplement or the accompanying prospectus/proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.
    The date of this prospectus/proxy statement supplement is June 7, 1999.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS/PROXY STATEMENT SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS/PROXY STATEMENT. WE HAVE NOT, AND NEW FUTECH AND NEW SUB HAVE NOT, AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. NEW FUTECH AND NEW SUB ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS/PROXY STATEMENT SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS/PROXY STATEMENT IS ACCURATE AS OF THE DATE ON THE FRONT OF THIS PROSPECTUS/PROXY STATEMENT SUPPLEMENT ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

                      WHERE YOU CAN FIND MORE INFORMATION

     We will send to you, without charge, any material information that we have or can obtain without unreasonable effort or expense concerning Trudy or any other merging company, concerning the Merger Agreement and related contracts or concerning the proposed management and operations of New Futech. You may direct requests for such additional information to Trudy in the manner described below.

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http.//www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, and Chicago. You can call the SEC at 1-800-732-0330 for further information about the public reference rooms. Similar information is available concerning Janex.

     The SEC allows us to "incorporate by reference" some of the information we file with them, which means we are assumed to have disclosed important information to you when we refer you to documents that are on file with the SEC. The information we have incorporated by reference is an important part of this prospectus/proxy statement supplement and the related prospectus/proxy statement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents we file with the SEC under Sections 13(a), 13(c), l4 or 15(d) of the Securities Exchange Act of 1934 until the mergers occur.

     - Annual Report on Form 10-KSB for the fiscal year ended March 31, 1998.

     - Quarterly Reports on Form 10-QSB for the periods ended June 30, 1998, September 30, 1998 and December 31, 1998.

     - Current Reports on Form 8-K dated December 18, 1998 and April 12, 1999.

     You may request a copy of these documents at no cost by writing to us at the following address:

                               Trudy Corporation
                                353 Main Avenue
                        Norwalk, Connecticut 06851-1552
                            Attn: William T. Carney
                            Telephone: 203-846-2274

     TO OBTAIN TIMELY DELIVERY OF THESE DOCUMENTS, YOU MUST MAKE YOUR REQUEST NO
LATER THAN           , FIVE BUSINESS DAYS BEFORE THE DATE OF THE TRUDY
STOCKHOLDERS MEETING.

     You should rely only on the information provided in or incorporated by reference (and not later changed) in the prospectus/proxy statement or any prospectus/proxy statement supplement. Neither we nor New Futech have authorized anyone else to provide you with additional or different information. New Futech is not making an offer of any securities in any state where the offer is not permitted. You should not assume that the information in this prospectus/proxy statement or any prospectus/proxy statement supplement is accurate as of any date other than the date on the front of these documents.

                               TABLE OF CONTENTS

SUMMARY INFORMATION -- Q&A..................................    1
OTHER INFORMATION ABOUT THE MERGERS.........................    3
  The Companies.............................................    3
  The Special Meeting.......................................    5
  The Merger Agreement......................................    5
SPECIAL RISK FACTORS AFFECTING TRUDY........................    6
STOCKHOLDER MATTERS.........................................    6
THE MERGERS AND RELATED TRANSACTIONS........................    7
  General...................................................    7
  Effects of the Mergers....................................    7
  Background of the Mergers.................................    8
  Reasons for the Mergers...................................   10
  Trudy's Board Recommendation..............................   10
  Related Agreements; Interests of Certain Trudy Affiliates
     in the Mergers.........................................   10
  Regulatory Matters........................................   11
  Certain Federal Tax Matters...............................   11
  Accounting Treatment......................................   14
APPRAISAL RIGHTS OF TRUDY STOCKHOLDERS......................   14
NEW FUTECH AND TRUDY SHARES.................................   16
  New Futech Common Stock...................................   16
  Trudy Capital Stock.......................................   16
COMPARISON OF THE RIGHTS OF HOLDERS OF TRUDY COMMON STOCK
  AND NEW FUTECH COMMON STOCK...............................   17
SELECTED HISTORICAL FINANCIAL DATA..........................   20
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...   21
  Overview..................................................   21
  Results of Operations.....................................   21
  Seasonality and Quarterly Fluctuations....................   23
  Liquidity and Capital Resources...........................   23
  Inflation.................................................   24
  Year 2000.................................................   24
  Safe Harbor Disclosure: Forward-Looking Statements and
     Associated Risks.......................................   24
DESCRIPTION OF TRUDY'S BUSINESS.............................   25
  General...................................................   25
  Products and Licensing....................................   25
  Marketing and Sales.......................................   25
  Customers.................................................   26
  Manufacturing and Product Design..........................   26

  Employees and Product Design..............................   27
  Property..................................................   27
  Legal Proceedings.........................................   27
TRUDY MANAGEMENT............................................   28
  Directors and Executive Officers..........................   28
TRUDY STOCKHOLDERS..........................................   30
  Security Ownership of Certain Beneficial Owners and
     Management.............................................   30
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............   31
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
  AND FINANCIAL DISCLOSURE..................................   32
APPENDICES
Appendix I -- Section 262 Appraisal Rights Delaware General
  Corporation Law...........................................  A-1

                           SUMMARY INFORMATION -- Q&A

     This summary highlights selected information from this document and may not contain all the information that is important to you. For a more complete understanding of the mergers contemplated thereby, you should carefully read this entire document and the additional documents we mention. You should pay special attention to the "RISK FACTORS" section beginning on page 8 of the prospectus/proxy statement and "SPECIAL RISK FACTORS FOR TRUDY" on page 6 of this prospectus/proxy statement supplement.

WHY ARE THE FIVE COMPANIES PROPOSING TO MERGE?

     The five companies are proposing to merge because the directors of each company believe the combination will provide significant benefits to stockholders. We believe the mergers will enable us to take advantage of the complementary strategic fit of our respective businesses by marketing through additional channels of distribution. We also hope and believe that the mergers will improve the likelihood that stockholders will have a more liquid market should they wish to sell their stock and that the combined companies will be able to more efficiently access the markets for debt and equity when appropriate. To review the background and reasons for the mergers in greater detail, see "BACKGROUND OF THE MERGERS" in the prospectus/proxy statement.

WHAT WILL I RECEIVE IN THE MERGERS?

     You and all Trudy stockholders will receive a combination of cash and common stock of New Futech in exchange for your Trudy stock. Stockholders of the other merging companies will receive cash, common stock of New Futech and promissory notes of New Futech or New Sub. Certain employment contracts and other agreements with affiliates of the merging companies are also part of the deal. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT" in the prospectus/proxy statement.

WHAT RISKS SHOULD I CONSIDER?

     You should review "RISK FACTORS" on pages 8 through 13 of the prospectus/ proxy statement as well as the "SPECIAL RISK FACTORS AFFECTING TRUDY" on pages 6 through 7 of this prospectus/proxy statement supplement.

WHAT STOCKHOLDER VOTE IS REQUIRED TO APPROVE THE MERGERS?

     The following table shows the proportions of the outstanding shares that must vote in favor of the mergers, together with the proportion of the outstanding shares that are held by directors, executive officers and their affiliates, the majority of whom have indicated that they intend to vote in favor of the mergers.

                            SHARES OWNED BY DIRECTORS,
COMPANY  VOTE REQUIRED   EXECUTIVE OFFICERS AND AFFILIATES
-------  -------------   ---------------------------------
Trudy..    Majority                     55.7%
Fundex...   Majority                    70.8%
Futech...   Majority                    72.7%
Janex..    Majority                     78.9%
DaMert...   Majority                   100.0%

WHAT CIRCUMSTANCES MIGHT PREVENT THE MERGERS?

     New Futech has the right to terminate the Merger Agreement if stockholders from all of the merging companies combined exercise dissenters' rights with respect to more than 5% of the aggregate merger consideration to be issued in the mergers. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT -- Conditions to Closing" in the prospectus/proxy statement for a description of the other conditions to the mergers.

HOW WILL THE MERGERS BE TREATED FOR ACCOUNTING PURPOSES?

     We expect the mergers to be treated as purchases by Futech, which means that the amount by which the total merger consideration received by stockholders of the other merging companies plus the amount of their liabilities exceeds the fair market value of their identifiable assets will initially be treated as goodwill by New Futech for accounting purposes.

WHEN DO YOU EXPECT THE MERGERS TO BE COMPLETED?

     We are working to complete the mergers during the third quarter of 1999. However, the Merger Agreement does not contain any express deadline for the mergers to proceed.

WHAT ARE THE TAX CONSEQUENCES OF THE MERGERS TO ME?

     We and the other merging companies have structured the Merger Agreement with the intent and expectation that the exchange of shares by Trudy shareholders will be tax-free for federal income tax purposes. THERE WILL BE FEDERAL INCOME TAXES DUE ON THE CASH AND OTHER RIGHTS THAT YOU RECEIVE. You should review the more detailed description of federal tax consequences in "CERTAIN FEDERAL TAX MATTERS" in this prospectus/proxy statement supplement. State and local taxes may also become due as a result of the mergers.

     The precise tax consequences of the mergers will depend on your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the mergers to you.

WILL I HAVE DISSENTERS' RIGHTS?

     Yes, provided you do not vote in favor of the mergers and meet all other requirements of the dissenters' rights statute. See "APPRAISAL RIGHTS OF TRUDY STOCKHOLDERS" in this prospectus/proxy statement supplement.

WHAT DO I NEED TO DO NOW?

     Just indicate on your proxy card how you want to vote on the mergers, and sign and mail it in the enclosed return envelope as soon as possible, so that your shares will be represented at the stockholders meeting.

     If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the mergers. If you do not vote or you abstain, it will have the same effect as a vote against the mergers.

     The stockholders meeting will take place on                , at
local time, at                           . You may attend the stockholders
meeting and vote your shares in person, rather than signing and mailing your proxy card. In addition, you may withdraw your proxy up to and including the day of the meeting and either change your vote or attend the meeting and vote in person.

IF MY SHARES OF TRUDY STOCK ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

     Your broker will vote your shares of Trudy stock only if you provide instructions on how to vote. Without instructions, your shares will not be voted. Shares that are not voted will have the same effect as votes against the mergers.

SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

     No. After the mergers are completed we will send you written instructions for exchanging your stock certificates for the New Futech stock and cash to which you are entitled.

                      OTHER INFORMATION ABOUT THE MERGERS

THE COMPANIES

     NEW FUTECH

     Futech Interactive Products, Inc.
     2999 North 44th Street, Suite 225
     Phoenix, Arizona 85018-7247
     (602) 808-8765

     New Futech is a newly-organized Delaware corporation that has been formed to be the surviving parent corporation under the Merger Agreement. New Futech has had no operations prior to the date of this prospectus/proxy statement supplement. Under the Merger Agreement, first Futech and then Trudy, Janex and DaMert will merge with and into New Futech, which will survive the mergers. As a part of the mergers, New Futech will change its name to "Futech Interactive Products, Inc."

     NEW SUB

     Futech Toys & Games, Inc.
     2237 Directors Row
     Indianapolis, Indiana 46241
     (317) 248-1080

     New Sub is a newly-organized Nevada corporation that has been formed to be the surviving subsidiary corporation of New Futech under the Merger Agreement. New Sub has had no operations prior to the date of this prospectus/proxy statement supplement. Under the Merger Agreement, Fundex will merge with and into New Sub, which will survive that merger as a wholly-owed subsidiary of New Futech. All of the stock and assets of New Sub will be pledged to the former stockholders of Fundex to secure the promissory notes of New Sub issued to them in connection with the merger of Fundex into New Sub. In addition, the former stockholders of Fundex who do not elect the All Cash Alternative will receive a conditional option to purchase New Sub's license to market the "Phase 10" family of games in 2002 in exchange for the New Futech stock they receive in the mergers (but not the cash or promissory notes), exercisable only if the stock has not achieved targeted liquidity and a valuation of at least $7.50 per share ($4,500,000 in the aggregate, if no stockholders elect the All Cash Alternative) within three years after the completion of the mergers. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT -- Basic Terms of the Merger Agreement" in the prospectus/proxy statement.

     TRUDY

     Trudy Corporation
     353 Main Avenue
     Norwalk, Connecticut 06851-1552
     (203) 846-2274

     Trudy Corporation was initially organized as a Connecticut corporation under the name "Norwest Manufacturing Corporation" in 1979. Trudy, which does business under the name Soundprints, publishes juvenile storybooks and audio cassettes under license agreements with the Smithsonian Institution and the Nature Conservancy which are sold in conjunction with contract-manufactured educational toys to the retail, education and mail order markets.

     FUTECH

     Futech Interactive Products, Inc.
     2999 North 44th Street, Suite 225
     Phoenix, Arizona 85018-7247
     (602) 808-8765

     Futech designs, publishes, manufactures and markets interactive, educational, promotional and entertainment products (i.e., books, game boards with sound capabilities and specialty post cards) targeted primarily towards children. Futech's patented technology utilizes specialized conductive ink to print interactive touch points. These touch points trigger speech, music and sound effects. Futech licenses this technology to a major entertainment and publishing company. Futech also distributes proprietary products, as well as those of third party publishers, to warehouse clubs, national book chains, specialty and independent retailers, and major toy chains.

     JANEX

     Janex International, Inc.
     c/o Futech Interactive Products, Inc.
     2999 North 44th Street, Suite 225
     Phoenix, Arizona 85018-7247
     (602) 808-8765

     Janex manufactures and markets children's toys, gumball banks, flashlights and battery operated toothbrushes marketed under the brand name Janex. Janex incorporates licensed characters into most of its products, and sells its products to United States mass merchant retailers, toy specialty stores and department stores.

     FUNDEX

     Fundex Games, Ltd.
     2237 Directors Row
     Indianapolis, Indiana 46241
     (317) 248-1080

     Fundex Games, Ltd. was originally incorporated in the State of Indiana as "Third Quarter, Inc." in 1991. Fundex develops, markets, and distributes a variety of games and toys for both children and adults, including:

     - card games, puzzles and board games, including the Phase 10 card game and its sister products;

     - skill and action games for children;

     - games, puzzles and toys featuring characters licensed from third parties; and

     - spring and summer toys for children, including jump ropes, water toys and water games.

     DAMERT

     DaMert Company
     1609 Fourth Street
     Berkeley, California 94710
     (510) 524-7400

     DaMert Company was founded in 1973 and incorporated in 1979. DaMert creates and produces toy and gift products targeted primarily to children ages 6-12 with nature and science themes. Presently, the product base includes over 200 toys, gifts and puzzles selling through catalogs, museums, department stores, specialty gift stores and toy stores nationwide.

THE SPECIAL MEETING

DATE, TIME AND PLACE

     The Trudy special meeting will be held on                , at           at
                     .

PURPOSE OF THE SPECIAL MEETING

     We have called the special meeting so the Trudy stockholders can vote on whether to approve the mergers pursuant to the Merger Agreement. The directors of Futech, Janex, Fundex and DaMert have called for special meetings of the stockholders of their companies so that they also can vote whether to approve the mergers.

RECOMMENDATION OF THE TRUDY BOARD OF DIRECTORS

     We have unanimously approved the Merger Agreement and unanimously recommend that the stockholders of Trudy vote "FOR" approval of the Merger Agreement.

THE MERGER AGREEMENT

     Under the Merger Agreement, first Futech and then Trudy, Janex and DaMert will merge with and into New Futech, which will survive the mergers, and Fundex will merge into New Sub, which will survive as a wholly-owned subsidiary of New Futech. Under the Merger Agreement, each share of Trudy common stock outstanding immediately prior to the mergers (other than dissenting shares) will be converted into the right to receive approximately .0011 shares of New Futech common stock and $.0012 in cash. In addition, if at the time the New Futech stock is first traded on a listed and recognized securities exchange, its average closing price over a specified 15 day period is less than $7.50 per share, the former Trudy stockholders will receive additional shares of New Futech common stock in an amount sufficient to cause the value of all such stock issued to them to equal $3,000,000. If by the fifth anniversary of the closing the New Futech common stock is still not publicly traded as described above, each former Trudy stockholder will have the right to exchange New Futech stock for unsecured five year debentures of New Futech bearing interest at prime and with principal amount equal to $7.50 per share exchanged. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT -- Basic Terms of the Merger Agreement" in the prospectus/proxy statement.

                      SPECIAL RISK FACTORS AFFECTING TRUDY

     In addition to the risk factors set forth elsewhere in the prospectus/proxy statement, you should carefully consider the special risks of Trudy described below in evaluating the proposals which you will vote on at the special meeting and the effects on the securities you will acquire in the mergers. Although we believe that the special risks and uncertainties described below are the major ones facing Trudy, they are not the only ones that we will face. Any of the following could have a material adverse effect on our business, financial condition or results of operations and the business, financial condition or results of operations of the combined companies.

TRUDY'S REVENUES AND PROFITABILITY HAVE RECENTLY DECLINED.

     For the fiscal year ended March 31, 1999 Trudy's sales declined to $3.4 million from $5.0 million in the previous year. This decline was primarily the result of reduced sales to warehouse clubs, but a general decline was experienced across most trade and mail order segments. For the same period, net income declined to a loss of $0.7 million from a profit of $0.2 million in the previous year. (Financial results for fiscal 1999 are not yet audited.) The decline in profitability has resulted in the need for Trudy to exhaust its bank credit line and seek additional financing from a modification in the borrowing formula on this credit line. This credit line expires on June 15, 1999. Trudy has been advised that it is in default on its bank loan because it is in violation of loan covenants to maintain a total liabilities to net tangible worth ratio of 2.50 to 1.00 and a minimum level of net tangible worth of $750,000. Additionally, William W. Burnham, the President of Trudy, loaned Trudy $339,000 in 1998 and the company has been unable to repay these loans. Without additional cash availability, Trudy will be unable to develop new products, acquire additional inventory, execute a new mail order catalog for 1999 and expand its sales in the educational markets.

STOCKHOLDERS MAY BE UNABLE TO TRADE THEIR TRUDY STOCK.

     For several years, Trudy has been a de-listed company and there has been an extremely limited market for trading shares of the company. Without a merger, it is not expected that this situation will change, so Trudy's stockholders may not be able to realize any value for their ownership in Trudy.

TRUDY HAS FAILED OR BEEN DELINQUENT IN FILING ITS PERIODIC AND OTHER REPORTS WITH THE SECURITIES AND EXCHANGE COMMISSION.

     Trudy's common stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934. Accordingly, Trudy is required to file periodic and other reports with the Securities and Exchange Commission. Trudy has failed to file, and more recently has been late on several occasions in filing, with the Securities and Exchange Commission certain of Trudy's reports on Forms 10-QSB, 10-KSB and 8-K. In addition, Trudy's directors, officers and beneficial owners of more than 10% of Trudy's common stock are required to file reports with the Commission pursuant to Section 16 of the Exchange Act. Some of these required reports have not been filed timely or at all.

                              STOCKHOLDER MATTERS

     There is no established public trading market for Trudy common stock, although it is traded sporadically on the OTC Bulletin Board under the symbol "TRDY." There is no public trading market for the New Futech common stock. We expect the New Futech common stock to trade on the OTC Bulletin Board/Nasdaq Stock Market soon after the mergers, but we cannot be sure it will do so and we cannot predict what the price might be. We do not expect a trading market to develop for any of the other securities of New Futech or New Sub.

     As of May 31, 1999, the record date, there were approximately 1,479 stockholders of record of Trudy common stock, as shown on the records of our transfer agent.

     Since its organization, Trudy has not paid any dividends on its common stock and does not anticipate paying dividends in the foreseeable future. If the mergers do not occur for any reason, we anticipate that all earnings, in the foreseeable future, will be retained for development of Trudy's business.

                      THE MERGERS AND RELATED TRANSACTIONS

GENERAL

     The Merger Agreement provides for the merger of Futech with and into New Futech, promptly followed by the substantially simultaneous merger of Trudy, Janex, and DaMert with and into New Futech and the substantially simultaneous merger of Fundex with and into New Sub. The discussion in this prospectus/proxy statement supplement and the related prospectus/proxy statement of the mergers and the description of the principal terms of the Merger Agreement contained in the prospectus/proxy statement are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to the prospectus/proxy statement as Appendix A, and incorporated herein by reference.

EFFECTS OF THE MERGERS

GENERAL

     We intend for the mergers to occur promptly following approval of the mergers by the requisite vote of the stockholders of each of Trudy, Futech, Janex, DaMert and Fundex and the satisfaction or waiver of all other conditions to consummation of the mergers. The mergers will become effective at or about the time of filing of articles of merger or other appropriate documents with the applicable government offices or agencies. At that time (a) first Futech and then Trudy, Janex, and DaMert will merge with and into New Futech with the result that New Futech will be the surviving corporation and (b) then Fundex will merge with and into New Sub with the result that New Sub will be the surviving corporation. As part of the mergers, New Futech will change its name to "Futech Interactive Products, Inc." The stockholders of Trudy will become stockholders of New Futech, and their rights will be governed by the New Futech certificate of incorporation and bylaws. See "COMPARISON OF RIGHTS OF STOCKHOLDERS OF TRUDY AND NEW FUTECH." See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT" in the prospectus/proxy statement.

     For information regarding the operation of New Futech and New Sub following the mergers, see "NEW FUTECH BUSINESS" in the prospectus/proxy statement. For information regarding the officers and directors of New Futech following the mergers, see "NEW FUTECH'S MANAGEMENT" in the prospectus/proxy statement.

EXCHANGE RATIOS

     Each share of Trudy common stock outstanding immediately prior to the mergers (other than dissenting shares) will be converted into the right to receive approximately .0011 shares of new Futech common stock and $.0012 in cash. In addition, if at the time the New Futech stock is first traded on a listed and recognized securities exchange, its average closing price over a specified 15 day period is less than $7.50 per share, the former Trudy stockholders will receive additional shares of New Futech common stock in an amount sufficient to cause the value of all such stock issued to them to equal $3,000,000. If by the fifth anniversary of the closing the New Futech common stock is still not publicly traded as described above, each former Trudy stockholder will have the right to exchange New Futech stock for unsecured five year debentures of New Futech bearing interest at prime and with principal amount equal to $7.50 per share exchanged.

     Outstanding shares of Futech, Fundex, Janex and DaMert will also be converted into a combination of cash, common stock of New Futech and promissory notes of New Futech or New Sub. Under certain circumstances the former stockholders of Fundex will have the right to exchange their New Futech stock for the license rights in the "Phase 10" family of games now owned by Fundex. In addition, outstanding options for shares of Trudy, Futech, Janex and Fundex will be converted into options for shares of common stock of New Futech. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT -- Basic Terms of the Merger Agreement" in the prospectus/proxy statement.

FRACTIONAL SHARES

     Fractional shares of New Futech common stock will not be issued in the mergers. Instead, stockholders in any of the merging companies who would otherwise have received an amount of New Futech stock that includes a fraction of a share will instead receive an amount of cash equal to that fraction multiplied by $7.50. For example, a Trudy stockholder who is otherwise entitled to receive 15.5 shares of New Futech common stock will actually receive only 15 shares, plus $3.75 in cash (i.e., 0.5 times $7.50).

BACKGROUND OF THE MERGERS

     During 1998, Trudy had been actively seeking an acquisition which would provide ready distribution for Soundprints storybooks and audio tapes in the supplemental education market either to libraries and/or the classroom. After several years of growth in sales and profitability due to the successful penetration of the Soundprints products in the book seller and specialty retail trade, warehouse clubs, and direct mail segments, the Company decided, after reviewing market data, that the best opportunity for continued sales momentum was to sell directly to educators where the Soundprints products could be used in libraries and classrooms. Trudy management also believed that it had sufficient direct marketing, back-office and order fulfillment expertise and capacity to nearly double its sales without adding substantially to overhead costs.

     During the summer of 1998, Trudy entered preliminary discussions with three companies with a presence in the education market. During this time, sales in Trudy's main market segments, particularly sales to the warehouse clubs, began to decline. It was determined that, at this reduced level of sales, the Company would not have the financial resources to acquire another company. In the meantime the Company had hired a mergers and acquisitions consulting firm, JPMC Associates, which was actively seeking acquisition candidates for Trudy. This firm introduced Trudy to a manufacturer and marketer of science educational products which was seeking to acquire other companies. Discussions between Trudy's management, JPMC, and the management of the other company took place during the fall of 1998. Historical financial results and projections were exchanged. However, a merger agreement acceptable to Trudy's management could not be reached.

     In early November 1998, Vincent Goett, Futech's CEO, having become aware of Trudy's interest in acquisition candidates, placed a telephone call to William Burnham, Trudy's chief executive officer. William Carney, Trudy's chief financial officer, returned the call to Mr. Goett. Mr. Goett reviewed Futech's recent history of acquiring several toy, game, greeting card and publishing distribution companies and outlined his strategy to continue making acquisitions of companies that could utilize Futech's proprietary conductive ink sound technology. A confidentiality agreement between the two companies was signed by Mr. Goett and Mr. Carney on November 11.

     On November 16 and 17, 1998 at an annual strategic planning retreat of management and board members in Vermont, the Company's financial condition was reviewed and discussed in detail as to a near strategy to address the recent sales softness. Various alternatives were considered including remaining independent, merging with Futech, continuing to seek other merger partners including the science educational products company or rekindle the earlier strategy of acquiring a literature based educational publisher. For the latter option, one such publisher had been identified and preliminary acquisition negotiations initiated. The consensus of those at the retreat was Soundprints did not have a source of cash to fund an acquisition. Alternatively, a purchase with Trudy stock would not be sufficient incentive to the acquiring party since Trudy's stock had been de-listed and there were no market makers. In addition, the sales level of the company was such that sufficient cash could not be generated in the next six months to allow the Company to stay within its bank lending covenants. Accordingly, it was decided that management should continue with preliminary merger negotiations with Futech. On November 23 and 24, a meeting was held at Futech's offices in Phoenix, AZ between Mr. Goett and Mr. Burnham, Elisabeth Prial, Trudy's publisher, and Mr. James McGough, principal of JPMC Associates. Terms of an agreement for Futech to acquire Trudy were agreed to at these meetings. On December 11th, at a special board meeting, details of the acquisition terms were discussed and the agreement was unanimously approved. On December 18, 1998 a Letter of Intent was signed by both companies.

     Throughout January and February, both companies performed due diligence while the definitive merger agreement was drafted. On March 1, 1999, Trudy's Board held a special meeting to review the proposed merger and, after discussion and consideration, approved and authorized the execution of the merger agreement. Following further negotiation, each of Trudy and Futech executed and delivered the merger agreement on March 3. Since March, Trudy management has been working closely with the management of the other merging companies to integrate the various operations. Additional due diligence work has been performed by all parties. Since the execution of the merger agreement on March 3, 1999 between Trudy and Futech, it was determined that it would be preferable to have a global merger agreement which would be signed by all of the merging companies and would supersede the prior merger agreement between Trudy and Futech. The Global Merger Agreement (which is referred to herein as the "Merger Agreement") contains substantially similar terms as the prior merger agreement and was unanimously approved by Trudy's board of directors on May 25, 1999.

REASONS FOR THE MERGERS

     THE TRUDY BOARD OF DIRECTORS HAS DETERMINED THAT THE TERMS OF THE MERGERS ARE IN THE BEST INTERESTS OF TRUDY AND ITS SHAREHOLDERS. ACCORDINGLY, THE TRUDY BOARD HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND RECOMMENDS THAT THE STOCKHOLDERS OF TRUDY VOTE FOR APPROVAL OF THE MERGER PROPOSAL.

     As a small, de-listed public company, Trudy has found it difficult to raise capital for investment opportunities which it considered attractive. It has also been unable to provide its shareholders liquidity for its stock. A decline in sales and profitability in 1998 has made it increasingly difficult for Trudy to fund needed investments.

     After pursuing several alternatives throughout 1998, including acquiring or merging with other small publishing companies, Trudy agreed to be acquired by Futech. Management and the board believe that the mergers will give Trudy access to the capital needed to increase the number of titles published each year and also expand into the supplemental education market. The mergers will also allow Trudy to improve profitability by realizing economies of scale needed to improve the effectiveness of its sales efforts in multiple distribution channels and reduce overhead costs in administrative, logistical, and back-office functions.

     The mergers may provide liquidity to the former Trudy stockholders for their New Futech common stock. Trudy's board of directors expects the New Futech common stock to trade on the OTC Bulletin Board after the mergers, but there is no assurance that it will do so or at what price or prices it would trade.

     For additional information regarding the background of and the reasons for the merger, see "SPECIFIC REASONS FOR PREVIOUS ACQUISITIONS AND PROPOSED MERGER PARTNERS" beginning in the prospectus/proxy statement.

TRUDY'S BOARD RECOMMENDATION

     THE BOARD OF DIRECTORS OF TRUDY HAS DETERMINED THAT THE MERGERS ARE ADVISABLE AND IN THE BEST INTERESTS OF TRUDY AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY RECOMMENDED A VOTE FOR APPROVAL OF THE MERGER PROPOSAL.

RELATED AGREEMENTS; INTERESTS OF CERTAIN TRUDY AFFILIATES IN THE MERGERS

     In connection with the mergers, William W. Burnham will be employed as the Vice President of Specialty Markets of New Futech. Mr. Burnham will also be a director of New Futech and will receive a three year employment agreement providing for a base salary of $100,000 per year and stock options for a total of 20,000 shares of New Futech common stock, vesting in equal, annual installments over the three year period and with an exercise price of $7.50 per share. Some of the officers and directors of the other merging companies will also receive employment agreements and stock options in connection with the mergers.

     New Futech has also agreed, as part of the Merger Agreement, to repay certain loans owing by Trudy to William W. Burnham and two of his family members in the aggregate amount (including accrued interest through January 31, 1999) of $800,000. Interest will continue to accrue only on the debt owing to the family members until the mergers occur. As of April 30, 1999, the balance, including accrued interest owed to the family members was $172,253. No interest will accrue on the debts owing to Mr. Burnham from February 1, 1999 through the effective time of the mergers. Beginning on the closing date of the mergers, interest will accrue on the outstanding balance of all of these loans at four percent (4%) per annum. At the closing, New Futech will repay 25% of the outstanding balance, and thereafter will repay three equal amounts of principal plus all accrued interest at six month intervals.

     Within thirty days after the effective date of the mergers, New Futech will obtain releases of William W. Burnham of his personal guaranty of the following Trudy debts: (i) Trudy's revolving credit agreement with First Union, with an outstanding balance as of April 30, 1999 of $795,000 and (ii) Trudy's four year term note with First Union with an outstanding balance as of April 30, 1999 of $195,650. New Futech may be required to refinance these loans to obtain the releases.

     Trudy has agreed to pay James P. McGough of JPMC Associates, Trudy's mergers and acquisitions consulting firm, total compensation of approximately $167,000 for his services in connection with the Trudy merger. Mr. McGough will be paid $43,670 and granted 13,500,000 shares of Trudy common stock prior to the closing of the mergers. The 13,500,000 shares of Trudy common stock will be converted in the mergers into cash in the amount of $16,330 and 14,314 shares of New Futech common stock.

REGULATORY MATTERS

     Except as disclosed in this prospectus/proxy statement supplement and the prospectus/proxy statement, Trudy and New Futech are not aware of any governmental or regulatory approvals required for consummation of the mergers, other than compliance with the federal securities laws and applicable securities and "blue sky" laws of the various states.

CERTAIN FEDERAL TAX MATTERS

     In the opinion of Quarles & Brady LLP, special tax counsel to New Futech, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and New Futech and Trudy will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

     In rendering its opinion, counsel has relied upon and assumed as accurate and correct on the date hereof, and will rely on and assume as accurate and correct as of the Effective Time of merger, the information contained in this prospectus/proxy statement supplement and the related prospectus/proxy statement and certain representations as to factual matters made by New Futech and Trudy. The representations relied upon include the following: (i) the Trudy stockholders will receive in the merger New Futech common stock having a fair market value of at least 40% of the fair market value of all outstanding Trudy common stock immediately before the merger; and (ii) there is no plan or intention on the part of New Futech or a corporation related to New Futech to purchase any of the new Futech common stock transferred to the Trudy shareholders in the merger. Any inaccuracy or change with respect to such information or representations or actions of New Futech or Trudy contrary to such representations could adversely affect the conclusions reached in the opinion and the tax summary set forth below.

     Counsel's opinion represents its best legal judgement as to the tax treatment of the Merger, but the opinion is not binding on the Internal Revenue Service (the "Service"). The parties have not and will not request a ruling from the Service in connection with the federal income tax consequences of the merger.

     The following discussion addresses certain federal tax consequences of the merger to a Trudy stockholder assuming the merger will qualify as a reorganization and is based on the provisions of the Code, the applicable regulations thereunder, judicial authority and current administrative rulings and practices as of the date hereof, all of which are subject to change, possibly with retroactive effect. The discussion assumes that the shares of Trudy common stock are held as capital assets.

     The receipt by the Trudy stockholders of the conditional rights to additional New Futech common stock will not be taxable to the Trudy stockholders. However, the receipt by the Trudy stockholders of the conditional rights to exchange their New Futech common stock for New Futech debentures after 5 years from the merger will be taxable to the Trudy stockholders. Imputed interest may be imposed on the receipt of additional New Futech common stock or New Futech debentures pursuant to the exercise of such conditional rights.

     A Trudy stockholder will not recognize loss on the receipt of New Futech common stock, the conditional right to exchange New Futech common stock for a New Futech debenture and cash in exchange for Trudy common stock. However, under
Section 356(a)(1) of the Code, the stockholder will recognize gain, if any, with respect to each share of Trudy common stock exchanged (measured by the sum of the fair market value of the portion of a share of New Futech common stock received for such share of Trudy common stock plus the fair market value of the portion of the conditional right to exchange New Futech common stock for a New Futech debenture received for such share of Trudy common stock plus the amount of any cash received for such share of Trudy common stock, minus the tax basis of such share of Trudy common stock) but only to the extent of the amount of the conditional right to exchange New Futech common stock for a New Futech debenture and cash received in exchange for such share of Trudy common stock.

     Under applicable Supreme Court precedent, any such gain recognized will be taxed as either gain from the sale or exchange or stock (i.e., capital gain) or as a dividend (to the extent of the stockholder's ratable share of the earnings and profits of Trudy), based upon whether, in the transaction described in the next sentence, such stockholder's interest in Trudy was reduced sufficiently so as to meet one of the tests set forth in Section 302(b) of the Code, as described below. For purposes of this determination, a Trudy stockholder will be treated as if such stockholder had engaged in a hypothetical transaction in which such stockholder and all other Trudy stockholders (i) received solely shares of New Futech common stock in exchange for all of their shares of Trudy common stock; and (ii) thereafter had a portion of such shares of New Futech common stock redeemed for the cash and the conditional right to exchange New Futech common stock for a New Futech debenture portion of the merger consideration. A Trudy stockholder's hypothetical interest in New Futech after step (i) is compared to such stockholder's interest in New Futech subsequent to the deemed redemption in step (ii). In each case, subject to limited exceptions, shares of New Futech common stock actually or constructively owned by such stockholder will be considered owned for purposes of applying the test, even if such shares of New Futech common stock were not received or deemed received in the Merger.

     Under Section 302(b) of the Code a stockholder's interest in New Futech will be deemed to have been reduced sufficiently so as to result in sale or exchange treatment of the gain if, insofar as is here relevant, (i) such stockholder's interest in New Futech is completely terminated as a result of the transaction; (ii) as a result of the hypothetical redemption described above and taking into account all other hypothetical redemptions in the Merger, the Fundex Merger and the DaMert Merger, a stockholder's interest in New

Futech is less than 80% of the stockholder's interest in New Futech before the redemption; or (iii) such stockholder's interest was "meaningfully reduced" by virtue of such redemption (the "Section 302 Tests"). While the latter of the
Section 302 Tests requires a determination based on a stockholder's particular facts and circumstances, the Service has indicated in published rulings that a distribution that results in any actual reduction in interest of an extremely small minority stockholder in a publicly held corporation will meaningfully reduce the stockholder's interest in the corporation if the stockholder exercises no control with respect to corporate affairs.

     Under the applicable constructive ownership rules of Section 318 of the Code for purposes of the Section 302 Tests, a stockholder will, in general, be treated as owning shares owned by certain family members and other related entities, or that are subject to options owned or deemed owned by such person. The actual or constructive ownership of shares of Trudy common stock may, in some circumstances, have the effect of causing a Trudy stockholder that would otherwise qualify for capital gain treatment under the Section 302 Tests to fail to so qualify and subject such stockholder to dividend treatment.

     To the extent that cash and the conditional right to exchange New Futech common stock for a New Futech debenture received in exchange for shares of Trudy common stock is treated as a dividend to a corporate stockholder (other than an S corporation), such stockholder will be (i) eligible for a dividends received deduction (subject to applicable limitations); and (ii) subject to the "extraordinary dividend" provisions of the Code. Under recently enacted legislation, any cash which is treated as a dividend to a corporate stockholder will constitute an extraordinary dividend, except as otherwise provided in Treasury Regulations which have yet to be promulgated. Consequently, in the absence of such regulations, the nontaxed portion of any such dividend would reduce a corporate stockholder's adjusted tax basis in the shares of New Futech common stock received in the Merger but not below zero and would thereafter be taxable as capital gain.

     The tax basis of each share of New Futech common stock received in the merger will be the same as the tax basis of the shares of Trudy common stock exchanged therefor, increased by the amount of gain recognized on the exchange with respect to such shares of Trudy common stock (including any such gain that is treated as a dividend), decreased by any portion of such shares of Trudy common stock which is converted into cash in lieu of receipt of a fractional share of New Futech common stock, and further decreased by the amount of cash and conditional right to exchange New Futech common stock for a New Futech debenture received with respect to such shares of Trudy common stock (other than cash received in lieu of a fractional share interest). The holding period of the shares of New Futech common stock received will include the holding period of the shares of Trudy common stock exchanged therefor.

     The payment of cash to a holder of Trudy common stock in lieu of a fractional share interest, if any, of New Futech common stock will result in recognition of gain or loss, measured by the difference between the amount of cash received and the portion of the adjusted tax basis of Trudy common stock allocable to such fractional share interest.

     A holder of Trudy common stock who receives New Futech common stock and cash pursuant to the merger will be required to retain records and file with such holder's federal income tax return for the taxable year in which the merger takes place a statement setting forth all relevant facts in respect of the nonrecognition of gain or loss upon such exchange. The statement is required to include (i) such holder's basis in the shares of Trudy common stock surrendered in the merger; and (ii) the value of New Futech common stock received and the conditional right to exchange New Futech common stock for a

New Futech debenture (using fair market value as of the Effective Time of merger) and the amount of any cash received in the Merger.

     THE FOREGOING DISCUSSION IS INTENDED ONLY AS A DESCRIPTION OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL TAX EFFECTS OF THE MERGER. In addition, the discussion does not address all of the tax consequences that may be relevant to particular taxpayers in light of their personal circumstances or to taxpayers subject to special treatment under the Code (for example, insurance companies, financial institutions, dealers in securities, tax exempt organizations, foreign corporations, foreign partnerships, or other foreign entities and individuals who are not citizens or residents of the United States and persons who acquired their New Futech common stock pursuant to the exercise or termination of employee stock options, warrants or otherwise as compensation.

     No information is provided herein with respect to the tax consequences, if any, of the merger under applicable foreign, state, local and other tax laws.

     THE GENERAL SUMMARY SET FORTH ABOVE IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER OF TRUDY COMMON STOCK. EACH HOLDER OF TRUDY COMMON STOCK IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER, INCLUDING THE APPLICATION OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

     The mergers are intended to qualify as a purchases by Futech, which means that the amount by which the total merger consideration received by stockholders of the other merging companies plus the amount of their liabilities exceeds the fair market value of their identifiable assets will initially be treated as goodwill by New Futech for accounting purposes.

                     APPRAISAL RIGHTS OF TRUDY STOCKHOLDERS

     Delaware law entitles the holders of record of shares of Trudy common stock who follow the procedures specified in Section 262 of the Delaware General Corporation Law (the "DGCL") to have their shares appraised by the Delaware Court of Chancery and to receive the "fair value" of such shares as of the effective date of the mergers as determined by the court in place of the merger consideration. In order to exercise appraisal rights, a stockholder must demand and perfect the rights in accordance with Section 262 of the DGCL. The following is a summary of Section 262 of the DGCL and is qualified in its entirety by reference to Section 262 of the DGCL, a copy of which is attached to this prospectus/proxy statement supplement as Appendix I. Stockholders should carefully review Section 262 of the DGCL as well as information discussed below to determine their rights to appraisal.

     If a stockholder of Trudy elects to exercise the right to an appraisal under Section 262 of the DGCL, such stockholder must do ALL of the following:

          (1) file with Trudy at its main office in Norwalk, Connecticut, a written demand for appraisal of the shares of Trudy common stock held (which demand must identify the stockholder and expressly request an appraisal) before the vote is taken on the Merger Agreement at the special meeting (this written demand for appraisal must be in addition to and separate from any proxy or vote against the Merger Agreement; neither voting against, abstaining from voting nor failing to vote on the Merger Agreement will constitute a demand for appraisal within the meaning of Section 262 of the DGCL);

          (2) not vote in favor of the Merger Agreement (a failure to vote or abstaining from voting will satisfy this requirement, but a vote in favor of the Merger Agreement, by proxy or in person, or the return of a signed proxy which does not specify a vote against approval and adoption of the Merger Agreement, will constitute a waiver of such stockholder's right of appraisal and will nullify any previously filed written demand for appraisal); and

          (3) continuously hold such shares through the effective date of the mergers.

     All written demands for appraisal should be addressed to: William W. Burnham, President, Trudy Corporation, 353 Main Avenue, Norwalk, Connecticut 06851-1552, before the vote is taken on the Merger Agreement at the special meeting, and should be executed by, or on behalf of, the holder of record. Such demand must reasonably inform Trudy of the identity of the stockholder and that such stockholder is thereby demanding appraisal of such stockholder's shares.

     Within 10 days after the effective date of the mergers, New Futech will give written notice of the effective date of the mergers to each stockholder of Trudy who has satisfied the requirements of Section 262 of the DGCL and has not voted for the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby (a "Dissenting Stockholder"). Within 120 days after the effective date of the mergers, New Futech or any Dissenting Stockholder may file a petition in the court demanding a determination of the fair value of the shares of Trudy common stock of all Dissenting Stockholders. Any Dissenting Stockholder desiring the filing of such petition is advised to file such petition on a timely basis, unless such Dissenting Stockholder receives notice that such a petition has been filed by New Futech or another Dissenting Stockholder.

     If a petition for appraisal is timely filed, the court will determine which stockholders are entitled to appraisal rights and thereafter will determine the fair value of the shares of Trudy common stock held by Dissenting Stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger, but together with a fair rate of interest, if any, to be paid on the amount determined to be fair value. In determining such fair value, the court shall take into account all relevant factors. The court may determine such fair value to be more than, less than or equal to the consideration that such Dissenting Stockholder would otherwise be entitled to receive pursuant to the Merger Agreement. If a petition for appraisal is not timely filed, then the right to an appraisal shall cease. The costs of the appraisal proceeding shall be determined by the court and taxed against the parties as the court determines to be equitable under the circumstances. Upon the application of any stockholder, the court may determine the amount of interest, if any, to be paid upon the value of stock of stockholders entitled thereto. Upon application of a stockholder, the court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

     From and after the effective date of the mergers, no Dissenting Stockholder shall have any rights of a Trudy stockholder with respect to such holder's shares for any purpose, except to receive payment of its fair value and to receive payment of dividends or other distributions on such holder's shares, if any, payable to Trudy stockholders of record as of a date prior to the effective date of the mergers. If a Dissenting Stockholder delivers to New Futech a written withdrawal of the demand for an appraisal within 60 days after the effective date of the mergers or thereafter with the written approval of New Futech, or if no petition for appraisal is filed within 120 days after the effective date of the mergers, then the right of such Dissenting Stockholder to an appraisal will cease and such Dissenting Stockholder will be entitled to receive only the merger consideration.

                          NEW FUTECH AND TRUDY SHARES

NEW FUTECH COMMON STOCK

     For a description of New Futech common stock and its authorized but unissued preferred stock, see "DESCRIPTION OF NEW FUTECH CAPITAL STOCK" in the prospectus/proxy statement.

TRUDY CAPITAL STOCK

     The following description of Trudy's capital stock is a summary only and is subject to, and qualified in its entirety by, reference to Trudy's certificate of incorporation and bylaws, copies of which are included as exhibits to the registration statement of which this prospectus/proxy statement supplement is a part, and by reference to Delaware law under which Trudy is incorporated.

COMMON STOCK

     The current authorized capital of Trudy consists of 850,000,000 shares of common stock, par value $.0001 per share. As of May 31, 1999, there were 349,072,249 shares of Trudy common stock issued and outstanding. In addition, prior to the closing of the mergers, Trudy is obligated to issue 13,500,000 shares of its common stock to James P. McGough of JPMC Associates, Trudy's mergers and acquisitions consulting firm. The per share consideration payable to Trudy stockholders in the mergers described in this prospectus/proxy statement takes into account the issuance of these shares. There were also 22,500,000 shares of Trudy common stock reserved for issuance pursuant to Trudy's 1987 Stock Option Plan, 6,765,000 shares of which of have been issued pursuant to the exercise of options granted under the plan and 14,680,000 shares of which are subject to outstanding options granted under the plan. To Trudy's knowledge, no dealer makes a market in Trudy's shares. Quotes for Trudy shares on the over-the-counter market (NASDAQ symbol: TRDY) are infrequent and do not constitute an established market for Trudy shares. Trudy has not paid any dividends on its common stock. The Merger Agreement provides that Trudy will not declare or pay any dividend without the prior written approval of New Futech.

     Each share of Trudy common stock is entitled to one vote. The directors of Trudy are elected to serve one-year terms. The DGCL provides that the affirmative vote of a majority of all shares entitled to vote is required in order to constitute stockholder approval of a merger, consolidation or liquidation of Trudy, sale or other disposition of substantially all of its assets or amendment of its certificate of incorporation. Pursuant to its certificate of incorporation, Trudy's board of directors may amend the bylaws. Trudy's bylaws provide for removal of a director, with or without cause by the affirmative vote of a majority of all shares entitled to vote at an election of directors.

     Holders of capital stock of Trudy do not have preemptive or other subscription rights to purchase or subscribe for unissued stock or other securities of Trudy.

           COMPARISON OF THE RIGHTS OF HOLDERS OF TRUDY COMMON STOCK
                          AND NEW FUTECH COMMON STOCK

     Trudy and New Futech are both Delaware corporations and as such the rights of their stockholders are governed by the DGCL and their respective certificates of incorporation and bylaws. By the Merger Agreement, the Trudy stockholders will become New Futech stockholders and as such their rights will be governed by, in addition to the DGCL, New Futech's Certificate of Incorporation and Bylaws.

     The certificate of incorporation and bylaws of Trudy and New Futech differ in certain respects. In addition, certain provisions of the DGCL may apply differently to Trudy and New Futech. Although all of the provisions of the DGCL that may apply differently to Trudy and New Futech and all of the differences between Trudy's and New Futech's Certificates of Incorporation and Bylaws are not set forth in this prospectus/proxy statement supplement, differences which could materially affect the rights of stockholders are discussed below.

CAPITAL STOCK

     The Trudy Certificate of Incorporation authorizes the issuance of 850,000,000 shares of common stock, par value $.0001 per share. Trudy currently has outstanding 349,072,249 shares of common stock. Accordingly, all shareholders of Trudy common stock have equal rights and preferences with respect to dividends and distributions upon liquidation.

     The New Futech Certificate of Incorporation authorizes the issuance of 45,000,000 shares of common stock, par value $.001 and 5,000,000 shares of preferred stock, par value $.001 per share. Following the mergers a minimum aggregate of 5,867,628 shares and a maximum aggregate of 5,955,297 shares of New Futech common stock will be outstanding. In addition, certain outstanding indebtedness in the amount of 10,000,000 is expected to be exchanged for 2,222,222 shares of New Futech preferred stock shortly after the mergers.

     Holders of New Futech preferred stock will have certain rights and preferences with respect to dividends and upon liquidation that are superior to those of holders of New Futech common stock. The relative rights and preferences of any New Futech preferred stock issued in the future may be established by the New Futech board of directors without shareholder action, and such shares, when and if issued, could have dividend, liquidation, voting and other rights superior to those of New Futech common stock.

STOCKHOLDER VOTING

     Delaware law generally does not require class voting, except in certain transactions involving an amendment to the Certificate of Incorporation that adversely affects a specific class of shares or where the designation of a class of securities grants such a right. Accordingly, holders of New Futech preferred stock will have class voting rights in transactions involving an amendment to New Futech's Certificate of Incorporation if such amendment will adversely affect the rights of such holders.

CLASSIFIED BOARD OF DIRECTORS

     A classified board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year. This method of electing directors makes changes in the composition of the board of directors more difficult, and thus a potential change in control of a corporation a lengthier and more difficult process. Delaware law permits, but does not require, a classified board of directors, by which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year.

     Trudy's Certificate of Incorporation and Bylaws do not provide for a classified board of directors. New Futech's Certificate of Incorporation and Bylaws provide for a classified board, consisting of three classes with three directors in each class.

REMOVAL OF DIRECTORS

     A director of Trudy may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors. A director of a corporation with a classified board of directors may be removed only for cause, unless the corporation's certificate of incorporation provides otherwise. New Futech's Certificate of Incorporation does not so provide.

STOCKHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS UNDER DELAWARE LAW

     In recent years, a number of states have adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult. Under Section 203 of the Delaware General Corporation Law, certain "business combinations" with "interested stockholders" of Delaware corporations are subject to a three-year moratorium unless specified conditions are met.

     Section 203 prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the date that such person or entity becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity who or which owns, individually or with or through certain other persons or entities, fifteen percent (15%) or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner, individually or with or through certain other persons or entities, of fifteen percent (15%) or more of such voting stock at any time within the pervious three years, or is an affiliate or associate of any of the foregoing.

     For purposes of Section 203, the term "business combination" is defined broadly to include mergers with or caused by the interested stockholder; sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a direct or indirect majority-owned subsidiary equal in aggregate market value of ten percent (10%) or more of the aggregate market value of either the corporation's consolidated assets or all of its outstanding stock; the issuance of transfer by the corporation or a direct or indirect majority-owned subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for certain transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock or of the corporation's voting stock); or receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

     The three-year moratorium imposed on business combinations by Section 203 does not apply if:

     - prior to the date on which such stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction that resulted in the person or entity becoming an interested stockholder,

     - upon consummation of the transaction that made him or her an interested stockholder, the interested stockholder owns at least eighty-five percent of the corporation's voting stock outstanding at the time the transaction commenced (excluding from the eighty-five percent calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentiality whether to accept a tender or exchange offer), or

     - on or after the date such person or entity becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by sixty-six and two-thirds percent of the outstanding voting stock not owned by the interested stockholder.

     Section 203 only applies to certain publicly held corporations that have a class of voting stock that is:

     - listed on a national securities exchange,

     - quoted on an interdealer quotation system of a registered national securities association, or

     - held of record by more than 2,000 stockholders.

     In addition, Section 203 of the DGCL does not apply if a corporation's original certificate of incorporation contains a provision expressly electing not to be governed by Section 203. Neither Trudy's nor New Futech's Certificate of Incorporation contains such an election.

     Section 203 of the DGCL does not currently apply to Trudy. Based upon the expectation that there will be more than 2,000 record holders of New Futech common stock following the mergers, Section 203 will apply to New Futech.

     Under certain circumstances, Section 203 of the DGCL may make it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three year period.

                       SELECTED HISTORICAL FINANCIAL DATA

     The selected historical financial data set forth below with respect to the statements of income of Trudy for each of the three years in the period ended March 31, 1998, and with respect to the balance sheets of Trudy at March 31 of each of the three years ending March 31, 1998, are derived from the audited financial statements of Trudy included or incorporated by reference in the prospectus/proxy statement and incorporated by reference in this prospectus/proxy statement supplement. The selected historical financial data for Trudy for the year ended March 31, 1995, and with respect to the balance sheet of Trudy at March 31 of the year ending March 31, 1995, are derived from the unaudited financial statements of Trudy.

     The selected historical financial data for Trudy for the year ended March 31, 1999, are derived from the unaudited financial statements of Trudy included in the prospectus/proxy statement and incorporated by reference in this prospectus/proxy statement supplement. The unaudited financial statements include all adjustments, consisting only of normal recurring adjustments, that such company considers necessary for a fair presentation of the financial position and results of operations for these periods.

     The income (loss) from operations before taxes and other charges data presented below does not include the cumulative effect of change in accounting principle as disclosed in Note 13 to the financial statements included in the prospectus/proxy statement. The data set forth below are qualified by reference to, and should be read in conjunction with, the financial statements and the notes related thereto included in the prospectus/proxy statement.

                                                        YEAR ENDED MARCH 31,
                                 -------------------------------------------------------------------
                                    1999          1998          1997          1996          1995
                                 -----------   -----------   -----------   -----------   -----------
SELECTED OPERATING DATA
Net sales......................  $ 3,390,884   $ 4,977,599   $ 4,796,410   $ 4,096,219   $ 3,254,256
Income (loss) from operations
  before taxes and other
  charges......................  $  (717,712)  $    78,876   $   451,795   $   224,412   $   278,114
Income (loss) per share........  $ (0.002167)  $  0.000627   $  0.001093   $  0.000999   $  0.000887
Weighted average number of
  shares outstanding...........  331,222,249   324,598,187   321,790,582   318,457,249   318,457,249

                                                                MARCH 31,
                                      --------------------------------------------------------------
                                         1999         1998         1997         1996         1995
                                      ----------   ----------   ----------   ----------   ----------
SELECTED BALANCE SHEET DATA
Total assets........................  $2,927,138   $2,889,844   $2,323,438   $2,790,816   $1,597,953
Notes payable and other long term
  debt (including current
  portion)..........................  $1,716,256   $1,087,577   $  705,003   $1,092,570   $  636,766
Stockholders' equity................  $  765,863   $1,483,574   $1,272,727   $  909,051   $  537,726

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion should be read in conjunction with Trudy's audited financial statements and notes thereto for the two years ended March 31, 1998 and 1997 and its unaudited financial statements for the year ended March 31, 1999, appearing as an attachment to the prospectus/proxy statement.

OVERVIEW

     Trudy Corporation, a Delaware corporation, was initially organized as a Connecticut corporation under the name Norwest Manufacturing Corporation in 1979. Trudy, which does business under the name Soundprints, currently publishes juvenile storybooks and audio cassettes which are sold in conjunction with contract-manufactured educational toys to the retail, education and mail order markets.

     Soundprints holds an exclusive license from the Smithsonian Institution to utilize the Smithsonian name in connection with the sale of realistic wildlife plush toys and educational kits, storybooks and audio cassettes. Soundprints also has a license from The Nature Conservancy to develop a series of habitat books, toys and audio cassettes.

     Soundprints' products are sold to book, toy and specialty retailers; warehouse clubs and book, gift and educational distributors by an in-house sales staff and independent commissioned sales representatives and are offered at retail prices ranging from $4.95 to $32.95.

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, the relative percentage that certain income and expense items bear to net sales.

                                            YEAR ENDED    YEAR ENDED    YEAR ENDED
                                            MARCH 31,     MARCH 31,     MARCH 31,
                                               1999          1998          1997
                                            ----------    ----------    ----------
Net sales.................................    100.0%        100.0%        100.0%
Cost of sales.............................     52.9          55.9          52.6
                                              -----         -----         -----
Gross profit..............................     47.1          44.1          47.4
Selling, general and administrative
  expenses................................     62.7          42.6          38.0
                                              -----         -----         -----
Income from operations....................    (15.6)          1.6           9.4
Other income (expense)....................     (5.6)         (1.7)         (3.8)
                                              -----         -----         -----
(Loss) income before benefit for income
  taxes...................................    (21.2)         (0.1)          5.6
Income tax benefit........................       --           3.1           1.7
                                              -----         -----         -----
Income before extraordinary item..........    (21.2)          3.0           7.3
Extraordinary item (net of income
  taxes)..................................       --           1.1            --
                                              -----         -----         -----
Net income................................    (21.2)          4.1           7.3

FISCAL YEAR ENDED MARCH 31, 1999 COMPARED TO FISCAL YEAR ENDED MARCH 31, 1998

     Net Sales. Net sales for the year ended March 31, 1999 were $3,390,884 as compared with net sales of $4,977,599 for the year ended March 31, 1998. Sales to warehouse clubs, the largest market segment, were down $775,443 or 44% to $977,961 due to the clubs' decision to purchase more conservatively and minimize inventory carryover. Direct response sales of $961,624 were $269,554 or 22% lower than last year. Catalog marketers, in general, experienced reduced buying early in the pre-holiday season (September) due to financial market uncertainty. Sales of $671,946 to bookstores and specialty retailers were $492,101, 42%, below last year as the number of independent bookstores continues to decline and specialty stores have become more selective in their purchases. Sales to schools and education wholesalers continue to increase as a result of the Company's decision to target its direct marketing toward this growing market segment.

     Cost of Sales. Cost of sales of $1,792,781 decreased from $2,780,401 in the prior year primarily because of the lower level of sales volume. In percentage terms, cost of sales decreased to 52.9% from 55.9%. The lower percentage is the result of reduced product cost and favorable product mix among market segments.

     Selling, General and Administrative Expense. Selling, general, and administrative expenses increased slightly to $2,128,721 from $2,118,322. Lower royalty and sales commission expenses resulting from lower revenue were offset by the higher cost of a larger consumer catalog mailing.

     Income/(Loss) from Operations. Income from operations was a loss of $530,618 compared with a profit of $78,876 in the prior year. The decline is primarily the result of lower sales.

     Interest Expense. Interest expense increased to $115,151 from $102,099 last year as a result of higher borrowing needed to fund working capital requirements and operating losses.

     Depreciation Expense. Depreciation expense increased to $75,255 from $17,449 in the prior year. A write-off of $53,081 for a computer operating system purchased in December 1997 was recorded because it was determined that the new system did not meet the Company's requirements.

     Other Income. Other income of $3,312 decreased from $35,904 in the prior year. In the third quarter, the Company recognized a $30,000 liability for sub-right royalty expense.

     Net Income/(Loss). A net loss of $717,712 for the year ended March 31, 1999 compares to a profit of $203,552 in the prior year. In addition to the changes discussed above, the decline is also the result of two non-recurring gains recorded last year: an income tax benefit of $152,000 and an after tax gain of $56,320 from the forgiving of accrued interest on loans made to the Company by its President.

FISCAL YEAR ENDED MARCH 31, 1998, COMPARED TO FISCAL YEAR ENDED MARCH 31, 1997

     Net Sales. Net sales for the year ended March 31, 1998 were $4,977,599 as compared with net sales of $4,796,410 for the year ended March 31, 1997, or an increase of 3.8%. Direct market catalog sales increased by over 50% from $810,067 in 1997 to $1,231,178 in 1998. Sales to mass merchant warehouse clubs were flat year to year, but remained the largest segment. Sales to the retail booksellers and special markets declined due to increased competition from the large bookstore chains.

     Cost of Sales. Cost of sales of $2,780,401 increased from $2,522,688 in the prior year. In percentage terms to sales, cost of sales increased from 52.6% to 55.9% principally as a result of increases in fixed costs, amortization of pre-publication design costs associated with the increased number of titles published in the last two years, design and editorial costs, and labor and shipping costs.

     Selling General and Administrative Expense. Selling, general, and administrative ("SG&A") expenses increased from $1,821,927 to $2,118,322. Higher advertising and catalog expenses along with outside telemarketing costs and sales salaries account for the increase, but position Trudy for continued growth in both the direct mail and trade segments.

     Income from Operations. Consequently, income from operations of $78,876 was down from $451,795 in 1997.

     Interest Expense. Interest expense increased to $102,099 from $55,077 in the prior year primarily to fund increased working capital levels. With an increasing portion of revenues occurring in the pre-holiday period in the direct mail segment, it was necessary to increase inventory levels in the summer months in preparation of this period of heavy demand.

     Non-Recurring Expense and Gain. The 1997 results included a non-recurring expense of $124,384 related to the relocation of the Company's facilities in July 1997. In 1998, the Company posted a non-recurring gain of $56,320 (net of income taxes) as William Burnham forgave $96,320 in interest payments due to him on loans made to the Company over the past several years.

     Income Tax Benefit. Trudy recognized an income tax benefit of $152,000 in 1998, as a result of net operating loss carry-forwards.

     Net Income. As a result of the above factors, net income of $203,552 for the period was below last year's level of $351,676.

SEASONALITY AND QUARTERLY FLUCTUATIONS

     The demand for Trudy's retail products is seasonal, with a majority of sales to retailers occurring during the late summer and early fall in anticipation of the Christmas season. Direct mail sales are concentrated in the October-December quarter.

LIQUIDITY AND CAPITAL RESOURCES

     The seasonality of sales has made credit availability an important issue for Trudy. It is necessary for Trudy to build inventory during the summer in anticipation of the large number of direct mail shipments, which are primarily paid by credit card, in the fall. Shipments to the warehouse clubs are also heavy in the late summer and early fall, but payment terms for these customers are sixty days.

     In March 1998, Trudy renewed a bank revolving line of credit of $1,200,000 and obtained a four-year term loan of $250,000 to finance seasonal working capital needs, catalog expenses, and system improvements. As of April 30, 1999 the balances outstanding on these loans were $795,000 and $195,600, respectively. The line of credit bears interest at the rate of prime plus .25% and the term loan bears interest at the rate of 8.75%. These loans are currently in violation of covenants requiring the maintenance of a ratio of total liabilities to tangible net worth of not more than 2.50 to 1.00 and a minimum level of net tangible worth of $750,000. The line of credit is due on June 15, 1999 and the term loan is due March 30, 2002. Both loans are in default and the term loan will be called at the time of the mergers. Futech has agreed to provide $200,000 of interim financing. The bank will provide an additional $100,000, contingent upon Futech's funding until the closing of the mergers. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

     In July 1998, William W. Burnham loaned Trudy $28,900 to fund conversion costs for a second computer system. The note bears an interest rate of 8% and is payable in one year. In August 1998, Mr. Burnham loaned the company $310,000 to finance short term working capital needs. This note bears an interest rate of 8% and was due in sixty days. Lower than expected direct mail sales in the fall prevented repayment of this loan. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

     Loans from the President of the Company and his family totaled $815,992 on March 31, 1999 compared with $448,888 on March 31, 1998.

     Accounts receivable were $246,048 on March 31, 1999 compared with $321,898 on March 31,1998. The decrease is due to lower sales volume in the last quarter of the fiscal year compared with last year. Inventory levels were $1,657,939 on March 31, 1998 compared with $1,574,901 on March 31, 1998. The increase in inventory is the result of slower turnover resulting from the downturn in sales along with the need to stock new titles and toys.

INFLATION

     Trudy does not believe that inflation has a significant impact on its operations.

YEAR 2000

     During 1998, Trudy upgraded its computer system and MAS90 software used for accounting, order processing, and inventory management. The Company believes that this equipment and software is Year 2000 compliant. The Company is now in the process of receiving certification from its major vendors that their systems are Year 2000 compliant. This survey includes vendors who provide systems-related services, e.g., banking, credit card processing, shipping, security, HVAC, etc. along with those providing the Company with its book and toy products. The Company does not believe that the failure of any vendor to be Year 2000 compliant would have a material impact on the Company.

SAFE HARBOR DISCLOSURE: FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

     This prospectus/proxy statement and each related prospectus/proxy statement supplement contains or incorporates by reference forward-looking statements. The factors identified above in this section are important factors (but not necessarily all important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, New Futech or any of the merging companies.

     Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, New Futech cautions that, while such assumptions or bases are believed to be reasonable and are made in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending upon the circumstances. We cannot promise that statements of expectation or belief will be achieved or accomplished. The words "believe," "expect," and "anticipate" and similar expressions identify forward-looking statements throughout these materials.

                        DESCRIPTION OF TRUDY'S BUSINESS

GENERAL

     Trudy Corporation, which does business under the name Soundprints, publishes juvenile storybooks and audio cassettes which are sold in conjunction with contract-manufactured educational toys to the retail, education and mail order markets.

     Trudy Corporation was initially organized as a Connecticut corporation under the name Norwest Manufacturing Corporation on September 14, 1979, changed its name to Trudy Toys Company, Inc. on December 5, 1979, changed its name to Trudy Corporation on March 27, 1984, and was re-incorporated as a Delaware corporation on February 25, 1987. As used herein, the terms "Trudy" or "Soundprints" include Trudy Corporation and its Connecticut predecessor, except as the context may otherwise require.

PRODUCTS AND LICENSING

     Soundprints holds an exclusive license from the Smithsonian Institution to utilize the Smithsonian name through the period ending September 30, 2002, in connection with the sale of realistic wildlife plush toys and educational kits, storybooks, and audio cassettes. Since 1991, Soundprints has published a total of 60 titles in four different series under the Smithsonian license. Royalties are paid to the Smithsonian at the rate of 5.0% of net sales on all licensed products.

     Soundprints also has a license from The Nature Conservancy to develop a series of habitat books, toys and audio cassettes. The first four titles in the habitat series were introduced in the spring of 1997. The orientation of the habitat series has been toward both the education and trade markets. Through 1998, twelve Nature Conservancy titles have been published. The license from the Nature Conservancy runs to January 2000.

     Market reception of the Smithsonian and Nature Conservancy series has been extremely positive as a result of the highly perceived value of the book and plush animal sets. Each season Soundprints introduces five to seven new titles. In addition to new titles in the Smithsonian and Nature Conservancy series, an international series, combining books and dolls, was launched this spring. In the fall of 1999, a new series of photographic board books accompanied by soft cotton velour toys for toddlers will be launched in cooperation with the Smithsonian Institution National Zoological Park.

MARKETING AND SALES

     Soundprints' products are sold to book, toy, and specialty store retailers; warehouse clubs; and book, gift and educational distributors by an in-house sales staff and independent commissioned sale representatives. In addition, Soundprints mails a catalog directly to consumers, schools, and libraries and an in-house telemarketing staff receives and processes phone, Internet and mail orders.

     A promising growth area is the educational market. Schools and libraries have discovered how to use Soundprints' products as supplemental classroom reading material. School book clubs and book fairs have experienced impressive sales growth to both students and teachers. In addition to actual book sales, subsidiary rights are sold to book club operators who also purchase significant quantities of plush toys to accompany the books.

     During 1998, sales to retailers, principally book, toy, and specialty stores, were flat or off somewhat from the prior year. Sales to aquarium, museum, and zoo stores continued to increase because of the nature theme of the products. Sales to independent booksellers have been the most volatile as these retailers continue to be adversely affected by the market penetration of the superstore chains and Internet booksellers.

CUSTOMERS

     One customer accounted for 35.2% of sales in 1998 with this same customer representing 36.5% in 1997.

MANUFACTURING AND PRODUCT DESIGN

     Plush and toy product design is done in "design rooms" managed by Soundprints' overseas contractors. Storybooks are created by free-lance authors and illustrators working under the direction of Soundprints' editorial and graphic design staff. Audio is produced by an award-winning sound designer overseen by Soundprints' editorial department.

     Soundprints produces the majority of its products by sub-contracting with independent toy factories and printing plants located in Asia. Approximately 95% of the toys are purchased from one vendor in China, but Trudy has other qualified sources of supply from which it has purchased in the past. Trudy owns the design of each existing toy product (except for Smithsonian plush toys which are co-trademarked with Smithsonian Institution) and actively manages the design of new products. Trudy believes that production could quickly be transferred to other companies in Bangladesh and Sri Lanka if production were not available from the company in China, or if more favorable pricing became available. Books are purchased from a U.S. company which subcontracts production to various printers in the Far East. These manufacturers can also perform certain other functions such as the labeling and packaging of product for volume shipments directly to specific customers. Audio cassettes are duplicated locally. Delivery has been satisfactory from all suppliers.

     Originally a plush toy manufacturer, Soundprints discontinued its plush toy sewing operations in 1990 and now concentrates its operational expertise on package assembly of the toy, book and tape components for fulfillment to retail and mail order customers.

BACKLOG

     As of December 31, 1998, Trudy's order backlog was approximately $40,000. Orders are generally shipped promptly unless items are on back order or the customer requests a later delivery date. As of March 31, 1998, Trudy's order backlog was approximately $472,365. As of March 31, 1997, the Company's backlog was approximately $143,918. Sales in this industry and backlog figures are volatile and may change dramatically from month to month. The increase in order backlog in March 1998 was primarily the result of several large orders placed by the Company's largest customers. Although orders are subject to cancellation, this happens only rarely.

GOVERNMENTAL REGULATIONS

     Trudy is subject to the provisions of, among other laws, the Federal Hazardous Substances Act and the Federal Consumer Products Safety Act. Those laws empower the Consumer Products Safety Commission (the "CPSC") to protect children from hazardous products. The CPSC has the authority to exclude from the market articles which are found to be hazardous and can require a manufacturer to repurchase such products under certain circumstances. Any such determination by the CPSC is subject to court review. Similar laws exist in some states and cities in the United States and in many jurisdictions throughout the world. Trudy endeavors to comply with all applicable regulations.

COMPETITION

     Management believes Soundprints is the leading supplier of licensed, realistic plush toys packaged with an educational book and audio cassette. Trudy is not aware of any direct competitors in this market, although there are a few publishers who compete by combining plush toys with single titles of children's classic books. Soundprints believes that its competitive advantages are its unique editorial genre, its superior design and the perceived high quality of its products relative to the retail price, in addition to the licenses with the Smithsonian Institution and The Nature Conservancy.

EMPLOYEES AND PRODUCT DESIGN

     As of March 31, 1999, Trudy had 21 full-time employees, all in its Norwalk facility, consisting of 11 persons in sales and administration, seven in shipping and handling, and three in editing and graphic design. Seasonal personnel are hired in the fall to assist with greater volumes in the assembly area and to handle in-bound telemarketing for the direct response business.

     Soundprints' ability to design, manufacture, market, and sell products depends largely upon its ability to attract and retain highly skilled personnel, particularly in the product design, publishing, and sales areas. Over the last year, Soundprints has upgraded positions in editorial and sales management in terms of professionalism and experience to further improve the quality and distribution of its products and their value to the customer.

PROPERTY

     Trudy leases warehouse and administrative facilities in a 27,000 square foot building at 353 Main Avenue in Norwalk, Connecticut. The building is located approximately 50 miles east of New York City. This facility, first occupied by the Company in July 1996, is owned by a partnership comprised of Trudy's President, a former Vice President, and a Board Member.

     The lease, which runs to 2004, provides for annual rent which is representative of the local market today and holds the Company responsible for payment of taxes and utilities as well as rent.

     The Main Avenue property was purchased and financed independently of Trudy. Renovations to the site however required the use of a $300,000 installment loan payable over eight years. This bank loan is collateralized with the Trudy lease contract, as well as a Trudy Corporation guarantee. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

     Trudy believes that its facilities are adequate for all of its foreseeable requirements.

LEGAL PROCEEDINGS

     There are no material pending legal proceedings to which the Company is a party, or of which, any of its property is subject.

                                TRUDY MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of Trudy, at March 31, 1999, are as follows:

                NAME                   AGE                      TITLE
                ----                   ---                      -----
Alice B. Burnham.....................  51     Director
William W. Burnham...................  56     Chairman of the Board of Directors,
                                              President and Treasurer
Peter D. Nalle.......................  52     Director
Fred M. Filoon.......................  57     Director
Elisabeth T. Prial...................  41     Director
William T. Carney....................  45     Vice President and Chief Financial Officer

     Each director is elected to hold office until the next annual meeting of shareholders and until his successor is elected and qualified. Executive officers are elected by the Board of Directors and hold office until their successors are chosen and qualified, subject to earlier removal by the Board of Directors.

     The principal occupations for the past five years of each director and officer of Trudy are as follows:

     Alice B. Burnham was elected a director of Trudy in October 1994. As a major shareholder and wife of the President, she had long been familiar with the workings of Trudy. Mrs. Burnham manages her own interior design business in New Canaan, Connecticut and is active in civic and professional affairs. Mrs. Burnham received her degree from Briarcliff College.

     William W. Burnham has been President and a director of Trudy since 1979. Mr. Burnham served as Group Director of Marketing at Pepsico, Inc. from 1976 to 1979. From 1972 to 1976, Mr. Burnham served as the Director of Advertising and Sales Promotion at Vlasic Foods. Mr. Burnham received a B.S. from Trinity College and an M.B.A. from Columbia University.

     Peter D. Nalle was named a director of Trudy in September 1996. Mr. Nalle has years of experience in the publishing industry having worked for McGraw-Hill and later for Lippincott and for Simon & Schuster. More recently, Mr. Nalle was Chief Operating Officer of Grolier, Inc. He received his degree from Brown University.

     Fred M. Filoon was named a director of Trudy in January 1993. Mr. Filoon has 30 years of experience in the investment and financial community having worked for Donaldson, Lufkin & Jenrette as well as Morgan Stanley in New York. Currently, he is a partner with Cramer, Rosenthal & McGlynn. Mr. Filoon received his B.A. from Bowdoin College.

     Elisabeth T. Prial was named Vice President and Publisher of Futech on May 24, 1999. Prior to joining Futech, Ms. Prial served as the Vice President of Sales of Trudy since October 1994 and Publisher of Trudy since 1996. For the three years prior to October 1994, Ms. Prial served as Director of Sales of Trudy. Prior to joining Trudy

Corporation she worked in juvenile publishing with Warner Books, Putnam, and others. Mrs. Prial attended the New York Fashion Institute of Design.

     William T. Carney was named Vice President and Chief Financial Officer on March 23, 1998. Mr. Carney has held various financial management positions with Pechiney/American National Can and Ford Motor Company. Mr. Carney received an B.A. from Dartmouth College and an M.B.A. from the Wharton School.

                               TRUDY STOCKHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of Trudy's common stock at May 28, 1999, with respect to (i) each person known to Trudy to own beneficially more than 5% of the outstanding shares of Trudy's common stock, (ii) each director of Trudy, (iii) each of the executive officers of Trudy and, (iv) all directors and executive officers of Trudy as a group.

                                               TRUDY COMMON STOCK
NAME                                          BENEFICIALLY OWNED(1)    PERCENT OF CLASS
----                                          ---------------------    ----------------
William W. Burnham(2)(3)(4).................       115,090,000               32.8%
Alice B. Burnham(2)(3)(5)...................        63,250,000               18.1%
Peter B. Burnham............................        35,410,000               10.1%
  216 Hardwick Road
  Petersham, MA
Peter D. Nalle(3)...........................         2,750,000                0.8%
Fred M. Filoon(3)(6)........................         5,250,000                1.5%
Elisabeth T. Prial(3)(7)....................        12,000,000                3.4%
William T. Carney(3)........................         3,000,000                0.9%
All executive officers and directors as a
  group (6 persons)(4)(5)(6)(7).............       201,340,000               55.7%

-------------------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionee. Except as indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of Trudy common stock shown as beneficially owned by them.

(2) Husband and wife.

(3) The address of each of these individuals is: c/o Trudy Corporation, 353 Main Avenue, Norwalk, Connecticut 06851-1552.

(4) Includes 2,000,000 shares of Trudy common stock issuable upon exercise of immediately exercisable options.

(5) Includes 1,000,000 shares of Trudy common stock issuable upon exercise of immediately exercisable options.

(6) Includes 3,000,000 shares of Trudy common stock issuable upon exercise of immediately exercisable options.

(7) Includes 6,500,000 shares of Trudy common stock issuable upon exercise of immediately exercisable options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with the mergers, William W. Burnham will be employed as the Vice President of Specialty Markets of New Futech. Mr. Burnham will also be a director of New Futech and will receive a three year employment agreement providing for a base salary of $100,000 per year and stock options for a total of 20,000 shares of New Futech common stock, vesting in equal, annual installments over the three year period and with an exercise price of $7.50 per share. Some of the officers and directors of the other merging companies will also receive employment agreements and stock options in connection with the mergers.

     The Main Avenue property leased by Trudy is owned by a Connecticut limited liability corporation, Noreast Management LLC, which is owned jointly by William
W. Burnham, the Chairman of the Board of Directors and President of Trudy, P. Ogilvie, a former officer of Trudy, and Fred M. Filoon, a director of Trudy. To effect refurbishment on this building, Noreast Management borrowed $300,000 as an eight year loan from a local bank. This loan was secured by personal guarantees from both Mr. Burnham and Mr. Ogilvie, an assignment of the lease, and a guarantee by Trudy Corporation. Pursuant to the Merger Agreement, Mr. Burnham has agreed to indemnify New Futech for any all claims relating to hazardous waste associated with this property for all periods of time prior to the closing of the mergers.

     In previous years, Trudy had borrowed an aggregate of $454,729 from William
W. Burnham, Peter B. Burnham and members of their families. The loans bear interest at the rate of 10% per annum. On March 31, 1987, the note holders contributed to the Company's capital an aggregate of $374,205 of these notes payable. The balance of $80,525 in demand loans was converted to five-year term loans with interest payments quarterly in arrears at the greater of 10% per annum or the applicable Federal rate. Interest accruals aggregating $91,728 have further increased the indebtedness to $172,253 as of April 30, 1999.

     As of March 31, 1998, Trudy has borrowed an aggregate of $383,742 in cash advances (including accrued interest) from William W. Burnham to finance inventory purchases and catalog printing. This total is comprised of promissory notes which bear interest at the rate of 12% per annum. The notes are secured with a pledge of all of the Company's inventory, accounts receivable, and equipment. On March 31, 1998, Mr. Burnham forgave the unpaid accrued interest, totaling $96,320 on these notes. No further interest expense has been accrued on these loans. The aggregate balance of these loans, as of April 30, 1999, was $359,509.

     In July and August 1998, William W. Burnham made additional loans to the Company totaling $338,900 to fund an investment in a new computer system and seasonal working capital requirements. The note for the computer system is for $28,900 and bears an interest rate of 8%. It is due in July 1999. The note for the working capital totals $310,000 and bears an interest rate of 8%. It was due in October 1998, but remains unpaid.

     New Futech has also agreed, as part of the Merger Agreement, to repay certain loans owing by Trudy to William W. Burnham and two of his family members in the aggregate amount (including accrued interest through January 31, 1999) of $800,000. Interest will continue to accrue only on the debt owing to the family members until the mergers occur. As of April 30, 1999, the balance, including accrued interest owed to the family members was $172,253. No interest will accrue on the debts owing to Mr. Burnham from

February 1, 1999 through the effective time of the mergers. Beginning on the closing date of the mergers, interest will accrue on the outstanding balance of all of these loans at four percent (4%) per annum. At the closing, New Futech will repay 25% of the outstanding balance, and thereafter will repay three equal amounts of principal plus all accrued interest at six month intervals.

     Within thirty days after the effective date of the mergers, New Futech will obtain releases of William W. Burnham of his personal guaranty of the following Trudy debts: (i) Trudy's revolving credit agreement with First Union, with an outstanding balance as of April 30, 1999 of $795,000 and (ii) Trudy's four year term note with First Union with an outstanding balance as of April 30, 1999 of $195,650. New Futech may be required to refinance these loans to obtain the releases.

     Trudy has agreed to pay James P. McGough of JPMC Associates, Trudy's mergers and acquisitions consulting firm, total compensation of approximately $167,000 for his services in connection with the Trudy merger. Mr. McGough will be paid $43,670 and granted 13,500,000 shares of Trudy common stock prior to the closing of the mergers. The 13,500,000 shares of Trudy common stock will be converted in the mergers into cash in the amount of $16,330 and 14,314 shares of New Futech common stock.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

     As previously reported in Trudy's Current Report on Form 8-K dated April 12, 1999, Trudy's board of directors approved the engagement of Ernst & Young, LLP and is in the process of retaining this firm as its independent auditor for the fiscal year ending March 31, 1999 to replace the firm of Abrams and Company, P.C., who was dismissed as auditor of the Trudy effective April 9, 1999. Ernst & Young, LLP is the independent auditor used by Futech Interactive Products, Inc., one of the other merging companies.

     The reports of Abrams and Company, P.C. on Trudy's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of Trudy's financial statements for each of the two fiscal years ended March 31, 1997 and 1998, there were no disagreements with Abrams and Company, P.C. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope procedures which, if not resolved to the satisfaction of Abrams and Company, P.C. would have caused Abrams and Company, P.C. to make reference to these matters in their report. Trudy has requested Abrams and Company, P.C. to furnish Trudy with a letter addressed to the Securities Exchange Commission stating whether it agrees with the above statements and such letter has been furnished.

                                                                      APPENDIX 1

                        DELAWARE GENERAL CORPORATION LAW

SECTION 262 APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                               FUNDEX GAMES, LTD.
                               2237 DIRECTORS ROW
                          INDIANAPOLIS, INDIANA 46241
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD                , 1999
                            ------------------------

     You are invited to attend a Special Meeting of Stockholders of Fundex
Games, Ltd., that will be held at       a.m. local time on             , 1999,
at       .

     The Fundex board of directors has called this special meeting for the following purposes:

     - To consider and vote upon a proposal to approve and adopt the Merger Agreement dated as of June 7, 1999, by and among Fundex, Futech Interactive Products, Inc., Trudy Corporation, Janex International, Inc., DaMert Company, and two newly formed companies that we are referring to as "New Futech" and "New Sub." Under the Merger Agreement, first Futech and then Janex, Trudy, and DaMert will merge with and into New Futech, which will survive the mergers, and Fundex will merge into New Sub, which will survive as a wholly-owned subsidiary of New Futech. Under the Merger Agreement, Fundex stockholders who do not exercise dissenters' rights will generally receive a combination of cash, promissory notes of New Sub and common stock of New Futech as described in the prospectus/proxy statement under the heading "DESCRIPTION OF THE MERGERS AND THE Merger Agreement -- Basic Terms of the Merger Agreement." However, holders of up to approximately 29% of the outstanding stock of Fundex may elect to receive cash at the rate of $2.84 per Fundex share (the "All Cash Alternative"). Those Fundex stockholders not electing the All Cash Alternative will receive promissory notes in the aggregate amount of $4,500,000 minus the total consideration paid to stockholders electing the All Cash Alternative. Fundex stockholders not electing the All Cash Alternative will also receive approximately .3693 shares of New Futech common stock per Fundex share plus their pro rata proportion (shared among all Fundex stockholders who do not elect the All Cash Alternative) of .184635 shares of New Futech for each of the Fundex shares as to which the All Cash Alternative is selected. The promissory note of New Sub will be secured by a subordinated pledge of its assets and secured by a pledge of the New Sub stock.

     - To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

     These matters are more fully described in the prospectus/proxy statement supplement and related prospectus/proxy statement that are attached to this Notice.

     We, the board of directors of Fundex, unanimously recommend that you vote FOR the mergers.

     You will be entitled to vote at the special meeting or any adjournment or postponement of the special meeting only if you are a holder of record of Fundex
common stock at the close of business on              , 1999.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   Chip Voigt
                                   President

Indianapolis, Indiana
             , 1999
                                   IMPORTANT

      We cordially invite all stockholders to attend the special meeting in person.

      Whether or not you plan to attend the special meeting in person, in order to assure your representation at the meeting, we urge you to complete, sign and date the enclosed proxy card, which is being solicited by the board of directors, and promptly return it in the self-addressed return envelope enclosed for that purpose. You may revoke your proxy at any time prior to the vote at the meeting by telling us that you want to do so.

                   SUBJECT TO COMPLETION, DATED JUNE 7, 1999

                  FUTECH INTERACTIVE PRODUCTS (DELAWARE), INC.
                           FUTECH TOYS & GAMES, INC.
                               FUNDEX GAMES, LTD.
                     PROSPECTUS/PROXY STATEMENT SUPPLEMENT

    This prospectus/proxy statement supplement, and the related prospectus/proxy statement, are being furnished to you and the other stockholders of Fundex Games, Ltd., in connection with the solicitation of proxies by the Fundex board of directors for use at the Special Meeting of Stockholders to be held at
              a.m. local time on            , 1999, at            and at any
adjournments or postponements of the special meeting. At the special meeting, we will ask you to consider and vote upon a proposal to approve and adopt the Merger Agreement dated as of June 7, 1999, by and among Fundex, Futech Interactive Products, Inc., Trudy Corporation, Janex International, Inc., DaMert Company, and two newly formed companies (Futech Interactive Products (Delaware), Inc. and Futech Toys & Games, Inc.) that we are referring to as "New Futech" and "New Sub," respectively. Under the Merger Agreement, first Futech and then Janex, Trudy, and DaMert will merge with and into New Futech, which will survive the mergers, and Fundex will merge into New Sub, which will survive as a wholly-owned subsidiary of New Futech. Under the Merger Agreement, Fundex stockholders who do not exercise dissenters' rights will generally receive a combination of cash, promissory notes of New Sub and common stock of New Futech as described in the prospectus/proxy statement under the heading "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT -- Basic Terms of the Merger Agreement." However, holders of up to approximately 29% of the outstanding stock of Fundex (i.e. all Fundex stockholders except Carl E. Voigt, III and Carl E. Voigt, IV, who have agreed not to receive this right) may elect to receive cash at the rate of $2.84 per Fundex share (the "All Cash Alternative"). Those Fundex stockholders not electing the All Cash Alternative will receive promissory notes in the aggregate amount of $4,500,000 minus the total consideration paid to stockholders electing the All Cash Alternative. Fundex stockholders not electing the All Cash Alternative will also receive approximately .3693 shares of New Futech common stock per Fundex share plus their pro rata proportion (shared among all Fundex stockholders who do not elect the All Cash Alternative) of approximately .184635 shares of New Futech for each of the Fundex shares as to which the All Cash Alternative is selected. The promissory note of New Sub will bear interest at the rate of 10% per annum, will be due one year after the mergers occur, and will be secured by New Futech's pledge of all of the stock of New Sub and by a subordinated lien on New Sub's assets. Outstanding shares of Futech, Trudy, Janex and DaMert will also be converted into a combination of cash, promissory notes and common stock of New Futech. In addition, outstanding options of Fundex, Futech, Janex and Trudy will be converted into options to purchase common stock of New Futech.

    This prospectus/proxy statement supplement and the related prospectus/proxy statement, together with similar supplements that are being provided to stockholders of Futech, Trudy, Janex and DaMert with copies of the prospectus/proxy statement, also constitute the prospectus of New Futech and New Sub in connection with the offer and issuance of their securities pursuant to the mergers.

    Excluding any additional shares that may be issued to Trudy stockholders if a public market develops for New Futech stock at an initial price of less than $7.50 per share, and assuming no outstanding options or warrants are exercised prior to the mergers, a minimum aggregate of 5,867,628 shares and a maximum aggregate of 5,955,297 shares of New Futech common stock, a minimum of $1,018,330 and a maximum of $2,116,830 in cash and a minimum aggregate of $5,751,500 and a maximum aggregate of $6,850,000 in promissory notes of New Futech or New Sub will be issued to the stockholders of Janex, Futech, Trudy, Fundex and DaMert in the mergers. In addition, certain outstanding indebtedness in the amount of $10,000,000 is expected to be exchanged for 2,222,222 shares of New Futech preferred stock shortly after the mergers. Former stockholders of Fundex may exchange their New Futech stock for the license rights in the "Phase 10" family of games and former stockholders of Trudy may become entitled to receive additional New Futech shares or to exchange their New Futech shares for debentures in the future under certain circumstances. Certain loan agreements and employment agreements, including employee options to acquire New Futech common stock, are also part of the deal. See "DESCRIPTION OF THE MERGERS AND THE Merger Agreement -- Basic Terms of the Merger Agreement" in the prospectus/proxy statement.

    We expect the New Futech common stock to trade on the OTC Bulletin Board after the mergers, but we cannot be sure it will do so and we cannot predict what the price might be. We do not expect a trading market to develop for any of the other securities of New Futech.

    The mergers cannot be consummated unless: (a) stockholders of Janex, Futech, Trudy, Fundex and DaMert, voting separately at their respective meetings of stockholders, each approve the mergers, and (b) other conditions included in the Merger Agreement are either satisfied or waived. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT -- Conditions to Closing" in the prospectus/proxy statement.

    The record date for the special meeting is            , 1999. This
prospectus/proxy statement supplement and the related prospectus/proxy statement and the accompanying form of proxy are first being mailed to stockholders of
Fundex on or about            , 1999.

    THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROSPECTUS/PROXY STATEMENT SUPPLEMENT AND THE RELATED PROSPECTUS/PROXY STATEMENT. THE PROPOSED MERGER IS A COMPLEX TRANSACTION. WE STRONGLY URGE YOU TO READ AND CONSIDER CAREFULLY THIS PROSPECTUS/PROXY STATEMENT SUPPLEMENT AND THE RELATED PROSPECTUS/PROXY STATEMENT IN ITS ENTIRETY, PARTICULARLY THE MATTERS REFERRED TO UNDER "RISK FACTORS" BEGINNING ON PAGE 8.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus/proxy statement supplement or the accompanying prospectus/proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

 The date of this prospectus/proxy statement supplement is             , 1999.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS/PROXY STATEMENT SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS/PROXY STATEMENT. WE HAVE NOT, AND NEW FUTECH AND NEW SUB HAVE NOT, AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. NEW FUTECH AND NEW SUB ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS PROXY/ STATEMENT SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS/PROXY STATEMENT IS ACCURATE AS OF THE DATE ON THE FRONT OF THIS PROSPECTUS/PROXY STATEMENT SUPPLEMENT ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

                      WHERE YOU CAN FIND MORE INFORMATION

     We will send to you, without charge, any material information that we have or can obtain without unreasonable effort or expense concerning Fundex or any other merging company, concerning the Merger Agreement and related contracts or concerning the proposed management and operations of New Futech. You may direct requests for additional information regarding DaMert, Futech, Trudy, Fundex, or Janex to Frederick B. Gretsch, Sr. at 2999 North 44th Street, Suite 225, Phoenix, Arizona 85018-7247, (602) 808-8765.

     TO OBTAIN TIMELY DELIVERY OF THESES DOCUMENTS, YOU MUST MAKE YOUR REQUEST
NO LATER THAN                , FIVE BUSINESS DAYS BEFORE THE DATE OF THE FUNDEX
STOCKHOLDERS MEETING.

     You should rely only on the information provided in or incorporated by reference (and not later changed) in the prospectus/proxy statement or any prospectus/proxy statement supplement. Neither we nor New Futech have authorized anyone else to provide you with additional or different information. New Futech is not making an offer of any securities in any state where the offer is permitted. You should not assume that the information in this prospectus/proxy statement or any prospectus/proxy statement supplement is accurate as of any date other than the date on the front of these documents.

                               TABLE OF CONTENTS

SUMMARY INFORMATION -- Q&A..................................    1
  Why are the five companies proposing to merge?............    1
  What will I receive in the mergers?.......................    1
  What risks should I consider?.............................    1
  What stockholder vote is required to approve the
     mergers?...............................................    1
  What circumstances might prevent the mergers?.............    2
  How will the mergers be treated for accounting
     purposes?..............................................    2
  When do you expect the mergers to be completed?...........    2
  What are the tax consequences of the mergers to me?.......    2
  Will I have dissenters' rights?...........................    2
  What do I need to do now?.................................    2
  Should I send in my stock certificate now?................    3
OTHER INFORMATION ABOUT THE MERGERS.........................    3
  The Companies.............................................    3
  The Special Meeting.......................................    5
  The Merger Agreement......................................    5
SPECIAL RISK FACTORS AFFECTING FUNDEX.......................    6
STOCKHOLDER MATTERS.........................................    7
THE MERGERS AND RELATED TRANSACTIONS........................    9
  General...................................................    9
  Effects of the Mergers....................................    9
  Background of the Mergers.................................   10
  Reasons for the Mergers...................................   11
  Fundex's Board Recommendation.............................   12
  Related Agreements; Interests of Certain Fundex Affiliates
     in the Merger..........................................   12
  Regulatory Matters........................................   12
  Certain Federal Tax Matters...............................   12
  Accounting Treatment......................................   16
NEW FUTECH AND FUNDEX SHARES................................   16
  New Futech Common Stock...................................   16
  General Description of Fundex Common Stock................   16
  Common Stock..............................................   16
COMPARISON OF THE RIGHTS OF HOLDERS OF FUNDEX COMMON STOCK
  AND NEW FUTECH COMMON STOCK...............................   17
SELECTED HISTORICAL FINANCIAL DATA..........................   22
FUNDEX MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  POSITION AND RESULTS OF OPERATION.........................   24
  Overview..................................................   24
  Results of Operations of the Company......................   24

  Seasonality and Quarterly Fluctuations........................................................         27
  Liquidity and Capital Resources...............................................................         28
  Inflation.....................................................................................         28
  Year 2000.....................................................................................         28
  Safe Harbor Disclosure; Forward-Looking Statements and Associated Risks.......................         28
DESCRIPTION OF FUNDEX'S BUSINESS................................................................         29
  Business......................................................................................         29
  Marketing, Distribution and Customers.........................................................         31
  Manufacturing.................................................................................         32
  Product Design and Selection..................................................................         32
  Competition...................................................................................         33
  Patents, Trademarks and Licensing.............................................................         33
  Backlog.......................................................................................         33
  Government Regulations........................................................................         34
  Employees.....................................................................................         34
  Properties....................................................................................         34
  Legal Proceedings.............................................................................         34
FUNDEX MANAGEMENT...............................................................................         35
  Directors and Executive Officers..............................................................         35
FUNDEX STOCKHOLDERS.............................................................................         37
  Security Ownership of Certain Beneficial Owners and Management................................         37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..................................................         37
APPENDICES
Appendix I -- Section 92A.380 of Nevada Revised Statutes........................................        A-1

                           SUMMARY INFORMATION -- Q&A

     This summary highlights selected information from this document and may not contain all the information that is important to you. For a more complete understanding of the mergers contemplated thereby, you should carefully read this entire document and the additional documents we mention. You should pay special attention to the "RISK FACTORS" section beginning on page 8 of the prospectus/proxy statement and "SPECIAL RISK FACTORS AFFECTING FUNDEX" on page 6 of this prospectus/proxy statement supplement.

WHY ARE THE FIVE COMPANIES PROPOSING TO MERGE?

     The five companies are proposing to merge because the directors of each company believe the combination will provide significant benefits to stockholders. We believe the mergers will enable us to take advantage of the complementary strategic fit of our respective businesses by marketing through additional channels of distribution. We also hope and believe that the mergers will improve the likelihood that stockholders will have a more liquid market should they wish to sell their stock and that the combined companies will be able to more efficiently access the markets for debt and equity when appropriate. To review the background and reasons for the mergers in greater detail, see "BACKGROUND OF THE MERGERS" in the prospectus/proxy statement.

WHAT WILL I RECEIVE IN THE MERGERS?

     Unless you or other Fundex stockholders elect the All Cash Alternative described below, you and all Fundex stockholders will receive a combination of cash, promissory notes and common stock in exchange for your Fundex stock. Stockholders of the other merging companies will receive cash, promissory notes and common or preferred stock of New Futech. Certain employment contracts and other agreements with affiliates of the merging companies are also part of the deal. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT" in the prospectus/proxy statement.

WHAT RISKS SHOULD I CONSIDER?

     You should review "RISK FACTORS" on pages 8 through 13 of the prospectus/ proxy statement, as well as the special risk factors affecting primarily Fundex that are discussed on pages 6 through 7 of this prospectus/proxy statement supplement.

WHAT STOCKHOLDER VOTE IS REQUIRED TO APPROVE THE MERGERS?

     The following table shows the proportions of the outstanding shares that must vote in favor of the mergers, together with the proportion of the outstanding shares that are held by directors, executive officers and their affiliates, the majority of whom have indicated that they intend to vote in favor of the mergers.

                                  SHARES OWNED BY DIRECTORS,
   COMPANY      VOTE REQUIRED  EXECUTIVE OFFICERS AND AFFILIATES
   -------      -------------  ---------------------------------
DaMert            Majority                   100.0%
Fundex            Majority                    70.8%
Futech            Majority                    72.7%
Janex             Majority                    78.9%
Trudy             Majority                    55.7%

WHAT CIRCUMSTANCES MIGHT PREVENT THE MERGERS?

     New Futech has the right to terminate the Merger Agreement if stockholders from all of the merging companies combined exercise dissenters' rights with respect to more than 5% of the aggregate merger consideration to be issued in the mergers. See "DESCRIPTION OF THE MERGERS AND THE MERGER
AGREEMENT -- Conditions to Closing" in the prospectus/proxy statement for a description of the other conditions to the mergers.

HOW WILL THE MERGERS BE TREATED FOR ACCOUNTING PURPOSES?

     We expect the mergers to be treated as purchases by Futech, which means that the amount by which the total merger consideration received by stockholders of the other merging companies plus the amount of their liabilities exceeds the fair market value of their identifiable assets will initially be treated as goodwill by New Futech for accounting purposes.

WHEN DO YOU EXPECT THE MERGERS TO BE COMPLETED?

     We are working to complete the mergers during the third quarter of 1999. However, the Merger Agreement does not contain any express deadline for the mergers to proceed.

WHAT ARE THE TAX CONSEQUENCES OF THE MERGERS TO ME?

     We and the other merging companies have structured the Merger Agreement with the intent and expectation that the exchange of shares by Fundex shareholders will be tax-free for federal income tax purposes. THERE WILL BE FEDERAL INCOME TAXES DUE ON THE CASH, PROMISSORY NOTES AND CONDITIONAL RIGHTS THAT YOU RECEIVE. You should review the more detailed description of federal tax
consequences that appear on pages   through   of this prospectus/proxy statement
supplement. State and local taxes may also become due as a result of the mergers.

     The precise tax consequences of the mergers will depend on your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the mergers to you.

WILL I HAVE DISSENTERS' RIGHTS?

     Yes, provided you do not vote in favor of the mergers and meet all other requirements of the dissenter's rights statute. See pages 22 and Appendix I to this prospectus/proxy statement supplement.

WHAT DO I NEED TO DO NOW?

     Just indicate on your proxy card how you want to vote on the mergers, and sign and mail it in the enclosed return envelope as soon as possible, so that your shares will be represented at the stockholders meeting.

     If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the mergers. If you do not vote or you abstain, it will have the same effect as a vote against the mergers.

     The stockholders meeting will take place on                , at
               local time, at                . You may attend the stockholders
meeting and vote your shares in person, rather than signing and mailing your proxy card. In addition, you may withdraw your proxy up to and including the day of the meeting and either change your vote or attend the meeting and vote in person.

SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

     No. After the mergers are completed we will send you written instructions for exchanging your stock certificates for the New Futech stock, cash and promissory notes to which you are entitled.

                      OTHER INFORMATION ABOUT THE MERGERS

THE COMPANIES

     NEW FUTECH

     Futech Interactive Products, Inc.
     2999 North 44th Street, Suite 225
     Phoenix, Arizona 85018-7247
     (602) 808-8765

     New Futech is a newly-organized Delaware corporation that has been formed to be the surviving parent corporation under the Merger Agreement. New Futech has had no operations prior to the date of this prospectus/proxy statement supplement. Under the Merger Agreement, first Futech and then Janex, Trudy and DaMert will merge with and into New Futech, which will survive the mergers. As a part of the mergers, New Futech will change its name to "Futech Interactive Products, Inc."

     NEW SUB

     Futech Toys & Games, Inc.
     2237 Directors Row
     Indianapolis, Indiana 46241
     (317) 248-1080

     New Sub is a newly-organized Nevada corporation that has been formed to be the surviving subsidiary corporation of New Futech under the Merger Agreement. New Sub has had no operations prior to the date of this prospectus/proxy statement supplement. Under the Merger Agreement, Fundex will merge with and into New Sub, which will survive that merger as a wholly-owed subsidiary of New Futech. All of the stock and assets of New Sub will be pledged to the former stockholders of Fundex to secure the promissory notes of New Sub issued to them in connection with the merger of Fundex into New Sub. In addition, the former stockholders of Fundex who do not elect the All Cash Alternative will receive a conditional option to purchase New Sub's license to market the "Phase 10" family of games in 2002 in exchange for the New Futech stock they receive in the mergers (but not the cash or promissory notes), exercisable only if the stock has not achieved targeted liquidity and a valuation of at least $7.50 per share ($4,500,000 in the aggregate, if no stockholders elect the All Cash Alternative) within three years after the completion of the mergers.

     JANEX

     Janex International
     c/o Futech Interactive Products, Inc.
     2999 North 44th Street, Suite 225
     Phoenix, Arizona 85018-7247
     (602) 808-8765

     Janex manufactures and markets children's toys, gumball banks, flashlights and battery operated toothbrushes marketed under the brand name Janex. Janex incorporates licensed characters into most of its products, and sells its products to United States mass merchant retailers, toy specialty stores and department stores.

    FUTECH

    Futech Interactive Products, Inc.
    2999 North 44th Street, Suite 225
    Phoenix, Arizona 85018
    (602) 808-8765

     Futech designs, publishes, manufactures and markets interactive, educational, promotional and entertainment products (i.e., books, game boards with sound capabilities and specialty post cards) targeted primarily towards children. Futech's patented technology utilizes specialized conductive ink to print interactive touch points. These touch points trigger speech, music and sound effects. Futech licenses this technology to major entertainment and publishing companies. Futech also distributes proprietary products, as well as those of third party publishers, to warehouse clubs, national book chains, specialty and independent retailers and major toy chains.

    TRUDY

    Trudy Corporation
    353 Main Avenue
    Norwalk, CT 06851-1552
    (203) 846-2274

     Trudy Corporation was initially organized as a Connecticut corporation under the name "Norwest Manufacturing Corporation" in 1979. Trudy, which does business under the name Soundprints, publishes juvenile story books and audio-cassettes which are sold in conjunction with contract manufactured educational toys to the retail and mail order markets.

    FUNDEX

    Fundex Games, Ltd.
    2237 Directors Row
    Indianapolis, Indiana 46241
    (317)248-1080

     Fundex Games, Ltd. was originally incorporated in the State of Indiana as "Third Quarter, Inc." in 1991. Fundex develops, markets, and distributes a variety of games and toys for both children and adults, including:

     - card games, puzzles and board games, including the Phase 10 card game and its sister products;

     - skill and action games for children;

     - games, puzzles and toys featuring characters licensed from third parties; and

     - spring and summer toys for children, including jump ropes, water toys and water games.

    DAMERT

    DaMert Company
    1609 Fourth Street
    Berkeley, California 94710
    (510) 524-7400

     DaMert Company was founded in 1973 and incorporated in 1979. DaMert creates and produces toy and gift products targeted primarily to children ages 6-12 with nature and science themes. Presently, the product line includes over 200 toys, gifts and puzzles selling through catalogs, museums, department stores, specialty gift stores and toy stores nationwide.

THE SPECIAL MEETING

DATE, TIME AND PLACE (PAGE   )

     The Fundex special meeting will be held on                , at
               at                .

PURPOSE OF THE SPECIAL MEETING (PAGE   )

     We have called the special meeting so the Fundex stockholders can vote on whether to approve the mergers pursuant to the Merger Agreement. The directors of Futech, Trudy, Janex and DaMert have called for special meetings of the stockholders of their companies so that they also can vote whether to approve the mergers.

RECOMMENDATION OF THE FUNDEX BOARD OF DIRECTORS (PAGE   )

     We have unanimously approved the Merger Agreement and unanimously recommend that the stockholders of Fundex vote "FOR" approval of the Merger Agreement.

THE MERGER AGREEMENT

     Under the Merger Agreement, first Futech and then Janex, Trudy, and DaMert will merge with and into New Futech, which will survive the mergers, and Fundex will merge into New Sub, which will survive as a wholly-owned subsidiary of New Futech. Under the Merger Agreement, Fundex stockholders who do not exercise dissenters' rights will generally receive a combination of cash, promissory notes of New Sub and common stock of New Futech as described in the prospectus/proxy statement under the heading "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT -- Basic Terms of the Merger Agreement." However, holders of up to approximately 29% of the outstanding stock of Fundex (i.e., all Fundex stockholders except Carl E. Voigt, IV and Carl E. Voigt, III, who have agreed not to receive this right) may elect to receive cash at the rate of $2.84 per Fundex share (the "All Cash Alternative"). Those Fundex stockholders not electing the All Cash Alternative will receive promissory notes in the aggregate amount of $4,500,000 minus the total consideration paid to stockholders electing the All Cash Alternative. Fundex stockholders not electing the All Cash Alternative will also receive .3693 shares of New Futech common stock per Fundex share plus their pro rata proportion (shared among all Fundex stockholders who do not elect the All Cash Alternative) of approximately .184635 shares of New Futech for each of the Fundex shares as to which the All Cash Alternative is selected. The promissory note of New Sub will be secured by a subordinated pledge of its assets and secured by a pledge of the New Sub stock and will also be fully and unconditionally guaranteed. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT -- Basic Terms of the Merger Agreement."

                     SPECIAL RISK FACTORS AFFECTING FUNDEX

     In addition to the risk factors set forth elsewhere in the prospectus/proxy statement, you should carefully consider the special risks of Fundex described below in evaluating the proposals which you will vote on at the special meeting and the effects on the securities you will acquire in the merger. Although we believe that the special risks and uncertainties described below are the major ones facing Fundex, they are not the only ones that we will face. Any of the following could have a material adverse effect on our business, financial condition or results of operations and the business, financial condition or results of operations of the combined companies.

A FEW CUSTOMERS ACCOUNT FOR MOST OF OUR SALES.

     Our five largest customers accounted for approximately 57.8% and 41.2% of our net sales in 1997 and 1998, respectively. We do not have any contracts with any of our customers, and we do not expect to enter into any. If we lose any of our major customers or if they substantially reduce their orders to us, this could have a material adverse effect on the future results of operations and financial condition of the combined company.

OUR PRODUCTS CAN BECOME OBSOLETE VERY QUICKLY.

     Consumer preferences can change rapidly in our markets. Our success generally depends on our ability to successfully introduce new products which consumers like. Because we have to make new product commitments well in advance of sales, we must anticipate future market demand when making new product decisions. The success of our new products depends on a number of things:

     - making the right product selections,

     - completing product design in a timely fashion,

     - implementing manufacturing and assembly processes in a timely and efficient manner, and

     - designing and implementing effective sales and marketing strategies and programs.

     Because of the factors outlined above, we cannot assure you that we will succeed in introducing new products which consumers like and that we will introduce these new products in a timely and efficient manner. If we fail to do these things or to do them well, our failure could have a material adverse effect on the future results of operations and financial condition of the combined companies.

MANY OF OUR COMPETITORS ARE BIGGER, HAVE GREATER FINANCIAL RESOURCES AND DO MORE CONSUMER ADVERTISING.

     We compete with many other companies in the design and development of new toys and games, in getting licenses for our current products and new products, and in marketing and distributing our products. Many of our competitors have greater financial resources, more sophisticated sales forces, larger facilities for product development and greater name recognition than we do. Many of our competitors do more consumer advertising than we do. Many of our competitors may also have greater influence with retailers than we do because of their size and may have the ability to price their products more aggressively.

     We cannot assure you that we will be able to compete successfully or that we will have the ability to expand our operations to help the combined companies grow.

WE RELY ON THE SUCCESS OF ONE PRINCIPAL PRODUCT LINE.

     We rely heavily on the success or failure of one principal product line and on the introduction of promotional products. We derived approximately 32.8% and 35.9% of our net sales in 1997 and 1998, respectively, from our Phase 10(TM) product line.

     Our failure to maintain the marketability of our Phase 10(TM) line could have a material adverse effect on the future results of operations and financial condition of the combined company. We cannot assure you that we will be able to maintain the marketability of our Phase 10(TM) line.

OUR RAW MATERIALS COSTS FLUCTUATE AND WE CANNOT ALWAYS INCREASE THE PRICE OF OUR PRODUCTS TO MATCH INCREASES IN THE COST OF OUR RAW MATERIALS.

     To make our products we primarily use the raw materials paper and plastic. We believe that adequate supplies of these raw materials are readily available to us and our contract manufacturers. However, as the price of these raw materials fluctuates, our manufacturing costs fluctuate accordingly. When raw materials costs rise during the year, we usually cannot increase the sales prices of our products to make up for increased costs of raw materials until the beginning of a calendar year, if at all.

WE DEPEND ON LICENSES FROM INVENTORS.

     We obtain many of our products through licenses from inventors. We compete with many other companies for such licenses. In addition, we depend upon proprietary character licenses for one of our newer product lines. We intend to seek other character licenses to expand our business.

     Many of our competitors have substantially greater financial and other resources than we do and therefore may have the resources to out-bid us for licenses. Many of our licensing agreements are non-exclusive and limited in duration, and competition for licenses is intense. We cannot assure you that we will succeed in renewing our present licenses or in obtaining new licenses.

WE HAVE SEASONAL VARIATIONS IN THE AMOUNT OF OUR SALES AND OUR FINANCIAL RESULTS USUALLY VARY FROM QUARTER TO QUARTER.

     To a greater extent than some other parts of the toy and game industry, the majority of retail sales of games and puzzles occur during the period from September to December. The great majority of shipments of games and puzzles occur during the third and fourth quarters, and we have our highest inventory levels then.

     We generate a substantial portion of our revenues during the third and fourth quarters, and our operating results usually fluctuate significantly among quarters because of this. Operating results may also fluctuate as a result of a number of other factors, including the timing of shipments of new products, activities of our competitors, advertising by competitors, and the emergence of new companies and products in the market.

                              STOCKHOLDER MATTERS

     Fundex stock does not trade on any established market. Similarly, there is no public trading market for the New Futech common stock. We expect the New Futech common stock to trade on the OTC Bulletin Board/Nasdaq Stock Market soon after the mergers, but we cannot be sure it will do so and we cannot predict what the price might be. We do not expect a trading market to develop for any of the other securities of New Futech.

     As of May 31, 1999, the record date, there were approximately 60 stockholders of record of Fundex common stock, as shown on our records.

     Fundex has not paid dividends on its common stock and does not anticipate paying dividends in the foreseeable future. If the mergers do not occur for any reason, we anticipate that all earnings, in the foreseeable future, will be retained for development of Fundex's business.

                      THE MERGERS AND RELATED TRANSACTIONS

GENERAL

     The Merger Agreement provides for the merger of Futech with and into New Futech, promptly followed by the substantially simultaneous merger of Janex, Trudy and DaMert with and into New Futech and the substantially simultaneous merger of Fundex with and into New Sub. The discussion in this prospectus/proxy statement supplement and the related prospectus/proxy statement of the mergers and the description of the principal terms of the Merger Agreement contained in the prospectus/proxy statement are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to the prospectus/proxy statement as Appendix A, and incorporated herein by reference.

EFFECTS OF THE MERGERS

GENERAL

     We intend for the mergers to occur promptly following approval of the mergers by the requisite vote of the stockholders of each of Janex, Futech, Trudy, DaMert and Fundex and the satisfaction or waiver of all other conditions to consummation of the mergers. The mergers will become effective at or about the time of filing of articles of merger or other appropriate documents with the applicable government offices or agencies. At that time (a) first Futech and then Janex, Trudy and DaMert will merge with and into New Futech with the result that New Futech will be the surviving corporation and (b) then Fundex will merge with and into New Sub with the result that New Sub will be the surviving corporation. As part of the mergers, New Futech will change its name to "Futech Interactive Products, Inc." The stockholders of Fundex will become stockholders of New Futech, and their rights will be governed by the New Futech certificate of incorporation and bylaws. See "Comparison of Rights of Stockholders of Fundex and New Futech." See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT" in the prospectus/proxy statement.

     For information regarding the operation of New Futech and New Sub following the mergers, see "DESCRIPTION OF NEW FUTECH'S BUSINESS" in the prospectus/proxy statement. For information regarding the officers and directors of New Futech following the mergers, see "NEW FUTECH'S MANAGEMENT" in the prospectus/proxy statement.

EXCHANGE RATIOS

     If none of the Fundex stockholders elects the All Cash Alternative, each share of Fundex common stock outstanding immediately prior to the mergers (other than dissenting shares) will be converted into the right to receive approximately 0.3693 shares of New Sub common stock, approximately $0.1539 in cash, and a promissory note of New Futech in the amount of approximately $2.6157 that bears interest at the rate of 10% per annum, is due one year after the mergers occur, and is secured by New Futech's pledge of all of the stock of New Sub, by a subordinated lien on New Sub's assets and by the full and unconditional guarantee of New Futech. Stockholders will also receive the conditional right to exchange their New Futech stock for the license rights to the "Phase 10" family of products as described below.

     Any Fundex stockholders who elect the All Cash Alternative will instead receive cash at the rate of $2.84 per Fundex share. In that case the remaining Fundex stockholders will receive:

     - one year promissory notes in an aggregate amount of $4,500,000 minus the aggregate amount paid to stockholders who elect the All Cash Alternative; plus

     - approximately .3693 shares of New Futech common stock per Fundex share; plus

     - their pro rata proportion (shared among all Fundex stockholders who do not elect the All Cash Alternative) of approximately .184635 shares of New Futech for each of the Fundex shares as to which the All Cash Alternative is selected.

     Outstanding shares of Futech, Trudy, Janex and DaMert will also be converted into a combination of cash, promissory notes and common stock of New Futech. Under certain circumstances the former stockholders of Trudy will have the right to receive additional New Futech stock or to exchange their New Futech stock for unsecured five year debentures. In addition, outstanding options of each of the merging companies will be converted into options to purchase common stock of New Futech. See "DESCRIPTION OF THE MERGERS AND THE MERGER
AGREEMENT -- Basic Terms of the Merger Agreement."

FRACTIONAL SHARES

     Fractional shares of New Futech common stock will not be issued in the mergers. Instead, stockholders in any of the merging companies who would otherwise have received an amount of New Futech stock that includes a fraction of a share will instead receive an amount of cash equal to that fraction multiplied by $7.50. For example, a Fundex stockholder who is otherwise entitled to receive 15.5 shares of New Futech common stock will actually receive only 15 shares, plus $3.75 in cash (i.e., 0.5 times $7.50).

BACKGROUND OF THE MERGER

     On September 3, 1998, Mr. Vince Goett, Chairman of Futech, telephoned Mr. Chip Voigt, President of Fundex, to express interest in working together on the development, marketing and production of certain game products utilizing Futech's proprietary product. Mr. Goett also wanted to further explore business synergies.

     On September 11, 1998, Mr. Goett arranged for Mr. Chip Voigt and Mr. Pete Voigt, Executive Vice President, to visit the Futech offices in Phoenix. During the meeting the Voigts and Mr. Goett toured the facilities and discussed the Futech proprietary product and the possibilities for a merger between the two companies.

     On January 7, 1999, Mr. Chip Voigt and Fundex counsel met with Mr. Goett and Mr. Mel Sauder, President of Futech, to continue discussions and structure of a possible merger.

     From the visit to the Futech offices in Phoenix in 1998 through March 5, 1999, Mr. Chip Voigt, Mr. Goett, and Mr. Sauder engaged in negotiations regarding the merger. The negotiations culminated in a Letter of Intent of Merger dated March 5, 1999.

     From shortly after the date of the discussions with Futech in 1998 through the signing of the Merger Agreement, Mr. Chip Voigt and Mr. George Propsom, Fundex's Director of Product Development, had lengthy discussions on the development of games and puzzles utilizing the Futech patents and processes with Mr. Joe Petter, Futech's Chief Operating Officer, and Mr. Scott Leuthold, Futech's Director of Product Development.

     From March 5, 1999, through the date of the signing of the agreement, the parties have engaged in extensive discussions to negotiate the complete and final terms of the Merger Agreement and have conducted extensive due diligence with regard to each other's business.

     On April 29, 1999, the Fundex Board of Directors met to discuss the progress of the discussions of the Merger Agreement.

     On May 27, 1999, the Futech Board of Directors approved the mergers and the Merger Agreement. On June 7, 1999, the Fundex Board of Directors approved the merger of Fundex into New Sub and the Merger Agreement, and as of June 7, 1999, the Merger Agreement was executed.

REASONS FOR THE MERGERS

     Fundex is a privately held company which has historically found it difficult to obtain access to sufficient capital to expand its business and make all of the investments in its products and operations which it felt were desirable. It has also relied very heavily on a single product line, making introductions of new products and promotional items more risky, because of the heavier financial burden these placed on Fundex financial resources than on larger companies with more diverse and varied product lines and greater financial resources. Cash flow shortfalls have occurred more frequently than the company desired.

     Fundex believes the mergers will offer a number of benefits to Fundex, including the following:

     - Fundex expects to benefit from Futech's patented technology as well as Futech's established distribution channels in children's publishing.

     - Fundex expects to benefit from the greater financial resources and access to capital of the combined entities, especially for product development and distribution.

     - Fundex expects to benefit from the combined entities' greater access to character licensed products which are essential to continued growth of the Fundex product line.

     - Fundex expects to benefit from the greater depth of management which the resulting entity will provide.

     - Fundex expects to benefit from the more diverse product line of the combined companies and the diminished seasonal impact on its business.

     - Fundex expects that stockholders who do not sell their shares for cash will benefit because the Futech stock which they will receive is likely to be publicly traded and therefore much more liquid than current Fundex stock.

     Although Fundex believes the mergers will offer it a number of benefits, as outlined above, it has no assurances that the post-merger company will provide it with adequate capital to fund future growth or that additional acquisitions can be completed to create the economies of scale which it believes that the merger can provide.

     In addition to the factors outlined above, Fundex's Board of Directors considered the following additional factors in arriving at its decision. Fundex's Board of Directors viewed the mergers as the best means to obtain liquidity for the stockholders investment in Fundex. In the past few years, Fundex's Board of Directors have considered a number of alternatives to provide liquidity and greater capital resources for Fundex, including an initial public offering in 1996. Because it has a niche product line and is a relatively small company, Fundex's Board of directors determined that the prospects for an advantageous initial public offering were not favorable.

     Fundex's Board of Directors believes that the mergers are fair and in the best interests of Fundex and its stockholders and therefore recommends that the stockholders vote in favor of the merger of Fundex into New Sub.

     Fundex's Board of Directors believes that the merger of Fundex into New Sub is the best alternative for Fundex stockholders because Fundex stockholders are likely to have a public market available for sale of their Futech shares should they wish to sell them. Moreover, the Fundex Board of Directors believes that the two alternatives offered to shareholders for disposition of their Fundex stock under the Merger Agreement provide investors with an attractive set of alternatives for disposition of their interest in Fundex. Fundex's Board of Directors has considered the fact that the value of Futech stock may fluctuate significantly after the mergers.

     For additional information regarding the background of and reasons for the mergers, see "DESCRIPTION OF NEW FUTECH'S BUSINESS -- Reasons for the Mergers" in the prospectus/proxy statement.

FUNDEX'S BOARD RECOMMENDATION

     THE BOARD OF DIRECTORS OF FUNDEX HAS DETERMINED THAT THE MERGERS ARE ADVISABLE AND IN THE BEST INTERESTS OF FUNDEX AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY RECOMMENDED A VOTE FOR APPROVAL OF THE MERGER PROPOSAL.

RELATED AGREEMENTS; INTERESTS OF CERTAIN FUNDEX AFFILIATES IN THE MERGER

     ON JUNE 7, 1999, FUNDEX AND FUTECH ENTERED INTO A LOAN AND LICENSING AGREEMENT PURSUANT TO WHICH (a) FUTECH AGREED TO LOAN FUNDEX (OR PROVIDE LETTERS OF CREDIT FOR) AN AGGREGATE OF $1,500,000 AND (b) A NONEXCLUSIVE LICENSE PERMITTING CERTAIN FUNDEX PRODUCTS TO USE FUTECH'S GAME BOARD TECHNOLOGY PENDING THE MERGERS IN EXCHANGE FOR A ROYALTY EQUAL TO 50% OF NET PROFITS ON THE ASSOCIATED PRODUCTS. THE DEBT MUST BE REPAID OVER A PERIOD OF 24 MONTHS. IF THE MERGERS OCCUR AND THEREAFTER THE FORMER FUNDEX STOCKHOLDERS FORECLOSE ON THE NEW SUB STOCK AS A RESULT OF A DEFAULT ON THE PROMISSORY NOTES ISSUED IN THE MERGERS, UP TO $750,000 OF THIS DEBT WILL BE CANCELLED AS A PENALTY.

REGULATORY MATTERS

     Except as disclosed in this prospectus/proxy statement supplement and the prospectus/proxy statement supplement, Fundex and New Futech are not aware of any governmental or regulatory approvals required for consummation of the mergers, other than compliance with the federal securities laws and applicable securities and "blue sky" laws of the various states.

CERTAIN FEDERAL TAX MATTERS

     In the opinion of Quarles & Brady LLP, special tax counsel to New Futech, the merger of Fundex into New Sub will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and New Futech, New Sub and Fundex will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

     In rendering its opinion, counsel has relied upon and assumed as accurate and correct on the date hereof, and will rely on and assume as accurate and correct as of the Effective Time of merger, the information contained in this prospectus/proxy statement supplement and the related prospectus/proxy statement and certain representations as to factual matters made by New Futech, New Sub and Fundex. The representations relied upon include the following: (i) the Fundex stockholders will receive in the merger New Futech common stock having a fair market value of at least 40% of the fair market value of all outstanding Fundex common stock immediately before the merger; (ii) in the merger Fundex will transfer to New Sub assets representing at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets taking into account any redemptions or distributions by Fundex occurring prior to the merger and certain other items; (iii) there is no plan or intention on the part of New Futech or a corporation related to New Futech to purchase any of the New Futech common stock transferred to the Fundex stockholders in the merger; and (iv) the source of payment of all cash to any Fundex stockholder in the merger will be New Futech. Any inaccuracy or change with respect to such information or representations or actions of New Futech, New Sub or Fundex contrary to the representations could adversely affect the conclusions reached in the opinion and the tax summary set forth below.

     Counsel's opinion represents its best legal judgement as to the tax treatment of the merger, but its opinion is not binding on the Internal Revenue Service (the "Service"). The parties have not and will not request a ruling from the Service in connection with the federal income tax consequences of the merger.

     The following discussion addresses certain federal tax consequences of the merger to a Fundex stockholder assuming the Merger will qualify as a reorganization and is based on the provisions of the Code, the applicable regulations thereunder, judicial authority and current administrative rulings and practices as of the date hereof, all of which are subject to change, possibly with retroactive effect. The discussion assumes that the shares of Fundex common stock are held as capital assets.

     If any Fundex stockholders elect the All Cash Alternative, then such Fundex stockholders will receive only cash for their Fundex common stock in the merger and the nonelecting Fundex stockholders will receive shares of New Futech common stock, New Sub Notes and the conditional rights and no cash for their Fundex common stock in the merger. If no Fundex stockholders elect the All Cash Alternative, then all Fundex stockholders will receive new Futech common stock, New Futech Notes, the conditional rights and cash for their Fundex common stock in the merger.

     A Fundex stockholder that receives solely cash in the merger in exchange for such stockholder's shares of Fundex common stock generally will recognize capital gain or loss measured by the difference between the amount of cash received with respect to each share of Fundex common stock and the tax basis of each such share of Fundex common stock exchanged therefor. However, if any such stockholder actually or constructively owns shares of New Futech common stock after the merger (as the result of constructive ownership of shares of Fundex common stock that are exchanged for shares of New Futech common stock in the merger), the cash received by such stockholder may, in certain circumstances, be taxed as a dividend. The circumstances under which dividend treatment may apply and the tax consequences thereof are similar to those discussed below with respect to the receipt of New Futech common stock, New Sub Notes, the conditional rights and cash, except that the amount treated as a dividend would not be limited to the amount of such stockholder's gain realized in the transaction.

     A Fundex stockholder that receives New Futech common stock, New Sub Notes and the conditional rights in the merger in exchange for such stockholder's shares of Fundex common stock will have the same treatment as discussed below with respect to the receipt of New Futech common stock, New Sub Notes, the conditional rights and cash.

     A Fundex stockholder will not recognize loss on the receipt of New Futech common stock, New Sub Notes and cash in exchange for Fundex common stock. However, under Section 356(a)(1) of the Code, the stockholder will recognize gain, if any, with respect to each share of Fundex common stock exchanged (measured by the sum of the fair market value of the portion of a share of New Futech common stock received for such share of Fundex common stock, plus the fair market value of the portion of the New Sub Notes received for such share of Fundex common stock, plus the fair market value of the portion of the conditional rights received for such share of Fundex common stock, plus the amount of any cash received for such share of Fundex common stock, minus the tax basis of such share of Fundex common stock) but only to the extent of the amount of the New Sub Notes plus the amount of conditional rights plus the amount of cash received in exchange for such share of Fundex common stock.

     Under applicable Supreme Court precedent, any such gain recognized will be taxed as either gain from the sale or exchange or stock (i.e., capital gain) or as a dividend (to the extent of the stockholder's ratable share of the earnings and profits of Fundex), based upon whether, in the transaction described in the next sentence, such stockholder's interest in Fundex was reduced sufficiently so as to meet one of the tests set forth in Section 302(b) of the Code, as described below. For purposes of this determination, a Fundex stockholder will be treated as if such stockholder had engaged in a hypothetical transaction in which such stockholder and all other Fundex stockholders (i) received solely shares of New Futech common stock in exchange for all of their shares of Fundex common stock; and (ii) thereafter had a portion of such shares of New Futech common stock redeemed for the New Sub Notes, conditional rights and cash portion of the merger consideration. A Fundex stockholder's hypothetical interest in New Futech after step (i) is compared to such stockholder's interest in New Futech subsequent to the deemed redemption in step (ii). In each case, subject to limited exceptions, shares of New Futech common stock actually or constructively owned by such stockholder will be considered owned for purposes of applying the test, even if such shares of New Futech common stock were not received or deemed received in the merger.

     Under Section 302(b) of the Code a stockholder's interest in New Futech will be deemed to have been reduced sufficiently so as to result in sale or exchange treatment of the gain if, insofar as is here relevant, (i) such stockholder's interest in New Futech is completely terminated as a result of the transaction; (ii) as a result of the hypothetical redemption described above and taking into account all other hypothetical redemptions in the merger, the Trudy merger and the DaMert merger, a stockholder's interest in New Futech is less than 80% of the stockholder's interest in New Futech before the redemption; or
(iii) such stockholder's interest was "meaningfully reduced" by virtue of such redemption (the "Section 302 Tests"). While the latter of the Section 302 Tests requires a determination based on a stockholder's particular facts and circumstances, the Service has indicated in published rulings that a distribution that results in any actual reduction in interest of an extremely small minority stockholder in a publicly held corporation will meaningfully reduce the stockholder's interest in the corporation if the stockholder exercises no control with respect to corporate affairs.

     Under the applicable constructive ownership rules of Section 318 of the Code for purposes of the Section 302 Tests, a stockholder will, in general, be treated as owning shares owned by certain family members and other related entities, or that are subject to options owned or deemed owned by such person. The actual or constructive ownership of shares of Fundex common stock may, in some circumstances, have the effect of causing a Fundex stockholder that would otherwise qualify for capital gain treatment under the Section 302 Tests to fail to so qualify and subject such stockholder to dividend treatment.

     To the extent that cash, the conditional rights and New Sub Notes received in exchange for shares of Fundex common stock are treated as a dividend to a corporate stockholder (other than an S corporation), such stockholder will be
(i) eligible for a dividends received deduction (subject to applicable limitations); and (ii) subject to the "extraordinary dividend" provisions of the Code. Under recently enacted legislation, any cash which is treated as a dividend to a corporate stockholder will constitute an extraordinary dividend, except as otherwise provided in Treasury Regulations which have yet to be promulgated. Consequently, in the absence of such regulations, the nontaxed portion of any such dividend would reduce the stockholder's adjusted tax basis in the shares of New Futech common stock received in the merger but not below zero and would thereafter be taxable as capital gain.

     The tax basis of each share of New Futech common stock received in the merger will be the same as the tax basis of the shares of Fundex common stock exchanged therefor, increased by the amount of gain recognized on the exchange with respect to such shares of Fundex common stock (including any such gain that is treated as a dividend), decreased by any portion of such shares of Fundex common stock which is converted into cash in lieu of receipt of a fractional share of New Futech common stock, and further decreased by the amount of New Sub Notes, the amount of the conditional rights and cash received with respect to such shares of Fundex common stock (other than cash received in lieu of a fractional share interest). The holding period of the shares of New Futech common stock received will include the holding period of the shares of Fundex common stock exchanged therefor.

     The payment of cash to a holder of Fundex common stock in lieu of a fractional share interest, if any, of New Futech common stock will result in recognition of gain or loss, measured by the difference between the amount of cash received and the portion of the adjusted tax basis of Fundex common stock allocable to such fractional share interest.

     Provided that a Fundex stockholder's recognized gain in the merger is treated under the Section 302 Tests as a gain from the sale or exchange of stock and not as a dividend, a Fundex stockholder may report the portion of the gain attributable to the New Sub Notes received for the Fundex common stock under the installment method (i.e., gain is reportable in the taxable year in which cash is received under the New Sub Notes).

     A holder of Fundex common stock who receives New Futech common stock, New Sub Notes, the conditional rights and/or cash pursuant to the merger will be required to retain records and file with such holder's federal income tax return for the taxable year in which the merger takes place a statement setting forth all relevant facts in respect of the nonrecognition of gain or loss upon such exchange. The statement is required to include (i) such holder's basis in the shares of Fundex common stock surrendered in the merger; and (ii) the value of New Futech common stock, New Sub Notes and the conditional rights received (using fair market value as of the Effective Time of merger) and the amount of any cash received in the merger.

     The foregoing discussion is intended only as a description of the material federal income tax consequences of the merger and does not purport to be a complete analysis or description of all potential tax effects of the merger. In addition, the discussion does not address all of the tax consequences that may be relevant to particular taxpayers in light of their personal circumstances or to taxpayers subject to special treatment under the Code (for example, insurance companies, financial institutions, dealers in securities, tax exempt organizations, foreign corporations, foreign partnerships, or other foreign entities and individuals who are not citizens or residents of the United States and persons who acquired their New Futech common stock pursuant to the exercise or termination of employee stock options, warrants or otherwise as compensation).

     No information is provided herein with respect to the tax consequences, if any, of the merger under applicable foreign, state, local and other tax laws.

     The general summary set forth above is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder of Fundex common stock. EACH HOLDER OF FUNDEX COMMON STOCK IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER, INCLUDING THE APPLICATION OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

     The mergers are intended to qualify as purchases by Futech, which means that the amount by which the total merger consideration received by stockholders of the other merging companies plus the amount of their liabilities exceeds the fair market value of their identifiable assets will initially be treated as goodwill by New Futech for accounting purposes.

                          NEW FUTECH AND FUNDEX SHARES

NEW FUTECH COMMON STOCK

     For a description of New Futech common stock and its authorized but unissued preferred stock, see "DESCRIPTION OF NEW FUTECH CAPITAL STOCK" in the prospectus/proxy statement.

GENERAL DESCRIPTION OF FUNDEX COMMON STOCK

     Fundex is authorized to issue up to 8,000,000 shares of common stock, $.001 par value. There are 1,624,824 shares of common stock outstanding at the date of this prospectus/proxy statement supplement. At the date of this prospectus/proxy statement supplement, there were approximately 60 holders of record of the Company's Common Stock.

COMMON STOCK

     Holders of Fundex common stock are entitled to share ratably in dividends as are declared by the Board of Directors of the company out of funds legally available for the payment of dividends. In the event of any liquidation, dissolution or winding-up of the Fundex, the holders of common stock will be entitled to receive a pro rata share of the net assets of the company remaining after payment or provision for payment of the debts and other liabilities of the company.

     Holders of common stock are entitled to one vote per share in all matters to be voted upon by stockholders. Cumulative voting for the election of directors, and all other matters brought before stockholders meetings, whether annual or special, is not permitted. Holders of Fundex common stock have no preemptive or subscription rights, and the common stock is not subject to redemption or assessment.

COMPARISON OF THE RIGHTS OF HOLDERS OF FUNDEX COMMON STOCK AND NEW FUTECH COMMON
                                     STOCK

SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF NEVADA AND DELAWARE

     The corporation laws of Nevada and Delaware differ in many respects. Although all the differences are not set forth in this prospectus/proxy statement supplement, provisions which could materially affect the rights of stockholders are discussed below.

REMOVAL OF DIRECTORS

                                     Nevada

Applicable Nevada law provides that one or more directors of a corporation may be removed with or without cause, by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote, subject to certain conditions. These conditions include certain voting requirements applicable to corporations having cumulative voting rights and to the removal of a member of a board who is elected by a single class. The Fundex Board of Directors is not classified. Fundex stockholders may not cumulate votes for directors.

                                    Delaware

Under applicable Delaware law any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. Applicable Delaware law also provides additional requirements for the removal of a member of a board which is classified as to term or elected by a single class or elected by classes possessing cumulative voting rights. In the case of a Delaware corporation having cumulative voting, if less than the entire board is to be removed, a director may not be removed without cause if the number of shares voted against such removal would be sufficient to elect the director under cumulative voting. A director of a corporation with a classified board of directors may be removed only for cause, unless the certificate of incorporation otherwise provides. The certificate of incorporation and bylaws of New Futech provide for a classified board of directors, but not for cumulative voting.

CLASSIFIED BOARD OF DIRECTORS

     A classified (the term in Delaware) or staggered board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year. This method of electing directors makes changes in the composition of the board of directors more difficult, and thus, a change in control of a corporation potentially a lengthier and more difficult process.

                                     Nevada

Nevada law permits, but does not require, a staggered board of directors, by which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year. The Fundex articles of incorporation do not provide for a staggered board.

                                    Delaware

Delaware law permits, but does not require, a classified board of directors, by which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year. The New Futech certificate of incorporation and bylaws provide for a classified board, consisting of three classes with three directors in each class.

INDEMNIFICATION AND LIMITATION OF LIABILITY

     Both the Nevada and applicable Delaware laws provide that a director, employee, officer or agent of a corporation may be indemnified against liability (other than in an action by or in the right of the corporation) and other costs incurred by such person in connection with such proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reason to believe the conduct was unlawful. For actions or suits brought by or in the name of the corporation, both the Nevada and applicable Delaware laws provide that a director, employee, officer or agent of a corporation may be indemnified against expenses incurred by such person in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or at least not opposed to, the best interests of the corporation, except that if such person is adjudged to be liable to the corporation, such person can be indemnified if and only to the extent that a court determines that despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. On the other hand, if he/she prevails, indemnification is mandatory. See the following paragraph for a discussion of the differences in the standards of liability for Fundex directors compared to New Futech directors.

     The Nevada and Delaware Statutes both allow a corporation to include, in its articles or certificate of incorporation, a provision that limits or eliminates the personal liability of an officer (Nevada only) or a director to the corporation and its stockholders for monetary damages for such person's breach of fiduciary duty, provided that such provision may not so limit a director's liability (i) for a breach of his or her duty of loyalty to the corporation (Delaware only); (ii) for acts or omissions not in good faith or involving fraud (Nevada only); intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends, certain stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit (Delaware only).

INSPECTION OF STOCKHOLDER LIST

     Nevada law allows any stockholder who has been a holder of record of shares for at least six months, or any person holding, or thereunto authorized in writing by the holder of, at least 5% of all of the outstanding shares of a corporation to inspect the stockholder list, if the stockholder makes a demand in good faith and for a proper purpose and the records requested are directly connected with the stockholder's purpose. Delaware law allows any stockholder to inspect the stockholder list for a purpose reasonably related to such person's interests as a stockholder. Both Nevada and Delaware law require the stockholder to give the corporation written notice of its demand prior to inspection of the stockholder list.

DIVIDENDS AND REPURCHASES OF SHARES

                                     Nevada

Holders of Fundex common stock are entitled to share ratably in such cash dividends as may be declared from time to time by Fundex's Board of Directors out of funds legally available therefor. Nevada law permits a corporation to declare and pay dividends unless it would render the corporation insolvent.

                                    Delaware

Delaware law permits a corporation to declare and pay dividends out of surplus or if there is no surplus, out of net profits for the fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

STOCKHOLDER VOTING

                                     Nevada

Applicable Nevada law requires that any proposed exchange, merger or consolidation of a corporation must be approved by the holders of a majority of the outstanding shares entitled to vote.

                                    Delaware

Applicable Delaware law provides that a merger, consolidation, sale, lease or exchange of all or substantially all of its assets may be effected upon a vote of the holders of a majority of a corporation's outstanding shares. Delaware law does not require a stockholder vote of the surviving corporation in a merger if
(a) the merger does not amend the existing certificate of incorporation, (b) each outstanding share of the surviving corporation before the merger is unchanged or becomes a treasury share of the surviving corporation, and (c) the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to such issuance.

STOCKHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS UNDER DELAWARE AND NEVADA LAW

     In recent years, a number of states have adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation, and one or more of its significant stockholders, more difficult. Under sec. 203 of the Delaware General Corporation Law, certain "business combinations" with "interested stockholders" of Delaware corporations are subject to a three-year moratorium unless specified conditions are met.

     Section 203 prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the date that such person or entity becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity who or which owns, individually or with or through certain other persons or entities, 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner, individually or with or through certain other persons or entities, of 15% or more of such voting stock at any time within the pervious three years, or is an affiliate or associate of any of the foregoing.

     For purposes of sec. 203, the term "business combination" is defined broadly to include mergers with or caused by the interested stockholder; sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a direct or indirect majority-owned subsidiary equal in aggregate market value of 10% or more of the aggregate market value of either the corporation's consolidated assets or all of its outstanding stock; the issuance of transfer by the corporation or a direct or indirect majority-owned subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for certain transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock or of the corporation's voting stock); or receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

     The three-year moratorium imposed on business combinations by sec. 203 does not apply if:

     - prior to the date on which such stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction that resulted in the person or entity becoming an interested stockholder,

     - upon consummation of the transaction that made him or her an interested stockholder, the interested stockholder owns at least 85% of the corporation's voting stock outstanding at the time the transaction commenced (excluding from the eighty-five percent calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentiality whether to accept a tender or exchange offer), or

     - on or after the date such person or entity becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by sixty-six and two-thirds percent of the outstanding voting stock not owned by the interested stockholder.

     Section 203 only applies to certain publicly held corporations that have a class of voting stock that is:

     - listed on a national securities exchange,

     - quoted on an interdealer quotation system of a registered national securities association, or

     - held of record by more than 2,000 stockholders.

     Under certain circumstances, sec. 203 of the DGCL may made it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period.

     Applicable Nevada law similarly prohibits such business combinations between Nevada corporations and interested stockholders for a period of 3 years after the interested stockholder's date of acquiring shares unless the combination or the purchase of the shares, made by the interested stockholder is approved by the board of directors. Applicable Nevada law also prohibits such business combinations after the expiration of 3 years after the interested stockholder's date of acquiring shares unless the combination meets the requirements specified in Section 78,439 for director and stockholder approvals or Sections 78,441 to 78,444 inclusive with respect to the consideration to be received in the combination by all stockholders other than the interested stockholder. Applicable Nevada law defines interested stockholders to include persons who, alone or together with affiliates, beneficially own 10% of the outstanding stock of the corporation. A Nevada corporation may opt-out of the application of these provisions under certain circumstances.

     Applicable Nevada law also denies voting rights to a stockholder who acquires a controlling interest in a Nevada corporation, unless such voting rights are approved by a majority of the voting powers of the corporation. A Nevada corporation may opt-out of the application of these provisions under certain circumstances. Fundex has not opted out of the application of this statute.

     Nevada law does not require a stockholder vote of the surviving corporation in a merger if (a) the merger does not amend the existing articles of incorporation, (b) each outstanding share of the surviving corporation before the merger is unchanged, and (c) the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to such issuance.

INTERESTED DIRECTOR TRANSACTIONS

                                     NEVADA

     Applicable Nevada law contains a provision similar to Delaware law, except that the board of directors may approve the transaction only if the vote is sufficient without counting the vote of the interested directors.

                                    DELAWARE

     Applicable Delaware law states that a transaction involving an interested director of a Delaware corporation is not void or voidable if (a) the director's interest in the transaction is disclosed to the board and a majority of the disinterested directors approve it, (b) the interest is disclosed to the stockholders and the transaction is approved by a majority of the stockholders, or (c) the transaction is fair to the corporation.

APPRAISAL/DISSENTERS' RIGHTS

     According to Nevada Revised Statutes Section 92A.420.1, stockholders of Fundex who wish to assert dissenters' rights:

          - must deliver to Fundex BEFORE the vote is taken at the Special Meeting written notice of their intent to demand payment for their Fundex common stock if the merger is completed; and

          - must not vote their shares in favor of the Merger Agreement.

     Stockholders failing to satisfy these requirements will not be entitled to dissenters' rights under Chapter 92A of the Nevada Revised Statutes.

     According to Delaware law, appraisal rights are not available (a) with respect to the sale of all or substantially all of the assets of a corporation,
(b) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders, plus cash in lieu of fractional shares of such corporations, or (c) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger under Delaware law.

                       SELECTED HISTORICAL FINANCIAL DATA

     The selected historical financial data set forth below with respect to the consolidated statements of income of Fundex for each of the five years in the period ended December 31, 1998, and with respect to the consolidated balance sheets of Fundex at December 31 of each of the five years ending December 31, 1998, are derived from the audited consolidated financial statements of Fundex incorporated by reference in this prospectus/proxy statement supplement. The data for the three month periods ended March 31, 1999 and 1998 are derived from the Fundex unaudited quarterly financial statements that are also incorporated herein.

     The data set forth below are qualified by reference to, and should be read in conjunction with, the financial statements and the notes related thereto included in the prospectus.

                                                                     THREE MONTHS
                                                                         ENDED
                                YEAR ENDED DECEMBER 31,                MARCH 31,
                       ------------------------------------------   ---------------
                        1994     1995     1996     1997     1998     1998     1999
                       ------   ------   ------   ------   ------   ------   ------
                             (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
SELECTED OPERATING
  DATA
Net Sales............  $3,802   $4,601   $6,212   $7,798   $8,577   $1,117   $  935
Net income (loss)....     359      337       34   (1,164)      (3)    (143)    (109)
Net income (loss) per
  share..............    0.31     0.29     0.03    (0.71)    0.00       --       --

                                           DECEMBER 31,                     MARCH 31,
                            ------------------------------------------   ---------------
                             1994     1995     1996     1997     1998     1998     1999
                             ----    ------   ------   ------   ------   ------   ------
SELECTED BALANCE SHEET
  DATA
Current assets............  $  982   $1,130   $2,236   $4,165   $3,851   $3,132   $3,151
Total assets..............   1,025    1,234    2,842    4,793    5,279    4,270    4,529
Current liabilities.......     526      590    1,990    1,935    1,316    1,578    1,277
Total Liabilities.........     548      590    2,008    3,558    4,047    3,178    3,406
Stockholders' equity......     477      644      834    1,235    1,232    1,092    1,123

                  FUNDEX MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

     The following discussion should be read in conjunction with the Fundex's audited financial statements and notes thereto for the three years ended December 31, 1998, 1997 and 1996 and its unaudited financial statements for the three months ended March 31, 1999 and 1998, appearing as an attachment to the prospectus/proxy statement supplement.

OVERVIEW

     Fundex was originally incorporated and founded by Carl E. ("Chip") Voigt, IV and Carl E. ("Pete") Voigt, III in the State of Indiana in 1991 as Third Quarter, Inc. In August 1996, Fundex was reincorporated in the State of Nevada by establishing a new Nevada corporation and merging the Indiana corporation into the Nevada corporation. In connection with the merger, the name of the Company was changed to Fundex Games, Ltd.

     Fundex Games, Ltd. ("Fundex" or the "Company") develops, markets, and distributes a variety of games and toys for both children and adults. The Company's principal products include: (i) card games, puzzles, and board games;
(ii) skill and action games for children; (iii) games, puzzles, and toys featuring highly-recognized entertainment properties and characters licensed by Fundex from third parties; and (iv) spring and summer toys for children.

     The Fundex products are sold to mass merchant retailers, chain stores and specialty stores and are offered at retail prices ranging from $1.00 to $60.00.

RESULTS OF OPERATIONS OF THE COMPANY

     The following table sets forth, for the periods indicated, the relative percentage that certain income and expense items bear to net sales.

                                                                       THREE MONTHS ENDED
                          YEAR ENDED     YEAR ENDED     YEAR ENDED    ---------------------
                         DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   MARCH 31,   MARCH 31,
                             1996           1997           1998         1998        1999
                         ------------   ------------   ------------   ---------   ---------
Net Sales..............     100.0%         100.0%         100.0%        100.0%      100.0%
Cost of Sales..........      67.7           64.5           65.0          71.3        62.6
Royalties..............       3.2            4.2            4.2           3.7         5.1
                            -----          -----          -----         -----       -----
Gross Profit...........      29.1           31.3           30.7          25.0        32.3
Selling, general and
  administrative
  expenses.............      20.6           43.2           25.9          31.2        28.0
Depreciation and
  amortization.........       1.1            2.3            2.7           4.2         8.3
                            -----          -----          -----         -----       -----
Operating Income
  (loss)...............       7.4          (14.2)           2.2         (10.3)       (4.0)
Other expense..........      (7.2)          (0.7)          (2.2)         (2.5)       (7.7)
                            -----          -----          -----         -----       -----
Income (loss) before
  taxes................       0.2          (14.9)          (0.0)        (12.8)      (11.7)
Income tax benefit
  (expense)............       0.3           (0.0)          (0.0)         (0.0)       (0.0)
                            -----          -----          -----         -----       -----
Net income (loss)......       0.5          (14.9)          (0.0)        (12.8)      (11.7)

THREE MONTHS ENDED MARCH 31, 1999 COMPARED TO THREE MONTHS ENDED MARCH 31, 1998

     Net Sales. Net sales for the three months ended March 31, 1999 were $935,019 as compared with net sales of $1,117,470 for the three months ended March 31, 1998, or a decrease of 16.3%. The decrease is related to fewer inventory close-out sales for the three months ended March 31, 1999 as compared to March 31, 1998.

     Cost of Sales. Cost of sales of $585,495 decreased from $796,530 in the prior year. In percentage terms to net sales, cost of sales decreased from 71.3% to 62.6% principally as a result of the 1998 close-outs of inventory.

     Royalties. Royalties were $47,872 as of March 31, 1999 as compared to $41,412 on March 31, 1998. The increase is a result of increased international sales on Phase 10(TM) product line.

     Selling General and Administrative Expense. Selling, general and administrative ("SG&A") expenses decreased from $261,417 to $348,156. The decrease was a result from the company terminating it's retirement plan on January 1, 1999 resulting in a recapture of expenses approximating $104,000.

     Depreciation & Amortization. Depreciation and amortization expense was $77,143 as of March 31, 1999 as compared to $46,616 on March 31, 1998. The $30,527 increase is primarily a result of amortization of loan costs. In the third and fourth quarter of 1998, the Company secured a mezzanine facility with Liberty BIDCO Investment Company and replaced lender's on the line of credit facility. The new line of credit is with Wells Fargo Business Credit (formerly "Norwest Business Credit") and the old line of credit was with NBD Bank, N.A.

     Income from Operations. Consequently, income from operations of $(36,908) was up from ($115,244) in 1998.

     Other Income (Expense). Other expense was $71,924 as of March 31, 1999 as compared to $27,992 on March 31, 1998. Interest expense increased to $76,701 from $40,386 in the prior year. Fundex secured a $1,000,000 subordinated term loan from Liberty BIDCO Investment Corporation in August 1998. Interest is based on prime plus 3 percentage points and a revenue participation fee of 1.25% of net sales is also assessed. The interest cost attributable to the term loan was $46,126. The balance of the interest expenses at March 31, 1999 relates to the company's line of credit. Royalty income increased to $10,000 from $9,276 in the prior year. Phase 10(TM) international sales accounted for the increase in royalty income. Interest income decreased to $0 from $2,189 in the prior year. Fundex changed financial lenders in October 1998 and as a result, changed cash management processes.

     Taxes. No tax provision as company has approximately $1,000,000 of net operating carryforwards (expiring in 2012) which can be utilized to offset future taxable income. The deferred tax asset of $340,000 has been fully offset by a valuation allowance because realization is not likely at this time.

     Net Income (Loss). As a result of the above factors, net loss decreased from $(143,236) as of March 31, 1998 to $(108,832) as of March 31, 1999.

FISCAL YEAR ENDED DECEMBER 31, 1998, COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 1997

     Net Sales. Net sales for the year ended December 31, 1998 were $8,576,702 as compared with net sales of $7,797,681 for the year ended December 31, 1997, or an increase of 10.0%. Sales of the new Super Sports Arena game and the continued growth of the Phase 10(TM) card game accounted for the majority of the increased net sales.

     Cost of Sales. Cost of sales of $5,577,320 increased in 1998 from $5,027,267 in the prior year. As a percentage of net sales, cost of sales increased from 64.5% to 65.0%, principally as a result of a 1997 product close-out.

     Royalties. Royalties were $363,778 on December 31, 1998 as compared to $330,678 on December 31, 1997. The increase is a result of increased sales. Both December 31, 1998 and December 31, 1997 royalties represented 4.2% of net sales

     Selling General and Administrative Expense. Selling, general and administrative ("SG&A") expenses decreased from $3,370,967 in 1997 to $2,217,887 in 1998. Higher advertising costs in 1997 accounted for the significant decrease, partially offset by increased personnel costs. Advertising costs decreased from $1,548,832 in 1997 to $140,855 in 1998, or a decrease of $1,407,977.

     Depreciation & Amortization. Depreciation and amortization expense was $230,512 on December 31, 1998 as compared to $179,894 on December 31, 1997. The increase in depreciation relates to new product tooling introduced in the later part of 1997 and in early 1998.

     Income from Operations. Income from operations of $187,205 in 1998 was up from a loss of $1,111,125 in 1997, largely due to decreased advertising expenses.

     Other Income (Expense). Other income (expense) was ($190,132) as of December 31, 1998 as compared to ($53,067) on December 31, 1997. Interest expense increased to $245,895 in 1998 from $81,419 in the prior year. Fundex secured a $1,000,000 subordinated term loan from Liberty BIDCO Investment Corporation in August 1998. Interest is based on prime plus 3 percentage points, and a revenue participation fee of 1.25% of net sales is also assessed. The interest cost attributable to the term loan was $83,152. The Company's other principal debt, its line of credit was put in place in March 1997 and resulted in only nine (9) months of interest expense in 1997 as compared to twelve (12) months in 1998. Royalty income increased to $51,816 from $28,009 in 1997 compared to twelve months in 1998. Phase 10(TM) international sales were up significantly resulting in the increase in royalty income. Interest income decreased to $3.947 in 1998 from $5,343 in the prior year. Fundex changed financial lenders in October 1998 and as a result, changed cash management processes.

     Taxes. No tax provision as company has approximately $1,000,000 of net operating carryforwards (expiring in 2012) which can be utilized to offset future taxable income. The deferred tax asset of $340,000 has been fully offset by a valuation allowance because realization is not likely at this time.

     Net Income (Loss). As a result of lower advertising costs and slightly higher royalty income, partially offset by higher costs of sales and interest expense, the Company had a net loss of ($2,927) in 1998, improved from a net loss of ($1,164,192) in 1997.

FISCAL YEAR ENDED DECEMBER 31, 1997 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 1996

     Net Sales. Net sales for the year ended December 31, 1997 were $7,797,681 as compared with net sales of $6,211,875 for the year ended December 31, 1996, or an increase of 25.5%. The introduction of new products and increased sales for existing products resulted in the significant change.

     Cost of Sales. Cost of sales of $5,027,267 increased from $4,204,522 in the prior year. As a percentage of net sales, cost of sales decreased from 67.7% in 1996 to 64.5% in 1997. The percentage decrease related to a shift in product mix, with the Company selling more products with a higher gross margin in 1997. The Company was also able to implement a modest price increase on key products.

     Royalties. Royalties were $330,678 on December 31, 1997 as compared to $199,945 on December 31, 1996. The Company introduced a significant amount of new licensed products in 1997 resulting in the royalty expense increase. Royalties as a percentage of net sales increased from 3.2% on December 31, 1996 to 4.2% on December 31, 1997.

     Selling, General and Administrative Expense. Selling, general and administrative ("SG&A") expenses increased from $1,281,147 in 1996 to $3,370,967 in 1997. Higher advertising costs and other selling expenses in 1997 accounted for the significant increase.

     Depreciation & Amortization. Depreciation and amortization expense was $179,894 on December 31, 1997 as compared to $67,130 on December 31, 1996. The increase in depreciation relates to new product tooling introduced in 1997.

     Other Income (Expense). Other income (expense) as of December 31, 1997, was ($53,067) as compared to ($444,679) on December 31, 1996. The Company abandoned an initial public offering in December 1996. The costs associated with the offering were $437,630. The offering costs were charged against income in 1996. The Company had rental income of $18,000 in 1996 from warehouse space it sublet. The Company also had an equity loss in a joint venture of $6,411 in 1996. The Company bought out the other parties in the joint venture in August 1996. Interest expense increased to $86,419 in 1997 from $23,474 in 1996. The Company secured additional financing in 1997 which resulted in the increase of interest expenses. Royalty income increased to $28,009 in 1997 from $4,270 in 1996. Phase 10(TM) international sales were up significantly resulting in the increase in royalty income. Interest income increased to $5,343 from $566.

     Taxes. No tax provision on December 31, 1997 as a company had approximately a $1,000,000 tax loss for the period 1997, resulting in net operating carryforwards (expiring in 2012) which can be utilized to offset future taxable income. The deferred tax asset of $340,000 has been fully offset by a valuation allowance because realization is not likely at this time. In 1996, the Company was a Subchapter S Corporation. At the close of business on December 31, 1996, the Company became a C Corporation. At that time a deferred tax asset of $19,100 was recorded for exiting temporary differences.

     Net Income. Largely as a result of increased advertising expenses, which rose from $22,286 in 1996 to $1,672,368 in 1997, the Company experienced a net loss of $(1,164,192) in 1997 compared to net income of $33,552 in 1996.

SEASONALITY AND QUARTERLY FLUCTUATIONS

     The demand for Fundex Games' retail products is seasonal, with a majority of sales to retailers occurring July through November in anticipation of the Christmas season.

LIQUIDITY AND CAPITAL RESOURCES

     Demand for Fundex Games' products continues to be strong and the company is continuously developing additional products. Fundex Games' benchmark product, Phase 10(TM) continues to sell strongly and serves as a product introduction item with new and existing customers.

     The seasonality of sales has made credit availability an important issue for Fundex Games. In October 1998, the Company replaced the existing bank lender with an asset based lender, resulting in a $2,500,000 line of credit and obtained a five-year term loan of $1,000,000 to finance seasonal working capital and the 1997 net loss.

     Accounts receivable decreased to $718,314 at March 31, 1999, compared with $924,318 a year earlier due in part to decreased sales in the first quarter compared to the previous year. The Company had two customers file bankruptcy, with the appropriate reserve set up; Playtoy Industries ($36,632) in November 1998 and Caldor (67,414) in January 1999. Inventory levels were $2,018,710 on March 31, 1999, compared with $1,874,423 on March 31, 1998. The increase of $144,287 was attributable to new product buildup. The Company anticipates selling the additional inventory in the third quarter of 1999. Loans outstanding at March 31, 1999, were $1,000,000 on the term loan from Liberty BIDCO Investment Corporation and $1,217,198 on the line of credit due from Wells Fargo (formerly known as "Norwest Business Credit") as compared to $1,600,000 outstanding at March 31, 1998 from NBD Bank, N.A.

INFLATION

     Management believes that inflation has not had a significant impact on the Company's costs and profits during the past two years.

YEAR 2000

     Fundex Games' FACTS software, used for accounting, order processing and inventory management, is Year 2000 compliant. The Company is now in the process of receiving certification from its major vendors that their systems are Year 2000 compliant. This survey includes vendors who provide systems related services including banking, credit card processing, shipping as well as those providing the company with its game products. The Company does not believe that the failure of any vendor to be Year 2000 compliant would have a material impact on the Company.

SAFE HARBOR DISCLOSURE: FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

     This prospectus/proxy statement supplement and the related prospectus/proxy statement contains or incorporates by reference forward-looking statements. The factors identified above in this section are important factors (but not necessarily all important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, New Futech or any of the merging companies.

     Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, New Futech cautions that, while such assumptions or bases are believed to be reasonable and are made in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending upon the circumstances. We cannot promise that statements of expectation or belief will be achieved or accomplished. The words "believe," "expect," and "anticipate" and similar expressions identify forward-looking statements throughout these materials.

                       DESCRIPTION OF FUNDEX'S BUSINESS.

     Fundex was originally incorporated and founded by Carl E. ("Chip") Voigt, IV and Carl E. ("Pete") Voigt, III in the State of Indiana in 1991 as Third Quarter, Inc. In August 1996, Fundex was reincorporated in the State of Nevada by establishing a new Nevada corporation and merging the Indiana corporation into the Nevada corporation. The Company's principal place of business is located at 2237 Directors Row, Indianapolis, IN 46241. The Company's telephone number is (317) 248-1080.

     Fundex develops, markets, and distributes a variety of games and toys for both children and adults. The Company's principal products include: (i) card games, puzzles, and board games; (ii) skill and action games for children; (iii) games, puzzles, and toys featuring highly-recognized entertainment properties and characters licensed by Fundex from third parties; and (iv) spring and summer toys for children..

     The Fundex products are sold to mass merchant retailers, chain stores and specialty stores and are offered at retail prices ranging from $1.00 to $60.00.

BUSINESS

PRODUCTS

     Fundex has a broad and well established line of games and toys, and is continually developing additional games and toys for children, families, and adults.

     The Company's products are generally acquired from others or developed for Fundex by unaffiliated third parties. Fundex employs an individual to review and refine new toy, game, and puzzle concepts submitted from these third parties. If Fundex accepts and develops a third party's concept for a new toy, game or puzzle, it generally pays a royalty to the inventor on items sold which were developed from such concept. Generally, Fundex will commit to manufacture and sell a minimum number of such items. Royalties paid to the inventors range from 1% to 10% of the wholesale sales price for each unit sold by Fundex. Fundex occasionally pays advance royalties on products where a significant amount of development has been done by an inventor. Fundex believes that utilizing third party inventors give it a wide range of available new products and eliminates operating costs associated with maintaining full time inventors.

     The following is a description of Fundex's major product lines:

Phase 10(TM)

     The Phase 10(TM) card game is an established card game for ages eight (8) to adult. Phase 10(TM) is currently the second best-selling card came in the United States and the world, with over 6,000,000 units sold. The Phase 10(TM)card game and its sister products, Phase 10 Dice, Phase 10 UPSETS, and Take Five, comprise Fundex's principal product line. Phase 10(TM) is sold by a very broad base of retailers and is available at over 20,000 retail locations. Card games such as Phase 10(TM) and Uno(TM) from Mattel, Inc. typically have very long product cycles often lasting for decades and a very broad demographic base of players. As a result, these games are not normally sensitive to economic volatility. The retail price range for these products is $3.99 to $19.99.

Family Games

     Fundex markets a broad range of family games designed to appeal to ages 8 to adult. These products' retail prices range from $7.99 to $19.99. The family range of games include "Penguin Pileup", "A to Z", and the "52 Game Chest". This is the fastest growing of the Fundex product lines due in part to broad age appeal and games that are classics and critically acclaimed. "A to Z" was selected as the Best Word Game of 1997 by Games Magazine. This line carries high gross margins because of the exclusivity of the products. The games are carried by a broad cross section of the retail base, from mass market retailers to independent game and toy retailers.

Action Games

     Fundex markets several action games, those games that require a degree of manual dexterity to play. These products range in price from $9.99 to $59.99 retail. The action game category has been one that has been diminished due to the popularity of electronic games such as Nintendo 64 and Sony Playstation in the past several years. Fundex positions its products to provide high perceived value with low retail price points to the retailer so as to make the product appealing to the consumer. Products such as the "Super Sports Arena" game comprise this category. These products are highly promotional and lend themselves to advertising in customer newspaper ads.

Preschool Games and Toys

     Fundex markets a range of products designed for the preschool age child. These games do not require reading, so the child may play amongst other children or with parents. These products range in price from $6.99 to $19.99 retail. The products are sold to a broad range of retailers from mail order catalogs to mass market retailers and toy specialty chains. Products in this range include the "Wigglin Wally" fishing game, "Peanut Butter & Jelly", the "Beginners Bible Noah's Ark Playset", and "Noah's Ark Board Game". Each of these products is proprietary to Fundex.

Wooden Games

     A growing category for the Company has been its line of wooden games. These are competitively priced and well made wood versions of several classic games such as labyrinths, chess, checkers, Chinese checkers and Mancala. The Company has gained market share with its market leading package design and innovative gift sets. The products range in price from $6.99 to $24.99. Each year Fundex introduces several new items in this category. Senat, an ancient Egyptian game, and Kalahari were introduced this year. This product line is sold primarily through upscale retailers.

Basic Board Games and Mini Games

     Fundex markets a comprehensive line of traditional board games such as chess and checkers. These products retail in the $2.99 to $9.99 range. Although this is a large business dominated by two major competitors, Fundex has shown a profit for these basic board games in its first full year of production. Fundex expects that margins will improve in this category as volume increases.

Spring & Summer Toys and Games

     Fundex markets a line of spring and summer toys and games to complement its line. The spring and summer line sells primarily in the first six months of the year providing some balance to the heavily seasonal second half of the year. The company produces jump ropes, water toys, and water games. The products range in price from $0.99 to $14.99.

New Products

     In 1998 and 1999, Fundex introduced several new games which management believes will strengthen and broaden its product mix. Set forth below is an overview of these products.

          "Electronic Interactive Games" are the first games to utilize the patented 'in the gameboard' circuitry developed by Futech Interactive Products. The games in this series include "Blastoid," a space game, "Chat," the race around the Internet game, and a series of collectible NASCAR racing circuit games. The games features drivers Jeff Gordon, Dale Earnhardt, Dale Jarrett, Rusty Wallace and Dale Earnhardt Jr. Die-cast collectible cars that move around the race track gameboard with the play dictated by random commands and sound effects from the circuitry. The games are expected to retail from $15 to $25. This product is expected to begin shipment in July 1999.

          "Electronic Interactive Puzzles" are the first puzzles to utilize the Futech circuitry. The puzzle asks the child to find certain pieces and when the puzzle piece is correctly placed in the puzzle an appropriate sound is made by the puzzle to confirm the piece was placed correctly. The puzzle is expected to retail for $10. This product is expected to begin shipment in July 1999.

          "The Amazing Kreskins Celtic Oracle Game" uses the power of Kreskin, the world famous mentalist, to create an intriguing and revealing game. Players respond to questions using the Oracle, which reveals their true answer. The game is expected to retail for $20. This product is expected to begin shipment in July 1999.

          "Super Sports Arena 5 in I Game Table" is a versatile game allows realistic play of Pool, Bowling, Basketball, Hockey, and Ping Pong in a portable system. The Super Sports Arena is expected to retail for approximately $60 and is priced about 30-40% under its competition from Fisher Price, Amav, and Toy Biz. This item is an exceptional value for the consumer. Retailer response has been tremendous and management believes this will be a staple item in the industry for years to come. This product began shipments in 1998.

          "Penguin Pileup" is a family skill game that comes from a renowned design firm in London. The game consists of a floating iceberg, and 24 penguins. The object is to place all of ones penguins on the iceberg without them falling off. This product was successfully marketed to the educational and specialty toy markets in 1997 and has been successfully introduced to the mass market in 1998. Management believes Penguin Pileup will be a staple item. The product retails from $15 to $20. This product began shipments in 1998.

MARKETING, DISTRIBUTION AND CUSTOMERS

     The Company sells its products nationwide to retailers primarily through a network of independent sales representative firms. The Company's products are displayed at two major consumer product shows in January and February of each year, and at a number of smaller specialty market shows throughout the year. Marketing activities for the Company's product lines primarily target mass merchant retailers in the United States and Canada, as well as smaller regional merchants, drug chains, department stores and gift stores. In 1998, the Company's 10 largest customers represented more than half of the Company's revenues.

     The Company distributes its products primarily out of its facility in Indianapolis, Indiana. Some orders are sold on an FOB Hong Kong basis are shipped directly from Fundex's manufacturers.

     Fundex's products are sold primarily in retail mass market, wholesalers, toy and chain stores.

MANUFACTURING

     Fundex's products are currently manufactured by unaffiliated third parties located in the United States, China, Taiwan, and the Philippines. Approximately 50% of Fundex's products are manufactured within the United States. The manufacturers are chosen based on their ability to manufacture the products to meet delivery requirements, quality, reliability, and price. The use of third party manufacturers not only enables Fundex to avoid fixed operating costs associated with manufacturing, but also affords Fundex greater flexibility in the manufacturing process and in the materials used in its products since Fundex is not restricted by the capabilities of expensive purchased equipment. Manufacturing costs are paid for by open account with the manufacturer. Fundex believes that alternative sources of supply are available for each of its products.

     At its Indianapolis facility, Fundex assembles, packages, and shrink wraps many of its products. Approximately 40% of Fundex's products, including the Phase 10(TM) product line, are produced in Indianapolis. Although Fundex does not manufacture its products, it does participate in the decision of prototype products, production tooling and molds, printing plates and dies, and seeks to insure quality control by actively reviewing the production processes and in testing goods produced by its manufacturers.

     The principal raw materials used in Fundex's products are printed paper and paperboard, plastics, and wood. Fundex believes there are adequate sources of supply for such raw materials, and although Fundex does not manufacture all of its own products, the molds, films, printing plates, and dies used in the manufacturing process are transferable if Fundex employs different manufacturers.

PRODUCT DESIGN AND SELECTION

     The Company's products are generally acquired from others or developed for Fundex by unaffiliated third parties. Fundex employs an individual to review and refine new toy, game, and puzzle concepts submitted from these third parties. If Fundex accepts and develops a third party's concept for a new toy, game or puzzle, it generally pays a royalty to the inventor on items sold which were developed from such concept. Generally, Fundex will commit to manufacture and sell a minimum number of such items. Royalties paid to the inventors range from 1% to 10% of the wholesale sales price for each unit sold by Fundex. Fundex occasionally pays advance royalties on products where a significant amount of development has been done by an inventor. Fundex believes that utilizing third party inventors gives it a wide range of available new products and eliminates operating costs associated with maintaining full time inventors.

     Safety testing of Fundex's products are conducted by independent third party contractors to meet safety regulations imposed by federal and state governmental agencies. Fundex, in conjunction with these contractors, determines the appropriate warning labels (such as choking hazard and age restrictions) to be placed on its products.

COMPETITION

     The market for games and toys is served by manufacturers, both foreign and domestic, many of whom have greater financial resources and have greater name and product recognition than the Company. Many products are available over a broad price range. The market is competitive, includes numerous small manufacturers, and is dominated by two industry giants. The toy industry is highly competitive and sensitive to changing consumer preferences and demands. Competition is based primarily on price, quality, and play value. In recent years the toy industry has experienced rapid consolidation driven, in part, by the desire of industry competitors to offer a range of products across a broader variety of categories.

     Generally speaking, Fundex competes with Mattel, Inc., Hasbro, Inc. (including, its Milton Bradley and Parker Bros. Divisions), and Pressman, Inc. Mattel and Hasbro, the two largest toy companies in the United States, control approximately 50% of the game and toy market.

PATENTS, TRADEMARKS AND LICENSES

     Carl E. (Chip) Voigt, III and Carl E. (Pete) Voigt, IV (collectively, the "Voigts") obtained the exclusive rights to manufacture, market and distribute the Phase 10(TM) card game (and all enhancements) pursuant to an agreement dated December 18, 1986. The agreement is for a term of ten (10) years, and automatically renews for successive five year periods unless terminated by the Voigts. The Voigts assigned such rights to Fundex in respect of the sales of Phase 10(TM) in the United States effective in 1991, and transferred all foreign rights to Fundex in 1996. In connection with the assignment of the foreign rights to Fundex, the Voigts assigned to Fundex all of their rights under various sub-license agreements. Pursuant to the sub-license agreements, certain rights to market and sell Phase 10(TM) products were assigned to entities with respect to individual territories, including Spain, Italy, Canada, Sweden, Germany, Australia, and New Zealand.

     Because Fundex obtains many of its products through licenses, it relies on trademark and other protection obtained by its licensors. The license agreements for such products, including the license relating to Phase 10(TM), permit Fundex to utilize the trademarks and other proprietary rights owned by the licensor. Company trademarks granted include Fundex Games, Roundabout, Tyrannorace, Take Five, Toot R Ville Express, Piranha, and Telephone Tag. Trademarks pending, and applied for, include Upsets(TM), Penguin Pileup, Wigglin Wally, Search 4, Pegs and Jokers and Limbo Splash. Fundex has received a patent on a certain game playing apparatus to be used in connection with its "10 in I" games. Fundex recognizes that patents are not totally effective in prohibiting competitors from producing similar products that could compete with those of Fundex. Therefore, Fundex does not rely heavily upon patent protection to maintain its competitive provision, but instead relies to a greater extent on trademark and copyright protection.

BACKLOG

     Shipment of the Company's products is anticipated to peak during the summer months and, consequently it is expected that the Company's backlog will be at a maximum during June, July and August. Orders are normally shipped on the date upon which the customer has requested shipment.

     Many of the Company's customers order on an as needed basis and for immediate shipment. Fundex normally ships these orders within 48 hours.

     At December 31, 1998, the backlog of orders was approximately $216,000 and at December 31, 1997, the backlog of orders was approximately $206,000.

GOVERNMENT REGULATIONS

     The Company is subject to the provisions of, among other laws, the Federal Hazardous Substances Act and the Federal Consumer Products Safety Act. Those laws empower the Consumer Products Safety Commission (the "CPSC") to protect children from hazardous products. The CPSC has the authority to exclude from the market articles which are found to be hazardous and can require a manufacturer to repurchase such products under certain circumstances. Any such determination by the CPSC is subject to court review. Similar laws exist in some states and cities in the United States and in many jurisdictions throughout the world. The Company endeavors to comply with all applicable regulations through a program of quality inspections and product testing. The Company maintains product liability insurance in the amount of $2,000,000.

EMPLOYEES

     As of December 31, 1998, Fundex employed twenty-one (21) full-time employees, including its three executive officers. All of Fundex's employees are located in the United States. Fundex believes that its relations with its employees are good. None of Fundex's employees are represented by a union.

PROPERTIES

     Fundex presently leases approximately 32,000 square feet of space at 2237 Directors Row, Indianapolis, Indiana 46241. The term of the lease is for a period of five (5) years and contains a renewal option for an additional three
(3) years. The monthly rental is $13,985. Fundex also leases approximately 1,000 square feet of showroom and office space at the Toy Center South, 200 Fifth Avenue, Room 516, New York, NY, at a current rental of approximately $2,200 per month. The showroom is used to exhibit Fundex's products for the International Toy Fair in February each year, and is used as an office for the balance of the year. The showroom lease expires April 30, 2006. Fundex believes it will need a larger New York showroom as the number of its products and product lines grow.

LEGAL PROCEEDINGS

     There are no material pending legal proceedings, other than ordinary routine litigation incidental to the business, to which the Company is a party, or of which, any of its property is subject.

                               FUNDEX MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information regarding Fundex's executive officers and directors as of December 31, 1998:

                                                                       YRS. WITH   YRS. IN
NAME                                 AGE           POSITION               CO.      INDUSTRY
----                                 ---           --------            ---------   --------
Carl E. (Chip) Voigt, IV...........  38    President, CEO & Director       8          15
Carl E. (Pete) Voigt, III..........  61    Executive Vice President        9          40
                                           & Director
James E. Money, D..................  36    Chief Financial Officer         1           1
                                           and Treasurer & Director
George Propsom.....................  51    Product Development             3          25
                                           Manager
Eric J. Voigt......................  34    Plant & Purchasing              8           8
                                           Manager
William H. Prophater...............  53    Director                        2          --
Sheldon Drobny.....................  52    Director                        2          --

     MR. CARL E. (CHIP) VOIGT, IV Fundex's President, Chief Executive Officer and Chairman of the Board has been engaged in the toy and game industry for over 15 years. He is one of the founders of Fundex and has been President and Chief Executive Officer since the inception of Fundex in 1991. Prior to joining Fundex, Mr. Voigt spent four years as a manufacturer representative in the toy and game industry. He received a Bachelor of Science degree in Industrial Management from Purdue University. Mr. Voigt is the son of Carl E. (Pete) Voigt, III and the brother of Eric J Voigt.

     MR. CARL E. (PETE) VOIGT, III Fundex's Executive Vice President, Secretary and Director has been engaged in the game and toy business for over 37 years. He is one of the founders of Fundex and has been Executive Vice President since its inception in 1991. Mr. Voigt was a manufacturer's representative in the toy and game industry from 1974 until 1988, and participated in the development and implementation of the sales and marketing plan for the card came "Uno", the best-selling card game in the world. Prior to that time, Mr. Voigt was a salesman or buyer in the toy and game business. Mr. Voigt is the father of Carl
E. (Chip) Voigt, IV and of Eric J Voigt.

     MR. JAMES E. MONEY, II Fundex's Chief Financial Officer and Vice President joined the Company in April 1998. Mr. Money is a Certified Public Account and has been involved in the services industry for the past ten years. Mr. Money spent the last two years as Director of Billing & Collections for a transportation company. Prior to working in the transportation industry, Mr. Money spent two plus years as controller of a financial service company. Mr. Money also spent three years in public accounting working for an Indianapolis area local firm. Mr. Money Graduated from Indiana University with a B. S. in Accounting,

     MR. GEORGE PROPSOM Fundex's Director of Development joined the Company in July of 1996. Mr. Propsom has been in the toy industry since 1971. Mr. Propsom started with Western Publishing Company as an Associate Designer. Mr. Propsom spent five years at Parker Brothers as a designer for games and Nerf products. While at Western Publishing

Mr. Propsom spent 17 years as Manager of product development for SkilCraft and Westerns Game and Activity Department. Mr. Propsom was also employed at Cadaco in Chicago as Operation Manager.

     MR. ERIC J. VOIGT Fundex's Plant and Purchasing Manager has been engaged in the toy and came industry for over 9 years. Prior to joining Fundex, Mr. Voigt was in the hotel and restaurant business. He attended Purdue University and Northern Michigan College. Mr. Voigt is the son of Mr. Carl E. Voigt, III and brother of Mr. Carl E. Voigt IV.

     MR. WILLIAM H. PROPHATER Mr. Prophater has been a director of Fundex since July 1996. Mr. Prophater has been executive vice president of Style-Line, Inc., a manufacturer of window treatments since 1992. From 1990 to 1991, Mr. Prophater was vice president and general merchandise manager of Ames Department Stores. Prior to that time, Mr. Prophater was senior vice president and general merchandise manager of Gold Circle Stores. Mr. Prophater received a Bachelor of Science/Bachelor of Arts degree in management from Creighton University.

     MR. SHELDON DROBNY Mr. Drobny has been a director of Fundex since September 1996. He is a registered representative with Merrill Weber & Co., Inc. Mr. Drobny is a principal in the accounting firm of Adler, Drobny & Fischer, LLC and is the managing director of Paradigm Venture Investors, LLC, a private investment firm. Prior to joining Adler, Drobny & Fischer, LLC, Mr. Drobny was with the Internal Revenue Service. Mr. Drobny received a Bachelor of Science degree in accounting from Roosevelt University, and Mr. Drobny is a Certified Public Accountant.

                              FUNDEX STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of Fundex common stock at May 31, 1999 with respect to (i) each person known to Fundex to own beneficially more than 5% of the outstanding shares of Fundex's common stock, (ii) each director of Fundex, (iii) each of the executive officers of Fundex, and (iv) all directors and executive officers of Fundex as a group.

                                                          SHARES BENEFICIALLY OWNED
                                                               PRIOR TO MERGER
                                                          -------------------------
NAME                                                        NUMBER      PERCENT(1)
----                                                      ----------    -----------
Identity of Stockholder or Group
Carl E. Voigt, IV, Officer/Director.....................    575,000        35.4
Carl E. Voigt, III, Officer/Director....................    575,000        35.4
Sheldon Drobny, Director................................     44,062         2.7
All Executive Officers and Directors as Group...........  1,194,062        73.5

(1) Based upon 1,624,824 shares of Common Stock issued and outstanding on May 31, 1999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with the mergers, Chip Voigt will become a director and Vice President of the Toys/Games Division of New Futech and a director and President of New Sub. Peter Voigt will become the Vice President of New Sub. Chip Voigt and Peter Voigt will each receive an employment agreement providing for a base salary of $150,000 per year for a three year term and providing each with options for 33,333 shares of New Futech common stock that vest over the three year period and have an exercise price of $4.50 per share. The amount of options and the exercise price for the option were arrived at by negotiation between Futech each of Chip Voigt and Peter Voigt. Some of the officers and directors of other merging companies will also receive employment agreements and stock options in connection with the mergers. Certain officers and directors of the merging companies have given personal guarantees of the indebtedness of those companies, and New Futech is required to obtain releases of those personal guarantees. See "DESCRIPTION OF THE MERGERS AND THE MERGER
AGREEMENT -- Employment Agreements with Affiliates" and "NEW FUTECH'S
MANAGEMENT -- Employment Agreements" in the prospectus/proxy statement.

                                                                      APPENDIX 1

     NEV. REV. STAT. ANN. @ 92A.380 (1998) Right of stockholder to dissent from certain corporate actions and to obtain payment for shares

     1. Except as otherwise provided in NRS 92A.370 to 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

          (a) Consummation of a plan of merger to which the domestic corporation is a party:

             (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation and he is entitled to vote on the merger; or

             (2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180.

          (b) Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan.

          (c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

     2. A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

     NEV. REV. STAT. ANN. @ 92A.400 (1998) LIMITATIONS ON RIGHT OF
DISSENT: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder

     1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

     2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

          (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

          (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

     NEV. REV. STAT. ANN. @ 92A.410 (1998) Notification of stockholders regarding right of dissent

     1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

     2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

     NEV. REV. STAT. ANN. @ 92A.420. Prerequisites to demand for payment for shares

     1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

          (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (b) Must not vote his shares in favor of the proposed action.

     2. A stockholder who does not satisfy the requirements of subsection 1 is not entitled to payment for his shares under this chapter.

     NEV. REV. STAT. ANN. @ 92A.430 (1998) DISSENTER'S NOTICE: Delivery to stockholders entitled to assert rights

     1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

     2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

          (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

          (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

          (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

          (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

          (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

     NEV. REV. STAT. ANN. @ 92A.460 (1998) Payment for shares: General requirements:

     1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

          (a) Of the county where the corporation's registered office is located; or

          (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

     2.  The payment must be accompanied by:

          (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

          (b) A statement of the subject corporation's estimate of the fair value of the shares;

          (c) An explanation of how the interest was calculated;

          (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

          (e) A copy of NRS 92A.300 to 92A.500, inclusive.

     NEV. REV. STAT. ANN. @ 92A.480 (1998) DISSENTER'S ESTIMATE OF FAIR VALUE:
Notification of subject corporation; demand for payment of estimate

     1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

     2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

     NEV. REV. STAT. ANN. @ 92A.490 (1998) Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter

     1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

     3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

          (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

          (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

                                 DAMERT COMPANY
                               1609 FOURTH STREET
                           BERKELEY, CALIFORNIA 94710

                           -------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD                , 1999
                           -------------------------

     You are invited to attend a Special Meeting of Stockholders of DaMert
Company that will be held at      a.m. local time on              , 1999 at
                     . The DaMert board of directors has called this special meeting for the following purposes:

     - To consider and vote upon a proposal to approve and adopt the Merger Agreement dated as of June 7, 1999, by and among DaMert, Futech Interactive Products, Inc., Trudy Corporation, Fundex Games, Ltd., Janex International, Inc., and two newly formed companies that we are referring to as "New Futech" and "New Sub." Under the Merger Agreement, first Futech and then Janex, Trudy, and DaMert will merge with and into New Futech, which will survive the merger, and Fundex will merge into New Sub, which will survive as a wholly-owned subsidiary of New Futech. Each share of DaMert common stock outstanding immediately prior to the mergers (other than dissenting shares) will be converted into the right to receive approximately 613.07 shares of New Futech common stock, $285.00 in cash, and a promissory note of New Futech in the amount of $2,375.00.

     - To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

     These matters are more fully described in the prospectus/proxy statement supplement and related prospectus/proxy statement that are attached to this Notice.

     We, the board of directors of DaMert, unanimously recommend that you vote FOR the mergers.

     You will be entitled to vote at the special meeting or any adjournment or postponement of the special meeting only if you are a holder of record of DaMert
common stock at the close of business on              , 1999.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  Frederick A. DaMert
                                  Chairman

Berkeley, California
             , 1999

                                   IMPORTANT
 We cordially invite all stockholders to attend the special meeting in person.

                   SUBJECT TO COMPLETION, DATED JUNE 7, 1999
                  FUTECH INTERACTIVE PRODUCTS (DELAWARE), INC.
                           FUTECH TOYS & GAMES, INC.
                                 DAMERT COMPANY

                     PROSPECTUS/PROXY STATEMENT SUPPLEMENT

     This prospectus/proxy statement supplement, and the related prospectus/proxy statement, are being furnished to you and the other stockholders of DaMert Company, in connection with the solicitation of proxies by the DaMert board of directors for use at the Special Meeting of Stockholders
to be held at      a.m. local time on       , 1999, at and at any adjournments
or postponements of the special meeting. At the special meeting, we will ask you to consider and vote upon a proposal to approve and adopt the Merger Agreement dated as of June 7, 1999, by and among DaMert, Futech Interactive Products, Inc., Trudy Corporation, Fundex Games, Ltd., Janex International, Inc., and two newly formed companies (Futech Interactive Products (Delaware), Inc. and Futech Toys & Games, Inc.) that we are referring to as "New Futech" and "New Sub," respectively. Under the Merger Agreement, first Futech and then Janex, Trudy, and DaMert will merge with and into New Futech, which will survive the mergers and Fundex will merge into New Sub, which will survive as a wholly-owned subsidiary of New Futech. Each share of DaMert common stock outstanding immediately prior to the mergers (other than dissenting shares) will be converted into the right to receive approximately 613.07 shares of New Futech common stock, $285.00 in cash, and a promissory note of New Futech in the amount of approximately $2,375.00. Outstanding shares of Futech, Trudy, Fundex and Janex will be converted into a combination of cash, promissory notes and common stock of New Futech. In addition, outstanding options of each of the merging companies will be converted into options to purchase common stock of New Futech.

     This prospectus/proxy statement supplement and the related prospectus/proxy statement, together with similar supplements that are being provided to stockholders of Futech, Trudy, Fundex and Janex with copies of the prospectus/proxy statement, also constitute the prospectus of New Futech and New Sub in connection with the offer and issuance of shares of their securities pursuant to the mergers. Excluding any additional shares that may be issued to Trudy stockholders if a public market develops for New Futech stock at an initial price of less than $7.50 per share and assuming no outstanding options or warrants are exercised prior to the mergers, a minimum aggregate of 5,865,297 and a maximum aggregate of 5,955,297 shares of New Futech common stock, a minimum aggregate of $1,018,330 and a maximum aggregate of $2,116,830 in cash and a minimum aggregate of $5,751,500 and a maximum aggregate of $6,850,000 in promissory notes of New Sub or New Futech will be issued to the stockholders of Janex, Futech, Trudy, Fundex and DaMert in the mergers. In addition, certain outstanding indebtedness in the amount of $10,000,000 is expected to be exchanged for 2,222,222 shares of New Futech preferred stock shortly after the mergers. Former stockholders of Fundex may exchange their New Futech stock for the license rights in the "Phase 10" family of games and former stockholders of Trudy may become entitled to receive additional New Futech shares or to exchange their New Futech shares for debentures in the future under certain circumstances. Certain loan agreements and employment agreements, including employee options to acquire New Futech common stock, are also part of the deal. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT -- Basic Terms of the Merger Agreement" in the prospectus/proxy statement.

     We expect the New Futech common stock to trade on the OTC Bulletin Board after the mergers, but we cannot be sure it will do so and we cannot predict what the price might be. We do not expect a trading market to develop for any of the other securities of New Futech.

     The mergers cannot be consummated unless: (a) stockholders of Janex, Futech, Trudy, Fundex and DaMert, voting separately at their respective meetings of stockholders, each approve the mergers, and (b) other conditions included in the Merger Agreement are either satisfied or waived. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT -- Conditions to Closing" in the prospectus/proxy statement.

     The record date for the special meeting is       , 1999. This
prospectus/proxy statement supplement and the related prospectus/proxy statement
are first being mailed to stockholders of DaMert on or about            , 1999.

     THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROSPECTUS/PROXY STATEMENT SUPPLEMENT AND THE RELATED ATTACHED PROSPECTUS/PROXY STATEMENT. THE PROPOSED MERGER IS A COMPLEX TRANSACTION. WE STRONGLY URGE YOU TO READ AND CONSIDER CAREFULLY THIS PROSPECTUS/PROXY STATEMENT SUPPLEMENT AND THE RELATED ATTACHED PROSPECTUS/PROXY STATEMENT IN ITS ENTIRETY, PARTICULARLY THE MATTERS REFERRED TO UNDER "RISK FACTORS" BEGINNING ON PAGE 8.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus/proxy statement supplement or the accompanying prospectus/proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

    The date of this prospectus/proxy statement supplement is       , 1999.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS/PROXY STATEMENT SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS/PROXY STATEMENT. WE HAVE NOT, AND NEW FUTECH AND NEW SUB HAVE NOT, AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. NEW FUTECH AND NEW SUB ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS/PROXY STATEMENT SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS/PROXY STATEMENT IS ACCURATE AS OF THE DATE ON THE FRONT OF THIS PROSPECTUS/PROXY STATEMENT SUPPLEMENT ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

                      WHERE YOU CAN FIND MORE INFORMATION

     We will send to you, without charge, any material information that we have or can obtain without unreasonable effort or expense concerning DaMert or any other merging company, concerning the Merger Agreement and related contracts or concerning the proposed management and operations of New Futech. You may direct requests for additional information regarding DaMert, Futech, Trudy, Fundex, or Janex to Frederick B. Gretsch, Sr. at 2999 N. 44th Street, suite 225, Phoenix, Arizona 85018-7247, (602) 808-8765.

     TO OBTAIN TIMELY DELIVERY OF THESE DOCUMENTS, YOU MUST MAKE YOUR REQUEST NO
LATER THAN       , 1999, FIVE BUSINESS DAYS BEFORE THE DATE OF THE DAMERT
STOCKHOLDERS MEETING.

     You should rely only on the information provided in or incorporated by reference (and not later changed) in the prospectus/proxy statement or any prospectus/proxy statement supplement. Neither we nor New Futech have authorized anyone else to provide you with additional or different information. New Futech is not making an offer of any securities in any state where the offer is not permitted. You should not assume that the information in this prospectus/proxy statement supplement or the prospectus/proxy statement is accurate as of any date other than the date on the front of these documents.

                               TABLE OF CONTENTS

SUMMARY INFORMATION -- Q&A..................................    1
OTHER INFORMATION ABOUT THE MERGERS.........................    3
  The Companies.............................................    3
  The Special Meeting.......................................    5
  The Merger Agreement......................................    5
SPECIAL RISK FACTORS AFFECTING DAMERT.......................    5
STOCKHOLDER MATTERS.........................................    6
THE MERGERS AND RELATED TRANSACTIONS........................    6
  General...................................................    6
  Effects of the Mergers....................................    6
  Background of the Mergers.................................    7
  Reasons for the Mergers...................................    8
  DaMert's Board Recommendation.............................    8
  Related Agreements; Interests of Certain DaMert Affiliates
     in the Mergers.........................................    8
  Regulatory Matters........................................    9
  Certain Federal Tax Matters...............................    9
  Accounting Treatment......................................   10
RIGHTS OF DISSENTING STOCKHOLDERS...........................   10
NEW FUTECH AND DAMERT SHARES................................   13
  New Futech Common Stock...................................   13
  DaMert Capital Stock......................................   13
COMPARISON OF THE RIGHTS OF HOLDERS OF DAMERT COMMON STOCK
  AND NEW FUTECH COMMON STOCK...............................   13
SELECTED HISTORICAL FINANCIAL DATA..........................   23
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...   24
  Overview..................................................   24
  Results of Operations.....................................   24
  Seasonality and Quarterly Fluctuations....................   26
  Liquidity and Capital Resources...........................   26
  Inflation.................................................   27
  Year 2000.................................................   27
  Safe Harbor Disclosure....................................   27
DESCRIPTION OF DAMERT'S BUSINESS............................   28
  General...................................................   28
  Products..................................................   28
  Sales, Marketing and Distribution.........................   28
  Customers.................................................   30

  Manufacturing.................................................................................         30
  Seasonality...................................................................................         30
  Backlog.......................................................................................         30
  Product Design and Selection..................................................................         30
  Competition...................................................................................         31
  Patents, Trademarks and Licenses..............................................................         31
  Government Regulations........................................................................         31
  Employees.....................................................................................         31
  Properties....................................................................................         32
  Legal Proceedings.............................................................................         32
DAMERT MANAGEMENT...............................................................................         33
  Employment Arrangements.......................................................................         34
DAMERT STOCKHOLDERS.............................................................................         36
  Security Ownership of Certain Beneficial Owners and Management................................         36
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..................................................         36
APPENDICES
Appendix 1 -- California General Corporation Law Dissenters' Rights.............................        A-1

                           SUMMARY INFORMATION -- Q&A

     This summary highlights selected information from this document and may not contain all the information that is important to you. For a more complete understanding of the mergers contemplated thereby, you should carefully read this entire document and the additional documents we mention. You should pay special attention to the "RISK FACTORS" section beginning on page 8 of the prospectus/proxy statement and "SPECIAL RISK FACTORS AFFECTING DAMERT" on page 5 of this prospectus/ proxy statement supplement.

WHY ARE THE FIVE COMPANIES PROPOSING TO MERGE?

     The five companies are proposing to merge because the directors of each company believe the combination will provide significant benefits to stockholders. We believe the mergers will enable us to take advantage of the complementary strategic fit of our respective businesses by marketing through additional channels of distribution. We also hope and believe the mergers will improve the likelihood that stockholders will have a more liquid market should they wish to sell their stock and that the combined companies will be able to more efficiently access the markets for debt and equity when appropriate. To review the background and reasons for the mergers in greater detail, see "BACKGROUND OF THE MERGERS" in the prospectus/proxy statement.

WHAT WILL I RECEIVE IN THE MERGERS?

     You and all DaMert stockholders will receive a combination of cash, promissory notes and common stock of New Futech in exchange for your DaMert stock. Stockholders of the other merging companies will receive cash, promissory notes and common stock of New Futech. Certain employment contracts and other agreements with affiliates of the merging companies are also part of the deal. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT" in the prospectus/proxy statement.

WHAT RISKS SHOULD I CONSIDER?

     You should review "RISK FACTORS" beginning on page 8 of the prospectus/proxy statement as well as the special risk factors affecting primarily DaMert that are discussed on pages 5 through 6 of this prospectus/proxy statement supplement.

WHAT STOCKHOLDER VOTE IS REQUIRED TO APPROVE THE MERGERS?

     The following table shows the proportions of the outstanding shares that must vote in favor of the mergers, together with the proportion of the outstanding shares that are held by directors, executive officers and their affiliates, the majority of whom have indicated that they intend to vote in favor of the mergers.

                            SHARES OWNED BY DIRECTORS,
COMPANY  VOTE REQUIRED   EXECUTIVE OFFICERS AND AFFILIATES
-------  -------------   ---------------------------------
DaMert     Majority                    100.0%
Fundex     Majority                     70.8%
Futech     Majority                     72.7%
Janex      Majority                     78.9%
Trudy      Majority                     55.7%

WHAT CIRCUMSTANCES MIGHT PREVENT THE MERGERS?

     New Futech has the right to terminate the Merger Agreement if stockholders from all of the merging companies combined exercise dissenters' rights with respect to more than 5% of the aggregate merger consideration to be issued in the mergers. See "DESCRIPTION OF THE MERGERS AND THE MERGER
AGREEMENT -- Conditions to Closing" in the prospectus/proxy statement for a description of the other conditions to the mergers.

HOW WILL THE MERGERS BE TREATED FOR ACCOUNTING PURPOSES?

     We expect the mergers to be treated as purchases by Futech, which means that the amount by which the total merger consideration received by stockholders of the other merging companies plus the amount of their liabilities exceeds the fair market value of their identifiable assets will initially be treated as goodwill by New Futech for accounting purposes.

WHEN DO YOU EXPECT THE MERGERS TO BE COMPLETED?

     We are working to complete the mergers during the third quarter of 1999. However, the Merger Agreement does not include any express deadline for the mergers to proceed.

WHAT ARE THE TAX CONSEQUENCES OF THE MERGERS TO ME?

     We and the other merging companies have structured the Merger Agreement with the intent and expectation that the exchange of shares by DaMert shareholders will be tax-free for federal income tax purposes. THERE WILL BE FEDERAL INCOME TAXES DUE ON THE CASH AND PROMISSORY NOTES THAT YOU RECEIVE. You should review the more detailed description of federal tax consequences that appear on pages 9 through 10 of this prospectus/proxy statement supplement. State and local taxes may also become due as a result of the mergers.

     The precise tax consequences of the mergers will depend on your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the mergers to you.

WILL I HAVE DISSENTERS' RIGHTS?

     Yes, provided you do not vote in favor of the mergers and meet all other requirements of the dissenter's rights statute. See pages 10 through 12.

WHAT DO I NEED TO DO NOW?

     You need merely to participate in the stockholders meeting that has been called to consider the mergers. The stockholders meeting will take place on
            , at        local time, at                     .

SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

     No. After the mergers are completed we will send you written instructions for exchanging your stock certificates for the New Futech stock, cash and promissory notes to which you are entitled.

                      OTHER INFORMATION ABOUT THE MERGERS

THE COMPANIES

    NEW FUTECH

    Futech Interactive Products, Inc.
    2999 North 44th Street, Suite 225
    Phoenix, Arizona 85018-7247
    (602) 808-8765

     New Futech is a newly-organized Delaware corporation that has been formed to be the surviving parent corporation under the Merger Agreement. New Futech has had no operations prior to the date of this prospectus/proxy statement. Under the Merger Agreement, first Futech and then Janex, Trudy and DaMert will merge with and into New Futech, which will survive the mergers. As a part of the mergers, New Futech will change its name to "Futech Interactive Products, Inc."

     NEW SUB

     Futech Toys & Games, Inc.
     c/o Fundex Games, Ltd.
     2237 Directors Row
     Indianapolis, IN 46241
     (317) 248-1080

     New Sub is a newly-organized Nevada corporation that has been formed to be the surviving subsidiary corporation of New Futech under the Merger Agreement. New Sub has had no operations prior to the date of this prospectus/proxy statement supplement. Under the Merger Agreement, Fundex will merge with and into New Sub, which will survive that merger as a wholly-owed subsidiary of New Futech. All of the stock and assets of New Sub will be pledged to the former stockholders of Fundex to secure the promissory notes of New Sub issued to them in connection with the merger of Fundex into New Sub. In addition, the former stockholders of Fundex who do not elect the All Cash Alternative will receive a conditional option to purchase New Sub's license to market the "Phase 10" family of games in 2002 in exchange for the New Futech stock they receive in the mergers (but not the cash or promissory notes), exercisable only if the stock has not achieved targeted liquidity and a valuation of at least $7.50 per share ($4,500,000 in the aggregate, if no stockholders elect the All Cash Alternative) within three years after the completion of the mergers.

     JANEX

     Janex International, Inc.
     c/o Futech Interactive Products, Inc.
     2999 North 44th Street, Suite 225
     Phoenix, Arizona 85018-7247
     (602) 808-8765

     Janex manufactures and markets children's toys, gumball banks, flashlights and battery operated toothbrushes marketed under the brand name Janex. Janex incorporates licensed characters into most of its products, and sells its products to United States mass merchant retailers, toy specialty stores and department stores.

     FUTECH

     Futech Interactive Products, Inc.
     2999 North 44th Street, Suite 225
     Phoenix, Arizona 85018-7247
     (602) 808-8765

     Futech designs, publishes, manufactures and markets interactive, educational, promotional and entertainment products (i.e., books, game boards with sound capabilities and specialty post cards) targeted primarily towards children. Futech's patented technology utilizes specialized conductive ink to print interactive touch points. These touch points trigger speech, music and sound effects. Futech licenses this technology to major entertainment and publishing companies. Futech also distributes proprietary products, as well as those of third party publishers, to warehouse clubs, national book chains, specialty and independent retailers and major toy chains.

     TRUDY

     Trudy Corporation
     353 Main Avenue
     Norwalk, CT 06851-1552
     (203) 846-2274

     Trudy Corporation was initially organized as a Connecticut corporation under the name "Norwest Manufacturing Corporation" in 1979. Trudy, which does business under the name Soundprints, publishes juvenile story books and audio-cassettes which are sold in conjunction with contract manufactured educational toys to the retail and mail order markets.

     FUNDEX

     Fundex Games, Ltd.
     2237 Directors Row
     Indianapolis, Indiana 46241
     (317) 248-1080

     Fundex Games, Ltd. was originally incorporated in the State of Indiana as "Third Quarter, Inc." in 1991. Fundex develops, markets, and distributes a variety of games and toys for both children and adults, including:

     - card games, puzzles and board games, including the Phase 10 card game and its sister products;

     - skill and action games for children;

     - games, puzzles and toys featuring characters licensed from third parties; and

     - spring and summer toys for children, including jump ropes, water toys and water games.

     DAMERT

     DaMert Company
     1609 Fourth Street
     Berkeley, California 94710
     (510) 524-7400

     DaMert Company was founded in 1973 and incorporated in 1979. DaMert Company manufactures and markets toys, gifts and puzzles targeted primarily to children ages 6-12 with science and nature themes. Presently, the product base includes over 200 toys, gifts and puzzles selling through catalogs, museums, department stores, specialty gift stores and toy stores nationwide.

THE SPECIAL MEETING

DATE, TIME AND PLACE

     The DaMert special meeting will be held on             , at      at
       .

PURPOSE OF THE SPECIAL MEETING

     We have called the special meeting so the DaMert stockholders can vote on whether to approve the mergers pursuant to the Merger Agreement. The directors of Futech, Trudy, Fundex and Janex have called for special meetings of the stockholders of their companies so that they also can vote whether to approve the mergers.

RECOMMENDATION OF THE DAMERT BOARD OF DIRECTORS

     We have unanimously approved the Merger Agreement and unanimously recommend that the stockholders of DaMert vote "FOR" approval of the Merger Agreement.

THE MERGER AGREEMENT

     Under the Merger Agreement, first Futech and then Janex, Trudy, and DaMert will merge with and into New Futech, which will survive the mergers, and Fundex will merge into New Sub, which will survive as a wholly-owned subsidiary of New Futech. Under the Merger Agreement, DaMert stockholders who do not exercise dissenters' rights will receive a combination of cash, promissory notes of New Futech and common stock of New Futech as described in the prospectus/proxy statement under the heading "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT -- Basic Terms of the Merger Agreement." Stockholders of Fundex and Trudy will also have certain conditional rights to receive additional stock or to exchange their New Futech stock for promissory notes or certain other assets under specified circumstances. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT -- Basic Terms of the Merger Agreement."

                     SPECIAL RISK FACTORS AFFECTING DAMERT

     In addition to the risk factors beginning on page 8 of the prospectus/proxy statement, you should carefully consider the special risks of DaMert described below in evaluating the proposals which you will vote on at the special meeting and the effects on the securities you will acquire in the mergers. Although we believe that the special risks and uncertainties described below are the major ones facing DaMert, they are not the only ones that we will face. Any of the following could have a material adverse effect on our business, financial conditions or results of operations and the business, financial condition or results of operations of the combined companies.

WE ARE IN DEFAULT UNDER OUR CREDIT ARRANGEMENTS.

     DaMert is in violation of certain of its credit arrangements with its bank. DaMert has the ability to borrow up to $2,800,000 under a Revolving Line of Credit Note with its bank that expired on May 15, 1999. The bank has approved an extension to June 30, 1999. This may not be sufficient extension to allow the merger to close. DaMert will have to renegotiate the extension and they cannot be certain it will be approved. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF
OPERATION -- Liquidity and Capital Resources."

                              STOCKHOLDER MATTERS

     DaMert stock does not trade on any established market. Similarly, there is no public trading market for the New Futech common stock. We expect the New Futech common stock to trade on the OTC Bulletin Board/Nasdaq Stock Market soon after the mergers, but we cannot be sure it will do so and we cannot predict what the price might be. We do not expect a trading market to develop for the other securities of New Futech.

     As of May 31, 1999, the record date, there was one stockholder of record of DaMert common stock. Another person is expected to exercise employee options, and a third person will exchange SAR's in exchange for DaMert common stock immediately before the mergers.

     DaMert has not paid dividends on its common stock and does not anticipate paying dividends in the foreseeable future. If the mergers do not occur for any reason, we anticipate that all earnings, in the foreseeable future, will be retained for development of DaMert's business.

                      THE MERGERS AND RELATED TRANSACTIONS

GENERAL

     The Merger Agreement provides for the merger of Futech into New Futech, promptly followed by the substantially simultaneous merger of Janex, Trudy and DaMert with and into New Futech and the substantially simultaneous merger of Fundex with and into New Sub. The discussion in this prospectus/proxy statement supplement and the related prospectus/proxy statement of the mergers and the description of the principal terms of the Merger Agreement contained in the prospectus/proxy statement are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to the prospectus/proxy statement as Appendix A, and incorporated herein by reference.

EFFECTS OF THE MERGERS

GENERAL

     We intend for the mergers to occur promptly following approval of the mergers by the requisite vote of the stockholders of each of Janex, Futech, Trudy, DaMert and Fundex and the satisfaction or waiver of all other conditions to consummation of the mergers. The mergers will become effective at or about the time of filing of articles of merger or other appropriate documents with the applicable government offices or agencies. At that time (a) first Futech and then Janex, Trudy and DaMert will merge with and into New Futech with the result that New Futech will be the surviving corporation and (b) Fundex will merge with and into New Sub with the result that New Sub will be the surviving corporation. As part of the mergers New Futech will change its name to "Futech Interactive Products, Inc." The stockholders of DaMert will become stockholders of New Futech, and their rights will be governed by the New Futech certificate of incorporation and bylaws. See "COMPARISON OF RIGHTS OF STOCKHOLDERS OF DaMERT
AND NEW FUTECH." See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT" in the prospectus/proxy statement.

     For information regarding the operation of New Futech and New Sub following the mergers, see " DESCRIPTION OF NEW FUTECH'S BUSINESS" in the prospectus/ proxy statement. For information regarding the officers and directors of New Futech following the mergers, see "NEW FUTECH'S MANAGEMENT" in the prospectus/ proxy statement.

EXCHANGE RATIOS

     Each outstanding share of DaMert common stock at the effective date of the mergers will be converted into the right to receive approximately:

     - $285.00 in cash,

     - a non-interest bearing promissory note (secured by a lien that is subordinated to New Futech's bank debt) in the amount of approximately $2,375.00, payable $475.00 one month after the mergers and $1,900.00 seven months after the mergers, and

     - 613.07 shares of New Futech common stock.

     The promissory notes do not bear interest, but substantial penalties will apply should New Futech default on its payment obligations.

     Outstanding shares of Futech, Janex, Fundex and Trudy will also be converted into a combination of cash, common stock of New Futech and promissory notes of New Futech or New Sub. Under certain circumstances the former stockholders of Fundex will have the right to exchange their New Futech stock for the license rights in the "Phase 10" family of games now owned by Fundex. Under certain other circumstances the former stockholders of Trudy will have the right to receive additional New Futech stock or to exchange their New Futech stock for unsecured five year debentures. In addition, outstanding options for shares of Trudy, Futech, Janex and Fundex will be converted into options for shares of common stock of New Futech. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT -- Basic Terms of the Merger Agreement" in the prospectus/proxy statement.

FRACTIONAL SHARES

     Fractional shares of New Futech common stock will not be issued in the mergers. Instead, stockholders in any of the merging companies who would otherwise have received an amount of New Futech stock that includes a fraction of a share will instead receive an amount of cash equal to that fraction multiplied by $7.50. For example, a DaMert stockholder who is otherwise entitled to receive 15.5 shares of New Futech common stock will actually receive only 15 shares, plus $3.75 in cash (i.e., 0.5 times $7.50).

BACKGROUND OF THE MERGER

     In January 1999 the DaMert Company's merger consultant, Robert P. Oliver, President, CorDev Corporation, was in merger discussions with several manufacturers of toys, games and puzzles. On January 16, 1999, Mr. Jeffrey Gold, President Goldmark Advisors, Inc., a merger and acquisition firm, informed Mr. Oliver that Futech Interactive

Products, Inc. ("Futech"), could be a strategic buyer prospect for the DaMert Company ("DaMert"). Mr. Oliver agreed that Mr. Gold could introduce DaMert to Futech.

     On January 25, 1999, Mr. Gold met with Futech, described DaMert and provided Mr. Goett with a copy of DaMert's detailed information book. Mr. Sauder visited the DaMert Booth at the New York Toy Fair in early February. On February 18, 1999, Mr. Goett and Mr. Oliver discussed Futech's serious interest and DaMert product samples and more financial information were sent. Subsequently, Fred DaMert and Mr. Oliver spent March 4, 1999 at Futech, in Phoenix, for detailed discussions with Mr. Goett and other Futech executives. At this time, terms of an acquisition of DaMert by Futech or its affiliate were agreed upon.

     An additional visit to Futech was made by Gail and Fred DaMert the following week. A letter of intent was presented to DaMert at its facility by Mr. Sauder of Futech on March 24, 1999. Thereafter ensued a period of due diligence, strategic planning, structural decisions, personnel assignments and merger documentation. On May 27, 1999 Futech Board of Directors approved the mergers and the Merger Agreement. On June 7, 1999, the Global Merger Agreement was signed by all parties.

     On May 27, 1999 the Futech Board of Directors approved the Merger
Agreement.

REASONS FOR THE MERGER

     Over the past 26 years, DaMert Company has established a well-regarded leadership reputation for product innovation in the fields of nature, science and learning toys. Over these years there has been a growing retail environment supported by "baby boomer" consumers who wish to provide their children and family members with products that educate as well as entertain. Most recently, however, there has been increasing consumer interest in electronic and interactive products coupled with increasing competition in the more traditional puzzle, game and science toy categories. Frustrated by the limitations of its internally generated capital base, DaMert decided in September 1998 to actively seek a strategic partnership with an external company or investors. The interactive technology base and cross-marketing opportunities presented by the merger allow DaMert's product innovation strengths to carry forward into the twenty-first century.

     For additional information regarding the reasons for the merger, see "SPECIFIC REASONS FOR PREVIOUS ACQUISITIONS AND PROPOSED MERGER PARTNERS" in the prospectus/proxy statement.

DAMERT'S BOARD RECOMMENDATION

     THE BOARD OF DIRECTORS OF DaMERT HAS DETERMINED THAT THE MERGERS ARE ADVISABLE AND IN THE BEST INTERESTS OF DaMERT AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY RECOMMENDED A VOTE FOR APPROVAL OF THE MERGER PROPOSAL.

RELATED AGREEMENTS; INTERESTS OF CERTAIN DAMERT AFFILIATES IN THE MERGER

     Fred and Gail DaMert will enter into employment agreements with New Futech in connection with the merger. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT -- Employment Agreements with Affiliates" and "NEW FUTECH'S MANAGEMENT -- Employment Agreements" in the prospectus/proxy statement.

     SEE "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" IN THIS
PROSPECTUS/PROXY STATEMENT SUPPLEMENT AND THE CORRESPONDING HEADING IN THE PROSPECTUS/ PROXY STATEMENT.

REGULATORY MATTERS

     Except as disclosed in this prospectus/proxy statement supplement and the prospectus/proxy statement, DaMert and New Futech are not aware of any governmental or regulatory approvals required for consummation of the mergers, other than compliance with the federal securities laws and applicable securities and "blue sky" laws of the various states.

CERTAIN FEDERAL TAX MATTERS

     In the opinion of Quarles & Brady LLP, special tax counsel to Futech and New Futech, the merger of DaMert into New Futech will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and DaMert and New Futech will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

     In rendering its opinion, counsel has relied upon and assumed as accurate and correct on the date hereof, and will rely on and assume as accurate and correct as of the Effective Time of merger, the information contained in this prospectus/proxy statement supplement and the related prospectus/proxy statement and certain representations as to factual matters made by DaMert and New Futech. Counsel's opinion represents its best legal judgement as to the tax treatment of the merger, but the opinion is not binding on the Internal Revenue Service. The parties have not and will not request a ruling from the Service in connection with the federal income tax consequences of the merger. The following summary of material United States federal income tax consequences of the merger is based upon the conclusions reached in such opinion.

     Based on the provisions of the Code, the applicable regulations thereunder, judicial authority and current administrative rulings and practices as of the date hereof, all of which are subject to change, possibly with retroactive effect: (i) no gain or loss will be recognized by DaMert or New Futech as a result of the merger; (ii) no gain or loss will be recognized by the holders of DaMert Common Stock upon conversion of their shares of DaMert Common Stock into shares of New Futech Common Stock pursuant to the merger, except with respect to the portion of the merger consideration that does not consist of New Futech common stock; (iii) the tax basis of the shares of New Futech common stock into which shares of DaMert common stock are converted will be the same as the basis of the shares of Futech common stock converted into such New Futech common stock, reduced by any amount allocable to the portion of the merger consideration that does not consist of New Futech common stock; (iv) the holding period for shares of New Futech common stock into which shares of DaMert common stock are converted will include the period that such shares of DaMert common stock were held by the holder, provided such shares were held as capital assets of the holder at the Effective Time of Merger; and (v) the payment of consideration that does not consist of shares of New Futech common stock to a holder of DaMert common stock will result in the recognition of gain or loss for federal income tax purposes, measured by the difference between the amount of cash or other nonstock consideration received and the portion of the adjusted tax basis of DaMert common stock allocable to it (such gain or loss will be capital gain or loss, provided that such stock was held as a capital asset as of the Effective Time of merger).

     A holder of DaMert common stock who receives New Futech common stock pursuant to the merger will be required to retain records and file with such holder's federal income tax return for the taxable year in which the merger takes place a statement setting forth all relevant facts in respect of the nonrecognition of gain or loss upon such exchange. The statement is required to include (i) such holder's basis in the shares of DaMert common stock surrendered in the merger; and (ii) the value of New Futech common stock received (using fair market value as of the Effective Time of merger) and the amount of any cash or other nonstock consideration received in the merger.

     THE FOREGOING DISCUSSION IS INTENDED ONLY AS A DESCRIPTION OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL TAX EFFECTS OF THE MERGER. In addition, the discussion does not address all of the tax consequences that may be relevant to particular taxpayers in light of their personal circumstances or to taxpayers subject to special treatment under the Code (for example, insurance companies, financial institutions, dealers in securities, tax exempt organizations, foreign corporations, foreign partnerships, or other foreign entities and individuals who are not citizens or residents of the United States and persons who acquired their New Futech common stock pursuant to the exercise or termination of employee stock options, warrants or otherwise as compensation.

     No information is provided herein with respect to the tax consequences, if any, of the merger under applicable foreign, state, local and other tax laws.

     THE GENERAL SUMMARY SET FORTH ABOVE IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER OF DAMERT COMMON STOCK. EACH HOLDER OF DAMERT COMMON STOCK IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER, INCLUDING THE APPLICATION OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

     The mergers are intended to qualify as a purchase for accounting purposes. Under this accounting treatment, the amount by which the total merger consideration received by stockholders of the other merging companies plus the amount of their liabilities exceeds the fair market value of their identifiable assets will initially be treated as goodwill by New Futech for accounting purposes.

                       RIGHTS OF DISSENTING STOCKHOLDERS

     The rights of DaMert stockholders who dissent in connection with the mergers are governed by specific legal provisions contained in Chapter 13 ("Chapter 13") of the California General Corporation Law ("CGCL"). The following summary of the provisions of Chapter 13 is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to the full text of Chapter 13, a copy of which is attached to this prospectus/proxy statement as Appendix 1 and is incorporated herein by reference. Failure to follow the steps required by Chapter 13 for perfecting dissenters' rights may result in the loss of such rights.

     Under Chapter 13, if the mergers are completed, any shares of DaMert common stock as to which dissenters' rights are properly exercised ("Dissenting Shares") will not be converted by virtue of the mergers into the right to receive the merger consideration pursuant to the Merger Agreement, but instead will be converted into the right to receive in cash the "fair market value" of such shares, determined as of the day before the first announcement of the terms of the mergers, and excluding any appreciation or depreciation in consequence of the mergers. For shares of DaMert common stock to qualify as Dissenting Shares, (i) the holders of such shares must not have voted in favor of approval of the Merger Agreement and (ii) the holder of such shares must submit stock certificates for endorsement (as described below).

     If the mergers are approved at the DaMert special meeting, DaMert will, within ten days after such approval, mail to any stockholder who may have a right to require DaMert to purchase his, her or its shares for cash as a result of making a demand (as described below), a notice that the required stockholder approval of the Merger Agreement was obtained (the "Notice of Approval"), accompanied by a copy of Chapter 13. The Notice of Approval will set forth the price determined by DaMert to represent the "fair market value" of any Dissenting Shares (which will constitute an offer by DaMert to purchase the Dissenting Shares at the stated price) and will set forth a brief description of the procedures to be followed by the stockholders who wish to exercise their dissenters' rights.

     Within 30 days after the date on which the Notice of Approval was mailed, DaMert must receive the demand of the dissenting stockholders. The demand is required by law to contain a statement concerning the number and class of shares of DaMert stock held of record by such dissenting stockholder and what the stockholder claims to be the fair market value of the Dissenting Shares as of the close of business on the day immediately prior to the announcement of the merger. The statement of fair market value in the demand by the dissenting stockholder constitutes an offer by the dissenting stockholder to sell the Dissenting Shares at that price. The dissenting stockholder must submit DaMert stock certificate(s) representing the Dissenting Shares to DaMert at DaMert's principal office within that 30 day period. The DaMert stock certificate(s) will be stamped or endorsed with a statement that the shares are Dissenting Shares. If the price contained in the Notice of Approval is acceptable to the dissenting stockholder, the dissenting stockholder may demand the same price. This would constitute an acceptance of the offer by DaMert to purchase the dissenting stockholder's stock at the price stated in the Notice of Approval.

     If DaMert and a dissenting stockholder agree upon the price to be paid for the Dissenting Shares, the agreed price (together with interest thereon at the legal rate on judgments from the date of the agreement between DaMert and the dissenting stockholder) is required by law to be paid to the dissenting stockholder within 30 days after that agreement or within 30 days after any statutory or contractual conditions to the mergers are satisfied, whichever is later, subject to the surrender of the DaMert stock certificates.

     If DaMert and a dissenting stockholder disagree as to the price for the Dissenting Shares or disagree as to whether the Dissenting Shares are entitled to be classified as Dissenting Shares, the stockholder may, within six months after the Notice of Approval is mailed, file a complaint in the Superior Court of the proper county requesting the court to make the determinations or, alternatively, may intervene in any pending action brought by another dissenting stockholder. Costs of the action (including compensation of appraisers) are required to be assessed as the court considers equitable, but must be assessed against DaMert if the appraised value determined by the court exceeds the price offered by DaMert.

     The court action to determine the fair market value of the shares will be suspended if litigation is instituted to test the sufficiency or regularity of the votes of the stockholders in authorizing the mergers. Furthermore, no stockholder who is entitled to assert dissenters' rights under Chapter 13 shall have any right to attack the validity of the mergers or to have the mergers set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the mergers has been legally voted in favor of the mergers.

     Dissenting Shares may lose their status as such and the right to demand payment will terminate, among other reasons, if (i) the mergers are abandoned,
(ii) the shares are transferred before being submitted for endorsement or are surrendered for conversion into shares of another class, (iii) the dissenting stockholder and DaMert do not agree upon the status of the shares as Dissenting Shares or upon the price of such shares and the dissenting stockholders fails to file suit against DaMert or intervene in a pending action within six months following the date on which the Notice of Approval was mailed to the stockholder, or (iv) the dissenting stockholder withdraws his or her demand for the purchase of the Dissenting Shares with the consent of DaMert.

                          NEW FUTECH AND DAMERT SHARES

NEW FUTECH COMMON STOCK

     For a description of New Futech common stock and its authorized but unissued preferred stock, see "DESCRIPTION OF NEW FUTECH CAPITAL STOCK" in the prospectus/proxy statement.

DAMERT CAPITAL STOCK

     The following description of DaMert's capital stock is a summary only and is subject to, and qualified in its entirety by, reference to DaMert's Articles of Incorporation and Bylaws, copies of which are included as exhibits to the registration statement of which this prospectus/proxy statement supplement is a part, and by reference to California law under which DaMert is incorporated.

COMMON STOCK

     As of May 31, 1999 there were 1,000 shares of DaMert common stock outstanding which were held of record by one stockholder. There is no public market for DaMert common stock. DaMert has not paid any dividends on its common stock. The Merger Agreement provides that DaMert will not declare or pay any dividend without the prior written approval of New Futech.

         COMPARISON OF THE RIGHTS OF HOLDERS OF DAMERT COMMON STOCK AND
                            NEW FUTECH COMMON STOCK

     DaMert is a California corporation and the rights of its shareholders are governed by the California General Corporation Law ("CGCL") and the Articles of Incorporation and Bylaws of DaMert. New Futech is a Delaware corporation and the rights of it stockholders are governed by the Delaware General Corporation Law ("DGCL") and the Certificate of Incorporation and Bylaws of New Futech. By the Merger Agreement, the DaMert shareholders will become New Futech stockholders and as such their rights will be governed by the DGCL and the New Futech articles of incorporation and bylaws.

SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF CALIFORNIA AND DELAWARE

     The corporation laws of California and Delaware differ in many respects. Although all the differences are not set forth in this prospectus/proxy statement supplement, provisions which could materially affect the rights of shareholders are discussed below.

REMOVAL OF DIRECTORS

                   California                                              Delaware
A director of a corporation that does not have a       A director of a corporation that does not have a
classified board of directors may not be removed       classified board or cumulative voting may be
if the number of shares voted against such             removed without or without cause with approval
removal would be sufficient to elect the               of the majority of the outstanding shares
director if voted cumulatively at an election at       entitled to vote at an election of directors. In
which the same total number of votes were cast         the case of a Delaware corporation having
and either the number of directors elected at          cumulative voting, if less than the entire board
the most recent annual meeting of stockholders,        is to be removed, a director may not be removed
or if greater, the number of directors for whom        without cause if the number of shares voted
removal is being sought, were then being               against such removal would be sufficient to
elected. In the case of a California corporation       elect the director under cumulative voting. A
having cumulative voting, if less than the             director of a corporation with a classified
entire board is to be removed, a director may          board of directors may be removed only for
not be removed if the number of shares voted           cause, unless the certificate of incorporation
against such removal would be sufficient to            otherwise provides. The certificate of
elect the director if voted cumulatively at an         incorporation and bylaws of New Futech provide
election at which the same total number of votes       for a classified board of directors, but not for
were cast and the entire number of the directors       cumulative voting.
authorized at the time of the director's most
recent election were then being elected. In
addition, the holders of at least 10% of the
number of outstanding shares of any class of
stock may initiate a court action to remove any
director for cause. DaMert does not have a
classified board.

CLASSIFIED BOARD OF DIRECTORS

     A classified (the term in Delaware) or staggered board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year. This method of electing directors makes changes in the composition of the board of directors more difficult, and thus a change in control of a corporation potentially a lengthier and more difficult process.

                   California                                              Delaware
California law permits, but does not require,          Delaware law permits, but does not require, a
"listed corporations" to have a classified board       classified board of directors, by which the
of directors, by which the directors can be            directors can be divided into as many as three
divided into as many as three classes with             classes with staggered terms of office, with
staggered terms of office, with only one class         only one class of directors standing for
of directors standing for election each year. A        election each year. The New Futech certificate
"listed company" is a company that meets certain       of incorporation and bylaws provide for a
requirements such as having its shares listed          classified board, consisting of three classes
for trading on the New York Stock Exchange,            with three directors in each class.
American Stock Exchange or the NASDAQ. The
DaMert articles of incorporation and bylaws do
not provide for a classified board, nor is
DaMert a "listed company."

INDEMNIFICATION AND LIMITATION OF LIABILITY

     Delaware and California have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit, with certain exceptions, a corporation to adopt a provision in its articles of incorporation or certificate of incorporation, as the case may be, eliminating the liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty. There are nonetheless certain differences between the laws of the two states respecting indemnification and limitation of liability.

                   California                                              Delaware
The articles of incorporation of DaMert do not         The certificate of incorporation of New Futech
eliminate the liability of directors to the            eliminates the liability of directors to the
corporation to the fullest extent permissible          corporation or its stockholders for monetary
under California law. California law does not          damages for breach of fiduciary duty as a
permit the elimination of monetary liability           director to the fullest extent permissible under
where such liability is based on:                      Delaware law. Under Delaware law, such provision
                                                       may not eliminate or limit director monetary
- intentional misconduct or knowing and culpable       liability for:
  violation of law,
                                                       - breaches of the director's duty of loyalty to
- acts or omissions that a director believes to          the corporation or its stockholders,
  be contrary to the best interests of the
  corporation or its stockholders, or that             - acts or omissions not in good faith or
  involve the absence of good faith on the part          involving intentional misconduct or knowing
  of the director,                                       violations of law,
- receipt of any improper personal benefit,            - the payment of unlawful dividends or unlawful
                                                         stock repurchases or redemptions, or
- acts or omissions that show reckless disregard
  for the director's duty to the corporation or        - transactions in which the director received an
  its stockholders, where the director in the            improper personal benefit.
  ordinary course of performing a director's
  duties should have been aware of a risk of           Such limitation of liability provisions also may
  serious injury to the corporation or its             not limit a director's liability for violation
  shareholders,                                        of or otherwise relieve directors from the
                                                       necessity of complying with federal or state
- acts or omissions that constitute and                securities laws, or affect the availability of
  unexcused pattern of inattention that amounts        non-monetary remedies such as injunctive relief
  to an abdication of the director's duty to the       or rescission.
  corporation and its stockholders,
                                                       Delaware law generally permits indemnification
- interest transactions between the corporation        of expenses, including attorney's fees, actually
  and the director, in which a director has a          and reasonably incurred in the defense or
  material financial interest, or                      settlement of a derivative or third-party
                                                       action, provided there is a determination by a
- liability for improper distributions, loans or       majority vote of disinterested directors, by
  guarantees.                                          independent legal counsel or by a majority vote
                                                       of the stockholders that the person seeking
California law permits indemnification of              indemnification acted in good faith and in a
expenses in a derivative or third party                manner reasonably believed to be in or

                   California                                              Delaware
action, except that with respect to derivative         not opposed to the best interest of the
actions (i) no indemnification may be made when        corporation. Delaware law requires
a person is adjudged liable to the corporation         indemnification, of expenses when the individual
in the performance of that person's duty to the        being indemnified has successfully, defended any
corporation and its stockholders, unless and           action, claim, issue, or matter therein, on the
only to the extent that a court determines that        merits or otherwise.
the person is fairly and reasonably entitled to
indemnity for expenses, (and (ii) no                   Delaware law also permits a Delaware corporation
indemnification may be made in respect of              to provide indemnification in excess of that
amounts paid or expenses incurred in settling or       provided by statute.
otherwise disposing of a threatened pending
action without court approval or expenses              A provision of Delaware law states that the
incurred in an action settled or disposed of           indemnification provided by statute shall not be
without court approval. Indemnification is             deemed exclusive of any other rights under any
permitted by California law only for acts taken        bylaw, agreement, vote of stockholders or
in good faith and reasonably believed to be in         disinterested directors or otherwise.
the best interests of the corporation and its
stockholders, as determined by a majority vote
of a disinterested quorum of the directors,
independent legal counsel (if a quorum of
independent directors is not obtainable), a
majority vote of a quorum of the stockholders
(excluding shares owned by the indemnified
party), or the court handling the action and, in
the case of a criminal proceeding,
indemnification is permitted if the indemnified
party had no reasonable cause to believe his or
her conduct was unlawful.

     Both California and Delaware law requires indemnification when the individual has defended successfully the action on the merits.

     Expenses incurred by an officer or director in defending an action may be paid in advance, under California law and Delaware law, if such director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, the laws of both states authorize a corporation's purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

INSPECTION OF STOCKHOLDER LIST

     The CGCL provides for an absolute right of inspection of the stockholder list for persons holding five percent or more of a corporation's voting shares or persons holding one percent or more of such shares who have filed a Schedule 14A with the SEC relating to the election of directors. Both the CGCL and the DGCL allow any stockholder or stockholder to inspect the stockholder list for a purpose reasonably related to such person's interest as a stockholder or shareholder. However, the DGCL contains no provision comparable to the absolute right of inspection provided by the CGCL to certain shareholders.

DIVIDENDS AND REPURCHASES OF SHARES

                   California                                              Delaware
Generally, under the CGCL a California                 Delaware law permits a corporation to declare
corporation may pay dividends out of retained          and pay dividends out of surplus or if there is
earnings or if, after giving effect thereto, (i)       no surplus, out of net profits for the fiscal
the assets (excluding goodwill and certain other       year as long as the amount of capital of the
assets) of the corporation are at least equal to       corporation following the declaration and
1.25 times its liabilities (excluding certain          payment of the dividend is not less than the
deferred credits), and (ii) the current assets         aggregate amount of the capital represented by
of such corporation are at least equal to (x)          the issued and outstanding stock of all classes
its current liabilities or (y) if the average of       having preference upon the distribution of
the earnings of such corporation before taxes          assets. In addition, Delaware law generally
and interest expense for the two preceding             provides that a corporation may redeem or
fiscal years was less than the average of the          repurchase its shares only if the capital of the
interest expense of such corporation for such          corporation is not impaired and such redemption
fiscal years, 1.25 times its current                   or repurchase would not impair the capital of
liabilities. In addition, the ability of a             the corporation.
California corporation to pay dividends is
restricted by certain limitations for the
benefit of certain preference shares.

STOCKHOLDER VOTING

                   California                                              Delaware
Generally requires that a majority of the              Generally requires that a majority of the
stockholders of both acquiring and target              shareholders of both acquiring and target
corporations approve statutory mergers.                corporations approve statutory mergers.
Does not require a stockholder vote of the             Does not require a stockholder vote of the
surviving corporation in a merger if                   surviving corporation in a merger (unless the
                                                       corporation provides otherwise in its
- such stockholders shall own, immediately after       certificate of incorporation) if
  the merger, equity securities (not including
  any warrants or similar rights to purchase           - the merger agreement does not amend the
  such equity securities) of the surviving or            existing certificate of incorporation,
  acquiring corporation or a parent party
  possessing more than five-sixths of the voting       - each share of the stock of the surviving
  power of the surviving or acquiring                    corporation outstanding immediately before the
  corporation or parent party.                           effective date of the merger is to be
                                                         identical outstanding or treasury share of the
However, California law does require that the            surviving corporation after the merger, and
principal terms of a merger be approved by the
outstanding shares of the surviving corporation        - either no shares of common stock of the
if any amendment is made to its articles which           surviving corporation and no shares,
would otherwise require approval.                        securities or obligations convertible into
                                                         such stock are to be issued or delivered under
                                                         the plan of merger, or the authorized unissued
                                                         shares or the treasury shares of common stock
                                                         of the surviving corporation to be issued or
                                                         delivered under the plan of merger plus those
                                                         initially issuable upon conversion of any
                                                         other shares, securities or obligations to be
                                                         issued or delivered under such plan do not
                                                         exceed twenty percent (20%) of the shares of
                                                         common stock of the surviving corporation
                                                         outstanding immediately prior to the effective
                                                         date of the merger.

     With certain exceptions, the CGCL requires that a merger, sale of assets or similar transaction be approved by a majority vote, and in some cases a two-thirds vote, of each class of shares outstanding. The DGCL does not generally require such class voting, except in certain transactions involving an amendment to the certificate of incorporation that adversely affects a specific class of shares or where the class of securities designates such a right, although Delaware law does require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the outstanding voting shares of the corporation transferring such assets.

STOCKHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS UNDER DELAWARE LAW

     In recent years, a number of states have adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult. Under Section 203 of the Delaware General Corporation Law, certain "business combinations" with "interested stockholders" of Delaware corporations are subject to a three-year moratorium unless specified conditions are met.

     Section 203 prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the date that such person or entity becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity who or which owns, individually or with or through certain other persons or entities, fifteen percent (15%) or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner, individually or with or through certain other persons or entities, of fifteen percent (15%) or more of such voting stock at any time within the pervious three years, or is an affiliate or associate of any of the foregoing.

     For purposes of Section 203, the term "business combination" is defined broadly to include mergers with or caused by the interested stockholder; sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a direct or indirect majority-owned subsidiary equal in aggregate market value of ten percent (10%) or more of the aggregate market value of either the corporation's consolidated assets or all of its outstanding stock; the issuance of transfer by the corporation or a direct or indirect majority-owned subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for certain transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock or of the corporation's voting stock); or receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

     The three-year moratorium imposed on business combinations by Section 203 does not apply if:

     - prior to the date on which such stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction that resulted in the person or entity becoming an interested stockholder,

     - upon consummation of the transaction that made him or her an interested stockholder, the interested stockholder owns at least eighty-five percent of the corporation's voting stock outstanding at the time the transaction commenced (excluding from the eighty-five percent calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentiality whether to accept a tender or exchange offer), or

     - on or after the date such person or entity becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by sixty-six and two-thirds percent of the outstanding voting stock not owned by the interested stockholder.

     Section 203 only applies to certain publicly held corporations that have a class of voting stock that is:

     - listed on a national securities exchange,

     - quoted on an interdealer quotation system of a registered national securities association, or

     - held of record by more than 2,000 stockholders.

     Under certain circumstances, Section 203 of the DGCL may made it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three year period.

     There is no provision in the CGCL equivalent to Section 203 of the DGCL. However, under the CGCL, if a party that makes a tender offer or proposes to acquire a corporation by a reorganization or certain sales of assets is controlled by such corporation or is controlled by an officer or director of such corporation, or if a director or executive officer of such corporation has a material financial interest in such party (each an "Interested Party Proposal"), (i) an affirmative opinion in writing as to the fairness of the consideration to the stockholders of such corporation must be delivered to stockholders of such corporation, and (ii) such stockholders must be (x) informed of certain later tender offers or written proposals for a reorganization or sale of assets made by other persons, and (y) afforded a reasonable opportunity to withdraw any vote, consent or proxy previously given or shares previously tendered in connection with the Interested Party Proposal.

INTERESTED DIRECTOR TRANSACTIONS

     Under the laws of both California and Delaware, contracts or transactions between a corporation and one or more of its directors, or between a corporation and any other entity in which one or more of its directors are directors or have a financial interest, are not void or voidable because of such interest or because such director is present at a meeting of the board which authorizes or approves the contract or transaction, provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under the CGCL and the DGCL. Under the CGCL and the DGCL, either (i) the stockholders or shareholders or the board of directors must approve any such contract or transaction in good faith after full disclosure of the material facts (and, in the case of board approval other than for a common directorship, the CGCL requires that the contract or transaction must also be "just and reasonable" to the corporation), or (ii) the contract or transaction must have been "fair" (in Delaware) or, in the case of a common directorship (in California), "just and reasonable" as to the corporation at the time it was approved. The CGCL explicitly places the burden of proof of the just and reasonable nature of the contract or transaction on the interested director.

     Under the DGCL, if board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors (even though less than a majority of a quorum). Under the CGCL, if stockholder approval is sought, the interested director is not entitled to vote his or her shares at a stockholder meeting with respect to any action regarding such contract or transaction. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum.)

APPRAISAL/DISSENTERS' RIGHTS

     Under both Delaware and California law, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal/dissenters' rights by which such stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transactions. Under both Delaware and California law, such fair market value is determined exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation.

                   California                                              Delaware
Under California law, in connection with the           Appraisal rights are not available (a) with
merger of a corporation for which the approval         respect to the sale of all or substantially all
of outstanding shares is required, dissenting          of the assets of a corporation, (b) with respect
stockholders of such corporation who follow            to a merger or consolidation by a corporation
prescribed statutory procedures are entitled to        the shares of which are either listed on a
receive payment of the fair market value of            national securities exchange, designated as a
their shares. No such rights are available,            national market system security on an
however, if the shares are listed on a national        interdealer quotation system by the National
securities exchange certified by the California        Association of securities Dealers, Inc. or are
Commissioner of Corporations or appear on the          held of record by more than 2,000 holders if
Federal Reserve Board list of over-the-counter         such stockholders receive only shares of the
margin stocks unless (i) such shares are subject       surviving corporation or shares of any other
to certain restrictions on transfer, or (ii) the       corporation that are either listed on a national
holders of at least five percent of such shares        securities exchange, designated as a national
elect dissenter's rights. In connection with the       market system security on an interdealer
Merger, holders of DaMert Common Stock may, by         quotation system by the National Association of
complying with required procedures, be entitled        securities Dealers, Inc. or held of record by
to dissenters' rights under the CGCL. See              more than 2,000 holders, plus cash in lieu of
"RIGHTS OF DISSENTING STOCKHOLDERS."                   fractional shares of such corporations, or (c)
                                                       to stockholders of a corporation surviving a
                                                       merger if no vote of the stockholders of the
                                                       surviving corporation is required to approve the
                                                       merger under Delaware law.

                       SELECTED HISTORICAL FINANCIAL DATA

     The selected historical financial data set forth below with respect to the consolidated statements of income of DaMert for each of the five years in the period ended December 31, 1998, and with respect to the consolidated balance sheets of DaMert at December 31 of each of the five years ending December 31, 1998, are derived from the audited, and in the case of 1994 and 1995, the reviewed consolidated financial statements of DaMert incorporated by reference in this prospectus/proxy statement supplement.

     The data set forth below are qualified by reference to, and should be read in conjunction with, the financial statements and the notes related thereto included in the prospectus/proxy statement.

                                                      YEAR ENDED DECEMBER 31,
                                         -------------------------------------------------
                                           1998       1997      1996      1995      1994
                                         ---------   -------   -------   -------   -------
                                         (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
SELECTED OPERATING DATA
Net sales..............................  $  6,837    $8,876    $9,836    $9,024    $7,208
Net income (loss)......................      (879)       90       517       600       155
Net income (loss) per share............   (878.89)    89.76      0.52      0.60      0.16

                                                          DECEMBER 31,
                                           ------------------------------------------
                                            1998     1997     1996     1995     1994
                                           ------   ------   ------   ------   ------
                                                   (IN THOUSANDS OF DOLLARS)
SELECTED BALANCE SHEET DATA
Current assets...........................  $2,603   $3,150   $2,433   $2,467   $2,124
Total assets.............................   3,103    3,657    2,887    2,812    2,332
Current liabilities......................   2,609    2,235    1,349    1,531    1,451
Total liabilities........................   2,747    2,390    1,525    1,590    1,512
Stockholders' equity.....................     355    1,267    1,362    1,222      820

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

     The following discussion should be read in conjunction with the DaMert's audited consolidated financial statements and notes thereto appearing elsewhere in the prospectus/ proxy statement.

OVERVIEW

     Founded in 1973 and incorporated in 1979, DaMert currently develops, manufactures and markets high quality toys, gifts and puzzles. DaMert enters into agreements with inventors to create a steady stream of high quality products. Presently, DaMert's products include over 200 toys, gifts and puzzles selling to catalogs, museums, department stores, specialty gift and toy stores nationwide. The DaMert products are sold at retail prices generally ranging from $5.00 to $25.00.

RESULTS OF OPERATIONS OF THE COMPANY

     The following table sets forth, for the periods indicated, the relative percentage that certain income and expense items bear to net sales.

                                       YEARS ENDED:                               THREE MONTHS ENDED:
                        -------------------------------------------   -------------------------------------------
                         DECEMBER 31, 1998      DECEMBER 31, 1997        MARCH 31, 1999         MARCH 31, 1998
                        --------------------   --------------------   --------------------   --------------------
                          AMOUNT     PERCENT     AMOUNT     PERCENT     AMOUNT     PERCENT     AMOUNT     PERCENT
                        ----------   -------   ----------   -------   ----------   -------   ----------   -------
Sales.................  $6,837,280   100.00%   $8,876,462   100.00%   $1,256,848   100.00%   $1,163,084   100.00%
Cost of Sales.........   4,291,854     62.8%    5,328,453     60.0%      736,566     58.6%      696,072     59.8%
                        ----------   ------    ----------   ------    ----------   ------    ----------   ------
Gross Profit..........   2,545,425     37.2%    3,548,009     40.0%      520,282     41.4%      467,012     40.2%
                        ----------   ------    ----------   ------    ----------   ------    ----------   ------
Operating Expenses
  Product
    Development.......     546,706      8.0%      488,638      5.5%       86,822      6.9%      138,261     11.9
  Marketing and
    Sales.............     998,802     14.6%    1,320,380     14.9%      230,800     18.4%      283,889     24.4%
  General and Admin...   1,878,005     27.5%    1,647,803     18.6%      426,271     33.9%      464,787     40.0%
                        ----------   ------    ----------   ------    ----------   ------    ----------   ------
    Total Op. Exp.....  $3,423,513     50.1%   $3,456,821     38.9%   $  743,893     59.2%   $  886,937     76.3%
                        ----------   ------    ----------   ------    ----------   ------    ----------   ------
Income (loss) before
  taxes...............    (878,005)   (12.8)%      91,188      1.0%     (223,611)   (17.8)%    (419,925)   (36.1)%
Provision for income
  taxes...............         800      0.0%        1,431      0.0%           --      0.0%           --      0.0%
                        ----------   ------    ----------   ------    ----------   ------    ----------   ------
Net income (loss).....  $ (878,887)   (12.9)%  $   89,757      1.0%   $ (223,611)   (17.8)%  $ (419,925)   (36.1)%
                        ----------   ------    ----------   ------    ----------   ------    ----------   ------

THREE MONTHS ENDED MARCH 31, 1999 COMPARED TO THREE MONTHS ENDED MARCH 31, 1998

     Net Sales. For the three months ended March 31, 1999, net sales were $1,256,848, an increase of $93,764 or 8.1% compared to $1,163,084 for the period ending March 31, 1998. This increase was related to a restructure of the domestic sales management instituted in November 1998. Three regional directors functionally replaced a national manager, sales assistant and key account manager, the structure in place January 1998. The National Sales Manager had been terminated in March 1998, and a suitable replacement was not found until November 1998.

     Gross Profit. For the three months ended March 31, 1999, gross profit was $520,282, 41.4% of Sales, an increase of $53,270 or 11.4% compared to gross profit of $467,012,

40.2% of Sales for the same period in 1998. International sales were 11.9% of sales as of March 31, 1999, compared to 16.2% as of March 31, 1998. Since these sales are highly discounted, less relative contribution leads to higher gross profit. Additionally, cost control in the shipping and inventory control departments contributed to higher gross profit.

     Operating Expenses (includes interest expense). For the three months ended March 31, 1999, operating expenses (which include product development, marketing, general and administrative, and interest expense) were $743,893, a decrease of $143,044 or 16.1%, compared to operating expenses of $886,937 in 1998. Cost control in each department's fixed overhead lowered expenses in 1999 relative to 1998. Interest expenses for the period ending March 31, 1999, were $46,666, an increase of $8,994 or 23.9% compared to interest expenses of $37,672 for the same period in 1998. Higher borrowing was necessitated by lower receivables at year end 1998 compared to year end 1997.

     Net Income. For the three months ended March 31, 1999, net loss was ($223,611), an improvement of $196,314 or 46.7% over the net loss of ($419,925)
for the same period in 1998. Because of the seasonality of the business, profit is not expected until the Third Quarter.

FISCAL YEAR ENDED DECEMBER 31, 1998 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 1997

     Net Sales. Net sales for 1998 were $6,837,280, a decrease of $2,039,182, or 23% from $8,876,462 in 1997. This decline was due primarily to lost sales orders that resulted from terminating the National Sales Manager in first quarter 1998 and not finding suitable replacement personnel until November 1998 when the holiday buying season was essentially over.

     Gross Profit. Gross profit for 1998 was $2,545,426, a decrease of $1,002,583, or 28.3% from $3.5 million in 1997. Margins decreased from 40.0% to 37.2%. This was due to a higher percentage of international sales (which are highly discounted) relative to total sales, 17.7% in 1998 compared to 15.9% in 1997. The international sales volume was not affected by the termination of the National Sales Manager since it was not under his jurisdiction.

     Operating Expenses (includes interest expense). Operating expenses which include product development, marketing and sales, general and administrative, and interest expenses for 1998 were $3,423,513 a decrease of $33,308, or 1% from $3,456,821 in 1997. Higher product development expenses in 1998 were due to the expansion of the game product category and the hiring of additional personnel during part of the year. Marketing and sales expenses decreased in 1998 due to a decrease in sales commissions resulting from lower revenue, reclassifying the salary of the Marketing Director to G & A with his promotion to President, and termination of the National Sales Manager early in the year. General and administrative expenses increased in 1998 due to the salary reclassification mentioned above and an increase of interest expense of $31,594, or 17.5% to $211,74 over $180,152 in 1997. Lower receivables necessitated higher borrowing to meet working capital requirements.

FISCAL YEAR ENDED DECEMBER 31, 1997 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 1996

     Net Sales. Net sales for 1997 were $8,876,462, a decrease of $959,410, or 9.8% from $9,835,872 in 1996. This decrease was due primarily to lower sales from three key accounts who changed product mix and focus.

     Gross Profit. Gross profit for 1997 was $3,548,009, a decrease of $476,916, or 11.8% from $4,024,924 in 1996. Margins decreased from 40.9% to
40.0%. This was due to a higher ratio of international sales which are heavily discounted relative to domestic sales.

     Operating Expenses (includes interest expense). Operating expenses which include product development, marketing and sales, general and administrative, and interest expenses for 1997 were $3,456,821 a decrease of $48,717, or 1.4% from $3,505,538 in 1996. Lower product development expenses in 1997 were due to year end timing. Marketing and sales expenses decreased in 1997 due to cost control. General and administrative expenses decreased in 1997 due to cost control.

SEASONALITY AND QUARTERLY FLUCTUATIONS

     The demand for DaMert's retail product has a large seasonal component, with a majority of sales to retailers during the 3rd and 4th fiscal quarters. Quarterly revenue breakdowns are as follows (stated in % of total sales): 1st quarter, 16-20%; 2nd quarter, 16-20%; 3rd quarter, 30-34%, 4th quarter, 30-34%.

LIQUIDITY AND CAPITAL RESOURCES

     The seasonality of sales has made credit availability an important issue. It is necessary to build inventory during the summer in anticipation of the heavy fall buying by retailers. However, receivables are at their lowest in the first two quarters of the year when the buying decisions for product and materials must be made. On May 15, 1998, DaMert renewed an annual bank revolving line of credit of $2,500,000 to finance working capital needs. On August 15, 1998, a short term loan of $500,000 was added to DaMert's credit facilities. This loan was due December 15, 1998. It was rewritten into a $400,000 loan due January 30, 1999. There is currently $300,000 remaining on this note.

     Accounts Receivables were $925,590 on December 31, 1998, compared with $1,765,871 on December 31, 1997, a decrease of $840,281. This decrease was due primarily to lower sales in 4th quarter 1998 than in 4th quarter 1997, $2,157,600 in 1998 compared to $3,041,200 in 1997.

     DaMert has the ability to borrow up to $2,800,000 under a Revolving Line of Credit Note with its bank that expires on May 15, 1999. The bank has approved an extension to June 30, 1999. The Revolving Line of Credit Note bears interest at the bank's prime rate plus $0.75%. The Revolving Line of Credit Note is secured by a first priority security interest in all of DaMert's accounts receivable and other rights of payment, general intangibles and inventory. As part of the Revolving Line of Credit Note, DaMert has the ability to obtain letters of credit in the aggregate amount of $250,000 outstanding at any one time. This feature has been eliminated in the credit line extension dated May 15, 1999. The indebtedness of DaMert under the Revolving Line of Credit Note is guaranteed pursuant to a personal guarantee of Frederick A. DaMert. As stated above, an additional loan of $400,000 was written December 15, 1998. This Loan was due January 30, 1999. The bank has approved an extension until June 30, 1999. This loan bears interest at the bank's prime rate plus 3.75% and is secured by a first priority security interest in all of DaMert's accounts receivable and other rights of payment, general intangibles and inventory. The indebtedness of DaMert under the Loan was personally guaranteed by Frederick A. DaMert. There is an outstanding balance of $300,000 on this Loan.

     As of December 31, 1997, DaMert was not in compliance with certain covenants required by the credit agreement with its bank. The bank subsequently waived compliance with these covenants for the year ended December 31, 1997. As of December 31, 1998,

DaMert was not in compliance with certain covenants required by its credit agreement with its bank. All interest payments are current.

     DaMert had previously borrowed $80,260 in a Term Loan to finance office equipment for the Berkeley facility. This Term Loan was financed with a first priority security interest in the equipment and bears interest at the bank's prime rate plus 0.75%. This loan is current and as of December 15, 1998 had an outstanding principal balance of $26,753.44.

     The agreement with the bank does not allow DaMert to merge or consolidate with any other entity unless the bank otherwise consents in writing. The bank will agree to the Merger contingent on refinancing of the current credit facilities by New Futech.

     DaMert has also borrowed funds from Frederick A. DaMert, the founder. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS", in this prospectus/proxy statement supplement.

INFLATION

     The Company does not believe inflation has a significant impact on its operations.

YEAR 2000

     DaMert utilizes a Local Area Network (LAN) system of PC's and a commercially produced software packages (MACOLA). Software Y2K upgrades provided by MACOLA will be installed in May 1999. Some PC's in use are not Y2K compliant and will have to be replaced. Cost estimates for replacement of dated PC hardware are currently in process. Management thinks that replacement costs will be $30,000 to $40,000. DaMert does not believe that failure of any vendor to be Year 2000 compliant would have a material impact on the company.

SAFE HARBOR DISCLOSURE: FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

     This prospectus/proxy statement and each related prospectus/proxy statement supplement contains or incorporates by reference forward-looking statements. The factors identified above in this section are important factors (but not necessarily all important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, New Futech or any of the merging companies.

     Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, New Futech cautions that, while such assumptions or bases are believed to be reasonable and are made in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending upon the circumstances. We cannot promise that statements of expectation or belief will be achieved or accomplished. The words "believe," "expect," and "anticipate" and similar expressions identify forward-looking statements throughout these materials.

                        DESCRIPTION OF DAMERT'S BUSINESS

GENERAL

     DaMert's principal place of business is located at 1609 Fourth Street, Berkeley, California 94710. The Company's telephone number is (510) 524-7400. DaMert Company creates and produces affordable, high quality gifts and toys that entertain, educate and endure, incorporating themes that capture the magic of imagination, the wonders of nature and science, the beauties of art and the mysteries of space. Approximately 200 products are marketed to a nationwide customer base of 8000 accounts and internationally distributed to over 48 countries.

     DaMert was founded by Fred DaMert on February 5, 1973 in San Rafael, California. It was incorporated in the State of California on January 1, 1979, and elected subchapter-S status on January 1, 1989. Up until its acquisition by New Futech, DaMert has been self capitalized and wholly owned by Fred DaMert and his wife Gail Patton DaMert.

     In September of 1998, frustrated by the limitations of its internally generated capital base, DaMert began to actively seek a strategic partnership with an external company or investors. DaMert engaged an outside consultant to assist and advise in this scenario.

PRODUCTS

     DaMert Company focuses on six categories of about 200 affordable toy and gift products designed for the specialty toy, museum and gift markets:
Puzzles/Brainteasers, Glow-In-The-Dark, Activity Kits, Great Gizmos, Games and Rainbows. These products are targeted primarily to children ages 6-12, however, many of these items are designed to be enjoyed by adults and children together.

     Approximately 35% of current sales are derived from Puzzles/Brainteasers, including the cardboard Triazzle Puzzle Collection and the plastic 3D Slide Puzzle Collection. Triazzle(R) Puzzles, a significant volume contributor since 1991, are manufactured under a long-term exclusive license from inventor Dan Gilbert, through December 2002.

     Glow represents 26% of sales, followed by Great Gizmos and Activity Kits, covering a broad variety of science and discovery topics, together totaling 17%. Games, a relatively new category, has grown to approximately 12% of total sales with new product expansion underway. Prisms, diffraction and other Rainbow themed items comprise approximately 9% of sales.

     DaMert has a significant R&D staff but also works in conjunction with outside inventors and product designers throughout the country. DaMert products have been the recipient of numerous excellence awards including the National Parenting Center Seal of Approval, Parent's Choice, Gold Seal of Excellence from The Oppenheim Toy Portfolio, and Great American TV Toy Test. In 1998 alone, DaMert was included in Dr. Toy's 100 Best Children's Products, Dr. Toy's Best Vacation Products, Child Magazine Best Toys of the Year, and was the recipient of the prestigious Family Fun's T.O.Y. (Toy of the Year) for its proprietary game Impact Zone.

SALES, MARKETING AND DISTRIBUTION

     DaMert Company's marketing and overall business strategy is based on creating excellence in its niche. In the product area, this means that the company is placing more emphasis and support on creating a DaMert "brand" that crosses all six product categories. To accomplish this goal, new packaging was introduced in 1998 and has helped build recognition of DaMert as a key player in the toy, museum and gift retail market. Its reputation for products that blend fun with education has also created significant demand for custom orders from retailers such as The Nature Company/Discovery Channel Stores, Natural Wonders, Warner Bros.' retail stores, the Smithsonian catalog, and most recently, Restoration Hardware.

     However, DaMert Company's formula for success goes beyond its products. Its prices are kept within an affordable range of $5 to $25 for retail stores and catalogs. This price-value ratio has enabled the company to prosper through recessions because its products offer more value -- more hours of fun and learning -- for the same price as competing products.

     DaMert Company's products are sold to a balanced and broad range of accounts including museums, zoos, aquariums, specialty toy and gift retailers, traditional and electronic catalogs, prominent national chains, plus an international distribution network which reaches over 48 countries. The company currently distributes products to over 4,000 retailers nationwide, handling many larger accounts directly. Other retailers are covered by a nationwide sales network of approximately 100 representatives. The domestic sales effort is managed by three internal regional directors. The internal team is supported by a small customer service staff responsible for order processing and telemarketing. DaMert Company also attends major gift and toy trade shows, and uses public relations and trade advertising to increase awareness and sales.

     The domestic market enjoys a continued popularity for science and learning toys as retail opportunities evolve and expand. A growing number of specialty retail chains are thriving with this merchandising platform, including Discovery Channel Stores, Learning Express, LeamingSmith, Natural Wanders, Noodle Kidoodle, Zany Brainy and World Of Science. These segments comprise over 600 total locations nationwide.

     Electronic commerce (i.e. retailers selling products on the Internet) has emerged in the toy segment over the last 12 months, and DaMert has opened several electronic commerce accounts including EToy.com, Amazon.com, Toysmart.com and Red Rocket.com, a division of Nickelodeon. At this time, the company also promotes its products through its own website but is not currently offering them for direct consumer purchasing.

     In 1998, for the first time in DaMert's 26 year history, the company allowed selective testing of a few specialty toy products at Target Stores. The success of this venture has led to product expansion in Target in 1999.

     DaMert Company began international distribution of its product line in 1992. Over the last several years, popularity of the product line has grown throughout the international community. DaMert Company currently has distribution in over 48 countries around the world.

     International sales comprised 18% of total sales in 1998, predominantly through key distribution agreements in the major industrial countries. Volume purchases, significant discounts and factory-direct shipping are common to major distributors in this business segment, with a common strategy to replicate American retail price points in all foreign markets.

CUSTOMERS

     DaMert had over 4200 active customers in 1998. The single largest customer represented 5.93% of sales in 1998 as compared to 2.91% of sales in 1997. The next largest customer represented 4.67% of sales in 1998 and 4.69% of sales in 1997. Approximately 80% of sales were represented by 622 customers in 1998 as compared to 677 customers in 1997.

MANUFACTURING

     DaMert produces the majority of its products by subcontracting with a number of independent factories located in China and Taiwan. Less than 5% of the products are produced domestically. One independent agent is responsible for approximately 40% of the foreign manufacturing which is spread out over many different factories. A direct relationship between DaMert and another manufacturer accounts for approximately another 25% of its overseas manufacturing. Some customers require direct shipments from these factories. However, approximately 95% of manufactured products are shipped to DaMert. Certain minimum order requirements necessitate holding inventory in the Berkeley warehouse in advance of expected retail sales. Most payments to factories are made by wire transfer upon confirmation of shipment, however, DaMert's loan facility allows a line of credit to be used for certain transactions.

SEASONALITY

     The demand for DaMert's retail product has a large seasonal component, with a majority of sales to retailers during the 3rd and 4th fiscal quarters. The Company experiences 32-40% of its sales in the first half of the year and 60-68% in the second half of the year.

BACKLOG

     Due to the high seasonal demand of DaMert's business, all December orders in the system were shipped by December 18, 1998. As a matter of accounting policy, all back orders of value less than $40 were canceled. There were no significant cancellations due to product unavailability (out of stock merchandise). Future orders (due January 1, 1999 and beyond) in the system as of December 31, 1998 were $176,731, an increase of $79,956 or 82.6%, from $96,775 of future orders on December 31, 1997.

PRODUCT DESIGN AND SELECTION

     DaMert has established a reputation for product innovation in the area of nature, science and learning toys and gifts. Internally, the company has created a team of extremely capable and inventive concept and product developers. However, over the years DaMert has built a reputation among independent innovators as a company who can maximize their ideas in fair mutually, beneficial relationships. This reputation, coupled with DaMert's location in the creatively acclaimed San Francisco Bay Area, results in a continuous flow of ideas from external sources. DaMert works with these "creative partners" in a variety of ways including licensing, purchase of the concept, or exclusive purchase of the manufactured product.

     DaMert is fundamentally "market-oriented and product driven." Fred and Gail DaMert, as well as the four operating executives, participate fully in the product development process. This process starts with the creative idea and carries all the way into product introduction and sales, and inventory management and quality control.

COMPETITION

     DaMert strives to be a leading innovator in each of its six major product categories introducing 40 to 50 new additions annually. Because of the diversity of its six product categories, DaMert has competitors in each of these areas. Competition in DaMert's market is defined primarily as competing for the business of the same retailers. DaMert identifies its key competitors in each product category as follows: Puzzles/Brainteasers -- Binary Arts and Bedazzled; Glow-in-the-Dark -- Great Explorations and Illuminations; Activity
Kits -- Creativity for Kids and Curiosity Kits; Great Gizmos (science toys) -- Wild Planet, Rainbows -- Lightrix and White Eagle, and Games -- University Games and Briarpatch.

     DaMert believes that its unique mix of product categories provides competitive strength in two key ways. First, DaMert offers cross-merchandising opportunities among the categories, as well as strong thematic presentations (e.g. space, ocean, insects), allowing retailers to offer a broad range of merchandise. These merchandising opportunities were further enhanced in 1998 when DaMert began rolling out a comprehensive look for all packaging and presentation material, which tied together the product categories in an attempt to build stronger overall brand recognition and preference. The second competitive advantage offered by DaMert is the retailer's opportunity to "consolidate vendors" and order a wide variety of merchandise from one place. This is further supported by DaMert's low minimum order requirement and low to no minimum case quantity requirement on many items.

PATENTS, TRADEMARKS AND LICENSES

     In the normal course of business DaMert Company makes every effort to patent or trademark internally developed concepts as well as the licensing of patents and trademarks from submissions provided by outside developers. DaMert currently has no "fantasy character" license. Although the procurement of patents, trademarks and licenses does not eliminate the possibility of infringement it has proven to be an effective deterrent to competitors.

     Licenses for rights to use patents and trademarks from outside product designers typically run for two to five years, are world wide in scope, have automatic renewals and are transferable in the event of a change in ownership of DaMert Company.

GOVERNMENT REGULATIONS

     The Company is subject to the provisions of, among other laws, the Federal Hazardous Substances Act and the Federal Consumer Products Safety Acts. Those laws empower the Consumer Products Safety Commission (the "CPSC") to protect children from hazardous products. The CPSC has the authority to exclude from the market articles which are found to be hazardous and can require a manufacturer to repurchase such products under certain circumstances. Any such determination by the CPSC is subject to court review. Similar laws exist in some states and cities in the United States and in many jurisdictions throughout the world. The Company endeavors to comply with all applicable regulations through a program of quality inspections and product testing. The Company maintains product liability insurance in the amount of $4,000,000.

EMPLOYEES

     As of December 31, 1998 DaMert had 31 full-time employees, all in its Berkeley facility, consisting of 18 in marketing, sales and administration, 8 in shipping, and 5 in product design and development. Seasonal warehouse personnel are hired in the summer and fall to assist with the greater volume of orders being shipped.

PROPERTIES

     On July 27, 1995, DaMert entered into a six-year lease commencing December 1, 1995, for 32,000 square feet of office and warehouse space in a building located at 1609 Fourth Street, Berkeley, California (the "Facility"). The Facility is located in a mixed industrial, retail and residential area 15 miles east of San Francisco. It is divided into a 24,000 square feet of warehouse and 8,000 square feet of office. DaMert Company feels that the facility will meet its foreseeable requirements.

     The lease provides for one six-year extension option. The base monthly rent for the initial six-year term is fixed at $23,295. Rent for the option period shall be set at the then fair market rental rate for a similar industrial gross lease. In addition to the base rent, DaMert is liable for its share of any increase in operating cost over the base year operating expenses. Future minimum rental payments per year for the lease of the Facility are $279,540 for 1999 through 2000 and $256,245 for 2001. The lease grants DaMert a right of first refusal to lease additional portions of the building which become available. Pursuant to the lease, Fred DaMert entered into a Lease Guaranty with the landlord. Under the terms of the Lease Guaranty, Fred DaMert has guaranteed the obligations of DaMert under the lease for the initial six-year term of the lease. If there is a change in control of DaMert, the new shareholders would have to execute a similar lease guaranty in order for Fred DaMert to be released from the current Lease Guaranty.

LEGAL PROCEEDINGS

     There are no material pending legal proceedings, other than ordinary routine litigation incidental to the business, to which the Company is a party, or of which, any of its property is subject.

                               DAMERT MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information regarding DaMert's executive officers and directors as of April 1, 1999:

NAME                                 AGE                   TITLE
----                                 ---                   -----
Frederick A. DaMert................  52     Chairman of the Board and Director
                                            Chief Executive Officer and
Gail Patton DaMert.................  48     Director
Joyce DaMert.......................  80     Director
Lynne McDonald.....................  47     Secretary of Board and Director
Greg McVey.........................  45     President
Larry Waide*.......................  45     Director of Operations
Tom Santilena......................  50     Controller and Director of Finance

-------------------------

* Mr. Waide submitted a letter of resignation to DaMert Company effective April 29, 1999.

     FREDERICK A. DAMERT. Fred DaMert is Chairman and Founder of DaMert Company. He has owned and operated the company for 26 years, and is responsible for creating and sourcing toy and gift products. He was a Humanities major at San Francisco State University.

     GAIL PATTON DAMERT. Gail DaMert became a member of the Board of Directors of DaMert shortly after her marriage to Fred DaMert in 1983. In 1989, she joined DaMert Company as the Director of Finance. In 1994, she became Chief Executive Officer. Prior to 1989, Gail was a systems engineering manager at Lockheed Missiles and Space Company. Gail holds a B.A. Degree in Mathematics and Astronomy from Smith College, and a Ph.D. in Astronomy from State University of New York at Stony Brook.

     JOYCE DAMERT. Joyce DaMert is the mother of Fred DaMert and is retired and living in Piedmont, California. She has served as the President of the Oakland Museum Board and the Vice President of the Albert Baker Foundation. She has a B.A. in Art from Pomona College.

     LYNNE MCDONALD. Lynne McDonald was elected to the Board in 1982 and has served as its Secretary since 1986. She has been an employee of DaMert Company since 1981 and has held various positions in almost all functional areas of DaMert Company including administration, accounting, sales and marketing. She is currently the Managing Supervisor for Customer Service. Lynne holds a degree in Early Childhood Development from St. Cloud State University.

     GREG MCVEY. Greg McVey joined DaMert Company in early 1992 as Director of Marketing and Sales, with responsibility for all product development, marketing, promotional and sales functions. He was promoted to President in 1997. Prior to his employment with DaMert, McVey owned his own marketing consulting business and has held senior marketing positions at Laurel Burch, Inc. and Lucky Stores, Inc. He holds a Liberal Arts Degree in Retail Business Administration and Marketing from Saddleback College.

     LARRY WAIDE. Larry Waide joined DaMert Company in 1991 to manage the company's worldwide sourcing, manufacturing, engineering and distribution functions. His industry experience includes R. Dakin & Company, Discovery Toys, Child's Play USA and YES! Entertainment. He holds a B.A. degree in Mathematics from California State University at Fresno.

     TOM SANTILENA. Tom Santilena joined DaMert Company in 1994. He is responsible for all policies and procedures concerning records, finance, and accounting as well as human resource management. Prior to DaMert, Tom was the company controller at Laurel Burch, Inc. and Leaseway Transportation Corporation. He majored in Accounting at Armstrong Business College.

EMPLOYMENT ARRANGEMENTS

     On April 28, 1999, DaMert entered into an employment agreement with Julie Nunn, Director of Product Development. The agreement provides that in the event of a change in control occurring within two years from the date of the agreement, Nunn will continue in her present capacity with DaMert or its successor, but her annual base salary will increase to $82,000 at the time of the change in control. According to the employment agreement, a change of control occurs if at least 51% of the assets of DaMert are transferred or sold to another entity, or if DaMert is merged or consolidated with or into another entity. Subsequent to a change in control, if Nunn's employment with DaMert or its successor is involuntarily terminated for other than cause before the one-year anniversary of the change in control, then DaMert or its successor will pay Nunn four months severance pay at the rate of her then current base salary.

     In 1995, DaMert established a 401K Profit Sharing Plan ("401K") for the benefit of the employees of DaMert. Under the provisions of the 401K, employees may make contributions on a tax deferred basis to their 401K account, up to the legal limits provided for by United States income tax regulations. DaMert makes a non-elective matching contribution of 10% of the employee's salary deferral. Participants are immediately vested in the balance of their matching account. DaMert may also make discretionary contributions at the discretion of the Board of Directors. Such contributions are allocated between participants of the 401K based on a pre-stated formula. Participants become vested in such discretionary contributions as follows: 20% after two years of service and an additional 20% each year thereafter until a participant reaches 100% at six years or more of service. For the years ended December 31, 1997 and December 31, 1996, DaMert made discretionary contributions of $0 and $41,600, respectively.

     DaMert has a health insurance plan, which covers all employees in a non-discriminatory manner. With the exception of the health insurance plan and the 401K, DaMert has no insurance or medical reimbursement plans covering its officers or directors, nor do they contemplate implementing any such plans at this time.

     DaMert has granted stock appreciation rights ("SARs") to certain employees pursuant to a Special Executive Incentive Compensation Plan which was established in 1995. A participating executive is awarded by the Board of Directors a certain number of "units" each of which is hypothetically assumed to represent one share of stock in the company. The SARs are adjusted for dilutive events to maintain a targeted percentage interest in DaMert until the aggregated interests of all employees equals 20%. A participant of the plan at no time owns any capital stock of DaMert, nor any rights of a stockholder. The SARs earn a proportionate share of the increase in book value of

DaMert, payable upon a sale of at least 50%, or a public offering, of DaMert's stock, or the termination of employment. The employees' interest in the SARs vest 20% annually over 5 years. At the present time, the employees participating in this plan and their percentage interests are as follows: Greg McVey, 4%; Larry Waide, 3%. DaMert is in the process of repurchasing Mr. Waide's SARs. Mr. McVey's SAR's are to be exchanged for 42.10 shares of DaMert common stock prior to and in connection with the mergers.

                              DAMERT STOCKHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of May 31, 1999, with respect to the beneficial ownership of DaMert's common stock by each person known by DaMert to be the beneficial owner of more than five percent of the outstanding common stock, by each of DaMert's directors, and by the officers and directors of DaMert as a group:

                                                       SHARES OWNED      PERCENT
                  BENEFICIAL OWNERS                    BENEFICIALLY    OF CLASS(1)
                  -----------------                    ------------    -----------
Security ownership of certain beneficial owners:
  Frederick A. DaMert and Gail Patton DaMert.........     1,000            100%
  as Trustees of the DaMert Trust UDT
  September 28, 1998
Security ownership of management:
  No direct ownership, but 100% beneficial
  ownership as trustees of the DaMert Trust..........     1,000            100%
All officers and directors as a group (5 persons):...     1,000            100%

-------------------------

(1) Based upon 1,000 shares of common stock issued and outstanding on May 31, 1999.

     There are no contracts or other arrangements, including any pledge of DaMert's securities, that could result in a change in the control of the company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As of December 31, 1998, DaMert Company has borrowed an aggregate of $128,849 from Fred DaMert. These are in the form of two promissory notes, the first dated July 1, 1987 for $58,849 and the second dated November 1, 1996 for $70,000. These notes are paying interest at the rate of 10% per annum. They were used to supplement working capital requirements at the time they were issued.

     On February 29, 1996, DaMert entered into an option agreement with Lynne McDonald, a director, which restated a previous option agreement of March 9, 1989 and granted McDonald rights to acquire 52.63 shares of the common stock of DaMert at an exercise price of $1.00. The option is exercisable in the event of
(a) disposition of 50% or more of DaMert's voting stock via transaction to any person or persons or merger with any other entity in which the stockholders of DaMert hold less than 50% of the surviving corporate entity or (b) prior to any registered public offering. The rights granted pursuant to the option agreement expire on March 3, 2024. The option agreement also contains an anti-dilution clause to adjust the number of shares covered by the option for certain types of transactions in DaMert's common stock. The rights to this option are personal to Lynne McDonald and are not assignable.

     Fred and Gail DaMert will enter into employment agreements with New Futech in connection with the merger. See "DESCRIPTION OF THE MERGERS AND THE MERGER AGREEMENT -- Employment Agreements with Affiliates" and "NEW FUTECH'S MANAGEMENT -- Employment Agreements" in the prospectus/proxy statement.

                                                                      APPENDIX 1

                       CALIFORNIA GENERAL CORPORATION LAW

                               DISSENTERS' RIGHTS

     1300. (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
     Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
     (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
     (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

     (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

     1301. (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

     (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

     1302. Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

     1303. (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

     1304. (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

     1305. (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share.

     Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

     (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

     (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

     1306. To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

     1307. Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

     1308. Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

     1309. Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

          (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

          (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

          (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

          (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

     1310. If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

     1311. This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

     1312. (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145(a) of the Delaware General Corporation Law (the "General Corporation Law") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (0ther than an employee by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

     Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense or any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145. Section 102(b)(7) of the General Corporation Law provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for violations of a director's duty of care. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, acting or failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying an unlawful dividend or approving an unlawful stock repurchase, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Company's Certificate of Incorporation contains such a provision.

     The Company's Bylaws provide that the Company shall indemnify officers and directors to the full extent permitted by and in the manner permissible under the laws of the State of Delaware.

     The holders of the Company's capital stock or warrants to purchase capital stock who have contractual registration rights are required to be indemnified by the Company against losses, claims, damages or liabilities arising out of any untrue statement of a material fact or omission thereof in a Registration Statement under the Securities Act of 1933. The Company's obligation to indemnify such holders includes the officers, directors and partners of such holders, some of whom are currently directors of the Company. The Company shall not be liable for any such indemnity to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or material omission in reliance upon and in conformity with written information furnished by such person to the Company, specifically for use therein.

     The indemnification provided as set forth above is not exclusive of any rights to which a director or officer of the Company may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances in which a director or officer may be required to bear the economic burdens of the foregoing liabilities and expenses.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) EXHIBITS.

     See Exhibit Index following the Signatures page which is incorporated herein by reference.

     (b) FINANCIAL STATEMENT SCHEDULES

     Schedules have been omitted because they are not applicable or are not required or the information required to be set forth herein is included in the Financial Statements or Notes thereto.

ITEM 22.  UNDERTAKINGS.

     (1) The undersigned Registrant hereby undertakes as follows: that prior to any public offering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 (the "Act") and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus/Joint Proxy Statement pursuant to Items 4, (10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of respecting to the request.

     (4) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (5) Insofar as indemnification for liabilities arising under the Act, as may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy, as expressed in the Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Phoenix, State of Arizona, on June 7, 1999.

                                          FUTECH INTERACTIVE PRODUCTS
                                          (DELAWARE), INC.

                                          By:     /s/ VINCENT W. GOETT
                                            ------------------------------------
                                                      Vincent W. Goett
                                                         President

                                          FUTECH TOYS & GAMES, INC.

                                          By:     /s/ VINCENT W. GOETT
                                            ------------------------------------
                                                      Vincent W. Goett
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Vincent W. Goett, or Frederick B. Gretsch, Sr., either of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and gents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their capacities as officers, executives and directors of Futech Interactive Products (Delaware), Inc. and Futech Toys & Games, Inc., as indicated, and on the dates indicated.

FUTECH INTERACTIVE PRODUCTS (DELAWARE), INC.

                       PERSON                                       TITLE                   DATE
                       ------                                       -----                   ----

                /s/ VINCENT W. GOETT                   Chairman of the Board,           June 7, 1999
-----------------------------------------------------    President, Chief Executive
                  Vincent W. Goett                       Officer and Director
                                                         (Principal Executive
                                                         Officers)

                /s/ JOSEPH K. PETTER                   Chief Operating Officer          June 7, 1999
-----------------------------------------------------
                  Joseph K. Petter

            /s/ FREDERICK B. GRETSCH, SR.              Chief Financial Officer,         June 7, 1999
-----------------------------------------------------    Treasurer and Secretary
              Frederick B. Gretsch, Sr.

                /s/ CARL E. VOIGT, IV                  Vice President of Games/Toys     June 7, 1999
-----------------------------------------------------    and Director
                  Carl E. Voigt, IV

               /s/ WILLIAM W. BURNHAM                  Vice President of Speciality     June 7, 1999
-----------------------------------------------------    Items and Director
                 William W. Burnham

               /s/ RODERICK L. TURNER                  Director                         June 7, 1999
-----------------------------------------------------
                 Roderick L. Turner

                  /s/ GARY A. OMAN                     Director                         June 7, 1999
-----------------------------------------------------
                    Gary A. Oman

               /s/ ROBERT J. ROSEPINK                  Director                         June 7, 1999
-----------------------------------------------------
                 Robert J. Rosepink

               /s/ F. KEITH WITHYCOMBE                 Director                         June 7, 1999
-----------------------------------------------------
                 F. Keith Withycombe

FUTECH TOYS & GAMES, INC.

                       PERSON                                       TITLE                   DATE
                       ------                                       -----                   ----
                /s/ CARL E. VOIGT, IV                  President and Director           June 7, 1999
-----------------------------------------------------
                  Carl E. Voigt, IV

               /s/ CARL E. VOIGT, III                  Vice President                   June 7, 1999
-----------------------------------------------------
                 Carl E. Voigt, III

            /s/ FREDERICK B. GRETSCH, SR.              Secretary, Treasurer and         June 7, 1999
-----------------------------------------------------    Director
              Frederick B. Gretsch, Sr.

                /s/ VINCENT W. GOETT                   Director                         June 7, 1999
-----------------------------------------------------
                  Vincent W. Goett

                                 EXHIBIT INDEX

EXHIBIT                                                                           FILED
  NO.                DESCRIPTION                INCORPORATED BY REFERENCE TO:    HEREWITH
-------              -----------                -----------------------------    --------
  2.1FT    Agreement for Purchase and Sale                                          X
           of Assets dated September 30,
           1997 by and between Gick
           Publishing, a California
           Corporation, James W. and Terri
           L. Gick, and Futech Educational
           Products, Inc. ("Futech")
  2.2FT    Agreement for Purchase and Sale                                          X
           of Assets dated as of October
           17, 1997 by and between XYZ,
           Group, Inc. and Futech
  2.3FT    Stock Purchase and Sale                                                  X
           Agreement dated as of September
           30, 1998 by and between Les
           Friedland, Dan Lesnick, Howard
           W. Moore and Helen Z. Moore
           Revocable Trust, dated November
           1, 1996, Howard Moore
           Associates, Inc., Defined
           Benefit Plan & Trust, Howard
           Moore Associates, Inc. and
           Howard W. Moore and Futech
  3.1FT    Amended and Restated Articles of                                         X
           Incorporation of Futech
  3.1J     Articles of Incorporation of        Filed as Exhibit 3.1 to Janex's
           Pacific Acquisitions, Inc. as       Registration Statement on Form
           filed July 28, 1986                 8-A (file 00017929) and
                                               incorporated herein by reference
  3.1T     Certificate of Incorporation of     Filed as Exhibit 3a. to Trudy's
           Trudy Corporation ("Trudy"), as     Registration Statement on Form
           adopted February 24, 1987           S-18 (file 33-4379B) dated May
                                               22, 1987 and incorporated herein
                                               by reference
  3.1FD    Articles of Incorporation of                                             X
           Fundex Games, Ltd. ("Fundex")
           dated July 16, 1996
  3.1D     Articles of Incorporation of                                             X
           DaMert Company ("DaMert"), dated
           January 31, 1979
  3.2FT    Amended and Restated Bylaws of                                           X
           Futech

EXHIBIT                                                                           FILED
  NO.                DESCRIPTION                INCORPORATED BY REFERENCE TO:    HEREWITH
-------              -----------                -----------------------------    --------
  3.2J     Articles of Amendment to the        Filed as Exhibit 3.2 to Janex's
           Articles of Incorporation of        Registration Statement on Form
           Pacific Acquisitions, Inc. as       S-1 (file 00017929) dated August
           adopted July 18, 1988               8, 1990 and incorporated herein
                                               by reference
  3.2T     Agreement of Merger, dated as of                                         X
           March 23, 1987 between Trudy
           Corporation, a Connecticut
           Corporation, and Trudy, a
           Delaware corporation
  3.2FD    Certificate of Amendment to                                              X
           Fundex dated August 24, 1997
  3.2D     By-Laws of DaMert, as adopted                                            X
           March 25, 1979
  3.3J     Statement of Resolution             Filed as Exhibit 3.3 to Janex's
           Establishing Series for Shares      Registration Statement on Form
           as adopted October 4, 1988          S-1 (file 00017929) dated August
                                               8, 1990 and incorporated herein
                                               by reference
  3.3T     Certificate of Amendment of         Filed as Exhibit 3b. to Trudy's
           Certificate of Incorporation of     Registration Statement on Form
           Trudy, as adopted May 13, 1987      S-18 (file 33-4379B) dated May
                                               22, 1987 and incorporated herein
                                               by reference
  3.3FD    Bylaws of Fundex                                                         X
  3.4J     Articles of Amendment to the        Filed as Exhibit 3.4 to Janex's
           Articles of Incorporation of        Registration Statement on Form
           With Design In Mind                 S-1 (file 00017929) dated August
           International, Inc. as adopted      8, 1990 and incorporated herein
           July 11, 1990                       by reference
  3.4T     Bylaws of Trudy                     Filed as Exhibit 3c. to Trudy's
                                               Registration Statement on Form
                                               S-18 (file 33-4379B) dated May
                                               22, 1987 and incorporated herein
                                               by reference
  3.5J     Articles of Amendment to the        Filed as Exhibit 3.6 to Janex's
           Articles of Incorporation of        Registration Statement on Form
           With Design In Mind                 S-A (file 00017929) dated
           International, Inc. as adopted      December 20, 1994 and
           August 11, 1994                     incorporated herein by reference
  3.6J     Articles of Amendment to the                                             X
           Articles of Incorporation of
           Janex International, Inc. as
           adopted December 11, 1998

EXHIBIT                                                                           FILED
  NO.                DESCRIPTION                INCORPORATED BY REFERENCE TO:    HEREWITH
-------              -----------                -----------------------------    --------
  3.7J     Certificate of Correction for                                            X
           Articles of Amendment to the
           Articles of Incorporation of
           Janex
  3.8J     Bylaws of Janex                     Filed as Exhibit 3.6 to Janex's
                                               Registration Statement on Form
                                               8-A (file 00017929) dated August
                                               15, 1989 and incorporated herein
                                               by reference
  3.9J     Amendment to Article IV of the                                           X
           Bylaws of With Design In Mind
           International, Inc. dated
           September 3, 1991
  4.1FT    Section 4.1 of the Amended and                                           X
           Restated Articles of
           Incorporation of Futech. See
           Exhibit 3.1FT
  4.1J     Articles IV, V, VI, X, XI, XII,
           XIII, XIV, and XV of the
           Articles of Incorporation of
           Janex, as amended. See Exhibits
           3.1J (Incorporated by Reference)
           to 3.7J
  4.1T     Articles 4, 9, 10, 11 and 12 of     Filed as Exhibit 3 a. to Trudy's
           the Certificate of Incorporation    Registration Statement on Form
           of Trudy Corporation. See           S-18 (file 33-4379B) dated May
           Exhibit 3.1T and Exhibit 3.3T       22, 1987 and incorporated herein
                                               by reference
  4.1FD    Sections 3.2 and 3.3 of the                                              X
           Articles of Incorporation of
           Fundex Games, Ltd. See Exhibit
           3.2
  4.1D     Articles IV, V, VI and VIII of                                           X
           the By-Laws of DaMert. See
           Exhibit 3.2D
  4.2FT    Articles II, III, VI and VII of                                          X
           the Amended and Restated Bylaws
           of Futech. See Exhibit 3.2FT
  4.2J     Articles II, VI, and VIII of the
           Bylaws of Janex, as amended. See
           Exhibits 3.8J (Incorporated by
           Reference) to 3.9J
  4.2T     Articles 5 and 6 of the                                                  X
           Agreement of Merger, dated as of
           March 23, 1987 between Trudy
           Corporation, a Connecticut
           corporation, and Trudy
           Corporation, a Delaware
           corporation. See Exhibit 3.2T

EXHIBIT                                                                           FILED
  NO.                DESCRIPTION                INCORPORATED BY REFERENCE TO:    HEREWITH
-------              -----------                -----------------------------    --------
  4.2FD    Articles 11, VIII, and IX of the                                         X
           Bylaws of Fundex Games, Ltd. See
           Exhibit 3.3
  4.2D     Specimen Common Stock                                                    *
           Certificate of DaMert
  4.3FT    Specimen Common Stock
           Certificate of Futech
  4.3J     Specimen Common Stock               Filed as Exhibit 4.1 to Janex's
           Certificate                         Registration Statement on Form
                                               S-1 (file 00017929) dated August
                                               8, 1990 and incorporated herein
                                               by reference
  4.3T     Articles 11, 111, V, IX and X of    Filed as Exhibit 3 b. to Trudy's
           the Bylaws Trudy                    Registration Statement on Form
                                               S-18 (file 33-4379B) dated May
                                               22, 1987 and incorporated herein
                                               by reference
  4.3FD    Specimen Stock Certificate                                               *
  4.4FT    Stock Restrictions and Sale                                              X
           Agreement dated January 27, 1994
           by and between Vincent W.Goett
           and Melissa Turner Goett and
           Futech
  4.4T     Specimen Common Stock                                                    *
           Certificate of Trudy
  4.5FT    Stock Purchase Agreement dated                                           X
           January 27, 1994 by and between
           Vincent W. Goett and Melissa
           Turner Goett and Futech
  4.6FT    First Amendment to Stock                                                 X
           Purchase Agreement dated
           February 7, 1994 by and among
           Vincent W. Goett and Melissa
           Turner Goett, Gary and Darilyne
           Goett, and Futech
  4.7FT    First Amendment to Stock                                                 X
           Restrictions and Sale Agreement
           dated February 7, 1994, by and
           between Vincent W. Goett and
           Melissa Turner Goett and Futech
  4.8FT    Registration Rights Agreement                                            X
           dated January 5, 1998 by and
           between Manmohan Singh Bhatia
           and Futech

EXHIBIT                                                                           FILED
  NO.                DESCRIPTION                INCORPORATED BY REFERENCE TO:    HEREWITH
-------              -----------                -----------------------------    --------
  4.9J     Settlement Warrant Agreement        Filed as Exhibit 4.9 to Janex's
           dated March 26, 1996 by and         Registration Statement on Form
           between Janex and Deco Disc         10-KSB (file 00017929) for the
           Industries, Inc.                    fiscal year ended December 31,
                                               1995 and incorporated herein by
                                               reference
  9.1FT    Voting Agreement dated December                                          X
           3, 1998 by the shareholders of
           Futech or the benefit of F.
           Keith Withycombe and Patricia A.
           Withycombe
 10.1FT    Lease Agreement dated August 5,                                          X
           1996 by and between Concord
           Equities, L.L.C. and Futech
 10.1T     Security Interest Agreement                                              X
           dated May 16, 1991 between Trudy
           and William W. Burnham regarding
           Mr. Burnham hypothecating and
           assigning his personal
           Investment Savings Account at
           Union Trust as collateral for
           Trudy to effect the opening of
           the Letters of Credit for $8,160
           and $28,300
 10.1FD    Warrant Agreement dated as of                                            X
           August 31, 1996 by and among
           Fundex and Toy Paradise
           Partnership
 10.1D     Option to Purchase Corporate                                             X
           Common Stock dated February 29,
           1996 by and between DaMert and
           Lynne McDonald
 10.2FT    1998 Stock Option Plan for                                               X
           Futech
 10.2T     Security Interest Agreement (#2)                                         X
           dated July 31, 1991 between
           Trudy and William W. Burnham
           regarding a $16,000 loan
 10.2FD    Purchase Agreement dated March                                           X
             , 1997 between Fundex and
           Harbor Court LP1
 10.2D     Employment Agreement dated April                                         X
           28, 1999 between DaMert and
           Julie Nunn
 10.3FT    Employment Agreement dated                                               X
           December 31, 1997 by and between
           Vincent Goett and Futech

EXHIBIT                                                                           FILED
  NO.                DESCRIPTION                INCORPORATED BY REFERENCE TO:    HEREWITH
-------              -----------                -----------------------------    --------
 10.3T     Security Interest Agreement (#3)                                         X
           dated August 5, 1991 between
           Trudy and William W. Burnham
           regarding Mr. Burnham
           hypothecating and assigning his
           personal Investment Savings
           Account and Union Trust as
           collateral for Trudy to effect
           the opening of the Letters of
           Credit for $12,960 for T.E.
           Squirrels and $11,180 for Wolves
 10.3FD    Fundex 1996 Stock Option Plan                                            X
           for Non-Employee Directors Terms
           and Conditions
 10.3D     Credit Agreement dated December                                          X
           15, 1998 by and between DaMert
           and Wells Fargo Bank, N.A.
 10.4FT    Confidentiality Agreement dated                                          X
           September 2, 1997 by and between
           Fred B. Gretsch and Futech
 10.4T     Security Interest Agreement (#4)                                         X
           dated August 20, 1991 between
           Trudy and William S. Burnham
           regarding a $30,000 loan
 10.4(A)FD Fundex 1996 Stock Option Plan                                            X
           for Non-Employee Directors
 10.4(B)FD Fundex Gamer, LTD. 1996 Stock                                            X
           Option Plan for Non-Employee
           Directors nonstatitory Stock
           Option Agreement
 10.4D     Corporation Promissory Note                                              X
           dated July 1, 1987 of DaMert and
           payable to Frederick A. DaMert
 10.5FT    Futech Employment Contract dated                                         X
           September 2, 1997 by and between
           Fred B. Gretsch and Futech

EXHIBIT                                                                           FILED
  NO.                DESCRIPTION                INCORPORATED BY REFERENCE TO:    HEREWITH
-------              -----------                -----------------------------    --------
 10.5T     Security Interest Agreement (#5)                                         X
           dated September 5, 1991 between
           Trudy and William W. Burnham
           regarding a $30,000 loan
 10.5FD    Fundex 1996 Employee Stock                                               X
           Option Plan
 10.5D     Office Lease dated July 27, 1995                                         X
           by and between Cedar/Fourth
           Street Partners and DaMert
 10.6FT    Agreement Regarding                                                      X
           Confidentiality Information and
           Technology dated March 4, 1996
           by and between Joseph K. Petter
           and Futech
 10.6T     Security Interest Agreement (#6)                                         X
           dated October 18, 1991 between
           Trudy and William W. Burnham
           regarding a $10,000 loan
 10.6FD    Fundex 1996 Stock Option Plan                                            X
           Nonstatutory Stock Option
           Agreement
 10.6D     Finder Agreement dated June 15,                                          X
           1998 by and between CorDev
           Corporation and DaMert
 10.7FT    Futech Employment Contract dated                                         X
           February 1, 1997 by and between
           Joseph K. Petter and Futech
 10.7T     Security Interest Agreement (#7)                                         X
           dated January 24, 1992 between
           Trudy and William W. Burnham
           regarding a $12,500 loan
 10.7FD    Fundex Nonstatutory Employee                                             X
           Stock Option Agreement

EXHIBIT                                                                           FILED
  NO.                DESCRIPTION                INCORPORATED BY REFERENCE TO:    HEREWITH
-------              -----------                -----------------------------    --------
 10.7D     Special Executive Incentive                                              X
           Compensation Plan Agreement
           dated July 13, 1995 by and
           between DaMert and Gregory McVey
 10.8FT    Agreement Regarding Inventions                                           X
           dated October 17, 1997 by and
           between Zeb Billings and Futech
 10.8T     Security Interest Agreement (#9)                                         X
           dated April 30, 1992 between
           Trudy and William W. Burnham
           regarding a $15,000 loan
 10.8FD    Fundex Stock Purchase Agreement                                          X
 10.8D     Special Executive Incentive                                              X
           Compensation Plan Agreement
           dated November 30, 1995 by and
           between DaMert and Larry A.
           Waide
 10.9FT    Agreement dated August 14, 1996                                          X
           by and between Golden Books
           Family Entertainment, Inc. and
           Futech
 10.9T     Security Interest Agreement                                              X
           (#12) dated August 25, 1992
           between Trudy and William N.
           Burnham regarding a $16,000 loan
 10.9FD    Fundex Incentive Stock Option                                            X
           Agreement
 10.9D     Master License Agreement dated
           November 1, 1994 by and between
           Dan Gilbert, Inc., d.b.a. Dan
           Gilbert Art Group and DaMert
10.10FT    Operating Agreement of Little                                            X
           Tiger Press U.S.A., L.L.C.
 10.10T    Security Interest Agreement                                              X
           (#13) dated September 25, 1992
           between Trudy and William W.
           Burnham regarding a $50,000 loan
10.10FD    Credit and Security Agreement                                            X
           dated October 30, 1998 between
           Fundex and Norwest Business
           Credit, Inc.

EXHIBIT                                                                           FILED
  NO.                DESCRIPTION                INCORPORATED BY REFERENCE TO:    HEREWITH
-------              -----------                -----------------------------    --------
10.11FT    Distribution Agreement dated                                             X
           January 5, 1998 by and between
           Little Tiger Press USA, L.L.C.
           and Futech
 10.11T    Security Interest Agreement                                              X
           (#14) dated October 5, 1992
           between Trudy and William W.
           Burnham regarding a $13,000 loan
10.11FD    Business Loan Note with                                                  X
           Covenants in an amount up to
           $1,000,000 dated August 27, 1998
           payable to Liberty Bidco
           Investment Corporation
           ("Liberty")
10.12FT    Consulting Agreement dated                                               X
           January 5, 1998 by and between
           Manmohan Singh Bhatia and Little
           Tiger Press USA, L.L.C.
 10.12J    Settlement Agreement dated          Filed as Exhibit 10.13 to
           October 17, 1994, by and between    Janex's Registration Statement
           Janex and Dentsu Prox Inc.          on Form 8-K (File 00017929)
                                               dated October 14, 1994 and
                                               incorporated herein by reference
 10.12T    Security Interest Agreement                                              X
           (#15) dated March 12, 1993
           between Trudy and William W.
           Burnham regarding a $45,000 loan
10.12FD    Continuing Security Agreement                                            X
           dated August 27, 1998 between
           Liberty and Fundex
10.13FT    Co-Publishing Agreement (U.S.                                            X
           Materials) dated January 5, 1998
           by and between Magi Publications
           and Little Tiger Press USA,
           L.L.C.
 10.13T    Security Interest Agreement                                              X
           (#16) dated May 19, 1993 between
           Trudy and William W. Burnham
           regarding a $15,000 loan
10.13FD    Revenue and Participation                                                X
           Agreement dated August 27, 1998
           between Liberty and Fundex
10.14FT    Co-Publishing Agreement (U.K.                                            X
           Materials) dated January 5, 1998
           by and between Magi Publications
           and Little Tiger Press USA,
           L.L.C.

EXHIBIT                                                                           FILED
  NO.                DESCRIPTION                INCORPORATED BY REFERENCE TO:    HEREWITH
-------              -----------                -----------------------------    --------
 10.14T    Security Interest Agreement                                              X
           (#17) dated March 29, 1995
           between Trudy and William W.
           Burnham regarding a $4,800 loan
10.14FD    Articles of Merger dated August                                          X
           27, 1996 of Third Quarter, Inc.
           with and into Fundex
10.15FT    Multiple Advance Promissory Note                                         X
           dated January 5, 1998 by Little
           Tiger Press USA, L.L.C. to the
           order of Futech
 10.15T    Security Interest Agreement                                              X
           (#18) dated July 10, 1998
           between Trudy and William W.
           Burnham regarding a $28,900 loan
10.15FD    Lease Agreement dated January 8,                                         X
           1997 by and between Dugan
           Realty, L.L.C. and Fundex
10.16FT    Registration Rights Agreement                                            X
           dated January 5, 1998 by and
           between Manmohan Singh Bhatia
           and Futech
 10.16T    Security Interest Agreement                                              X
           (#19) dated August 5, 1998
           between Trudy and William W.
           Burnham regarding a $310,000
           loan
10.16FD    Agreement dated May 21, 1993 by                                          X
           and between Random Games,
           Inc.dba Random Games & Toys and
           Third Quarter Corporation
10.17FT    Articles of Amendment of                                                 X
           Articles of Organization of Gold
           Star Publishing, L.L.C.
 10.17T    Loan Agreement dated March 30,                                           X
           1998 between First Union
           National Bank and Trudy
10.17FD    Assignment of Intellectual                                               X
           Property Rights dated August 1,
           1996 among Carl E. Voigt, III,
           Carl E. Voigt, IV, and Third
           Quarter Corporation.
10.18FT    Termination Agreement and                                                X
           Amendment dated February 1, 1999
           by and between Responsible Kids,
           L.L.C. and Futech

EXHIBIT                                                                           FILED
  NO.                DESCRIPTION                INCORPORATED BY REFERENCE TO:    HEREWITH
-------              -----------                -----------------------------    --------
 10.18J    Settlement Agreement and            Filed as Exhibit 10.19 to
           Specific Release by and between     Janex's Registration Statement
           Janex, Deco Disc Industries,        on Form 10-KSB (filed 00017929)
           Inc., and its shareholders,         for the fiscal year ended
           Donald Spector, Michael Deutch,     December 31, 1995 and
           Barbara Carver and James McGraw     incorporated herein by reference
           dated March 26, 1996
 10.18T    Security Agreement dated March                                           X
           30, 1998 between First Union
           National Bank and Trudy
10.18FD    Addendum to Agreement dated                                              X
           December 18, 1986 by and between
           K & K International, Kenneth
           Johnson, and Carl E. Voigt, III
           and Carl E. Voigt.
10.19FT    Notice of Winding Up SuperStar                                           X
           Kids' Club, LLC
 10.19T    First Union Bank Modification                                            X
           Number Two to Loan Agreement
           dated March 1, 1999.
10.19FD    License Agreement dated November                                         X
           1, 1995 by and between Hollywood
           Ventures Corporation and Third
           Quarter Corporation dba Fundex
10.20FT    Operating Agreement of GoldStar                                          X
           Publishing, L.L.C.
 10.20T    Landlord Subordination and                                               X
           Waiver dated March 30, 1998
           between First Union National
           Bank and Noreast Management LLC
10.20FD    License Agreement dated June 1,                                          X
           1996 by and between Hollywood
           Ventures corporation and Third
           quarter Corporation dba Fundex
10.21FT    Agreement dated August 7, 1996                                           X
           by and between Stephen I.
           McTaggart and Futech
 10.21T    Promissory Note dated March 30,                                          X
           1998 in the amount of $1,200,000
           by Trudy d/b/a TMC Soundprints
           in favor of First Union National
           Bank

EXHIBIT                                                                           FILED
  NO.                DESCRIPTION                INCORPORATED BY REFERENCE TO:    HEREWITH
-------              -----------                -----------------------------    --------
10.22FT    Agreement to amend payment terms                                         X
           of patent-related and royalty
           promissory notes dated March 27,
           1997 by and between Vincent W.
           Goett, Stephen I. McTaggart, and
           Cebra McTaggart
 10.22T    Promissory Note dated March 30,                                          X
           1998 in the amount of $250,000
           by Trudy d/b/a TMC Soundprints
           in favor of First Union National
           Bank
10.23FT    Agreement for Purchase and Sale                                          X
           of Assets dated October 29, 1997
           by and between Newtech
           Consulting, Inc. and Futech
 10.23T    Lease Agreement between Noreast                                          X
           Management LLC and TMC/
           Soundprints, Inc. (Trudy) dated
           December 5, 1994
10.24FT    Promissory Note in the principal                                         X
           amount of $2,000,000 dated
           October 29, 1997 by Futech to
           the order of Newtech Consulting,
           Inc.
 10.24T    The Nature Conservancy letter of                                         X
           understanding with Soundprints
           (Trudy) dated December 5, 1994
10.25FT    Agreement for Purchase and Sale                                          X
           of Assets dated December 31,
           1997 by and between Newtech
           Consulting, Inc. and Futech
 10.25J    Form of Indemnification                                                  X
           Agreement wherein Janex Company
           is indemnifying its former
           accountants BDO Seidman, LLP for
           claims arising out of the
           reissuance of the Company's 1997
           financial statements.
 10.25T    Smithsonian/Soundprints                                                  X
           Agreement dated June 17,1997
           between Smithsonian Institution
           and Soundprints, a division of
           Trudy
10.26FT    Agreement for Reassignment of                                            X
           Promissory Note dated January
           21, 1998 by and between Newtech
           Consulting, Inc., Vincent W.
           Goett and Futech

EXHIBIT                                                                           FILED
  NO.                DESCRIPTION                INCORPORATED BY REFERENCE TO:    HEREWITH
-------              -----------                -----------------------------    --------
 10.26T    Consent to Assignment of the                                             X
           June 17, 1997 Smithsonian/
           Soundprints; Agreement from
           Soundprints; to Futech
           Interactive Products, dated
           March 3, 1999
10.27FT    Consulting Agreement dated                                               X
           January 28, 1998 by and between
           Stephen McTaggart and Futech
 10.27T    Trudy 1987 Stock Option Plan                                             X
10.28FT    Promissory Note in the amount of                                         X
           $1,130,000 dated June 1, 1995 by
           and between Vincent W. Goett and
           Futech
10.29FT    Financing Agreement dated August                                         X
           1, 1995 for $7,000,000 by and
           between Republic Acceptance
           Corporation and XYZ Group, Inc.
10.30FT    Amendment to Financing Agreement                                         X
           dated July 25, 1996 by and
           between XYZ Group, Inc. and
           Republic Acceptance Corporation
10.31FT    Guaranty of Payment for Existing                                         X
           and/or Future Indebtedness dated
           August 4, 1995
10.32FT    Assignment of Life Insurance                                             X
           Policy As Collateral dated
           August 1, 1995
10.33FT    Subordination Agreement dated                                            X
           August 1, 1995 by and between
           Republic Acceptance Corporation,
           Gary R. Billings and XYZ Group,
           Inc.
10.34FT    Subordination Agreement dated                                            X
           August 1, 1995 by and between
           Republic Acceptance Corporation,
           Gary Billings, as legal guardian
           for Allison Billings, a minor,
           and XYZ Group, Inc.
10.35FT    Loan Agreement dated December                                            X
           12, 1995 for $1,000,000 by and
           between Roderick L. Turner,
           Garry Goett and Vincent W. Goett
           and Futech

EXHIBIT                                                                           FILED
  NO.                DESCRIPTION                INCORPORATED BY REFERENCE TO:    HEREWITH
-------              -----------                -----------------------------    --------
10.36FT    Master Promissory Note in the                                            X
           principal amount of $1,000,000
           dated December 12, 1995 payable
           to Roderick L. Turner, Garry
           Goett and Vincent W. Goett
10.37FT    Shareholder Loan and Master                                              X
           Promissory Note for Credit Line
           Agreement dated January 1, 1997
           between Vincent W. Goett and
           Futech
10.38FT    Final Resolution on Loan Due                                             X
           dated February 26, 1997 executed
           by Vincent W. Goett
10.39FT    Promissory Note in the principal                                         X
           amount of $350,000 dated April
           2, 1997 payable to Vincent W.
           Goett
10.40FT    Stock Option and Loan Agreement                                          X
           dated April 4, 1997 by and
           between Roderick L. Turner and
           Futech
10.41FT    Promissory Note in the principal                                         X
           amount of $1,000,000 dated April
           25, 1997 payable to Roderick
           Turner and Vincent W. Goett
10.42FT    Addendum 1 to Promissory Note                                            X
           for $1 Million loaned to Futech
           by Roderick Turner and Vincent
           W. Goett dated April 25, 1997
10.43FT    Addendum 2 to Promissory Note                                            X
           for $1 Million loaned to Futech
           by Roderick Turner and Vincent
           W. Goett dated September 2, 1997
10.44FT    Promissory Note in the principal                                         X
           amount of $250,000 dated October
           29, 1997 payable to Roderick
           Turner and Vincent W. Goett
10.45FT    Financing Agreement dated March                                          X
           31, 1998 by and between U.S.
           Bancorp Republic Commercial
           Finance, Inc. and Futech
10.46FT    Collateral Assignment of Patents                                         X
           dated March 31, 1998 by and
           between U.S. Bancorp Republic
           Commercial Finance, Inc. and
           Futech

EXHIBIT                                                                           FILED
  NO.                DESCRIPTION                INCORPORATED BY REFERENCE TO:    HEREWITH
-------              -----------                -----------------------------    --------
10.47FT    Collateral Assignment of                                                 X
           Trademarks dated March 31, 1998
           by and between U.S. Bancorp
           Republic Commercial Finance,
           Inc. and Futech
10.48FT    Personal Guarantee Agreement and                                         X
           Promissory Note made and entered
           into March 31, 1998 by and
           between Vincent W. Goett and
           Futech
10.49FT    Promissory Note for $1.5 Million                                         X
           loan to Futech from Roderick L.
           Turner and Vincent W. Goett
10.50FT    Promissory Note for $1 Million                                           X
           credit line to Futech from
           Roderick L. Turner and Vincent
           W. Goett
10.51FT    First Amendment to Financing                                             X
           Agreement dated July 2, 1998 by
           and between U.S. Bancorp
           Republic Commercial Finance,
           Inc. and Futech
10.52FT    Promissory Note in the principal                                         X
           amount of $2,000,000 dated
           August 10, 1998 payable to The
           Chase Manhattan Bank by Futech
10.53FT    Promissory Note Agreement for                                            X
           $2.0 Million Loan to Futech from
           Melissa Turner Goett and Vincent
           W. Goett made and entered into
           August 10, 1998
10.54FT    Business Loan Agreement dated                                            X
           December 1, 1998 between Bank of
           America National Trust and
           Savings Association and Futech
10.55FT    Guarantor Agreement relating to                                          X
           $7 million line of credit dated
           December 3, 1998 by and between
           Vincent W. Goett and Futech
10.56FT    Futech Stock Purchase Warrant                                            X
           for Robert J. Rosepink to
           purchase 4,000,000 shares of
           common stock dated December 3,
           1998
10.57FT    Futech Stock Purchase Warrant                                            X
           for Palmilla Management Trust to
           purchase 21,000,000 shares of
           common stock dated December 3,
           1998

EXHIBIT                                                                           FILED
  NO.                DESCRIPTION                INCORPORATED BY REFERENCE TO:    HEREWITH
-------              -----------                -----------------------------    --------
10.58FT    Futech Stock Purchase Warrant                                            X
           for F. Keith Withycombe and
           Patricia A. Withycombe to
           purchase 21,000,000 shares of
           common stock dated December 3,
           1998
10.59FT    Master Promissory Note for Loan                                          X
           and/or Credit Line Agreements
           for a principal amount totaling
           $8,000,000, dated December 15,
           1998 by and between Vincent W.
           Goett, Roderick L. Turner and
           Futech
10.60FT    Collateral Agreements regarding                                          X
           transfer of the secured
           interests of. Roderick L.
           Turner, Terry C. Turner and T.
           Valdetaire Turner to The Chase
           Manhattan Bank
10.61FT    Subordination, Priority and                                              X
           Security Agreement dated
           December 3, 1998 by and among
           Vincent W. Goett, F. Keith
           Withycombe and Patricia A.
           Withycombe and Futech
10.62FT    Cash Advance Conversion                                                  X
           Agreement dated March 1, 1999 by
           and between Roderick L. Turner
           and Futech
 21.J      Subsidiaries of Janex:
           1) With Design in Mind, a
              California corporation, a
              wholly-owned subsidiary
           2) Janex Corporation, a New
           Jersey corporation, a
              wholly-owned subsidiary
           3) Pro Gain Company Limited, a
              Hong Kong corporation, a
              wholly-owned subsidiary
           4) Malibu Fun Stuffed, Inc., a
              California corporation, a
              wholly-owned subsidiary
           5) Malibu Fun Stuffed
           International Limited, a Hong
              Kong corporation, a
              wholly-owned subsidiary
 23.1FT    Consent of Ernst & Young [LLP]
 23.1J     Consent of BDO Seidman, LLP                                              *

EXHIBIT                                                                           FILED
  NO.                DESCRIPTION                INCORPORATED BY REFERENCE TO:    HEREWITH
-------              -----------                -----------------------------    --------
 23.1T     Consent of Abrams and Company,                                           *
           P.C.
 23.1FD    Consent of BDO Seidman LLP                                               *
 23.1D     Consent of Armanino McKenna LLP                                          *
 23.2FT    Consent of Quarles & Brady LLP                                           *
 23.2J     Consent of Ernst & Young LLP                                             *
 23.2T     Consent of Ernst & Young [LLP]                                           *
 23.2FD    Consent of Quarles & Brady LLP                                           *
 23.2D     Consent of Ernst & Young [LLP]                                           *
 23.3J     Consent of Quarles & Brady LLP                                           *
 23.3T     Consent of Quarles & Brady LLP                                           *
 23.3D     Consent of Quarles & Brady LLP                                           *
 24.FT     [Power of Attorney]
 24.J      [Power of Attorney]
 24.T      [Power of Attorney]
 24.FD     [Power of Attorney]
 24.D      [Power of Attorney]
 27.FT     Financial Data Schedule                                                  X
 27.J      Financial Data Schedule                                                  X
 27.T      Financial Data Schedule                                                  X
 27.FD     Financial Data Schedule                                                  X
 27.D      Financial Data Schedule                                                  X

-------------------------

* To be filed by Amendment